Filed Pursuant to Rule 424(b)(3)

Registration No.: 333-291171

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF

PELICAN ACQUISITION CORPORATION

(A CAYMAN ISLANDS EXEMPTED COMPANY)

PROSPECTUS FOR UP TO 35,172,375 SHARES OF COMMON STOCK AND
1,500,000 WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
PELICAN HOLDCO, INC.

(PELICAN HOLDCO, INC. TO BE RENAMED “GREENLAND ENERGY COMPANY” IN

CONNECTION WITH THE BUSINESS COMBINATION DESCRIBED HEREIN)

This proxy statement/prospectus is dated February 18, 2026 and is first being mailed to shareholders of Pelican Acquisition Corporation on or about February 20, 2026.

The board of directors of Pelican Acquisition Corporation, a Cayman Islands exempted company, has approved the Agreement and Plan of Merger, dated as of September 9, 2025 (the “Business Combination Agreement”), by and among Pelican Holdco, Inc., a Texas corporation (“PubCo”), SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo (“SPAC Merger Sub”), Greenland Exploration Limited, a Texas corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“Greenland Merger Sub”), March GL Company, a Texas corporation (“March GL”, and together with Greenland, each a “Company” and collectively, the “Companies”), and March GL Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“March GL Merger Sub” and, together with SPAC Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub”), collectively, the “Parties.”

The Conversion

Pursuant to the terms of the Business Combination Agreement, prior to the Closing (as defined below), SPAC will effect a Conversion under Part XII of the Cayman Islands Companies Act (Revised) and section 10.101–10 of the Texas Business Organizations Code (the “TBOC”), pursuant to which SPAC will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation (the “Conversion”). Upon the Conversion, each issued and outstanding SPAC security will remain outstanding and automatically represent a corresponding security of SPAC as a Texas corporation, without any action required by the holders and without any interruption or change in the rights, preferences, privileges, or limitations applicable thereto. SPAC’s governing documents will be amended and restated as provided in the Business Combination Agreement. The legal existence and continuity of SPAC will be preserved and not deemed a dissolution or liquidation.

The Mergers

Following the Conversion and on the terms and subject to the conditions of the Business Combination Agreement, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo (the “Greenland Merger”). Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo (the “March GL Merger”, and together with the SPAC Merger and Greenland Merger, the “Mergers”). Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland. The Mergers and the other transactions contemplated by the Business Combination Agreement are collectively the “Business Combination”, and as a result of the Business Combination, PubCo will be renamed Greenland Energy Company and will become a publicly traded company on the Nasdaq Stock Market LLC (“Nasdaq”).

Following the time of the Mergers (the “Closing”) of the Business Combination, the combined company will be organized in a structure so that substantially all of the assets and the business of the combined company will be held by March GL.

As consideration for the Mergers, the holders of March GL Common Stock immediately prior to the March GL Merger will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo Common Stock (the “March GL Merger Consideration”). The holders of Greenland Common Stock immediately prior to the Greenland Merger will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo Common Stock (the “Greenland Merger Consideration”, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of PubCo Common Stock with an aggregate value equal to $215,000,000, based upon a per share value of $10.00.

One of the conditions to the obligations of PubCo to consummate the Business Combination and Closing is that the initial listing application of PubCo with Nasdaq in connection to the contemplated transactions shall have been conditionally approved and, immediately following the Effective Time (as defined below), PubCo shall satisfy any applicable initial listing requirements of Nasdaq. SPAC Shareholders may not have certainty at the time they vote regarding whether PubCo’s securities will be listed on a national securities exchange following the Business Combination.

Pursuant to the Business Combination Agreement, immediately prior to the SPAC Merger Effective Time, assuming the shareholders of SPAC approve the Business Combination Proposal and the Conversion Proposal, then, all outstanding Units of SPAC (each of which consists of one Ordinary Share and one Right) will separate into their individual components of SPAC Ordinary Shares and SPAC Rights (each holder of SPAC Rights shall be deemed to hold one-tenth (1/10th) of one (1) SPAC Ordinary Share for each right so held), and will cease separate existence and trading upon the consummation of the Business Combination.

After the separation, each SPAC Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time (other than shares to be canceled in accordance with Section 1.8 of the Business Combination Agreement and any Redemption Shares) shall, subject to the terms and conditions of the Business Combination Agreement, be automatically cancelled and converted into the right to receive one share of PubCo Common Stock.

Additionally, automatically and without any action on the part of the holder thereof, PubCo shall assume each Company Common Stock Warrant remaining outstanding and unexpired immediately prior to the SPAC Merger Effective Time and each such Company Common Stock Warrant shall become a PubCo Warrant to purchase that number of PubCo Common Stock equal to the number of shares of Company Common Stock that would have been issuable upon the exercise of such Company Common Stock Warrant upon the same terms and conditions, as set forth in the applicable warrant agreement.

Pro Forma Ownership

Assuming the conversion of all SPAC securities held by the Sponsor, directors, officers and any holders of founder shares (excluding EarlyBirdCapital, Inc.) prior to the consummation of its IPO (“SPAC Initial Shareholders”), under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemptions, and (iii) a maximum redemption scenario, immediately upon consummation of the Business Combination, as of the Closing the SPAC Initial Shareholders will own 2,390,000 shares of PubCo Common Stock, representing approximately 7%, 8%, and 9% of the issued shares of PubCo Common Stock, respectively.

The following table summarizes the pro forma ownership of PubCo securities following the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario, each on a fully diluted basis:

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(2)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder	9,487,500	27%	5,175,000	17%	862,500	3%
Sponsor and affiliates(1)	2,390,000	7%	2,390,000	8%	2,390,000	9%
Underwriter	294,875	1%	294,875	1%	294,875	1%
March GL shareholders	20,000,000	57%	20,000,000	65%	20,000,000	75%
Greenland shareholders	3,000,000	9%	3,000,000	10%	3,000,000	11%
Fully diluted PubCo shares	35,172,375	100%	30,859,875	100%	26,547,375	100%

(1)	Under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemptions, and (iii) a maximum redemption scenario, immediately upon consummation of the Business Combination, the Sponsor will own, on a fully diluted basis, 2,390,000 shares of PubCo Common Stock, representing approximately 7%, 8%, and 9% of the issued PubCo Common Stock respectively.
(2)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

PIPE Investment

Pursuant to the Business Combination Agreement, during the Interim Period, SPAC and the Companies shall use their good faith efforts to obtain commitments from certain investors (the “PIPE Investors”) for a private placement of PubCo Common Stock (the “PIPE Investment”) pursuant to one or more subscription agreements pursuant to which, among other things, the PIPE Investors will agree to subscribe for and purchase shares of PubCo Common Stock, upon the terms and subject to the conditions set forth therein, on the Closing Date and immediately following the Effective Time. For the avoidance of doubt, PIPE Investment is not a condition to the Closing. As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement intend to obtain the PIPE Investment, but there is no assurance that they will be able to do so and there are currently no commitments for such investment. If the parties are unable to obtain the PIPE Investment, it would result in PubCo having less capital and funds available than originally anticipated for working capital purposes after the closing of the Business Combination and could make it more difficult to obtain, or maintain, listing of PubCo’s securities on a national securities exchange.

Compensation Received by the Sponsor

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of the Business Combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
2,875,000 SPAC Ordinary Shares	$25,000
201,250 private units	$2,012,500
Up to $700,000	Loans of the same amount to pay for expenses of this offering
$20,000 per month	Office space and administrative services
Undetermined, of which up to $1,500,000 may be converted, at the discretion of the holder, into private units at a price of $10.00 per unit	Additional loans to be made by Sponsor, officers, directors or their affiliates
Undetermined	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination
$350,000	Fee owed to Celine & Partners, PLLC (“Celine”), which is controlled by Mr. Hui Chen, the husband of Ms. Chen Chen, who controls the Sponsor, for legal representation for this offering
$10,000 per month	Monthly retainer for ongoing legal representation following the consummation of the Initial Public Offering.

Listing of Securities

The SPAC Units, SPAC Ordinary Shares and SPAC Rights are currently listed on the Nasdaq Global Market under the symbols “PELIU,” “PELI” and “PELIR,” respectively. PubCo intends to apply to list the PubCo Common Stock and PubCo Warrants on the Nasdaq Stock Market under the symbol “GLND” and “GLNDW” in connection with the closing of the Business Combination. SPAC cannot assure you that the PubCo Common Stock and PubCo Warrants will be approved for listing on Nasdaq.

Voting of Securities

The SPAC Initial Shareholders and SPAC’s directors and officers are expected to vote any SPAC Ordinary Shares over which they have voting control in favor of each of the Proposals set forth in this proxy statement/prospectus. On the Record Date, the SPAC Initial Shareholders and SPAC’s directors and officers and their affiliates collectively beneficially owned an aggregate of 3,087,500 SPAC Founder Shares and private shares, representing approximately 25.73% of the issued and outstanding SPAC Ordinary Shares. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Business Combination Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

Redemptions

Pursuant to SPAC’s Second Amended and Restated Memorandum and Articles of Association (the “SPAC Articles”), SPAC is providing its public shareholders with the opportunity at the Extraordinary General Meeting to redeem all or a portion of their SPAC Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in its Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, and subject to the limitations described herein. SPAC estimates that the per-share price at which SPAC Ordinary Shares held by the public (the “SPAC Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $10.28 at the time of the Extraordinary General Meeting.

As of the date of this prospectus, there was approximately $88,706,755.28 in the SPAC’s trust account (the “Trust Account”). On February 17, 2026, the last sale price of SPAC Ordinary Shares was $10.35.

Financings

On May 21, 2023, SPAC issued an unsecured promissory note to the Sponsor, pursuant to which the Sponsor may borrow up to an aggregate principal amount of $200,000 (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due after the date on which SPAC closes an initial business combination. The Sponsor loaned SPAC $200,000 to be used, in part, for transaction costs incurred in connection with the IPO. As of the date of this prospectus/proxy statement, none was outstanding under the Promissory Note.

Conflicts of Interest

There may be actual or potential material conflicts of interest between or among (i) the Sponsor, PubCo, SPAC’s officers and directors, each Company’s officers and directors and (ii) unaffiliated security holders of SPAC. Such conflicts of interest may include a material conflict of interest in determining whether to proceed with the Business Combination, the shares to be issued to the Sponsor, PubCo, and SPAC’s officers and directors in connection with the Business Combination, and the reimbursement of loans and advances. These parties may have interests in the Business Combination that are different from your interests as a shareholder. See the section entitled “Proposal No. 1. - The Business Combination Proposal - Interests of Certain Persons in the Business Combination” for more information.

In August 2024, an aggregate of 2,875,000 insider shares were issued to our Sponsor for an aggregate contribution of $25,000. Simultaneously with the closing of the IPO, SPAC consummated the private placement (the “Private Placement”) with the Sponsor of 212,500 Units (the “Private Units”), generating total proceeds of $2,125,000. The following table sets forth information regarding directors and officers of SPAC and the Sponsor’s beneficial interests in founder shares of SPAC as at February 18, 2026:

Stockholder(1)	Number of Ordinary Shares of SPAC
Pelican Sponsor LLC (our Sponsor)(2)	2,875,000
EarlyBirdCapital, Inc.(3)	200,000
Robert L. Labbe	0
Daniel M. McCabe	0
Qi Gong	0
Ping Zhang	0
All directors and executive officers (four (4) individuals) as a group	0

Notes:

(1)	Unless otherwise indicated, the business address of each of the individuals or entities is c/o Pelican Acquisition Corporation, 1185 Avenue of the Americas, Suite 304, New York, NY 10036.
(2)	The Sponsor is the record holder of the 2,875,000 insider shares reported herein (of which 718,750 founder shares shall be forfeited and cancelled prior to Closing). It is controlled by Mrs. Chen Chen (the wife of Mr. Hui Chen who controls Celine & Partners PLLC, who has been engaged to represent SPAC in the Business Combination), its manager. By virtue of this relationship, Mr. Hui Chen (alongside Mrs. Chen Chen) may be deemed to share beneficial ownership of the securities held of record by our Sponsor.
(3)	The address of EarlyBirdCapital, Inc. is 366 Madison Avenue, 8th Floor, New York, NY 10017.

If SPAC does not consummate an initial business combination by August 27, 2026 (unless the business combination period is extended in accordance with the terms of the SPAC Articles, as described herein) (the “Combination Period”), it will be required to dissolve and liquidate and the securities held by the SPAC Initial Shareholders will be worthless because the SPAC Initial Shareholders have agreed to waive their rights to any liquidation distributions. The SPAC Ordinary Shares which will convert into 2,390,000 shares of PubCo Common Stock held by the Sponsor (including the shares included in the SPAC Units and the shares underlying the Private Units), will automatically convert in connection with the Business Combination, if unrestricted and freely tradable, would have had an aggregate market value of approximately $24.7 million, based upon the closing price of $10.35 per share on Nasdaq on February 17, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus. As a result of the interests of the Sponsor and the directors and officers of SPAC in securities of SPAC, the Sponsor and the directors and officers of SPAC have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect the initial business combination of SPAC.

Moreover, prior to the IPO, SPAC issued an aggregate of 2,875,000 founder shares to the Sponsor for an aggregate purchase price of $25,000. As of the date of this prospectus, the Sponsor holds an aggregate of 2,875,000 SPAC Ordinary Shares (of which 718,750 founder shares shall be forfeited and cancelled prior to the Closing), the purchase price of which was $25,000, or approximately $0.0087 per Ordinary Share. As a result, Sponsor of SPAC will have a rate of return on its respective investment which differ from the rate of return of shareholders of SPAC who purchased shares of SPAC at various other prices, including SPAC Ordinary Shares included in SPAC Units that were sold at $10.00 per Unit in the IPO. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding SPAC Ordinary Shares of SPAC will convert automatically into PubCo Common Stock. In the event the share price of PubCo Common Stock falls below the price paid by a stockholder of SPAC at the time of purchase of the SPAC Ordinary Shares by such stockholder, a situation may arise in which the Sponsor or insider of SPAC maintains a positive rate of return on its/ his/her SPAC shares while such stockholder of SPAC experiences a negative rate of return on the shares such stockholder of SPAC purchased. The securities currently owned by Sponsor will have a significantly higher value at the time of the Business Combination than at the time of purchase. For purpose of illustration, given that at Closing, the Sponsor will hold 2,390,000 SPAC Ordinary Shares (composed of 2,156,250 founder shares and 233,750 private shares), based on an estimated market price of $10.35 per SPAC Ordinary Share (i.e. being the SPAC Ordinary Share closing price on February 17, 2026, the most recent practicable date prior to the date of this proxy statement/prospectus) immediately after Closing, the aggregate value of PubCo Common Stock owned by the Sponsor would be approximately $24.7 million and the Sponsor would have a potential aggregate profit of approximately $22.4 million, representing a profit of approximately $9.37 per share of PubCo Common Stock, whereas other public stockholders of SPAC would only have a profit of $0.35 per share of PubCo Common Stock.

As a result of the interests of the Sponsor in the securities of SPAC, the Sponsor will benefit from the completion of the Business Combination and therefore may be incentivized to complete the Business Combination even if it is with a less favorable target company or on terms less favorable to stockholders of SPAC, rather than liquidate. They may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect the initial business combination of SPAC. See “Proposal No. 1. - The Business Combination Proposal - Interests of Certain Persons in the Business Combination.”

Fairness Opinion

The SPAC Board has determined (i) that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, are advisable, fair to and in the best interests of, SPAC and its stockholders, and (ii) to recommend that the stockholders approve the transactions contemplated by the Business Combination Agreement, including the Business Combination. SPAC obtained a fairness opinion provided by EntrepreneurShares LLC (“ERShares”) stating that, as of the date of such opinion, and based upon and subject to the procedures followed, assumptions made, qualifications and limitations on review undertaken, and other matters considered by ERShares in preparing such opinion, the aggregate consideration to be paid in the Business Combination Agreement is fair from a financial point of view to SPAC. The SPAC Board also believed that the officers and directors of SPAC have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background enabled them to make the necessary analyses and determinations regarding the Business Combination.

This proxy statement/prospectus provides shareholders of SPAC with detailed information about the Business Combination and other matters to be considered at the Extraordinary General Meeting of SPAC. We encourage you to read this entire document, including the Annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in THE SECTION ENTITLED “Risk Factors” beginning on page 58 of this proxy statement/prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated February 18, 2026 and is first being mailed to the SPAC Shareholders on or about February 20, 2026.

PELICAN ACQUISITION CORPORATION
A CAYMAN ISLANDS EXEMPTED COMPANY
1185 AVENUE OF THE AMERICAS, SUITE 304

NEW YORK, NY 10036

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON MARCH 17, 2026

TO THE SHAREHOLDERS OF PELICAN ACQUISITION CORPORATION:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of shareholders of Pelican Acquisition Corporation, a Cayman Islands exempted company (“SPAC”) will be held virtually at https://www.cstproxy.com/pelicanacq/2026 at 10 a.m., Eastern Time, on March 17, 2026. To better meet practical needs, we have determined that the Extraordinary General Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Extraordinary General Meeting online, vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/pelicanacq/2026. The meeting webcast will begin promptly at 10 a.m., Eastern Time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Extraordinary General Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend. If you are a beneficial owner of SPAC Ordinary Shares held in street name and wish to attend the Extraordinary General Meeting, you will need to follow the instructions on your voting instruction form provided by your bank, broker or other organization that holds your SPAC Ordinary Shares.

The Extraordinary General Meeting will be held to consider and vote upon the following proposals:

●	Proposal No. 1 — The Business Combination Proposal — RESOLVED, as an ordinary resolution, that SPAC’s entry into the Mergers and Business Combination Agreement (as may be amended, supplemented or otherwise modified from time to time, and the transactions contemplated thereby, collectively, the “Business Combination”), by and among Pelican Holdco, Inc., a Texas corporation (“PubCo”), SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo (“SPAC Merger Sub”), Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“Greenland Merger Sub”), March GL Company, a Texas corporation (“March GL”, and together with Greenland, each a “Company” and collectively, the “Companies”), and March GL Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo (“March GL Merger Sub” and, together with SPAC Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub”), collectively, the “Parties” a copy of which is attached to the proxy statement/prospectus as Annex A, be approved in all respects (the “Business Combination Proposal”), pursuant to which, among other things, following the de-registration of SPAC as an exempted company in the Cayman Islands and the continuation and Conversion of SPAC as a corporation in the State of Texas, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo (the “Greenland Merger”). Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo (the “March GL Merger”, and together with the SPAC Merger and Greenland Merger, the “Mergers”). Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland.

●	Proposal No. 2 — The Conversion Proposal — RESOLVED, as a special resolution, that: (i) SPAC be de-registered in the Cayman Islands and registered by way of continuation as a corporation under the Laws of the state of Texas, pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and the Texas Business Organizations Code (the “TBOC”) and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and domesticated as a corporation. SPAC’s governing documents will be amended and restated as provided in the Business Combination Agreement. The legal existence and continuity of SPAC will be preserved and not deemed a dissolution or liquidation (the “Conversion Proposal”).

●	Proposal No. 3 — The Governing Documents Proposal — RESOLVED, as an ordinary resolution, that the Proposed Certificate of Formation (as defined below), in the form appended to the accompanying proxy statement/prospectus as Annex B, to be effective upon the Closing, the Proposed Bylaws (as defined below), in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the Closing, be approved in all respects (the “Governing Documents Proposal”).

●	Proposal No. 4 — Governing Documents Advisory Proposals — RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, that the material differences between the existing governing documents and the proposed governing documents relating to approving provisions in the Proposed Certificate of Formation, providing: (i) for a change in the authorized share capital, (ii) that the PubCo Board may issue shares of preferred stock of PubCo, (iii) that stockholders may only act at annual or special meetings, (iv) adopting Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities Laws, as described in four separate proposals, be approved in all respects (such proposals, the “Governing Documents Advisory Proposals”).

●	Proposal No. 5 — The Stock Issuance Proposal — RESOLVED, as an ordinary resolution, that, for the purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC the issuance of (i) shares of common stock of PubCo (“PubCo Common Stock”) in connection with the Business Combination; and (ii) any other issuances of preferred stock, common stock and securities convertible into or exercisable for common stock pursuant to subscription, purchase or similar agreements that SPAC has entered, or may enter, into prior to the Closing of the Business Combination, be approved in all respects (the “Stock Issuance Proposal”).

●	Proposal No. 6 — The Incentive Plan Proposal — RESOLVED, as an ordinary resolution, that, upon the Closing, the Greenland Energy Company 2026 Omnibus Incentive Plan (the “Incentive Plan”), the form of which is attached to the proxy statement/prospectus as Annex D, be adopted and approved (the “Incentive Plan Proposal”).

●

Proposal No. 7 — The Adjournment Proposal — RESOLVED, as an ordinary resolution, that the Extraordinary General Meeting be adjourned to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to SPAC shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SPAC Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting and (ii) in order to solicit additional proxies from SPAC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting (the “Adjournment Proposal”). For the avoidance of doubt, if put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The approval of the Conversion Proposal requires a special resolution, being the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the issued SPAC Ordinary Shares present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. The approval of each of the Business Combination Proposal, the Governing Documents Proposal, the Governing Documents Advisory Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal and the Adjournment Proposal, if presented at the Extraordinary General Meeting, requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the holders of the issued SPAC Ordinary Shares present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

SPAC is providing the proxy statement/prospectus and accompanying proxy card to its stockholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. The Sponsor, which owns approximately 25.73% of the outstanding SPAC Ordinary Shares as of the Record Date, has agreed to vote its SPAC Ordinary Shares in favor of the Business Combination Proposal and Conversion Proposal, which transactions comprise the Business Combination, and intends to vote for the Governing Documents Proposal, the Governing Documents Advisory Proposals, the Stock Issuance Proposal and the Incentive Plan Proposal, although there is no agreement in place with respect to voting on those latter proposals.

As of the date of this prospectus/proxy statement, SPAC has not entered into any agreement, arrangement, or understanding, including any payments, between the Sponsor and unaffiliated security holders of SPAC regarding the redemption of outstanding securities of SPAC.

Only holders of record of SPAC Ordinary Shares at the close of business on February 19, 2026 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Extraordinary General Meeting and any adjournment of the Extraordinary General Meeting.

This proxy statement/prospectus and accompanying proxy card is being provided to SPAC’s shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournment of the Extraordinary General Meeting. Whether or not you plan to attend the Extraordinary General Meeting, all of SPAC’s shareholders are urged to read this proxy statement/prospectus, including the annexes and the documents referred to herein carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 58 of this proxy statement/prospectus.

After careful consideration, the board of directors of SPAC has unanimously approved the Business Combination, and unanimously recommends that shareholders vote “FOR” the adoption of the Business Combination Agreement and approval of the Business Combination, and “FOR” all other Proposals presented to SPAC’s shareholders in the accompanying proxy statement/prospectus. When you consider the recommendation of these Proposals by the board of directors of SPAC, you should keep in mind that SPAC’s directors and officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” in the accompanying proxy statement/prospectus for a further discussion of these considerations.

Pursuant to its Second Amended and Restated Memorandum and Articles of Association, SPAC is providing its public shareholders with the opportunity to redeem all or a portion of their SPAC Ordinary Shares in connection with the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account described below as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by the number of then outstanding SPAC Public Shares. Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold without our prior consent.

Holders must complete the procedures for electing to redeem their SPAC Public Shares in the manner described herein prior to 5:00 p.m., Eastern Time, on March 13, 2026 (two business days before the Extraordinary General Meeting) in order for their shares to be redeemed.

Holders of SPAC Units must elect to separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights prior to exercising redemption rights with respect to the SPAC Public Shares. If holders hold their SPAC Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the SPAC Units into the underlying SPAC Ordinary Shares and SPAC Rights, or if a holder holds SPAC Units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, SPAC’s transfer agent (the “Transfer Agent”), directly and instruct them to do so. The redemption rights include the requirement that a holder must identify itself in writing as a beneficial holder and provide its legal name, phone number and address to the Transfer Agent in order to validly redeem its SPAC Public Shares. Public shareholders may elect to redeem SPAC Public Shares regardless of if or how they vote in respect of the Business Combination Proposal. If the Business Combination is not consummated, the SPAC Public Shares will be returned to the respective holder, broker or bank. If the Business Combination is consummated, and if a public shareholder properly exercises its right to redeem all or a portion of the SPAC Public Shares that it holds and timely delivers its shares to the Transfer Agent, SPAC will redeem such SPAC Public Shares for a per-share price, payable in cash, equal to the pro rata portion of Trust Account, calculated as of two business days prior to the consummation of the Business Combination including interest earned on the funds held in the Trust Account and not previously released to SPAC to pay its taxes or for permitted withdrawals, divided by the number of then outstanding SPAC Public Shares.

Pelican Sponsor LLC, a Delaware limited liability company (our “Sponsor”), and SPAC’s officers and directors have agreed to waive their redemption rights with respect to any SPAC Ordinary Shares they may hold in connection with the consummation of the Business Combination.

The Business Combination Agreement is subject to the satisfaction or waiver of certain other closing conditions as described in the accompanying proxy statement/prospectus. There can be no assurance that the parties to the Business Combination Agreement would waive any such provision of the Business Combination Agreement.

Your vote is very important. Whether or not you plan to attend the Extraordinary General Meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to make sure that your shares are represented at the Extraordinary General Meeting. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting. The Business Combination will be consummated only if the other Proposals are approved at the Extraordinary General Meeting. Each of the Proposals is cross-conditioned on the approval of each other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus, and the Governing Documents Advisory Proposals are being submitted for approval on a non-binding advisory basis.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted FOR each of the proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting virtually, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. If you are a shareholder of record and you attend the Extraordinary General Meeting virtually and wish to vote, you may withdraw your proxy and vote virtually.

Your attention is directed to the remainder of the proxy statement/prospectus following this notice (including the Annexes and other documents referred to herein) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. You are encouraged to read this proxy statement/prospectus carefully and in its entirety, including the Annexes and other documents referred to herein.

By order of the Board of Directors,

/s/ Robert Labbe
Robert Labbe
Chief Executive Officer and Chairman of
Pelican Acquisition Corporation

The accompanying proxy statement/prospectus is dated February 18, 2026 and is first being mailed to shareholders on or about February 20, 2026.

i

TRADEMARKS

This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable Law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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MARKET AND INDUSTRY DATA

The market data and certain other statistical information included in this proxy statement/prospectus are based on a variety of sources, including independent industry publications, government publications and other published independent sources. Some data is also based on our good faith estimates, which have been derived from management’s knowledge and experience in the industry in which we operate. Although we have not independently verified the accuracy or completeness of the third-party information included in this proxy statement/prospectus, based on management’s knowledge and experience, we believe that these third-party sources are reliable and that the third-party information included in this proxy statement/prospectus or in our estimates is accurate and complete. While we are not aware of any misstatements regarding the market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.

SELECTED DEFINITIONS

Unless otherwise stated in this proxy statement/prospectus or the context otherwise requires, references to:

●	“1U” means low estimates; there is a high degree of confidence that the actual quantities recovered will equal or exceed this estimate.

●	“2U” means best estimate; this is the most likely estimate of the quantity that will be recovered, assuming discovery and development.

●	“3U” means high estimate; there is a low degree of confidence that the actual quantities recovered will equal or exceed this estimate.

●	“Adjournment Proposal” means the proposal to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies if necessary.

●	“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

●	“Ancillary Documents” means all agreements, certificates, schedules, instruments and other documents delivered, entered into or otherwise executed in connection with the Business Combination Agreement and the transactions contemplated thereby.

●	“Business Combination” means, collectively, the SPAC Merger, the Greenland Merger and the March GL Merger, together with the other transactions contemplated by the Business Combination Agreement.

●	“Business Combination Agreement” means that certain agreement and plan of merger, dated as of September 9, 2025, by and among SPAC, March GL, Greenland, PubCo and the Merger Subs, as it may be amended, supplemented or otherwise modified from time to time.

●	“Cayman Islands Companies Act” means the Companies Act (as revised) of the Cayman Islands.

●	“Closing” means the consummation of the Business Combination in accordance with the terms and conditions of the Business Combination Agreement.

●	“Closing Date” means the date on which the Closing occurs.

●	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

●	“Company Shareholder” means, as the context requires, any holder of record or beneficial owner of shares or other equity interests of either of the Companies immediately prior to the applicable Effective Time (including any Person entitled to receive Merger Consideration in respect thereof), and, for purposes of the Company Shareholder Support Agreement, each Person that executes or becomes bound by such agreement (together with such Person’s permitted transferees).

●	“Company Shareholder Support Agreement” means that certain support agreement entered into on September 9, 2025, by SPAC, the Companies and the shareholders of the Companies, pursuant to which such shareholders agreed to vote in favor of the Mergers and undertook certain covenants, as described herein.

●	“Companies” means, collectively, March GL Company, a Texas corporation, and Greenland Exploration Limited, a Texas corporation.

●	“Condition Precedent Proposals” means, collectively, the Conversion Proposal, the Governing Documents Proposal and the Stock Issuance Proposal.

●	“Conversion” means the transfer by way of continuation of SPAC from the Cayman Islands and its conversion to a corporation incorporated under the Laws of the State of Texas.

●	“Conversion Proposal” means the proposal for SPAC’s Shareholders to approve the Conversion.

●	“Effective Time” means, with respect to each Merger, the time at which the applicable certificate of merger (or analogous filing) is filed and becomes effective under applicable Law, including the SPAC Merger Effective Time, the Greenland Merger Effective Time and the March GL Merger Effective Time.

●	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

●	“Exchange Agent” or “Trustee” means Continental Stock Transfer & Trust Company.

●	“exploration prospect” means a specific geographic area or subsurface structural or stratigraphic feature identified through geological, geophysical, or other technical analysis as having the potential to contain accumulations of hydrocarbons that may be commercially recoverable, and which is targeted for further evaluation through exploration activities such as seismic surveys or exploratory drilling.

●	“exploratory well” means a well that is drilled to discover and evaluate potential hydrocarbon accumulations in an area or formation where there has been no previous drilling or production, with the objective of determining the presence of oil or natural gas reserves.

●	“Extraordinary General Meeting” means the Extraordinary General Meeting of SPAC shareholders.

●	“Founder Shareholders” means SPAC’s Sponsor and its designees or other initial holders of SPAC’s Founder Shares, including any transferees thereof as permitted under the Sponsor Support Agreement.

●	“Founder Shares” means the SPAC founder equity (including Class B Shares and any securities issuable upon conversion thereof) held by the Founder Holders.

●	“Governing Documents Advisory Proposals” means, collectively, the non-binding advisory proposals presented to SPAC shareholders regarding certain material governance provisions in the Proposed Governing Documents.

●	“Governing Documents Proposal” means the proposal for SPAC shareholders to approve and adopt the Proposed Certificate of Formation and the Proposed Bylaws of PubCo, effective upon Closing.

●	“Governmental Authority” means any nation or government, any state, province, territory, county, city or other political subdivision thereof, and any supranational, national, federal, state, provincial, local or foreign governmental, regulatory or administrative authority, agency, department, board, bureau, commission, court, tribunal, arbitral body (public or, to the extent exercising compulsory powers, private), or other instrumentality, and any self-regulatory organization, stock exchange or market (including Nasdaq), or other quasi-governmental body exercising, or purporting to exercise, executive, legislative, judicial, regulatory, taxing or administrative authority or functions of or pertaining to government, and any subdivision, committee or representative of any of the foregoing.

●	“Greenland” means Greenland Exploration Limited, a Texas corporation.

●	“Greenland Merger” means the merger of Greenland Merger Sub with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“Greenland Merger Consideration” means the aggregate 1,500,000 shares of PubCo Common Stock issuable to holders of Greenland Common Stock as consideration in the Greenland Merger, as further described herein.

●	“Greenland Merger Sub” means Greenland Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“gross acreage” means the total number of acres in which the reporting entity owns a working interest, regardless of the size of that interest.

●	“gross quantities of oil” means the total estimated quantities of oil attributable to a property or group of properties, without regard to the ownership interests of the reporting entity or any other parties.

●	“Independent Director” means an individual who meets the independence requirements of the Nasdaq Listing Rules applicable to service on the PubCo Board or its committees, as applicable.

●	“Insiders” means SPAC’s Sponsor and SPAC’s directors and officers prior to the Closing.

●	“IPO” means SPAC’s initial public offering consummated on May 23, 2025.

●	“IRS” means the U.S. Internal Revenue Service.

●	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

●	“Law” means any statute, Law, ordinance, rule, regulation, code, order, constitution, treaty, common Law, judgment, decree or other requirement of any Governmental Authority.

●	“Letter of Transmittal” means the letter by which Company Shareholders deliver certificates or evidence of ownership to the Exchange Agent in order to receive the Merger Consideration.

●	“Lock-up Agreement” means that certain lock-up agreement entered into in connection with the Business Combination pursuant to which certain holders agreed, during the Lock-up Period, to restrictions on transfers or other dispositions of their Lock-up Shares.

●	“Lock-up Period” means the period during which transfer restrictions set forth in the Lock-up Agreement apply.

●	“Lock-up Shares” means the shares and other equity securities of PubCo held by the parties to the Lock-up Agreement that are subject to the transfer restrictions therein.

●	“March GL” means March GL Company, a Texas corporation.

●	“March GL Merger” means the merger of March GL Merger Sub with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“March GL Merger Consideration” means the aggregate 20,000,000 shares of PubCo Common Stock issuable to holders of March GL Common Stock as consideration in the March GL Merger, as further described herein.

●	“March GL Merger Sub” means March GL Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the subject party and its subsidiaries, taken as a whole, or that would prevent or materially delay the consummation by such party of the transactions contemplated by the Business Combination Agreement, subject to customary exceptions set forth therein.

●	“Merger Consideration” means, collectively, the Greenland Merger Consideration and the March GL Merger Consideration.

●	“Merger Sub” or “Merger Subs” means, as the context requires, SPAC Merger Sub, Greenland Merger Sub and March GL Merger Sub, each a wholly-owned subsidiary of PubCo formed to consummate the Mergers.

●	“Mergers” means, collectively, the SPAC Merger, the Greenland Merger and the March GL Merger.

●	“Nasdaq” means The Nasdaq Stock Market LLC.

●	“Nasdaq Proposal” means the proposal submitted to SPAC shareholders pursuant to Nasdaq Listing Rules 5635(a), (b) and (d) to approve the issuance or potential issuance of equity in connection with the transactions contemplated by this proxy statement/prospectus.

●	“net acreage” means the sum of the working interests owned by the reporting entity in gross acreage, calculated by multiplying each gross acre by the percentage of working interest owned.

●

“net interest” means, with respect to a working interest owner, the share of production or reserves attributable to the owner after deducting all royalties, overriding royalties, and other burdens on production.

●	“net quantities of oil” means the portion of gross quantities of oil attributable to the reporting entity’s working interest in a property, after deducting all royalties, overriding royalties, and other burdens on production.

●	“Non-Competition and Non-Solicitation Agreement” means that certain agreement entered into on September 9, 2025, by and between Robert Price, SPAC, PubCo and their Affiliates.

●	“Outside Date” means June 30, 2026, as such date may be extended in accordance with the Business Combination Agreement.

●	“Party” or “Parties” means the parties to the Business Combination Agreement, as the context requires.

●	“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or other legal entity, and any Governmental Authority, as well as any receiver, trustee, executor, administrator, nominee or custodian of or for any of the foregoing, and shall include any “group” as defined in Section 13(d)(3) of the Exchange Act, in each case together with such Person’s successors and permitted assigns.

●	“PIPE Financing” or “PIPE Investment” means the private investment in public equity (or similar financing) to be consummated in connection with the Business Combination, as described herein.

●	“PIPE Investors” means the investors party to the subscription or similar agreements providing for the PIPE Financing.

●

“possible reserves” means those additional reserves that are less certain to be recovered than probable reserves. Possible reserves are estimated using geoscience and engineering data and are attributed to known accumulations where analysis indicates a lower degree of confidence than for probable reserves.

●

“probable reserves” means those additional reserves that are less certain to be recovered than proved reserves but more certain to be recovered than possible reserves. Probable reserves are estimated using geoscience and engineering data and are attributed to known accumulations where analysis indicates a lower degree of confidence than for proved reserves.

●

“prospective resources” means those quantities of petroleum which are estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects.

●	“proved reserves” means those reserves which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible from known reservoirs under existing economic conditions, operating methods, and government regulations prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain.

●	“Proposed Bylaws” means the bylaws of PubCo to become effective upon the Closing.

●	“Proposed Certificate of Formation” means the certificate of formation of PubCo to become effective upon the Closing.

●	“Proposed Governing Documents” means, collectively, the Proposed Bylaws and Proposed Certificate of Formation.

●	“Proxy Statement/Prospectus” means this proxy statement and prospectus constituting part of the Registration Statement on Form S-4.

●	“PubCo” means Pelican Holdco, Inc., a Texas corporation, which following the Business Combination is expected to be renamed “Greenland Energy Company.”

●	“PubCo Board” means the board of directors of PubCo after the Closing.

●	“PubCo Common Stock” means the shares of common stock, par value $0.0001 per share, of PubCo following the Closing.

●	“PubCo Shareholder” means the holders of PubCo Common Stock following the Closing.

●	“PubCo Warrants” means the warrants to purchase PubCo Common Stock outstanding following the Business Combination.

●	“Record Date” means the date fixed by SPAC for determining the shareholders entitled to notice of and to vote at the Extraordinary General Meeting.

●	“Redemption” or “Redemption Rights” means the rights of holders of SPAC Public Shares to redeem their shares for cash from the Trust Account in connection with the Extraordinary General Meeting and as otherwise described herein.

●	“Registration Statement” means the Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part, as filed with the SEC.

●	“reserves” means those estimated quantities of crude oil, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable from known reservoirs under existing economic and operating conditions, as of the date of the estimate, in accordance with SEC regulations and industry standards.

●	“Restricted Period” means the three-year period following the Closing during which the restrictions set forth in the Non-Competition and Non-Solicitation Agreement apply.

●	“Rule 144” means Rule 144 promulgated under the Securities Act.

●	“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

●	“SEC” means the U.S. Securities and Exchange Commission.

●	“Securities Act” means the U.S. Securities Act of 1933, as amended.

●	“SPAC” means Pelican Acquisition Corporation, a Cayman Islands exempted company prior to the Conversion and a Texas corporation thereafter, prior to the Closing.

●	“SPAC Articles” means SPAC’s Second Amended and Restated Memorandum and Articles of Association adopted by SPAC Board on May 22, 2025.

●	“SPAC Board” means the board of directors of SPAC prior to the Closing.

●	“SPAC Initial Shareholders” means the Insiders, including the Sponsor and other initial holders of SPAC’s Founder Shares prior to the IPO.

●	“SPAC Merger” means the merger of SPAC Merger Sub with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo, on the terms set forth in the Business Combination Agreement.

●	“SPAC Merger Sub” means Pelican Merger Sub, Inc., a Texas corporation and a wholly owned subsidiary of PubCo.

●	“SPAC Ordinary Shares” means the ordinary shares, par value $0.0001 per share of SPAC prior to the Conversion, which will convert into PubCo Common Stock in accordance with the terms set forth herein.

●	“SPAC Public Shares” means the SPAC Ordinary Shares that were issued in the IPO.

●	“SPAC Private Rights” means the rights sold by SPAC in a private placement consummated concurrently with SPAC’s IPO.

●	“Sponsor” means Pelican Sponsor LLC, a Delaware limited liability company, in its capacity as the Sponsor of SPAC.

●	“Sponsor Support Agreement” means that certain Sponsor shareholder support agreement entered into on September 9, 2025, by SPAC, the Sponsor and the Companies in connection with the Business Combination.

●	“Tax” or “Taxes” means all federal, state, local and foreign taxes, assessments and similar charges (together with any interest, penalties or additions thereto) imposed by any Governmental Authority.

●	“TBOC” means the Texas Business Organization Code, as amended.

●	“technically recoverable resources” means the estimated quantities of hydrocarbons that can be produced using current technology, regardless of economic or commercial viability, from accumulations that have been discovered or are postulated to exist based on geological and geophysical evidence.

●	“Trust Account” means the segregated trust account maintained by the Trustee on behalf of SPAC holding the proceeds of SPAC’s IPO and certain concurrent private placements.

●

“uncertainty” means the range of possible outcomes in the estimation of reserves or resources, reflecting the inherent limitations of geological, geophysical, engineering, and economic data and interpretations, and expressed through categories such as 1U, 2U, and 3U for prospective resources.

●	“working interest” means the percentage of ownership in an oil and gas lease granting the right to explore for, produce, and own hydrocarbons, and requiring the owner to bear a corresponding share of the costs of exploration, development, and production.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement/prospectus that are not purely historical are forward-looking statements. These forward-looking statements include statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings, outlook and prospects of SPAC, PubCo or the Companies and may include statements for the period following the consummation of the Business Combination. In addition, any statements that refer to characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this proxy statement/prospectus are based on the current expectations of the management of SPAC, PubCo and the Companies and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of any such statement. There can be no assurance that future developments will be those that have been anticipated. The forward-looking statements contained in this proxy statement/prospectus involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors” and the following:

●	conditions to the completion of the Business Combination and PIPE Investment, including shareholder approval of the Business Combination, may not be satisfied or the regulatory approvals required for the Business Combination may not be obtained on the terms expected or on the anticipated schedule;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or the termination of any PIPE Investment agreement;

●	the effect of the announcement or pendency of the Business Combination on each Company’s business relationships, operating results and business generally;

●	risks that the Business Combination disrupts each Company’s current plans and operations;

●	risks related to diverting management’s attention from each Company’s ongoing business operations;

●	potential litigation that may be instituted against SPAC, PubCo or the Companies or their respective directors or officers in connection with the Business Combination;

●	PubCo’s ability to comply with all applicable Laws and regulations;

●	the impact of public perception of fossil fuel derived energy on PubCo’s business;

●	our ability to successfully implement our exploration strategy in the Jameson Land Basin of East Greenland, a frontier exploration area with limited existing infrastructure and data;

●	the accuracy of our prospective resource estimates and our ability to convert those estimates into proved reserves through successful drilling and development;

●	the results, costs, and timing of our planned exploration and drilling activities, including the drilling of our first wells;

●	our ability to raise the significant capital required to fund our exploration and development program, and the availability and terms of future financing;

●	fluctuations in commodity prices for oil, natural gas, and NGLs, which may affect the economic viability of our projects;

●	our ability to secure and maintain necessary exploration and drilling permits, approvals, and licenses in Greenland and to comply with evolving environmental and regulatory requirements;

●	the performance of our third-party contractors, strategic partners, and joint venture participants, and our ability to maintain these relationships;

●	operational risks inherent in oil and gas exploration and development, including drilling hazards, well control events, and equipment failures;

●	our ability to attract and retain key personnel with specialized technical expertise;

●	changes in political, economic, or regulatory conditions in Greenland or other jurisdictions where we may operate;

●	the effects of future climate change policies, carbon regulation, and environmental Laws on our business;

●	competition from other oil and gas companies and from alternative energy sources; and

●	other risk factors discussed under “Risk Factors” in this prospectus.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of SPAC, the Companies or PubCo prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements contained in this proxy statement/prospectus. Accordingly, you should not place undue reliance on these forward-looking statements in deciding how to vote your shares on the proposals set forth in this proxy statement/prospectus.

Except to the extent required by applicable Law or regulation, SPAC, the Companies and PubCo undertake no obligation to update the forward-looking statements contained herein to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS FOR SHAREHOLDERS OF SPAC

The questions and answers below highlight only selected information from this document and only briefly address some commonly asked questions about the proposals to be presented at the Extraordinary General Meeting, including with respect to the Business Combination. The following questions and answers do not include all the information that may be important to SPAC’s shareholders. We urge shareholders to read this proxy statement/prospectus, including the annexes and the other documents referred to herein, carefully and in their entirety to fully understand the Business Combination and the voting procedures for the Extraordinary General Meeting, which will be held virtually at https://www.cstproxy.com/pelicanacq/2026 on March 17, 2026 at 10 a.m., Eastern Time.

Q:	WHAT IS THE BUSINESS COMBINATION?

A:	SPAC will effect a Conversion under the Cayman Islands Companies Act and TBOC, pursuant to which SPAC will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation. Upon the Conversion, each issued and outstanding SPAC security will remain outstanding and automatically represent a corresponding security of SPAC as a Texas corporation, without any action required by the holders. SPAC’s governing documents will be amended and restated as provided in the Business Combination Agreement. The legal existence and continuity of SPAC will be preserved and not deemed a dissolution or liquidation. Following the Conversion and on the terms and subject to the conditions of the Business Combination Agreement, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo. Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo. Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo. Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland. As a result of the Business Combination, PubCo will be renamed Greenland Energy Company and will become publicly traded company on the Nasdaq Stock Market LLC.

Upon completion of the Mergers, the holders of March GL Common Stock will receive an aggregate of 20,000,000 shares of PubCo Common Stock, and the holders of Greenland Common Stock will receive an aggregate of 1,500,000 shares of PubCo Common Stock. The total merger consideration equals $215 million, based on a value of $10.00 per share.

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A:	SPAC is sending this proxy statement/prospectus to its shareholders to help them decide how to vote their SPAC Ordinary Shares with respect to the matters to be considered at the Extraordinary General Meeting. The Business Combination cannot be completed unless SPAC’s shareholders approve each of the Proposals set forth in this proxy statement/prospectus. Information about the Extraordinary General Meeting, the Business Combination and the other business to be considered by shareholders at the Extraordinary General Meeting is contained in this proxy statement/prospectus.

This document constitutes a proxy statement of SPAC. It is a proxy statement because the board of directors of SPAC is soliciting proxies using this proxy statement/prospectus from its shareholders. See “The Business Combination Proposal”.

Q:	WHEN WILL THE BUSINESS COMBINATION BE COMPLETED?

A:	The parties currently expect that the Business Combination will be completed in the first quarter of 2026. However, SPAC cannot assure you of when or if the Business Combination will be completed, and it is possible that factors outside of the control of SPAC could result in the Business Combination being completed at a different time or not at all. Before the Business Combination can be completed, SPAC must obtain the approval of SPAC shareholders for each of the Proposals, and parties must also satisfy other closing conditions. See “The Business Combination Proposal — The Business Combination Agreement — Conditions to Closing of the Business Combination”.

Q:	WHAT HAPPENS IF THE BUSINESS COMBINATION OR THE MERGERS ARE NOT COMPLETED?

A:	If the parties do not complete the Business Combination or the Mergers for any reason, SPAC would need to search for another target business with which to complete a business combination. If SPAC does not complete the Business Combination or a business combination with another target business by August 27, 2026, or such later date as may be approved by SPAC’s shareholders (if extended), SPAC must cease all operations except for the purpose of winding up, as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding SPAC Public Shares, at a per-share price, payable in cash, equal to the amount then held in the Trust Account, including interest earned on funds held in the Trust Account (less any taxes payable on interest earned), divided by the number of then outstanding SPAC Public Shares, as promptly as reasonably possible following such redemption, subject to the approval of SPAC’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands Law to provide for claims of creditors and other requirements of applicable Law. In the event of such liquidation, SPAC Ordinary Shares will be worthless.

Q:	WILL I HAVE REDEMPTION RIGHTS IF THE SPAC SEEKS TO EXTEND THE DEADLINE TO COMPLETE AN INITIAL BUSINESS COMBINATION?

A:	Yes. If SPAC seeks shareholder approval to extend the time period to consummate an initial business combination, public shareholders will be entitled to redeem their SPAC Public Shares in connection with such extension vote for a pro rata portion of the funds held in the Trust Account.

Q:	WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:	SPAC shareholders are being asked to vote on the following Proposals:

(1)	the Business Combination Proposal;

(2)	the Conversion Proposal;

(3)	the Governing Documents Proposal;

(4)	the Governing Documents Advisory Proposals;

(5)	the Stock Issuance Proposal;

(6)	the Incentive Plan Proposal; and

(7)	the Adjournment Proposal.

The Business Combination is conditioned upon the approval of the Business Combination Proposal, the Conversion Proposal, the Governing Documents Proposal, the Governing Documents Advisory Proposals, the Stock Issuance Proposal, and the Incentive Plan Proposal and, subject to the terms of the Business Combination Agreement. The Business Combination is not conditioned on the approval of the Governing Documents Advisory Proposals or the Adjournment Proposal. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal) will not be presented to the SPAC shareholders for a vote. For the avoidance of doubt, if put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE EXTRAORDINARY GENERAL MEETING?

A:	The Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. SPAC shareholders must approve the Business Combination Proposal in order for the Business Combination to occur. If SPAC shareholders fail to approve the Business Combination Proposal, the Business Combination will not occur. Pursuant to the Sponsor Letter Agreement, the Sponsor and the Insiders have agreed to vote SPAC Ordinary Shares representing approximately 25.73% of the aggregate voting power of the SPAC Ordinary Shares in favor of the Business Combination Proposal.

The Conversion Proposal: The approval of the Conversion Proposal requires a special resolution, being the affirmative vote of at least a two-thirds majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. SPAC shareholders must approve the Conversion Proposal in order for the Business Combination to occur. If SPAC shareholders fail to approve the Conversion Proposal, the Business Combination will not occur. Pursuant to the Sponsor Letter Agreement, the Sponsor and the Insiders have agreed to vote SPAC Ordinary Shares representing approximately 25.73% of the aggregate voting power of the SPAC Ordinary Shares in favor of the Conversion Proposal.

The Governing Documents Proposal: The approval of the Governing Documents Proposal requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. SPAC shareholders must approve the Governing Documents Proposal in order for the Business Combination to occur. If SPAC shareholders fail to approve the Governing Documents Proposal, the Business Combination will not occur.

The Governing Documents Advisory Proposals: The approval of any of the Governing Documents Advisory Proposals requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. The Governing Documents Advisory Proposals are not required by Cayman Islands Law or Texas Law, but pursuant to SEC guidance, SPAC is required to submit these provisions to its shareholders for approval as an ordinary resolution. However, the shareholder votes regarding these proposals are advisory votes, and are not binding on SPAC or the board of directors of SPAC. Furthermore, the Business Combination is not conditioned on the approval of the Governing Documents Advisory Proposals.

The Stock Issuance Proposal: The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. SPAC shareholders must approve the Stock Issuance Proposal in order for the Business Combination to occur. If SPAC shareholders fail to approve the Stock Issuance Proposal, the Business Combination will not occur.

The Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. Shareholders must approve the Incentive Plan Proposal in order for the Business Combination to occur. If SPAC shareholders fail to approve the Incentive Plan Proposal, the Business Combination will not occur.

The Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares present virtually or represented by proxy and entitled to vote on such matter. The Adjournment Proposal is not conditioned upon any other proposal. If put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote.

None of the proposals are conditioned on the approval of at least a majority of the unaffiliated security holders of SPAC.

Q:	WHAT ARE THE RECOMMENDATIONS OF THE SPAC BOARD?

A:	The SPAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of SPAC. Accordingly, the SPAC Board unanimously recommends that SPAC’s shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the approval of the Conversion Proposal, “FOR” the approval of the Governing Documents Proposal, “FOR” the approval of the Governing Documents Advisory Proposals, “FOR” the approval of the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of SPAC’s insiders may result in a conflict of interest on the part of such insiders between what such insider may believe is in the best interests of SPAC and its shareholders and what such insider may believe is best for themselves in determining to recommend that shareholders vote for the proposals. SPAC’s officers have interests in the Business Combination that may be different from, or in addition to, your interests as an SPAC shareholder. The SPAC Board was aware of and considered these interests, among other matters, in approving the Business Combination and in determining to recommend to the SPAC shareholders to vote in favor of the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:	WHY IS SPAC PROPOSING THE BUSINESS COMBINATION PROPOSAL?

SPAC was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On May 27, 2025, SPAC completed its IPO and a private placement, generating gross proceeds of $75,000,000. On May 28, 2025, the underwriters notified SPAC of their exercise of the over-allotment option in full. A total of $86,250,000 of the net proceeds from the sales of Units in the IPO, and the Private Placement. Since the IPO, SPAC’s activity has been limited to the evaluation of business combination candidates.

The Jameson Land Basin in East Greenland has been the focus of extensive exploration and research for decades. ARCO, shortly after its discovery of the giant Prudhoe Bay oil field in Alaska, invested the equivalent of more than $275 million in today’s dollars to evaluate the Jameson Land Basin. Their work included detailed field mapping and sampling programs, as well as the acquisition of approximately 1,800 km of 2D seismic data. ARCO also constructed the Constable Point Airfield, which remains a key piece of infrastructure in the region.

These early efforts indicated that the Jameson Land Basin has significant potential as a hydrocarbon basin. Internal ARCO reports and subsequent independent studies pointed to substantial oil potential, with recoverable resources estimated in the multi-billion-barrel range. Despite this, Jameson remained undrilled due to corporate and macroeconomic conditions of the time, leaving its prospectivity intact. SPAC believes that uniting Greenland’s resource portfolio with March GL’s operational excellence, the PubCo will be uniquely positioned to drive responsible growth, accelerate economic diversification in Greenland, and advance strategic priorities for the United States and our allied partners.

The SPAC Board has approved the proposed Business Combination.

Based on its due diligence investigation of Greenland and March GL, and the industry in which they operates, including the financial and other information provided by the parties in the course of negotiations in connection with the Business Combination Agreement, SPAC believes that the Business Combination with Greenland and March GL will provide SPAC shareholders with an opportunity to participate in the ownership of a company with significant growth potential.

Q:	WHAT IS INVOLVED WITH THE CONVERSION?

A:	The Conversion will require SPAC to file certain documents in the Cayman Islands and the State of Texas. At the Effective Time of the Conversion, SPAC will de-register as an exempted company incorporated under the Laws of the Cayman Islands and will continue as a Texas corporation. SPAC’s existing organizational documents will be replaced by a certificate of incorporation and bylaws and your rights as a shareholder will cease to be governed by the Laws of the Cayman Islands and will be governed by Texas Law.

Q:	HOW WILL THE CONVERSION AFFECT MY PUBLIC SHARES, RIGHTS AND UNITS?

A:	Prior to the Closing Date, SPAC shall transfer by way of continuation from the Cayman Islands to the State of Texas and domesticate as a Texas corporation in accordance with the Texas Business Organizations Code and the Cayman Islands Companies Act (as Revised). SPAC Merger Sub will merge with and into SPAC with SPAC being the surviving company and as a result of the SPAC Merger each SPAC Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time will be converted into the right to receive one share of PubCo Common Stock. Following the completion of the SPAC Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation, and as a result of the Greenland Merger, each share of Greenland Common Stock issued and outstanding immediately prior to the Greenland Merger Effective Time will be converted into the right to receive one share of PubCo Common Stock. Immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation, and, as a result of the March GL Merger, each share of March GL Common Stock issued and outstanding immediately prior to the March GL Merger Effective Time will be converted into the right to receive pro-rata number of an aggregate 20,000,000 share(s) of PubCo Common Stock. Immediately following the consummation of the March GL Merger, PubCo will contribute 100% of the March GL Common Stock received pursuant to the March GL Merger to Greenland, with March GL becoming a wholly owned subsidiary of Greenland.

Q:	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE CONVERSION TO U.S. HOLDERS OF SPAC ORDINARY SHARES?

A:	For a description of the material U.S. federal income tax consequences of the Conversion, see the description in the section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - Effects of the Conversion on U.S. Holders.”

Q:	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION TO U.S. HOLDERS OF SPAC ORDINARY SHARES?

A:	Subject to the limitations set forth under the section entitled “Material U.S. Federal Income Tax Considerations of the Business Combination,” the SPAC Merger, the Greenland Merger and the March GL Merger are expected to be treated as an integrated transaction that is a tax-deferred transaction under Section 351 of the Code. If the Business Combination so qualifies, holders of SPAC Ordinary Shares would not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of SPAC Ordinary Shares solely for PubCo Common Stock. You are strongly urged to consult your tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of the Business Combination (including the SPAC Merger) to you. Please see the section entitled “Material U.S. Federal Income Tax Considerations of the Business Combination.”

Q:	DID THE SPAC BOARD OBTAIN A THIRD-PARTY VALUATION OR FAIRNESS OPINION IN DETERMINING WHETHER OR NOT TO PROCEED WITH THE BUSINESS COMBINATION AS A WHOLE?

A:	Yes. The SPAC Board received a fairness opinion from EntrepreneurShares LLC, (“ERShares”), as to the fairness, from a financial point of view, to SPAC and SPAC’s stockholders, of the consideration to be paid by SPAC pursuant to the Business Combination Agreement. For additional information, please see the section titled “Proposal No. 1 — The Business Combination Proposal — Summary of Fairness Opinion.”

Q:	ARE THERE MATERIAL DIFFERENCES BETWEEN MY RIGHTS AS A SPAC SHAREHOLDER AND A PUBCO SHAREHOLDER?

A:	Yes. There are certain material differences between your rights as a SPAC shareholder and your rights as a PubCo shareholder. Please read the sections entitled “Description of PubCo Securities” and “Comparison of Corporate Governance and Shareholder Rights.”

Q:	DO I HAVE REDEMPTION RIGHTS?

A:	If you are a holder of SPAC Public Shares, you have the right to demand that SPAC redeem such shares for a pro rata portion of the cash held in the Trust Account, which holds the proceeds of the IPO, as of two business days prior to the consummation of the Business Combination (including interest earned on the funds held in the Trust Account and not previously released to SPAC for permitted withdrawals or to pay its taxes) upon the Closing (such rights, “redemption rights”).

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption with respect to more than 15% of the SPAC Public Shares. Accordingly, all SPAC Public Shares in excess of 15% held by a public shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed.

Q:	IF I AM A HOLDER OF UNITS, CAN I EXERCISE REDEMPTION RIGHTS WITH RESPECT TO MY UNITS?

A:	No. Holders of issued and outstanding Units must elect to separate the Units prior to exercising redemption rights with respect to the SPAC Public Shares. If you hold your Units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the Units, or if you hold Units registered in your own name, you must contact the Transfer Agent, directly and instruct them to do so. You are requested to cause your SPAC Public Shares to be separated and tendered or delivered to the Transfer Agent, along with the redemption forms by 5:00 p.m., Eastern Time, on, March 13, 2026 (two business days before the scheduled date of the Extraordinary General Meeting) in order to exercise your redemption rights with respect to your public share.

Q:	IF I AM A HOLDER OF SPAC PUBLIC RIGHTS, CAN I EXERCISE REDEMPTION RIGHTS WITH RESPECT TO MY SPAC PUBLIC RIGHTS?

A:	No, holders of SPAC Public Rights will not have redemption rights with respect to the SPAC Public Rights.

Q:	WILL HOW I VOTE AFFECT MY ABILITY TO EXERCISE REDEMPTION RIGHTS?

A:	No. You may exercise your redemption rights whether you vote your SPAC Public Shares for or against, or if you abstain from voting on, the Business Combination Proposal or any other proposal. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their SPAC Public Shares and no longer remain shareholders and subject to the terms and conditions of the Business Combination Agreement, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are substantially reduced as a result of redemptions by public shareholders. Also, with fewer SPAC Ordinary Shares and public shareholders, the trading market for shares of PubCo Common Stock may be less liquid than the market for SPAC Public Shares prior to the Business Combination and PubCo may not be able to meet the listing standards of a national securities exchange.

Q:	HOW DO I EXERCISE MY REDEMPTION RIGHTS?

If you are a holder of SPAC Public Shares and wish to exercise your redemption rights, you must demand that SPAC redeem your SPAC Public Shares for cash no later than 5:00 p.m., Eastern Time on, March 13, 2026 by delivering your share certificates (if any), and other redemption forms to the Transfer Agent physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the Extraordinary General Meeting. Holders of Units must elect to separate the underlying SPAC Public Shares prior to exercising redemption rights with respect to the SPAC Public Shares. If holders hold their Units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the Units into underlying SPAC Public Shares, or if a holder holds Units registered in its own name, the holder must contact the Transfer Agent, directly and instruct them to do so. Any holder of SPAC Public Shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was approximately $88,706,755.28, or approximately $10.28 per public share, as of the date of this prospectus). Such amount, including interest earned on the funds held in the Trust Account and not previously released to SPAC for permitted withdrawals or to pay its taxes, if any, will be paid promptly upon consummation of the Business Combination. However, the proceeds deposited in the Trust Account could become subject to the claims of SPAC’s creditors, if any, which could have priority over the claims of SPAC’s public shareholders, regardless of whether such public shareholders vote for or against the Business Combination Proposal. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any written demand of redemption rights must be received by the Transfer Agent prior to the vote taken on the Business Combination Proposal at the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent prior to the vote at the Extraordinary General Meeting.

If a holder of SPAC Public Shares properly makes a request for redemption and the certificates for the SPAC Ordinary Shares (if any) along with the redemption forms are delivered as described to the Transfer Agent as described herein, then, if the Business Combination is consummated, SPAC will redeem these shares for a pro rata portion of funds deposited in the Trust Account. The redemption will take place before the Conversion and, accordingly, if you exercise your redemption rights, then you will be exchanging your SPAC Ordinary Shares for cash.

Any request to redeem SPAC Public Shares, once made, may be withdrawn at any time, with SPAC’s consent, until the closing of the Business Combination. If SPAC receives valid redemption requests from holders of SPAC Public Shares prior to the redemption deadline, SPAC may, at its sole discretion, following the redemption deadline and until the date of Closing, seek and permit withdrawals by one or more of such holders of their redemption requests. SPAC may select which holders to seek such withdrawals of redemption requests from based on any factors we may deem relevant, and the purpose of seeking such withdrawals may be to increase the funds held in the Trust Account. If a holder of SPAC Public Shares delivered its SPAC Public Shares for redemption to the Transfer Agent and decides within the required timeframe not to exercise its redemption rights, it may request that the Transfer Agent return the shares (physically or electronically). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus.

Q:	WHAT ARE THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS THAT EXERCISE THEIR REDEMPTION RIGHTS?

A:	For a description of the material U.S. federal income tax consequences to U.S. Holders that exercise their redemption rights, see the description in the section entitled “Material U.S. Federal Income Tax Considerations—U.S. Holders—Effects to U.S. Holders of Exercising redemption rights.”

Q:	FOLLOWING THE BUSINESS COMBINATION, WILL SPAC’S SECURITIES CONTINUE TO TRADE ON A STOCK EXCHANGE?

A:	No. SPAC anticipates that, following consummation of the Business Combination, the Units will automatically separate into their component parts. SPAC will deregister its securities under the Exchange Act. SPAC shall transfer by way of continuation from the Cayman Islands to the State of Texas. SPAC Merger Sub will merge with and into SPAC with SPAC being the surviving company and as a result of the SPAC Merger each SPAC Ordinary Share issued and outstanding immediately prior to the SPAC Merger Effective Time will be converted into the right to receive one share of PubCo Common Stock.

Following the completion of the SPAC Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation, and as a result of the Greenland Merger, each share of Greenland Common Stock issued and outstanding immediately prior to the Greenland Merger Effective Time will be converted into the right to receive one share of PubCo Common Stock.

Immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation, and, as a result of the March GL Merger, each share of March GL Common Stock issued and outstanding immediately prior to the March GL Merger Effective Time will be converted into the right to receive pro-rata number of an aggregate 20,000,000 share(s) of PubCo Common Stock.

Immediately following the consummation of the March GL Merger, PubCo will contribute 100% of the March GL Common Stock received pursuant to the March GL Merger to Greenland, with March GL becoming a wholly owned subsidiary of Greenland.

PubCo will apply to list PubCo Common Stock and PubCo Warrants on Nasdaq. It is a closing condition to consummate the Business Combination that the PubCo Common Stock and PubCo Warrants are approved for listing on Nasdaq. The parties believe that PubCo will satisfy the initial listing requirements of Nasdaq at the Closing, but there can be no assurance such listing condition will be met. If such listing condition is not met, the Business Combination may not be consummated unless such condition is waived by the parties.

Q:	DO SPAC SHAREHOLDERS OR COMPANY SHAREHOLDERS HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE CONVERSION OR THE BUSINESS COMBINATION?

A:	Public shareholders do not have appraisal rights or dissenters’ rights in connection with the Conversion or the Business Combination under Cayman Islands Law or the TBOC.

Q:	WHAT HAPPENS TO THE FUNDS DEPOSITED IN THE TRUST ACCOUNT AFTER CONSUMMATION OF THE BUSINESS COMBINATION?

A:	The net proceeds of the IPO, together with funds raised from the sale of private placement units simultaneously with the consummation of the IPO, was placed in the Trust Account immediately following the IPO. After consummation of the Business Combination, the funds remaining in the Trust Account will be used to pay public shareholders who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including fees related to the IPO, assuming the No Redemption Scenario) and will be deposited with PubCo to be used for general corporate purposes.

Q:	WHAT EQUITY STAKE WILL CURRENT SPAC SHAREHOLDERS AND COMPANY SHAREHOLDERS HOLD IN PUBCO IMMEDIATELY AFTER THE CLOSING?

A:	As of September 30, 2025, there are 8,625,000 SPAC Public Shares issued and outstanding which may be redeemed in connection with the Extraordinary General Meeting. In addition, there are: (i) 862,500 SPAC Public Rights, (ii) 298,750 private placement rights, and (iii) 298,750 private placements shares. Each SPAC right entitles the holder to receive one-tenth of one SPAC Ordinary Share of SPAC (or, following the Business Combination, one share of PubCo Common Stock).

SPAC cannot predict how many SPAC Public Shares will be redeemed. As a result, SPAC is presenting three different redemption scenarios with respect to the SPAC Public Shares, each of which presents a different allocation of total PubCo equity following the Closing. To illustrate potential dilution in each such scenario, the tables below present the post-Closing share ownership of PubCo under each of: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario.

The first table excludes the dilutive effect of: the PubCo Warrants. The second table includes the dilutive effect of PubCo Warrants.

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(6)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder(1)	9,487,500	28.18%	5,157,000	17.63%	862,500	3.44%
Sponsor and affiliates(2)	2,390,000	7.10%	2,390,000	8.14%	2,390,000	9.54%
Underwriter(3)	294,875	0.88%	294,875	1.00%	294,875	1.18%
March GL shareholders(4)	20,000,000	59.40%	20,000,000	68.12%	20,000,000	79.85%
Greenland shareholders(5)	1,500,000	4.45%	1,500,000	5.11%	1,500,000	5.99%
Total shares of PubCo Common Stock outstanding at Closing	33,672,375	100%	29,359,875	100%	25,047,375	100%

(1)	Consist of common stocks held by SPAC’s public shareholder. Also includes 862,500 common stock underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
(2)	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(3)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
(4)	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
(5)	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(6)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder(1)	9,487,500	26.97%	5,157,000	16.77%	862,500	3.25%
Sponsor and affiliates(2)	2,390,000	6.80%	2,390,000	7.74%	2,390,000	9.00%
Underwriter(3)	294,875	0.84%	294,875	0.96%	294,875	1.11%
March GL shareholders(4)	20,000,000	56.86%	20,000,000	64.81%	20,000,000	75.34%
Greenland shareholders(5)	3,000,000	8.53%	3,000,000	9.72%	3,000,000	11.30%
Fully diluted PubCo shares	35,172,375	100%	30,859,875	100%	26,547,375	100%

(1)	Consist of common stocks held by SPAC’s public shareholder. Also includes 862,500 common stock underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
(2)	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(3)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
(4)	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
(5)	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement. Also Includes 1,500,000 common stock under lying the $15 Strike Warrants.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming SPAC shareholders:

	Redemption Level
	Assuming Maximum Redemptions(1)	Assuming 50% Maximum Redemptions(2)	Assuming No Further Redemptions(3)
Implied value per public share - Pre-Closing	$10	$10	$10
Total SPAC shares	12,172,375	7,859,875	3,547,375
Implied value per PubCo Common Stock - Post Closing(1)	$121,723,750	$78,598,750	$35,473,750

(1)

Consist of SPAC Public Shares including the common share underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter. While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

(2)	Includes 50% of SPAC Public Shares include the common share underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter.
(3)	Includes SPAC Public Shares underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter.

For more information, please see the sections of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities.”

Q:	WHAT IS THE EXPECTED NET CASH TO BE RECEIVED BY PUBCO FROM THE TRUST ACCOUNT FOLLOWING THE BUSINESS COMBINATION?

Following the consummation of the Business Combination, PubCo’s future liquidity position will depend on many factors, including but not limited to (i) the number of shares redeemed in connection with the Business Combination and (ii) the sources of funding available for general corporate and working capital purposes.

Set forth below is a calculation of the estimated net cash to be received by PubCo from the Trust Account in three (3) redemption scenarios: (a) no redemption scenario, (b) 50% redemption scenario, and (c) maximum redemption scenario. The calculations assume (i) a redemption price of approximately $10.07 per share, based on cash held in the Trust Account as of October 31, 2025, and (ii) aggregate transaction expenses

	Assuming No Redemption(1)	Assuming 50% Redemption(2)	Assuming Maximum Redemption(3)(5)
SPAC Ordinary Shares Not Redeemed	8,625,000	4,312,500	-
Gross Cash Proceeds of Trust Account at approximately $10.07 per Share	$86,885,672	$43,442,836	$-
Estimated Transaction Expenses(4)	$8,297,250	$7,866,000	$-
Net Cash to be Received by PubCo	$78,588,422	$35,576,836	$-

(1)	This scenario assumes no SPAC Public Shares are redeemed by SPAC public shareholders.
(2)	This scenario assumes 4,312,500 SPAC Public Shares are redeemed by SPAC public shareholders.
(3)	This scenario assumes 8,625,000 SPAC Public Shares are redeemed by SPAC public shareholders.
(4)	Represent the estimated transaction expenses that will be paid in cash at closing.

(5)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

Q:	What are the possible sources and extent of dilution that holders of SPAC Public Shares who elect not to redeem their SPAC Public Shares will experience in connection with the Business Combination?

A:	The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):

The foregoing table assumes no PIPE Financing. As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement intend to obtain PIPE Financing, but there is no assurance that they will be able to do so and there are currently no commitments for such investment.

	No Redemption	50% Redemption	Maximum Redemption
	Scenario	Scenario	Scenario(3)
Offering price of the SPAC Ordinary Shares in the Initial Registered offering price per share	$10	$10	$10
Net tangible book value (deficit), as adjusted(1)	76,841,974	35,973,489	(4,894,996)
As adjusted Shares(2)	$12,891,125	8,578,625	4,266,125
Net tangible book value per share, as adjusted, as of September 30, 2025	$5.96	4.19	(1.15)
Dilution per share to SPAC public stockholders	$4.04	5.81	11.15

(1)	See table below for reconciliation of net tangible book value, as adjusted.

(2)	See table below for reconciliation of as adjusted shares.
(3)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The following table illustrates the net tangible book value, as adjusted, to SPAC shareholders and increase in net tangible book value to SPAC shareholders, excluding the effects of the Business Combination transaction itself.

	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario(6)
Net tangible book value per share, as adjusted, as of September 30, 2025	$5.96	$4.19	$(1.15)

Numerator adjustments
SPAC net tangible book deficit as of September 30, 2025	$(31,246)	$(31,246)	$(31,246)
Transaction expenses to be incurred by SPAC	$(10,901,250)	$(7,882,500)	$(4,863,750)
Reclassification of shares subject to redemption to equity	$87,774,470	$43,887,235	$-
As adjusted net tangible book value	$76,841,974	$35,973,489	$(4,894,996)

Denominator adjustments
SPAC common shares held by public shareholders	8,625,000	4,312,500	-
SPAC common shares underlying SPAC Public Rights	862,500	862,500	862,500
SPAC founder shares held by Sponsor	2,875,000	2,875,000	2,875,000
SPAC founder shares held by underwriter	200,000	200,000	200,000
SPAC common shares underlying private unit held by Sponsor	212,500	212,500	212,500
SPAC common shares underlying private unit held by underwriter	86,250	86,250	86,250
SPAC common share underlying private unit rights held by Sponsor	21,250	21,250	21,250
SPAC common share underlying private unit rights held by underwriter	8,625	8,625	8,625
As adjusted SPAC shares outstanding	12,891,125	8,578,625	4,266,125

The following table illustrates what the valuation of the PubCo would need to equal in order for the non-redeeming stockholders’ interest per share to be at least the $10.00 IPO price per share under each scenario below

	No Redemption	50% Redemption	Maximum Redemption
	Scenario	Scenario	Scenario(6)
PubCo Common Stock held by SPAC shareholders(1)	9,487,500	5,175,000	862,500
PubCo Common Stock held by Greenland shareholders(2)	1,500,000	1,500,000	1,500,000
PubCo Common Stock held by March GL shareholders(3)	20,000,000	20,000,000	20,000,000
PubCo Common Stock held by Sponsor(4)	2,390,000	2,390,000	2,390,000
PubCo Common Stock held by Underwriter(5)	294,875	294,875	294,875
Total common shares outstanding upon closing of the Business Combination	33,672,375	29,359,875	250,473,750
SPAC IPO price	$10	$10	$10
Total value based on offering price of the securities in SPAC IPO of $10.00 per share	$336,723,750	$293,598,750	$250,473,750

(1)	Represent the common shares held by SPAC shareholder. This includes the common shares underlying SPAC Public Rights that will be converted into common shares or PubCo at close of Business Combination.
(2)	Represents the common shares of PubCo issued to Greenland shareholder as merger consideration at close of Business Combination.
(3)	Represents the common shares of PubCo issued to March GL shareholder as merger consideration at close of Business Combination.
(4)	Consist of 212,500 common shares underlying private unit and 21,250 common shares underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited and cancelled by Sponsor at close of Business Combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(5)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common shares underlying private unit and 8,625 common shares underlying private unit rights held by the underwriter.

(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

Q:	WILL SPAC OBTAIN FINANCING IN CONNECTION WITH THE BUSINESS COMBINATION?

A:	SPAC and the Companies will use their good faith efforts to obtain PIPE Financing from certain PIPE Investors in a private placement. The PIPE Financing is not a closing condition for the consummation of the Business Combination. As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement intend to obtain the PIPE Investment, but there is no assurance that they will be able to do so and there are currently no commitments for such investment. If the parties are unable to obtain the PIPE Investment, it would result in PubCo having less capital and funds available than originally anticipated for working capital purposes after the closing of the Business Combination and could make it more difficult to obtain, or maintain, listing of PubCo’s securities on a national securities exchange.

Q:	HOW DOES THE SPONSOR INTEND TO VOTE ON THE PROPOSALS?

A:	The Sponsor and the Insiders control approximately 25.73% of the voting power of the outstanding SPAC Ordinary Shares. The Sponsor and the Insiders have agreed, among other things, to (i) vote all SPAC Ordinary Shares held by them at any meeting of the shareholders of SPAC in favor of the approval and adoption of the Mergers, the Business Combination Agreement and the Business Combination; and (ii) not to redeem or transfer any of the SPAC Ordinary Shares held by them, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Letter Agreement. See also “Certain Relationships and Related Person Transactions — Sponsor Letter Agreement.”

Q:	HOW DO I ATTEND THE EXTRAORDINARY GENERAL MEETING?

A:	To better meet practical needs, the SPAC Board determined that the Extraordinary General Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Extraordinary General Meeting online, vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/pelicanacq/2026. The meeting webcast will begin promptly at 10 a.m., Eastern Time. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Extraordinary General Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend.

Q:	WHO IS ENTITLED TO VOTE AT THE EXTRAORDINARY GENERAL MEETING?

A:	SPAC has fixed, February 19, 2026 as the Record Date for the Extraordinary General Meeting. If you were a holder of SPAC Ordinary Shares at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting. However, a SPAC shareholder may only vote such shareholder’s shares if such shareholder is present virtually or is represented by proxy at the Extraordinary General Meeting.

Q:	HOW MANY VOTES DO I HAVE?

A:	SPAC Ordinary Shares will have one vote for every share held. As of the date of this prospectus, there were 11,988,750 SPAC Ordinary Shares issued and outstanding, of which 8,625,000 were issued and outstanding SPAC Public Shares.

Q:	WHAT CONSTITUTES A QUORUM AT THE EXTRAORDINARY GENERAL MEETING?

A:	One or more holders of SPAC Ordinary Shares holding at least one-third of the paid up voting share capital of SPAC entitled to vote at the Extraordinary General Meeting must be present, virtually or represented by proxy, or if a corporation or other non-natural person, by its duly authorized representative or proxy at the Extraordinary General Meeting, to constitute a quorum and in order to conduct business at the Extraordinary General Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. The Sponsor and the Insiders, who currently own approximately 25.73% of the issued and outstanding SPAC Ordinary Shares, will count towards this quorum. In the absence of a quorum, the chairman of the Extraordinary General Meeting has power to adjourn the Extraordinary General Meeting.

Q:	DO ANY OF SPAC’S SPONSOR, DIRECTORS OR OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT MAY DIFFER FROM OR BE IN ADDITION TO THE INTERESTS OF SPAC SHAREHOLDERS?

A:	In considering the recommendation of our Board to vote in favor of the Business Combination, shareholders should be aware that aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that may be different from, or in addition to, those of other shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, approving the Business Combination and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the Sponsor purchased 2,875,000 founder shares from SPAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the SPAC Ordinary Shares on February 17, 2026, which was $10.35, would have an aggregate value of approximately $29.8 million as of the same date. If SPAC does not consummate the Business Combination or another initial business combination by August 27, 2026 (unless such date is further extended by SPAC shareholders), and SPAC is therefore required to be liquidated, these shares would be worthless, as founder shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price per share that the Sponsor paid for the founder shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of PubCo after the Closing falls below the price initially paid for the SPAC Units in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	SPAC’s Sponsor, officers and directors have entered into a letter agreement with SPAC, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any SPAC Public Shares they may hold in connection with the completion of our initial business combination.

●	SPAC consummated the sale of 276,250 private placement units at a price of $10.00 per private placement unit in a private placement to the Sponsor and EarlyBirdCapital, Inc., generating total gross proceeds of $2,762,500.

●	Up to an aggregate amount of $1,500,000 of any amounts outstanding under any working capital loans made by our Sponsor or any of its affiliates to SPAC may be converted into private units at a price of $10.00 per private unit at the option of the lender.

These interests may influence our directors in making their recommendations that you vote in favor of the approval of the Business Combination. For more information, see “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Q:	WHAT HAPPENS IF A SUBSTANTIAL NUMBER OF THE PUBLIC SHAREHOLDERS VOTE IN FAVOR OF THE BUSINESS COMBINATION PROPOSAL AND EXERCISE THEIR REDEMPTION RIGHTS?

A:	Public shareholders are not required to vote in respect of the Business Combination in order to exercise their redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public shareholders are reduced as a result of redemptions by public shareholders.

In the event of significant redemptions, with fewer SPAC Public Shares and public shareholders, the trading market for PubCo Common Stock may be less liquid than the market for SPAC Ordinary Shares was prior to the Business Combination, and PubCo may not be able to meet the listing standards for a stock exchange.

Q:	WHAT DO I NEED TO DO NOW?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxies as soon as possible so that your shares will be represented at the Extraordinary General Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

Q:	HOW DO I VOTE?

If you are a shareholder of record of SPAC as of the Record Date, you may submit your proxy before the Extraordinary General Meeting in any of the following ways, if available:

●	use the toll-free number shown on your proxy card;

●	visit the website shown on your proxy card to vote via the internet; or

●	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a shareholder of record of SPAC as of the Record Date, you may also cast your vote at the Extraordinary General Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares.

“Street name” shareholders who wish to vote at the Extraordinary General Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:	WHEN AND WHERE IS THE EXTRAORDINARY GENERAL MEETING?

A:	To better meet practical needs, the SPAC Board determined that the Extraordinary General Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Extraordinary General Meeting online, vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/pelicanacq/2026. The meeting webcast will begin promptly at a.m., Eastern Time, or such other date, time, and place to which such meeting may be adjourned. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Extraordinary General Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend. All SPAC shareholders as of the Record Date, or their duly appointed proxies, may attend the Extraordinary General Meeting.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:	If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to SPAC or by voting at the Extraordinary General Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. It is expected that all of the Proposals are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power.

If you are an SPAC shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Conversion proposal, the Governing Documents Proposal, the Governing Documents Advisory Proposals, the Stock Issuance Proposal, the Incentive Plan Proposal, or the Adjournment Proposal. Such abstentions and broker non-votes will have no effect on the vote count for any of the proposals.

Q:	WHAT IF I ATTEND THE EXTRAORDINARY GENERAL MEETING VIRTUALLY AND ABSTAIN OR DO NOT VOTE?

A:	If you are a SPAC shareholder that attends the Extraordinary General Meeting virtually and fails to vote, or if you respond to the proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for the proposals.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:	If you sign and return your proxy card without indicating how to vote on any particular proposal, the SPAC Ordinary Shares represented by your proxy will be voted as recommended by the SPAC Board with respect to such proposal.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A:	Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may do this in one of three ways:

(i)	Notify SPAC or its proxy solicitor prior to the Extraordinary General Meeting;

(ii)	mailing a new, subsequently dated proxy card; or

(iii)	by attending the Extraordinary General Meeting and electing to vote your shares.

If you are a shareholder of record of SPAC and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Pelican Acquisition Corporation, 1185 Avenue of the Americas, Suite 304, New York, NY 10036, and it must be received at any time before the vote is taken at the Extraordinary General Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, online, or by telephone no later than 5:00 p.m., Eastern Time, on March 13, 2026, or by voting at the Extraordinary General Meeting..  Simply attending the Extraordinary General Meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your SPAC Ordinary Shares, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Q:	WHAT HAPPENS IF I SELL MY SPAC ORDINARY SHARES BEFORE THE EXTRAORDINARY GENERAL MEETING?

A:	The Record Date for the Extraordinary General Meeting is earlier than the date of the Extraordinary General Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your SPAC Public Shares after the applicable Record Date, but before the Extraordinary General Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Extraordinary General Meeting but the transferee, and not you, will have the right to redeem such shares.

Q:	HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE EXTRAORDINARY GENERAL MEETING?

A:	If you are a shareholder of record of SPAC Ordinary Shares as of the close of business on the Record Date, you can vote by proxy by mail by following the instructions provided in the enclosed proxy card or at the Extraordinary General Meeting. If you are a beneficial owner of SPAC Ordinary Shares, you may vote by submitting voting instructions to your broker, bank or nominee, or otherwise by following instructions provided by your broker, bank or nominee. Telephone and internet voting will be available to beneficial owners. Please refer to the vote instruction form provided by your broker, bank or nominee.

Q:	WHAT HAPPENS IF I FAIL TO TAKE ANY ACTION WITH RESPECT TO THE EXTRAORDINARY GENERAL MEETING?

A:	If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is approved by shareholders and consummated, you will become a stockholder and/or warrant holder of PubCo. Failure to take any action with respect to the Extraordinary General Meeting will not affect your ability to exercise your redemption rights. If you fail to take any action with respect to the Extraordinary General Meeting and the Business Combination is not consummated, you will continue to be a shareholder of SPAC while SPAC searches for another target business with which to complete a business combination.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:	Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered under more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Q:	ARE THERE RISKS ASSOCIATED WITH THE BUSINESS COMBINATION THAT I SHOULD CONSIDER IN DECIDING HOW TO VOTE?

A:	Yes. There are a number of risks related to the Business Combination and other transactions contemplated by the Business Combination Agreement, that are discussed in this proxy statement/prospectus. Please read with particular care the detailed description of the risks described in “Risk Factors” beginning on page 58 of this proxy statement/prospectus.

Q:	WHO WILL SOLICIT AND PAY THE COST OF SOLICITING PROXIES FOR THE EXTRAORDINARY GENERAL MEETING?

A:	SPAC will pay the cost of soliciting proxies for the Extraordinary General Meeting. SPAC has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies for the Extraordinary General Meeting. SPAC has agreed to pay Advantage Proxy, Inc. a fee of $12,500, plus disbursements. SPAC will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of SPAC Ordinary Shares for their expenses in forwarding soliciting materials to beneficial owners of SPAC Ordinary Shares and in obtaining voting instructions from those owners. SPAC’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE EXTRAORDINARY GENERAL MEETING?

A:	The preliminary voting results are expected to be announced at the Extraordinary General Meeting. SPAC will publish final voting results of the Extraordinary General Meeting in a Current Report on Form 8-K within four business days after the Extraordinary General Meeting.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

If you have questions about the proposals or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact SPAC’s proxy solicitor at:

Advantage Proxy, Inc.
P.O. Box 10904
Yakima, WA 98909
Individuals call toll-free: 1-877-870-8565
Brokers call: 1-206-870-8565
Email: ksmith@advantageproxy.com

You may also obtain additional information about SPAC from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Extraordinary General Meeting, including the Business Combination, you should read this proxy statement/prospectus, including the Annexes and other documents referred to herein, carefully and in their entirety. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection with the Business Combination. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Proposal—The Business Combination Agreement.”

The Parties to the Business Combination

SPAC

SPAC is a blank check company incorporated as a Cayman Islands exempted company on July 23, 2024, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more target businesses. SPAC consummated the IPO on May 27, 2025, generating gross proceeds of approximately $75,000,000. Substantially concurrently with the consummation of the IPO, SPAC completed the private sale of 276,250 Private Placement Units at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to SPAC of approximately $2,762,500, consisting of (i) 201,250 Private Placement Units sold to the Sponsor and (ii) 75,000 private placement units sold to EarlyBirdCapital and its designees. A total of $75,000,000, comprised of the proceeds from the IPO and sale of the private placement units, were placed in a Trust Account maintained by the Transfer Agent, acting as trustee.

SPAC’s securities are traded on Nasdaq under the ticker symbols “PELI,” “PELIU” and “PELIR” Upon the closing of the Business Combination, SPAC’s securities will be delisted from Nasdaq.

The mailing address of SPAC’s principal executive office is 1185 Avenue of the Americas, Suite 304, New York, NY 10036.

SPAC’s telephone number is (212) 612-1400.

PubCo

PubCo is a Texas corporation formed on September 5, 2025. PubCo was formed solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the Business Combination Agreement.

PubCo’s principal executive office is 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209.

March GL Company

March GL is a Texas energy resources company headquartered in Denver Colorado that is focused on unlocking Greenland’s vast hydrocarbon potential through application of modern exploration technologies. The Company’s primary asset and focus is its license at the Jameson Land Basin of Greenland. March GL is led by a team of industry veteran professionals and is bolstered by a deep bench of consultants with decades of experience in the energy and natural resources industries.

March GL’s principal executive office is located at 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209.

Greenland Exploration Limited

Greenland Exploration Limited is a Texas-based entity focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market.

Greenland’s principal executive office is located at 104 S. Walnut Street, Itsaca, Illinois 60143.

Sponsor

Pelican Sponsor LLC, a Delaware limited liability company, is the Sponsor of SPAC and currently, together with our officers and directors, owns approximately 25.73% of the issued and outstanding shares of SPAC Ordinary Shares. Ms. Chen Chen has sole voting and dispositive power over the shares owned by Pelican Sponsor LLC.

The Sponsor has no direct material and active role in managing the day-to-day activities of SPAC. SPAC is managed by its Chief Executive Officer, Robert Labbe. Since the consummation of SPAC’s initial public offering, the Sponsor has provided financial assistance in the form of promissory notes to SPAC for working capital purposes.

The Sponsor will not receive any compensation in connection with the Business Combination. However, the Sponsor previously purchased (i) an aggregate of 2,875,000 founder shares in exchange for a capital contribution of $25,000 ($0.0087 per share) of which 718,750 shall be forfeited by the Sponsor prior to the Closing, and (ii) 212,500 private placement units in exchange for a capital contribution of $2,125,000. Since the Sponsor initially only paid $25,000 for the founders shares, the majority of which it will retain at the closing of the Business Combination, as compared to the $10.00 per share price paid by the public shareholders in the initial public offering of SPAC, the Sponsor will still be able to make a positive rate of return even if the market price of the SPAC Ordinary Shares decreases after the Closing. Public shareholders who purchased shares in the initial public offering will only make a positive rate of return if the trading price exceeds $10.00 per share. Because the founder shares have already been issued, there will not be a material dilution to the equity interests of non-redeeming shareholders upon consummation of the Business Combination.

The mailing address of the Sponsor’s principal executive offices is 1185 Avenue of the Americas, Suite 301, New York, NY 10036 and its phone number is (212) 612-1400.

Proposals to be Put to the Shareholders of SPAC at the Extraordinary General Meeting

The following is a summary of the proposals to be put to the Extraordinary General Meeting of SPAC and certain transactions contemplated by the Business Combination Agreement. Each of the proposals below, except the Governing Documents Advisory Proposals and the Adjournment Proposal, is cross-conditioned on the approval of one other. The Adjournment Proposal is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospectus, and the Governing Documents Advisory Proposals are being submitted for approval on a non-binding advisory basis. The Business Combination will be consummated only if the Condition Precedent Proposals are approved at the Extraordinary General Meeting.

As discussed in this proxy statement/prospectus, SPAC is asking its shareholders to approve by ordinary resolution the Business Combination Agreement, pursuant to which, among other things, on the Closing Date:

(i)	SPAC will effect a conversion under the Cayman Islands Companies Act and the Texas Business Organizations Code pursuant to which SPAC will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation. Upon the Conversion, each issued and outstanding SPAC security will remain outstanding and automatically represent a corresponding security of SPAC as a Texas corporation, without any action required by the holders. and

(ii)	Following the Conversion, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo. Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo. Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo. Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland.

For further details, see “The Business Combination Proposal.”

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the parties to the Business Combination Agreement to consummate and effect the transactions contemplated by the Business Combination Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

●	Required SPAC Shareholder Approval has been obtained at the SPAC’s Extraordinary General Meeting in accordance with applicable Law and organizational documents;

●	Required Company Shareholder Approval has been obtained and remains in full force;

●	No Law or governmental order exists that makes the transactions illegal or prevents their consummation;

●	PubCo will have net tangible assets of at least $5,000,001 after the Redemption and PIPE Investment;

●	The SEC shall have declared the Registration Statement effective, and no stop order or similar order shall be in effect with respect to the Registration Statement;

●	PubCo Common Stock to be issued in the Mergers shall have been approved for listing on Nasdaq or another agreed stock exchange, subject to notice of issuance; and

●	PubCo’s organizational documents will have been amended to increase authorized common stock to 500,000,000 shares.

Conditions to the Companies Obligations

The obligations of the Companies to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Companies:

●	the representations and warranties of SPAC, each Merger Sub, the Companies, and PubCo in Article III, V, VI, and VII of the Business Combination Agreement shall be true and correct as of the Closing Date (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) except where a representation expressly relates to an earlier date, and in such case, shall be true and correct on and as of such earlier date;

●	the SPAC, the SPAC Merger Sub, the Greenland Merger Sub, the Companies, and PubCo shall have performed all obligations and complied with all covenants under the Business Combination Agreement to be performed or complied with on or prior to the Closing Date, except where waived in writing by the Companies;

●	the covenants and agreements of the SPAC parties to be performed or complied with on or before the Closing in accordance with the Business Combination Agreement shall have been performed in all material respects;

●	SPAC shall deliver a certificate, dated the Closing Date, signed by an executive officer, certifying satisfaction of the conditions in Sections 9.2(a) and 9.2(b) of the Business Combination Agreement;

●	SPAC shall deliver a certificate from its secretary or executive officer certifying and attaching (A) copies of SPAC’s Organizational Documents as of the Closing Date, and (B) board resolutions authorizing execution, delivery, performance of the Business Combination Agreement and Ancillary Documents, and the consummation of the transactions;

●	SPAC shall deliver good standing certificates (or equivalent) for SPAC, each Merger Sub, and PubCo, certified no earlier than 30 days prior to Closing by the relevant Governmental Authority;

●	Each Company Shareholder shall have received a Letter of Transmittal from the Exchange Agent; and

●	PubCo shall have entered into indemnification agreements in a form mutually agreed with the Company;

Conditions to the SPAC, PubCo and each Merger Sub’s Obligations

The obligations of the SPAC, PubCo and each Merger Sub’s to consummate the Business Combination are subject to the satisfaction or written waiver, at or prior to the closing of the Business Combination, of each of the following conditions:

●	the representations and warranties of the Companies contained in Sections 4.1, 4.2, and 4.28 of the Business Combination Agreement shall be true and correct in all material respects as of the date of the Business Combination Agreement and immediately prior to the Greenland Merger Effective Time, except where a representation expressly relates to an earlier date;

●	the representations and warranties of the Companies contained in Article IV of the Business Combination Agreement (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) shall be true and correct as of the date of this Agreement and on and as of the Closing Date immediately prior to to the Greenland Merger Effective Time, except where expressly relating to an earlier date;

●	each Company shall have performed all obligations and complied with all agreements and covenants in all material respects on or prior to the Closing Date, except where waived in writing by SPAC;

●	no Material Adverse Effect shall have occurred with respect to the Companies since the date of the Business Combination Agreement that is continuing and uncured;

●	SPAC shall receive a certificate from each Company, dated as of the Closing Date, signed by an executive officer, certifying satisfaction of the conditions in Sections 9.3(a), 9.3(b), and 9.3(c) of the Business Combination Agreement;

●	each Company shall deliver a certificate from its secretary certifying and attaching board resolutions authorizing execution, delivery, performance of the Business Combination Agreement and Ancillary Documents, and the consummation of the Greenland Merger, March GL Merger, and other contemplated transactions;

●	each Company shall deliver a good standing certificate (or equivalent) certified no earlier than 30 days prior to the Closing Date by the relevant Governmental Authority; and

●	SPAC shall receive written resignations, effective as of the Closing, from each director and officer of the Company as requested by SPAC.

Business Combination Proposal

SPAC, the Companies, and PubCo have agreed to the Business Combination under the terms of the Business Combination Agreement, dated as of September 9, 2025. Pursuant to the terms of the Business Combination Agreement (i)

Conversion Proposal

SPAC will ask its shareholders to approve, by special resolution, the Conversion Proposal. As a condition to closing the Business Combination, the SPAC Board has unanimously approved the Conversion Proposal. The Conversion Proposal, if approved, will approve a change of SPAC’s jurisdiction of registration from the Cayman Islands to the State of Texas. Accordingly, while SPAC is currently incorporated as an exempted company incorporated under the Cayman Islands Companies Act, upon the Conversion, SPAC will be governed by the TBOC. There are substantive differences between Cayman Islands corporate law and Texas corporate law as well as between the Existing Governing Documents and the Proposed Governing Documents. The approval of the Conversion Proposal requires a special resolution, being the affirmative vote of holders at least a two-thirds majority of the votes cast by the holders of the issued SPAC Ordinary Shares present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. Accordingly, SPAC encourages shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.”

For further details, see “Conversion Proposal,” “Governing Documents Proposal” and “Governing Documents Advisory Proposals.”

Governing Documents Proposal

SPAC will ask its shareholders to approve, by ordinary resolution, that the Proposed Certificate of Formation and the Proposed Bylaws, the forms of which are attached to this proxy statement/prospectus as Annex B and Annex C, be approved to take effect at the Closing.

Governing Documents Advisory Proposals

SPAC will ask its shareholders to approve, on a non-binding advisory basis, by ordinary resolution, certain governance provisions in the Proposed Governing Documents, to approve the following material differences between the existing governing documents and the Proposed Governing Documents. The SPAC Board believes such proposals are necessary to adequately address the needs of PubCo after the Business Combination. Approval of each of the Governing Documents Advisory Proposals is not a condition to the consummation of the Business Combination. A brief summary of each of the Governing Documents Advisory Proposals is set forth below. These summaries are qualified in their entirety by reference to the complete copies of the Proposed Certificate of Formation and Proposed Bylaws attached hereto as Annex B and Annex C, respectively.

●	Governing Documents Advisory Proposal A: to approve provisions in the Proposed Governing Documents Formation such that the authorized share capital of PubCo will be (a) 500,000,000 shares of common stock, par value $0.0001 per share and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share.

●	Governing Documents Advisory Proposal B: to approve provisions in the Proposed Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, to authorize the PubCo Board to issue any or all shares of preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the PubCo Board.

●	Governing Documents Advisory Proposal C: to approve provisions in the Proposed Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, that provide that SPAC stockholders may not take action by written consent in lieu of a meeting.

●	Governing Documents Advisory Proposal D: to approve provisions in the Proposed Governing Documents, which will adopt Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities Laws.

The Proposed Governing Documents differ in certain material respects from the Existing Governing Documents, and SPAC encourages shareholders to carefully consult the information set out in the section entitled “Governing Documents Proposal” and the full text of the Proposed Certificate of Formation and Proposed Bylaws, attached hereto as Annex B and Annex C, respectively.

Stock Issuance Proposal

The shareholders will vote on a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of the PubCo common stock in connection with the Business Combination. Please see the section entitled “The Stock Issuance Proposal” for additional information.

Incentive Plan Proposal

We are asking our shareholders to consider and vote upon a proposal to approve the adoption of the PubCo Incentive Plan and the material terms thereunder. SPAC refers to this proposal as the “Incentive Plan Proposal”, as described in more detail in the accompanying proxy statement/prospectus under the heading “The Incentive Plan Proposal” and a copy of the form of the PubCo Incentive Plan is attached to the accompanying proxy statement/prospectus as Annex D.

Adjournment Proposal

SPAC shareholders will be asked to consider and vote upon a proposal to adjourn the Extraordinary General Meeting to a later date or dates if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve the Business Combination Proposal. Please see the section titled “The Adjournment Proposal” for additional information.

The SPAC Board’s Reasons for the Transaction

SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The SPAC Board sought to utilize the networks and industry experience of both the Sponsor and the SPAC Board and management to identify, acquire and operate one or more businesses.

In making its determination with respect to the transactions contemplated thereby, the SPAC Board considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the complexity and variety of such factors, the SPAC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors that the Board considered in reaching its determination and supporting its decision. The SPAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by the SPAC Board.

All SPAC’s directors approved the Business Combination. No member of the SPAC Board voted against, or abstained from voting on, the Business Combination. There are no agreements, arrangements or understandings of any nature among our Sponsor and SPAC, or SPAC’s officers, directors, or affiliates with respect to determining whether to proceed with a De SPAC transaction. Such determination is solely within the discretion of SPAC Board.

Before reaching its decision, the SPAC Board discussed the results of the due diligence conducted by Pelican’s management and their advisors, which included:

●	review of the draft fairness opinion provided by EntrepreneurShares LLC (for more details, please refer to “Proposal No. 1 - The Business Combination Proposal — Summary of the Opinion of ERShares”);

●	meetings and calls with the management team and advisors of Greenland and March GL regarding operations;

●	consultations with Greenland’s management, finance team and legal advisors;

●	review of Greenland’s and March GL’s material contracts, intellectual property, financial, tax, legal, real estate and accounting due diligence;

●	review of Greenland’s unaudited financial statements;

●	internal analysis based on market-based valuation methodolgies; and

●	internal research on comparable transactions.

The SPAC Board considered a number of factors pertaining to the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following: satisfaction of a number of SPAC’s initial acquisition criteria, favorable prospects for future growth, unique position in the oil and gas industry, and the experienced and committed management team and board of Greenland. Please refer to “Proposal No. 1 – The Business Combination Proposal - The Board’s Reasons for Approving the Business Combination” for further discussions.

Related Agreements

This section describes certain additional agreements related to the Business Combination that have been executed or will be executed in connection with the closing of the Business Combination. For additional information, see “The Business Combination Proposal—Related Agreements.”

Sponsor Shareholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, SPAC, the Sponsor, the Companies, and the Founder Holders party thereto entered into the Sponsor Shareholder Support Agreement, pursuant to which, among other items: (a) Founder Holders are required to vote all of their SPAC shares (“Subject Shares”) in favor of the proposed mergers and related transactions at any SPAC shareholder meeting or through written consent; (b) Founder Holders are prohibited from transferring, selling, pledging, or otherwise disposing of their Subject Shares from the date of the agreement until its termination, except in limited circumstances: with SPAC’s written consent, in connection with transaction financing, or to an affiliate who agrees to be bound by the agreement; (c) Founder Holders must not solicit, initiate, or encourage any alternative transaction proposals, nor participate in discussions or provide information to third parties regarding such alternatives; (d) Founder Holders are obligated to use reasonable best efforts to take all actions necessary to consummate the mergers and must not take any action that would materially delay or prevent the satisfaction of merger conditions; (e) Founder Holders irrevocably waive any rights to dissent or seek appraisal under the Cayman Companies Act or similar statutes in connection with the mergers; (f) Founder Holders agree not to redeem or submit their shares for redemption in connection with the transactions contemplated by the Business Combination Agreement or otherwise, from the date of the agreement until its termination; (g) if Founder Holders acquire additional SPAC shares or securities (e.g., through dividends, splits, or new issuances) before closing, those new securities are automatically subject to the same restrictions and obligations as the original Subject Shares; and (h) Founder Holders waive any anti-dilution protections they may have under SPAC’s organizational documents in connection with the transactions contemplated by the agreement and related documents.

Company Shareholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, SPAC, the Companies, and each Company shareholder party thereto entered into the Company Stockholder Support Agreement, pursuant to which, among other items, each Company shareholder: (a) agrees to vote their shares in favor of the mergers and related transactions at any meeting or through written consent, ensuring their shares are counted for quorum and approval purposes; (b) is prohibited from transferring, selling, pledging, or otherwise disposing of their shares, or entering into any arrangement that would transfer the economic consequences of ownership, from the date of the agreement until its termination, except under limited circumstances; (c) agrees not solicit, encourage, or participate in discussions regarding any alternative acquisition proposals; (d) agrees to use reasonable best efforts to take all actions necessary to consummate the mergers and not to take any action that would materially delay or prevent the satisfaction of merger conditions; (e) waives any rights to dissent or seek appraisal in connection with the mergers under applicable Law; (f) agrees that any new shares or securities acquired after the date of the agreement (through dividends, splits, or other means) are subject to the same obligations as the original shares; and (g) waive any anti-dilution protections they may have under the company’s organizational documents in connection with the transactions contemplated by the agreement.

Lockup Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, PubCo, SPAC, and the Company shareholders party thereto entered into a Lockup Agreement, pursuant to which, among other items, agreed, during the Lock-up Period (as defined therein), not to (a) sell, pledge, assign, lend, offer, donate, hypothecate or otherwise transfer or dispose of, directly or indirectly, any of the Lock-up Shares (as defined therein), (b) enter into a transaction that would have the same effect, (c) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such Lock-up Shares, (d) publicly disclose the intention to make any offer, sale, pledge or disposition, (e) to enter into any transaction, swap, hedge or other arrangement, or (f) engage in any Short Sales (as defined below) with respect to any of the Lock-Up Shares.

Non-Competition and Non-Solicitation Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, Robert Price, SPAC, PubCo, and their affiliates (the “Covered Parties”), entered into a Non-Competition and Non-Solicitation Agreement. The Non-Competition and Non-Solicitation Agreement is a closing condition to the Mergers and is intended to protect the Covered Parties’ goodwill, confidential information, and business interests. For three years following the Mergers, Mr. Price is prohibited from engaging in or assisting in any competing hydrocarbon exploration or production business within Greenland, except through the Covered Parties or as a passive investor of up to 2% in a public company. During this restricted period, he and his affiliates may not solicit or hire the Covered Parties’ personnel or interfere with their business relationships without written consent. The agreement also includes a mutual non-disparagement covenant lasting two years after the restricted period, confidentiality obligations with customary exceptions, and standard contractual terms. It becomes effective only upon the closing and automatically terminates if the Mergers do not occur.

PIPE Investment

Pursuant to the Business Combination Agreement, SPAC and the Companies agreed that during the Interim Period, each would use their good faith efforts to obtain commitments from certain PIPE Investors for a private placement of PubCo’s Common Stock pursuant to one or more Subscription Agreements, pursuant to which, among other things, the PIPE Investors will agree to subscribe for and purchase shares of PubCo Common Stock, upon the terms and subject to the conditions set forth therein, on the Closing Date and immediately following the Effective Time. For the avoidance of doubt, PIPE Investment is not a condition to the Closing.

As of the date of this proxy statement/prospectus, the parties to the Business Combination Agreement intend to obtain the PIPE Investment, but there is no assurance that they will be able to do so and there are currently no commitments for such investment. If the parties are unable to obtain the PIPE Investment, it would result in PubCo having less capital and funds available than originally anticipated for working capital purposes after the closing of the Business Combination and could make it more difficult to obtain, or maintain, listing of PubCo’s securities on a national securities exchange.

Fairness Opinion

The SPAC Board received a fairness opinion from ERShares, as to the fairness, from a financial point of view, to SPAC and the SPAC’s shareholders, of the consideration to be paid by SPAC pursuant to the Business Combination Agreement. For additional information, please see the section titled “Proposal No. 1 — The Business Combination Proposal — Summary of Fairness Opinion.”

Ownership of PubCo

Equity Stake Upon Closing

As of February 18, 2026, the date of this proxy statement/prospectus, there are 8,625,000 SPAC Public Shares issued and outstanding which may be redeemed in connection with the Extraordinary General Meeting. In addition, there are: (i) 8,625,000 SPAC Public Rights, (ii) 298,750 SPAC private placement rights, and (iii) 298,750 SPAC private placements shares. Each SPAC right entitles the holder to receive one-tenth of one SPAC Ordinary Shares of SPAC (or, following the Business Combination, one share of PubCo Common Stock).

SPAC cannot predict how many SPAC Public Shares will be redeemed. As a result, SPAC is presenting three different redemption scenarios with respect to the SPAC Public Shares, each of which presents a different allocation of total PubCo equity following the Closing. To illustrate potential dilution in each such scenario, the tables below present the post-Closing share ownership of PubCo under each of: (1) the No Redemption Scenario; (2) the 50% Redemption Scenario; and (3) the Maximum Redemption Scenario.

The first table excludes the dilutive effect of the PubCo Warrants. The second table includes the dilutive effect of such items.

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(6)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder(1)	9,487,500	28.18%	5,157,000	17.63%	862,500	3.44%
Sponsor and affiliates(2)	2,390,000	7.10%	2,390,000	8.14%	2,390,000	9.54%
Underwriter(3)	294,875	0.88%	294,875	1.00%	294,875	1.18%
March GL shareholders(4)	20,000,000	59.40%	20,000,000	68.12%	20,000,000	79.85%
Greenland shareholders(5)	1,500,000	4.45%	1,500,000	5.11%	1,500,000	5.99%
Total shares of PubCo Common Stock outstanding at Closing	33,672,375	100%	29,359,875	100%	25,047,375	100%

(1)	Consist of common stocks held by SPAC’s public shareholder. Also includes 862,500 common stock underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
(2)	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(3)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter
(4)	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement
(5)	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(6)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder(1)	9,487,500	26.97%	5,157,000	16.77%	862,500	3.25%
Sponsor and affiliates(2)	2,390,000	6.80%	2,390,000	7.74%	2,390,000	9.00%
Underwriter(3)	294,875	0.84%	294,875	0.96%	294,875	1.11%
March GL shareholders(4)	20,000,000	56.86%	20,000,000	64.81%	20,000,000	75.34%
Greenland shareholders(5)	3,000,000	8.53%	3,000,000	9.72%	3,000,000	11.30%
Fully diluted PubCo shares	35,172,375	100%	30,859,875	100%	26,547,375	100%

(1)	Consist of common stocks held by SPAC’s public shareholder. Also includes 862,500 common stock underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
(2)	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(3)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter
(4)	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement
(5)	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement. Also Includes 1,500,000 common stock under lying the $15 Strike Warrants.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The following table illustrates the potential impact of redemptions on the per share value of the shares owned by non-redeeming SPAC shareholders:

	Redemption Level
	Assuming Maximum Redemptions(1)	Assuming 50% Maximum Redemptions(2)	Assuming No Further Redemptions(3)
Implied value per public share - Pre-Closing	$10	$10	$10
Total SPAC shares	12,172,375	7,859,875	3,547,375
Implied value per PubCo Common Stock - Post Closing(1)	$121,723,750	$78,598,750	$35,473,750

(1)

Consist of SPAC Public Shares including the common share underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter. While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

(2)	Includes 50% of SPAC Public Shares include the common share underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter.
(3)	Includes SPAC Public Shares underlying the SPAC Public Rights. Also includes founder shares held by the Sponsor and its affiliates and underwriter, common share underlying private units and private unit rights held by Sponsor and underwriter.

For more information, please see the sections of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities.”

Dilution

The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):

	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario(6)
Net tangible book value per share, as adjusted, as of September 30, 2025	$5.96	$4.19	$(1.15)

Numerator adjustments
SPAC net tangible book deficit as of September 30, 2025	$(31,246)	$(31,246)	$(31,246)
Transaction expenses to be incurred by SPAC	$(10,901,250)	$(7,882,500)	$(4,863,750)
Reclassification of shares subject to redemption to equity	$87,774,470	$43,887,235	$-
As adjusted net tangible book value	$76,841,974	$35,973,489	$(4,894,996)

Denominator adjustments
SPAC common shares held by public shareholders	8,625,000	4,312,500	-
SPAC common shares underlying SPAC Public Rights	862,500	862,500	862,500
SPAC founder shares held by Sponsor	2,875,000	2,875,000	2,875,000
SPAC founder shares held by underwriter	200,000	200,000	200,000
SPAC common shares underlying private unit held by Sponsor	212,500	212,500	212,500
SPAC common shares underlying private unit held by underwriter	86,250	86,250	86,250
SPAC common share underlying private unit rights held by Sponsor	21,250	21,250	21,250
SPAC common share underlying private unit rights held by underwriter	8,625	8,625	8,625
As adjusted SPAC shares outstanding	12,891,125	8,578,625	4,266,125

The following table illustrates what the valuation of the PubCo would need to equal in order for the non-redeeming stockholders’ interest per share to be at least the $10.00 IPO price per share under each scenario below

	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario(6)
PubCo Common Stock held by SPAC shareholders(1)	9,487,500	5,175,000	862,500
PubCo Common Stock held by Greenland shareholders(2)	1,500,000	1,500,000	1,500,000
PubCo Common Stock held by March GL shareholders(3)	20,000,000	20,000,000	20,000,000
PubCo Common Stock held by Sponsor(4)	2,390,000	2,390,000	2,390,000
PubCo Common Stock held by Underwriter(5)	294,875	294,875	294,875
Total common shares outstanding upon closing of the Business Combination	33,672,375	29,359,875	250,473,750
SPAC IPO price	$10	$10	$10
Total value based on offering price of the securities in SPAC IPO of $10.00 per share	$336,723,750	$293,598,750	$250,473,750

(1)	Represent the common shares held by SPAC shareholder. This includes the common shares underlying SPAC Public Rights that will be converted into common shares or PubCo at close of Business Combination.
(2)	Represents the common shares of PubCo issued to Greenland shareholder as merger consideration at close of Business Combination.
(3)	Represents the common shares of PubCo issued to March GL shareholder as merger consideration at close of Business Combination.
(4)	Consist of 212,500 common shares underlying private unit and 21,250 common shares underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of Business Combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(5)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common shares underlying private unit and 8,625 common shares underlying private unit rights held by the underwriter.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

Executive Officers of PubCo

The executive officers of PubCo upon the Closing will be (i) Robert Price and (ii) Ashiq Merchant.

Board of Directors of PubCo

Upon the Closing, the PubCo Board will consist of 7 directors, which will include: (i) Robert Price, (ii) Larry G. Swets, Jr., (iii) Daniel M. McCabe, (iv) Melanie Furlan, (v) Roderick McIllree, (vi) Scott Wollney, and (vii) Hassan R. Baqar.

Date, Time and Place of Extraordinary General Meeting of SPAC Shareholders

To better meet practical needs, the SPAC Board determined that the Extraordinary General Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Extraordinary General Meeting online, vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://www.cstproxy.com/pelicanacq/2026.

The meeting webcast will begin promptly at 10:00 a.m., Eastern Time (EDT), on Thursday, March 17, 2026, or such other date, time, and place to which such meeting may be adjourned. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Extraordinary General Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend. The Extraordinary General Meeting is being held to consider and vote upon the proposals to be put to the Extraordinary General Meeting, including, if necessary, the Adjournment Proposal, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, each of the Condition Precedent Proposals have not been approved.

You can pre-register to attend the virtual Extraordinary General Meeting starting March 16, 2026 at 9:00 a.m., Eastern Time (three business days prior to the meeting date). Enter the URL address into your browser, https://www.cstproxy.com/pelicanacq/2026, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.

Shareholders who hold their investments through a bank or broker will need to contact Broadridge to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker. If you would like to join and not vote, Broadridge will issue you a guest control number with proof of ownership. In either case you must contact Broadridge for specific instructions on how to receive the control number. Please allow up to 72 hours prior to the meeting for processing your control number. If you do not have access to the internet, you can listen to the meeting by dialing 1-800-450-7155 (toll-free within the U.S. and Canada) or +1-857-999-9155 (outside of the U.S. and Canada; standard rates apply) and when prompted enter Conference ID: 6149581#. Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.

Voting Power; Record Date

SPAC shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned SPAC Ordinary Shares at the close of business on February 19, 2026, which is the Record Date for the Extraordinary General Meeting. SPAC shareholders will be entitled to vote or direct votes to be cast at the Extraordinary General Meeting if they owned SPAC Ordinary Shares at the close of business February 19, 2026, which is the Record Date for the Extraordinary General Meeting. With respect to all matters submitted to a vote at the Extraordinary General Meeting, each holder of SPAC Ordinary Shares will have one vote for each Ordinary Share owned as at the close of business on the Record Date. If your SPAC Ordinary Shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the SPAC Ordinary Shares you beneficially own are properly counted. The SPAC warrants do not have voting rights. As of the close of business on the Record Date, there were 11,998,750 SPAC Ordinary Shares issued and outstanding.

Quorum and Vote of SPAC Shareholders

A quorum of SPAC shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if one or more holders of SPAC Ordinary Shares holding at least one-third of the paid up voting share capital of SPAC and entitled to vote as of the Record Date, is present virtually or by proxy. As of the Record Date for the Extraordinary General Meeting, 3,999,584 SPAC Ordinary Shares would be required to achieve a quorum.

Pursuant to the Sponsor Letter Agreement, the Sponsor and the Insiders have agreed to, among other things, vote all of their SPAC Ordinary Shares in favor of the proposals being presented at the Extraordinary General Meeting. The Sponsor and the Insiders own and are entitled to vote an aggregate of approximately 25.73% of the voting power of the outstanding SPAC Ordinary Shares. See “Business Combination Proposal — Related Agreements — Sponsor Letter Agreement” for more information related to the Sponsor Agreement.

The proposals presented at the Extraordinary General Meeting require the following votes:

(i)	Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(ii)	Conversion Proposal: The approval of the Conversion Proposal requires a special resolution, being the affirmative vote of at least a two-thirds majority of the votes cast by SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(iii)	Governing Documents Proposal: The approval of the Governing Documents Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(iv)	Governing Documents Advisory Proposals: The separate approval of each of the Governing Documents Advisory Proposals requires, on a non-binding advisory basis, an ordinary resolution, being the affirmative vote of a majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(v)	Stock Issuance Proposal: The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the holders of the issued SPAC Ordinary Shares present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(vi)	Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(vii)	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the holders of the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. If put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the Condition Precedent Proposals will not be submitted to the shareholders for a vote.

Redemption Rights

Pursuant to SPAC’s Second Amended and Restated Memorandum and Articles of Association, any public shareholders may demand that their SPAC Public Shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, less permitted withdrawals and income taxes payable, calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these SPAC Public Shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the IPO (calculated as of two business days prior to the consummation of the Business Combination, less permitted withdrawals and income taxes payable). Public shareholders may elect to redeem their SPAC Public Shares even if they vote for the Business Combination. A public shareholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group’s shares, in excess of 15% of the SPAC Public Shares included in the Units without the prior consent of SPAC. Any beneficial holder of SPAC Public Shares on whose behalf a redemption right is being exercised must identify itself to SPAC in connection with any redemption election in order to validly elect to redeem such SPAC Public Shares.

Each redemption of SPAC Public Shares by SPAC’s public shareholders will reduce the amount in the Trust Account, which held marketable securities with a fair value of approximately $88,706,755.28 as the date of this prospectus. The conditions to closing in the Business Combination Agreement are for the sole benefit of the parties thereto and may be waived by such parties. SPAC shareholders who wish to redeem their SPAC Public Shares for cash must refer to and follow the procedures set forth in the section entitled “Extraordinary General Meeting of SPAC — redemption rights” to properly redeem their SPAC Public Shares.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. SPAC has engaged Advantage Proxy, Inc. to assist in the solicitation of proxies. SPAC and its directors and officers and employees may also solicit proxies in person. SPAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instruction.

If a shareholder grants a proxy, it may still vote its shares virtually if it revokes its proxy before the Extraordinary General Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of SPAC — Revoking Your Proxy.”

Comparison of Corporate Governance and Shareholder Rights

When the Conversion and Business Combination is completed, the rights of shareholders of SPAC and the Companies as shareholders of PubCo will be governed by Texas Law, including the TBOC, rather than by the Laws of the Cayman Islands. Certain differences exist between the TBOC, on the one hand, and the Cayman Islands Companies Act, on the other, that will alter certain of the existing rights of SPAC and Company shareholders and affect the powers of the PubCo Board and management following the Conversion and Business Combination.

Shareholders should consider the following summary comparison of the Laws of the Cayman Islands and the TBOC. This comparison is not intended to be complete and is qualified in its entirety by reference to the TBOC and the Cayman Islands Companies Act.

The owners of a Texas corporation’s shares are referred to as “stockholders.” For purposes of language consistency, in certain sections of this proxy statement/prospectus, we may continue to refer to the share owners of PubCo as “shareholders.”

	PubCo	SPAC
Stockholder/Shareholder Approval of Business Combination	The Proposed Certificate of Formation provides that for mergers and certain business combinations, approval by at least four-fifths of outstanding shares entitled to vote is generally required. Notwithstanding the aforementioned, the voting restriction does not apply in the following cases: (i) where the board of directors have approved a memorandum of understanding that is substantially consistent with such merger and certain business combinations; and (ii) for certain affiliated shareholder transactions.	Subject to the articles of association, certain matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting (in person or by proxy) at a general meeting. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present (in person or by proxy) and voting at a general meeting is required.
Stockholder/Shareholder Votes for Routine Matters	Most routine matters (other than director elections and matters requiring a specified vote) are passed by a majority of shares present in person or by proxy and entitled to vote at a meeting with quorum, unless governing documents specify a different threshold (not less than majority).	Under the SPAC’s amended and restated articles of association, routine matters submitted to shareholders are generally approved by an ordinary resolution, which requires the affirmative vote of a simple majority of the votes cast by shareholders present in person or represented by proxy at a duly convened general meeting with a quorum, unless Cayman Islands law or the SPAC’s governing documents require a different voting standard.

	PubCo	SPAC
Appraisal Rights	Shareholders dissenting from certain fundamental transactions (e.g., mergers, asset sales) may obtain appraisal and receive the fair value of their shares as determined in a judicial proceeding. A court, not a jury, determines value, and procedures are governed by TBOC Chapter 10, Subchapter H.	Shareholders of a constituent company that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.
Inspection of Books and Records	Under TBOC Section 21.218, a shareholder who has held shares for at least six months or owns at least 5% of outstanding shares may inspect the corporation’s books, records of account, minutes, and share transfer records upon written demand stating a proper purpose.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.
Stockholder/Shareholder Lawsuits	Shareholders may file derivative suits on behalf of the corporation after making a demand on the board, unless demand would be futile; standing and other requirements apply under TBOC §§21.551–21.563.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.
Fiduciary Duties of Directors	Directors owe duties of care, loyalty, and obedience under Texas Law. Duties require acting prudently, in good faith, and in the best interest of the corporation.

A director owes a fiduciary duty to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	TBOC permits corporations to indemnify directors and officers for expenses from legal proceedings, except for misconduct or certain improper benefit scenarios. Mandatory indemnification in limited circumstances; permissive in others.	A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to actual fraud or willful neglect or willful default.
Limited Liability of Directors	Texas Law allows limitation or elimination of liability for directors for monetary damages in the company’s formation documents, subject to exceptions for breach of loyalty, bad faith, or personal benefit. Exculpation is allowed under TBOC with some statutory exceptions.	Liability of directors may be limited, except with regard to their own actual fraud, willful neglect or willful default.
Amendments	The Proposed Certificate of Formation provides that the board of directors is authorized to amend, repeal or adopt new bylaws. Additionally, the shareholders may amend or repeal the bylaws only by the affirmative vote of four-fifths of the voting power of the outstanding shares of capital stock of PubCo entitled to vote thereon. Notwithstanding the aforementioned restrictions, shareholders may set certain qualifications for directors from time to time.	Under the SPAC’s amended and restated memorandum and articles of association, the memorandum of association and the articles of association may be amended by a special resolution of shareholders, as defined under the Companies Act (Revised) of the Cayman Islands.

	PubCo	SPAC
Shareholder Meetings	The Proposed Certificate of Formation provides that the Board shall call annual meetings and may call special meetings subject to certain notice restrictions. Annual meetings are called by the board of directors at certain designated places and times provided in the meeting notice, provided that a shareholder need not be physically present to participate in such meeting. The board of directors are required to provide written notice of an annual meeting to shareholders at least ten days before the date of the meeting. Special shareholder meetings may be called by the board of directors, the chairman of the board of directors, the chief executive officer, the president, or by shareholders holding 50% (or the highest percentage of ownership that may be set under the TBOC) of the shares entitled to vote on the proposed action of such meeting. Under the TBOC, the president of a corporation is required to have the right to call a shareholder meeting as are shareholders holding a specified percentage of the shares entitled to vote at such meeting. Written notice for special meetings must be given at least ten days prior the date of the meeting.	Under the SPAC’s amended and restated articles of association, general meetings of shareholders may be convened by the board of directors in accordance with the articles. Cayman Islands law does not require the SPAC to hold annual general meetings. Written notice of a general meeting must be given to shareholders in accordance with the notice periods and procedures set forth in the articles, and shareholders may attend and vote in person or by proxy, including through the use of electronic means as permitted by the articles.
Action by Written Consent	The Proposed Certificate of Formation provides that, unless otherwise provided under the TBOC, there is no right for shareholders to consent to any action in writing in lieu of a meeting.	Under the SPAC’s amended and restated articles of association and Cayman Islands law, shareholders may take action by written resolution only to the extent permitted under the Companies Act (Revised) and the articles; otherwise, shareholder action must be taken at a duly convened general meeting.
Supermajority Voting Provisions

According to the Proposed Certificate of Formation, certain actions require a four-fifths vote of the shareholders:

●

the adoption of any agreement for the merger or business combination, subject to certain exceptions;

●

the authorization of any sale, lease or exchange of all or substantially all of PubCo’s assets;

●

dissolution or liquidation of PubCo; and

●

the shareholders’ vote to amend or repeal any bylaws.

The SPAC’s amended and restated memorandum and articles of association do not contain supermajority voting provisions. Shareholder actions generally require approval by an ordinary resolution, except where Cayman Islands law or the SPAC’s governing documents require approval by a special resolution.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, shareholders should be aware that aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that may be different from, or in addition to, those of other shareholders generally. The SPAC Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, approving the Business Combination and in recommending to shareholders that they approve the Business Combination. SPAC Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the Sponsor purchased 2,875,000 founder shares (of which 718,750 founder shares will be forfeited at Closing) from SPAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the SPAC Ordinary Shares on February 17, 2026, which was $10.35, would have an aggregate value of approximately $22.3 million as of the same date. If SPAC does not consummate the Business Combination or another initial business combination by August 27, 2026 (unless such date is further extended by SPAC shareholders), and SPAC is therefore required to be liquidated, these shares would be worthless, as founder shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price per share that the Sponsor paid for the founder shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of PubCo after the Closing falls below the price initially paid for the SPAC Units in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, and other Insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	The Sponsor, officers and directors have entered into a letter agreement with SPAC, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any SPAC Public Shares they may hold in connection with the completion of our initial business combination.

●	SPAC consummated the sale of 276,250 private placement units at a price of $10.00 per private placement unit in a private placement to the Sponsor and EarlyBirdCapital, Inc., generating total gross proceeds of $2,762,500.

●	Up to an aggregate amount of $1,500,000 of any amounts outstanding under any working capital loans made by our Sponsor or any of its affiliates to SPAC may be converted into private units at a price of $10.00 per private unit at the option of the lender.

Compensation Received by the Sponsor

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
2,875,000 SPAC Ordinary Shares	$25,000
201,250 private units	$2,012,500
Up to $700,000	Loans of the same amount to pay for expenses of this offering
$20,000 per month	Office space and administrative services
Undetermined, of which up to $1,500,000 may be converted, at the discretion of the holder, into private units at a price of $10.00 per unit	Additional loans to be made by Sponsor, officers, directors or their affiliates
Undetermined	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination
$350,000	Fee owed to Celine & Partners, PLLC (“Celine”), which is controlled by Mr. Hui Chen, the husband of Ms. Chen Chen, who controls the Sponsor, for legal representation for this offering
$10,000 per month	Monthly retainer for ongoing legal representation following the consummation of the Initial Public Offering.

Recommendation to Shareholders of SPAC

The SPAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of SPAC and its shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Conversion Proposal, “FOR” the Governing Documents Proposal, “FOR” each of the Governing Documents Advisory Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Incentive Plan Proposal, and “FOR” the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of SPAC and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the proposals. In addition, SPAC’s officers have interests in the Business Combination that may conflict with your interests as a shareholder. See the section entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

U.S. Federal Income Tax Considerations

For a discussion summarizing certain U.S. federal income tax considerations of the Conversion, exercise of redemption rights and the Business Combination, please see “Material U.S. Federal Income Tax Considerations.”

Expected Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, SPAC, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and March GL and Greenland will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of the Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Emerging Growth Company

SPAC is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. SPAC has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, SPAC, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SPAC’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period.

Smaller Reporting Company

Additionally, SPAC is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our SPAC Ordinary Shares held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our SPAC Ordinary Shares held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factor Summary

In evaluating the Business Combination and the proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors discussed or referenced below and set forth under the section entitled “Risk Factors” elsewhere in this proxy statement/prospectus. The occurrence of one or more of the events or circumstances discussed or referenced below or in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) the ability of SPAC, the Companies, and PubCo to complete the Business Combination and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination. In particular, such risks include, but are not limited to, the following:

Risks Relating to SPAC and the Business Combination

●	The ability of SPAC shareholders to exercise redemption rights with respect to a large number of SPAC Public Shares or other factors may not allow SPAC to complete the Business Combination or optimize its capital structure.

●	There are risks to SPAC shareholders who are not affiliates of the Sponsor of becoming stockholders of PubCo through the Business Combination rather than acquiring securities of the Companies directly in an underwritten public offering, including no independent due diligence review by a traditional underwriter.

●	Because SPAC Insiders will lose their entire investment in SPAC if the Business Combination or an alternative business combination is not completed, and because SPAC’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether the Companies were appropriate for SPAC’s initial business combination.

●	The value of the Founder Shares following completion of the Business Combination is likely to be substantially higher than the nominal price paid for them, even if the trading price of PubCo Common Stock at such time is substantially less than $10.00 per share.

●	The Sponsor, directors, officers, advisors and their affiliates may elect to purchase SPAC Ordinary Shares from Public Shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the SPAC Ordinary Shares.

Risks Relating to Redemptions

●	Since the Business Combination involves a company organized under the laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of SPAC Ordinary Shares after or in connection with such Business Combination.

●	If SPAC Public Shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their SPAC Public Shares for a pro rata portion of the funds held in the Trust Account.

●	There is no guarantee that a SPAC Public Shareholder’s decision whether to redeem its SPAC Ordinary Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Risks Relating to the Consummation of the Conversion

●	Upon consummation of the Conversion, the rights of holders of PubCo Common Stock arising under the TBOC and the Proposed Governing Documents will differ from and may be less favorable to the rights of holders of SPAC Ordinary Shares arising under Cayman Islands Law and the Existing Governing Documents;

●	Texas Law and PubCo’s Proposed Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable;

●	The Proposed Certificate of Formation will designate a state or federal court located within the State of Texas as the sole and exclusive forum for substantially all disputes between PubCo and its stockholders, which could limit PubCo’s stockholders’ ability to obtain a favorable judicial forum for disputes with PubCo or its directors, officers, stockholders, employees, or agents.

Risks Relating to Tax

●	The Conversion may result in adverse tax consequences for holders of SPAC Ordinary Shares;

●	We may have been a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors;

●	The Business Combination may result in adverse tax consequences to holders of SPAC Ordinary Shares.

Risks Relating to the Companies

●	We are a development-stage company with a limited operating history and no revenues.

●	We have not drilled any wells to date, and our business model is unproven in the Jameson Land Basin.

●	We will require significant additional capital to fund our exploration and development activities, and we may not be able to obtain such funding on acceptable terms, or at all.

●	Our operations in Greenland are subject to unique regulatory, environmental, and political risks.

●	Our operations face risks inherent in the oil and gas industry.

●	We rely on strategic partnerships and third parties for significant aspects of our operations.

Risks Related to Ownership of PubCo Common Stock Following the Business Combination

●	Each of SPAC and the Companies have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting, and financial advisory fees.

●	An active market for PubCo’s securities may not develop, which would adversely affect the liquidity and price of PubCo’s securities

●	The market price of the PubCo Common Stock may decline as a result of the Business Combination.

●	If securities or industry analysts do not publish research or reports about PubCo’s business, if they change their recommendations regarding PubCo Common Stock or if PubCo’s operating results do not meet their expectations, the PubCo Common Stock price and trading volume could decline.

●	The trading price of the PubCo Common Stock is likely to be volatile, which could result in substantial losses to investors.

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma condensed combined financial information has been derived from the unaudited pro forma condensed combined balance sheet as of September 30, 2025 and the unaudited pro forma condensed combined statement of profit or loss for the nine months ended September 30, 2025, included in “Unaudited Pro Forma Condensed Combined Financial Information.”

The summary unaudited pro forma condensed combined financial information should be read in conjunction with the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of profit or loss, and the accompanying notes.

In addition, the unaudited condensed combined pro forma financial information was based on and should be read in conjunction with:

●	The unaudited financial statements of the March GL Company as of September 30, 2025, and for the period from March 31, 2025 (inception) to September 30, 2025;

●	The unaudited financial statements of Greenland Exploration Limited as of September 30, 2025, and for the period from June 9, 2025 (inception) to September 30, 2025; and

●	The unaudited financial statements of Pelican Acquisition Corporation as of October 31, 2025, and the audited financial statements for the period from July 23, 2024 (inception) through January 31, 2025.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical unaudited condensed balance sheet of SPAC as of October 31, 2025, with the historical unaudited consolidated balance sheets of Greenland and March GL as of September 30, 2025, on a pro forma basis as if the Business Combination had been consummated on October 31, 2025.

On September 9, 2025, SPAC entered into an Agreement and Plan of Merger, by and among Pelican Holdco, Inc., a Texas corporation, Pelican Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo, Greenland Exploration Limited, a Texas Corporation, Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo, and March GL Company, a Texas corporation. The transaction includes a series of mergers whereby SPAC, Greenland, and March GL will each merge with subsidiaries of PubCo. At the closing of the transaction pursuant to the Business Combination Agreement, PubCo will operate under the name Greenland Energy Company. The Boards of Directors of SPAC, March GL, Greenland, and merger subsidiaries have unanimously approved the Business Combination Agreement and the transactions contemplated thereby.

As consideration for the Business Combination, the holders of March GL common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock. The holders of Greenland common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock, with the Merger Consideration being a number of shares of PubCo common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. SPAC shareholders will receive one share of PubCo common stock for each share of SPAC ordinary shares they currently hold (subject to redemptions).

The unaudited pro forma combined statement of profit or loss for the nine months ended September 30, 2025 combines the historical unaudited statement of profit or loss of SPAC for the three and nine months ended October 31, 2025, the historical unaudited consolidated statement of profit or loss of Greenland for the nine months ended September 30, 2025, and the historical unaudited consolidated statement of profit or loss of March GL for the nine months ended September 30, 2025, the historical audited statement of profit and loss of Holdco for the period September 5 (inception) to September 30, 2025, on a pro forma basis as if the Business Combination had been consummated on the beginning of the earliest period presented.

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and March GL and Greenland will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

The unaudited pro forma condensed combined financial information has been prepared, assuming three redemption scenarios as follows:

Scenario 1 — Assuming No Redemptions: The “No Redemption Scenario” assumes that no holders of SPAC Public Shares exercise their right to have their SPAC Public Shares redeemed for their pro rata share of the Trust Account.

Scenario 2 — Assuming 50% Redemptions: The “50% Redemption Scenario” assumes that 50% holders of SPAC Public Shares exercise their right to have their SPAC Public Shares redeemed for their pro rata share of the Trust Account

Scenario 3 — Maximum Redemption Scenario: The “Maximum Redemption Scenario” assumes that all 8,625,000 SPAC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $86.9 million out of the Trust Account based on an assumed redemption price of approximately $10.07 per share. The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario.

The pro forma condensed financial statements have been prepared assuming no PIPE Financing since there is no minimum cash closing condition in the transaction and there are currently no commitments for such PIPE Financing.

The following table sets out share ownership of PubCo common stock on a Pro Forma basis assuming the no redemption scenario, 50% redemption scenario and maximum redemption scenario:

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(6)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder(1)	9,487,500	28.18%	5,157,000	17.63%	862,500	3.44%
Sponsor and affiliates(2)	2,390,000	7.10%	2,390,000	8.14%	2,390,000	9.54%
Underwriter(3)	294,875	0.88%	294,875	1.00%	294,875	1.18%
March GL shareholders(4)	20,000,000	59.40%	20,000,000	68.12%	20,000,000	79.85%
Greenland shareholders(5)	1,500,000	4.45%	1,500,000	5.11%	1,500,000	5.99%
Total shares of PubCo Common Stock outstanding at Closing	33,672,375	100%	29,359,875	100%	25,047,375	100%

(1)	Consist of common stocks held by SPAC’s public shareholder. Also includes 862,500 common stock underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
(2)	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
(3)	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
(4)	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
(5)	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.
(6)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The following summarizes selected unaudited pro forma information under the scenarios presented:

							Pro Forma Combined
	Historical						Assuming	Assuming Maximum
	SPAC(1)		March GL		Greenland		No Redemption	Redemption(2)
Statement of Profit and Loss Data - For the Nine Months Ended September 30, 2025
Loss from operations		$(726,449)		$(3,091,094)		$(28,136)	$(3,119,230)	$(3,119,230)
Net loss		$802,493		$(3,091,094)		$(28,136)	$(3,114,758)	$(3,114,758)
Basic and diluted net income per share		$0.10		$(32.10)		$(0.02)	$(0.09)	$(0.12)
Balance sheet data - as of September 30, 2025
Total current assets		$165,269		$1,306,831		$267,199	$77,735,019	$3,324,733
Total Assets		$88,054,474		$1,464,715		$267,199	$78,007,638	$3,597,352
Total current liabilities		$311,250		$529,189		$275,335	$2,278,274	$9,604,958
Total Liabilities		$311,250		$529,189		$275,335	$2,278,274	$9,604,958
Commitments and Contingencies	$		$		$		$	$
Total (deficit) equity		$(31,246)		$935,526		$(8,136)	$75,729,364	$(6,007,606)

(1)	Statement of Profit and Loss Data for SPAC for the nine months ended October 31, 2025.
(2)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this proxy statement/prospectus before deciding to invest in our shares of common stock. Additionally, new risks may emerge at any time and we cannot predict those risks or estimate the extent to which they may affect financial performance.

If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our shares of common stock could decline and our shareholders could lose all or part of their investment.

Risks Relating to SPAC and the Business Combination

The ability of SPAC shareholders to exercise redemption rights with respect to a large number of SPAC Public Shares or other factors may not allow SPAC to complete the Business Combination or optimize its capital structure.

If a larger number of shares are submitted for redemption than SPAC currently expects and such redemptions or other conditions are determined to result in a failure to satisfy the net tangible asset requirement set forth in the SPAC Articles is not approved, SPAC may need to seek to restructure the transaction to reserve a greater portion of the cash in the Trust Account or arrange for third-party financing. Third-party financing may not be available to SPAC, and the Companies on acceptable terms or at all.

Furthermore, raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. SPAC may experience additional redemptions prior to and in connection with consummation, if any, of the proposed Business Combination, which will further reduce the funds otherwise deliverable from the Trust Account to PubCo in connection with the Closing, which may negatively impact PubCo’s business plans, perhaps significantly, or the time period in which such plans can be carried out, if at all. Additional SPAC shares may be redeemed in connection with the consummation of the proposed Business Combination, if any, and in the event that SPAC seeks additional approvals from its shareholders to extend the time period SPAC has to complete an initial business combination. Additional redemptions by Public Shareholders will further deplete the funds available to be delivered to PubCo from the Trust Account at the Closing, which will increase the risk that PubCo may not have sufficient capital to execute its business plans. If there is insufficient capital available from the Trust Account to fund PubCo’s business plans, PubCo may be forced to consider other capital or financing sources to fund its business plans and operations, which may not be available to PubCo on favorable terms, if at all.

You may be unable to ascertain the merits or risks of the Companies operations.

If the Business Combination is consummated, PubCo will be affected by numerous risks inherent in the lines of business that PubCo expects to pursue. Although SPAC’s management has endeavored to evaluate the risks inherent in the proposed Business Combination with the Companies, SPAC cannot assure you that it can adequately ascertain or assess all of the significant risk factors. Furthermore, some of these risks may be outside of SPAC’s control. SPAC also cannot assure you that an investment in SPAC’s securities will not ultimately prove to be less favorable to investors in SPAC than a direct investment, if an opportunity were available, in PubCo. In addition, if SPAC shareholders do not believe that the prospects for the Business Combination are promising, a greater number of shareholders may exercise their redemption rights, which may make it difficult for SPAC to consummate the Business Combination.

There is no assurance that SPAC’s diligence will reveal all material risks that may be present with regard to the Companies. Subsequent to the completion of the Business Combination, PubCo may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.

SPAC cannot assure you that the due diligence SPAC has conducted on the Companies will reveal all material issues that may be present with regard to the Companies, or that it would be possible to uncover all material issues through a customary amount of due diligence or that risks outside of SPAC’s control will not later arise. The Companies are aware that SPAC must complete an initial business combination before its expiration. Consequently, the Companies may have obtained leverage over SPAC, knowing that if SPAC does not complete the Business Combination, SPAC may be unlikely to be able to complete an initial business combination with any other target business prior to such deadline. In addition, SPAC has had limited time to conduct due diligence. The Companies are privately held and expect to offer products and services that have not yet been fully developed or been commercialized and SPAC therefore has made its decision to pursue a business combination with the Companies on the basis of limited information, which may result in a business combination that is not as profitable as expected, if at all. As a result of these factors, PubCo may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in reporting losses.

Even if SPAC’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on PubCo’s liquidity, the fact that PubCo reports charges of this nature could contribute to negative market perceptions about PubCo or PubCo’s securities. In addition, charges of this nature may cause PubCo to violate leverage or other covenants to which it may be subject as a result of assuming pre-existing debt held by the Companies or by virtue of it obtaining debt financing following the Closing. Accordingly, any shareholders of SPAC who choose to remain stockholders of PubCo following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by SPAC’s officers or directors of a duty of care or other fiduciary duty owed by them to SPAC, or if they are able to successfully bring a private claim under securities Laws that the Registration Statement of which this proxy statement/prospectus forms a part contained an actionable material misstatement or material omission.

There are risks to SPAC shareholders who are not affiliates of the Sponsor of becoming stockholders of PubCo through the Business Combination rather than acquiring securities of the Companies directly in an underwritten public offering, including no independent due diligence review by a traditional underwriter.

There is no independent third-party investment bank taking on the economic risk typically borne by an underwriter in a traditional initial public offering (a “traditional underwriter”) in connection with the Business Combination. Because there is no traditional underwriter involved in the Business Combination or the issuance of SPAC’s securities in connection therewith, investors may not receive the benefit of the same outside independent review of SPAC’s and the Companies respective finances and operations as would investors in an initial public offering, and it is possible that defects in the Companies’ business or other problems that would have been discovered if the Companies conducted an underwritten public offering will not be discovered in connection with the Business Combination, which could adversely affect the market price of the PubCo Common Stock. Underwritten public offerings of securities conducted by a licensed broker-dealer are subjected to a due diligence review by the underwriter or dealer manager to satisfy statutory duties under the Securities Act, the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and the national securities exchange where such securities are listed. Additionally, underwriters or dealer-managers conducting such public offerings are subject to liability for any material misstatements or omissions in a registration statement filed in connection with the public offering. As no such review by a traditional underwriter will be conducted in connection with the Business Combination, SPAC shareholders may not have the benefit of the same independent review and investigation normally performed by a traditional underwriter in a public securities offering.

Unlike an underwritten initial public offering, the initial trading of PubCo’s securities will not benefit from the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed shares and underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing. The lack of such a process in connection with the listing of PubCo’s securities on Nasdaq could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for PubCo’s securities during the period immediately following the listing.

SPAC is dependent upon its executive officers and directors and their departure could adversely affect SPAC ability to operate and to consummate the initial business combination. Additionally, SPAC’s executive officers and directors also allocate their time to other businesses, thereby causing potential conflicts of interest that could have a negative impact on SPAC’s ability to complete the initial business combination.

SPAC’s operations and its ability to consummate the Business Combination are dependent upon a relatively small group of individuals and, in particular, its executive officers and directors. SPAC believes that its success depends on the continued service of its executive officers and directors, at least until the completion of the Business Combination. The unexpected loss of the services of one or more of SPAC’s directors or executive officers could have a detrimental effect on SPAC and the ability to consummate the Business Combination. In addition, SPAC’s executive officers and directors are not required to commit any specified amount of time to its affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including monitoring the due diligence and undertaking the other actions required in order to consummate the Business Combination. Each of SPAC’s executive officers is engaged in several other business endeavors for which they may be entitled to substantial compensation and SPAC’s directors also serve as officers and board members for other entities. If SPAC’s executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to SPAC’s affairs which may have a negative impact on SPAC’s ability to consummate the Business Combination.

PubCo’s ability to be successful following the Business Combination will depend upon the efforts of the PubCo Board and key personnel and the loss of such persons could negatively impact the operations and profitability of PubCo’s post-Business Combination business.

PubCo’s ability to be successful following the Business Combination will be dependent upon the efforts of PubCo Board and key personnel. SPAC cannot assure you that the PubCo Board and key personnel will be effective or successful or remain with PubCo. In addition to the other challenges they will face, such individuals may be unfamiliar with the requirements of operating a public company, which could cause PubCo’s management to have to expend time and resources helping them become familiar with such requirements. Accordingly, the future performance of PubCo will depend upon the quality of the post-Business Combination board of directors, management and key personnel of PubCo.

SPAC’s key personnel may negotiate employment or consulting agreements with PubCo in connection with the Business Combination. These agreements may provide for them to receive compensation following the Business Combination and as a result, may cause them to have conflicts of interest in determining whether the Business Combination is advantageous.

SPAC’s key personnel may be able to remain with PubCo after the completion of the Business Combination only if they are able to negotiate employment or consulting agreements in connection with the Business Combination. Such negotiations may take place prior to the consummation of the Business Combination and could provide for such individuals to receive compensation in the form of cash payments and/or securities of PubCo for services they would render to PubCo after the completion of the Business Combination. The personal and financial interests of such individuals may influence their motivation in connection with the consummation of the Business Combination. However, SPAC believes the ability of such individuals to remain with PubCo after the completion of the Business Combination will not be the determining factor in SPAC’s decisions regarding the consummation of the Business Combination. There is no certainty, however, that any of SPAC’s key personnel will remain with PubCo after the consummation of the Business Combination. SPAC cannot assure you that any of its key personnel will remain in senior management or advisory positions with PubCo.

Because SPAC’s Insiders will lose their entire investment in SPAC if the Business Combination or an alternative business combination is not completed, and because SPAC’s Insiders will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may have arisen in determining whether the Companies were appropriate for SPAC’s initial business combination.

SPAC’s Insiders currently own various interests in SPAC, which may be worthless if SPAC does not complete a business combination. The personal and financial interests of SPAC’s executive officers and directors may have influenced their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. At the closing of SPAC’s initial business combination, its Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on SPAC’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. In the event the Business Combination or an alternative business combination is completed, there is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on SPAC’s behalf. However, SPAC’s Sponsor, executive officers and directors, or any of their respective affiliates will not be eligible for any such reimbursement if the Business Combination or an alternative business combination is not completed. Such financial interests of SPAC’s Sponsor, executive officers and directors may have influenced their motivation in approving the Business Combination and may influence their motivation for completing the Business Combination.

Some of SPAC’s and the Companies officers and directors may be argued to have conflicts of interest that may influence them to support or approve the Business Combination without regard to your interests.

Certain officers and directors of SPAC and the Companies participate in arrangements that provide them with interests in the Business Combination that may be different from yours, including, among others, the continued service as an officer or director of PubCo, severance benefits, equity grants, continued indemnification and the potential ability to sell an increased number of shares of common stock of PubCo. If the Business Combination is not consummated and SPAC is forced to wind up, dissolve and liquidate in accordance with the SPAC Articles, the Founder Shares currently held by SPAC Insiders, which were initially acquired prior to the IPO for an, will be worthless (as the holders have waived liquidation rights with respect to such shares). Accordingly, the Sponsor and SPAC’s current executive officers and directors, have interests that may be different from, or in addition to, your interests as a shareholder. These interests, among others, may influence the officers and directors of SPAC and the Companies to support or approve the Business Combination.

SPAC shareholders and the Companies’ stockholders may not realize a benefit from the Business Combination commensurate with the ownership dilution they will experience in connection with the Business Combination.

If PubCo is unable to realize the full strategic and financial benefits currently anticipated from the Business Combination, SPAC shareholders and the Companies’ stockholders will have experienced substantial dilution of their ownership interests in their respective companies without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent PubCo is able to realize only part of the strategic and financial benefits currently anticipated from the Business Combination.

If the conditions to the Merger are not met, the Business Combination may not occur.

Even if the Business Combination is approved by the shareholders of SPAC and the stockholders of the Companies, specified conditions must be satisfied or waived to complete the Business Combination. These conditions are described in detail in the Business Combination Agreement and in addition to shareholder consent, include among other requirements, (a) the applicable SPAC shareholder, Greenland and March GL shareholder approvals shall have been obtained; (b) there shall have been no PubCo Material Adverse Effect or SPAC Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Business Combination Agreement; (c) no adverse Law or order, as prescribed in the Business Combination Agreement; (d) after giving effect to the redemption and PIPE Investment, PubCo will have net tangible assets of at least $5,000,001; (e) PubCo’s initial listing application shall have been approved by Nasdaq. SPAC and the Companies cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Business Combination may not occur or may be delayed and such delay may cause SPAC and the Companies to each lose some or all of the intended benefits of the Business Combination. If the Business Combination does not occur, SPAC may not be able to find another potential candidate for its initial business combination prior to SPAC’s deadline, and SPAC will be required to liquidate.

If redemptions by SPAC’s public shareholders are higher than expected, we may not be able to consummate the Business Combination, which could prevent the completion of the transaction and require SPAC to liquidate.

Although the maximum redemption scenario assumes that all of SPAC’s public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting to approve the Business Combination, the parties to the Business Combination Agreement currently expect that (a) SPAC will retain a considerable portion of the funds in its Trust Account and (b) the net tangible assets of PubCo, after giving effect to redemptions and the consummation of the Business Combination, will be at least $5,000,001. These expectations are based on recent, significant purchases of SPAC Ordinary Shares in the public market at prices substantially above the per-share redemption price that would be received in connection with such redemptions.

However, the Business Combination Agreement does not contain a minimum cash condition for closing, and the parties currently do not have commitments for any additional financing (such as a private investment in public equity (PIPE) or other third-party funding). As a result, if our expectations regarding shareholder redemptions do not materialize and more than approximately 1.1 million SPAC Ordinary Shares (representing about 13% of the outstanding SPAC Ordinary Shares) are redeemed, the aggregate value of PubCo’s net tangible assets would be less than the $5,000,001 minimum required under applicable law, and the Business Combination could not be consummated.

If the Business Combination is not completed and the parties are unable to consummate an alternative business combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may be required to (i) seek another target business with which to complete a business combination or (ii) liquidate the Trust Account and dissolve. In such event, SPAC’s public shareholders may only receive their pro rata portion of the funds in the Trust Account, and SPAC’s rights would expire without value.

Neither SPAC nor its shareholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total consideration received by SPAC shareholders in the event that any of the representations or warranties made by the Companies in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.

The representations and warranties made by the Companies in the Business Combination Agreement will not survive the Closing. As a result, SPAC and its shareholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the consideration to be received by SPAC shareholders if any representation or warranty made by the Companies in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, SPAC shareholders would have no indemnification claim with respect thereto and PubCo’s financial condition or results of operations could be adversely affected.

We may not be able to complete the Business Combination with certain potential target companies if a proposed transaction with the target company may be subject to review or approval by regulatory authorities pursuant to certain U.S. or foreign Laws or regulations.

Investments that involve the acquisition of, or investment in, a U.S. business by a non-U.S. investor may be subject to U.S. laws that regulate foreign investments in U.S. businesses and access by foreign persons to technology developed and produced in the United States. These laws include Section 721 of the Defense Production Act of 1950, as amended by the Foreign Investment Risk Review Modernization Act of 2018 (FIRRMA), and the regulations at 31 C.F.R. Parts 800 and 802, as amended, administered by the CFIUS. In addition, certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership.

CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Whether CFIUS has jurisdiction to review an acquisition or investment transaction depends on, among other factors, the nature and structure of the transaction, including the level of beneficial ownership interest and the nature of any information or governance rights involved. For example, investments that result in “control” of a “U.S. business” by a “foreign person” (in each case, as such terms are defined in 31 C.F.R. Part 800) that might be considered by CFIUS to be a covered transaction that CFIUS would have authority to review

Our Sponsor, Pelican Sponsor LLC, is currently controlled by Ms. Chen Chen, a United States citizen who is the manager of Pelican Sponsor LLC. As of the date of this prospectus, our Sponsor is not a foreign person as such terms are defined in 31 C.F.R. Part 800. If we seek or receive investments from a non-U.S. investor, and the terms of such investment may confer such rights, authorities or votes that could result in “control” by such non-U.S. investors as defined under 31 C.F.R. Section 800.208, among other parts, we could potentially be subject to such foreign ownership restrictions and/or CFIUS review.

The scope of CFIUS was expanded by FIRRMA to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.

If non-U.S. investors assume “control” over the Company, and our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, determine to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Additionally, outside the United States, Laws or regulations may affect our ability to consummate the Business Combination with potential target companies incorporated or having business operations in jurisdictions where national security considerations, involvement in regulated industries (including telecommunications), or in businesses where a country’s culture or heritage may be implicated.

Because we are a Cayman Islands exempted company, we may be considered a “foreign person” under such rules.

U.S. and foreign regulators generally have the power to deny the ability of the parties to consummate a transaction or to condition approval of a transaction on specified terms and conditions, which may not be acceptable to us or a target. In such event, we may not be able to consummate a transaction with that potential target.

Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 15 months to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public shareholders may receive only $10.00 per ordinary share initially, and our rights will expire worthless. Our public shareholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in PubCo.

Nasdaq may delist SPAC’s securities from trading on its exchange prior to the Business Combination, which could limit investors’ ability to make transactions in SPAC’s securities and subject it to additional trading restrictions.

We cannot assure you that our securities will continue to be listed on Nasdaq in the future and prior to the Business Combination. In order to continue listing our securities on Nasdaq prior to an initial Business Combination, we must maintain certain financial, distribution and share price levels. If Nasdaq delists our securities from trading on its exchange due to our inability to comply with any of the continued listing requirements, and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	Our ability to complete an initial Business Combination with a target company contemplating a Nasdaq listing;

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	to the extent that we do not qualify for any of the other penny stock exemptions from under the applicable provisions of Rule 3a51-1 under the Exchange Act, including that we have a minimum of $5 million in net tangible assets, a determination that our common stock is a “penny stock,” which will require brokers trading in our SPAC Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our units, SPAC Ordinary Shares and warrants are currently listed on Nasdaq, our units, SPAC Ordinary Shares and warrants are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the state of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offers our securities.

The Sponsor, directors, officers, advisors and their affiliates may elect to purchase SPAC Ordinary Shares from SPAC public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of the SPAC Ordinary Shares.

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material nonpublic information regarding SPAC or SPAC’s securities, SPAC’s Insiders, the Companies and/or their respective affiliates may purchase SPAC Ordinary Shares and/or Warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire SPAC Ordinary Shares or vote their shares in favor of the Business Combination Proposal, or to withdraw any request for redemption. In such transactions, the purchase price for the SPAC Ordinary Shares will not exceed the Redemption Price. In addition, the persons described above will waive redemption rights, if any, with respect to the SPAC Ordinary Shares they acquire in such transactions. However, any SPAC Ordinary Shares acquired by the persons described above would not vote on the Business Combination Proposal.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied. This may result in the completion of our Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on the SPAC Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. If such arrangements or agreements are entered into, SPAC will file a Current Report on Form 8-K prior to the special meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of SPAC Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination transaction will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of SPAC Ordinary Shares for which SPAC has received redemption requests. Further, such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	the registration statement/proxy statement filed for the Business Combination would disclose the possibility that the Sponsor, directors, officers, advisors or any of their affiliates may purchase shares or rights from SPAC public shareholders outside the redemption process, along with the purpose of such purchases;

●	if the Sponsor or the directors, officers, advisors or any of their affiliates were to purchase shares or rights from SPAC public shareholders, they would do so at a price no higher than the price offered through our redemption process;

●	the registration statement/proxy statement filed for the Business Combination would include a representation that any of the securities purchased by the Sponsor or the directors, officers, advisors or any of their affiliates would not be voted in favor of approving the Business Combination; and

●	the Sponsor or the directors, officers, advisors or any of their affiliates would not possess any redemption rights with respect to the securities or, if they do acquire and possess redemption rights, they would waive such rights.

In addition, if such purchases are made, the public “float” of SPAC Ordinary Shares or the public warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of the SPAC securities on a national securities exchange.

Changes in Laws or regulations, or a failure to comply with any Laws and regulations, may adversely affect SPAC’s business, including its ability to complete the Business Combination, and results of operations.

SPAC is subject to Laws and regulations enacted by national, regional and local governments. In particular, SPAC is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable Laws and regulations may be difficult, time consuming and costly. Those Laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on SPAC’s business, investments and results of operations. In addition, a failure to comply with applicable Laws or regulations, as interpreted and applied, could have a material adverse effect on SPAC’s business, including its ability to complete the Business Combination, and results of operations.

On March 30, 2022, the SEC issued proposed rules relating to, among other items, enhancing disclosures in business combination transactions involving SPACs and private operating companies; amending the financial statement requirements applicable to transactions involving shell companies; effectively limiting the use of projections in SEC filings in connection with proposed business combination transactions; increasing the potential liability of certain participants in proposed business combination transactions; and the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. Some of these rules were adopted by the SEC on January 24, 2024 and will apply to us and may materially adversely affect SPAC’s ability to consummate the Business Combination and may increase the costs and time related thereto as well as to PubCo.

The investments we make with the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per-share redemption amount received by shareholders may be less than $10.00 per ordinary share.

If the assets held in SPAC’s trust account are invested in U.S. government securities or in shares of money market funds registered under the Investment Company Act and regulated under Rule 2a-7, SPAC may be deemed to be an “investment company” under the Investment Company Act of 1940.

SPAC was formed for the purpose of effecting a business combination and not for the purpose of investing or trading in securities. However, because SPAC’s trust account holds securities rather than cash while SPAC searches for a business combination, there is a risk that SPAC could be viewed as being engaged primarily in the business of investing, reinvesting, or trading in securities. If SPAC were deemed to be an unregistered investment company, SPAC would be required to either register as an investment company under the Investment Company Act or take steps to avoid being subject to that law, including potentially liquidating the trust account and winding up its operations.

If SPAC were required to register as an investment company, it would be subject to extensive compliance requirements, including restrictions on its capital structure, operations, transactions with affiliates, and compensation arrangements, as well as ongoing reporting and regulatory obligations. Compliance with these requirements would be time-consuming, expensive and could materially interfere with SPAC’s ability to complete the Business Combination. As a result, SPAC may determine that it is not feasible to continue to pursue the Business Combination and instead liquidate.

If SPAC were required to wind up its operations and liquidate its trust account as a result of being deemed an unregistered investment company, SPAC would be required to redeem all of its public shares for cash. In that event, public stockholders would receive their pro rata share of the funds held in the trust account but would not participate in any future value or growth of the combined company. Investors would lose the opportunity to benefit from any price appreciation of the post-business combination company. In addition, SPAC’s warrants would expire worthless.

Accordingly, if SPAC is deemed to be an unregistered investment company and is required to liquidate, investors would lose the potential upside of the Business Combination and any investment opportunity in the combined company, and would realize only the redemption value of their public shares, which may be less than what they would have received had SPAC successfully completed the Business Combination.

The SEC has recently issued final rules to regulate special purpose acquisition companies. Certain of the procedures that we, a potential business combination target, or others may determine to undertake in connection with such rules may increase our costs and the time needed to complete our Business Combination and may constrain the circumstances under which we could complete a business combination.

On January 24, 2024, the SEC issued final rules (the “SPAC Rules”) relating, among other items, to disclosures in business combination transactions between special purpose acquisition companies (“SPACs”) such as us and private operating companies; the condensed financial statement requirements applicable to transactions involving shell companies; the use of projections by SPACs in SEC filings in connection with proposed business combination transactions; and the potential liability of certain participants in proposed business combination transactions. These SPAC Rules may increase the costs of and the time needed to negotiate and complete an initial business combination and may constrain the circumstances under which we could complete an initial business combination.

Risks Relating to Redemptions

Since our initial business combination involves a company organized under the Laws of a state of the United States, it is possible a 1% U.S. federal excise tax will be imposed on us in connection with redemptions of our Common Stock after or in connection with such initial business combination.

On August 16, 2022, the Inflation Reduction Act of 2022 became Law in the United States, which, among other things, imposes a 1% excise tax on the fair market value of certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e., United States) corporations (and certain non-U.S. corporations treated as “surrogate foreign corporations”). The excise tax will apply to stock repurchases occurring in 2023 and beyond. The amount of the excise tax is generally 1% of the fair market value of the shares of stock repurchased at the time of the repurchase. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out, and prevent the abuse or avoidance of, the excise tax; however, only limited guidance has been issued to date.

As an entity incorporated as a Cayman Islands exempted company, the 1% excise tax is not expected to apply to redemptions of our SPAC Ordinary Shares (absent any regulations and other additional guidance that may be issued in the future with retroactive effect).

However, in connection with an initial business combination involving a company organized under the Laws of the United States, it is possible that we domesticate and continue as a Texas corporation prior to certain redemptions and, because our securities are trading on Nasdaq, it is possible that we will be subject to the excise tax with respect to any subsequent redemptions, including redemptions in connection with the initial business combination, that are treated as repurchases for this purpose (other than, pursuant to recently issued guidance from the Treasury Department, redemptions in complete liquidation of the company). In all cases, the extent of the excise tax that may be incurred will depend on a number of factors, including the fair market value of our stock redeemed, the extent such redemptions could be treated as dividends and not repurchases, and the content of any regulations and other additional guidance from the Treasury Department that may be issued and applicable to the redemptions. Issuances of stock by a repurchasing corporation in a year in which such corporation repurchases stock may reduce the amount of excise tax imposed with respect to such repurchase. The excise tax is imposed on the repurchasing corporation itself, not the shareholders from which stock is repurchased. The imposition of the excise tax as a result of redemptions in connection with the initial business combination could, however, reduce the amount of cash available to pay redemptions or reduce the cash contribution to the target business in connection with our initial business combination, which could cause the other stockholders of PubCo to economically bear the impact of such excise tax.

There is no guarantee that a public shareholder’s decision whether to redeem its SPAC Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

We cannot assure you as to the price at which a public shareholder may be able to sell the PubCo Common Stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Mergers, may cause an increase in the PubCo stock price, and may result in a lower value realized now than a SPAC shareholder might realize in the future had the shareholder not elected to redeem such shareholder’s SPAC Public Shares. Similarly, if a public shareholder does not redeem such shareholder’s shares, such shareholder will bear the risk of ownership of PubCo Common Stock after the consummation of the Business Combination, and there can be no assurance that a PubCo stockholder can sell such stockholder’s PubCo Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A SPAC public shareholder should consult such shareholder’s own tax or f advisors for assistance on how this may affect its individual situation.

If SPAC public shareholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their SPAC Public Shares for a pro rata portion of the funds held in the Trust Account.

SPAC intends to comply with the U.S. federal proxy rules in conducting redemptions in connection with the Business Combination. However, despite SPAC’s compliance with these rules, if a SPAC shareholder fails to receive SPAC’s proxy materials, such shareholder may not become aware of the opportunity to redeem its SPAC Public Shares. In addition, this proxy statement/prospectus provides the various procedures that must be complied with in order to validly tender or redeem SPAC Public Shares. In the event that a public shareholder fails to comply with these or any other procedures, its SPAC Public Shares may not be redeemed.

In order to exercise their redemption rights, public shareholders are required to deliver their SPAC Public Shares, either physically or electronically using The Depository Trust Company’s DWAC System, to SPAC’s transfer agent prior to the vote at the Extraordinary General Meeting. If a public shareholder properly seeks redemption as described in this proxy statement/prospectus and the Business Combination is consummated, SPAC will redeem these SPAC Public Shares for a pro rata portion of the funds deposited in the Trust Account and the Public Shareholder will no longer own such SPAC Public Shares following the Merger.

If you or a “group” of SPAC shareholders of which you are a part is deemed to hold an aggregate of more than 15% of the SPAC Public Shares, you (or, if a member of such a group, or all of the members of such group in the aggregate) will lose the ability to redeem all such SPAC Public Shares in excess of 15% of the SPAC Public Shares.

A public shareholder, together with any of such shareholder’s affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate such shareholder’s SPAC Public Shares or, if part of such a group, the group’s SPAC Public Shares, in excess of 25% of the SPAC Public Shares, without the prior consent of SPAC Board. However, SPAC shareholders’ ability to vote all of their SPAC Public Shares (including such excess shares) for or against the Business Combination Proposal is not restricted by this limitation on redemptions. Your inability to redeem any such excess SPAC Public Shares could result in you suffering a material loss on your investment in SPAC if you sell such excess SPAC Public Shares in open market transactions. SPAC cannot assure you that the value of such excess SPAC Public Shares will appreciate over time following the Business Combination or that the market price of the SPAC Public Shares will exceed the per share Redemption Price.

There is no guarantee that a public shareholder’s decision whether to redeem his, her or its shares for a pro rata portion of the Trust Account will put such public shareholder in a better future economic position.

No assurance can be given as to the price at which a public shareholder may be able to sell PubCo Common Stock in the future following the completion of the Business Combination. Certain events following the consummation the Business Combination may cause an increase in PubCo’s stock price and may result in a lower value realized now than a public shareholder might realize in the future had the public shareholder not elected to redeem such public shareholders’ Class A Shares. Similarly, if a public shareholder does not redeem his, her or its shares, such shareholder will bear the risk of ownership of PubCo Common Stock after the consummation of the Business Combination, and there can be no assurance that a public shareholder can sell his, her or its PubCo Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. Any public shareholder should consult a financial advisor for assistance on how this may affect his, her or its individual situation.

Risks Relating to the Consummation of the Conversion

Upon consummation of the Conversion, the rights of holders of PubCo Common Stock arising under the TBOC and the Proposed Governing Documents will differ from and may be less favorable to the rights of holders of SPAC Ordinary Shares arising under Cayman Islands Law and the Existing Governing Documents.

Upon consummation of the Conversion, the rights of holders of PubCo Common Stock will be as provided in the Proposed Governing Documents and the TBOC. The Proposed Governing Documents and the TBOC contain provisions that differ in some respects from those in the Existing Governing Documents and Cayman Islands Law and, therefore, some rights of holders of PubCo Common Stock could differ from the rights that holders of SPAC Ordinary Shares currently have. For instance, while class actions are generally not available to shareholders under Cayman Islands Law, such actions are generally available under the TBOC. This change could increase the likelihood that PubCo becomes involved in costly litigation, which could have a material adverse effect on PubCo.

In addition, there are differences between the Proposed Governing Documents and the Existing Governing Documents. For a more detailed description of the rights of holders of PubCo Common Stock and how they may differ from the rights of holders of SPAC Ordinary Shares, please see “Comparison of Corporate Governance and Shareholder Rights.” The forms of the Proposed Certificate of Formation and the Proposed Bylaws are attached as Annex B and Annex C, respectively, to this proxy statement/prospectus, and SPAC urges you to read them.

Texas Law and PubCo’s Proposed Governing Documents contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Proposed Governing Documents that will be in effect upon consummation of the Conversion, and the TBOC, contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the PubCo Board and therefore depress the trading price of PubCo Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the PubCo Board or taking other corporate actions, including effecting changes in SPAC’s management. Among other things, the Proposed Governing Documents include provisions regarding:

●	a classified board of directors;

●	the ability of the PubCo Board to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, PubCo’s directors and officers;

●	the requirement that a special meeting of stockholders may only be called by the Chairman of the PubCo Board, except as otherwise expressly provided by the terms of any series of Preferred Stock, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of board of directors and stockholder meetings;

●	the ability of the PubCo Board to amend the bylaws, which may allow the PubCo Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the PubCo Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the PubCo Board, and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of PubCo.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the PubCo Board or management, that stockholders may consider to be in their best interests.

The Proposed Certificate of Formation will designate a state or federal court located within the State of Texas as the exclusive forum for substantially all disputes between PubCo and its stockholders and also provide that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or the Exchange Act, each of which could limit the ability of PubCo’s stockholders to choose the judicial forum for disputes with PubCo or its directors, officers or employees.

The Proposed Certificate of Formation, which will be in effect upon the Closing, provides that, unless PubCo consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the Texas Business Organizations Code (“TBOC”), be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of PubCo, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of PubCo to PubCo or PubCo’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action arising pursuant to any provision of the TBOC or the Proposed Certificate of Formation or the Proposed Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of the Proposed Certificate of Formation or the Proposed Bylaws, (v) any action asserting a claim related to or involving PubCo that is governed by the internal affairs doctrine, (vi) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court; provided, however, that such exclusive forum provision will not apply to any claims arising under the Securities Act or the Exchange Act, or the rules and regulations promulgated thereunder.

The Proposed Certificate of Formation provides that unless PubCo consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the sole and exclusive forum for resolving any action asserting a claim or cause of action arising under the Securities Act or the Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive forum provision. We also note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in any PubCo Common Stock will be deemed to have notice of and consented to the exclusive forum provision as set forth in the Proposed Certificate of Formation. This exclusive forum provision in the Proposed Certificate of Formation may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with PubCo or PubCo’s directors, officers, employees or agents, or could result in increased costs for a stockholder to bring a claim, particularly if they do not reside in or near Texas, both of which may discourage the filing of lawsuits with respect to such claims. Alternatively, if a court were to find the exclusive forum provision contained in the Proposed Certificae of Formation to be inapplicable or unenforceable in an action, PubCo may incur additional costs associated with resolving such actions in other jurisdictions, which could adversely affect Pubco’s business, operating results and financial condition.

Risks Relating to Tax

The Conversion may result in adverse tax consequences for holders of SPAC Ordinary Shares.

U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations - U.S. Holders”) may be subject to U.S. federal income tax as a result of the Conversion. Additionally, non-U.S. Holders (as defined in “Material U.S. Federal Income Tax Considerations - Non-U.S. Holders” below) may become subject to withholding tax on any dividends paid or deemed paid on SPAC stock after the Conversion.

As discussed more fully under “Material U.S. Federal Income Tax Considerations,” the Conversion is expected to be treated as a tax-deferred reorganization within the meaning of Section 368(a)(1)(F) of the Code (an “F Reorganization”). However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a corporation holding only investment-type assets such as SPAC, whether the Conversion qualifies as an F Reorganization is not entirely clear. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. If the Conversion fails to qualify as an F Reorganization, subject to the PFIC rules described in further detail below, a U.S. Holder generally would recognize gain or loss with respect to its SPAC Ordinary Shares in an amount equal to the difference, if any, between the fair market value of the corresponding SPAC Ordinary Shares received in the Conversion and the U.S. Holder’s adjusted tax basis in its SPAC Ordinary Shares surrendered in exchange therefor.

Even in the case of a transaction, such as the Conversion, that should qualify as an F Reorganization, U.S. Holders will be subject to Section 367(b) of the Code. As a result, a U.S. Holder that on the day of the Conversion beneficially owns (actually and constructively) SPAC Ordinary Shares (i) with a fair market value of less than $50,000 generally will not recognize any gain or loss and will not be required to include any part of SPAC’s earnings in income in respect of the Conversion; (ii) with a fair market value of $50,000 or more, but less than 10% of the total combined voting power of all classes of our stock entitled to vote and less than 10% or more of the total value of all classes of our stock, generally will recognize gain (but not loss) in respect of the Conversion as if such U.S. Holder exchanged its SPAC Ordinary Shares for new SPAC Ordinary Shares in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367(b) of the Code) attributable to the SPAC Ordinary Shares held directly by such U.S. Holder; and (iii) 10% or more of the total combined voting power of all classes of our stock entitled to vote or 10% or more of the total value of all classes of our stock, will generally be required to include in income as a deemed dividend the “all earnings and profits amount” attributable to the SPAC Ordinary Shares held directly by such U.S. Holder. However, any such U.S. Holder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend described in clause (ii) or clause (iii) of the previous sentence pursuant to Section 245A of the Code (commonly referred to as the participation exemption).

Notwithstanding the foregoing, if SPAC is classified as a “passive foreign investment company” or “PFIC” within the meaning of Section 1297 of the Code, a U.S. Holder of SPAC Ordinary Shares may, in certain circumstances, still recognize gain (but not loss) upon the exchange of its SPAC Ordinary Shares for new SPAC Ordinary Shares pursuant to the Conversion under the PFIC rules of the Code equal to the excess, if any, of the fair market value of the new SPAC Ordinary Shares received in the Conversion over the U.S. Holder’s adjusted tax basis in the corresponding SPAC Ordinary Shares surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income, and an interest charge would apply. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Conversion, including the availability of, and tax consequences arising from, making certain elections to avoid such gain recognition, see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - PFIC Considerations.”

All holders are urged to consult their tax advisor for the tax consequences of the Conversion to their particular situation. For a more complete discussion of the U.S. federal income tax consequences of the Conversion, see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations.”

We may have been a PFIC, which could result in adverse U.S. federal income tax consequences to U.S. investors.

Because SPAC is a blank check company with no current active operating business, we believe that it is likely that SPAC is classified as a PFIC for U.S. federal income tax purposes. If we have been a PFIC for any taxable year (or portion thereof) that is included in the holding period of a beneficial owner of SPAC Ordinary Shares that is a U.S. Holder, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements, including as a result of the Conversion. Our PFIC status for any taxable year will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, upon written request, SPAC will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information. The PFIC rules are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisors regarding the application and effect of the PFIC rules, including as a result of the Conversion, the availability and tax consequences arising from making certain elections (including the “qualified electing fund” election) applicable to U.S. Holders, and the applicability and effect of U.S. federal, state, local and foreign income and other tax Laws. For a more complete discussion of the U.S. federal income tax consequences of the Conversion, see the discussion in the section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - PFIC Considerations.”

The Business Combination may result in adverse tax consequences to holders of SPAC Ordinary Shares.

Subject to the assumptions, limitations and qualifications described in “Material U.S. Federal Income Tax Considerations” below, it is the opinion of Irvine Venture Law Firm, LLP that the SPAC Merger should be integrated with the Greenland Merger and the March GL Merger and, together, qualify as a tax-deferred transaction under Section 351 of the Code.

SPAC has not sought, and does not intend to seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or SPAC to adverse U.S. federal income tax consequences that would be different than those described herein. Each prospective investor is strongly urged to consult with a tax advisor with respect to the specific U.S. federal, state, local or foreign income or other tax consequences of the Business Combination to such prospective investor. Please see the section entitled “Material U.S. Federal Income Tax Considerations” for more information.]

Risks Relating to the Companies

We are a development-stage company with a limited operating history and no revenues.

We were formed in 2025 and have not generated any revenues to date. Our business is subject to the risks inherent in the establishment of a new enterprise, including limited financial resources, lack of operating history, and unproven management systems. There can be no assurance that we will be successful in implementing our business plan, achieving commercial production, or generating positive cash flows.

We have not drilled any wells to date, and our business model is unproven in the Jameson Land Basin.

We have not yet drilled any exploratory or development wells in the Jameson Land Basin. Our business strategy is focused on unlocking the hydrocarbon potential of this frontier basin through modern exploration techniques. There is no assurance that our planned drilling activities will result in discoveries or commercially viable production. Our ability to generate revenues and achieve profitability depends on our success in discovering and developing oil and gas reserves. If our exploration and development activities are unsuccessful, or if we are unable to execute them in a timely and cost-effective manner, our business, financial condition, and results of operations could be materially and adversely affected.

Our prospective resource estimates are highly uncertain and may differ materially from actual results.

The evaluation of our license interests in the Jameson Land Basin is based on prospective resources, which represent estimates of quantities of petroleum that may potentially be recovered from undiscovered accumulations. Prospective resource estimates are inherently uncertain and involve numerous assumptions, including geological interpretation, reservoir quality, recovery factors, and future development plans. There is no certainty that any portion of these resources will be discovered, or that, if discovered, they will be economically viable to produce. Actual results may differ materially from our estimates, which could adversely affect our future development plans and valuation.

Geological complexity and data limitations in the Jameson Land Basin may impair our ability to identify commercially viable prospects.

The Jameson Land Basin is a frontier exploration area characterized by limited seismic data coverage and significant structural complexity. Current seismic data are reconnaissance-level only, with wide line spacing that limits the accuracy of trap definition and reservoir imaging. Pervasive igneous intrusions and faulting patterns may negatively affect trap integrity, migration pathways, and seismic interpretation. In addition, significant Tertiary uplift and erosion have created uncertainty around thermal maturity, increasing the risk that certain formations may be gas-prone or non-prospective. These factors may result in unsuccessful drilling or lower-than-expected hydrocarbon recoveries, materially affecting our exploration program.

We will require significant additional capital to fund our exploration and development activities, and we may not be able to obtain such funding on acceptable terms, or at all.

Our planned drilling and development activities will require substantial capital expenditures. We expect to fund our initial drilling program through a combination of equity financing, strategic partnerships, and other potential capital sources. Our ability to raise additional capital depends on many factors, including investor appetite for frontier exploration risk, prevailing commodity prices, financial market conditions, and our operational results. If we are unable to raise sufficient funds on favorable terms or in a timely manner, we may need to delay, scale back, or cancel our planned drilling program, which could adversely affect our business and prospects.

Our operations in Greenland are subject to unique regulatory, environmental, and political risks.

All of our license interests are located in Greenland, a jurisdiction with a developing regulatory framework for oil and gas exploration. Our operations are subject to local environmental and permitting regulations, including requirements related to exploration licenses, drilling approvals, and environmental protection. Changes in Laws or regulations, delays in obtaining required permits, or increased environmental scrutiny could materially increase costs or delay our activities. In addition, Greenland’s political environment, while stable, may evolve in ways that affect foreign investment, taxation, or licensing terms. Any adverse regulatory or political developments could materially and adversely affect our business.

Commodity price volatility could materially affect our business, financial condition, and results of operations.

Oil and natural gas prices are volatile and subject to factors beyond our control, including global supply and demand, geopolitical developments, OPEC decisions, currency exchange rates, and macroeconomic conditions. Significant declines in commodity prices could reduce the economic viability of our exploration and development projects, affect our ability to raise capital, and impact potential future revenues. Prolonged periods of low prices could make it uneconomic to develop certain prospects or lead to impairment of our assets.

Our operations face risks inherent in the oil and gas industry.

Exploration and production operations involve numerous operational risks, including blowouts, equipment failures, well control issues, environmental releases, and accidents. These risks may result in personal injury, property damage, environmental harm, and significant financial liabilities. While we will seek to maintain insurance coverage typical for the industry, such coverage may not be sufficient to cover all potential liabilities, and insurance may not be available on commercially reasonable terms.

We rely on strategic partnerships and third parties for significant aspects of our operations.

Under our current license arrangements, we will hold a 70% interest in the Jameson Basin licenses after drilling the first two wells, through a series of complex partnerships and agreements. Our ability to execute our exploration and development program depends on the performance of our partners and contractors. Disputes, delays, financial distress, or non-performance by these parties could materially disrupt our operations and plans.

Future changes in environmental regulations and climate-related policies may adversely affect our business.

Increasing regulatory focus on climate change and environmental impacts of fossil fuels may result in new Laws or regulations that impose additional costs or operational restrictions. These may include carbon pricing, emissions limits, stricter permitting requirements, or limits on hydrocarbon development in sensitive areas such as Greenland. Such developments could materially increase costs, delay projects, or reduce the attractiveness of our assets.

Risks Related to Ownership of PubCo Common Stock Following the Business Combination

Each of SPAC and the Companies have incurred and will incur substantial costs in connection with the Business Combination and related transactions, such as legal, accounting, consulting, and financial advisory fees.

Each of SPAC and the Companies have incurred and expect that they will incur significant, non-recurring costs in connection with consummating the Business Combination and related transactions. SPAC and the Companies may also incur additional costs to retain key employees. SPAC and the Companies will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the Business Combination and related transactions. Although the parties have been provided with estimates of the costs for each advisory firm, the total actual costs may exceed those estimates and some of these costs are payable regardless of whether the Business Combination and related transactions are completed.

Additional unanticipated costs may be incurred in the course of conducting the business of PubCo after the completion of the Business Combination.

An active market for PubCo’s securities may not develop, which would adversely affect the liquidity and price of PubCo’s securities.

The price of PubCo’s securities may vary significantly due to factors specific to PubCo as well as to general market or economic conditions. Furthermore, an active trading market for PubCo’s securities may never develop or, if developed, it may not be sustained. Additionally, if PubCo securities become delisted from Nasdaq for any reason and are quoted on the OTC Pink Sheets, an inter-dealer automated quotation system for equity securities not listed on a national exchange, the liquidity and price of PubCo securities may be more limited than if they were listed on the Nasdaq or another national exchange. You may be unable to sell your securities unless a market can be established and sustained.

In addition, Nasdaq may delist PubCo’s securities from trading on its exchange, which could limit investors’ ability to make transactions in PubCo’s securities and subject PubCo to additional trading restrictions.

The market price of the PubCo Common Stock may decline as a result of the Business Combination.

The market price of PubCo Common Stock may decline as a result of the Business Combination for a number of reasons including if:

●	investors react negatively to the prospects of PubCo’s business and the prospects of the Business Combination;

●	the effect of the Business Combination on PubCo’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	PubCo does not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

As a result, you may not receive any return on an investment in PubCo Common Stock unless you sell your PubCo Common Stock for a price greater than that which you paid for it.

PubCo stockholders may experience dilution in the future.

The percentage of PubCo Common Stock owned by current stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that PubCo may grant to its directors, officers and employees, and the exercise of the PubCo Warrants. Such issuances may have a dilutive effect on PubCo’s earnings per share, which could adversely affect the market price of PubCo Common Stock. See “Summary of the Proxy Statement/Prospectus - Ownership of PubCo - Dilution” for more information.

If securities or industry analysts do not publish research or reports about PubCo’s business, if they change their recommendations regarding PubCo Common Stock or if PubCo’s operating results do not meet their expectations, the PubCo Common Stock price and trading volume could decline.

The trading market for PubCo Common Stock will depend in part on the research and reports that securities or industry analysts publish about PubCo or its businesses. If no securities or industry analysts commence coverage of PubCo, the trading price for PubCo Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish unfavorable research about its businesses, or if PubCo’s operating results do not meet analyst expectations, the trading price of PubCo Common Stock would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo regularly, demand for PubCo securities could decrease, which might cause the PubCo Common Stock price and trading volume to decline.

Future sales, or the perception of future sales, by PubCo or its stockholders in the public market following the Business Combination could cause the market price for PubCo Common Stock to decline.

Sales of substantial amounts of PubCo Common Stock in the public market after the Closing, or the perception that such sales could occur, could harm the prevailing market price of PubCo Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for PubCo to sell equity securities in the future at a time and at a price that it deems appropriate. We cannot predict what effect, if any, market sales of PubCo Common Stock or the availability of these securities for future sale will have on the market price of the PubCo Common Stock.

The trading price of the PubCo Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of the PubCo Common Stock is likely to be volatile and could fluctuate widely due to factors beyond its control or unrelated to its historical financial performance and condition and prospects. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations similar to PubCo. In addition to market and industry factors, the price and trading volume for the PubCo Common Stock may be highly volatile for factors specific to PubCo’s operations, including the following:

●	variations in its revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by it or its competitors;

●	announcements of new offerings, solutions and expansions by it or its competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about it, its services or its industry;

●	announcements of new regulations, rules or policies relevant for its business;

●	additions or departures of key personnel;

●	release of lockup or other transfer restrictions on its outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the PubCo Common Stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If PubCo was to be involved in a class action suit, it could divert a significant amount of its management’s attention and other resources from its business and operations and require it to incur significant expenses to defend the suit, which could harm its results of operations. Any such class action suit, whether or not successful, could harm its reputation and restrict its ability to raise capital in the future. In addition, if a claim is successfully made against PubCo, it may be required to pay significant damages, which could have a material adverse effect on its financial condition and results of operations.

If securities or industry analysts do not publish research or reports about PubCo’s business, or if they adversely change their recommendations regarding the PubCo Common Stock, the market price for the PubCo Common Stock and trading volume could decline.

The trading market for the PubCo Common Stock will be influenced by research or reports that industry or securities analysts publish about its business. If one or more analysts who cover PubCo downgrade the PubCo Common Stock, the market price for the PubCo Common Stock would likely decline. If one or more of these analysts cease to cover PubCo or fail to regularly publish reports on it, it could lose visibility in the financial markets, which in turn could cause the market price or trading volume for the PubCo Common Stock to decline.

Techniques employed by short sellers may drive down the market price of the PubCo Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short sellers’ attacks have, in the past, led to selling of shares in the market.

Public companies often are the subject of short selling. Much of the scrutiny and negative publicity often centers on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder Lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on PubCo. If it were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, PubCo could have to expend a significant amount of resources to investigate such allegations and/or defend itself. While PubCo would strongly defend against any such short seller attacks, it may be constrained in the manner in which it can proceed against the relevant short seller by principles of freedom of speech, applicable state Law or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract PubCo management from growing its business. Even if such allegations are ultimately proven to be groundless, allegations against PubCo could severely impact its business operations, and any investment in the PubCo Common Stock could be greatly reduced or even rendered worthless.

PubCo will incur significantly increased costs and devote substantial management time as a result of operating as a public company, particularly after it is no longer an “emerging growth company.”

After consummation of the Business Combination, PubCo will incur significant legal, accounting and other expenses that the Companies did not incur as a private company and SPAC did not incur as a blank check company. For example, it will be required to comply with certain of the requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. PubCo expects that compliance with these requirements with respect to the Companies’ business and operations will increase its legal and financial compliance costs and will make some activities more time consuming and costly. In addition, PubCo expects that its management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. In particular, it expects to incur significant expenses and devote substantial management effort towards ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act. The Companies are still in the process of compiling the system and processing documentation needed to comply with such requirements. PubCo may not be able to complete its evaluation, testing and any required remediation in a timely fashion. In that regard, PubCo anticipates that it will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

However, for as long as PubCo remains an “emerging growth company” as defined in the JOBS Act, it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. PubCo expects to continue SPAC’s election to accept this exemption from new or revised accounting standards and, therefore, will not be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

After PubCo is no longer an “emerging growth company,” it expects to incur additional management time and cost to comply with the more stringent reporting requirements, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

PubCo cannot predict or estimate the amount of additional costs it may incur as a result of becoming a public company or the timing of such costs.

EXTRAORDINARY GENERAL MEETING OF SPAC

General

SPAC is furnishing this proxy statement/prospectus to the SPAC shareholders as part of the solicitation of proxies by the SPAC Board for use at the Extraordinary General Meeting. This proxy statement/prospectus provides SPAC shareholders with information they need to know to be able to vote or direct their vote to be cast at the Extraordinary General Meeting.

Date, Time and Place of the Extraordinary General Meeting

To better meet practical needs, the SPAC Board determined that the Extraordinary General Meeting will be a virtual meeting conducted exclusively via live webcast. You will be able to attend the Extraordinary General Meeting online, vote at the Extraordinary General Meeting and submit your questions during the Extraordinary General Meeting by visiting https://                    . The meeting webcast will begin promptly at       a.m., Eastern Time, or such other date, time, and place to which such meeting may be adjourned. We encourage you to access the meeting prior to the start time, and you should allow ample time for the check-in procedures. Because the Extraordinary General Meeting will be a completely virtual meeting, there will be no physical location for shareholders to attend.

You can pre-register to attend the virtual Extraordinary General Meeting starting March 16, 2026 at 9:00 a.m., Eastern Time (three business days prior to the meeting date). Enter the URL address into your browser, https://www.cstproxy.com/pelicanacq/2026, enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the Extraordinary General Meeting, you will need to log in again using your control number and will also be prompted to enter your control number if you vote during the Extraordinary General Meeting.

Shareholders who hold their investments through a bank or broker will need to contact Broadridge to receive a control number. If you plan to vote at the Extraordinary General Meeting you will need to have a legal proxy from your bank or broker. If you would like to join and not vote, Broadridge will issue you a guest control number with proof of ownership. In either case you must contact Broadridge for specific instructions on how to receive the control number. Broadridge can be contacted at       or via email at       . Please allow up to 72 hours prior to the meeting for processing your control number. If you do not have access to the internet, you can listen to the meeting by dialing       (toll-free) (or +       if you are located outside the United States and Canada (standard rates apply)) and when prompted enter       . Please note that you will not be able to vote or ask questions at the Extraordinary General Meeting if you choose to participate telephonically.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, SPAC is asking SPAC shareholders to consider and vote upon:

●	the Business Combination Proposal — A current copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A;

●	the Conversion Proposal;

●	the Governing Documents Proposal — The Proposed Certificate of Formation and Proposed Bylaws are attached to this proxy statement/prospectus as Annex B and Annex C, respectively;

●	the Governing Documents Advisory Proposals;

●	The Stock Issuance Proposal;

●	The Incentive Plan Proposal — A form of the Incentive Plan is attached to this proxy statement/prospectus as Annex D; and

●	The Adjournment Proposal.

Each of the Proposals is conditioned on the approval and adoption of each of the other Proposals. The Adjournment Proposal is not conditioned upon the approval of any other proposal, and the Governing Documents Advisory Proposals are being submitted for approval on a non-binding advisory basis. For the avoidance of doubt, if put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the Proposals will not be submitted to the shareholders for a vote.

Recommendation of the SPAC Board

The SPAC Board believes that the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting are in the best interest of SPAC. Accordingly, the SPAC Board unanimously recommends that SPAC’s shareholders vote “FOR” the approval of the Business Combination Proposal, “FOR” the Conversion Proposal, “FOR” the Governing Documents Proposal, “FOR” the approval of the Governing Documents Advisory Proposals, “FOR” the Stock Issuance Proposal, “FOR” the approval of the Incentive Plan Proposal, and “FOR” the approval of the Adjournment Proposal, in each case, if presented to the Extraordinary General Meeting.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. SPAC’s officers have interests in the Business Combination that may be different from, or in addition to, your interests as a SPAC shareholder. The SPAC Board was aware of and considered these interests, among other matters, in approving the Business Combination and in determining to recommend to the SPAC shareholders to vote in favor of the Business Combination Proposal and the other proposals to be presented at the Extraordinary General Meeting. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

Record Date; Who is Entitled to Vote

SPAC has fixed February 19, 2026 as the Record Date for the Extraordinary General Meeting. If you were a holder of SPAC Ordinary Shares at the close of business on the Record Date, you are entitled to vote on matters that come before the Extraordinary General Meeting. However, an SPAC shareholder may only vote such shareholder’s shares if such shareholder is present virtually or is represented by proxy at the Extraordinary General Meeting. With respect to all matters submitted to a vote at the Extraordinary General Meeting, each SPAC shareholder will be entitled to one vote at the Extraordinary General Meeting for each Ordinary Share held of record as of the Record Date. As of the close of business on the Record Date for the Extraordinary General Meeting, there were 11,998,750 SPAC Ordinary Shares issued and outstanding, of which 8,625,000 were issued and outstanding SPAC Public Shares.

The Sponsor and the Insiders own and are entitled to vote an aggregate of approximately 25.73% of the outstanding SPAC Ordinary Shares. The Sponsor and the Insiders have agreed, among other things, to (i) vote all SPAC Ordinary Shares held by them at any meeting of the shareholders of SPAC in favor of the approval and adoption of the Business Combination Agreement and the Business Combination; and (ii) not to redeem or transfer any of the SPAC Ordinary Shares held by them, or deposit into a voting trust or enter into a voting agreement in a manner inconsistent with the Sponsor Letter Agreement. The Sponsor and the Insiders have also agreed to waive their redemption rights with respect to any SPAC Ordinary Shares they may hold in connection with the Closing.

Quorum

One or more shareholders holding at least one-third of the paid up voting share capital of SPAC present virtually or represented by proxy, or if a corporation or other non-natural person, by its duly authorized representative or proxy at the Extraordinary General Meeting, and entitled to vote at the Extraordinary General Meeting, constitute a quorum in order to conduct business at the Extraordinary General Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. The Sponsor and the Insiders, who currently own approximately 25.73% of the issued and outstanding SPAC Ordinary Shares, will count towards this quorum. In the absence of a quorum, the chairman of the Extraordinary General Meeting has power to adjourn the Extraordinary General Meeting.

Abstentions and Broker Non-Votes

Abstentions will be considered present for the purposes of establishing a quorum but, as a matter of Cayman Islands Law, will not constitute votes cast at the Extraordinary General Meeting and therefore will have no effect on the approval of the Proposals voted upon at the Extraordinary General Meeting.

Under Nasdaq rules, if a shareholder holds their shares in “street” name through a bank, broker or other nominee and the shareholder does not instruct their broker, bank or other nominee how to vote their shares on a proposal, the broker, bank or other nominee has the authority to vote the shares in its discretion on certain “routine” proposals. However, banks, brokers and other nominees are not authorized to exercise their voting discretion on “non-routine” proposals. This can result in a “broker non-vote,” which occurs on a proposal when: (i) a bank, broker or other nominee has discretionary authority to vote on one or more “routine” proposals to be voted on at a meeting of shareholders; (ii) there are one or more “non-routine” proposals to be voted on at the meeting for which the bank, broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares; and (iii) the beneficial owner fails to provide the bank, broker or other nominee with voting instructions on a “non-routine” proposal.

We believe that all of the proposals to be voted on at the Extraordinary General Meeting will be considered non-routine matters. As a result, if you hold your shares in street name, your bank, brokerage firm or other nominee cannot vote your shares on the proposals to be voted on at the Extraordinary General Meeting without your instruction.

Vote Required for Approval

The proposals presented at the Extraordinary General Meeting require the following votes:

(i)	Business Combination Proposal: The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders present virtually or represented by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting.

(ii)	Conversion Proposal: The approval of the Conversion Proposal requires a special resolution, being the affirmative vote of at least a two-thirds majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(iii)	Governing Documents Proposal: The approval of the Governing Documents Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(iv)	Governing Documents Advisory Proposals: The approval of the Governing Documents Advisory Proposals requires, on a non-binding advisory basis, an ordinary resolution, being the affirmative vote of a majority of the votes cast by SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(v)	Stock Issuance Proposal: The approval of the Stock Issuance Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(vi)	Incentive Plan Proposal: The approval of the Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter.

(vii)	Adjournment Proposal: The approval of the Adjournment Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by the SPAC shareholders present virtually or represented by proxy at the Extraordinary General Meeting and entitled to vote on such matter. If put forth at the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote.

If you are a shareholder of record of SPAC as of the Record Date, you may submit your proxy before the Extraordinary General Meeting in any of the following ways, if available:

●	use the toll-free number shown on your proxy card;

●	visit the website shown on your proxy card to vote via the internet; or

●	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a shareholder of record of SPAC as of the Record Date, you may also cast your vote at the Extraordinary General Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the Extraordinary General Meeting will need to obtain a proxy form from their broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to SPAC or by voting at the Extraordinary General Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that are “non-routine” without specific instructions from the beneficial owner. It is expected that all of the proposals are “non-routine” matters. Broker non-votes occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular proposal for which the broker does not have discretionary voting power. If you are an SPAC shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any of the proposals. Such abstentions and broker non-votes will have no effect on the vote count for any of the proposals.

Revoking Your Proxy

If you authorize a proxy, you may revoke it any time at or before the Extraordinary General Meeting by doing any one of the following:

●	notify SPAC or its proxy solicitor prior to the Extraordinary General Meeting that you have revoked your proxy;

●	mailing a new, subsequently dated proxy card; or

●	by attending the Extraordinary General Meeting, revoking your proxy, and voting virtually.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

If you are a shareholder of record of SPAC and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Pelican Acquisition Corp., 1185 Avenue of the Americas, Suite 304, New York, NY, 10036, and it must be received at any time before the vote is taken at the Extraordinary General Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, online, or by telephone no later than 5:00 p.m., Eastern Time, on March 13, 2026, or by voting at the Extraordinary General Meeting. If you have instructed a broker, bank or other nominee to vote your SPAC Ordinary Shares, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Who Can Answer Your Questions about Voting Your Shares

If you are a SPAC shareholder and have questions about how to vote or direct a vote in respect of your SPAC Ordinary Shares, you may call Advantage Proxy, Inc., SPAC’s proxy solicitor, by calling 877-870-8565 (toll-free), or if you are a bank or a broker, by calling 206-870-8565, or by emailing ksmith@advantageproxy.com.

Redemption Rights

Pursuant to the Existing Governing Documents, we are providing our public shareholders with the opportunity to have all or a portion of their SPAC Public Shares redeemed for cash upon the Closing. You will be entitled to receive cash for any SPAC Public Shares to be redeemed only if you:

●	(i) (a) hold SPAC Public Shares or (b) hold Units and you elect to separate your Public Units into the underlying SPAC Public Shares and SPAC Rights prior to exercising your redemption rights with respect to your SPAC Public Shares; and

●	(ii) prior to 5:00 p.m. Eastern Time, on March 13, 2026 (two business days prior to the vote at the Extraordinary General Meeting), (A) submit a written request to the Transfer Agent, that we redeem your SPAC Public Shares for cash and (B) deliver your SPAC Public Shares to the Transfer Agent.

Public shareholders may elect to redeem all or a portion of their SPAC Public Shares, whether they vote “FOR” the Business Combination Proposal or not. If the Business Combination is not consummated, the SPAC Public Shares will not be redeemed for cash. If the Business Combination is consummated and a public shareholder properly exercises its right to redeem its SPAC Public Shares and timely delivers its shares to the Transfer Agent, we will redeem each public share for a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the Closing, including interest earned on the funds held in the Trust Account and not previously released to fund SPAC’s working capital requirements and income taxes of SPAC or for permitted withdrawals, divided by the number of then-outstanding SPAC Public Shares. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed SPAC Public Shares for cash and will no longer own such shares. The redemption will take place before the Conversion and, accordingly, it is the SPAC Ordinary Shares that will be redeemed. Any request to redeem SPAC Public Shares, once made, may be withdrawn at any time until the deadline for requesting to exercise redemption rights and thereafter, with our consent, until the Closing. Furthermore, if a holder of SPAC Public Shares delivers its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that SPAC instruct the Transfer Agent to return the certificate. The holder can make such request by contacting the Transfer Agent, at the address or email address listed in the accompanying proxy statement/prospectus. We will be required to honor such request only if made prior to the deadline for requesting to exercise redemption rights.

If you hold the SPAC Public Shares in “street name,” you will have to coordinate with your broker to have your SPAC Public Shares certificated or delivered electronically. SPAC Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the SPAC Public Shares or delivering them through DTC’s DWAC (deposit withdrawal at custodian) system. In the event the Business Combination is not consummated this may result in an additional cost to public shareholders for the return of their SPAC Public Shares.

Any request for redemption, once made by a public shareholder, may not be withdrawn following the redemption deadline, unless the SPAC Board determines (in its sole discretion) to permit such withdrawal of a redemption request (which it may do in whole or in part).

Any corrected or changed written exercise of redemption rights must be received by the Transfer Agent prior to the redemption deadline and, following such deadline, with SPAC’s consent, prior to the Extraordinary General Meeting. No request for redemption is guaranteed to be honored unless the public holder’s shares have been delivered (either physically or electronically through DTC) to the Transfer Agent by the redemption deadline.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of such public shareholder or any other person with whom such public shareholder is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming its SPAC Ordinary Shares with respect to more than an aggregate of 15% of the SPAC Public Shares, without our prior consent. Accordingly, if a public shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the SPAC Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.

Each redemption of SPAC Ordinary Shares by public shareholders will decrease the amount in the Trust Account, which held total assets of approximately $88,706,755.28 as of the date of this prospectus and which SPAC intends to use for the purposes of consummating the Business Combination within the time period described in this proxy statement/prospectus. The closing conditions in the Business Combination Agreement are for the sole benefit of the parties thereto and may be waived by such parties. If, as a result of redemptions of SPAC Ordinary Shares by the public shareholders, these conditions are not met (or not waived), then the Business Combination may not be consummated.

Appraisal Rights

Public shareholders do not have appraisal rights or dissenters’ rights in connection with the Conversion or the Business Combination under Cayman Islands Law or the TBOC.

Proxy Solicitation

SPAC is soliciting proxies on behalf of the SPAC Board. This proxy solicitation is being made by mail, but also may be made by telephone or in person. SPAC has engaged Advantage Proxy Inc. to assist in the solicitation of proxies for the Extraordinary General Meeting. SPAC and its directors and officers and employees may also solicit proxies in person. SPAC will ask banks, brokers and other institutions, nominees and fiduciaries to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

SPAC will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of this proxy statement/prospectus and the related proxy materials. SPAC will pay Advantage Proxy Inc. a fee of $12,500 plus disbursements, reimburse Advantage Proxy Inc. for its reasonable out-of-pocket expenses and indemnify Advantage Proxy Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as SPAC’s proxy solicitor. SPAC will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus and the related materials to SPAC shareholders. SPAC’s directors and officers and employees of SPAC who solicit proxies will not be paid additional compensation for soliciting.

SPAC Shareholders

As of the date of this prospectus, there are 11,998,750 SPAC Ordinary Shares issued and outstanding, which includes 8,625,000 SPAC Public Shares.

Potential Purchases of SPAC Public Shares

At any time prior to the Extraordinary General Meeting, during a period when they are not then aware of any material non-public information regarding SPAC, the Companies, or its or their securities, the Sponsor, directors, executive officers, advisors or their affiliates may purchase SPAC Public Shares in privately negotiated transactions or in the open market from shareholders who redeem, or indicate an intention to redeem, their SPAC Public Shares, or they may enter into transactions with such persons and others to provide them with incentives to acquire SPAC Public Shares. Any SPAC Public Shares purchased by the Sponsor or its affiliates would be purchased at a price no higher than the redemption price for the SPAC Public Shares.

The purpose of such share purchases and other transactions would be to increase the likelihood that the conditions to the consummation of the Business Combination are satisfied or to provide additional equity financing. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value.

However, other than as expressly stated in this proxy statement/prospectus, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase SPAC Public Shares in such transactions. SPAC will file a Current Report on Form 8-K prior to the Extraordinary General Meeting to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons. Any such report will include (i) the amount of SPAC Ordinary Shares purchased and the purchase price; (ii) the purpose of such purchases; (iii) the impact of such purchases on the likelihood that the Business Combination will be approved; (iv) the identities or characteristics of security holders who sold shares if not purchased in the open market or the nature of the sellers; and (v) the number of SPAC Ordinary Shares for which SPAC has received redemption requests.

Any such arrangements may have a depressive effect on the price of PubCo Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than the market price and may therefore be more likely to sell the shares such investor or holder owns, either prior to or immediately after the Extraordinary General Meeting. The public “float” of SPAC’s SPAC Public Shares and the number of beneficial holders of SPAC’s securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of SPAC’s securities on a stock exchange.

THE BUSINESS COMBINATION PROPOSAL

Overview

We are asking public shareholders to approve the Business Combination and adopt the Business Combination Agreement. This subsection of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A hereto and which is incorporated by reference herein. Public shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination and the Business Combination Agreement. Public shareholders are also urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal. Terms not otherwise defined herein have the meanings ascribed to them in the Business Combination Agreement.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules for the Business Combination Agreement, which we refer to as the “Schedules,” which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Except as otherwise disclosed herein, we do not believe that the Schedules contain information that is material to an investment decision.

The Business Combination Agreement

General Description

On August 5, 2025, SPAC entered into the Business Combination Agreement, by and among SPAC, March GL, Greenland, SPAC Merger Sub, March GL Merger Sub, and Greenland Merger Sub. Pursuant to the Business Combination Agreement, among other things:

(i)	SPAC will change its jurisdiction of incorporation by deregistering as a Cayman Islands exempted company and continuing and domesticating as a corporation incorporated under the Laws of the State of Texas (the “Conversion”). Upon the Conversion, each issued and outstanding SPAC security will remain outstanding and automatically represent a corresponding security of SPAC as a Texas corporation, without any action required by the holders.; and

(ii)	Following the Conversion and on the terms and subject to the conditions of the Business Combination Agreement, SPAC Merger Sub will merge with and into SPAC, with SPAC surviving as a wholly-owned subsidiary of PubCo (the “SPAC Merger”). Immediately thereafter, Greenland Merger Sub will merge with and into Greenland, with Greenland surviving as a wholly-owned subsidiary of PubCo (the “Greenland Merger”). Immediately thereafter, March GL Merger Sub will merge with and into March GL, with March GL surviving as a wholly-owned subsidiary of PubCo (the “March GL Merger”, and together with the SPAC Merger and Greenland Merger, the “Mergers”). Immediately after the March GL Merger, PubCo will contribute all of the issued and outstanding capital stock of March GL to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland. The Mergers and the other transactions contemplated by the Business Combination Agreement are collectively the “Business Combination”, and as a result of the Business Combination, PubCo will be renamed Greenland Energy Company and will become publicly traded company on Nasdaq.

Structure of the Business Combination

Pursuant to the Business Combination Agreement, the Business Combination will be effected in three steps, subject to the approval and adoption of the Business Combination Agreement by the shareholders of SPAC. On the Closing Date, and following the Conversion and any required contributions: (a) SPAC Merger Sub will merge with and into SPAC, with SPAC as the surviving company (the time at which the SPAC Merger becomes effective is referred to herein as the “SPAC Merger Effective Time”), and as a result, SPAC will become a wholly owned subsidiary of PubCo, with each SPAC Ordinary Share converted into the right to receive one share of PubCo Common Stock; (b) immediately following the SPAC Merger, Greenland Merger Sub will merge with and into Greenland (the “Greenland Merger”), with Greenland as the surviving corporation (the time at which the Greenland Merger becomes effective is referred to herein as the “Greenland Merger Effective Time”), and as a result, Greenland will become a wholly owned subsidiary of PubCo, with each share of Greenland Common Stock converted into the right to receive one share of PubCo Common Stock; and (c) immediately following the Greenland Merger, March GL Merger Sub will merge with and into March GL (the “March GL Merger” and, together with the SPAC Merger and the Greenland Merger, the “Mergers”), with March GL as the surviving corporation (the time at which the March GL Merger becomes effective is referred to herein as the “March GL Merger Effective Time”), and as a result, March GL will become a wholly owned subsidiary of PubCo, with each share of March GL Common Stock converted into the right to receive a pro-rata number of an aggregate 20,000,000 shares of PubCo Common Stock. Immediately following the consummation of the March GL Merger, PubCo will contribute 100% of the March GL Common Stock received pursuant to the March GL Merger to Greenland, resulting in March GL becoming a wholly owned subsidiary of Greenland.

The following diagram illustrates the ownership structure of SPAC, PubCo, March GL, Greenland, March GL Merger Sub, and Greenland Merger Sub prior to the Business Combination and then after the Business Combination.

Prior to the Business Combination

PubCo
100%
100%
March GL
Merger Sub
Greenland
Merger Sub

After the Business Combination

Ownership of PubCo Immediately After the Closing

The table below illustrates varying beneficial ownership levels in PubCo immediately upon Closing assuming (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario, each on a fully diluted basis:

	No Redemption Scenario		50% Redemption Scenario		Maximum Redemption Scenario(1)
	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %	PubCo Common Stock	Ownership %
SPAC public shareholder	9,487,500	27%	5,175,000	17%	862,500	3%
Sponsor and affiliates	2,390,000	7%	2,390,000	8%	2,390,000	9%
Underwriter	294,875	1%	294,875	1%	294,875	1%
March GL shareholders	20,000,000	57%	20,000,000	65%	20,000,000	75%
Greenland shareholders	3,000,000	9%	3,000,000	10%	3,000,000	11%
Fully diluted PubCo shares	35,172,375	100%	30,859,875	100%	26,547,375	100%

*	Under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemptions, and (iii) a maximum redemption scenario, immediately upon consummation of the Business Combination, the Sponsor will own, on a fully diluted basis, 2,390,000 shares of PubCo Common Stock, representing approximately 7%, 8%, and 9% of the issued PubCo Common Stock respectively.
(1)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

Dilution

The following table presents the net tangible book value per share at various redemption levels assuming various sources of material probable dilution (but excluding the effects of the Business Combination transaction itself):

	No Redemption Scenario	50% Redemption Scenario	Maximum Redemption Scenario(1)
Net tangible book value per share, as adjusted, as of September 30, 2025	$5.96	$4.19	$(1.15)

Numerator adjustments
SPAC net tangible book deficit as of September 30, 2025	$(31,246)	$(31,246)	$(31,246)
Transaction expenses to be incurred by SPAC	$(10,901,250)	$(7,882,500)	$(4,863,750)
Reclassification of shares subject to redemption to equity	$87,774,470	$43,887,235	$-
As adjusted net tangible book value	$76,841,974	$35,973,489	$(4,894,996)

Denominator adjustments
SPAC common shares held by public shareholders	8,625,000	4,312,500	-
SPAC common shares underlying SPAC Public Rights	862,500	862,500	862,500
SPAC founder shares held by Sponsor	2,875,000	2,875,000	2,875,000
SPAC founder shares held by underwriter	200,000	200,000	200,000
SPAC common shares underlying private unit held by Sponsor	212,500	212,500	212,500
SPAC common shares underlying private unit held by underwriter	86,250	86,250	86,250
SPAC common share underlying private unit rights held by Sponsor	21,250	21,250	21,250
SPAC common share underlying private unit rights held by underwriter	8,625	8,625	8,625
As adjusted SPAC shares outstanding	12,891,125	8,578,625	4,266,125

(1)	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

Consideration

As consideration for the Mergers, the holders of March GL Common Stock immediately prior to the March GL Merger will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo Common Stock (the “March GL Merger Consideration”). The holders of Greenland Common Stock immediately prior to the Greenland Merger will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo Common Stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of PubCo Common Stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00.

Benefits and Detriments of the Business Combination

Stakeholder	Benefits	Detriments
SPAC	Failure to complete a business combination would result in SPAC being delisted and trust liquidated. The Business Combination may create value for SPAC and its shareholders.	SPAC could potentially have found a target that may have a more optimal risk/return profile than the Companies. In this case, SPAC, its shareholders and affiliates would stand to benefit more than in the Business Combination with the Companies.
Sponsor and Affiliates	Failure to complete a business combination would result in SPAC being delisted and trust liquidated. The Business Combination may create value for SPAC and its shareholders.	SPAC could potentially have found a target that may have a more optimal risk/return profile than the Companies. In this case, SPAC, its shareholders and affiliates would stand to benefit more than in the Business Combination with the Companies.
Unaffiliated Security Holders	If the market was to recognize the valuation and potential of PubCo, the stock price may be expected to increase from the trust level of approximately $10.28 per share which will benefit the shareholders.	For non-redeeming shareholders the risk is that the market will not support the valuation of PubCo either as a result of the general market downturn or risks specific to PubCo. In this case, the stock price may be reasonably expected to trade below the trust value of approximately $10.28. If this scenario were to materialize, the public shareholders would have been better off redeeming rather than holding the stock post Business Combination.
The Companies	The Business Combination is expected to create value for the Companies, including as a result of providing a listing for its securities on a national securities exchange. Access to the public markets could allow it to expand its business operations.	Failure to complete the Business Combination would result in the Companies incurring significant expenses for a transaction that would not be consummated. It would also result in lost time that the Companies could have spent focusing on other opportunities.
The Company Stakeholders	Consummation of the Business Combination will allow the Company stakeholders to hold securities in PubCo which will be listed on a national securities exchange. Such listing would provide greater liquidity. Additionally, access to the public markets could allow it to expand its business operations.	Failure to complete the Business Combination would result in the Companies incurring significant expenses for a transaction that would not be consummated. It would also result in lost time that the Companies could have spent focusing on other opportunities. If this scenario were to materialize, the Company stakeholders would have been better off if the Companies had focused on other opportunities or exclusively attempting to expand its business operations rather than seeking to consummate the Business Combination.

Closing and Effective Time of the Business Combination

The closing of the Business Combination is expected to take place on a date and at a time to be agreed upon by the Parties, which shall be no later than the second (2nd) business day after the conditions described below under the subsection “Conditions to Obligations of Parties” have been satisfied, or, if permissible, waived by the party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions at the closing), or at such other time, date and location as may be mutually agreed upon in writing by the parties to the Business Combination Agreement.

Conditions to the Closing of the Business Combination

Conditions to Each Party’s Obligations

The respective obligations of the parties to the Business Combination Agreement to consummate and effect the transactions contemplated by the Business Combination Agreement are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions:

●	SPAC shareholder approvals described in the Proxy Statement have been obtained at the Extraordinary General Meeting in accordance with applicable Law and organizational documents;

●	Required Company Shareholder Approval has been obtained and remains in full force;

●	No Law or governmental order exists that makes the transactions illegal or prevents their consummation;

●	PubCo will have net tangible assets of at least $5,000,001 after the Redemption and PIPE Investment;

●	The SEC has declared the Registration Statement effective, and no stop order is in effect;

●	PubCo Common Stock to be issued in the Mergers has been approved for listing on Nasdaq or another agreed stock exchange, subject to notice of issuance; and

●	PubCo’s organizational documents will be amended to increase authorized common stock to 500,000,000 shares.

Conditions to the Companies Obligations

The obligations of the Companies to consummate and effect the Business Combination are subject to the satisfaction, at or prior to the closing of the Business Combination, of each of the following conditions, any of which may be waived, in writing, exclusively by the Companies:

●	the representations and warranties of SPAC, each Merger Sub, the other Company, and PubCo in ARTICLE III, V, VI, and VII of the Business Combination Agreement shall be true and correct as of the Closing Date, disregarding any materiality or similar qualifiers, except where a representation expressly relates to an earlier date;

●	the SPAC, the SPAC Merger Sub, the Greenland Merger Sub, the other Company, and PubCo shall have performed all obligations and complied with all covenants under the Business Combination Agreement to be performed or complied with on or prior to the Closing Date, except where waived in writing by the Companies;

●	the covenants and agreements of the SPAC Parties to be performed or complied with on or before the Closing in accordance with the Business Combination Agreement shall have been performed in all material respects;

●	SPAC shall deliver a certificate, dated the Closing Date, signed by an executive officer, certifying satisfaction of the conditions in Sections 9.2(a) and 9.2(b) of the Business Combination Agreement;

●	SPAC shall deliver a certificate from its secretary or executive officer certifying and attaching (A) copies of SPAC’s Organizational Documents as of the Closing Date, and (B) board resolutions authorizing execution, delivery, performance of the Business Combination Agreement and Ancillary Documents, and the consummation of the transactions;

●	SPAC shall deliver good standing certificates (or equivalent) for SPAC, each Merger Sub, and PubCo, certified no earlier than 30 days prior to Closing by the relevant Governmental Authority;

●	Each Company Shareholder shall have received a Letter of Transmittal from the Exchange Agent; and

●	PubCo shall have entered into indemnification agreements in a form mutually agreed with the Company;

Conditions to the SPAC, PubCo and each Merger Sub’s Obligations

The obligations of the SPAC, PubCo and each Merger Sub’s to consummate the Business Combination are subject to the satisfaction or written waiver, at or prior to the closing of the Business Combination, of each of the following conditions:

●	the representations and warranties in Sections 4.1, 4.2, and 4.28 of the Business Combination Agreement shall be true and correct in all material respects as of the date of this Agreement and immediately prior to the Greenland Merger Effective Time, except where a representation expressly relates to an earlier date;

●	all other representations and warranties in Article IV of the Business Combination Agreement (excluding the Specified Representations) shall be true and correct as of the date of this Agreement and immediately prior to the Greenland Merger Effective Time, except where expressly relating to an earlier date;

●	each Company shall have performed all obligations and complied with all agreements and covenants in all material respects on or prior to the Closing Date, except where waived in writing by SPAC;

●	no Material Adverse Effect shall have occurred with respect to the Companies since the date of this Agreement that is continuing and uncured;

●	SPAC shall receive a certificate from each Company, dated as of the Closing Date, signed by an executive officer, certifying satisfaction of the conditions in Sections 9.3(a), 9.3(b), and 9.3(c) of the Business Combination Agreement;

●	each Company shall deliver a certificate from its secretary certifying and attaching board resolutions authorizing execution, delivery, performance of the Business Combination Agreement and Ancillary Documents, and the consummation of the Greenland Merger, March GL Merger, and other contemplated transactions;

●	each Company shall deliver a good standing certificate (or equivalent) certified no earlier than 30 days prior to the Closing Date by the relevant Governmental Authority; and

●	SPAC shall receive written resignations, effective as of the Closing, from each director and officer of the Company as requested by SPAC.

Representations and Warranties

The Business Combination Agreement contains customary representations and warranties of the parties thereto with respect to, among other things: Organization and Standing; Authorization; Binding Agreement; Capitalization; Subsidiaries; Governmental Approvals; Non-Contravention; Financial Statements; Absence of Certain Changes; Compliance with Laws; Company Permits; Litigation; Material Contracts; Intellectual Property; Taxes and Returns; Real Property; Personal Property; Title to and Sufficiency of Assets; Employee Matters; Benefit Plans; Environmental Matters; Transactions with Related Persons; Insurance; Books and Records; Reserved; Certain Business Practices; Compliance with Privacy Laws, Privacy Policies and Certain Contracts; Investment Company Act; Finders and Brokers; Independent Investigation; Information Supplied; Disclosure; Merger Sub Activities; Actions; Orders; PubCo Activities; Ownership of Merger Consideration The representations and warranties of the parties do not survive the Closing.

Covenants of the Parties

The Parties made certain covenants under the Business Combination Agreement, including, among others, the covenants set forth below.

Subject to certain exceptions and other than as expressly contemplated by the Business Combination Agreement or the Ancillary Agreements, as set forth on the Schedules, as consented to by the Parties or as required by applicable Law, the Parties shall, operate in the ordinary course of business, and use commercially reasonable efforts to preserve their relationships with material customers, suppliers, distributors and others with whom such Parties has a material business relationship.

Subject to certain exceptions and other than as set forth on the Schedules or as consented to by the Parties (such consent not to be unreasonably withheld, conditioned or delayed) or expressly contemplated by the Business Combination Agreement or the Ancillary Agreements or required by applicable Law, the Parties shall comply with both affirmative and negative covenants, including but not limited to:

●	during the interim period between the date of the Business Combination Agreement and the Closing (or earlier termination), each Company will provide SPAC and its representatives reasonable access to its offices, employees, properties, contracts, books, records, financial and operating data, and other relevant information, and will cause its representatives to reasonably cooperate with SPAC’s investigation. similarly, SPAC and its representatives will provide each Company and its representatives reasonable access to similar information regarding SPAC and its subsidiaries and will cause its representatives to reasonably cooperate. all access and investigation activities must be conducted so as not to unreasonably interfere with the respective businesses;

●	during the interim period, unless SPAC consents, each Company must conduct its business in the ordinary course consistent with past practice, comply in all material respects with applicable Laws, and take commercially reasonable steps to preserve its business operations, assets, employees, and management. without SPAC’s prior consent, Companies may not: amend organizational documents, issue equity or equity-based securities, pay dividends, incur significant debt or liabilities, materially change employee compensation or benefits, modify intellectual property or material contracts, make material acquisitions, undertake capital expenditures above specified thresholds, enter into material transactions with related parties, or otherwise take actions that would materially affect their business operations outside the ordinary course, except as contemplated by the Business Combination Agreement or Ancillary Documents. Companies must notify SPAC of any actions taken and use reasonable efforts to mitigate any negative effects;

●	during the interim period, unless each Company consents, SPAC and its subsidiaries must comply with applicable Laws and may not, without such consent: amend organizational documents or the IPO Prospectus, issue equity or equity-based securities (other than as permitted by existing terms), incur significant debt or liabilities outside ordinary course, amend the Trust Agreement adversely, terminate material contracts, fail to maintain books or insurance coverage, acquire businesses or material assets outside ordinary course, adopt reorganization or liquidation plans (other than in connection with the Mergers), or take actions likely to materially delay or impair obtaining required governmental consents. SPAC must notify each Company of any such actions and use reasonable efforts to mitigate any negative effects;

●	the Merger Consideration, PubCo Warrants, and underlying PubCo Common Stock shall be registered in the Form S-4 filed in connection with the Mergers; if the registration statement is not filed or the securities cannot be registered therein, PubCo shall enter into a registration rights agreement with holders prior to the Closing, providing for automatic registration within two weeks of Closing, three demand rights, and unlimited piggyback rights;

●	during the Interim Period, each Party shall not, and shall cause its Representatives not to, directly or indirectly solicit, assist, initiate, facilitate, or encourage any Acquisition Proposal, furnish non-public information regarding such Party to any third party in connection with an Acquisition Proposal, engage in discussions or negotiations that could reasonably lead to an Acquisition Proposal, approve, endorse or recommend any Acquisition Proposal, or negotiate any agreement related to an Acquisition Proposal; each Party shall promptly notify the others in writing of receipt of any Acquisition Proposal or request for information and keep the others informed of their status; each Party shall cease and terminate any solicitations, discussions or negotiations regarding any Acquisition Proposal;

●	PubCo shall adopt an equity incentive plan covering up to 10% of the outstanding shares of the combined company on a fully diluted basis as of the Closing; the plan shall permit stock options, restricted stock, restricted stock units, stock appreciation rights, and other equity awards, and include an evergreen provision for annual increases determined by the board of directors; definitive terms including eligibility, vesting, and administration shall be set forth in the plan document adopted by the board of PubCo;

●	each Company and its Affiliates shall not purchase or sell any securities of SPAC, communicate material nonpublic information, or take any other action in violation of federal securities Laws, SEC or Nasdaq rules, or other applicable Laws while in possession of such material nonpublic information, except to engage in the Mergers in accordance with ARTICLE I of the Business Combination Agreement;

●	during the Interim Period, each Party shall promptly notify the others if it or its Affiliates fail to comply with any covenant, receive any notice alleging required consents or non-compliance with Law, receive any communication from a Governmental Authority regarding the transactions, become aware of facts or events that would make any representation or warranty false, constitute a breach, or delay satisfaction of Closing conditions, or become aware of any commencement or threat of any Action against it or its Affiliates with respect to the transactions contemplated by this Agreement; such notice shall not constitute an acknowledgment or admission regarding satisfaction of Closing conditions or breach of representations, warranties, or covenants;

●	each Party shall use its reasonable best efforts and cooperate fully with the other Parties to take all actions and do all things reasonably necessary under applicable Laws to consummate the transactions contemplated by this Agreement, including obtaining required Consents of Governmental Authorities, provided no Party shall be required to pay any material fees, penalties, or consideration except for SEC-related fees or expenses; Parties shall cooperate to prepare and file requests for approval with Governmental Authorities, attend hearings or meetings as required, and contest or resolve any objections or Actions that could materially impede or delay the transactions; no Party shall take or commit to actions in connection with obtaining approvals that would be financially burdensome to its business without written consent of the other Party; each Party shall use commercially reasonable efforts to obtain all required Consents of Governmental Authorities or third parties, with reasonable cooperation from the other Parties, without paying material fees other than SEC-related fees;

●	PubCo shall pay all Transfer Taxes and file necessary Tax Returns, with Parties cooperating to minimize such Taxes; Parties intend for each Merger to qualify for the Intended Tax Treatment and shall use commercially reasonable efforts to ensure such qualification, filing Tax Returns consistent with the Intended Tax Treatment; Parties shall provide officers’ certificates and other representations as reasonably requested for tax opinions related to the Intended Tax Treatment, which shall not be a condition to Closing; PubCo shall use commercially reasonable efforts to provide pre-Closing SPAC shareholder information required for PFIC elections and reporting Subpart F income; none of Greenland, March GL, SPAC, PubCo, or their Affiliates shall engage in actions resulting in liquidation for U.S. federal income tax purposes in the tax year of Closing and the two subsequent calendar years;

●	Parties shall cooperate and use commercially reasonable efforts to take all necessary actions and do all things required under this Agreement and applicable Laws to consummate the transactions, including preparing and filing all documentation, notices, and reports as soon as reasonably practicable;

●	SPAC shall prepare, with reasonable assistance from each Company, and cause PubCo to file a Form S-4 Registration Statement with the SEC, including a Proxy Statement soliciting approvals from SPAC shareholders for the Mergers, related corporate actions, and Redemptions; each Party shall provide necessary information and make personnel available for drafting and SEC review, respond promptly to SEC comments, and ensure the Registration Statement is accurate and timely amended or supplemented; upon effectiveness, SPAC shall distribute the Registration Statement and call the Extraordinary General Meeting within 30 days, complying with all applicable Laws, rules, and organizational documents;

●	during the Interim Period, no Party shall issue public releases or filings concerning this Agreement or the transactions without prior written consent of SPAC and each Company, except as required by Law or exchange rules, with commercially reasonable notice to the other Parties; Parties shall mutually agree on and promptly issue a Signing Press Release and Form 8-K, and a Closing Press Release and Form 8-K within four Business Days of execution and Closing, respectively, providing reasonable review and comment opportunities; Parties shall provide information necessary for such releases and filings;

●	the Companies shall maintain SPAC Confidential Information in strict confidence during the Interim Period and for two years after termination, using it only for purposes related to the transactions or their obligations hereunder, and provide notice if legally compelled to disclose, furnishing only required information with efforts to secure confidential treatment; upon termination without consummation, Companies shall return or destroy all SPAC Confidential Information except as required by Law or bona fide record retention policies; SPAC shall maintain the same obligations with respect to Company Confidential Information, subject to disclosure as required by Federal Securities Laws;

●	the Parties shall ensure that upon the Effective Time, the Post-Closing PubCo Board consists of four Company-designated directors (including Robert Price and Larry G. Swets, Jr.) and one Sponsor-designated independent director, and that directors and executive officers resign as necessary; executive officers of SPAC and PubCo immediately after Closing shall be Robert Price as CEO and the Companies’ selected CFO; all designated individuals shall comply with Governmental Authority requirements, with replacements permitted if necessary without delaying Closing;

●	existing rights to exculpation, indemnification, and advancement of expenses for current or former directors and officers of SPAC, PubCo, and Merger Subs shall survive Closing for six years, with organizational documents reflecting no less favorable terms; SPAC may obtain and maintain D&O Tail Insurance for six years post-Closing, and all premiums shall be timely paid; obligations under this Section shall be assumed by successors in the event of merger, consolidation, or transfer of substantially all assets; D&O Indemnified Persons are third-party beneficiaries; PubCo may procure D&O Insurance post-Closing for directors and officers on terms it determines, in addition to other indemnification rights;

●	upon satisfaction or waiver of Closing conditions, SPAC shall deliver required documents to the Trustee and use reasonable efforts to direct the Trustee to pay amounts due to Public Shareholders for Redemptions, underwriters’ fees, and remaining Trust Account amounts to SPAC, which shall first be used to pay accrued and deferred Expenses of SPAC, PubCo, and the Companies, with any remaining cash applied to the Companies’ business as defined in Treasury Regulations Section 1.368-1(d);

●	at least one day prior to Closing, PubCo shall cause SPAC to domesticate as a Texas corporation under the TBOC and Companies Act, including filing a Certificate of Conversion and related filings with Cayman authorities, such that each outstanding SPAC Ordinary Share converts automatically into a share of common stock of SPAC post-Conversion;

●	after the Registration Statement is effective, each Company shall deliver to its shareholders a Company Shareholder Package including this Agreement, a Written Consent, and a Letter of Transmittal, recommending approval of the Mergers and specifying return timelines; Written Consents must be obtained from shareholders holding a majority of voting power to achieve the Required Company Shareholder Approval; Companies shall promptly obtain and deliver the Required Company Shareholder Approval to SPAC;

●	prior to Closing, SPAC shall cause Sponsor and other SPAC Initial Shareholders (except EarlyBirdCapital, Inc.) to forfeit and cancel 718,750 Founder Shares and transfer 20% of remaining Founder Shares (431,250 shares) to FG Merchant Partners LP at original purchase price, leaving Sponsor and others with 1,725,000 Founder Shares plus any private units from the IPO; SPAC shall ensure execution of a letter agreement evidencing such forfeiture and transfer; or

●	the Parties shall promptly supplement or amend Disclosure Schedules to reflect matters occurring after the Business Combination Agreement date that would have been required to be disclosed as of the Business Combination Agreement date, without curing inaccuracies or breaches of representations and warranties or affecting indemnification, termination rights, or Closing conditions.

No Survival of Representations and Warranties; No Indemnification

The representations and warranties of the parties contained in the Business Combination Agreement will not survive the closing of the Business Combination and all rights arising with respect to any breach of such representations and warranties terminate at the closing of the Business Combination, except in the case of fraud.

Termination

The Business Combination Agreement may be terminated and the Business Combination may be abandoned any time prior to Closing, whether before or after shareholder approval of the Business Combination Agreement, as follows:

●	by mutual written consent of SPAC and each Company;

●	by written notice from SPAC or the Companies if any Closing conditions in ARTICLE IX of the Business Combination Agreement have not been satisfied or waived by June 30, 2026 (the “Outside Date”), provided SPAC may extend the Outside Date by written notice for the shortest of three additional months, the period ending on the last date to consummate its Business Combination pursuant to an Extension, or such period as determined by SPAC, and no Party may terminate if its breach or violation of any representation, warranty, covenant, or obligation under the Business Combination Agreement caused the failure to close by the Outside Date;

●	by written notice from SPAC or either Company if a Governmental Authority issues a final, non-appealable Order permanently restraining, enjoining, or prohibiting the transactions contemplated by the Business Combination Agreement, provided no Party may terminate if its failure to comply substantially caused such action;

●	by written notice from either Company to SPAC if SPAC, any Merger Sub, or PubCo breaches or has inaccurate representations, warranties, or covenants under the Business Combination Agreement that would prevent satisfaction of the conditions in Section 9.2(a) or 9.2(b) of the Business Combination Agreement, and the breach or inaccuracy is uncured within twenty days of notice or by the Outside Date, provided the Company is not in material uncured breach of the Business Combination Agreement;

●	by written notice from SPAC to the Companies if a Company breaches or has inaccurate representations, warranties, or covenants under the Business Combination Agreement that would prevent satisfaction of the conditions in Section 9.3(a) or 9.3(b) of the Business Combination Agreement, and the breach or inaccuracy is uncured within twenty days of notice or by the Outside Date, provided SPAC is not in material uncured breach of the Business Combination Agreement;

●	by written notice from SPAC or the Companies if a Material Adverse Effect occurs on either Party, taken as a whole, following the date of the Business Combination Agreement and remains uncured for at least ten Business Days after notice; or

●	by written notice from SPAC or the Companies if the Extraordinary General Meeting is held (including any adjournment or postponement) and concludes without obtaining the Required SPAC Shareholder Approval under the Business Combination Agreement;

In the event of the termination of the Business Combination Agreement pursuant to Section 10.1 of the Business Combination Agreement by written notice specifying the basis for termination; upon valid termination, the Business Combination Agreement becomes void, no Party or their Representatives have further liability, and all rights and obligations cease, except that certain provisions, including those on public announcements, fees and expenses, waiver of claims, miscellaneous matters, effect of termination, and third-party rights, survive, and nothing limits liability for willful breaches or Fraud Claims prior to termination; prior to Closing, the sole remedy for a breach is generally termination under Section 10.1 of the Business Combination Agreement, except as otherwise provided or for equitable relief; if the March GL Merger has been consummated and March GL is not in material uncured breach at termination, the Parties must transfer all issued and outstanding March GL stock back to pre-merger shareholders free of liens under acceptable documentation; additionally, if termination results primarily from SPAC’s actions or inactions, SPAC must transfer one-third of the issued and outstanding Founder Shares to Greenland as a Termination Fee, free of liens, to compensate Greenland for time, expenses, and opportunity costs, with the Parties obligated to take all actions and execute documents

Amendments

The Business Combination Agreement may be further amended by execution of an instrument in writing signed by the Parties.

Background of the Business Combination

The terms of the Business Combination are the result of arm’s-length negotiations between representatives of SPAC, Greenland, and March GL. The terms of the Business Combination are the result of arm’s-length negotiations between representatives of SPAC, Greenland, and March GL. The Business Combination Agreement, and the exhibits and schedules thereto, were negotiated among the parties for a period commencing on or about July 22, 2025 and ending upon the execution of the Business Combination Agreement. At least 12 versions of the Business Combination Agreement were prepared in connection with this process. The parties to the Business Combination Agreement, the representative for each such party and their legal counsel are as follows:

1.	March GL Company (and its affiliates): Legal representation by Haynes and Boone, LLP (Larry Shosid, Logan Weissler, Maya Thomas and Don Shiman); client contact is Robert Price.

2.	Pelican Acquisition Corporation (and its affiliates): Legal representation by Celine Law (Cassi Olson); client contact is Robert Labbe.

3.	Greenland Exploration Limited (and its affiliates): Legal representation by Winston Strawn (Michael Blankenship, Jon Bodle, Katherine Erbeznik, Brett Shields, Armando Amador and Matthew Regens); client contacts are Larry Swetes and Hassan Baqar.

There were conference calls and/or meetings on the following dates among March GL, Greenland and/or SPAC to discuss and negotiate key terms of the Business Combination Agreement: (a) July 25, 2025, (b) September 5, 2025, (c) September 8, 2025 and (d) September 9, 2025.

An initial draft of the Business Combination Agreement dated July 16, 2025 was prepared by Winston Strawn and circulated to all parties. The material terms that were discussed and/or incorporated across the various draft versions of the Business Combination Agreement are as follows in chronological order:

1.	Draft dated July 26, 2025 – changes to the date in respect of the Purchaser not being subject to a Purchaser Material Adverse Effect, and an additional provision relating to effect of termination and a termination fee.

2.	Draft dated July 29, 2025 – changes to the date in respect of the Interim Balance Sheet Date, additional requirements/conditions in respect of the business of the Purchaser and obligations of the Companies, and amendments relating to the effect of termination and termination fee.

3.	Draft dated July 29, 2025 – changes to dates relating to financial statements and waiver of claims against trust, as well as changes to conditions to obligations of the Company and the effect of termination and termination fee.

4.	Draft dated August 8, 2025 – changes to the merger consideration, an additional provision in relation to the conversion of outstanding securities and the transfer of founder shares, amendments to the definition of Personal Property and insurance amounts, as well as a change to the long stop date.

5.	Draft dated September 2, 2025 – an additional provision relating to the equity incentive plan and a change of governing law from New York to Texas.

6.	Draft dated September 8, 2025 – changes and additions in relation to lock-up agreements, date of finance statements, conditions to each party’s obligations, termination dates, fees and expenses and updates to disclosure schedules.

7.	Draft dated September 9, 2025 – changes to dates/requirements relating to financial statements, disclosure schedules and fees and expenses.

8.	Draft dated September 12, 2025 – changes to capitalization and inclusion of schedules and disclosures.

The following is a brief description of the background of these negotiations and the resulting Business Combination.

SPAC is a blank-check company incorporated in the Cayman Islands on July 23, 2024, and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Prior to the consummation of the IPO, neither SPAC, nor anyone on its behalf contacted or was contacted by any prospective target business or had any substantive discussions, formal or otherwise, with respect to a business combination, or similar transaction with SPAC.

Promptly following the IPO, SPAC’s management team commenced an active search for potential business combination targets, leveraging its management team and the Board’ and Sponsor’s network of bankers, private equity firms, venture capital and hedge funds, consulting firms, legal and accounting firms and numerous other business relationships, as well as the prior experience and network of SPAC’s officers and directors. In particular, certain of the SPAC’s officers and directors have prior experience organizing special purpose acquisition companies and identifying and negotiating business combination transactions. The SPAC’s officers and directors currently serve as officers and directors of other special purpose acquisition companies, including Yotta Acquisition Corporation (“Yotta”) and Quetta Acquisition Corporation (“Quetta”), each of which has executed a business combination agreement but has not yet consummated its initial business combination; Black Hawk Acquisition Corporation (“Black Hawk”), which has executed a business combination agreement but has not yet consummated its initial business combination; Quartzsea Acquisition Corporation (“Quartzsea”), which has executed a business combination agreement but has not yet consummated its initial business combination; Quantumsphere Acquisition Corporation (Quantumsphere”), which has executed a business combination agreement but has not yet consummated its initial business combination; and QuasarEdge Acquisition Corporation (“QuasarEdge”), which is currently seeking an initial business combination.

SPAC relied on the following general criteria, which were identified in the prospectus for SPAC’s IPO, in evaluating candidates for an initial business combination:

●	Large underpenetrated markets with favorable industry dynamics. We intend to actively look for suitable investment opportunities within the technology sector with an enterprise value of approximately $250 million to $1 billion. We will prioritize targets that are already benefiting from or capitalizing on trends found within their respective sectors.

●	Strong management team. The strength of the management team will be an important component in our review process. We will seek to partner with a visionary, experienced and professional management team that has demonstrated a track record of driving growth, strategic decision making and long-term value creation.

●	Defensible market position with sustainable competitive advantage. We intend to favor targets that have a strong competitive advantage or are category leaders in their respective verticals. We will target companies that have strong intellectual property, technology, or brand equity within their respective sectors and that can be further monetized on a global basis.

●	Benefit from being a public company. We intend to only acquire businesses that would benefit from being publicly traded in the United States, including access to broader sources of capital and expanded market awareness. This improved access to capital could allow the targets to accelerate growth, pursue new projects, retain and hire employees, and expand into new geographies or businesses.

SPAC engaged EarlyBirdCapital, Inc. (“EarlyBirdCapital”) pursuant to the Business Combination Marketing Agreement, dated May 22, 2025, to assist SPAC with introductions to potential target businesses in connection to its initial business combination.

Since the completion of its initial public offering, SPAC considered multiple potential target businesses with the objective of consummating its initial business combination. SPAC’s initial target exploration focused on certain targets with whom SPAC’s directors and management, or Sponsor, were already familiar through their networks and investment activities, and who could satisfy some or all the key criteria for a business combination target described in the acquisition criteria above. As the initial exploration progressed, the list of potential business combination partners was refined to exclude potential partners who did not meet all or most of the key criteria described in the acquisition criteria above, or who SPAC’s management believed were unlikely to consider a business combination with SPAC. The list of potential business combination partners was also expanded to include potential partners introduced to SPAC by third-party investors, investment bankers and inbound inquiries, and through the ongoing search efforts of SPAC’s management. Throughout its evaluation of a potential business combination, until SPAC and Greenland entered into a letter of intent, SPAC continuously refined its list of potential business combination partners and considered viable partner opportunities.

In the process that led to identifying Greenland as an attractive business combination opportunity, representatives of SPAC contacted and were contacted by a number of individuals and entities with respect to business combination opportunities and engaged in discussions with possible target businesses regarding a potential transaction. In all, prior to the execution of the Business Combination Agreement, representatives of SPAC evaluated five potential initial business combinations. SPAC executed more than eight non-disclosure agreements on standard terms during the course, in addition to its non-disclosure and confidentiality agreement with Greenland dated as of August 30, 2024. SPAC entered into five non-binding letters of intent and had active discussions with five target companies in addition to Greenland.

The non-disclosure agreements entered into with the potential targets contained customary non-disclosure and non-use provisions and a customary Trust Account waiver provision pursuant to which the potential targets waived any right, title, interest or claim in SPAC’s Trust Account and agreed not to seek recourse against SPAC’s Trust Account for any reason. Such non-disclosure agreements do not contain any standstill or similar provisions.

Below is a summary of the five business combination candidates (other than the Companies) to which SPAC submitted an indication of interest or a letter of intent to the acquisition candidate:

Target A

On May 29, 2025, shortly after SPAC’s initial public offering, a financial advisor from Geneva Capital Pte. Ltd. reached out to SPAC’s Chief Executive Officer, with whom he had a prior relationship, to determine SPAC’s interest in a potential business combination with a Singapore-based gaming company (“Target A”).

Following the initial call, SPAC undertook preliminary diligence, including industry research, and a review of Target A’s materials including the pitch deck. On May 30, 2025, SPAC and Target A entered into a non-disclosure agreement, and SPAC delivered a draft letter of intent proposing a pre-money valuation of approximately $200 million. On June 3, Target A countered with a pre-money valuation of approximately $400 million. Following internal discussions among management, SPAC elected not to proceed with a business combination due to the valuation gap.

Target B

On June 5, 2025, a representative from Prime Number Capital, LLC reached out to SPAC to determine SPAC’s interest in a potential business combination with a China-based electric vehicle company. SPAC entered into a non-disclosure agreement with Target B on June 6, 2025. On the same day, SPAC’s management team held an initial zoom meeting with Target B’s management team to introduce the SPAC team to Target B and to learn more about the business and operations of Target B. After the initial meeting, SPAC then conducted additional diligence—market and industry analyses and engaged in internal management discussions. Following internal deliberation, SPAC decided not to proceed, citing intensified competition in the EV sector and concerns about Target B’s readiness and capacity to complete the business combination.

Target C

On June 9, 2025, a friend of Mr. Labbe, SPAC’s Chief Executive Officer, approached him to gauge his interest for a possible business combination with a Philippines-based online gambling company with substantial revenue and profitability. On June 11 2025, SPAC held an introductory meeting with Target C’s leadership to learn more about Target C and its operations. Target C indicated it was pursuing a license in Indonesia, a market with a large population. Following the meeting, SPAC conducted preliminary due diligence—including industry research. After internal deliberation, SPAC elected not to proceed due to deal complexity, concerns about Target C’s PCAOB audit readiness, and regulatory and ethical considerations associated with online gambling in Southeast Asian jurisdictions.

Target D

In late July 2025, an advisor of an India-based company focused on AI-powered urban monitoring approached Mr. Labbe about a potential business combination. The parties then held a series of calls and Zoom meetings, including a product demonstration of Target D’s system and platform. On August 5, 2025, SPAC delivered a draft letter of intent proposing a pre-money valuation of approximately $50 million. Target D declined the proposal, stating the valuation was below its expectations. After further diligence and internal deliberation, SPAC elected not to proceed due to concerns about Target D’s overall readiness and the early stage of its product.

Target E

In late July 2025, the Chief Executive Officer of an Australia-based biotechnology company contacted Mr. Labbe regarding a potential business combination. After several Zoom meetings, SPAC sent Target E a draft letter of intent and an initial due-diligence request list. Target E did not provide the requested materials, and SPAC’s management terminated discussions due to the lack of transparency.

During the week of June 2, 2025, Mr. Swets reached out to EBC to see if it had relationships with any SPACs that might be interested in a transaction with Greenland Exploration Limited (“Greenland”). Mr. Swets existing SPAC, FG Merger II Corp., had signed a letter of intent with another target and was therefore unavailable to transact. EBC suggested that Pelican Acquisition Corp. could be a good fit.

On June 5, EBC contacted Mr. Hui Chen of Celine & Partners, PLLC (“Celine”), legal counsel to SPAC, and briefly reviewed the opportunity as well as the significant SPAC transaction of Mr. Swets and his team at FG Merchant Partners LP (“FG Merchant”).

On June 10, Greenland engaged Winston & Strawn LLP (“Winston”) as its US counsel in connection with the proposed SPAC transaction.

Between June 10 and June 22, Greenland, March GL and SPAC, along with their respective legal and financial advisors, engaged in negotiations regarding various MOUs and a non-binding letter of intent between Greenland and SPAC, in each case, related to the proposed SPAC transaction. During this period, the parties held multiple conference calls to negotiate the economic and structural terms of the transaction. A primary point of contention and negotiation was the reduction of the Sponsor’s promoted interest and the specific allocation of such interests to FG Merchant Partners LP as consideration for facilitating the transaction. Furthermore, the parties negotiated the $215 million pre-money enterprise valuation, with March GL providing technical data to support a valuation that reflected a discount to the $275 million replacement value of historical seismic and field data inherited from ARCO.

The $215 million pre-money enterprise valuation was proposed by management of March GL and Greenland, each of which has extensive experience in upstream oil and gas development and geological analysis. Based on their technical expertise and experience with comparable projects, management believed the valuation reasonably reflected the risk-adjusted portfolio value of the Jameson Land Basin project and its potential to be advanced to a drill-ready state.

The Board did not attempt to independently derive a separate numerical valuation under this approach, but instead evaluated whether the proposed valuation was reasonable based on, among other things: the project’s geological characteristics, development stage, capital requirements, market conditions, and the technical data inherited from ARCO. The Board also highly considered the fairness opinion of ERShares, which concluded that the consideration to be paid in the business combination was fair, from a financial point of view, to the Company’s shareholders.

March GL provided technical data relating to historical seismic and field data inherited from ARCO. Management of March GL and Greenland estimated that recreating this data today would cost approximately $275 million, based on current costs for seismic acquisition, well data reproduction, processing, and interpretation, adjusted for inflation and market conditions.

Management used this figure as a conservative estimate of replacement value, reflecting what it would cost to generate comparable data today. The Board did not treat this amount as a direct valuation of the business, but considered it as one supporting data point in assessing the strategic significance of the data and the reasonableness of the $215 million enterprise valuation.

Based on these factors, the Board determined that the $215 million pre-money enterprise valuation was reasonable and in the best interests of the Company and its shareholders.

Additional negotiations focused on transaction expense sharing, expense reimbursement caps, and the inclusion of mutual break-up fees to ensure deal certainty.

March GL provided the SPAC with comprehensive updates on its efforts to bring the Jameson Land Basin project to a drill-ready state. Central to these discussions was the drilling timeline dictated by the Arctic operational window. March GL detailed its mobilization strategy, noting that heavy equipment (including a D9 bulldozer and housing units) was scheduled to land at Jameson Land by October 2025 to support construction of a three-mile access road and drilling pad in 2026. To ensure execution, March GL updated the SPAC on its secured operational alliance with premier partners Halliburton, IPT Well Solutions, and Stampede Drilling, who are slated to ship the drilling rig and services from Montreal. March GL also provided background on its Exploration and Participation Agreement (Farm-Out Agreement) with 80 Mile PLC. The parties discussed the “Explore and Earn” structure, wherein March GL must fund 100% of the initial drilling costs for two wells (estimated at $40 million and $20 million, respectively) to earn an escalating working interest of up to 70% in the basin. To address immediate capital needs during the interim period, March GL provided updates on its engagement with prospective private investors. These discussions highlighted March GL’s ability to maintain working capital through private placements of common stock, ensuring the project remained on track for 2025 mobilization and the 2026 drilling season, regardless of the merger’s closing date.

On June 11, an introductory call was scheduled for June 12 between Mr. Swets, SPAC and EBC.

On June 12, during the introductory call, Mr. Swets provided a high-level overview of the proposed SPAC transaction and how Mr. Swets and his team at FG Merchant might work with SPAC. Such discussion included the expected valuation March GL was seeking as well as potential adjustments to the size of the promoted interest in SPAC as well as transfers of a portion of such interests to FG Merchant in exchange for bring the transaction to SPAC. Mr. Swets also outlined the experience of FG Merchant team with mergers involving special purpose acquisition companies and ability to execute with speed.

On June 12, Greenland received a Confidentiality Agreement from SPAC. After reviewing it, Greenland signed it and sent it across to SPAC. On June 13, SPAC countersigned the Confidentiality Agreement.

On June 18, Robert Price met Larry G. Swets, Jr. and Hassan Raza Baqar in Itasca, IL at the offices of Greenland to discuss the valuation and other terms of the proposed transaction. The parties also discussed in detail the mechanics of exchange of March GL shares into the shares of the combined company at merger based on the valuation discussed, as well as detailed timeline and milestones starting from entering into non-binding LOI and MOUs to closing of the merger.

Also on June 18, Mr. Swets shared various documents with SPAC and EBC related to the transaction including: (i) an MOU to be signed between Greenland and March GL, (ii) an MOU between March GL and 80 Mile Capital, and (iii) a draft powerpoint presentation of the investment thesis and information on the oil assets located in Greenland.

On June 20, a conference call was held with SPAC’s Chairman, CEO and CFO, Robert Labbe, Mr. Swets, Mr. Chen and EBC to further discuss a potential transaction. During this call, March GL provided a comprehensive briefing on the resource potential of the Jameson Land Basin. March GL emphasized that the $215 million transaction valuation represented a significant discount to the $275 million replacement value of the historical seismic and field data inherited from ARCO. The group held a detailed discussion on the timeline for the deSPAC transaction. The parties further discussed the scope and terms of the public announcement, including the need to coordinate the signing press release with Nasdaq MarketWatch to maintain market stability and ensure compliance with Federal Securities Laws regarding the disclosure of frontier exploration risks. A draft letter of intent regarding the business combination between SPAC and Greenland was also circulated. Several conference calls ensued that day as well as on June 21 and 22 to finalize the LOI. The primary topics of negotiation were (i) the proposed reduction in SPAC’s promoted interest, (ii) the amount of promoted interest to be transferred to FG Merchant, (iii) transaction expense sharing and reimbursement mechanics, including caps on interim operational spend, (iv) break-up fees to ensure deal certainty given the time-sensitive nature of the drilling season, and (v) the specific performance milestones required for March GL to earn its 70% working interest. March GL also provided an update on its engagement with prospective private investors to facilitate immediate working capital needs for equipment staging prior to the merger closing.

On June 22, 2025, a draft press release was circulated for comment amongst the parties.

On June 23, 2025 Greenland and SPAC signed a non-binding LOI summarizing the terms of the proposed SPAC transaction.

On June 23, 2025 Greenland and March GL signed a non-binding Memorandum of Understanding (“MOU”) in order to work towards a definitive Business Combination Agreement.

The MOU contained proposed terms for March GL to fund certain drilling projects in the Jameson Land Basin in exchange for ownership interests in the Jameson Concession Licenses (i.e. OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40). The Jameson Concession Licenses were awarded by the government of Greenland to White Flame Energy A/S. Based on the agreed terms in the MOU, March GL and 80 Mile subsequently entered into a farmout agreement dated September 9, 2025 (“FOA”) whereby 80 Mile, as the “farmor” agreed to assign a portion of its legal and beneficial interests in the Jameson Concession Licenses to March GL, as the “farmee”.

The parties involved with the MOU included: (1) 80 Mile PLC: A public limited company incorporated in England and Wales with registered number 05389216. It is the indirect owner of the Jameson Concession Licenses; (2) White Flame Energy A/S: A company registered in Greenland with registered number 12757565 and a wholly owned subsidiary of White Flame Energy Ltd, a company registered in England and Wales with registered number 08689690/. 80 Mile PLC owns 96.642% of White Flame Energy Ltd. White Flame Energy A/S is the sole legal and beneficial owner of the Jameson Concession Licenses; (3) March GL Company: A company incorporated and registered in the United States of America under the laws of Texas. Pursuant to the FOA, March GL Company has the right to receive up to 70% of the ownership interests in the Jameson Concession Licences; (4) Greenland Exploration Limited: As disclosed, this entity currently holds cash. Under the “Pelican Transaction” defined in the FOA, Greenland Exploration Limited is the vehicle formed to acquire March GL and become a subsidiary of “Pelican Holdco, Inc.”

The principals engaged in the discussions and execution of the MOU and the FOA included: (a) for 80 Mile PLC: Roderick McIlree (Director) and Eric Sondergaard (Director), and (b) for March GL Company: Robert B. Price (Director).

On June 24, 2025, Greenland, March GL, the SPAC, Winston and Celine participated in an all-hands transaction kick off call to discuss the timeline going forward.

On June 30, 2025, Celine and Winston met to discuss the structure of the proposed transaction. During this meeting, the Celine and Winston reviewed and evaluated alternative transaction structures, including considerations relating to tax efficiency and the potential implications of various structural alternatives for the SPAC and its shareholders. Following these discussions and based on the factors considered, Celine, with the assistance of Winston, identified and agreed upon the transaction structure, that was ultimately pursued. The agreed transaction structure provided for the domestication of the SPAC from the Cayman Islands to Texas, followed by a series of mergers with newly formed subsidiaries of a newly formed holding company. Pursuant to the mergers, the SPAC, Greenland and March GL each would become subsidiaries of Holdco, and the equityholders of each entity receive shares of Holdco common stock as merger consideration. Following the mergers, March GL is contributed to Greenland, resulting in Holdco serving as the publicly traded parent company of the combined business.

On July 16, 2025, Winston circulated the initial draft of the Business Combination Agreement to the parties, including Hassan Baqar. The draft incorporated preliminary structural terms and contemplated the delivery of lock-up agreements at closing. In brief, the draft reflected a structure with a newly formed Holdco that would become the public parent, a SPAC purchaser to be domesticated from the Cayman Islands to Texas, and three sequential mergers—Pelican Merger (SPAC with Pelican Merger Sub), Greenland Merger, and March GL Merger—followed by a contribution of March GL equity to Greenland so that March GL becomes a wholly owned subsidiary of Greenland under Holdco. The consideration was all-stock, with each SPAC ordinary share and each Company share converting into shares of Holdco common stock pursuant to exchange ratios to be finalized, and the Parties intended the domestication and share exchanges to qualify for favorable tax treatment under Sections 368(a)(1)(F) and 351 of the Code. The draft contemplated customary SPAC mechanics, including public shareholder redemption rights, sponsor and company support agreements, and a PIPE financing to be executed via subscription agreements at closing, with Holdco equity to be listed on Nasdaq. It further provided that certain company security holders would enter into lock-up agreements at closing and that the parties’ representations and warranties would not survive post-closing, subject to customary exceptions for covenants.

On July 17, 2025, SPAC and EBC held a conference call with ER Shares to discuss the proposed SPAC transaction and SPAC’s desire to obtain a fairness opinion.

On July 21, 2025, Celine provided their initial comments to the Business Combination Agreement. The feedback addressed provisions related to capitalization representations and the mechanics of the PIPE Financing. In addition, Celine’s comments included proposed revisions intended to conform the agreement to the parties’ contemplated transaction structure and applicable legal framework, including the removal of notice provisions required under Cayman Islands law. Celine also proposed certain revisions addressing deal-protection and risk-allocation terms, including the introduction of a termination fee payable by Greenland and the inclusion of knowledge qualifiers with respect to certain representations of the SPAC.

On July 24, 2025, a conference call was held where Mr. Price described the Greenland opportunity to ER Shares in detail. SPAC, EBC, and March GL were in attendance. The staff at ER Shares was provided access to the dataroom and parties discussed the information that ER Shares would need in order to render a fairness opinion.

On August 7, 2025, Winston sent an updated version of the Business Combination Agreement to Celine and the draft letter agreement between March GL and Greenland. The revised draft reflected a number of changes resulting from the parties’ ongoing review of the transaction terms and their alignment with the contemplated structure of the business combination. These revisions included, among other things, the removal of provisions relating to a post-closing lock-up, the addition of defined terms identifying the individuals constituting “Key Personnel,” and revisions clarifying the definition and components of the merger consideration.

The updated draft also included provisions addressing the treatment of Greenland’s outstanding warrants in connection with the transaction, added representations confirming that the SPAC does not lease or own any real property, and revised certain disclosure and representation thresholds, including increasing the dollar threshold for personal property required to be included on the Companies’ disclosure schedules from $50,000 to $2,000,000. In addition, the draft incorporated knowledge qualifiers with respect to certain environmental matters involving the Companies and removed the requirement that the Companies schedule their top customers and suppliers.

Further revisions addressed post-closing governance, insurance, and securities matters, including the addition of registration rights with respect to the merger consideration, Holdco warrants, and the Holdco common stock underlying such warrants, the specification of the number of initial directors of the post-combination company and the designation of Robert Price and Larry G. Swets, Jr. to serve in such capacities, and a requirement that directors’ and officers’ insurance be obtained for the Companies. The revised draft also clarified that the consummation of the PIPE investment was not a condition to the closing of the business combination.

On August 26, Celine shared a draft of the proposed capitalization table of the PubCo.

On September 2, 2025, representatives of Greenland, SPAC, Winston and Celine exchanged updated drafts of the Business Combination Agreement and Ancillary Documents, including the farmout agreement, support agreements, and lock-up agreements. The parties confirmed that PubCo and the merger subsidiaries were to be included in the transaction and discussed the formation status of these entities. Greenland requested confirmation from SPAC regarding readiness to execute and completion of due diligence.

The updated draft of the Business Combination Agreement incorporated additional detail regarding the scope and contents of the Company Support Agreement and included the name of the future public company following the business combination. The draft also introduced specific terms relating to the equity incentive plan, providing for the issuance of up to 10% of the outstanding common stock of the combined company on a fully diluted basis upon closing. In addition, the governing law of the agreement was revised to reflect Texas law, consistent with the parties’ consideration of applicable legal and regulatory frameworks.

On September 3, 2025, Hassan Baqar confirmed Greenland’s readiness to fund the $100,000 promissory note concurrently with the signing of the Business Combination Agreement. The parties agreed to escrow signatures pending wire transfer. Greenland requested finalization of the note and confirmation of its trigger mechanism. Discussions also addressed the incorporation of material terms from the LOI into the Business Combination Agreement.

On September 4, 2025, the Parties negotiated revisions to Section 10.3 of the Business Combination Agreement concerning expense reimbursement. Greenland proposed language capping reimbursement obligations and requiring supporting documentation. SPAC’s counsel responded with alternative language, and Greenland emphasized the urgency of finalizing the agreement for signature within the week. Concurrently, the parties discussed the formation of Merger Subs and the appropriate Texas court for indemnification agreements.

On September 6, 2025, Greenland circulated revised expense language for Section 10.3 of the Business Combination Agreement, proposing a reimbursement cap of $100,000 subject to approval and documentation. Greenland requested that the Business Combination Agreement be updated and circulated to all parties, including Haynes Boone.

On September 7, 2025, SPAC confirmed formation of PubCo and the Merger Subs and committed to sending disclosure schedules and signature pages for escrow. Greenland requested assistance in finalizing Ancillary Documents and emphasized the need to proceed with execution versions.

On September 8, 2025, Greenland and March GL finalized the letter agreement and promissory note. Greenland confirmed the conversion of existing warrants into PubCo Warrants and agreed to push the effective date of Section 4.7 to October 15, 2025. The parties agreed to revert the expense language in Section 10.3 to the previously negotiated version. March GL confirmed its readiness to execute the Business Combination Agreement.

On September 9, 2025, the parties finalized execution versions of the Business Combination Agreement and related documents. Greenland confirmed the effective date of D&O insurance and addressed final edits to the Business Combination Agreement. The parties exchanged comments on the press release and Form 8-K, with Greenland advising against unnecessary legal review to avoid increased costs. Greenland also confirmed the issuance of shares at the PubCo level and clarified the structure of the merger subs.

On September 10, 2025, the press release announcing the definitive Business Combination Agreement was disseminated via GlobeNewswire at 8:30 AM ET. The Form 8-K was edgarized and filed at 8:45 AM ET. Greenland confirmed that the press release had been cleared with Nasdaq Market Watch and emphasized the importance of accurate execution dates in all transaction documents.

SPAC Board’s Reasons for the Approval of the Business Combination

SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The SPAC Board sought to utilize the networks and industry experience of both the Sponsor and the SPAC Board and management to identify, acquire and operate one or more businesses.

In making its determination with respect to the transactions contemplated thereby, the SPAC Board considered and evaluated several factors, including, but not limited to, the factors discussed below. In light of the complexity and variety of such factors, the SPAC Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors that the Board considered in reaching its determination and supporting its decision. The SPAC Board viewed its decision as being based on all of the information available and the factors presented to and considered by the SPAC Board.

All SPAC’s directors approved the Business Combination. No member of the SPAC Board voted against, or abstained from voting on, the Business Combination. There are no agreements, arrangements or understandings of any nature among our Sponsor and SPAC, or SPAC’s officers, directors, or affiliates with respect to determining whether to proceed with a deSPAC transaction. Such determination is solely within the discretion of SPAC Board.

Before reaching its decision, the SPAC Board discussed the results of the due diligence conducted by Pelican’s management and their advisors, which included:

●	review of the draft fairness opinion provided by EntrepreneurShares LLC (for more details, please refer to “Proposal No. 1 - The Business Combination Proposal — Summary of the Opinion of ERShares”);

●	review of Greenland’s financial projections

●	meetings and calls with the management team and advisors of Greenland and March GL regarding operations and operational forecasts;

●	consultations with Greenland’s management, finance team and legal advisors;

●	review of Greenland’s and March GL’s material contracts, intellectual property, financial, tax, legal, real estate and accounting due diligence;

●	review of Greenland’s’s unaudited financial statements;

●	internal analysis on comparable target companies; and

●	internal research on comparable transactions.

The SPAC Board considered a number of factors pertaining to the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following: satisfaction of a number of SPAC’s initial acquisition criteria, favorable prospects for future growth, unique position in the oil and gas industry, and the experienced and committed management team and board of Greenland. Please refer to “Proposal No. 1 – The Business Combination Proposal - The Board’s Reasons for Approving the Business Combination” for further discussions.

On September 5, 2025, the SPAC Board unanimously determined that the form, terms and conditions of the Business Combination Agreement, including all exhibits and schedules attached thereto and the transactions contemplated therein (including the Business Combination), are in the best interests of SPAC, adopted and approved the Business Combination Agreement and the transactions contemplated therein, determined to recommend to SPAC’s stockholders that they approve and adopt the Business Combination Agreement and approve the Business Combination and the other proposals contemplated by the Board resolutions and determined that the foregoing be submitted for consideration by SPAC’s stockholders at the meeting. When you consider the Board’s recommendation, you should be aware that SPAC’s directors may have interests in the Business Combination that may be different from, or in addition to, the interests of SPAC’s stockholders generally. See “Proposal No. 1. - The Business Combination Proposal - Interests of Certain Persons in the Business Combination.”

All SPAC’s non-employee directors approved the Business Combination. No member of the SPAC Board voted against, or abstained from voting on, the Business Combination. There are no agreements, arrangements or understandings of any nature among our Sponsor and SPAC, or SPAC’s officers, directors, or affiliates with respect to determining whether to proceed with a deSPAC transaction. Such determination is solely within the discretion of SPAC Board.

The Business Combination is not structured to require the approval of at least a majority of unaffiliated shareholders of SPAC. No unaffiliated representative has been retained by a majority of the directors who are not employees of SPAC to act solely on behalf of the unaffiliated shareholders of SPAC for purposes of negotiating the terms of the Business Combination on their behalf and/or preparing a report concerning the approval of the Business Combination.

In determining that the terms and conditions of the Business Combination Agreement and the transactions contemplated thereby were in SPAC’s best interests, the Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. Greenland’s management diligence materials, and ERShares’ fairness opinion provided the SPAC Board with a quantitative analysis of Greenland’s valuation. Descriptions of the Greenland’s business operation, due diligence reports, and other related materials offered the Board with qualitative insights into potential risks from business, legal, and market perspectives. Additionally, the Board members inquired with ERShares staff about the assumptions and methodology underlining their valuation and fairness opinions, and, based on their respective transactional experience and industry knowledge, engaged in a careful review of the financial stability, profitability, and growth potential of Greenland regarding the above factors and the benefits of transitioning it to a public company. The Board members also assessed the risks related to financing, industry market dynamics, and broader economic conditions that may impact Greenland’s performance and trends.

The SPAC Board’s evaluation relied heavily on certain assumptions and illustrative information provided by Greenland’s management, such as historical performance summaries, period-over-period grown trends, cost structure overviews, material contracts of Greenland and March GL, and illustrative impact in changes of commodity process on revenues or margins. The SPAC Board did not materially rely on any financial projections or operational forecasts of Greenland or March GL in approving the Business Combination.

In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination Agreement and the transactions contemplated thereby, SPAC Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that SPAC Board considered in reaching its determination and supporting its decision, although the Board prioritized the Greenland management projections and ERShares’ fairness opinion as key considerations when assessing the valuation of Greenland. The Board viewed its decision as being based on all of the information available and the factors presented to and considered by the Board. In addition, individual directors may have given different weight to different factors. SPAC Board realized that there can be no assurance about future results, including results considered or expected as disclosed in the following reasons.

In approving the Business Combination, SPAC Board discussed the valuation of Greenland. The SPAC Board understood that the oil assets located in Greenland are at an early stage of development and do not constitute producing assets or proven reserves. As a result, the SPAC Board did not assign a discrete standalone valuation to any individual oil asset. Instead, the SPAC Board evaluated the assets on a risk-adjusted, portfolio basis, taking into account factors such as the geological characteristics of the relevant basins, the scale of potential resources referenced in publicly available studies, the contractual and licensing rights held by the target, and the technical, regulatory, and execution risks inherent in exploration-stage projects.

In connection with this evaluation, the SPAC Board reviewed and discussed with its financial advisor the results of market-based analyses, including comparisons to publicly traded companies and precedent transactions involving similarly situated early-stage energy and exploration companies, as summarized in the fairness opinion provided by ERShares. The Board used these analyses as reference points to assess whether the implied valuation of the transaction fell within a reasonable range of market observations, rather than as a basis to derive a precise asset-level valuation.

The SPAC Board also considered internal research regarding comparable target companies and comparable transactions, including companies with limited or no current revenues and primarily exploration-stage assets. These materials were used to evaluate valuation ranges, relative scale, and prevailing market sentiment toward similar businesses. The Board did not rely on any single comparable company or transaction, but instead evaluated these data points collectively in forming its view of the overall transaction valuation.

The Board considered Greenland’s financial results, the Greenland management assumptions and illustrative materials (as discussed below), industry and market trends, and the valuation of comparable companies. Additionally, the Board reviewed the valuation analysis and comparison presented in the fairness opinion provided by ERShares. The Board also took into account the potential dilution of non-redeeming shareholders, including the dilution resulting from Greenland’s shareholders and other dilution detailed in this proxy statement/prospectus.

The officers and directors of SPAC also have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and background, enabled them to make the necessary analyses and determinations regarding the Business Combination. In particular, in addition to its review of Greenland’s equity value and the consideration to be paid in connection with the proposed Business Combination, SPAC Board considered the following reasons or made the following determinations, as applicable:

●	Greenland satisfies a number of acquisition criteria that SPAC had established to evaluate prospective business combination targets. The SPAC Board considered the business, history, prospects, credibility, and valuation of Greenland and its affiliates, and determined that Greenland satisfies a number of criteria and guidelines set forth during the IPO, including (i) large underpenetrated markets with favorable industry dynamics, and (ii) a strong management team that can drive growth, strategic decision making and long-term capitalization.

●	Favorable prospects for future growth. Information from SPAC and Greenland’s management regarding (i) Greenland s business, prospects, financial condition, operations, technology, services, management, competitive position, and strategic business goals and objectives; (ii) general economic, industry, regulatory, and financial market conditions; and (iii) opportunities and competitive factors within Greenland’s industry.

●	Visionary management team with a proven track record of innovation and execution. Greenland is led by a strong management team with a successful track record in the energy, oil and gas industry, which is expected to remain with the PubCo to seek to execute Greenland’s strategic and growth goals;

●	Financial Condition. The Board also considered factors such as Greenland’s outlook, financial position and capital structure, as well as valuation model from the valuer;

●	Other Alternatives. The Board believes, after a thorough review of other business combination opportunities reasonably available to SPAC, that the proposed Business Combination represent the best available business combination opportunity for SPAC based upon the process utilized to evaluate and assess other potential combination targets, and the Board’s belief that such process has not presented a better available alternative;

●	Negotiated Transaction. The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions are reasonable and were the product of arm’s length negotiations between SPAC and Greenland.

Specifically, the Board also considered certain of Greenland’s business related factors discussed below as supporting its decision to enter into the Business Combination Agreement and the related agreements and the transactions contemplated thereby:

●	Rapidly Growing Market Opportunity: The Board noted Greenland’s efforts to expand its range to capture a larger share of the oil and gas markets. The Board believed that Greenland is well-positioned to gain significant market share as the sector continues to grow.

●	R&D Capability and Consistent Product Development: The Board noted Greenland’s strong R&D capabilities and consistent growth innovation. By closely integrating R&D with production teams, Greenland can quickly transform pioneering ideas into commercially viable projects. The Board believed these efforts demonstrate Greenland’s commitment to innovation as a long-term growth driver.

In the course of its deliberations, the Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the Business Combination, including the below:

●	The risk that the future financial performance of Greenland may not meet the SPAC Board’s expectations due to factors in Greenland’s control or out of Greenland’s control, such as Greenland’s failure to continuously innovate, to attract and retain customers, to adapt to new businesses, to obtain sufficient capital, to maintain its competitive edge in the energy and oil and gas industry, among others.

●	The potential benefits of the Business Combination may not be fully achieved or may not be achieved within the expected time frame and the significant fees, expenses and time and effort of management associated with completing the Business Combination.

●	The Business Combination might not be consummated or completed in a timely manner or that the Closing might not occur despite our best efforts, including by reason of a failure to obtain the approval of their stockholders, litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin the consummation of the Business Combination.

●	Competition in the industry is intense and, as a result, Greenland may fail to develop viable projects and identify and develop new collaboration partners, which may negatively impact Greenland’s operations, its ability to generate revenue, achieve profitability, and its growth prospects.

●	Economic downturns and political and market conditions beyond Greenland’s control, including inflation, changes in regulations, and potential economic effects of COVID-19, could adversely affect its business, financial condition, results of operations and prospects.

●	Greenland may be subject to litigation in the operation of its business and Greenland’s insurance may not provide adequate levels of coverage against any claims. An adverse outcome in one or more legal proceedings or inadequate insurance coverage could adversely affect Greenland s business.

●	The risk that some of SPAC’s current public stockholders would decide to exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account.

●	SPAC’s public stockholders may be less protected as investors from any material issues with respect to Greenland’s business than an investor in an initial public offering because the scope of due diligence may be different than would typically be conducted in the event Greenland pursued an underwritten initial public offering.

●	The risk factors associated with Greenland’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

While the Board considered potentially positive and potentially negative factors, the Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. The SPAC Board’s determination was based primarily on the fairness opinion provided by ERShares, and relied principally on market-based valuation methodologies, as well as the Board’s assessment of prevailing industry conditions. In particular, the Board considered favorable trends in the oil and gas industry, including market dynamics and commodity pricing conditions, which the Board believed supported Greenland’s business prospects and the overall rationale for the Business Combination. The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Business Combination, but includes the material positive factors and material negative factors considered by the Board in that regard. Based on the totality of the information presented, the Board collectively reached the unanimous decision to reach the determinations described above in light of the foregoing factors and other factors that the members of the Board felt were appropriate.

This explanation of SPAC’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section titled “Cautionary Note Regarding Forward-Looking Statements.”

SPAC Board’s Consideration of ERShares Fairness Opinion

SPAC management has substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, enabled them to make the necessary analyses and determinations regarding the Business Combination. SPAC Board also obtained the Opinion in connection with their evaluation of Greenland. The Opinion was provided for the information of, and directed to, the SPAC Board for its information and assistance in connection with its consideration of the financial terms of the Business Combination. SPAC Board has considered, among other factors, the information and opinions that were included in the Opinion, and believe that the Opinion supports the SPAC Board’s determination relating to the consideration being paid in the Business Combination.

SPAC Board reviewed the qualifications and experiences of ERShares team to assess the competency of ERShares. SPAC Board also reviewed the scope of services provided under the engagement of ERShares by the SPAC and noted that the scope of work is appropriate to the opinions given in the valuation report and there were no limitations on the scope of work. Thus. SPAC Board considered ERShares is qualified and possesses sufficient relevant experience in performing the valuation regarding the valuation of Greenland.

In addition, SPAC Board reviewed the suitability of the valuation method, the principal assumptions adopted by ERShares, including but not limited to discussion with ERShares to understand the steps and due diligence measures taken by the ERShares for conducting the valuation report.

SPAC Board believes that the methodology and assumptions adopted by ERShares were arrived at after due and careful consideration and the basis of the valuation is fair and reasonable.

Fairness Opinion of EntrepreneurShares LLC

Opinion of EntrepreneurShares LLC.

Pelican Acquisition Corp. (“Pelican”) retained EntrepreneurShares LLC (“ERShares”) to render an opinion to the board of directors of Pelican as to the fairness, from a financial point of view, to Pelican and its shareholders of the Transaction Consideration (as defined below) to be issued or paid in connection with the proposed Business Combination. For the purposes of this section, “Transaction Consideration” means the Company Class A Ordinary Shares to be issued in exchange for the SPAC Class A Ordinary Shares and SPAC Warrants at the Merger Effective Time.

Pelican selected ERShares to provide a fairness opinion based on ERShares’ qualifications, experience, and reputation.

ERShares delivered its oral opinion to the Pelican Board, subsequently confirmed in writing on July 30, 2025 (the “Opinion”), which sets forth, among other things, the procedures followed, assumptions made, matters considered, and qualifications and limitations on the scope of review undertaken in rendering the Opinion, which is attached to this proxy statement/prospectus as Annex E and is hereby incorporated by reference. The Opinion confirmed that, as of July 30, 2025, the Transaction Consideration to be issued or paid to the shareholders of GEL is fair from a financial point of view to Pelican and the shareholders of Pelican. The Opinion does not constitute a recommendation to the relevant directors and officers of Pelican or to any other persons in respect of the Business Combination, including as to how any holders of SPAC Class A Ordinary Shares should vote or act in respect of the Business Combination.

In connection with its analyses in rendering the Opinion, ERShares, among other things:

●	Reviewed the financial terms and conditions of the proposed Business Combination set forth in the draft Business Combination Agreement circulated on August 5, 2025;

●	Reviewed certain operating information provided to ERShares by management of the Company;

●	Reviewed certain guideline public companies and precedent transactions which ERShares viewed as having attributes similar to the Company;

●	Reviewed other publicly available industry information (e.g., various equity analyst reports, macroeconomic reports, and public information about guideline companies) available from databases such as S&P Capital IQ (“CapIQ”); and

●	Engaged in confirmatory discussions with Pelican and the Company regarding the Company’s business and key assumptions and risks associated with the Company’s business plans.

For purposes of its analysis and the Opinion, ERShares assumed and relied upon the accuracy and completeness of the financial and other publicly available information, and all of the information supplied or otherwise made available to, discussed with, or reviewed by ERShares, without any independent verification of such information (and assumed no responsibility or liability for any independent verification of such information), and further relied upon the assurances of Pelican management that they were not aware of any facts or circumstances that would make such information provided to ERShares inaccurate or misleading.

ERShares also assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the Business Combination Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Business Combination Agreement, and that all conditions to the consummation of the Business Combination would be satisfied without waiver or modification thereof. ERShares further assumed, in all respects material to its analysis, that all governmental, regulatory, or other consents, approvals or releases necessary for the consummation of the Business Combination would be obtained without any delay, limitation, restriction, or condition that could materially affect the consummation of the Business Combination or reduce the contemplated benefits to the holders of SPAC Ordinary Shares.

ERShares did not, in connection with the Opinion, conduct any physical inspection of properties or facilities associated with the Company. The Opinion is necessarily based upon information made available to ERShares as of July 30, 2025, and financial, economic, market, and other conditions as they existed and could be evaluated as of that date, and does not reflect any subsequent developments. ERShares does not have any obligation to update, revise, or reaffirm the Opinion.

ERShares was not asked to opine on, and the Opinion does not express any views on, (i) any other terms of the Business Combination (except as expressly addressed herein), (ii) Pelican’s underlying business decision to proceed with or effect the Business Combination, (iii) the merits of the Business Combination relative to any alternative transaction or business strategy that may be available to Pelican, (iv) the amount or nature of the compensation to any officer, director, or employee, or any class of such persons, relative to the compensation to be received by the holders of any class of securities, creditors, or other constituencies of Pelican or the Company in the Business Combination, or relative to or in comparison with the Transaction Consideration paid to shareholders of Pelican, (v) the fairness of the Business Combination to any particular group or class of securities, creditors, or other constituencies of Pelican other than as set forth in the Opinion, or (vi) the solvency, creditworthiness, or fair value of the Company or any other participant in the Business Combination under any applicable laws relating to bankruptcy, insolvency, or similar matters. The Opinion also does not constitute legal, tax, accounting, or regulatory advice.

Set forth below is a summary of the material financial analyses carried out by ERShares, in connection with ERShares rendering the Opinion. The following summary, however, does not purport to be a complete description of the analyses performed by ERShares. The order of the analyses described, and the results of these analyses do not represent relative importance or weight given to these analyses by ERShares. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before July 30, 2025 and is not necessarily indicative of current market conditions.

Summary of ERShares’ Financial Analysis of Company

Market Method

The primary method EntrepreneurShares used as the basis for the fairness opinion assessment was a Market Method, which relied on a combination of (a) a Commodity Based Valuation Analysis (“CBV Analysis”), (b) a Guideline Publicly Traded Companies Analysis (“GPC Analysis”) and (c) a Guideline Transaction Analysis (“GTM Analysis”) as further described below.

Guideline Publicly Traded Company Analysis (GPC)

March GL obtained drilling rights from 80 Mile PLC and its subsidiary company, White Flame Energy A/S, pursuant to which March GL will own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin in the Jameson Land Basin in Greenland. In June 2025 GEL and March GL signed a non-binding Memorandum of Understanding in order to work towards a definitive business combination that if consummated would grant these same rights to GEL.

The GPC Analysis is a market indicator used to value a business. Pursuant to the above, ERShares reviewed and analyzed publicly available data on CapIQ about companies that were considered to have attributes similar to the Company. There are no guideline public companies that are directly comparable to Company’s future prospective business. ERShares selected a group of 193 guideline public companies that it considered to have attributes similar to the Company (“GPC Guideline Companies,” collectively, the “Guideline Companies Group”) to use for purposes of the GPC Analysis.

ERShares utilized the platform and analytical tools of CapIQ’s public Company database (the “database,” unless otherwise indicated, as accessed as of July 30, 2025 (the “Access Date”)), to assist with the identification of GPC Guideline Companies and to obtain certain publicly available information about those companies. Of the total number of companies with securities listed on a U.S. national securities exchange (“Public Companies”) included in the database, ERShares selected the 193 GPC Guideline Companies.

The GPC Guideline Companies are as follows:

●	Sable Offshore Corp.	●	AXP Energy Limited
●	Rockhopper Exploration plc	●	BP Prudhoe Bay Royalty Trust
●	Prabha Energy Limited	●	Horizon Petroleum Ltd.
●	Cyber App Solutions Corp.	●	Altex Industries, Inc.
●	Houston American Energy Corp.	●	Triangle Energy (Global) Limited
●	Pantheon Resources Plc	●	Ascent Resources Plc
●	Tamboran Resources Corporation	●	First Helium Inc.
●	Zion Oil & Gas, Inc.	●	New Zealand Energy Corp.
●	Sintana Energy Inc.	●	Grand Gulf Energy Limited
●	Beetaloo Energy Australia Limited	●	Clontarf Energy plc
●	Carnarvon Energy Limited	●	Squatex Energy and Resources Inc.
●	Comet Ridge Limited	●	Coro Energy plc
●	Reconnaissance Energy Africa Ltd.	●	Altai Resources Inc.
●	Borders & Southern Petroleum plc	●	Wedgemount Resources Corp.
●	Aminex PLC	●	East West Petroleum Corp.
●	Conrad Asia Energy Ltd.	●	Metalore Resources Limited
●	Falcon Oil & Gas Ltd.	●	Lion Energy Limited
●	Kinetiko Energy Limited	●	Knox Energy Solutions AS
●	Omega Oil & Gas Limited	●	AB Igrene (publ)
●	Pancontinental Energy NL	●	Formation Minerals, Inc.
●	Helium One Global Limited	●	IPB Petroleum Limited

●	Invictus Energy Limited	●	Cloudbreak Discovery Plc
●	Predator Oil & Gas Holdings Plc	●	Wildcat Petroleum Plc
●	Africa Energy Corp.	●	Petrel Resources Plc
●	Jersey Oil and Gas Plc	●	Whitebark Energy Limited
●	Melbana Energy Limited	●	PureWave Hydrogen Corp.
●	Lakes Blue Energy NL	●	Hydrocarbon Dynamics Limited
●	Pulsar Helium Inc.	●	Bounty Oil & Gas NL
●	CGX Energy Inc.	●	Australian Oil Company Limited
●	New Stratus Energy Inc.	●	Circle Energy, Inc.
●	NuEnergy Gas Limited	●	Permex Petroleum Corporation
●	Helios Energy Limited	●	TomCo Energy Plc
●	Eco (Atlantic) Oil & Gas Ltd.	●	FEC Resources Inc.
●	Lotus Creek Exploration Inc.	●	P/F Atlantic Petroleum
●	Jade Gas Holdings Limited	●	Bird River Resources Inc.
●	Elixir Energy Limited	●	Nexera Energy Inc.
●	Jericho Energy Ventures Inc.	●	Trans Canada Gold Corp.
●	Wilton Resources Inc.	●	Greencastle Resources Ltd.
●	Lapidoth-Heletz Limited Partnership	●	PetroGas Company
●	Chariot Limited	●	International Frontier Resources Corporation
●	Givot Olam Oil Exploration-Limited Partnership(1993)	●	Prominence Energy Ltd
●	3D Energi Limited	●	Key Petroleum Limited
●	Upland Resources Limited	●	Sleeping Giant Capital Corp.
●	Prospex Energy Plc	●	Corpus Resources Plc
●	Sound Energy plc	●	Oracle Energy Corp.
●	FAR Limited	●	Labrador Resources Inc.
●	Hyterra Ltd	●	James Bay Resources Limited
●	BluEnergies Ltd.	●	Auscan Resources Inc.
●	Ratio Petroleum Energy - Limited Partnership	●	ReoStar Energy Corp.
●	Greenvale Energy Ltd	●	Kingsland Energy Corp.
●	Sonoro Energy Ltd.	●	Humble Energy, Inc.
●	Emperor Energy Limited	●	ProAm Explorations Corporation
●	ENEX Energy Corp.	●	Olivier Ventures Inc.
●	88 Energy Limited	●	Running Fox Resource Corp.
●	Israel Opportunity - Energy Resources, LP	●	Strata Power Corporation
●	TAG Oil Ltd.	●	Nextraction Energy Corp.
●	Noble Helium Limited	●	RiskOn International, Inc.
●	Tlou Energy Limited	●	American Noble Gas, Inc.
●	Finder Energy Holdings Limited	●	ADM Energy plc
●	Pilot Energy Limited	●	Altay Resources JSC
●	Tower Resources plc	●	Avila Energy Corporation
●	TMK Energy Limited	●	Biloxi Marsh Lands Corporation
●	Botala Energy Limited	●	C.O. Cyprus Opportunity Energy Public Company Limited

●	Geo Exploration Limited	●	Canada Energy Partners Inc.
●	Buru Energy Limited	●	Canadian Spirit Resources Inc.
●	Northern Minerals & Exploration Ltd.	●	Centaurus Energy Inc.
●	Guardian Exploration Inc.	●	Claren Energy Corp.
●	Blue Star Helium Limited	●	Cobra Venture Corporation
●	Sunda Energy Plc	●	DXI Capital Corp.
●	Mesa Royalty Trust	●	EF EnergyFunders Ventures, Inc.
●	Orcadian Energy Plc	●	Fenikso Limited
●	Fitzroy River Corporation Limited	●	G2 Energy Corp.
●	Condor Energy Limited	●	Gas2Grid Limited
●	Hugoton Royalty Trust	●	Globe Exploration (Y.C.D.) Limited Partnership
●	Blue Energy Limited	●	GulfSlope Energy, Inc
●	CanAsia Energy Corp.	●	High Peak Royalties Limited
●	Deltic Energy Plc	●	Icon Energy Limited
●	Empyrean Energy Plc	●	Kaymus Resources Inc.
●	Trio Petroleum Corp.	●	Letho Resources Corp.
●	Canuc Resources Corporation	●	Marksmen Energy Inc.
●	Petrolympic Ltd.	●	NFiniTi inc.
●	MCF Energy Ltd.	●	Niko Resources Ltd.
●	Reabold Resources Plc	●	Norris Industries, Inc.
●	Petro Matad Limited	●	Oronova Energy Inc.
●	Mosman Oil and Gas Limited	●	Paloma Resources Inc.
●	Serrano Resources Ltd.	●	Petrichor Energy Inc.
●	Gulf Coast Ultra Deep Royalty Trust	●	Petrox Resources Corp.
●	New Era Helium, Inc.	●	Public Joint-Stock Company “Gazkon”
●	Avanti Helium Corp.	●	Resolute Resources Ltd.
●	MEC Resources Limited	●	Sagalio Energy Limited
●	State Gas Limited	●	Shoal Point Energy Ltd.
●	Rotem Energy Mineral (REM) - Limited Partnership	●	Stamper Oil & Gas Corp.
●	Forum Pacific, Inc.	●	Strikewell Energy Corp.
●	Carcetti Capital Corp.	●	Terrace Energy Corp.
●	United Oil & Gas Plc	●	Truleum, Inc.
●	Galilee Energy Limited	●	Xstate Resources Limited
●	Synergia Energy Ltd

●	Worldwide Presence: Of the total number of companies included in the database, ERShares selected a group of 72,581 Public Companies with securities listed on various national exchanges globally in order to incorporate in the GPC Guideline Companies with operations and foci outside as well as inside of United States of America (the “Worldwide Presence Category”).

●	All Energy: Within the companies in the Worldwide Presence Category, ERShares narrowed its search to approximately 1,797 Public Companies that fall within the Global Industry Classification Standards classifications developed by S&P, Dow Jones Indices and MSCI, as of the Access Date (“GICS”) general “Energy” classification (the “Energy Category”).

●	Oil and Gas Exploration and Production Category: ERShares’ search was further narrowed to approximately 718 companies within the Energy Category, which ERShares considered to have attributes or potential similarities to the Company.

●	Revenue less than $1M: Among the companies within the Oil and Gas Exploration and Production Category, ERShares’ search was further narrowed down to approximately 193 companies that had revenues less than $1M, which ERShares considered most relevant to the Company given its current operations.

For each of the Comparable Companies identified above, a valuation range of $0.0 Million to $2.96 Billion was determined for GEL’s consolidated potential future business, based on the Minimum and Maximum Market Capitalization of the 193 companies identified above. The Market Capitalization of the 193 Companies derived, were reflected in the most recent public filings made by the Comparable Companies and data made available by CapIQ as of the date of valuation.

Based on the derived valuation range of approximately $0.0 Million to $2.96 Billion, the transaction based on a pre-money total enterprise value of $215 Million fell within the derived valuation range and was determined to be fair from a financial point of view under this methodology.

Guideline Transaction Analysis

The GTM Analysis is a market method examining comparable transactions based on ERShares’ review and analysis of publicly available data (sourced through the subscription database Pitchbook) about initial public offerings, Later Stage and Early Stage Investments, Angel Investments, PE Growth & Expansion, M&A, Joint Venture, Buyout/ LBO and Corporate Investments. Within these guidelines, the following factors were considered in determining the appropriateness of transactions for inclusion in the GTM Analysis carried out by ERShares: (i) sector, (ii) business status and (iii) deal status. Utilizing the criteria set forth above, ERShares identified 23 guideline transactions (the “GTM Guideline Transactions” and collectively, the “Guideline Transactions Group”) that ERShares considered relevant for comparative purposes, though, as described below, none of the selected transactions has characteristics identical to the proposed Business Combination or involves businesses that are identical to the Company. The categories of transactions used by ERShares as criteria for inclusion in the Guideline Transactions Group can be summarized as follows, based on information accessed by ERShares through Pitchbook on July 30, 2025:

The GTM Guideline Transactions are as follows:

●	TLP Energy	●	Tango Energy (CNQ: TEI)
●	Prize Energy	●	Delonex Energy UK
●	Lime Petroleum	●	West Valley Energy
●	Blue Eagle Energy	●	Elephant Oil
●	Ravninnoe Oil	●	North Sea Natural Resources
●	Petroneft Resources	●	Innovative Energy
●	American Eagle Energy	●	Orcadian Energy (LON: ORCA)
●	Impact Oil & Gas	●	Magnus Energy
●	Keystone Petroleum	●	Mongoose Energy
●	Magna Energy	●	SilverWillow Energy
●	Gemini Resources	●	PetroNor E&P
●	Bow Energy

●	Energy Sector: ERShares focused on transactions involving companies falling in the Pitchbook Industries and Verticals Energy Sector, specifically in the Exploration, Production and Refining group, which it considered most likely to encompass companies that have similarities to the Company in terms of operation characteristics and trajectories.

●	No Revenues: Among transactions falling into the Energy category, ERShares selected transactions involving privately owned companies generating no revenues. ERShares considered these types of transactions to be similar to the proposed Business Combination, given the similarities these companies had to the characteristics of the Company.

●	Business Status – Startup: Among transactions falling into the Energy category, ERShares selected transactions involving privately owned companies that were having a Business Status of Startup. ERShares considered these types of transactions to be similar to the proposed Business Combination, given the similarities these companies had to the business line and other characteristics of the Company.

For each of the Comparable transactions identified above, a valuation range of $0.58 Million to $655 Million was determined for GEL’s consolidated potential future business, based on the Min and Max enterprise valuation of the 23 companies identified above. The enterprise valuation of the 23 Companies derived, were reflected in public filings made by the companies involved in the GTM Guideline Transactions and data made available by Pitchbook as of the date of valuation.

Based on the derived valuation range of approximately $0.58 Million to $655 Million, the transaction based on a pre-money total enterprise value of $215 Million fell within the derived valuation range and was determined to be fair from a financial point of view under this methodology.

Commodity Based Valuation Analysis

In connection with the preparation of its fairness opinion, EntrepreneurShares conducted a Commodity-Based Valuation (“CBV”) analysis to assess the illustrative value associated solely with two oil well prospects (“OPW1” and “OPW2”) based on estimated deposits of technically recoverable oil and gas resources. The recoverable volumes referenced in this disclosure are limited exclusively to the recoverable resource volumes attributable to the initial drilling locations identified as OPW-1, OPW-6, and OPW-9. The CBV analysis relied on information provided by management of Greenland Exploration Limited (“GEL”), as well as certain publicly available secondary sources.

EntrepreneurShares selected OPW1 and OPW2 for this analysis based on GEL’s Memorandum of Understanding (“MOU”) with Eighty Mile PLC, which grants GEL the rights to drill and retain an economic interest in the wells. Pursuant to the MOU, GEL is entitled to receive 50% of the profits from OPW1 and 70% of the profits from OPW2.

Based on data provided by management and supplemented by publicly available geological studies, OPW1 is estimated to contain between approximately 166 million and 1.9 billion barrels of oil, while OPW2 is estimated to contain between 62 million and 706 million barrels of oil. The probability of successful extraction was assumed to range between 10% and 90%. These estimates and probability assumptions were sourced from management and the following secondary sources:

●	GEO ExPro article titled “Hydrocarbon Potential of the Jameson Land Basin” (December 14, 2018);

●	Greenland Resource Assessment published by Nunaoil, the Government of Greenland, and the Geological Survey of Denmark and Greenland (“GEUS”) (October 2021); and

●	United States Geological Survey report titled “Assessment of Undiscovered Oil and Gas Resources of the East Greenland Rift Basins Province” (July 2008).

While the Company’s internal materials, including investor presentations, characterize the estimated resources for OPW1 and OPW2 using the term “barrels of oil equivalent,” the CBV analysis applied a per-barrel price of $68, based on the prevailing WTI crude benchmark as of July 29, 2025. For valuation purposes, the CBV assumes that the recoverable volumes are monetized based on oil pricing only and does not assign separate economic value to natural gas volumes. Accordingly, references in this disclosure to recoverable volumes are expressed as barrels of oil.

Using the probability-adjusted range of potential deposits, the resulting indicative valuation range for OPW1 and OPW2 was estimated to be between $0 and $29.52 billion in the aggregate. The lower bound of $0 represents the commercial outcome for the OPW1 and OPW2 prospects in the event of a dry hole. This analysis focuses on production revenue from these initial wells and does not quantify the residual strategic value of the 70% working interest in the remaining 2-million-acre basin (and associated prospects) that the Company earns upon completion of the drilling program, regardless of the commercial success of OPW1 and OPW2.

The analysis reflects an un-discounted valuation, given the wide dispersion of outcomes, driven primarily by the geological probability of success. A net present value or discounted cash flow calculation was not applied because the magnitude of the estimated unriked upside ($29.52 billion) – representing approximately 137 times the Transaction Consideration – is such that even a significant reduction to account for the time value of money and future development costs would not result in a value lower than the Transaction Consideration. Therefore, specific discounting was determined immaterial to the overall range for purposes of this illustrative assessment and the conclusion of fairness.

This analysis further assumes that the necessary capital will be raised and deployed for exploration and drilling activities. The CBV analysis is not intended to constitute a reserve report or formal appraisal but rather serves as an illustrative framework prepared for the limited purpose of supporting the fairness opinion. The CBV analysis is a hypothetical, illustrative exercise based solely on data provided by GEL management and secondary sources, and does not constitute a certified reserve estimate, engineering assessment, or independent resource validation. EntrepreneurShares makes no representation as to the likelihood of discovery, commercial viability, or ultimate recoverability of the estimated resources.

The Sproule ERCE report titled “Evaluation of the Prospective Resources of the March GL Greenland License”, was reviewed by EntrepreneurShares as part of its diligence process, but was not used directly in the preparation of the CBV valuation or the fairness opinion.

Miscellaneous

The foregoing summary of certain financial analyses does not purport to be a complete description of the analyses or data presented by ERShares and is qualified in its entirety by reference to the full text of the Opinion, which is as attached as Annex E to this proxy statement/prospectus. In connection with the evaluation of the Transaction Consideration, ERShares performed a variety of financial and comparative analyses for the purpose of rendering the Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary descriptions. In arriving at its opinion, ERShares considered the results of all analyses as a whole and did not form a conclusion based on any single analysis. Rather, ERShares made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all the analyses. In addition, ERShares may have given certain analyses and factors more or less weight than others and may have determined certain assumptions more or less probable than others. As a result, the range of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of ERShares with respect to the actual value of the potential future value of Company. Further, ERShares’ analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of GEL, the Company or their respective officers, managers and advisors. All projections, estimates, or valuations contained herein are illustrative and inherently subject to significant economic, market, and regulatory uncertainties. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Opinion.

The Opinion is addressed solely to the board of directors of Pelican (in its capacity as such) and is provided for their information and use in evaluating the proposed Business Combination. The Opinion is not intended to be and does not constitute a recommendation to any shareholder or any other person as to how to vote or act with respect to the Business Combination or any related matter, and may not be disclosed, referred to, or relied upon by any other person without the prior written consent of ERShares, except as otherwise required by law. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. The results, information and estimates contained in these analyses are not intended to be, and should not be interpreted or construed as, indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Furthermore, ERShares’ analysis is dependent entirely on information, that was provided to ERShares by the Company, without independent verification by ERShares. Illustrative information, business plans, prospects and other information that was used in, and the results derived from, ERShares’ analyses are inherently subject to substantial uncertainty, and ERShares assumes no responsibility if future results are materially different.

In connection with its engagement, ERShares’ received the following compensation. Pelican agreed to pay ERShares a fee of $75,000. $15,000 of the fee was paid upon commencement of the engagement, $30,000 of the fee was paid upon delivery of the oral opinion and $30,000 was payable prior to the submission of the S4 or January 14, 2026, whichever is earlier. The fee was not contingent upon the conclusion reached in the Opinion or the successful completion of the Business Combination.

Related Agreements

This section describes certain additional agreements related to the Business Combination that have been executed or will be executed in connection with the closing of the Business Combination. For additional information, see “The Business Combination Proposal - Related Agreements.”

Farm-Out Agreement (March GL and 80 Mile PLC)

On September 9, 2025, March GL entered into a Farm-Out Agreement (the “Farm-Out Agreement”) with 80 Mile PLC (“80 Mile”), a publicly listed company on the AIM Exchange in London. Pursuant to the Farm-Out Agreement, March GL acquired the right to earn a working interest in the Jameson Concession Licenses (OEEL 2015-13, OEEL 2015-14, AND OEEL 2018-40) located in the Jameson Land Basin.

●	Earn-In Structure: March GL must fund 100% of the costs to drill the “First Well” (Phase 1). Upon completion of the First Well, 80 Mile shall transfer to March GL a 50% legal and beneficial interest in the licenses. Following the First Well, March GL has the option to fund 100% of the costs to drill a “Second Well” (Phase 2). Upon completion of the Second Well, March GL earns an additional 20% interest, resulting in a total 70% working interest in the basin.

●	Consideration: As consideration for entering the agreement, March GL agreed to pay 80 Mile an aggregate of $500,000 in cash installments and to reimburse approximately $900,000 in costs related to camp and equipment demobilization.

●	Option to Acquire Equity: The Farm-Out Agreement grants March GL options to purchase shares of White Flame Energy LTD (the subsidiary of 80 Mile holding the licenses) corresponding to the earned working interests (50% and 70%) in the event direct license transfers are delayed.

The foregoing description is qualified in its entirety by reference to the Farm-Out Agreement, which is attached hereto as Annex F.

Memorandum of Understanding (Greenland and March GL)

On June 23, 2025, Greenland and March GL entered into a non-binding Memorandum of Understanding (the “MOU”) to facilitate the Business Combination.

●	Material Terms: The MOU outlined a framework for Greenland to acquire a non-operating equity participation interest in March GL’s oil and gas rights (the “Interest”) for a purchase price of $2,000,000 per 1% Interest. The MOU also contemplated granting March GL shareholders the right to exchange their shares for shares of Greenland, which would subsequently be exchanged for shares of the SPAC (Pelican Acquisition Corp) upon a merger.

●	Supersession: The Parties acknowledge that the MOU was a preliminary framework which has been superseded in its entirety by the execution of the definitive Business Combination Agreement on September 9, 2025. The definitive agreement memorializes the final structure of the transaction, whereby March GL and Greenland will merge into subsidiaries of PubCo, replacing the exchange rights and interest acquisition concepts contemplated in the MOU.

Letter Agreement (Greenland and March GL)

Separately, on September 9, 2025, Greenland and March GL entered into a definitive Letter Agreement (the “Option Agreement”). The Option Agreement was negotiated and entered into contemporaneously with the parties’ ongoing discussions regarding the Business Combination. The Option Agreement, in effect, is a standalone agreement distinct from the Business Combination Agreement. As the parties worked toward the consummation of the Business Combination, they recognized that, notwithstanding their mutual commitment to complete the transaction, there could be no absolute assurance that the Business Combination would ultimately close due to the various conditions precedent that would need to be satisfied or waived, including the receipt of required regulatory approvals and the satisfaction of customary closing conditions. Accordingly, the parties determined that it would be prudent to establish a mechanism that would preserve certain strategic opportunities for both Greenland and March GL in the event the Business Combination did not proceed to Closing.

Specifically, from Greenland’s perspective, Greenland desired to ensure that, in the event the Business Combination did not close for any reason, it would retain the ability to participate in March GL’s projects, which Greenland viewed as strategically valuable. The Option Agreement provides Greenland with the contractual right, exercisable in its sole discretion, until March 31, 2026, to acquire up to a 35% participation interest in March GL’s projects at a price of $2,000,000 per percentage point, thereby preserving Greenland’s opportunity to maintain exposure to those projects even absent the consummation of the Business Combination.

From March GL’s perspective, the Option Agreement serves to provide March GL with a potential source of financing in the event the Business Combination does not close. March GL viewed the Option Agreement as a means of ensuring continued access to capital from a committed counterparty should the parties not proceed with the Business Combination.

The Option Agreement was entered into as a contingency measure and not in anticipation of, or as an alternative to, the Business Combination. The Option Agreement was intended solely to address the remote possibility that the Business Combination might not close. Notably, the Option may only be exercised prior to the Closing of the Business Combination and automatically terminates upon the Closing. Greenland and March GL completely expect that the Option will not be exercised.

The foregoing description is qualified in its entirety by reference to the Option Agreement, which is filed hereto as Exhibit 10.35.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, SPAC, Greenland, March GL, entered into a Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, each of the Sponsor agreed to vote all of their SPAC Ordinary Shares (the “Subject Shares”) in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby, including the mergers (the “Mergers”), and to appear at any meeting of SPAC shareholders to establish a quorum and vote (or cause to be voted) all Subject Shares in favor of the Mergers and any related matters. The Sponsor also agreed to vote against any alternative business combination, merger, or similar transaction involving SPAC (other than the Mergers), and against any action or proposal that would reasonably be expected to impede, interfere with, or delay the consummation of the Mergers.

The Sponsor Support Agreement further provides that, from the date of the agreement until its termination, each Founder Holder is prohibited from transferring, selling, pledging, or otherwise disposing of any Subject Shares, or entering into any arrangement that would transfer the economic consequences of ownership of such shares, except as provided in the agreement, with the written consent of SPAC, in connection with transaction financing contemplated by the Business Combination Agreement, or to an affiliate of the Founder Holder who agrees to be bound by the agreement. The agreement also prohibits granting proxies or entering into voting arrangements with respect to the Subject Shares, except as set forth in the agreement or SPAC’s organizational documents.

Additionally, the Sponsor agreed not to solicit, initiate, or knowingly encourage or facilitate any inquiry, proposal, or offer that constitutes or could reasonably be expected to lead to an alternative transaction, and are restricted from participating in discussions or furnishing information regarding any alternative transaction, or making or participating in any solicitation of proxies or similar actions in support of an alternative transaction. Each Founder Holder is required to use reasonable best efforts to take all actions necessary to consummate the Mergers and not to take any action that would reasonably be expected to materially delay or prevent the satisfaction of any conditions to the Mergers. The Sponsor also irrevocably waived any appraisal or dissenters’ rights in connection with the Mergers, agreed not to elect to cause SPAC to redeem any Subject Shares or submit any Subject Shares for redemption in connection with the transactions contemplated by the Business Combination Agreement, and waived any anti-dilution protection under SPAC’s organizational documents in connection with the transactions contemplated by the Sponsor Support Agreement and the Business Combination Agreement.

Effective as of the Effective Time of the Mergers, the Sponsor and each Founder Holder, on behalf of themselves and their affiliates (other than SPAC and its subsidiaries), irrevocably release and discharge SPAC, the Companies, and their respective subsidiaries and affiliates from any and all claims and liabilities arising prior to the Effective Time of the Mergers, subject to customary exceptions for fraud, rights under the Sponsor Support Agreement, the Business Combination Agreement, and certain other specified matters. The Sponsor Support Agreement terminates upon the earliest of (i) the Effective Time of the Mergers, (ii) the unanimous written agreement of all parties, or (iii) the termination of the Business Combination Agreement in accordance with its terms, and no party is relieved from liability for willful and material breach prior to termination. The Sponsor also authorized SPAC and the Companies to disclose their identity, ownership of Subject Shares, and the nature of their obligations under the Sponsor Support Agreement in any SEC-required announcement or disclosure. As of the date of the Sponsor Support Agreement, Pelican Sponsor LLC held 2,875,000 SPAC Ordinary Shares.

The foregoing description is qualified in its entirety by reference to the Sponsor Support Agreement, which is attached hereto as Annex G.

Company Stockholder Support Agreement

Concurrently with the execution of the Business Combination Agreement, on September 9, 2025, SPAC, Greenland, March GL, and each of the holders of common stock of Greenland and March GL entered into a Company Stockholder Support Agreement (the “Company Support Agreement”). Pursuant to the Company Support Agreement, each shareholder agreed to vote all of their shares of common stock of Greenland or March GL, as applicable (the “Shareholder Shares”), in favor of the approval and adoption of the Business Combination Agreement and the transactions contemplated thereby, including the mergers (the “Mergers”). Each shareholder further agreed to appear at any meeting of shareholders of their respective company to establish a quorum and to vote (or cause to be voted) all Shareholder Shares in favor of the Mergers and any related matters, or, if there are insufficient votes in favor, to vote in favor of adjournment or postponement of such meeting to a later date, but not past the outside date specified in the Business Combination Agreement.

The Company Support Agreement also requires each shareholder to vote against any alternative business combination, merger, scheme of arrangement, consolidation, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation, winding up, or public offering involving their company (other than the Mergers), and against any amendment to the company’s organizational documents or other proposal that would reasonably be expected to impede, interfere with, delay, or attempt to discourage or frustrate the purposes of the Mergers or the Business Combination Agreement, or change the voting rights of any class of the company’s share capital. Each shareholder also represented that any proxies previously granted with respect to the Shareholder Shares have been or are thereby revoked, except for those under the company’s organizational documents.

From the date of the Company Support Agreement until its termination, each shareholder is prohibited from transferring, selling, pledging, or otherwise disposing of any Shareholder Shares, or entering into any arrangement that would transfer the economic consequences of ownership of such shares, except as provided in the agreement, with the written consent of the company, or to an affiliate of the shareholder who agrees to be bound by the agreement. The agreement also prohibits granting proxies or entering into voting arrangements with respect to the Shareholder Shares, except as set forth in the agreement or the company’s organizational documents. Any attempted transfer or arrangement in violation of these restrictions is null and void.

Additionally, each shareholder agreed not to solicit, initiate, or knowingly encourage or facilitate any inquiry, proposal, or offer that constitutes or could reasonably be expected to lead to an alternative transaction, and is restricted from participating in discussions or furnishing information regarding any alternative transaction, or making or participating in any solicitation of proxies or similar actions in support of an alternative transaction. Each shareholder is required to use reasonable best efforts to take all actions necessary to consummate the Mergers and not to take any action that would reasonably be expected to materially delay or prevent the satisfaction of any conditions to the Mergers. The shareholders also irrevocably waived any appraisal or dissenters’ rights under the TBOC, the Cayman Islands Companies Act, or any similar statute in connection with the Mergers, and agreed to waive any anti-dilution protection under the company’s organizational documents in connection with the transactions contemplated by the Company Support Agreement and the Business Combination Agreement.

The Company Support Agreement provides that, in the event a shareholder acquires additional shares or other securities of the company after the date of the agreement (including as a result of stock splits, dividends, recapitalizations, or similar events), such securities will be subject to the terms of the agreement. Each shareholder also agreed to execute and deliver any additional documents reasonably requested by SPAC or the company to carry out the transactions contemplated by the Company Support Agreement and the Business Combination Agreement, and to refrain from exercising any veto or similar rights that would impede or adversely affect the consummation of the Mergers.

The Company Support Agreement terminates upon the earliest of (i) the Effective Time of the Mergers, (ii) the unanimous written agreement of all parties, or (iii) the termination of the Business Combination Agreement in accordance with its terms. No party is relieved from liability for willful and material breach prior to termination. The shareholders also authorized SPAC and the companies to disclose their identity, ownership of Shareholder Shares, and the nature of their obligations under the Company Support Agreement in any SEC-required announcement or disclosure. As of the date of the Company Support Agreement, the shareholders of Greenland Exploration Limited and March GL Company collectively held 1,500,000 and 55,000 shares of common stock, respectively. The foregoing description is qualified in its entirety by reference to the Company Stockholder Support Agreement.

The foregoing description is qualified in its entirety by reference to the Company Support Agreement, which is attached hereto as Annex H.

The Non-Competition and Non-Solicitation Agreement

The Non-Competition and Non-Solicitation Agreement, dated September 9, 2025, is entered into by Robert Price (the “Subject Party”) in favor of SPAC, PubCo, and their respective affiliates, successors, and subsidiaries (collectively, the “Covered Parties”). The agreement is executed in connection with, and as a condition to, the consummation of a merger transaction involving the Company and its affiliates, and is intended to protect the goodwill, confidential information, and other legitimate business interests of the Covered Parties.

Under the terms of the agreement, the Subject Party is restricted, for a period of three years following the closing of the merger (the “Restricted Period”), from directly or indirectly engaging in, managing, financing, or controlling any business that competes with the Company’s hydrocarbon exploration and production business within Greenland (the “Territory”), except through the Covered Parties or by holding a passive investment of up to 2% in a publicly traded competitor. The agreement also prohibits the Subject Party and his controlled affiliates from soliciting or hiring employees, consultants, or independent contractors of the Covered Parties, or from soliciting or interfering with the Covered Parties’ customers, clients, vendors, suppliers, or other business relationships, during the Restricted Period, without the prior written consent of the SPAC.

The agreement further includes a mutual non-disparagement provision, under which the Subject Party and his controlled affiliates, as well as the Covered Parties’ officers and directors, are prohibited from making or publishing disparaging statements about each other for a period of two years following the end of the Restricted Period, subject to certain exceptions for legal proceedings, regulatory disclosures, and the exercise of protected rights. The Subject Party is also required to maintain the confidentiality of the Covered Parties’ proprietary and confidential information, subject to customary exceptions for information that is publicly available, Lawfully obtained, or required to be disclosed by Law. The agreement contains customary provisions regarding severability, amendment, waiver, and assignment, and will become effective only upon the consummation of the merger transaction. If the Business Combination Agreement is terminated prior to closing, the Non-Competition and Non-Solicitation Agreement will automatically terminate and be of no further force or effect.

The foregoing description is qualified in its entirety by reference to the Non-Competition and Non-Solicitation Agreement, which is attached hereto as Annex I.

Compensation Received by the Sponsor

The following table sets forth the payments to be received by our Sponsor and its affiliates from us prior to or in connection with the completion of the Business Combination and the securities issued and to be issued by us to our Sponsor or its affiliates:

Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
2,875,000 SPAC Ordinary Shares	$25,000
201,250 private units	$2,012,500
Up to $700,000	Loans of the same amount to pay for expenses of this offering
$20,000 per month	Office space and administrative services
Undetermined, of which up to $1,500,000 may be converted, at the discretion of the holder, into private units at a price of $10.00 per unit	Additional loans to be made by Sponsor, officers, directors or their affiliates
Undetermined	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination
$350,000	Fee owed to Celine & Partners, PLLC (“Celine”), which is controlled by Mr. Hui Chen, the husband of Ms. Chen Chen, who controls the Sponsor, for legal representation for this offering
$10,000 per month	Monthly retainer for ongoing legal representation following the consummation of the Initial Public Offering.

Interests of Certain Persons in the Business Combination

In considering the recommendation of our Board to vote in favor of the Business Combination, shareholders should be aware that aside from their interests as shareholders, our Sponsor and certain of our directors and officers have interests in the Business Combination that may be different from, or in addition to, those of other shareholders generally. Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination, approving the Business Combination and in recommending to shareholders that they approve the Business Combination. Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the Sponsor purchased 2,875,000 founder shares from SPAC for an aggregate price of $25,000, which will have a significantly higher value at the time of the Business Combination, if it is consummated, and, based on the closing trading price of the SPAC Ordinary Shares on February 17, 2026, which was $10.35, would have an aggregate value of approximately $29.8 million as of the same date. If SPAC does not consummate the Business Combination or another initial business combination by August 27, 2026 (unless such date is further extended by SPAC shareholders), and SPAC is therefore required to be liquidated, these shares would be worthless, as founder shares are not entitled to participate in any redemption or liquidation of the Trust Account. Based on the difference in the effective purchase price per share that the Sponsor paid for the founder shares, as compared to the purchase price of $10.00 per Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the stock price of PubCo after the Closing falls below the price initially paid for the SPAC Units in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our directors and officers may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers, directors, and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account.

●	The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidate.

●	SPAC’s Sponsor, officers and directors have entered into a letter agreement with SPAC, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares and any SPAC Public Shares they may hold in connection with the completion of our initial business combination.

●	SPAC consummated the sale of 276,250 private placement units at a price of $10.00 per private placement unit in a private placement to the Sponsor and EarlyBirdCapital, Inc., generating total gross proceeds of $2,762,500.

●	Up to an aggregate amount of $1,500,000 of any amounts outstanding under any working capital loans made by our Sponsor or any of its affiliates to SPAC may be converted into private units at a price of $10.00 per private unit at the option of the lender.

Board of Directors of PubCo Following the Business Combination

Pursuant to the Business Combination Agreement, effective at the Closing, the initial board of directors of PubCo will consist of (A) 4 directors designated by the Companies, one of which shall be Robert Price and another of which shall be Larry G. Swets, Jr., and (B) 1 independent director designated by Sponsor.

Name; Headquarters; Share Symbols

After completion of the Business Combination, the corporate headquarters and principal executive offices of PubCo will be 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209, and if the parties’ application for listing is approved, PubCo Common Stock and PubCo Warrants are expected to be listed for trading on Nasdaq under the symbols “GLND” and “GLNDW,” respectively.

Anticipated Accounting Treatment of the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and March GL and Greenland (together the “Companies”) will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Manner of Effecting the Conversion and the Legal Effect of the Conversion

Texas Law

Pursuant to Subchapter B of Chapter 10 of the TBOC, a non-U.S. entity may convert to a Texas for-profit corporation by filing with the Texas Secretary of State a certificate of conversion and a certificate of formation, certifying to the matters required by the TBOC. The conversion must be approved in the manner provided by the instrument or other writing governing the internal affairs and business of the non-U.S. entity or by applicable non-Texas Law, as appropriate, and the certificate of formation must be approved by the same authorization required to approve the conversion.

When a non-U.S. entity has converted to a Texas corporation, for all purposes of Texas Law, the corporation is deemed to be the same entity as the converting non-U.S. entity and the conversion constitutes a continuation of the existence of the converting non-U.S. entity in the form of a Texas corporation. When the conversion has become effective, for all purposes of Texas Law, all rights, privileges and powers of the converting non-U.S. entity and all property, real, personal and mixed, and all debts due to such entity, as well as all other choses in action and interests of such entity, remain vested in the Texas corporation and are the property of the Texas corporation; all rights of creditors and all liens upon any property of the converting non-U.S. entity are preserved unimpaired; and all debts, liabilities and duties of the converting non-U.S. entity remain attached to and are enforceable against the Texas corporation to the same extent as if originally incurred or contracted by it in its capacity as a Texas corporation. The rights, privileges, powers and interests in property of the converting non-U.S. entity, as well as its debts, liabilities and duties, are not deemed, as a consequence of the conversion, to have been transferred to the Texas corporation for any purpose of the Laws of the State of Texas. If required by the Law of the jurisdiction of formation of the converting non-U.S. entity, its existence as an entity of that jurisdiction shall cease upon the effectiveness of the conversion.

Cayman Islands Law

If the Conversion Proposal is approved, SPAC will also apply to deregister as a Cayman Islands exempted company pursuant to the Cayman Islands Companies Act. Upon the deregistration, SPAC will no longer be subject to the provisions of the Cayman Islands Companies Act. Except as provided in the Cayman Islands Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of SPAC or any other person.

Regulatory Matters

Neither SPAC nor the Companies are aware of any material regulatory approvals or actions that are required for completion of the Business Combination. It is presently contemplated that if any regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any approvals or actions will be obtained.

Vote Required for Approval

The approval of the Business Combination Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders represented virtually or by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting. The Business Combination is not structured so that the approval of at least a majority of the unaffiliated securityholders of SPAC is required. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.

As of the date of this proxy statement/prospectus, the Sponsor and certain shareholders have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Business Combination Proposal. As of the Record Date, the Sponsor and insiders own 3,087,500 SPAC Ordinary Shares (25.73% of the issued and outstanding SPAC Ordinary Shares), and EarlyBirdCapital, Inc. owns 286,250 SPAC Ordinary Shares (2.39% of the issued and outstanding SPAC Ordinary Shares). SPAC’s officers and directors do not hold any SPAC Public Shares, but may purchase SPAC Public Shares at any time, subject to compliance with Law and SPAC’s trading policies. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Business Combination Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

SPAC Appraisal Rights

Public shareholders do not have appraisal rights or dissenters’ rights in connection with the Conversion or the Business Combination under Cayman Islands Law.

Satisfaction of the 80% Test

It is a requirement under the existing governing documents and the listing requirements of Nasdaq that the target business acquired in SPAC’s initial business combination have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for SPAC’s initial business combination. As of September 9, 2025, the date of the execution of the Business Combination Agreement, the balance of funds held in the Trust Account was at least $87,280,915.38 and 80% of such funds represents approximately $69,824,732. The SPAC Board considered all of the factors described above and the fact that the aggregate consideration for SPAC was the result of arm’s length negotiations with the Companies. As a result, the SPAC Board concluded that the fair market value of the business acquired was in excess of 80% of the assets held in the Trust Account (excluding any taxes payable on the interest earned on the Trust Account). In light of the financial background and experience of the members of SPAC’s management team and the SPAC Board, the SPAC Board believes that the members of the management team and the SPAC Board are qualified to determine whether the Business Combination meets the 80% test.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that SPAC’s entry into the Business Combination Agreement, dated as of September 9, 2025, attached to the proxy statement/prospectus as Annex A (the “Business Combination Agreement”), pursuant to which and among other things, on the terms and subject to the conditions set forth in the Business Combination Agreement, the parties will complete the Business Combination (as such term is defined in the proxy statement/prospectus) described in the proxy statement/prospectus, be approved, ratified and confirmed in all respects.”

Recommendation of the SPAC Board

The SPAC Board believes that the Business Combination Proposal to be presented at the Extraordinary General Meeting is in the best interests of SPAC.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and SPAC’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

THE COnversion PROPOSAL

Overview

Assuming each of the Condition Precedent Proposals is approved, SPAC is seeking shareholder approval of the Conversion Proposal. The approval of the Conversion Proposal is a condition to the Closing under the Business Combination Agreement. If the Conversion Proposal is approved, but the Business Combination Proposal is not approved, then neither the Conversion nor the Business Combination will be consummated.

As a condition to Closing, the SPAC Board has unanimously approved (i) a change of SPAC’s jurisdiction of incorporation by de-registering as an exempted company in the Cayman Islands and registering by way of continuation and conversion to a corporation incorporated under the Laws of the State of Texas and (ii) the adoption of the Proposed Certificate of Formation and the Proposed Bylaws. To effect the Conversion, SPAC will file an application to deregister with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file the Proposed Certificate of Formation and a certificate of conversion with the Secretary of State of the State of Texas, under which SPAC will be converted and continue as a Texas corporation.

In connection with the Conversion: (a) each of the issued and outstanding SPAC Securities immediately prior to the Conversion shall remain issued and outstanding and shall automatically represent a security of SPAC, as a Texas corporation, without any action required by the holders thereof and without any interruption or change in the rights, preferences, privileges, or limitations applicable thereto.

The Conversion Proposal, if approved, will authorize the deregistration of SPAC as a Cayman Islands exempted company and the registration by way of continuation, of SPAC as a corporation incorporated under the Laws of the State of Texas and governed by the Proposed Certificate of Formation and the Proposed Bylaws. Accordingly, while SPAC is currently governed by the Cayman Islands Companies Act, upon the Conversion, SPAC will be governed by the TBOC. SPAC encourages shareholders to carefully consult the information set out below under “Comparison of Corporate Governance and Shareholder Rights.”

Reasons for the Conversion

The SPAC Board believes that it would be in the best interests of SPAC, in connection with the completion of the Business Combination, to effect the Conversion. Further, the SPAC Board believes that any direct benefit that the TBOC provides to a corporation also indirectly benefits its shareholders, who are the owners of the corporation.

The SPAC Board believes that there are several reasons why a reincorporation in Texas is in the best interests of SPAC and its shareholders. These additional reasons can be summarized as follows:

Prominence, Predictability, and Flexibility of Texas Law:

For many years, Texas has maintained a policy of fostering a favorable environment for business entities, and, in furtherance of that policy, has developed and implemented comprehensive and flexible corporate Laws that are responsive to the legal and business needs of corporations organized under its Laws. Many corporations have chosen Texas as their state of incorporation or have subsequently changed their corporate domicile to Texas. Texas’s prominence as a business-friendly state is reflected in the TBOC, which is regularly reviewed and updated by the Texas legislature to address evolving legal and business needs. The TBOC is designed to be comprehensive, flexible, and accessible, and Texas courts have demonstrated the ability and willingness to interpret and apply Texas corporate Law in a manner that meets the needs of businesses. This favorable corporate and regulatory environment is attractive to businesses such as ours.

Well-Established Principles of Corporate Governance:

Texas Law provides a comprehensive and well-developed framework for corporate governance, primarily through the TBOC and the decisions of Texas courts. The TBOC sets forth clear statutory requirements and standards for the conduct of a corporation’s board of directors and officers, including the application of the business judgment rule. Under Texas Law, directors and officers are generally protected from liability for decisions made in good faith, with reasonable care, and in what they reasonably believe to be the best interests of the corporation. Texas courts have established a consistent and predictable approach to interpreting and applying corporate Law, which offers clarity and assurance to corporations, their boards, and management teams when making important business decisions. The state’s legal environment is recognized for its support of business operations and its emphasis on protecting the rights and interests of shareholders. Texas Law imposes clear fiduciary duties on directors and officers, including duties of care and loyalty, to ensure that shareholder interests are safeguarded and that corporate actions are taken responsibly and ethically. The familiarity of investors and professionals with Texas corporate Law, combined with the state’s reputation as a business-friendly jurisdiction, further enhances the confidence of all stakeholders in the governance and operation of Texas corporations. This legal foundation allows companies to operate with assurance regarding the validity and consequences of their corporate decisions and actions.

Increased Ability to Attract and Retain Qualified Directors:

Reregistration from the Cayman Islands to Texas is attractive to directors, officers, and shareholders alike. SPAC’s incorporation in Texas may make SPAC more appealing to future candidates for the SPAC Board, as many such candidates are already familiar with Texas corporate Law from their past business experiences. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Texas Laws—especially those relating to director indemnification (as discussed below)—draw such qualified candidates to Texas corporations. The SPAC Board therefore believes that providing the benefits afforded directors by Texas Law will enable SPAC, following the Business Combination, to compete more effectively with other companies in the recruitment of talented and experienced directors and officers.

The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Texas Law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Texas Law is more developed and provides more guidance than Cayman Islands Law on matters regarding a company’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Texas will enable SPAC to compete more effectively with other companies in attracting and retaining new directors.

Regulatory Approvals; Third-Party Consents

SPAC is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Conversion. However, because the Conversion must occur in connection with the Business Combination, it will not occur unless the Business Combination can be completed, which will require the approvals as described under the section of this proxy statement/prospectus entitled “The Business Combination Proposal.” SPAC must comply with applicable U.S. federal and state securities Laws in connection with the Conversion.

The Conversion will not breach any covenants or agreements binding upon SPAC and will not be subject to any additional federal or state regulatory requirements, except compliance with the Laws of the Cayman Islands and Texas necessary to effect the Conversion.

Proposed Governing Documents

Commencing with the Effective Time of the Conversion, the TBOC, and immediately after the Conversion and prior to the adoption of the Proposed Governing Documents and the Closing of the Business Combination, the Proposed Governing Documents will govern the rights of shareholders in SPAC.

A chart comparing your rights as a holder of SPAC Ordinary Shares as a Cayman Islands exempted company with your rights as a holder of PubCo Common Stock as a Texas corporation, as applicable, can be found in the section below entitled “Comparison of Corporate Governance and Shareholder Rights.”

Accounting Treatment of the Conversion

The Conversion is being proposed solely for the purpose of changing the legal domicile of SPAC. There will be no accounting effect or change in the carrying amount of the assets and liabilities of SPAC as a result of the Conversion. The business, capitalization, assets and liabilities and financial statements of SPAC immediately following the Conversion will be the same as those immediately prior to the Conversion.

Vote Required for Approval

The approval of the Conversion Proposal requires a special resolution under the Cayman Islands Companies Act and the existing governing documents which is the affirmative vote of holders of a least two-thirds of the votes cast by SPAC shareholders present virtually or by proxy and entitled to vote at the Extraordinary General Meeting voting in favor of the Conversion Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.

The Conversion Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Conversion Proposal will have no effect, even if approved by the requisite SPAC shareholders.

As of the date of this proxy statement/prospectus, the Sponsor and the Insiders have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Conversion Proposal.

Resolution to be Voted Upon

The full text of the resolutions to be passed are as follows:

“RESOLVED, as a special resolution, that: (i) SPAC be de-registered in the Cayman Islands and registered by way of continuation as a corporation under the Laws of the state of Texas, pursuant to Part XII of the Companies Act (As Revised) of the Cayman Islands and the applicable provisions of TBOC and, immediately upon being de-registered in the Cayman Islands, SPAC be continued and converted to a corporation in the State of Texas; and (ii) the Proposed Certificate of Formation, in the form appended to the accompanying proxy statement/prospectus as Annex B, to be effective upon the Conversion, and the Proposed Bylaws, in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the Conversion, be approved in all respects.”

Recommendation of the SPAC Board

The SPAC Board believes that the Conversion Proposal to be presented at the Extraordinary General Meeting is in the best interests of SPAC.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CONVERSION PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and SPAC’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

GOVERNING documents PROPOSAL

Overview

Assuming each of the Condition Precedent Proposals is approved, SPAC is required to obtain shareholder approval of the Proposed Certificate of Formation and the Proposed Bylaws to govern the affairs of PubCo in connection with the Business Combination. Under the Business Combination Agreement, approval of the Governing Documents Proposal is a condition to the Closing.

SPAC is seeking shareholder approval, by ordinary resolution, of the Governing Documents Proposal in connection with the adoption of the Proposed Governing Documents. For a summary of the key differences between the Proposed Governing Documents relative to the terms currently governing SPAC under the Existing Governing Documents, which summary is qualified in its entirety by reference to the full text of the Proposed Certificate of Formation, a copy of which is included as Annex B to this proxy statement/prospectus, and by reference to the full text of the Proposed Bylaws, a copy of which is included as Annex C to this proxy statement/prospectus, please refer to the summary table below under the Governing Documents Proposal.

All shareholders are encouraged to read each of the Proposed Governing Documents in their entirety for a more complete description of their terms.

Vote Required for Approval

The approval of the Governing Documents Proposal requires an ordinary resolution, being the affirmative vote of at least a majority of the votes cast by SPAC shareholders represented virtually or by proxy and entitled to vote thereon and who vote at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.

The Governing Documents Proposal is conditioned on the approval of each of the Condition Precedent Proposals. Therefore, if any of the Condition Precedent Proposals is not approved, the Governing Documents Proposal will have no effect, even if approved by the requisite holders of SPAC Ordinary Shares.

As of the date of this proxy statement/prospectus, the Sponsor and the Insiders have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Governing Documents Proposal. As of the Record Date, the Sponsor and insiders own 3,087,500 SPAC Ordinary Shares (25.73% of the issued and outstanding SPAC Ordinary Shares), and EarlyBirdCapital, Inc. owns 286,250 SPAC Ordinary Shares (2.39% of the issued and outstanding SPAC Ordinary Shares). SPAC’s officers and directors do not hold any SPAC Public Shares, but may purchase SPAC Public Shares at any time, subject to compliance with Law and SPAC’s trading policies. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Governing Documents Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Proposed Certificate of Formation, in the form appended to the accompanying proxy statement/prospectus as Annex B, to be effective upon the Closing, the Proposed Bylaws, in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the Closing, be approved in all respects.”

Recommendation of the SPAC Board

The SPAC Board believes that the Governing Documents Proposal to be presented at the Extraordinary General Meeting is in the best interests of SPAC.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and SPAC’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

GOVERNING DOCUMENTS ADVISORY PROPOSALS

Overview

SPAC is seeking shareholder approval of the Governing Documents Advisory Proposals in connection with the Business Combination. These proposals are being presented separately in accordance with SEC guidance to give SPAC shareholders the opportunity to present their separate views on important corporate governance provisions and will be voted upon on a non-binding advisory basis. This separate vote is not otherwise required by Cayman Islands or Texas Law, but pursuant to SEC guidance, SPAC is required to submit these provisions to its shareholders separately for approval. The shareholder votes regarding these proposals are advisory in nature, and are not binding on SPAC, the SPAC Board, PubCo or the PubCo Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governing Documents Advisory Proposals (separate and apart from the approval of the Governing Documents Advisory Proposals). Accordingly, regardless of the outcome of the Governing Documents Advisory Proposals, SPAC intends that the Proposed Governing Documents will take effect upon the Closing.

The Proposed Governing Documents differ materially from the existing governing documents. The following table sets forth a summary of the principal changes proposed between the existing governing documents and the Proposed Governing Documents. This summary is qualified by reference to the complete text of the SPAC Articles, a copy of which is attached to this proxy statement/prospectus as Annex J, the complete text of the Proposed Certificate of Formation, a copy of which is attached to this proxy statement/prospectus as Annex B, and the complete text of the Proposed Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex C. All shareholders are encouraged to read the Proposed Governing Documents in their entirety.

Additionally, as the Existing Governing Documents are governed by the Cayman Islands Companies Act and the Proposed Governing Documents will be governed by the TBOC, SPAC encourages shareholders to carefully consult the information set out under the section of this proxy statement/prospectus entitled “Comparison of Corporate Governance and Shareholder Rights” for a description of the material differences between the rights of SPAC shareholders before the consummation of the Business combination, and the rights of PubCo stockholders after the business combination.

	Existing Governing Documents	Proposed Governing Documents
Authorized Shares (Governing Documents Advisory Proposal A)	The share capital of SPAC is USD50,000 divided into 500,000,000 SPAC Ordinary Shares of par value USD0.0001 each. See introduction of the Memorandum of Association of SPAC.

The Proposed Certificate of Formation authorizes 500,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

See Article Four of the Proposed Certificate of Formation.

Preferred Stock (Governing Documents Advisory Proposal B)

Subject to the Cayman Islands Companies Act and SPACs articles of association, SPAC has power to do any one or more of the following: (a) to redeem or repurchase any of its shares; (b) to increase or reduce its capital; (c) to issue any part of its capital (whether original, redeemed, increased or reduced): (i) with or without any preferential, deferred, qualified or special rights, privileges or conditions; or (ii) subject to any limitations or restrictions and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or (d) to alter any of those rights, privileges, conditions, limitations or restrictions.

See introduction of the Memorandum and Articles of Association of SPAC.

The Proposed Certificate of Formation provides that, the board of directors is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the designation, number of shares, voting powers (if any), and the preferences and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

See Article Four of the Proposed Certificate of Formation.

	Existing Governing Documents	Proposed Governing Documents
Action by Written Consent of Stockholders (Governing Documents Advisory Proposal C)

Members may pass a resolution in writing without holding a meeting if the following conditions are met: (a) all members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of members; (b) all members entitled so to vote: (i) sign a document; or (ii) sign several documents in the like form each signed by one or more of those members; and (c) the signed document or documents is or are delivered to SPAC, including, if SPAC so nominates, by delivery of an ectronic record by electronic means to the address specified for that purpose. Such written resolution shall be as effective as if it had been passed at a meeting of the members entitled to vote duly convened and held.”

See Section 12.20 of the Memorandum and Articles of Association.

The Proposed Certificate of Formation provides that, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

See Article Four of the Proposed Certificate of Formation.

Omnibus Approval (Governing Documents Advisory Proposal D)

The existing governing documents provide that unless SPAC consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Articles or otherwise related in any way to each member’s shareholding in SPAC, including but not limited to: (a) any derivative action or proceeding brought on behalf of SPAC; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of SPAC to SPAC or the members; (c) any action asserting a claim arising pursuant to any provision of the Act or the Articles; or (d) any action asserting a claim against SPAC governed by the ‘Internal Affairs Doctrine’ (as such concept is recognised under the Laws of the United States of America). Article 38 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal courts of the United States of America are, as a matter of the Laws of the United States, the sole and exclusive forum for determination of such a claim.

See Sections 38.1 and 38.4 of the Memorandum and Articles of Association.

The Proposed Certificate of Formation adopts Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities Laws.

See Article Eleven of the Proposed Certificate of Formation.

Reasons for the Approvals of the Governing Documents Advisory Proposals

Proposal A - Authorized Shares

The SPAC Board believes it is in the best interests of SPAC and its shareholders to approve provisions in the Proposed Governing Documents such that the authorized share capital of PubCo will be 500,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share, as compared to the authorized share capital of SPAC under the existing governing documents of USD50,000 divided into 500,000,000 SPAC Ordinary Shares of par value $0.0001 each.

The SPAC Board believes that it is important for PubCo to have available for issuance a number of authorized shares of common stock and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination and to support PubCo’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Proposal B - Preferred Stock

The SPAC Board believes it is in the best interests of SPAC and its shareholders to approve provisions in the Proposed Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, to authorize the PubCo Board to issue any or all shares of preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the PubCo Board.

The SPAC Board believes that it is important for PubCo to be able to issue preferred stock sufficient to facilitate the transactions contemplated by the Business Combination and to support PubCo’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Proposal C - Action by Written Consent of Stockholders

The SPAC Board believes it is in the best interests of SPAC and its shareholders to approve provisions in the Proposed Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, that provide that PubCo stockholders may not take action by written consent in lieu of a meeting.

The SPAC Board believes that eliminating the right of stockholders to act by written consent, which is permitted in the existing governing documents, is appropriate to limit the circumstances under which stockholders can act on their own initiative to, among other things, alter or amend the Proposed Governing Documents outside of a duly called special or annual meeting of the stockholders of PubCo.

The elimination of the stockholders’ ability to act by written consent may have certain anti-takeover effects by forcing a potential acquirer to take control of the PubCo Board only at duly called special or annual meetings. Inclusion of these provisions in the Proposed Governing Documents might also increase the likelihood that a potential acquirer would negotiate the terms of any proposed transaction with the PubCo Board and help protect stockholders from the use of abusive and coercive takeover tactics.

Proposal D - Omnibus Approval

The SPAC Board believes it is in the best interests of SPAC and its shareholders to authorize all other changes necessary or desirable in connection with the approval of the Proposed Governing Documents, including adopting Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of federal securities Laws.

Adopting Texas as the exclusive forum for certain litigation is intended to assist PubCo in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case Law and level of expertise and should promote efficiency and cost-savings in the resolutions of such claims. The SPAC Board believes that the Texas courts are best suited to address disputes involving such matters given that PubCo is incorporated in Texas. Texas Law generally applies to such matters and the Texas courts have a reputation for expertise in corporate Law matters. Texas offers a specialized Business Court of Texas to address corporate Law matters, with streamlined procedures and processes, which help provide relatively quick decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Business Court of Texas has developed considerable expertise with respect to corporate Law issues, as well as a substantial and influential body of case Law construing Texas’s corporate Law and long-standing precedent regarding corporate governance. This provides stockholders of PubCo and PubCo with more predictability regarding the outcome of intra-corporate disputes. In the event the Business Court of Texas does not have jurisdiction, the other state courts or the federal district court of the United States located in Texas would be the most appropriate forums because these courts have more expertise on matters of Texas Law compared to other jurisdictions. The SPAC Board further believes that providing that the federal district courts of the United States will be the exclusive forum for resolving actions arising under the Securities Act, provides the flexibility to file such suits in any federal district court while providing the benefits of eliminating duplicative litigation and having such cases heard by courts that are well-versed in the applicable Law. Notwithstanding the foregoing, the Proposed Bylaws will provide that the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

The SPAC Board further believes that the Proposed Governing Documents providing for such exclusive forum would promote judicial fairness and avoid conflicting results, as well as make PubCo’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Proposals A-D):

Proposal A: To approve provisions in the Proposed Governing Documents such that the authorized share capital of PubCo will be (a) shares of common stock, par value $0.0001 per share and shares of preferred stock, par value $0.0001 per share.;

Proposal B: To approve provisions in the Proposed Certificate Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, to authorize the PubCo Board to issue any or all shares of preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the PubCo Board;

Proposal C: To approve provisions in the Proposed Governing Documents, which will govern PubCo if the Conditions Precedent Proposals are approved, that provide that SPAC stockholders may not take action by written consent in lieu of a meeting; and

Proposal D: To approve provisions in the Proposed Governing Documents, which will adopt Texas as the exclusive forum for certain stockholder litigation and the United States District Courts as the exclusive forum for litigation arising out of the federal securities Laws.

Vote Required for Approval

The approval of the Governing Documents Advisory Proposals will require an ordinary resolution under Cayman Islands Law, being a resolution passed by the holders of a majority of the SPAC Ordinary Shares who, being present (either virtually or by proxy) and entitled to vote at the Extraordinary General Meeting, vote at the Extraordinary General Meeting.

As discussed above, the Governing Documents Advisory Proposals are advisory votes and therefore are not binding on SPAC or the SPAC Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governing Documents Advisory Proposals (separate and apart from approval of the Governing Documents Advisory Proposals). Accordingly, regardless of the outcome of the non-binding advisory vote on the Governing Documents Advisory Proposals, SPAC intends that the Proposed Governing Documents will take effect upon the Closing (assuming approval of the Governing Documents Advisory Proposals).

As of the date of this proxy statement/prospectus, the Sponsor and the Insiders have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Governing Documents Advisory Proposals. As of the Record Date, the Sponsor and insiders own 3,087,500 SPAC Ordinary Shares (25.73% of the issued and outstanding SPAC Ordinary Shares), and EarlyBirdCapital, Inc. owns 286,250 SPAC Ordinary Shares (2.39% of the issued and outstanding SPAC Ordinary Shares). SPAC’s officers and directors do not hold any SPAC Public Shares, but may purchase SPAC Public Shares at any time, subject to compliance with Law and SPAC’s trading policies. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Governing Documents Advisory Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

Recommendation of the SPAC Board

The SPAC Board believe that the Governing Documents Advisory Proposals to be presented at the Extraordinary General Meeting are in the best interests of SPAC.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE GOVERNING DOCUMENTS ADVISORY PROPOSALS.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on the part of such director(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and SPAC’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal—Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

STOCK ISSUANCE PROPOSAL

Overview

Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if, due to the present or potential issuance of common stock, including shares issued pursuant to an earn-out provision or similar type of provision, or securities convertible into or exercisable for common stock, such securities are not issued in a public offering for cash and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock); or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to an issuance of securities when the issuance or potential issuance will result in a change of control of the issuer.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement, if the number of shares of common stock (or securities convertible into or exercisable for common stock) to be issued equals to 20% or more of the shares of common stock, or 20% or more of the voting power, outstanding before the issuance.

The aggregate shares of PubCo Common Stock that PubCo is expected to issue in connection with the Transaction, including in connection with the Mergers and the PIPE Financing, will exceed 20% of both the voting power and the SPAC Ordinary Shares outstanding before such issuance and may result in a change of control under the applicable Nasdaq Listing Rules. Accordingly, SPAC is seeking the approval of SPAC shareholders for the issuance or potential issuance of SPAC Ordinary Shares or shares of PubCo Common Stock in connection with the Transaction, including in connection with the Mergers and the PIPE Financing, and any other issuances of SPAC Ordinary Shares or shares of PubCo Common Stock and securities convertible into or exercisable for SPAC Ordinary Shares or shares of PubCo Common Stock pursuant to subscription, purchase or other similar agreements that SPAC or PubCo may enter into prior to the Closing.

Vote Required for Approval

Approval of the Stock Issuance Proposal, if presented, requires an ordinary resolution under Cayman Islands Law, being the affirmative vote of the holders of at least a majority of the issued and outstanding SPAC Ordinary Shares who, being present in person (including by virtual attendance) or by proxy and entitled to vote thereon, vote at the Extraordinary General Meeting. Failure to vote in person (including by virtual attendance) or by proxy at the Extraordinary General Meeting, if a valid quorum is otherwise established, will have no effect on the outcome of the vote on the Stock Issuance Proposal. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast for the Stock Issuance Proposal and will have no effect on the outcome of the vote on the Stock Issuance Proposal.

The Closing is conditioned on the approval of the Condition Precedent Proposals. Each of the Condition Precedent Proposals is cross conditioned on the approval of each such other Proposal. Each of the Advisory Amendment Proposals and the Adjournment Proposal are not conditioned on the approval of any other Proposal set forth in this proxy statement/prospectus.

The SPAC Initial Shareholders and SPAC’s directors and officers are expected to vote any SPAC Ordinary Shares over which they have voting control in favor of each of the Proposals set forth in this proxy statement/prospectus. As of the Record Date, the Sponsor and insiders own 3,087,500 SPAC Ordinary Shares (25.73% of the issued and outstanding SPAC Ordinary Shares), and EarlyBirdCapital, Inc. owns 286,250 SPAC Ordinary Shares (2.39% of the issued and outstanding SPAC Ordinary Shares). SPAC’s officers and directors do not hold any SPAC Public Shares, but may purchase SPAC Public Shares at any time, subject to compliance with Law and SPAC’s trading policies. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Stock Issuance Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

When you consider the recommendation of the SPAC Board to vote in favor of approval of the Proposals described in this proxy statement/prospectus, you should keep in mind that the SPAC Initial Shareholders and certain of SPAC’s directors and officers have interests in the Transaction that are different from, in addition to, or in conflict with, your interests as a shareholder. See the section entitled “Proposal No. 1 - The Transaction Proposal - Interests of SPAC Initial Shareholders, Directors and Officers in the Transaction.” See also the sections entitled “Risk Factors” and “Beneficial Ownership of Securities” for more information and other risks.

Resolution to be Voted Upon

The full text of the resolution to be voted upon in respect of the Stock Issuance Proposal is as follows:

“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable provisions of Nasdaq Listing Rules 5635(a), (b) and (d), the issuance or potential issuance of SPAC Ordinary Shares or shares of PubCo Common Stock in connection with the Transaction, including in connection with the Mergers and the PIPE Financing, and any other issuances of SPAC Ordinary Shares or shares of PubCo Common Stock and securities convertible into or exercisable for SPAC Ordinary Shares or shares of PubCo Common Stock pursuant to subscription, purchase or other similar agreements that SPAC may enter into prior to the Closing, be approved in all respects.”

Recommendation of the SPAC Board

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE STOCK ISSUANCE PROPOSAL.

INCENTIVE PLAN PROPOSAL

GREENLAND ENERGY COMPANY

2026 OMNIBUS INCENTIVE PLAN

Overview

The board of directors of SPAC adopted the Greenland Energy Company 2026 Omnibus Incentive Plan (the “Plan”) on February 16, 2026, subject to its approval by the SPAC shareholders at the Extraordinary General Meeting. If the SPAC shareholders approve the Plan, it will become effective as of the Closing Date (the “Effective Date”).

Board Recommendation

If approved by Greenland Energy Company stockholders, the Plan will become effective and will be administered by the board of directors of the Company (the “Board”) or by a committee that our Board designates for this purpose (referred to below as the administrator), which will have the authority to make awards under the Plan.

After careful consideration, the Board believes that approving the Plan is in the best interests of Greenland Energy Company. The Plan promotes ownership in the Company by its employees, nonemployee directors and consultants, and aligns incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, Greenland Energy Company. Therefore, the Board recommends that the Greenland Energy Company stockholders approve the Plan.

In evaluating this proposal to approve the Plan, stockholders should consider all of the information provided herein.

The Board has unanimously recommended that stockholders vote “FOR” the approval of the Plan.

Summary of the Material Features of the Plan

The following is a summary of the material features of the Plan. The summary is qualified in its entirety by reference to the complete text of the Plan attached as Annex D to this proxy statement.

Purpose; Types of Awards

The purposes of the Plan are to encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives, give participants an incentive for excellence in individual performance, promote teamwork among participants, and give the Company a significant advantage in attracting and retaining key employees, directors and consultants. To accomplish such purposes, the Plan provides that the Company may grant options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards (including performance-based restricted stock and restricted stock units), other share-based awards, other cash-based awards or any combination of the foregoing.

Shares Subject to the Plan

A total of 3,367,237 shares of the Company’s common stock will be reserved and available for issuance under the Plan (the “Share Limit”). The maximum number of shares that may be issued pursuant to options intended to be incentive stock options will be equal to the Share Limit. Notwithstanding anything herein to the contrary, the maximum number of shares subject to awards granted during any fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $1,000,000 (calculating the value of any such awards based on the grant date fair market value of such awards for financial reporting purposes).

The total number of Company common stock that will be reserved and may be issued under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2027, by a number of shares equal to five percent (5%) of the total number of the Company common stock outstanding on the last day of the prior calendar year. The administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the Plan.

Shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of common stock subject to an award under the Plan that, after the date the Plan becomes effective, are forfeited, canceled, settled or otherwise terminated without a distribution of shares to a participant will thereafter be deemed to be available for awards with respect to shares of common stock. In applying the immediately preceding sentence, if (i) shares otherwise issuable or issued in respect of, or as part of, any award are withheld to cover taxes or any applicable exercise price, such shares will be treated as having been issued under the Plan and will not be available for issuance under the Plan, and (ii) any share-settled stock appreciation rights or options are exercised, the aggregate number of shares subject to such stock appreciation rights or options will be deemed issued under the Plan and will not be available for issuance under the Plan. In addition, shares tendered to exercise outstanding options or other awards, withheld to cover applicable taxes on any awards or repurchased on the open market using exercise price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, shares underlying awards that are subject to the achievement of performance goals will be counted against the share reserve based on the target value of such awards unless and until such time as such awards become vested and settled in shares, and awards that, pursuant to their terms, may be settled only in cash shall not count against the share reserve.

Term and Duration of the Plan

The Plan will remain in effect until terminated by the Board. However, no awards may be granted under the Plan after the tenth (10th) anniversary of the earlier of (a) the date the Plan was adopted by the Board or (b) the Effective Date, which is the date the Plan is approved by the Company’s stockholders. Notwithstanding the foregoing, awards granted prior to such date will remain outstanding in accordance with their terms.

Administration of the Plan

The Plan will be administered by the administrator, who is the Board, or, if and to the extent the Board does not administer the Plan, the committee. The administrator has the power to determine the terms of the awards granted under the Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the Plan. All decisions made by the administrator pursuant to the provisions of the Plan will be final, conclusive and binding.

Participation

Participation in the Plan will be open to employees, non-employee directors, or consultants, who have been selected as an eligible recipient under the Plan by the administrator. Awards of incentive stock options, however, will be limited to employees eligible to receive such form of award under the Code. As of February 18, 2026, it is expected that approximately 30 employees, 20 consultants and 7 of our non-employee directors will be eligible to participate in the Plan.

Types of Awards

The types of awards that may be made under the Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the administrator, subject to the Plan. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.

Stock Options

The Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase Company common stock at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of an ordinary share on the date of grant. Fair market value will generally be the closing price of a share of Company common stock on Nasdaq on the date of grant. Nonqualified stock options under the Plan generally must be exercised within ten (10) years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.

An incentive stock option is a share option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of Company common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the Company’s total combined voting power or that of any of the Company’s affiliates unless (i) the option exercise price is at least 110% of the fair market value of the shares subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five (5) years from the date of grant.

Unless otherwise determined by the administrator, each vested and outstanding option granted under the Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.

Stock Appreciation Rights

A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of Company common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of Company common stock on the grant date), multiplied by the number of shares of Company common stock subject to the SAR (as determined by the administrator). Unless otherwise determined by the administrator, each vested and outstanding SAR granted under the Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.

Restricted Stock

A restricted stock award is an award of Company common stock that vests in accordance with the terms and conditions established by the administrator.

Restricted Stock Units

A restricted stock unit is a right to receive shares or the cash equivalent of Company common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, the Company must deliver to the holder of the restricted stock unit unrestricted Company common stock (or, in the administrator’s sole discretion, cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares). Participants holding restricted stock units will have no voting rights.

Other Share-Based Awards

We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Company common stock, including unrestricted Company common stock under the Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to Company common stock.

Other Cash-Based Awards

We may grant cash awards under the Plan, including cash awards as a bonus or upon the attainment of certain performance goals.

Performance-Based Awards

We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted stock and restricted stock units. Any dividends or dividend equivalents payable or credited to a participant with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals

If the administrator determines that an award under the Plan will be earned subject to the achievement of performance goals, the administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total shareholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of an ordinary share; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.

Vesting

The administrator has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. However, no award shall vest in full earlier than the first anniversary of the applicable grant date. This one-year minimum vesting restriction does not apply to (i) substitute awards, (ii) awards that result in the issuance of an aggregate of up to five percent (5%) of the shares authorized for issuance under the Plan, or (iii) the administrator’s discretion to provide for accelerated vesting in connection with a participant’s death, disability, or a change in control.

Equitable Adjustments

In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split, reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of the Company common stock reserved for issuance or with respect to which awards may be granted under the Plan will be adjusted to reflect such event, and the administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of the Company common stock covered by outstanding awards made under the Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.

Change in Control

Unless otherwise expressly provided in an award agreement, awards will not automatically vest upon a change in control (as defined in the Plan). However, if a participant’s employment or service is terminated by the Company without cause, or the participant resigns for good reason (each as defined in the Plan), in either case within twelve (12) months following a change in control, then the participant’s awards will become fully vested (or, in the case of performance-based awards, will vest based on the greater of (i) target performance or (ii) actual performance achieved through the date of the change in control (or such later date of termination), in each case, as determined in good faith by the administrator).

In the event of any proposed change in control, the administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the Plan and to protect the participants who hold outstanding awards under the Plan, which action may include, without limitation, the following: (i) the continuation of any award, if the Company is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.

Recoupment Policy

Awards under the Plan are subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including the Dodd-Frank Act and SEC rules.

No Repricing Without Shareholder Approval

Except as permitted in connection with equitable adjustments for corporate transactions or changes in capitalization, the Administrator may not, without the approval of the Company’s stockholders, (i) reduce the exercise price of any outstanding option or stock appreciation right, (ii) cancel any outstanding option or stock appreciation right and replace it with a new option, stock appreciation right, other award, or cash, or (iii) take any other action that is considered a ‘repricing’ under applicable stock exchange rules.

Amendment and Termination

The administrator may alter, amend, modify, or terminate the Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the Plan that requires stockholder approval under the rules of the stock exchange(s) on which the Company common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of Company common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the administrator additional powers to amend the Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the Plan, unless the administrator expressly reserved the right to do so at the time of the award.

Material U.S. Federal Income Tax Effects

The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the Plan is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. Participants who are stationed outside the United States may be subject to foreign taxes as a result of the Plan.

Nonqualified Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.

Incentive Stock Options

An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and the Company will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within ninety (90) days following the termination thereof (or within one (1) year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the Plan), the optionee will not recognize any income and the Company will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two (2) years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods described above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

SARs

A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. The Company will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock

A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted stock is awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Stock Units

A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and the Company will have a corresponding deduction at that time.

Other Share-Based and Other Cash-Based Awards

In the case of other share-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, the Company will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.

Tax Effects for the Company

In addition to the tax impact to the Company described above, the Company’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.

New Plan Benefits

As of the date hereof, no awards have been granted under the Plan. The aggregate number of shares and aggregate total dollar value of potential future awards under the Plan that may be made to any of our named executive officers or to our executive officers, non-executive officer employees or non-executive directors as a group are not yet determinable because the types and amounts of awards and selection of participants are subject to the administrator’s future determination.

Registration with the SEC

If the Plan is approved by our stockholders and becomes effective, the Company is expected to file a registration statement on Form S-8 registering the shares reserved for issuance under the Plan as soon as reasonably practicable after becoming eligible to use such form.

Vote Required for Approval

The approval of the Incentive Plan Proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote thereon at the annual meeting. Accordingly, if a valid quorum is established, abstentions and broker non-votes will have no effect on the Incentive Plan Proposal.

A copy of the Plan is attached to this Proxy Statement as Annex D.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal allows the SPAC Board to submit a proposal to approve, by ordinary resolution, the adjournment of the Extraordinary General Meeting to a later date or dates: (i) to the extent necessary to ensure that any required supplement or amendment to the proxy statement/prospectus is provided to SPAC shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SPAC Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, and (ii) in order to solicit additional proxies from SPAC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting.

The purpose of the Adjournment Proposal is to permit further solicitation of proxies and votes and to provide additional time for the Sponsor, SPAC and their members and shareholders, respectively, to make purchases of SPAC Ordinary Shares or other arrangements that would increase the likelihood of obtaining a favorable vote on the proposals to be put to the Extraordinary General Meeting, or otherwise increase the likelihood of closing the Business Combination.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is presented to the Extraordinary General Meeting, the Adjournment Proposal will be the first and only proposal voted on and the other Proposals will not be submitted to the shareholders for a vote. If the Adjournment Proposal is not approved by the SPAC shareholders, the SPAC Board may not be able to adjourn the Extraordinary General Meeting to a later date (i) to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to SPAC shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SPAC Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, and (ii) in order to solicit additional proxies from SPAC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting.

Vote Required for Approval

The approval of the Adjournment Proposal, if presented to the Extraordinary General Meeting, requires an ordinary resolution, being the affirmative vote of the holders of at least a majority of the votes cast by the holders of the SPAC Ordinary Shares who, being present virtually or by proxy and entitled to vote at the Extraordinary General Meeting, vote in favor of the Adjournment Proposal at the Extraordinary General Meeting. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the Extraordinary General Meeting and otherwise will have no effect on a particular proposal.

The Adjournment Proposal is not conditioned on the approval of any other proposal.

As of the date of this Proxy Statement/Prospectus, the Sponsor and the Insiders have agreed to vote the SPAC Ordinary Shares owned by them in favor of the Adjournment Proposal. As of the Record Date, the Sponsor and insiders own 3,087,500 SPAC Ordinary Shares (25.73% of the issued and outstanding SPAC Ordinary Shares), and EarlyBirdCapital, Inc. owns 286,250 SPAC Ordinary Shares (2.39% of the issued and outstanding SPAC Ordinary Shares). SPAC’s officers and directors do not hold any SPAC Public Shares, but may purchase SPAC Public Shares at any time, subject to compliance with Law and SPAC’s trading policies. As a result, as of the date of this proxy statement/prospectus, 2,625,626 SPAC Public Shares will be required to approve the Adjournment Proposal assuming all issued and outstanding SPAC Ordinary Shares vote on the Proposal.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Extraordinary General Meeting be adjourned to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement/Prospectus is provided to SPAC shareholders or, if as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient SPAC Ordinary Shares represented (either virtually or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting, and (ii) in order to solicit additional proxies from SPAC shareholders in favor of one or more of the proposals at the Extraordinary General Meeting (the “Adjournment Proposal”).”

Recommendation of the SPAC Board

The SPAC Board believes that the Adjournment Proposal if presented at the Extraordinary General Meeting is in the best interests of SPAC.

THE SPAC BOARD UNANIMOUSLY RECOMMENDS THAT SPAC SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

The existence of financial and personal interests of one or more of SPAC’s directors may result in a conflict of interest on such directors(s) between what such director may believe is in the best interests of SPAC and its shareholders and what such director may believe is best for themselves in determining to recommend that shareholders vote for the proposals. The Sponsor and SPAC’s officers also have interests in the Business Combination that may be different from, or in addition to, your interests as a shareholder. See the section of this proxy statement/prospectus entitled “The Business Combination Proposal — Interests of Certain Persons in the Business Combination” for a further discussion of these considerations.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of material U.S. federal income tax considerations (i) for holders of SPAC Ordinary Shares related to (A) the Conversion, (B) exercise of Redemption Rights and (C) the Business Combination and (ii) the ownership and disposition of PubCo Common Stock after the Business Combination.

This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of SPAC Ordinary Shares who hold their respective stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Holders are urged to consult their tax advisors concerning the U.S. federal, state, local and any non-U.S. tax consequences of the transactions contemplated by the Business Combination (including any exercise of SPAC Redemption Rights). This discussion is a summary only and does not consider all aspects of U.S. federal income taxation that may be relevant to certain types of holders of SPAC Ordinary Shares, including, but not limited to:

●	SPAC’s Sponsors, founders, officers or directors;

●	holders of any warrants;

●	banks, financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	S-corporations;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more of PubCo Common Stock by vote or value;

●	persons that acquired SPAC Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	investors subject to anti-inversion, base erosion or anti-abuse rules;

●	investors subject to the alternative minimum tax;

●	persons that are subject to the “applicable financial statement” accounting rules under Section 451 of the Code;

●	passive foreign investment companies;

●	controlled foreign corporations; or

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

This discussion is based on current U.S. federal income tax Law as in effect on the date hereof, which is subject to change, possibly on a retroactive basis, which may affect the U.S. federal income tax consequences described herein. Furthermore, this discussion does not address any aspect of U.S. federal non-income tax Laws, such as gift, estate or Medicare contribution tax Laws, or state, local or non-U.S. tax Laws. With respect to the consequences of holding PubCo Common Stock, this discussion is limited to holders that acquire such PubCo Common Stock in the Business Combination.

Neither SPAC nor PubCo has sought, or will seek, a ruling from the IRS as to any U.S. federal income tax consideration described herein. The IRS may disagree with the discussion herein, and the determination by the IRS may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the U.S. federal income tax treatment of partnerships or other pass-through entities or persons that hold SPAC Ordinary Shares or PubCo Common Stock through such entities. If a partnership (including for this purpose any other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of SPAC Ordinary Shares or PubCo Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding SPAC Ordinary Shares or PubCo Common Stock, we urge you to consult your tax advisor.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE CONVERSION, AN EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION AND OWNERSHIP AND DISPOSITION OF PUBCO COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. Holder”. A U.S. Holder is a beneficial owner of SPAC Ordinary Shares or PubCo Common Stock, that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the Laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a United States person (as defined in the Code).

Effects of the Conversion on U.S. Holders of SPAC Ordinary Shares

Subject to the limitations set forth above under “Material U.S. Federal Income Tax Considerations,” the discussion in this section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - Effects of the Conversion on U.S. Holders” constitutes the opinion of Irvine Venture Law Firm, LLP as to the material U.S. federal income tax consequences of the Conversion to U.S. Holders. Because the Conversion will occur after the redemption, U.S. Holders exercising redemption rights generally should not be subject to the tax consequences of the Conversion with respect to any SPAC Ordinary Shares redeemed in the redemption.

The U.S. federal income tax consequences of the Conversion will depend primarily upon whether the Conversion qualifies as a “reorganization” within the meaning of Section 368 of the Code.

1.	F Reorganization Treatment

A “reorganization” under Section 368(a)(1)(F) of the Code an (“F Reorganization”) is a “mere change in identity, form, or place of organization of one corporation, however effected.” Pursuant to the Conversion, we will change our jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the Laws of the State of Delaware.

The Conversion should qualify as an F Reorganization. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a corporation holding only investment-type assets such as SPAC, whether the Conversion qualifies as an F Reorganization is not entirely clear. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

In the case of a transaction, such as the Conversion, that should qualify as an F Reorganization, U.S. Holders of SPAC Ordinary Shares should not recognize gain or loss for U.S. federal income tax purposes on the Conversion, except as provided below under “- Effects of Section 367(b) of the Code to U.S. Holders” and “- PFIC Considerations,” and the Conversion should be treated for U.S. federal income tax purposes as if SPAC (i) transferred all of its assets and liabilities to SPAC in exchange for all of the outstanding common stock of SPAC; and then (ii) distributed the common stock of SPAC to the holders of SPAC Ordinary Shares in liquidation of SPAC. The taxable year of SPAC should be deemed to end on the date of the Conversion.

If the Conversion qualifies as an F Reorganization, subject to the passive foreign investment company (or “PFIC”) rules discussed below: (i) a U.S. Holder’s tax basis in a common stock of SPAC received in the Conversion should be the same as its tax basis in the SPAC Ordinary Shares surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder under Section 367(b) of the Code (as discussed below) and (ii) the holding period for the common stock of SPAC should include such U.S. Holder’s holding period for the SPAC Ordinary Shares surrendered in exchange therefor.

If the Conversion fails to qualify as an F Reorganization, subject to the PFIC rules discussed below, a U.S. Holder may recognize gain or loss with respect to an SPAC Ordinary Security in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of SPAC received in the Conversion and the U.S. Holder’s adjusted tax basis in its SPAC Ordinary Shares surrendered in exchange therefor. In such event, such U.S. Holder’s basis in the common stock of SPAC would be equal to the fair market value of that new common stock, on the date of the Conversion, and such U.S. Holder’s holding period for the common stock of SPAC would begin on the day following the date of the Conversion.

2.	Effects of Section 367(b) of the Code to U.S. Holders

Section 367(b) of the Code applies to certain transactions involving foreign corporations, including an inbound Conversion of a foreign corporation in an F Reorganization. Section 367(b) of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise qualify as a “reorganization” within the meaning of Section 368 of the Code. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Conversion. Because the Conversion will occur after the redemption, U.S. Holders exercising redemption rights will not be subject to the tax consequences of Section 367(b) of the Code as a result of the Conversion with respect to any SPAC Ordinary Shares redeemed in the redemption.

(a)	U.S. Holders That Hold 10 Percent or More of SPAC

A U.S. Holder that on the date of the Conversion beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of SPAC stock entitled to vote or 10% or more of the total value of all classes of SPAC stock (a “U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” attributable to the SPAC Ordinary Shares it directly owns, within the meaning of Treasury Regulations under Section 367(b) of the Code. Complex attribution rules apply in determining whether a U.S. Holder is a U.S. Shareholder, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A U.S. Shareholder’s “all earnings and profits amount” with respect to its SPAC Ordinary Shares is the net positive earnings and profits of SPAC (as determined under Treasury Regulations under Section 367 of the Code) attributable to such SPAC Ordinary Shares (as determined under Treasury Regulations under Section 367 of the Code) but without regard to any gain that would be realized on a sale or exchange of such SPAC Ordinary Shares. Treasury Regulations under Section 367 of the Code provide that all earnings and profits amount attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code and the Treasury Regulations thereunder. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

SPAC does not expect to have significant cumulative earnings and profits through the date of the Conversion. If SPAC’s cumulative earnings and profits through the date of the Conversion are less than or equal to zero, then a U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its SPAC Ordinary Shares. If SPAC’s cumulative net earnings and profits are greater than zero through the date of the Conversion, a U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend under Treasury Regulations under Section 367(b) of the Code as a result of the Conversion. Any such U.S. Shareholder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code (commonly referred to as the participation exemption). Such U.S. Shareholders that are corporate shareholders should consult their own tax advisors as to the applicability of the dividends received deduction under Section 245A of the Code in their particular circumstances.

(b)	U.S. Holders That Own Less Than 10 Percent of SPAC but own SPAC Ordinary Shares with a Fair Market Value of $50,000 or More

A U.S. Holder that, on the date of the Conversion, beneficially owns (actually and constructively through complex attribution rules discussed above) SPAC Ordinary Shares with a fair market value of $50,000 or more, but is not a U.S. Shareholder, will recognize gain (but not loss) with respect to the Conversion or, in the alternative, may elect to recognize the “all earnings and profits amount” attributable to such U.S. Holder as described below.

Unless a U.S. Holder makes the election described below, such U.S. Holder generally must recognize gain (but not loss) with respect to common stock of SPAC received in the Conversion in an amount equal to the excess of the fair market value of such new common stock over the U.S. Holder’s adjusted tax basis in the SPAC Ordinary Shares deemed surrendered in exchange therefor.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income the “all earnings and profits amount” attributable to its SPAC Ordinary Shares under Section 367(b) of the Code and such U.S. Holder that is a corporation may be subject to the participation exemption as described above under “- Effects of Section 367(b) of the Code to U.S. Holders - U.S. Holders That Hold 10 Percent or More of SPAC”.

There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Conversion is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Conversion;

(iii)	a description of any stock, securities or other consideration transferred or received in the Conversion;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election including (A) a copy of the information that the U.S. Holder received from SPAC establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s SPAC Ordinary Shares and (B) a representation that the U.S. Holder has notified SPAC that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the taxable period in which the Conversion occurs, and the U.S. Holder must send notice of making the election to SPAC no later than the date such tax return is filed. In connection with this election, we intend to provide each U.S. Holder eligible to make such an election with information regarding SPAC’s earnings and profits upon written request.

SPAC does not expect to have significant cumulative earnings and profits through the date of the Conversion. However, as noted above, if it were determined that SPAC had positive earnings and profits through the date of the Conversion, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its SPAC Ordinary Shares, and thus could be required to include that amount in income as a deemed dividend under applicable Treasury Regulations as a result of the Conversion.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF MAKING THE ELECTION DESCRIBED IN THIS SECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.

(c)	U.S. Holders that Own SPAC Ordinary Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder that, on the date of the Conversion, beneficially owns (actually and constructively through complex attribution rules discussed above) SPAC Ordinary Shares with a fair market value less than $50,000 generally should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Conversion, and generally should not be required to include any part of the “all earnings and profits amount” in income.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367(b) OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

3.	PFIC Considerations

In addition to the discussion above in “- Effects of Section 367(b) to U.S. Holders,” the redemption and Conversion could be a taxable event to U.S. Holders under the PFIC provisions of the Code.

(a)	Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties and gains from the disposition of passive assets. Cash is generally treated as a passive asset.

(b)	PFIC Status of SPAC

Because SPAC is a blank check company with no current active business, based upon the composition of its income and assets, and upon a review of its financial statements, SPAC believes that it likely will be a PFIC for its prior taxable year which ended on December 31, 2024, and likely will be considered a PFIC for its current taxable year which will end on the date of the Conversion.

(c)	Effects of PFIC Rules on the Redemption and Conversion

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992 with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations may require gain recognition to U.S. Holders of SPAC Ordinary Shares upon the redemption or Conversion if (i) SPAC were classified as a PFIC at any time during such U.S. Holder’s holding period for such SPAC Ordinary Shares and (ii) the U.S. Holder had not timely made (a) a QEF Election (as described below) for the first taxable year in which the U.S. Holder owned such SPAC Ordinary Shares or in which SPAC was a PFIC, whichever is later, (b) a QEF Election with a purging election or (c) a mark-to-market election (as described below) with respect to such SPAC Ordinary Shares. The tax on any such recognized gain and on any “excess distributions,” would be imposed based on a complex set of computational rules. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the SPAC Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A Shares.

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the SPAC Ordinary Shares;

●	the amount of gain or excess distribution allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

To the extent the redemption is treated as a sale or exchange for any U.S. Holders of SPAC Ordinary Shares exercising their redemption rights (as discussed in “- Effects to U.S. Holders of Exercising Redemption Rights” below), because SPAC believes that it is likely classified as a PFIC, any such U.S. Holders that have not made a timely QEF Election or a mark-to-market election (both as defined and described below) may be subject to taxation (in accordance with the PFIC rules described above) on the redemption to the extent their SPAC Ordinary Shares have a fair market value in excess of their tax basis therein.

In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations under Section 1291(f) of the Code applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the shareholder to recognize gain or include an amount in income as discussed under “- Effects of Section 367(b) of the Code to U.S. Holders,” the gain realized on the transfer is taxable under the PFIC rules discussed above (rather than both the PFIC rules discussed above and Section 367(b)), and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized under Section 1291 of the Code is taxable as provided under Section 367(b) of the Code.

It is difficult to predict whether, in what form and with what effective date final Treasury Regulations under Section 1291(f) of the Code will be adopted. Therefore, if SPAC is a PFIC, U.S. Holders of SPAC Ordinary Shares that have not made a timely QEF Election, a QEF Election with a purging election or a mark-to-market election (each as defined and described below) may, pursuant to the proposed Treasury Regulations, be subject to taxation on the redemption or Conversion to the extent their SPAC Ordinary Shares have a fair market value in excess of their tax basis therein.

(d)	QEF Elections and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of SPAC Ordinary Shares would depend on whether the U.S. Holder makes a timely and effective election to treat SPAC as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of SPAC Ordinary Shares during which SPAC qualified as a PFIC (a “QEF Election”) or whether such U.S. Holder made a QEF Election along with a “purging election”. The QEF Election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF Election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a “PFIC Annual Information Statement,” to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF Elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. If applicable, U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF Election under their particular circumstances. A U.S. Holder’s ability to make a QEF Election with respect to SPAC is contingent upon, among other things, the provision by SPAC of a “PFIC Annual Information Statement” to such U.S. Holder. There is no assurance, however, that we would timely provide such required information. A U.S. Holder that makes a QEF Election is referred to in this discussion as an “Electing Shareholder” and a U.S. Holder that does not make a QEF Election is referred to in this discussion as a “Non-Electing Shareholder.” An Electing Shareholder generally would not be subject to the adverse PFIC rules discussed above with respect to its SPAC Ordinary Shares but rather would include annually in gross income its pro rata share of the ordinary earnings and net capital gain of SPAC, whether or not such amounts are actually distributed. As a result, if we were determined to be a PFIC, such a U.S. Holder should not recognize gain or loss as a result of the redemption or Conversion except to the extent described under “- Effects of Section 367(b) of the Code to U.S. Holders.”

As indicated above, if a U.S. Holder of SPAC Ordinary Shares has not made a timely and effective QEF Election with respect to SPAC’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) SPAC Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF Election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its SPAC Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of SPAC’s tax year in which SPAC qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held SPAC Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its SPAC Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the SPAC Ordinary Shares for purposes of the PFIC rules.

The impact of the PFIC rules on a U.S. Holder of SPAC Ordinary Shares may also depend on whether the U.S. Holder has made an election under Section 1296 of the Code. U.S. Holders that hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on an established exchange (a “mark-to-market election”). If a mark-to-market election is available and has been made, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its SPAC Ordinary Shares at the end of its taxable year over the adjusted basis in its SPAC Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A Shares over the fair market value of its SPAC Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its SPAC Ordinary Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the SPAC Ordinary Shares will be treated as ordinary income. Shareholders who hold different blocks of SPAC Ordinary Shares (generally, shares of SPAC purchased or acquired on different dates or at different prices) are urged to consult their tax advisors to determine how the above rules apply to them. The mark-to-market election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. No assurance can be given that the SPAC Ordinary Shares are considered to be regularly traded for purposes of the mark-to-market election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders will generally not be subject to the special taxation rules of Section 1291 of the Code discussed herein. However, if the mark-to-market election is made by a U.S. Holder after the beginning of the holding period for the PFIC stock, then the Section 1291 rules will apply to certain dispositions of, distributions on and other amounts taxable with respect to SPAC Ordinary Shares. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to SPAC Ordinary Shares under their particular circumstances.

THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS OF SPAC ORDINARY SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

Effects to U.S. Holders of Exercising Redemption Rights

Subject to the PFIC rules under “- PFIC Considerations,” the U.S. federal income tax consequences to a U.S. Holder of SPAC Ordinary Shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its SPAC Ordinary Shares will depend on whether the redemption qualifies as a sale of the SPAC Ordinary Shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. If the redemption qualifies as a sale of such U.S. Holder’s SPAC Ordinary Shares redeemed, subject to the PFIC rules under “- PFIC Considerations,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between (i) the sum of the amount of cash received, and (ii) the U.S. Holder’s adjusted tax basis in the SPAC Ordinary Shares redeemed. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the SPAC Ordinary Shares redeemed exceeds one year at the time of the redemption. However, it is possible that because of the redemption rights associated with the SPAC Ordinary Shares, the holding period of such shares may not be considered to begin until the date of such redemption (and, thus, it is possible that long-term capital gain or loss treatment may not apply).

The redemption of SPAC Ordinary Shares generally will qualify as a sale of the SPAC Ordinary Shares redeemed if such redemption either (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest in SPAC or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.

For purposes of such tests, a U.S. Holder takes into account not only SPAC Ordinary Shares actually owned by such U.S. Holder, but also SPAC Ordinary Shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to SPAC Ordinary Shares owned directly, SPAC Ordinary Shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any SPAC Ordinary Shares such U.S. Holder has a right to acquire by exercise of an option.

The redemption of SPAC Ordinary Shares generally will be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of SPAC’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80 percent of the percentage of SPAC’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption, and such U.S. Holder immediately after the redemption actually and constructively owned less than 50 percent of the total combined voting power of SPAC Ordinary Shares. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the SPAC Ordinary Shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the SPAC Ordinary Shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of the SPAC Ordinary Shares owned by certain family members and such U.S. Holder does not constructively own any other SPAC Ordinary Shares. The redemption of SPAC Ordinary Shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in SPAC. Whether the redemption will result in a “meaningful reduction” in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation that exercises no control over corporate affairs may constitute such a “meaningful reduction.”

If none of the above tests is satisfied, a redemption will be treated as a distribution with respect to the SPAC Ordinary Shares, and a U.S. Holder generally will be required to include in gross income as a dividend the amount of such distribution to the extent such distribution is paid out of SPAC’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles).

On the basis that SPAC believes that it is likely classified as a PFIC (as discussed above under “- PFIC Considerations”), such dividends will be taxable to an individual U.S. Holder at regular rates and will not be eligible for the reduced rates of taxation on certain dividends received from a “qualified foreign corporation” (moreover, as a Cayman Islands exempted company, SPAC should not be a “qualified foreign corporation” for purposes of such dividend treatment). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in such U.S. Holder’s SPAC Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of such U.S. Holder’s Class A Shares. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed SPAC Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining SPAC Ordinary Shares (if any).

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF A REDEMPTION OF ALL OR A PORTION OF THEIR SPAC ORDINARY SHARES PURSUANT TO AN EXERCISE OF REDEMPTION RIGHTS.

Tax Consequences of the Business Combination to Holders of SPAC Ordinary Shares

Subject to the limitations set forth above under “Material U.S. Federal Income Tax Considerations,” the discussion in this section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - Tax Consequences of the Business Combination to Holders of SPAC Ordinary Shares” constitutes the opinion of Irvine Venture Law Firm, LLP as to the material U.S. federal income tax consequences of the Business Combination to U.S. Holders that exchange shares of New SPAC for PubCo Common Stock pursuant to the SPAC Merger. The Business Combination should qualify as a tax-deferred transaction under Section 351 of the Code. However, there is no authority directly on point with respect to a transaction involving the same facts. In addition, the Business Combination is not conditioned upon the receipt of an opinion from counsel confirming whether the Business Combination will so qualify. Moreover, neither SPAC nor PubCo or their respective affiliates has requested, or intends to request, a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination. As such, there can be no assurance that the IRS will not successfully challenge this position or that a court will not agree with the IRS. Any change that is made after the date hereof in any of the foregoing bases for the intended tax treatment, including any inaccuracy of the facts or assumptions relating to the Business Combination, could adversely affect the intended tax treatment.

Subject to the discussion below, if the Business Combination qualifies as a tax-deferred transaction under Section 351 of the Code, no gain or loss would be recognized by the public stockholders that exchange common stock of SPAC solely for PubCo Common Stock pursuant to the SPAC Merger. Accordingly, the adjusted tax basis of the PubCo Common Stock received by such a public stockholder in the SPAC Merger would be the same as the adjusted tax basis of the common stock of SPAC surrendered in exchange therefor. In addition, the holding period of the PubCo Common Stock received in the SPAC Merger by such a public stockholder would include the period during which the surrendered common stock of SPAC were held on the date of the Business Combination. Every “significant transferor” pursuant to the exchange must include a statement on or with such transferor’s income tax return for the taxable year of the exchange. For this purpose, a significant transferor is generally a person that transferred property to a corporation and received stock of the transferee corporation if, immediately after the exchange, such person (i) owns at least five percent (5%) (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is publicly traded, or (ii) owned at least one percent (1%) (by vote or value) of the total outstanding stock of the transferee corporation if the stock owned by such person is not publicly traded. It is expected that the PubCoPubCo Common Stock will be publicly traded for this purpose.

If the Business Combination does not qualify as a tax-deferred transaction under Section 351 of the Code, then a U.S. Holder of common stock of SPAC that exchanges such common stock solely for PubCo Common Stock pursuant to the SPAC Merger would be required to recognize gain or loss equal to the difference, if any, between (i) the fair market value of the PubCo Common Stock received by such U.S. Holder in the SPAC Merger and (ii) such U.S. Holder’s adjusted tax basis in the common stock of SPAC exchanged. A U.S. Holder would have an aggregate tax basis in any PubCo Common Stock received in the SPAC Merger that is equal to the fair market value of such PubCo Common Stock as of the effective date of the SPAC Merger, and the holding period of such PubCo Common Stock would begin on the day following the SPAC Merger.

Tax Consequences of the Ownership and Disposition of PubCo Common Stock.

1.	Taxation of Distributions

A U.S. Holder of PubCo Common Stock generally will be required to include in gross income as dividends in the year actually or constructively received by the U.S. Holder the amount of any distribution of cash or other property (other than certain distributions of our shares or rights to acquire our shares) paid on PubCo Common Stock to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for a full or partial dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividend income” subject to tax at reduced rates applicable to long-term capital gains. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its PubCo Common Stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such PubCo Common Stock (see “- Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Common Stock” below).

U.S. Holders should consult their own tax advisors regarding the availability of such lower rate for any dividends paid with respect to PubCo Common Stock.

2.	Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Common Stock

A U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of PubCo Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such PubCo Common Stock exceeds one year. The deductibility of capital losses is subject to certain limitations.

The amount of gain or loss recognized by a U.S. Holder on a sale or other taxable disposition generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its PubCo Common Stock so disposed of.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A Non-U.S. Holder is a beneficial owner of SPAC Ordinary Shares or PubCo Common Stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days in the taxable year of disposition. If you are such an individual, you should consult your own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership, sale or other disposition of our securities.

Effects of the Conversion on Non-U.S. Holders

SPAC does not expect the Conversion to result in any U.S. federal income tax consequences to Non-U.S. Holders of SPAC Ordinary Shares unless the Conversion fails to qualify as an F Reorganization (and does not otherwise qualify as a “reorganization” within the meaning of Section 368(a) of the Code) and such Non-U.S. Holder holds its SPAC Ordinary Shares in connection with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States) or is a nonresident alien individual who is physically present in the United States for at least 183 days during that individual’s taxable year in which the Conversion occurs and meets certain other requirements. If gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States), such gain will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders, and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply. Non-U.S. Holders will own stock of a U.S. corporation after the Conversion.

Effects to Non-U.S. Holders of Exercising Redemption Rights

The characterization for U.S. federal income tax purposes of the redemption in connection with a Non-U.S. Holder’s exercise of its redemption rights generally will correspond to the U.S. federal income tax characterization of a redemption with respect to U.S. Holders, as described above under “- Effects to U.S. Holders of Exercising Redemption Rights”. However, notwithstanding such characterization, any redeemed Non-U.S. Holder generally will not be subject to U.S. federal income tax (other than applicable withholding tax described below) on any gain recognized or dividends received as a result of such redemption unless the gain or dividends is effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) in which case, such gain will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply.

Because it may not be certain at the time a Non-U.S. Holder is redeemed whether such Non-U.S. Holder’s redemption will be treated as a sale of shares or a corporate distribution, and because such determination will depend in part on a Non-U.S. Holder’s particular circumstances, the applicable withholding agent may not be able to determine whether (or to what extent) a Non-U.S. Holder is treated as receiving a dividend for U.S. federal income tax purposes. Therefore, the applicable withholding agent may withhold tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gross amount of any consideration paid to a Non-U.S. Holder in redemption of such Non-U.S. Holder’s SPAC Ordinary Shares, unless (i) the applicable withholding agent has established special procedures allowing Non-U.S. Holders to certify that they are exempt from such withholding tax and (ii) such Non-U.S. Holders are able to certify that they meet the requirements of such exemption (e.g., because such Non-U.S. Holders are not treated as receiving a dividend pursuant to the tests under Section 302 of the Code described above under the section entitled “- Effects to U.S. Holders of Exercising Redemption Rights”). However, there can be no assurance that any applicable withholding agent will establish such special certification procedures. If an applicable withholding agent withholds excess amounts from the amount payable to a Non-U.S. Holder, such Non-U.S. Holder generally may obtain a refund of any such excess amounts by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances and any applicable procedures or certification requirements.

Tax Consequences of the Business Combination

Subject to the limitations set forth above under “Material U.S. Federal Income Tax Considerations,” the discussion in this section entitled “Material U.S. Federal Income Tax Considerations - Non-U.S. Holders - Tax Consequences of the Merger” constitutes the opinion of Irvine Venture Law Firm, LLP as to the material U.S. federal income tax consequences of the Business Combination to Non-U.S. Holders of common stock of SPAC that exchange common stock of SPAC for PubCo Common Stock pursuant to the SPAC Merger.

As described above under the section entitled “Material U.S. Federal Income Tax Considerations - U.S. Holders - Tax Consequences of the Business Combination to Holders of SPAC Ordinary Shares,” the Business Combination should qualify as a tax-deferred transaction under Section 351 of the Code. However, there is no authority directly on point with respect to a transaction involving the same facts. In addition, neither the obligation of SPAC, Greenland, March GL or PubCo to complete the Business Combination is conditioned upon the receipt of an opinion from its counsel confirming whether the Business Combination will so qualify.

If the Business Combination transactions qualify as a tax-deferred transaction under Section 351 of the Code, no gain or loss would be recognized by Non-U.S. Holders that exchange common stock of SPAC solely for PubCo Common Stock pursuant to the SPAC Merger. Otherwise, gain recognition may be required generally as discussed below under the section entitled “Non-U.S. Holders - Tax Consequences of Ownership and Disposition of PubCo Common Stock - Gain on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Common Stock.”

Tax Consequences of Ownership and Disposition of PubCo Common Stock

1.	Taxation of Distributions

In general, any distributions made to a Non-U.S. Holder with respect to PubCo Common Stock, to the extent paid out of PubCo’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S., will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its PubCo Common Stock and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such PubCo Common Stock, which will be treated as described below under “- Gain on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Common Stock.” Dividends paid by PubCo to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the U.S. (and if an income tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders, and if the Non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply.

2.	Gain on Sale, Taxable Exchange or Other Taxable Disposition of PubCo Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of PubCo Common Stock unless:

●	such Non-U.S. Holder is an individual that was present in the U.S. for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax (or a lower applicable tax treaty rate);

●	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the U.S. (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders, and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” may also apply; or

●	PubCo is or has been a “U.S. real property holding corporation” at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period.

If the third bullet above applies to a Non-U.S. Holder, subject to certain exceptions in the case of interests that are regularly traded on an established securities market as described below, gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of PubCo Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. PubCo will be classified as a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect PubCo to be classified as a “U.S. real property holding corporation”; however, such determination is factual and in nature and subject to change and no assurance can be provided as to whether PubCo will be a U.S. real property holding corporation with respect to a Non-U.S. Holder at any future time. Further, even if we are or were to become a “U.S. real property holding corporation”, gain arising from the sale or other taxable disposition of PubCo Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if PubCo Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of PubCo Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. We expect that the PubCo Common Stock will be regularly traded on an established securities market.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of PubCo Common Stock.

Information Reporting and Backup Withholding

Dividend payments with respect to PubCo Common Stock may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance promulgated thereunder (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”) impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends received pursuant to a redemption of stock or otherwise) on, and gross proceeds from a sale or disposition of, SPAC Ordinary Shares or PubCo Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under the applicable Treasury regulations and administrative guidance, the withholding provisions described above are in effect with respect to actual or deemed payments of dividends.

However, the IRS released proposed Treasury Regulations that, if finalized in their present form, would eliminate the U.S. federal withholding tax of thirty percent (30%) applicable to the gross proceeds of a sale or disposition of SPAC Ordinary Shares or PubCo Common Stock. In its preamble to such proposed Treasury Regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. holders should consult their tax advisers regarding the effects of FATCA on dividends paid or deemed paid on SPAC Ordinary Shares or PubCo Common Stock.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE CONVERSION, THE EXERCISE OF REDEMPTION RIGHTS, THE BUSINESS COMBINATION, AND THE OWNERSHIP AND DISPOSITION OF PUBCO COMMON STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and presents the combination of the historical financial information of SPAC, Greenland, and March GL, adjusted to give effect to the Business Combination.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, combines the historical unaudited condensed balance sheet of SPAC as of October 31, 2025, with the historical unaudited consolidated balance sheets of Greenland and March GL & PubCo as of September 30, 2025, on a pro forma basis as if the Business Combination had been consummated as of that date.

The unaudited pro forma combined statement of profit or loss for the nine months ended September 30, 2025 combines the historical unaudited statement of profit or loss of SPAC for the three and nine months ended October 31, 2025, the historical unaudited consolidated statement of profit or loss of Greenland for the nine months ended September 30, 2025, and the historical unaudited consolidated statement of profit or loss of March GL for the nine months ended September 30, 2025, and the historical unaudited consolidated statement of profit or loss of PubCo for the nine months ended September 30, 2025 on a pro forma basis as if the Business Combination had been consummated as of the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated.

Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Description of the Transactions

On September 9, 2025, SPAC entered into an Agreement and Plan of Merger, by and among Pelican Holdco, Inc., a Texas corporation, SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo, Greenland Exploration Limited, a Texas Corporation, Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo, and March GL Company, a Texas corporation. The transaction includes a series of mergers whereby SPAC, Greenland, and March GL will each merge with subsidiaries of PubCo. At the closing of the transaction pursuant to the Business Combination Agreement, PubCo will operate under the name Greenland Energy Company. The Boards of Directors of SPAC, March GL, Greenland, and Merger Subs have unanimously approved the Business Combination Agreement and the transactions contemplated thereby.

Consideration

As consideration for the Business Combination, the holders of March GL common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock (the “March GL Merger Consideration”). The holders of Greenland common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of PubCo common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. SPAC shareholders will receive one share of PubCo common stock for each share of SPAC common stock they currently hold (subject to redemptions).

The following summarizes the aggregated value of the Merger Consideration

PubCo Common Stock
March GL Merger Consideration	20,000,000
Greenland Merger Consideration	1,500,000
Value per share	$10
Total Merger Consideration	$215,000,000

Closing Conditions

The closing of the Business Combination is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of SPAC, March GL, Greenland and Merger Subs, effectiveness of a registration statement on Form S-4 to be filed by SPAC with the SEC in connection with the transaction, accuracy of representations and warranties, approval for listing of the PubCo common stock on Nasdaq or NYSE, absence of any Law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Business Combination Agreement.

Termination Provisions

The Business Combination Agreement may be terminated by SPAC or Greenland or March GL under certain circumstances, including, among others: (a) by mutual written consent of PubCo, Greenland and March GL; (b) by either PubCo or Greenland or March GL if the Closing of the Business Combination has not occurred on or before June 30, 2026, (c) by PubCo if any of the parties shall have failed to obtain the necessary shareholder approvals; (d) by either Greenland or March GL or SPAC if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, the SPAC’s shareholders have duly voted, and the Required SPAC Shareholder Approval (as defined in the Business Combination Agreement) was not obtained.

In addition, if the Business Combination Agreement is terminated as a primary result of the actions or inactions of SPAC, SPAC shall, or shall cause the applicable SPAC shareholder to, transfer, convey and assign to Greenland one-third (1/3) of the issued and outstanding Founder Shares, free and clear of all Liens, as a termination fee (the “Termination Fee”). The Parties acknowledge and agree that the Termination Fee is intended to compensate Greenland for the time, expense and opportunity costs incurred in connection with the Business Combination Agreement and the transactions contemplated hereby and is not a penalty.

Certain Related Agreements

In connection with the execution of the Business Combination Agreement, (i) the Sponsor of SPAC, entered into a support agreement pursuant to which it agreed to vote its shares of SPAC in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”), and (ii) certain shareholders of Greenland and March GL entered into a support agreement pursuant to which they agreed to vote their shares of the company in favor of the transaction and take certain other actions in support of the Mergers (the “Company Support Agreement”). At closing, all Greenland and March GL shareholders will enter into lock-up agreements (the “Form of Company Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the closing. SPAC, PubCo, Robert Price entered into a non-competition and non-solicitation agreement (the “Non-Competition and Non-Solicitation Agreement”), to be effective as of the Closing, pursuant to which, among other things, the Subject Party may not, without the prior written consent of SPAC (which may be withheld in its sole discretion), directly or indirectly engage in the Business (as defined by the Non-Competition and Non-Solicitation Agreement), anywhere in Greenland.

On November 15, 2025, Greenland, SPAC and ThinkEquity entered into a letter agreement (“Letter Agreement”) whereby ThinkEquity will provide advisory services in connection to the Business Combination. Pursuant to Letter Agreement, upon closing of the Business Combination, SPAC will pay ThinkEquity a cash fee (“Placement Fee”) which includes (i) 6% from the financing arranged through ThinkEquity and (ii) 6% of the amount not redeemed from the Trust Account that is facilitated by ThinkEquity efforts.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and March GL and Greenland (together the “Companies”) will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Companies have been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Companies will have the majority voting interest in the PubCo under all three scenarios, the no redemption, 50% redemption and maximum redemption scenarios.

●	The PubCo. board will be composed as follows: Companies will have the right to designate four (4) directors and Sponsor will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules);

●	March GL senior management will be the senior management of the PubCo. post-merger;

●	The business of PubCo. will comprise the ongoing operations of March GL

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared, assuming three redemption scenarios as follows:

Scenario 1 — Assuming No Redemptions: The “No Redemption Scenario” assumes that no holders of SPAC Public Shares exercise their right to have their SPAC Public Shares redeemed for their pro rata share of the Trust Account.

Scenario 2 — Assuming 50% Redemptions: The “50% Redemption Scenario” assumes that 50% holders of SPAC Public Shares exercise their right to have their SPAC Public Shares redeemed for their pro rata share of the Trust Account

Scenario 3 — Maximum Redemption Scenario: The “Maximum Redemption Scenario” assumes that all 8,625,000 SPAC Public Shares are redeemed, resulting in an aggregate cash payment of approximately $86.9 million out of the Trust Account based on an assumed redemption price of approximately $10.07 per share.

The Maximum Redemption Scenario includes all adjustments contained in the No Redemption Scenario and presents additional adjustments to reflect the effect of the Maximum Redemption Scenario. Notwithstanding the above, while the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The pro forma condensed financial statements have been prepared assuming no PIPE Financing since there is no minimum cash closing condition in the transaction.

The following table sets out share ownership of PubCo common stock on a Pro Forma basis assuming the no redemption scenario, 50% redemption scenario and maximum redemption scenario:

	No Redemption Scenario
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	9,487,500	28.18%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	7.10%
Common stock of PubCo held by underwriter(3)	294,875	0.88%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	59.40%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	4.45%
Total	33,672,375	100.00%

1.	Consist of 8,625,000 common stocks held by SPAC’s public shareholder. Also includes 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.

	50% Redemption Scenario
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	5,175,000	17.63%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	8.14%
Common stock of PubCo held by underwriter(3)	294,875	1.00%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	68.12%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	5.11%
Total	29,359,875	100.0%

1.	Consist of 4,312,500 common stocks held by SPAC’s public shareholder. Also includes 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.

	Maximum Redemption Scenario(6)
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	862,500	3.44%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	9.54%
Common stock of PubCo held by underwriter(3)	294,875	1.18%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	79.85%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	5.99%
Total	25,047,375	100.0%

1.	Consist of 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.
6.	While the maximum redemption scenario assumes that all SPAC public shareholders will elect to redeem their SPAC Ordinary Shares in connection with the Extraordinary General Meeting for the Business Combination, the parties to the Business Combination Agreement expect for (a) SPAC to retain a considerable amount of the funds in the Trust Account, and (b) net tangible assets of PubCo, at Closing and after giving effect to the redemptions, to be at least $5,000,001. These expectations are the result of recent, large purchases of SPAC Ordinary Shares made in the public market at prices well above the redemption per share price attainable in connection with such redemptions. Notwithstanding the above, since (i) the Business Combination Agreement does not include a minimum cash condition in order to consummate the Business Combination, and (ii) the parties to the Business Combination Agreement currently do not have any financing arrangements (including, but not limited to, a private placement in public equity (PIPE)), in the event that (a) our expectations of retaining a considerable amount of the Trust Account do not materialize, and (b) SPAC public shareholders redeem 1.1 million or more SPAC Ordinary Shares (approximately 13% or more in redemptions), the Business Combination would not be consummated as the value of the net tangible assets of PubCo would be below the $5,000,001 required amount. In the event the parties to the Business Combination Agreement are unable to consummate the Business Combination prior to the termination date of the Business Combination Agreement or SPAC Articles, SPAC may (1) need to find an alternative target to consummate a business combination, or (2) liquidate the Trust Account and dissolve.

The following unaudited Pro Forma condensed combined balance sheet as of September 30, 2025, and the unaudited Pro Forma condensed combined statements of operations for nine months ended September 30, 2025, are based on the historical financial statements of SPAC, March GL Greenland and PubCo, and the related notes for the unaudited interim financial statements as of September 30 30, 2025 and the related notes for the period ended September 30, 2025. The unaudited Pro Forma adjustments are based on information currently available, assumptions, and estimates underlying the Pro Forma adjustments and are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited Pro Forma condensed combined financial statements.

PELICAN HOLDCO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2025

					Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
	PubCo (Historical)	Pelican (Historical)	Greenland (Historical)	March GL (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
		(October 31, 2025)
ASSETS
Current assets:
Cash	$-	$220	$18,398	$111,948	87,774,470	A	$75,976,767	43,887,235	A	$35,108,282	(130,566)	C	$1,566,481
					(13,494,750)	C		(10,476,000)	C		200,000	H
					200,000	H		200,000	H
					(149,519)	I		(149,519)	I		(149,519)	I
					1,516,000	J		1,516,000	J		1,516,000	J
Loan receivable	-	-	100,000	-	149,519	I	249,519	149,519	I	249,519	149,519	I	249,519
Prepaid expenses	-	165,049	148,801	1,194,883			1,508,733			1,508,733	-		1,508,733
TOTAL CURRENT ASSETS	$-	$165,269	$267,199	$1,306,831			$77,735,019			$36,866,534			$3,324,733

Deposit on Equipment	-	-	-	150,000	-		150,000	-		150,000	-		150,000
Prepaid expenses	-	114,735	-	7,884	-		122,619	-		122,619	-		122,619
Investments held in Trust Account	-	87,774,470	-	-	(87,774,470)	A	-	(43,887,235)	A	-	(87,774,470)	A	-
								(43,887,235)	A
TOTAL ASSETS	$-	$88,054,474	$267,199	$1,464,715	$(11,778,750)		$78,007,638	$(52,647,235)		$37,139,153	$(86,189,036)		$3,597,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses	$473	$195,166	$335	$529,189	$100,000	C	$824,690	$100,000	C	$824,690	$7,326,684	C	$8,151,374
											100,000	C
Due to related party – administrative fee	-	5,806	-	-	-		5,806	-		5,806	-		5,806.00
Due to related party	-	10,000	-	-	200,000	H	210,000	200,000	H	210,000	200,000	H	210,000
Due to target company (Greenland)	-	100,000	-	-			100,000			100,000			100,000
Accrued offering costs	-	278	275,000	-	-		275,278	-		275,278	-		275,278
Promissory notes – related party	-	-	-	-	862,500	C	862,500	862,500	C	862,500	862,500	C	862,500
Total Current Liabilities	473	311,250	275,335	529,189	1,162,500		$2,278,274	1,162,500		$2,278,274	8,489,184		$9,604,958
Total Liabilities	$473	$311,250	$275,335	$529,189	$1,162,500		$2,278,274	$1,162,500		$2,278,274	$8,489,184		$9,604,958

Commitments and Contingencies
Ordinary shares subject to possible redemption, 8,625,000 shares	-	87,774,470	-	-	(87,774,470)	B	-	(43,887,235)	A	-	(87,774,470)	A	-
								(43,887,235)	B

Shareholders’ Equity (Deficit)
Ordinary shares, $0.0001 par value	-	337	-	-	863	B	1,287	431	B	856			424
					(1)	C		(1)	C		(1)	C
					88	F		88	F		88	F
Common stock	-	-	-	96	15,000	D	215,007	15,000	D	215,007	15,000	D	215,007
					200,000	E		200,000	E		200,000	E
					(96)	E		(96)	E		(96)	E
					7	J		7	J		7	J
Additional paid-in capital		-	20,000	4,051,524			82,213,300			41,345,246			477,192
					87,773,608	B		43,886,804	B		(4,763,750)	C
					(10,801,250)	C		(7,782,500)	C		(99,999)	C
					(99,999)	C		(99,999)	C		(15,000)	D
					(15,000)	D		(15,000)	D		(200,000)	E
					(200,000)	E		(200,000)	E		(88)	F
					96	E		96	E		96	E
					(88)	F		(88)	F		(31,583)	G
					(31,583)	G		(31,583)	G		1,515,993	J
					1,515,993	J		1,515,993	J
Subscription receivable	-	-	-	(25,000)	-		(25,000)	-		(25,000)	-		(25,000.00)
Retained earnings (Accumulated deficit)	(473)	(31,583)	(28,136)	(3,091,094)	31,583	G	(6,675,230)	31,583	G	(6,675,230)	31,583	G	(6,675,230)
					(3,556,000)	C		(3,556,000)	C		(3,556,000)	C
Total Shareholders’ Equity (Deficit)	(473)	(31,246)	(8,136)	935,526	74,833,220		75,729,364	33,964,735		34,860,879	(6,903,750)		(6,007,606)
Total Liabilities and Shareholders’ Equity (Deficit)	$-	$88,054,474	$267,199	$1,464,715	$(11,778,750)		$78,007,638	$(52,647,235)		$37,139,153	$(86,189,036)		$3,597,352

Transaction Adjustments:

A	Reflects the liquidation and reclassification of $87,774,470 funds held in the Trust Account to cash that becomes available following the Business Combination.
B	Represents the reclassification of Pelican’s Common Stock subject to possible redemptions to permanent equity under Scenario 1 - No Redemption. In Scenario 2, it reflects the 50% Redemption of 4,312,500 Pelican shares for aggregate redemption payment of $43,887,235 at redemption price of approximately $10.18 per share. In Secenario 3- Maximum Redemption of 8,625.000 Pelican shares for aggregate redemption payments of $86,885,672, at a Redemption price of approximately $10.07 per share. This scenario presents additional adjustments to reflect the effect of the maximum redemptions.
C	Represents preliminary estimated transaction costs expected to be incurred by Pelican, March GL, and Greenland which represents underwriter fee, legal, accounting, printing, director and officer’s insurance and other transaction related fees incurred as part of the Business Combination. Also includes fee to be paid in equity March GL and Greenland are considered the accounting acquiror under the reverse recapitalization accounting treatment of this transaction, as such their transaction expenses are expensed and shown in retained earnings in the balance sheet adjustment.

● Pelican preliminary estimated transaction costs under No Redemption Scenario are $10,901,250 which includes $10,038,750 estimated to be paid in cash and $862,500 under convertible note. Pelican’s preliminary estimated transaction costs under 50% Redemption Scenario are $7,882,500 which includes 7,020,000 estimated to be paid in cash and $862,500 under convertible note. Pelican’s preliminary estimated transaction costs under Max Redemption Scenario are $4,863,750 which includes 4,001,250 estimated to be paid in cash and, $862,500 under convertible note.

● Greenland’s preliminary estimated transaction costs under all scenarios is $3,350,000 which includes 3,250,000 estimated to be paid in cash and, $100,000 in common stock.

● March GL estimated transaction cost to be paid at closing as of September 30, 2025 are approximately $206,000.

D	Represents 1,500,000, common shares of par value $0.01 issued to Greenland shareholders as merger consideration pursuant to the merger agreement.
E	Represents 2,000,000, common shares of par value $0.01 issued to March GL shareholders as merger consideration pursuant to the merger agreement.
F	Represents the conversion of rights underlying the IPO units held by Pelican stockholder and rights underlying the Private Units held by Pelican stockholders, into common stock upon Business Combination.
G	Represents the elimination of Pelican’s historical accumulated earnings.
H	Represents the material subsequent event post September 30, 2025. On October 27, 2025, Greenland borrowed $200,000 from FG Merchant Partners LP under a promissory note which matures at the close of Business Combination.
I	Represents the material subsequent event post September 30, 2025. Greenland paid $149,519 in expenses on behalf of Pelican and Holdco. On November 24, 2025, Pelican Holdco Inc. agreed to borrow $200,000 from Greenland and $149,519 paid by Greenland is drawn against the promissory note. The promissory note will mature at the close of Business Combination.
J	Represents the material subsequent event post September 30, 2025. March GL issued 7,320 common share at par value $0.001 per share in a private placement for gross proceed of approximately $1,516,000.

PELICAN HOLDCO, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF PROFIT OR LOSS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025

					Scenario 1: No Redemption Scenario			Scenario 2: 50% Redemption Scenario			Scenario 3: Maximum Redemption Scenario
	PubCo (Historical)	Pelican (Historical)	Greenland (Historical)	March GL (Historical)	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined	Transaction Accounting Adjustments		Pro Forma Combined
	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
		(October 31, 2025)
General and administrative expenses	$473	$726,449	$28,136	$3,091,094	$(726,449)	K	$3,119,230	$(726,449)	K	$3,119,230	$(726,449)	J	$3,119,230
Loss from Operations	(473)	(726,449)	(28,136)	(3,091,094)	(726,449)		(3,119,230)	(726,449)		(3,119,230)	(726,449)		(3,119,230)

Other income:
Interest income	-	4,472	-	-			4,472.00			4,472.00			4,472.00
Interest earned on investments held in Trust Account	-	1,524,470	-	-	(1,524,470)	L	-	(1,524,470)	L	-	(1,524,470)	K	-
Total other income	-	1,528,942	-	-	(1,524,470)		4,472.00	(1,524,470)		4,472.00	(1,524,470)		4,472.00
Net income (loss)	$(473)	$802,493	$(28,136)	$(3,091,094)	$(798,021)		$(3,114,758)	$(798,021)		$(3,114,758)	$(798,021)		$(3,114,758)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	-	4,956,044	-	-
Basic and diluted net income per share, ordinary shares subject to possible redemptio	-	$0.10	-	-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	-	3,086,012	1,393,805	96,300			33,672,375			29,359,875			25,047,375
Basic and diluted net income per share, non-redeemable ordinary shares	-	$0.10	$(0.02)	$(32.10)			$(0.09)			$(0.11)			$(0.12)

K	Reflects the elimination of non-recurring expense.
L	Reflects the elimination of interest income generated from the investments held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Proposed Transactions

On September 9, 2025, SPAC entered into an Agreement and Plan of Merger, by and among Pelican Holdco, Inc., (“PubCo”) a Texas corporation, SPAC Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of PubCo, Greenland Exploration Limited, a Texas Corporation, Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of PubCo, and March GL Company, a Texas corporation. The transaction includes a series of mergers whereby SPAC, Greenland, and March GL will each merge with subsidiaries of PubCo. At the closing of the transaction pursuant to the Business Combination Agreement, the PubCo will operate under the name Greenland Energy Company. The Boards of Directors of SPAC, March GL, Greenland, and Merger Subs have unanimously approved the Business Combination Agreement and the transactions contemplated thereby.

Consideration

As consideration for the Business Combination, the holders of March GL common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock. The holders of Greenland common stock immediately prior to the closing of Business Combination will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock, with the Merger Consideration being a number of shares of PubCo common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. SPAC shareholders will receive one share of PubCo common stock for each share of SPAC common stock they currently hold (subject to redemptions).

The following summarizes the aggregated value of the Merger Consideration

PubCo Common Stock
March GL Merger Consideration	20,000,000
Greenland Merger Consideration	1,500,000
Value per share	$10
Total Merger Consideration	$215,000,000

Closing Conditions

The closing of the Business Combination is subject to customary closing conditions, including, among others, approval of the transaction by the stockholders of SPAC, March GL, Greenland and Merger Subs, effectiveness of a registration statement on Form S-4 to be filed by SPAC with the SEC in connection with the transaction, accuracy of representations and warranties, approval for listing of the PubCo common stock on Nasdaq or NYSE, absence of any Law or order prohibiting the consummation of the transaction, and other conditions as set forth in the Business Combination Agreement.

Termination Provisions

The Business Combination Agreement may be terminated by SPAC or Greenland or March GL under certain circumstances, including, among others: (a) by mutual written consent of PubCo, Greenland and March GL; (b) by either PubCo or Greenland or March GL if the Closing of the Business Combination has not occurred on or before June 30, 2026, (c) by PubCo if any of the parties shall have failed to obtain the necessary shareholder approvals; (d) by either Greenland or March GL or SPAC if the Extraordinary General Meeting is held (including any adjournment or postponement thereof) and has concluded, the SPAC’s shareholders have duly voted, and the Required Pelican Shareholder Approval (as defined in the Business Combination Agreement) was not obtained.

In addition, if the Business Combination Agreement is terminated as a primary result of the actions or inactions of SPAC, SPAC shall, or shall cause the applicable SPAC shareholder to, transfer, convey and assign to Greenland one-third (1/3) of the issued and outstanding Founder Shares, free and clear of all Liens, as a termination fee. The Parties acknowledge and agree that the Termination Fee is intended to compensate Greenland for the time, expense and opportunity costs incurred in connection with the Business Combination Agreement and the transactions contemplated hereby and is not a penalty.

Certain Related Agreements

In connection with the execution of the Business Combination Agreement, (i) the Sponsor of SPAC, entered into a support agreement pursuant to which it agreed to vote its shares of SPAC in favor of the transaction and take certain other actions in support of the Mergers, and (ii) certain shareholders of Greenland and March GL entered into a support agreement pursuant to which they agreed to vote their shares of the company in favor of the transaction and take certain other actions in support of the Mergers. At closing, all Greenland and March GL shareholders will enter into lock-up agreements, restricting the transfer of certain shares for specified periods following the closing. SPAC, PubCo, Robert Price entered into a non-competition and non-solicitation agreement, to be effective as of the Closing, pursuant to which, among other things, the Subject Party may not, without the prior written consent of SPAC (which may be withheld in its sole discretion), directly or indirectly engage in the Business (as defined by the Non-Competition and Non-Solicitation Agreement), anywhere in Greenland.

Note 2 — Basis of Presentation and Accounting Policies

The unaudited Pro Forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited Pro Forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that March GL and Greenland will experience. March GL, Greenland and SPAC did not have any historical relationship prior to the Business Combination. Accordingly, no Pro Forma adjustments were required to eliminate activities between companies.

The following unaudited Pro Forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing Pro Forma adjustment criteria with simplified Pro Forma adjustments that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and allows optional Pro Forma adjustments that present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur. March GL, Greenland and SPAC have elected not to present any estimates related to potential synergies and other transaction effects that are reasonably expected to occur or have already occurred and will only be presenting Transaction Accounting Adjustments in the unaudited Pro Forma condensed combined financial information.

SPAC does not meet the definition of a “business” pursuant to ASC 805-10-55 as it is an empty listed shell holding only cash raised as part of its original equity issuance. As a result, the Business Combination does not qualify as a “business combination” within the meaning of ASC 805, Business Combinations; rather, the Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. See Note 3 — Accounting for the Business Combination for more details.

The historical financial statements of March GL and Greenland have been prepared in accordance with U.S. GAAP. The historical financial statements of SPAC have been prepared in accordance with U.S. GAAP. The unaudited Pro Forma condensed combined financial information reflects U.S. GAAP, the basis of accounting used by March GL and Greenland.

SPAC has elected to provide the unaudited Pro Forma condensed combined financial information under three different Redemption scenarios of SPAC’s Public Shares into cash as more fully described below:

●	Scenario 1 — Assuming No Redemptions: This presentation assumes that no public stockholders of SPAC exercise Redemption rights with respect to their SPAC Public Shares upon consummation of the Business Combination

●	Scenario 2 — Assuming 50% Redemptions: This presentation assumes that 50% public stockholders of SPAC exercise Redemption rights with respect to their SPAC Public Shares upon consummation of the Business Combination

●	Scenario 3 — Assuming Maximum Redemptions: This presentation assumes that all public stockholders of FGMC exercise Redemption rights with respect to their SPAC Public Shares upon consummation of the Business Combination

The following table sets out share ownership of PubCo common stock on a pro forma basis assuming the No Redemptions Scenario, 50% Redemption Scenario and the Maximum Redemptions Scenario:

	No Redemption Scenario
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	9,487,500	28.18%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	7.10%
Common stock of PubCo held by underwriter(3)	294,875	0.88%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	59.40%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	4.45%
Total	33,672,375	100.00%

1.	Consist of 8,625,000 common stocks held by SPAC’s public shareholder. Also includes 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.

	50% Redemption Scenario
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	5,175,000	17.63%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	8.14%
Common stock of PubCo held by underwriter(3)	294,875	1.00%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	68.12%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	5.11%
Total	29,359,875	100.0%

1.	Consist of 4,312,500 common stocks held by SPAC’s public shareholders. Also includes 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.

	Maximum Redemption Scenario
	Common stock	Percentage
Common stock of PubCo held by SPAC stockholders(1)	862,500	3.44%
Common stock of PubCo held by Sponsor and affiliates(2)	2,390,000	9.54%
Common stock of PubCo held by underwriter(3)	294,875	1.18%
Common stock of PubCo held to March GL stockholders(4)	20,000,000	79.85%
Common stock of PubCo held by Greenland stockholders(5)	1,500,000	5.99%
Total	25,047,375	100.0%

1.	Consist of 862,500 common stocks underlying the SPAC Public Right that will be converted into one-tenth common stocks at close of business combination.
2.	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result, Sponsor will hold 1,725,000 founder shares.
3.	Consist of 200,000 founder shares held by underwriter. Also includes 86,250 common stock underlying private unit and 8,625 common stocks underlying private unit rights held by the underwriter.
4.	Represents 20,000,000 common stocks of par value $0.0001 per share issued to March GL stockholders as merger consideration pursuant to the Business Combination Agreement.
5.	Represents 1,500,000 common stocks of par value $0.0001 per share issued to Greenland stockholders as merger consideration pursuant to the Business Combination Agreement.

Note 3 — Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, PubCo, who is the legal acquirer, will be treated as the “acquired” company for accounting purposes and March GL and Greenland will be treated as the accounting acquirer. Accordingly, the Business Combination will be treated as the equivalent of Companies issuing shares at the closing of the Business Combination for the net assets of SPAC as of the closing date, accompanied by a recapitalization. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded.

Companies have been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Companies will have the majority voting interest in PubCo under all three scenarios, the no redemption, 50% redemption and maximum redemption scenarios.

●	The PubCo. board will be composed as follows: Companies will have the right to designate four (4) directors and Sponsor will have the right to designate one (1) director (a majority of the board who will qualify as independent directors under the Securities Act and the Nasdaq rules).

●	March GL senior management will be the senior management of PubCo post-merger.

●	The business of PubCo will comprise the ongoing operations of March GL

Another determining factor was that SPAC does not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination will be accounted for as a reverse recapitalization, within the scope of ASC 805. The net assets of SPAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Any excess of the fair value of shares issued to SPAC over the fair value of SPAC’s identifiable net assets acquired represents compensation for the service of a stock exchange listing for its shares and is expensed as incurred.

Note 4 — Net Earnings per Share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2025. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented. If the number of SPAC Public Shares described under the “maximum Redemptions” scenario described above are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

	No Redemptions	50% Redemptions	Maximum Redemption
Common stock of PubCo held by SPAC stockholders	9,487,500	5,175,000	862,500
Common stock of PubCo held by Sponsor and affiliates	2,390,000	2,390,000	2,390,000
Common stock of PubCo held by underwriter	294,875	294,875	294,875
Common stock of PubCo held to March GL stockholders	20,000,000	20,000,000	20,000,000
Common stock of PubCo issued to Greenland stockholders	1,500,00	1,500,000	1,500,000
Total pro-forma common stocks outstanding	33,672,375	29,359,875	25,047,375

	Nine Months Ended September 30, 2025
	Assuming No Redemptions	Assuming 50% Redemptions	Assuming maximum Redemptions
Proforma net loss	(3,114,758)	(3,114,758)	(3,114,758)
Weighted average shares outstanding of common stock – basic and diluted	33,672,375	29,359,875	25,047,375
Net loss per share – basic and diluted	(0.09)	(0.11)	(0.12)

BUSINESS OF SPAC

We are a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this proxy statement/prospectus as our initial business combination. Our team has a history of executing transactions in multiple geographies and under varying economic and financial market conditions.

SPAC’s Sponsor is Pelican Sponsor LLC, a Delaware limited liability company. Our management team consists of experienced professionals and senior operating executives who bring a unique background and skillset. We will seek to leverage our management team’s network of relationships with corporate executives, private equity, venture and growth capital funds, investment banking firms, consultants, family offices, and large corporations.

As of October 31, 2025, we have neither engaged in any operations nor generated any revenue to date. Based on our business activities, SPAC is a “shell company” as defined under the Exchange Act because we have no operations and nominal assets consisting almost entirely of cash.

Our executive offices are located at 1185 Avenue of the Americas, Suite 304, New York, NY 10036, and our telephone number is 212-612-1400. You should not rely on any such information in making your decision whether to invest in our securities.

Company History

SPAC was incorporated as a Cayman Islands exempted company on July 23, 2024. On August 22, 2024, the Sponsor acquired an aggregate of 2,875,000 founder shares for an aggregate purchase price of $25,000. The founder shares included an aggregate of up to 375,000 founder shares that were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part.

On September 30, 2024, EarlyBirdCapital, Inc. (“EBC”) entered into a securities subscription agreement with SPAC to purchase an aggregate of 500,000 SPAC Ordinary Shares, or “EBC founder shares,” for an aggregate purchase price of $4,348. Subsequently on January 10, 2025, EBC agreed to reduce the subscription amount by 300,000 EBC founder shares for no consideration, resulting in EBC holding an aggregate of 200,000 EBC founder shares.

On May 27, 2025, SPAC consummated its initial public offering of 7,500,000 Units. Each Unit consists of one ordinary share, par value $0.0001 per share, of SPAC and one right to receive one-tenth (1/10) of one Ordinary Share upon the consummation of SPAC’s initial business combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $75,000,000.

Simultaneously with the closing of the IPO, SPAC consummated a private placement in which the Sponsor and EBC purchased an aggregate of 276,250 Private Placement Units at a price of $10.00 per private placement unit, generating total gross proceeds of $2,762,500.

On May 28, 2025, the underwriters of SPAC, notified the Company of their exercise of the over-allotment option in full and purchased 1,125,000 additional units at $10.00 per unit upon the closing of the over-allotment option, generating gross proceeds of $11,250,000. The over-allotment option closed on May 30, 2025. Simultaneously with the closing of the over-allotment option, SPAC consummated the private placement of an aggregate of 22,500 Units to the Sponsor and EBC at a price of $10.00 per Unit, generating gross proceeds of $225,000.

Upon the closing of the IPO and the closing of the over-allotment option on May 30, 2025, a total of $86,250,000 from the net proceeds of the IPO and the sale of the Private Placement Units was placed in the Trust Account.

Beginning June 10, 2025, holders of the Units could elect to separately trade the SPAC Ordinary Shares and Rights included in the Units. Those Units not separated continue to trade on Nasdaq under the symbol “PELIU” and the SPAC Ordinary Shares and Rights that are separated trade under the symbols “PELI” and “PELIR,” respectively.

Our Business Strategy and Competitive Advantage

Our acquisition and value creation strategy is to identify, acquire and, after our initial business combination, build a company in the broadly defined and established energy industry, primarily targeting the upstream exploration and production sector, which we believe is comprised of hundreds of producers with free cash flow generative assets. We plan to identify, acquire and maximize the value of an E&P company that has low-risk, high-quality proved developed producing assets with remaining upside potential, strong industry relationships, and an experienced management team, and which in either case, will support our primary objective to maximize cash distributions to shareholders, while minimizing operating, commodity and capital market risks. Our focus on E&P companies with high-quality hydrocarbon producing assets will allow us to identify assets with meaningful internal rate of returns, low corporate overhead, diversity of wellbore value, insulation from supply chain issues and high cash flow visibility, among other beneficial investment factors. We believe we provide a desirable transaction alternative for E&P companies that are facing limited access to capital and private equity funds in need of liquidity.

Additionally, our value creation strategy includes our objective to optimize the pro forma capital structure of a target while deploying hedging strategies and systematic long-term commodity risk management. We plan to execute on this strategy with the help of our management teams and the SPAC Group’s experience structuring and navigating complex capital structures that maximize cash proceeds, while preserving the maximization of cash distributions, and proactively hedging long-term commodity exposure to mitigate volatility risk. Moreover, we plan to focus on risk insulation through diversification, including, but not limited to, diversification of producing assets, basins, commodities and sale markets.

Past performance of SPAC’s management team is not a guarantee of success with respect to any business combination we may consummate. You should not rely on the historical record of SPAC’s management’s performance as indicative of our future performance.

Sponsor Information

The Sponsor, Pelican Sponsor LLC, is a Delaware limited liability company. Although the Sponsor is permitted to undertake any activities permitted under Delaware Law and other applicable Law, the Sponsor’s business is focused on investing in SPAC. In addition, the Sponsor provides office space, utilities, secretarial support and administrative services to SPAC. Our Sponsor is controlled by Ms. Chen Chen, a United States citizen. Ms. Chen Chen is the wife of Mr. Hui Chen, who controls Celine & Partners, PLLC, who is engaged to provide legal services to SPAC in connection with its IPO and the Business Combination.

Officers and Directors

SPAC’s officers and directors are as follows:

Name	Age	Position
Robert Labbe	64	Chairman, Chief Executive Officer, Chief Financial Officer, and Director
Ping Zhang	61	Independent Director
Daniel M. McCabe	75	Independent Director
Qi Gong	62	Independent Director

Robert Labbe has served as our Chief Executive Officer, Chief Financial Officer, Chairman and director since our formation. Mr. Labbe is an attorney licensed in California and New York with over 30 years of experience in real estate. Since January 2010, Mr. Labbe has been a manager of MCAP Realty Advisors, LLC, a real estate advisory firm. From March 2012 to December 2021, Mr. Labbe was general counsel of Global Premier Development Inc. and Global Premier America, LLC, real estate development companies. In May 2003, Mr. Labbe co-founded Lenders Direct Capital, a nationwide mortgage banker and wholesale lender, and its retail affiliate Lenders Republic Financial, and served as their general counsel and managing director until December 2007. Previously, Mr. Labbe was a co-founder and partner at Mazda Butler LLP, a commercial and real estate Law firm in California and First Allegiance Financial, a national specialty finance company, where he was the president and chairman. He has been serving as a member of the board of directors of Yotta Acquisition Corporation (“Yotta”) since April 2022 and Quetta Acquisition Corporation (“Quetta”) since August 2023.

We believe that Mr. Labbe is qualified to serve as a member of our board of directors due to his entrepreneurship, relationships and contacts and his prior experience with Yotta and Quetta.

Ping Zhang has served as our director since May 2025. Mr. Zhang has served as the Chief Executive Officer, Chief Financial Officer and director of GalaxyEdge Acquisition Corporation (“GalaxyEdge”) since September 2025. Mr. Zhang has served as the Chief Executive Officer, Chief Financial Officer and director of Quantumsphere Acquisition Corporation (“Quantumsphere”) since July 2024. Since November 2020, Mr. Zhang has served as the General Manager of Green Leaf Air Freight Inc., a U.S.-based investment and air freight company. Prior to this role, he founded Shanghai Tongli Advertising Co., Ltd., an advertising company, and served as its General Manager from February 2006 to November 2020. Earlier in his career, from March 1999 to December 2002, Mr. Zhang founded Hunan Silver Fox Advertising Company, an advertising company in China, and served as its General Manager. Mr. Zhang has served as a member of the board of directors for Quartzsea Acquisition Corporation (“Quartzsea”) since March 2025. Mr. Zhang has served as a member of the board of directors for Yotta since April 2025 and Quetta since April 2025.

We believe that Mr. Ping Zhang is qualified serve as a member of our board of directors due to his entrepreneurship, relationships and contacts.

Daniel M. McCabe has served as our director since May 2025. Mr. McCabe’s legal career began as an assistant clerk of the Superior Court at Stamford from 1974 to 1976, and since then he has had his own legal practice, Daniel McCabe LLC, a general practice Law firm in Connecticut founded in 1982. His work includes rendering legal advice to individuals and business entities concerning commercial transactions, business organizations, and complex litigation. Mr. McCabe is also an Adjunct Professor of Business Law at Sacred Heart University. Since September 1985, he has been serving as the managing partner at 1200 Summer Street Association. He has been serving as a member of the board of directors of Yotta since April 2022, Quetta since October 2023, Black Hawk Acquisition Corporation (“Blackhawk”) since March 2024, Quartzsea since March 2025 and Quantumsphere since August 2025. Mr. McCabe previously was the Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of the City of Stamford and Counsel for the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford where he held the position of chief legal counsel and advisor to Mayor Stanley Esposito of the City of Stamford.

We believe that Mr. McCabe is qualified to serve as a member of our board of directors due to his legal experience.

Qi Gong has served as our director since May 2025. Ms. Gong has enjoyed a diverse career in both China and the United States across various domains. She has served as the Chief Executive Officer and director of Quartzsea since November 2024. She has served as the Chief Executive Officer and director of QuasarEdge Acquisition Corp. since September 2025. In March 2024, Ms. Gong founded the American Wall Street Listed Group Inc., a consulting company, and has been serving as its Chief Executive Officer since such time. In September 2022, Ms. Gong founded American Information Technology Inc., an information technology consulting company, and has been serving as its Chief Executive Officer since such time. She was also the founder and has been serving as the Chief Executive Officer for U.S. China Health Products Inc., a marketing consulting company, since December 2021. In addition, Ms. Gong founded the U.S.-China Service Inc., a wealth management consulting company, in July 2018 and has been serving as its Chief Executive Officer since such time. She has been serving as a member of the board of directors of Yotta since April 2024, Quetta since April 2024 and Quantumsphere since August 2025.

We believe that Ms. Qi Gong is qualified to serve as a member of our board of due to her entrepreneurship and extensive experience in the business consulting industry.

The SPAC’s officers and directors currently serve as officers and directors of other special purpose acquisition companies, including Yotta Acquisition Corporation and Quetta, each of which has executed a business combination agreement but has not yet consummated its initial business combination; Black Hawk, which has executed a business combination agreement but has not yet consummated its initial business combination; Quartzsea, which has executed a business combination agreement but has not yet consummated its initial business combination; Quantumsphere, which has executed a business combination agreement but has not yet consummated its initial business combination; and QuasarEdge, which is currently seeking an initial business combination.

Number and Terms of Office of Officers and Directors

Our board of directors consists of four directors, three of whom are deemed to be “independent” under SEC and Nasdaq rules. We may not hold an annual meeting of shareholders until after we consummate our initial business combination. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our Second Amended and Restated Memorandum and Articles of Association as it deems appropriate. Our Second Amended and Restated Memorandum and Articles of Association provide that our officers may consist of one or more Chairman of the Board, one or more Chief Executive Officers, a President, a Chief Financial Officer, Vice Presidents, Secretary, Treasurer, Assistant Secretary, and such other officers as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that within one year of the listing of our securities on Nasdaq we have at least a majority of independent directors and that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors determined that Mr. Labbe, Mr. Zhang, and Ms. Gong each qualify as an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

We have established an audit committee, which will consist of the independent directors. Ms. Qi Gong serves as chairperson of the audit committee. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by Law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable Laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq listing standards. The Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Ms. Qi Gong qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

We have established a compensation committee consisting of the independent directors. Mr. Ping Zhang serves as chairperson of the compensation committee. We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance within the context of such goals and objectives, and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments, and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel, or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by Law or Nasdaq rules.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at a future annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers education, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Potential investors should be aware that there are actual or potential material conflicts of interest between (i) our Sponsor, officer, directors, promotors and their respective affiliates and (ii) our unaffiliated security holders with respect to determining whether to proceed with a de-SPAC transaction and the manner in which we compensate our Sponsor, officer, directors, promotors and their respective affiliates. Because of the financial and personal interests described below, our Sponsor, officer and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination and the terms on which we will complete such business combination, and they may be incentivized to (i) pursue a target company that has a less favorable risk, stability or profitability profile for our public shareholders but would be easier, quicker and more certain to guide through the business combination process over a target company that has a better risk, stability or profitability profile for our public shareholders but may take a longer time to diligence and go through the business combination process or (ii) effect our initial business combination with less desirable terms and conditions in order complete a business combination within the required period, both of which could cause our public shareholders to experience a negative rate of return or lose significant value on their shares of the combined company. Additionally, we are not prohibited from pursuing an initial business combination with a target that is affiliated with our Sponsor, officers, or directors nor making the initial business combination through a joint venture or other form of shared ownership with our Sponsor, officers, or directors.

Investors should be aware of the following potential conflicts of interest.

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated, including, but not limited to GalaxyEdge, QuasarEdge, Quartzsea, Quantumsphere, Yotta, Quetta and Black Hawk. Our officers and directors, may continue to be involved in the formation of other special purpose acquisition companies in the future. Thus, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

●	Unless we consummate our initial business combination, our officers and directors and other insiders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account.

●	The Founder Shares beneficially owned by our officers and directors will be released from escrow only if our initial business combination is successfully completed. Additionally, if we are unable to complete an initial business combination within the required time frame, our officers and directors will not be entitled to receive any amounts held in the Trust Account with respect to any of their founder shares or private units. Furthermore, our Sponsor, Pelican Sponsor LLC, agreed that the private units will not be sold or transferred by it until 30 days after we have completed our initial business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is an appropriate business with which to affect our initial business combination.

In general, officers and directors of a company incorporated under the Laws of the Cayman Islands are required to present business opportunities to a company if:

●	the corporation could financially undertake the opportunity;

●	the opportunity is within the corporation’s line of business; and

●	it would not be fair to the corporation and its shareholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our Post-offering Memorandum and Articles of Association provides that, to the maximum extent permitted by applicable Law, our officers or directors shall have no duty, except to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as our company. In order to minimize potential conflicts of interest which may arise from multiple affiliations, our officers and directors (other than our independent directors) have agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of: (1) our consummation of an initial business combination and (2) up to 15 months from the date of this prospectus. This agreement is, however, subject to any pre-existing fiduciary and contractual obligations such officer or director may from time to time have to another entity. Accordingly, if any of them becomes aware of a business combination opportunity which is suitable for an entity to which he has pre-existing fiduciary or contractual obligations, he will honor his fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the pre-existing fiduciary duties or contractual obligations of our officers and directors will materially undermine our ability to complete our business combination because in most cases the affiliated companies are closely held entities controlled by the officer or director or the nature of the affiliated company’s business is such that it is unlikely that a conflict will arise.

In the case that our Sponsor, directors, and officers form, or otherwise become involved with, any other SPACs prior to completing our initial business combination in the future, we expect that we will generally have priority over any such other special purpose acquisition companies with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. Although we have no formal policy in place for vetting potential conflicts of interest, our board of directors will review any potential conflicts of interest on a case-by-case basis.

The following table summarizes the current material pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Ping Zhang	Quantumsphere Acquisition Corporation Quartzsea Acquisition Corporation Green Leaf Air Freight Inc. Yotta Acquisition Corporation Quetta Acquisition Corporation GalaxyEdge Acquisition Corporation

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Investment and Air Freight Company

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Chief Executive Officer Independent Director General Manager Independent Director Independent Director Independent Director

Qi Gong

Yotta Acquisition Corporation

Quetta Acquisition Corporation

QuasarEdge Acquisition Corporation

Quantumsphere Acquisition Corporation

American Wall Street Listed Group Inc.

American Information Technology Inc.

U.S. China Health Products Inc.

U.S.-China Service Inc.

Quartzsea Acquisition Corporation

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Special Purpose Acquisition Company

Consulting Company

Information Technology Consulting Company

Marketing Consulting Company

Wealth Management Consulting Company

Special Purpose Acquisition Company

Independent Director

Independent Director

Chief Executive Officer

Independent Director

Chief Executive Officer

Chief Executive Officer

Chief Executive Officer

Chief Executive Officer

Chief Executive Officer

Name of Individual	Name of Affiliated Company	Entity’s Business	Affiliation
Daniel M. McCabe

Daniel M. McCabe, LLC

1200 Summer Street Association

Yotta Acquisition Corporation

Quetta Acquisition Corporation

Black Hawk Acquisition Corp.

Quartzsea Acquisition Corporation

Quantumsphere Acquisition Corporation

		Law Firm Real Estate Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company Special Purpose Acquisition Company	Partner Managing Partner Independent Director and Compensation Committee Chair Independent Director and Compensation Committee Chair Independent Director Independent Director Independent Director

Robert Labbe	MCAP Realty Advisors, LLC Yotta Acquisition Corporation Quetta Acquisition Corporation	Real Estate Advisory Firm Special Purpose Acquisition Company Special Purpose Acquisition Company	Manager Independent Director Independent Director

As of the date of this prospectus, Yotta and Quetta have each executed a business combination agreement but have not yet consummated their respective initial business combinations. Black Hawk has executed a business combination agreement but has not yet consummated its initial business combination. Quartzsea has executed a business combination agreement but has not yet consummated its initial business combination. Quantumsphere has executed a business combination agreement but has not yet consummated its initial business combination. QuasarEdge is currently seeking an initial business combination.

Our insiders, including our officers and directors have agreed to vote any SPAC Ordinary Shares (other than SPAC Public Shares purchased outside of a redemption offer which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto) held by them in favor of our initial business combination, if permitted by Law or regulation. In addition, they have agreed to waive their respective rights to receive any amounts held in the Trust Account with respect to their founder shares and private units if we do not complete our initial business combination within the required time frame. If they purchase SPAC Public Shares in this offering or in the open market, however, they would be entitled to receive their pro rata share of the amounts held in the Trust Account if we are unable to complete our initial business combination within the required time frame, but have agreed not to redeem such shares in connection with the consummation of our initial business combination.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will therefore comply with Cayman Islands Law.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provides for indemnification of our officers and directors to the maximum extent permitted by Law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. We entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our Post-offering Memorandum and Articles of Association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of SPAC Public Shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.

We believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Status as a Public Company

We believe our structure makes us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination with us. In a business combination transaction with us, the owners of the target business may, for example, exchange their shares in the target business for SPAC Ordinary Shares (or shares of a new holding company) or for a combination of our SPAC Ordinary Shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. The typical initial public offering process takes a significantly longer period of time than the typical business combination transaction process, and there are significant expenses in the initial public offering process, including underwriting discounts and commissions, that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Once public, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its equity as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If as a result some investors find our securities unattractive there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Shares that are held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our SPAC Ordinary Shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceed $100 million during such completed fiscal year and the market value of our SPAC Ordinary Shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

●	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination; and

●	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Redemption Rights for Public Shareholders upon Completion of Our Initial Business Combination

In conjunction with any shareholder vote either to: (i) amend our articles prior to our initial business combination or (ii) approve any proposed initial business combination, we will provide our public shareholders with the opportunity to redeem all or a portion of their SPAC Public Shares at a pro rata, per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the Trust Account and not previously released to us pursuant to permitted withdrawals (and less up to $50,000 of interest for liquidation and dissolution expenses), divided by the number of then outstanding SPAC Public Shares, subject to certain limitations described.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all SPAC Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all SPAC Ordinary Shares submitted for redemption will be returned to the holders thereof.

Manner of Conducting Redemptions

In the event we conduct redemptions pursuant to the tender offer rules, our offer will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our Sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase SPAC Ordinary Shares in the open market so as to comply with Rule 14e-5 under the Exchange Act.

We intend to require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to, at the holder’s option, deliver their shares to our transfer agent electronically using the Continental Stock Transfer & Trust system, prior to the date set forth in the proxy materials or tender offer documents, as applicable. In the case of proxy materials, this date may be up to two business days prior to the vote on the proposal to approve the initial business combination. In addition, if we conduct redemptions in connection with a shareholder vote, we intend to require a public shareholder seeking redemption of its SPAC Public Shares to also submit a written request for redemption to our transfer agent two business days prior to the vote in which the name of the beneficial owner of such shares is included. The proxy materials or tender offer documents, as applicable, that we will furnish to holders of our SPAC Public Shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates or shares delivered by public shareholders who elected to redeem their shares.

The proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all SPAC Ordinary Shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any shares, and all SPAC Ordinary Shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption Rights

if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our Second Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any of our directors and executive officers in their capacity as such.

SPAC MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of SPAC’s financial condition and results of operations should be read in conjunction with the financial statements of SPAC and the notes thereto contained elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus. References to the “Company,” “our,” “us” or “we” refer to Pelican Acquisition Corporation.

Overview

We are a blank check company incorporated as a Cayman Islands exempted company and incorporated for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

We intend to effectuate our initial business combination using cash from the proceeds of the Initial Public Offering (“IPO” as defined below), and the private placement of the private placement units, the proceeds of the sale of our securities in connection with our initial business combination, our shares, debt or a combination of cash, stock and debt. We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete an initial business combination will be successful.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from July 23, 2024 (inception) through October 31, 2025, were organizational activities and those necessary to consummate the IPO, and subsequent to the IPO, identifying a target company for an initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination.

We expect to generate non-operating income in the form of interest income on marketable securities held after the IPO. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended October 31, 2025, we had a net income of $514,636, which consisted of general and administrative expenses of $375,265, offset by interest income of $889,901. For the three months ended October 31, 2024, we had a net loss of $43,064, all of which consisted of general and administrative expenses.

For the nine months ended October 31, 2025, we had a net income of $802,493, which consisted of general and administrative expenses of $726,449, offset by interest income of $1,528,942.

For the period from July 23, 2024 (Inception) to October 31, 2024, we had a net loss of $43,064, all of which consisted of general and administrative expenses.

Liquidity and Capital Resources

On May 27, 2025, we consummated our IPO of 7,500,000 units (the “Units”), at $10.00 per Unit. Simultaneously with the closing of the IPO, the Company consummated a private placement (the “Private Placement”) in which Pelican Sponsor LLC (the “Sponsor”) and EarlyBirdCapital, Inc., (“EBC”) purchased an aggregate of 276,250 private units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit, generating total gross proceeds of $2,762,500.

On May 28, 2025, the underwriters of the Company, notified the Company of their exercise of the over-allotment option in full and purchased 1,125,000 additional units (the “Option Units”) for an aggregate of 8,625,000 Units sold. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $86,250,000. The over-allotment option closed on May 30, 2025. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 22,500 Private Placement Units at a price of $10.00 per Private Placement Unit in the private placement to the Sponsor and EBC, generating total gross proceeds of $225,000.

Upon the closing of the IPO and the closing of the over-allotment option on May 30, 2025, a total of $86,250,000 from the net proceeds of the IPO and the sale of the Private Placement Units was placed in a Trust Account maintained by Continental Stock Transfer & Trust Company as a trustee and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and that invest only in direct U.S. government treasury obligations.

We intend to use substantially all of the net proceeds of the IPO and the private placement, including the funds held in the Trust Account, in connection with our initial business combination and to pay our expenses relating thereto. To the extent that our SPAC Ordinary Shares are used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the Trust Account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

As of October 31, 2025, we had cash of $220 and a working capital deficit of $145,981. The Company’s liquidity needs prior to the consummation of the IPO had been satisfied through a payment from the Sponsor of $25,000 for the Founder shares and a total of $700,000 in loans from our Sponsor under two unsecured promissory notes. On September 9, 2025, Pelican received a $100,000 deposit from Greenland pursuant to a promissory note issued by Pelican Merger Sub, to be used for transaction-related expenses in connection with the proposed Business Combination.

The Company has incurred and expects to continue to incur significant costs in pursuit of the consummation of an initial Business Combination. In addition, the Company currently has until August 27, 2026 (unless the Company extends such period by amending its Amended and Restated Memorandum and Articles of Association) to consummate the initial Business Combination. If the Company does not complete a Business Combination within the prescribed timeline, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that it has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. Therefore, management has determined that these conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of October 31, 2025. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Promissory Note — Related Party

On August 22, 2024 and April 28, 2025, the Company entered into a promissory note of an aggregate of $200,000 and $500,000 with the Sponsor, respectively. The Promissory Notes were unsecured, interest-free and due on the on the earlier of the date on which the Company closes the IPO or liquidates. We repaid the outstanding balance of $700,000 to the Sponsor on May 27, 2025 upon the closing of the IPO.

Administrative Services Agreement

On August 22, 2024, the Company and the Sponsor entered into an Administrative Services Agreement, commencing on the effective date of the registration statement of the initial public offering through the earlier of our consummation of a business combination or the Company’s liquidation, pursuant to which the Company will pay the Sponsor a total of $15,000 per month for office space, administrative and support services. On April 4, 2025, the Company and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000.

Underwriting Agreement

We granted EBC, the representative of the underwriters, a 45-day option from the date of IPO, to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriter fully excised its over-allotment option which was closed on May 30, 2025.

The underwriters were entitled to a cash underwriting discount of $0.20 per Unit, or $1,500,000 in the aggregate, which was paid at the closing of the IPO on May 27, 2025. The underwriters were entitled to a cash underwriting discount of $0.20 per Option Unit, or $225,000 in the aggregate, which was paid at the closing of the over-allotment option, on May 30, 2025.

Right of First Refusal

We have granted EBC a right of first refusal for a period commencing from the consummation of this offering until the consummation of our initial business combination or the liquidation of the Trust Account in the event that we fail to consummate our initial business combination within the prescribed time period (but in no event longer than three years from consummation of this offering) to act as book running manager, placement agent and/or arranger for all financings where we seek to raise equity, equity-linked, debt or mezzanine financings relating to or in connection with a business combination.

Subject to certain conditions, we have also granted EBC, for a period commencing from the consummation of this offering until 12 months after the date of the consummation of our initial business combination or the liquidation of the Trust Account in the event we fail to consummate our initial business combination within the prescribed time (but in no event longer than three years from consummation of this offering), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by our officer for the purpose of raising capital and placing 90% or more of the proceeds in a Trust Account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO (or $3,018,750), except that one percentage point (out of the 3.5%) shall be payable pro-rata on the amount remaining in the Trust Account following the Business Combination in relation to the amount following the closing of the over-allotment option. The remaining fee shall be payable as follows: (i) 1.5% of the gross proceeds of the offering shall be payable in cash and (ii) 1.0% of the gross proceeds of the offering shall be payable in convertible notes, containing customary terms, convertible into SPAC Ordinary Shares six months after the completion of initial Business Combination.

In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the IPO, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the IPO pursuant to FINRA Rule 5110.

Critical Accounting Policies and Estimates

The preparation of unaudited financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies and estimates.

Recent Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this guidance as of April 30, 2025.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of October 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

INFORMATION ABOUT PUBCO

PubCo is a Texas corporation formed on September 5, 2025. PubCo was formed solely in contemplation of the Business Combination, has not commenced any operations, has only nominal assets and has no liabilities or contingent liabilities, nor any outstanding commitments other than as set forth in the Business Combination Agreement.

PubCo has an authorized share capital of 500,000,000 shares, par value $0.0001 per share. Prior to Closing, PubCo intends to amend and restate its certificate of formation which will constitute the Proposed Certificate of Formation. Under the Proposed Certificate of Formation, PubCo will (i) have an authorized share capital of 500,000,000 shares, par value $0.0001 per share, and (ii) be renamed “Greenland Energy Company.”

The principal executive office of PubCo is 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209. After the consummation of the Business Combination, its principal executive office and mailing address shall be that of 3400 East Bayaud Avenue, Suite 400, Denver, Colorado 80209.

PubCo’s auditor is Fruci & Associates II, PLLC.

INFORMATION ABOUT MARCH GL

Overview

March GL is a Denver, Colorado headquartered, Texas energy resources company that is focused on unlocking Greenland’s vast hydrocarbon potential through application of modern exploration technologies. The Company’s primary asset and focus is its license at the Jameson Land Basin of Greenland. March GL is led by a team of industry veteran professionals and is bolstered by a deep bench of consultants with decades of experience in the energy and natural resources industries.

The Jameson Land Basin is located in central eastern Greenland, forming a large onshore sedimentary basin within the Jameson Land peninsula. This peninsula lies along the southeastern continental margin of East Greenland, primarily between approximately 70°N and 72°N latitude. It is bounded to the southwest by Scoresby Sound, to the northwest by the Stauning Alps, to the north by Scoresby Land, and to the east by features such as Carlsberg Fjord and the smaller Liverpool Land peninsula. The basin represents one of the last remaining undrilled North Atlantic Margin basins and covers a structurally complex area with significant sedimentary thickness.

March GL holds exclusive licenses to an over 2 million acre area located in the Jameson Land region of East Greenland, where its licenses cover the majority of the basin. As of October 2025, the independent resource estimates prepared by the Sproule ERCE indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). The Company is currently not operating any wells but is preparing to drill its first well in the basin. March GL, through a series of complex series of partnerships and agreements, will own 70% interest in the licenses covering the Jameson Basin after drilling the first 2 wells of the project.

References in this section to “we,” “our,” “us,” “the Company” or “March GL” generally refer to March GL, LLC and its consolidated subsidiaries.

Business Model

The business model for March GL is based on exploration and resource development in the frontier basins of Greenland. The three core tenants of our business strategy are: (1) acquire and earn, (2) explore and de-risk, and (3) develop and monetize. Each core tenant is further detailed below.

Acquire and Earn

We focus on securing and developing large-scale, unexplored high-potential acreage through exclusive licenses, such as our exclusive licenses to 2-million acres of Greenland’s Jameson Land Basin. Our strategy is centered on the structure to earn up to 70% of the basin by funding the initial drilling for the first 2 wells.

Exclusive Licenses

In Greenland, petroleum rights are granted through exclusive licenses issued by the Government of Greenland under the Greenland Mineral Resources Act, rather than through private oil and gas leases. An exclusive license grants the license holder the sole right to conduct petroleum exploration activities within a defined geographic area during the exploration period. No other party may explore for petroleum within the licensed area during this period.

Upon the identification of a commercial discovery and receipt of the required approvals, an exclusive exploration license may be converted, in whole or in part, into an exploitation license, which grants the right to develop, produce, and sell petroleum from the approved exploitation area for the duration of the exploitation period.

Rights to Produce and Sell Petroleum

Exclusive licenses in Greenland provide the right, upon conversion to an exploitation license and receipt of the required approvals, to extract, produce, and sell all petroleum products from the approved exploitation area, including crude oil, natural gas liquids, and natural gas, subject to applicable fiscal terms, royalties, and regulatory requirements.

Jameson Land Basin Farm-Out Agreement

March GL Company is party to a Farm-Out Agreement with White Flame Energy A/S, a wholly owned subsidiary of 80 Mile plc, which holds the Jameson Land Basin licenses.

Ownership Interests Before and After Drilling

●	Prior to drilling: White Flame Energy A/S holds a 100% working interest in the Jameson Land Basin licenses. March GL holds no working interest prior to drilling.

●	After drilling the first exploration well: Upon completion of the first exploration well, March GL earns a 50% working interest in the licensed area.

●	After drilling the second exploration well: Upon completion of the second exploration well, March GL’s working interest increases to 70%, with White Flame Energy A/S retaining a 30% working interest.

The 50% working interest earned after the first well does not revert or terminate upon drilling the second well; rather, it increases to a 70% working interest upon completion of the second well.

Applicability of the Earned Interest

The 70% working interest, once earned applies to the entire licensed acreage covered by the Jameson Land Basin agreement and applies to subsequent wells drilled within the licensed area, subject to the terms of the agreement.

Well Success Criteria

The earn-in is based on the drilling and completion of the first two exploration wells. The agreement does not require that either well be commercially successful for the 50% and 70% working interests to be earned. The applicable interests are earned upon completion of the drilling obligations, regardless of whether a well is determined to be unsuccessful or a dry hole.

Nature of the Earned Interest

The 50% and 70% interests represent direct working interests in the licenses. The net revenue interest attributable to March GL’s working interest will be determined in accordance with the applicable fiscal terms of the licenses, including royalties and taxes imposed by the Government of Greenland.

Drilling Costs and Cost Sharing

March GL is responsible for 100% of the capital costs associated with drilling the initial exploration wells, including OPW-1, OPW-6 and OPW-9, as part of the earn-in obligations.

Following completion of the earn-in, costs associated with any subsequent drilling or development activities are expected to be shared in proportion to the parties’ respective working interests, unless otherwise agreed.

Explore and De-Risk

A core tenant of our strategy is innovative exploration using modern technologies to unlock Greenland’s hydrocarbon potential. We leverage previous investment and modern engineering to advance the drill-ready project. Our Phase I exploration program targets high-graded locations (OPW-1, OPW-6, OPW-9) where volumetric estimates exceed the economic levels required to support the drilling program. A By drilling the initial wells, which target multiple formations, we aim to de-risk several subsequent wells and horizons to inform future exploration decisions. We utilize a disciplined risk assessment approach, noting that our frontier exploration wells. The distinction between references to “OPW1” and “OPW2” versus “OPW-1,” “OPW-6,” and “OPW-9” relates to the specific purpose for which those identifiers were used: the former represents specific prospects utilized for the fairness opinion provided by EntrepreneurShares LLC, while the latter represents the current operational sequencing of the Phase I exploration program.

Valuation Basis: References to “OPW1” and “OPW2” appear in the context of the fairness opinion conducted by EntrepreneurShares LLC, whereby “OPW” stands for “Optimally Positioned Wells.” These two specific prospects were selected for the valuation model to demonstrate the potential economic viability and scale of the basin. The valuation analysis relied on the resource potential of these specific geological targets.

Operational Execution Plan: References to “OPW-1,” “OPW-6,” and “OPW-9” refer to execution of the Phase I exploration program. While the Company has identified over 50 prospects, the Phase I budget is focused on high-grading specific locations for immediate drilling based on logistical accessibility and geological maturation. OPW-1 remains the primary target for the first well, scheduled to spud in Q3 2026. OPW-6 has been identified as the current expected location for the second well in the drilling sequence (expected Q4 2026). While OPW-2 remains a valid prospect within the license, the Company has prioritized OPW-6 for the second slot in the drilling campaign. Final selection of the second well location will be informed by operational learnings from OPW-1, as well as prevailing market and logistical conditions at the time of execution. OPW-9 has been identified as the third location for the Phase I program, subject to similar evaluation and sequencing conditions.

Develop and Monetize

Our focus is on conducting the necessary exploration, appraisal, and evaluation required to determine the existence of a significant quantity of potentially recoverable hydrocarbons and establish commercial viability of any accumulations. The Jameson Land Basin holds significant resource potential, with prospective oil volumes estimated by Sproule ERCE at over 13 billion barrels (3U Gross). The potential scale, analogous to Prudhoe Bay. We aim to use modern technology to leverage large scale exploration to potentially achieve competitive pricing. Proceeds from the merger are specifically earmarked to fund the initial exploration wells.

To provide additional context regarding our core tenant “Acquire and Earn”, 80 Mile Plc (“80 Mile”), as the “farmor,” agreed under a farmout agreement entered into between 80 Mile and March GL dated September 9, 2025 (the “FOA”), to assign a portion of its legal and beneficial interest in the Jameson Concession Licences (i.e. the three oil exploration licenses awarded by the government of Greenland, namely OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), to March GL, as the “farmee”. The assignment of such legal and beneficial interests held by 80 Mile under the Jameson Concession Licences to March GL, grant March GL the exclusive right/license to extract and sell all petroleum products produced and sold from the Jameson Land Basin in accordance with the Jameson Concession Licences. These rights are contained in Schedule 4 (Joint Venture Principles) of the FOA.

This exclusive right/license granted under the FOA is different from a standard oil and gas lease which is an agreement entered into between the mineral owner (e.g. the government) and the operating company (e.g. 80 Mile) and contains the drilling rights, royalty payments and other relevant business terms governing the exploration of minerals on the subject lands.

Pursuant to the FOA, 80 Mile has agreed to transfer to March GL 50% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licences after the first well in the Jameson Land Basin has been drilled (“Jameson Project 1”). After the successful completion of Jamison Project 1, 80 Mile has also agreed to transfer to March GL an additional 20% of the legal and beneficial interests held by 80 Mile under the Jameson Concession Licences after a second well in the Jameson Land Basin has been drilled (“Jameson Project 2”).

As detailed in the recitals of the FOA, 80 Mile owns 96.642% of the issued share capital of White Flame Energy Ltd, a company registered in England and Wales with registered number 08689690 (“White Flame”). White Flame owns 100% of the issued share capital of White Flame AS, a company registered in Greenland with registered number 12757565 (“White Flame AS”), which in turn is the 100% legal and beneficial owner of the Jameson Concession Licences.

The working interests in 80 Mile’s interest in the Jameson Concession Licences after the drilling of the first well (i.e. Jameson Project 1) are as follows:

80 Mile	50%
March GL	50%

The working interests in 80 Mile’s interest in the Jameson Concession Licences after the drilling of the second well (i.e. Jameson Project 2) are as follows:

80 Mile	30%
March GL	70%

In other words, March GL will own 50% of the working interests in the Jameson Concession Licences after the first well is drilled and 70% of the working interests in the Jameson Concession Licences after the second well is drilled, in accordance with the terms of the FOA. The 70% ownership interest, once earned, applies to the Jameson Concession Licences and therefore the geographic areas covered under those licences (i.e. OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40), which is applicable to the entire 2 million acres in the Jameson Land Basin. The total gross undeveloped acreage covering the basin is 2,082,320 acres. Upon completion of the full earn-in, March GL’s 70% working interest will correspond to 1,457,624 net acres. In terms of the rights and obligations associated with all subsequent wells, these will be contained in a joint operating agreement (“JOA”).

For the avoidance of doubt, the 50% and 70% working interests are still applicable even if the first and/or second well is determined to be unsuccessful or a “dry hole”, provided that March GL has achieved the Depth Trigger (i.e. depth of 3,500 metres having been drilled) or the drilling has reached the base of the Permian. These ownership interests represent a direct working interest, insofar as March GL will have the right to explore, drill and produce petroleum products, and will be entitled to a share of the profits after the deduction of any government taxes and royalties. The specifics of the profit share and any related net revenue interest will be detailed in the JOA.

A key point to note is that the transfer of ownership interests in the Jameson Concession Licences is subject to, inter alia, the consent of the government of Greenland. If, for any reason, such consent is not obtained by 80 Mile with respect to Jameson Project 1 by December 31, 2026, there are “fall-back provisions” in the FOA which give March GL the option to acquire 50% of the issued share capital of White Flame from 80 Mile. Similarly, if Greenland government consent is not obtained by 80 Mile with respect to Jameson Project 2 by December 31, 2027, March GL has the option to acquire an additional 20% of the issued share capital of White Flame from 80 Mile. The intention of these fall-back provisions if for March GL to be able to drill the subject wells in the name of 80 Mile (through its control of White Flame) if the government of Greenland’s consent is not obtained.

In terms of capital costs, the FOA only deals with the Jameson Concession Licences and the drilling of the first and the second well. In relation to these wells, March GL will be funding 100% of the costs, charges and expenses associated with drilling these wells, and also all costs related to the preparation of the drilling of the well, travel, compliance and maintaining the Jameson Concession Licences in good standing, liaising with government/government authorities, insurance and security deposits, corporate overheads, accounting, book-keeping and auditing and legal costs.

Our Properties and Assets

The Jameson Land Basin was initially first discovered by Atlantic Richfield Company (ARCO) in the 1970s, one of the top oil and gas procedures in the 20th century. For comparison, ARCO had also discovered the Alaska Prudhoe Bay in 1968 and the basin has produced about 12 - 13 billion barrels of oil and continues at a rate of 300,000 Boepd.

March GL is focused on the Jameson Land Basin because the Company’s geological thesis indicates that the Basin was left unexplored by ARCO due to macroeconomic and corporate restructuring challenges during 1985-1987 while still retaining its top resource potential.

Independent resource estimates prepared by Sproule ERCE dated September 1, 2025 indicates that March GL’s licenses at the Jameson Basin may contain between 1 billion and 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil) with the March GL net 70% working interest in the license equating to 9.1 billion barrels of potential resources (an estimate of the net un-risked prospective recoverable oil).

While there are geological and operational challenges, assuming that every evaluated prospect is productive, the amount could represent one of the top producing basins in the world, hence making the exploration project a worthwhile effort for the Company.

Despite decades of evaluations and multiple prospects identified, there has yet to be a single exploration well drilled or commercial oil discovery in the Jameson Land Basin. No discoveries in the Jameson Land Basin may reflect industry timing and risk rather than poor geology. After early enthusiasm, confidence waned with a global oil price collapse, prompting major companies to exit frontier Arctic plays. Capital then shifted to deepwater after 3D seismic unlocked faster, lower risk opportunities, while rising environmental and litigation risks—and high Arctic upfront costs—made the Jameson Land Basin unattractive.

Licenses

March GL holds exclusive licenses to explore 2-million acres at the Jameson Basin through a cost-effective complex series of structured deals.

Prospective Resources (figures in millions)*	Gross Oil 1U	Gross Oil 2U	Gross Oil 3U	Net Oil 1U	Net Oil 2U	Net Oil 3U
100% Interest**	1,088.7	4,196.3	13,039.7	762.1	2,937.4	9,127.8

*	Prospective Resources are the estimated quantities of petroleum or other commercial gases that may potentially be recovered by the application of a future development project related to undiscovered accumulations. These estimates have both an associated risk of discovery and a risk of development. Further exploration, appraisal and evaluation are required to determine the existence of a significant quantity of potentially recoverable hydrocarbons.”
**	The figures shown are volumes of gross and net un-risked recoverable prospective oil from all fifty-eight identified prospects by 80 Mile PLC. The aggregated sum of all 58 Prospects is an assumption that every horizon on every prospect is productive. The gross oil estimate refers to the volumes on a 100% of the project basis, while the net oil estimate refers to the portion of those volumes attributable to March GL’s interests. 1U refers to a low estimate, 2U refers to the mean estimate and 3U refers to a high estimate.

See “Regulation of sales and transportation of liquids” and “Geological Uncertainties and Exploration Risks” for additional discussion of risks relating to our resource estimates and exploration activities.

The Jameson Land Basin comprises three exploration licenses (OEEL 2018/40, OEEL 2015/13 and OEEL 2015/14) held by White Flame Energy A/S, a wholly owned subsidiary of 80 Mile plc. All acreage is currently undeveloped. March GL is party to a farm-out agreement pursuant to which it will earn 50% working interest in the licenses after the drilling of the first well and 70% working interest in the licenses after the drilling of the second exploration well.

The licenses are structured into three sequential exploration sub-periods. The current exploration period extends to 31 December 2028, the second subsequent exploration period extending to 31 December 2031, and the third subsequent exploration period extending to 31 December 2035/2036. Together, these sub-periods define the full license term through 2035 or 2036.

Upon the identification of a commercially viable discovery, the licenses provide for conversion from exploration to exploitation. Under the terms of the license, the government of Greenland will grant an exploitation license for an initial period of up to 30 years for any part of the license area subject to development. The exploitation period may be extended for up to an additional 20 years, resulting in a maximum potential license term of 50 years.

The table below presents the gross and net undeveloped acreage associated with the licenses:

License	License Term End	Gross Acres	Net Acres (Post 70% Earn-in)
OEEL 2018/40	31 December 2036	714,996	500,497
OEEL 2015/13	31 December 2035	639,095	447,367
OEEL 2015/14	31 December 2035	728,229	509,760
Total	-	2,082,320	1,457,624

Development Plan and Capital Budget

Our business plan is exploration focused. It is centered on unlocking Greenland’s vast hydrocarbon potential, first through the Jameson Land Basin. This is in contrast with the exploitation of existing production assets of more established companies with existing operations.

We are currently an exploration stage energy company with no current production and no proven reserves, but prospective resources. Our primary focus is drilling the first wells on our project to conduct the necessary exploration, appraisal and evaluation. We have identified 3 initial well locations across a vast acreage-holding where we could potentially drill many more wells, and through the data gathered from our initial drilling program, we will develop the necessary funding and development program for the commercial development of our entire acreage holding where we hold exclusive licenses.

Capital Budget and Funding

Funding for our initial, high-cost capital program is primarily provided by proceeds from the strategic merger, which are earmarked to drill the first two exploration wells. The total investment to bring the project to a drill-ready state.

Our initial exploration budget is focused on the Phase I Exploration Program, which targets 3 high-graded locations, OPW-1, OPW-6, and OPW-9. The volumetric estimates associated with these prospects promise, in the aggregate, high commercial viability, even though the individual commercial viability of any one reserve or prospect is uncertain and may yield no commercial success.

Estimated Costs for Phase I Exploration Program

As of the date of this registration statement, the Company estimates the total remaining costs required to execute the Phase I Exploration Program and meet our earn-in obligations as follows:

A)	Drill-Ready State (Infrastructure and Logistics): The Company has already mobilized key equipment, including a D9 bulldozer and housing units, which arrived via barge in October 2025. The remaining cost to bring the project to a “drill-ready” state – specifically the construction of a 3-mile road and drilling pad for the first well location (OPW-1) is approximately less than $2 million, which is included in the capital budget for the first well.

B)	Drilling and Testing of Required Earn-In Wells:

●	First Well (OPW-1): The estimated cost to drill and test the first well is $40 million. This amount includes the aforementioned road and pad construction costs necessary to access the site.

●	Second Well (OPW-6): The estimated cost to drill and test the second well is $20 million.

C)	The Company has identified OPW-9 as the third location. While the drilling of this well is contingent on the results of the first two wells and available capital, the Company estimates the cost to drill OPW-9 would be comparable to that of the second well, approximately $20 million, subject to inflation and operational adjustments.

Exploration Funding Commitment and Forfeiture Risk

Investors should be aware that our rights to the Jameson Land Basin are subject to specific performance milestones. As described in Note 4 to our Financial Statements (“Exploration Funding Commitment”) on page F-88, the Company has entered into an Exploration and Participation Agreement with 80 Mile PLC. Under this agreement, we must fund 100% of the initial drilling costs for the first two exploration wells to earn our interest.

A)	Farm-Out Structure: We earn a 50% working interest in the basin after drilling the first well and a 70% working interest after drilling the second well.

B)	Forfeiture Risk: Failure to meet these drilling milestones within the agreed-upon timeframe could result in the forfeiture of the right to earn the interest. Please refer to the disclosure on page F-88 for further details regarding these commitments.

C)	Agreed-Upon Timeframe and Specified Dates: Pursuant to the Exploration and Participation Agreement and our current operational schedule, the agreed-upon timeframe for the Phase I Exploration Program is as follows:

●	Q4 2025: Mobilization of heavy equipment (completed October 2025).

●	Q1 2026: Equipment in place to commence road and pad construction to the OPW-1 site, with construction to begin in Q3 2026.

●	Q3 2026: The Stampede drilling rig and Halliburton service equipment are scheduled to sail for Jameson Land and are expected to commence drilling for the first well, OPW-1.

●	Q4 2026: Commencement of drilling for the second well (OPW-6).

The Company believes that the proceeds from the Business Combination, assuming no redemptions, will be sufficient to fund the $60 million required for the first two wells. However, in a maximum redemption scenario, the Company would lack the financial resources to fund these obligations without securing alternative financing.

Development Plan

Our development plan is planned around initial drilling campaign crafted around an operational window provided in the Arctic environment.

-	Mobilization (Q4 25/Q1 26): Equipment, including a D9 Bulldozer, housing for 40+ workers, generators, trucks, and cranes, mobilized via tugboat and barge, arrived in October 2025. Road and pad building equipment will be in place to begin constructing the 3-mile road to the OPW 1 location in Q1 26.

-	Drilling Commencement (Q3 2026): The Stampede drilling rig and related equipment, along with Halliburton services personnel, will sail for Jameson Land.

-	Initial Drilling Campaign (Q3 2026): Existing funds and the proceeds from the merger will fund the drilling of the first two critical exploration wells.

-	OPW 1 is expected to be drilled starting in Q3 2026.

-	OPW 6 to be drilled in subsequent Q4 2026.

-	OPW 9 to be drilled only in the event that there are sufficient funds raised in a PIPE offering, which will be evaluated at a later date. The Company does not anticipate the drilling of OPW 9 in 2026.

-	The data gathered will be used to de-risk the subsequent wells and inform decision-making process for the future development plans.

Our Operations Oil and Gas Reserves

The evaluation of March GL’s license interests in the Jameson Land Basin and the assessment of prospective resources have been prepared by Sproule ERCE in accordance with the guidelines and classification standards set forth in the Society of Petroleum Engineers (SPE) Petroleum Resources Management System (PRMS) using the Prospective Resources methodology. Prospective resources represent the estimated quantities of petroleum that may potentially be recovered from undiscovered accumulations through the application of future development programs on the acreage. These estimates are inherently uncertain because they relate to undiscovered accumulations. There is no certainty that any portion of the prospective resources will be discovered, or that, if discovered, they will be economically viable or technically feasible to recover.

The assessment was prepared in accordance with PRMS evaluation standards. Sproule ERCE, an independent petroleum engineering firm, conducted the evaluation. Sproule ERCE was selected for this work based on its historical experience and geographic expertise in evaluating similar frontier basins.

Sproule ERCE’s review included analysis of four key geological reports:

●	The Gaffney Cline Associates (GCA) 2024 Independent Audit

●	The Arco 1987 Geological and Geophysical Interpretation

●	Greenland Geological Survey (GGS) 1987 archival data

●	The 80 Mile (80M) Resource Estimates, which defined 58 exploration prospects across the basin

Sproule ERCE validated three levels of prospective resource assessments:

●	Basin-Level Assessment – Evaluation of the Jameson Land Basin as a whole, encompassing all three licenses held by March GL.

●	Prospect Inventory Assessment – Review of the total prospective resource base identified in 58 prospects defined by 80M.

●	Initial Drilling Program Assessment – Review of the first three prospective wells identified by March GL (OPW-1, OPW-6, and OPW-9) in its planned drilling program.

Reserve and resource assessments are subject to numerous uncertainties inherent in the interpretation of geological and geophysical data. As such, these estimates should not be construed as exact quantities. Actual resource volumes recovered, if any, may differ materially from the estimates presented due to geologic, engineering, and economic factors. See “Risk Factors” for additional discussion of risks relating to our resource estimates and exploration activities.

Internal Controls

Our internal staff of petroleum engineers and geoscience professionals work closely with our independent reserve engineers to ensure the integrity, accuracy and timeliness of data furnished to our independent reserve engineers in their preparation of reserve estimates.

The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation. As a result, the estimates of different engineers often vary. In addition, the results of drilling, testing and production may justify revisions of such estimates. Accordingly, reserve estimates often differ from the quantities of oil, natural gas and NGLs that are ultimately recovered. Reserve estimates depend on many assumptions that may turn out to be inaccurate. Any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of our reserves” for more information. The reserves engineering group reviews the estimates with our third-party petroleum consultants, Sproule ERCE, an independent petroleum engineering firm. As of the date of this proxy statement/prospectus, March GL holds no proved, probable, or possible oil and gas reserves. The Company currently only has highly promising commercially viable prospects.

Sproule ERCE is a professional consulting firm with experience in petroleum engineering, geology, reserves reporting and property evaluation.

Production and Price History

March GL is currently an exploration stage oil and gas company with no established reserves but prospective resources. The March GL Greenland project is characterized as an undrilled frontier basin. As of the date of the evaluation report prepared by Sproule ERCE (September 1, 2025), the Company holds no proved, probable, or possible oil and gas reserves. Hence, we do not have any production and price history established at the moment. The evaluation report prepared by Sproule ERCE is only for prospective resources.

Operating Data

March GL’s primary focus is the Jameson Land Basin in East Greenland. The Company has not drilled any wells on its properties. The company is actively moving toward its Phase I Exploration Program, which involves high-grading and proposing three drilling locations: OPW-1, OPW-6, and OPW-9. All estimates of potential future recovery are prospective in nature. Equipment mobilization, including a D9 bulldozer, generator, and housing for road and pad building, were scheduled to occur via beach landing on Jameson Land.

Pursuant to the earn-in and cooperation agreement between White Flame Energy A/S and March GL, March GL will act as the operator for drilling activities, including the planning and execution of drilling operations at OPW-1, OPW-6 and OPW-9, subject to the required regulatory approvals.

White Flame Energy A/S will remain the license holder of record, and operations will be conducted in accordance with Greenlandic regulatory requirements and under the oversight of the Mineral License and Safety Authority (MLSA).

Drilling Results

The Company has not commenced drilling any operated wells, nor has it participated in any non-operated wells. As of September 1, 2025, the Company has yet to establish the commercial viability of any hydrocarbon accumulations.

The proposed drilling campaign includes three wells that target multiple reservoirs. The first well, OPW 1, is expected to be drilled in Summer 2026, followed by OPW 6 (which is expected in September 2026). Halliburton, IPT, and Stampede Drilling are mobilizing personnel and equipment for the OPW 1 and OPW 6 wells.

Competition

Currently, according to our knowledge, we do not have any direct competition in the Jameson Basin. However, the oil and natural gas industry in general is competitive and we might have to compete with other resourceful companies in the future in exploration of other assets.

Seasonality of business

Generally, demand for hydrocarbons such as natural gas, oil and NGL decreases during the spring and fall months and increases during the summer and winter months. However, certain natural gas and NGL markets utilize storage facilities and purchase some of their anticipated winter requirements during the summer, which can lessen seasonal demand fluctuations. In addition, seasonal anomalies such as mild winters or mild summers can have a significant impact on prices. These seasonal anomalies can pose challenges for meeting our objectives and can increase competition for equipment, supplies and personnel during the spring and summer months, which could lead to shortages, increased costs or delayed operations.

Title to properties

We believe that we have satisfactory title to substantially all of our active properties in accordance with standards generally accepted in the oil and natural gas industry. Our properties are subject to customary royalty and overriding royalty interests, certain contracts relating to the exploration, development, operation and marketing of production from such properties, consents to assignment and preferential purchase rights, liens for current taxes, applicable laws and other burdens, encumbrances and irregularities in title, which we believe do not materially interfere with the use of or affect the value of such properties. Prior to acquiring producing wells, we endeavor to perform a title investigation on an appropriate portion of the properties that is thorough and is consistent with standard practice in the oil and natural gas industry. Generally, we conduct a title examination and perform curative work with respect to significant defects that we identify on properties that we operate. We believe that we have performed reasonable and protective title reviews with respect to an appropriate cross-section of our operated natural gas and oil wells.

Legislative and regulatory environment

Our oil, natural gas and NGL exploration, development, production and related operations and activities are subject to the regulations of the Government of Greenland. Failure to comply with such rules and regulations can result in administrative, civil or criminal penalties, compulsory remediation and imposition of natural resource damages or other liabilities. Although the regulatory burden on the natural gas and oil industry increases our cost of doing business and, consequently, affects our profitability, we believe these obligations generally do not impact us differently or to any greater or lesser extent than they affect other operators in the oil and natural gas industry with similar operations and types, quantities and locations of production.

The oil and natural gas sector in Greenland is governed by the Mineral Resources Act, administered by the Mineral Licence and Safety Authority (MLSA). Environmental oversight is provided by the Environmental Agency for Mineral Resources Activities (EAMRA) and the Greenland Institute of Natural Resources (GINR), under the overall authority of the Department of Industry, Climate, Nature and Research (DICNR).

Field activities are subject to MLSA-approved work programs, safety and waste-management plans, annual reporting obligations, and other license terms. Breaches of these requirements can result in financial penalties, suspension, or termination of a license.

The Jameson Land Project is covered by three exploration licenses held by White Flame Energy A/S, a wholly owned subsidiary of 80 Mile PLC, granted under the Greenland Mineral Resources Act and administered by the Mineral License and Safety Authority (MLSA). The licenses are in good standing, and all license fees, work commitments, and reporting obligations have been met.

Regulatory oversight of environmental and operational matters is administered by the Environmental Agency for Mineral Resource Activities (EAMRA). March GL is compliant with all current regulatory requirements applicable to the present stage of exploration.

Prior to commencing drilling activities, the project requires:

(i)	approval of an Environmental Impact Assessment (EIA) by EAMRA, in consultation with the Danish Centre for Environment and Energy (DCE); and

(ii)	approval of a Field Activities Application for drilling, including associated operational and environmental documentation.

These approvals are required before drilling can commence. All other regulatory, licensing, and reporting obligations applicable to the current phase of work have been satisfied, and March GL remains in good standing with the above-mentioned Greenlandic authorities.

Regulation of production

In Greenland as in many countries, oil and natural gas companies are generally required to obtain permits for drilling operations, provide drilling bonds, file reports concerning operations and meet other requirements related to the exploration, development and production of natural gas, oil and NGL. Such countries often have statutes and regulations addressing conservation matters, including provisions for unitization or pooling of natural gas and oil interests, rights and properties, the surface use and restoration of properties upon which wells are drilled and disposal of water produced or used in the drilling and completion process.

These regulations include the establishment of maximum rates of production from natural gas and oil wells, rules as to the spacing, plugging and abandoning of such wells, restrictions on venting or flaring natural gas and requirements regarding the ratability of production, as well as rules governing the surface use and restoration of properties upon which wells are drilled. All such activities are subject to MLSA oversight and periodic reporting obligations as part of the Company’s approved work programs.

These laws and regulations may limit the amount of natural gas, oil and NGL that can be produced from wells in which we own an interest and may limit the number of wells, the locations in which wells can be drilled, or the method of drilling wells. Additionally, the procedures that must be followed under these laws and regulations may result in delays in obtaining permits and approvals necessary for our operations and therefore our expected timing of drilling, completion and production may be negatively impacted. Because Greenland’s regulatory regime is comprehensive and site-specific, the process of securing the necessary approvals may extend operational timelines, particularly for activities requiring environmental review.

Any future production from our licenses will be governed by the terms established under the Mineral Resources Act, including government participation rights, royalty obligations, and post-production reporting requirements administered by DICNR.

Regulation of sales and transportation of liquids

In Greenland, the sale and transportation of oil and natural gas liquids are governed by the terms of the applicable licenses issued under the Mineral Resources Act and by related regulations administered by the MLSA and DICNR.

Because Greenland has no domestic refining or pipeline infrastructure, the transportation of produced hydrocarbons would occur via marine export facilities subject to environmental and safety approvals. Currently there are no marine export facilities for petroleum liquids or natural gas that have been constructed or are currently under construction. Prior to establishing any such infrastructure and related marketing of petroleum liquids or natural gas, March GL intends to drill and evaluate the commercial viability of the oil and gas resources. Any sale or export of crude oil or natural gas liquids must comply with the export and royalty provisions established under the Mineral Resources Act and the individual license terms.

We currently do not have production or sales of oil or natural gas liquids. Accordingly, no specific transportation or marketing arrangements are in place at this stage. Future marketing and sales strategies will depend on the development of production volumes and infrastructure, and on commercial arrangements negotiated under Greenlandic law.

Geological Uncertainties and Exploration Risks

Our exploration activities are subject to significant geological risks due to the frontier nature of the basin in which we operate. The current seismic data coverage is limited to reconnaissance-level 2D surveys, with line spacing ranging from 3–5 kilometers to 8–12 kilometers across our licensed areas. This sparse data density limits our ability to accurately define subsurface traps, assess reservoir quality, and plan future drilling operations with precision.

In addition, the basin exhibits structural complexity, including pervasive igneous intrusions and faulting patterns, which pose significant challenges to trap integrity, hydrocarbon migration pathways, and seismic imaging. These geological features may result in unanticipated drilling outcomes, reduced reservoir quality, or unsuccessful wells.

Further, there is considerable uncertainty regarding the thermal maturity of the basin due to the lack of well calibration data and evidence of substantial Tertiary uplift and erosion, estimated between 2,000 and 6,000 feet. This uncertainty increases the risk that mature portions of the basin may have exceeded the oil window, resulting in hydrocarbon generation that is predominantly gas-prone rather than oil-prone. In particular, Permian formations present elevated structural and maturity risk, making them among the highest-risk targets in our portfolio.

If these geological risks materialize, our exploration efforts may not lead to the discovery of commercial quantities of hydrocarbons, which could adversely affect our business, financial condition, results of operations, and prospects.

Regulation of environmental and occupational safety and health matters generally

Our operations are subject to numerous stringent federal and local statutes and regulations governing environmental protection, occupational safety and health, and the release, discharge or disposal of materials into the environment, some of which carry substantial administrative, civil and criminal penalties for failure to comply. Applicable environmental and safety laws are established under the Mineral Resources Act and related executive orders, administered by the MLSA. Environmental oversight is carried out by EAMRA and GINR, under the overall authority of the DICNR.

In addition, regulations issued under these authorities set forth specific standards for drilling wells, maintenance of financial guarantees and bonding requirements to conduct operations, the spacing and location of wells, the method of drilling and casing wells, the and for surface use and restoration of the lands properties upon which wells are drilled, the plugging and abandoning of wells, the prevention and cleanup of pollutants, and other matters. These laws and regulations may, among other things, require the acquisition of permits to conduct exploration, drilling, and production operations; restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production and transporting through pipelines; govern the sourcing and disposal of water used in the drilling and completion process; limit or prohibit construction or drilling activities in sensitive or protected areas; require investigatory or remedial actions to prevent or mitigate pollution conditions caused by our operations; impose obligations to reclaim and abandon well sites and pits; establish specific safety and health criteria addressing worker protection; and impose substantial liabilities for pollution resulting from operations or failure to comply with regulatory filings.

The Government of Greenland, through MLSA and EAMRA, periodically reviews and updates environmental and safety requirements applicable to mineral and petroleum activities. Any changes that result in delay or more stringent and costly permitting, waste handling, disposal and clean-up requirements for the oil and gas industry could have a significant impact on our operating costs. Although future environmental obligations are not expected to have a material impact on the results of our operations or financial condition, there can be no assurance that future developments, such as increasingly stringent environmental laws or enforcement thereof, will not cause us to incur material environmental liabilities or costs.

Failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal fines and penalties, revocation or suspension of licenses, the imposition of investigatory or remedial obligations and the issuance of orders enjoining some or all of our operations in affected areas. These laws and regulations may also restrict the rate of oil and natural gas production below the rate that would otherwise be possible. The regulatory burden on the oil and gas industry increases the cost of doing business in the industry and consequently affects profitability. It is possible that, over time, environmental regulation could evolve to place more restrictions and limitations on activities that may affect the environment, and thus, any changes in environmental laws and regulations or reinterpretation of enforcement policies that result in more stringent and costly well drilling, construction, completion or water management activities or waste handling, storage, transport, disposal, or remediation requirements could require us to make significant expenditures to attain and maintain compliance and may otherwise have a material adverse effect on our results of operations and financial position. We may be unable to pass on such increased compliance costs to our customers.

Moreover, accidental releases or spills may occur in the course of our operations, and we cannot be sure that we will not incur significant costs and liabilities as a result of such releases or spills, including any third-party claims for damage to property, natural resources or persons. Given the frontier and Arctic conditions in which we operate, spill response and remediation logistics may also be affected by weather, ice, and limited infrastructure. Although we believe that we are in substantial compliance with applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on our business, there can be no assurance that this will continue in the future.

Climate change

The perceived threat of climate change continues to attract considerable attention in Greenland, Denmark and around the world. Numerous proposals have been made and could continue to be made at the international, national, and local levels of government to monitor and limit existing emissions of GHGs. These efforts have included consideration of cap-and-trade programs, carbon taxes, GHG disclosure obligations and regulations that directly limit GHG emissions from certain sources. As a result, our operations are subject to a series of regulatory, political, litigation and financial risks associated with the production and processing of fossil fuels and the emission of GHGs.

If more stringent laws and regulations relating to climate change and GHGs are adopted, it could cause us to incur material expenses to comply with such laws and regulations. These requirements could adversely affect our operations and restrict or delay our ability to obtain air permits for new or modified sources.

In Greenland, climate-related policy is developed by the Department of Industry, Climate, Nature and Research (DICNR), which coordinates national targets within the framework of Denmark’s obligations under the Paris Agreement. Greenland participates in the implementation of Denmark’s nationally determined contributions (NDCs) and emissions accounting through cooperation with the Danish Energy Agency and relevant EU reporting mechanisms. Any future Greenland-specific regulations addressing GHG emissions, energy efficiency, or carbon management would be adopted under this framework and enforced by the MLSA and EAMRA where applicable to mineral or petroleum activities.

For example, there are a number of state and regional efforts to regulate emissions of methane from new and existing sources within the oil and natural gas source category. Compliance with these rules will require enhanced record-keeping practices, the purchase of new equipment, and increased frequency of maintenance and repair activities to address emissions leakage at certain well sites and compressor stations, and also may require hiring additional personnel to support these activities or the engagement of third-party contractors to assist with and verify compliance.

Separately, many U.S. state leaders, the European Union and other jurisdictions have intensified or stated their intent to intensify efforts to support international climate commitments and treaties and have developed programs that are aimed at reducing GHG emissions, such as by means of cap and trade programs, carbon taxes, encouraging the use of renewable energy or alternative low-carbon fuels, or imposing new climate-related reporting requirements. Cap and trade programs, for example, typically require major sources of GHG emissions to acquire and surrender emission allowances in return for emitting those GHGs.

Any legislation or regulatory programs aimed at reducing GHG emissions, addressing climate change more generally, or requiring the disclosure of climate-related information could increase the cost of consuming, and thereby reduce demand for, the oil, natural gas or NGLs we produce or otherwise have an adverse effect on our business, financial condition and results of operations.

There are also increasing financial risks for fossil fuel producers as shareholders, bondholders and lenders currently may elect in the future to shift some or all of their investments into non-fossil fuel energy-related sectors. Certain institutional lenders who provide financing to fossil-fuel energy companies also have shifted their investment practices to those that favor “clean” power sources, such as wind and solar, making those sources more attractive, and some of them may elect not to provide funding for fossil fuel energy companies in the short or long term. There is also a risk that financial institutions will be pressured or required to adopt policies limiting funding for the fossil fuel sector. Although there has been recent political support to counteract these initiatives, these and other developments in the financial sector could lead to some lenders restricting access to capital for or divesting from certain industries or companies, including the oil and gas sector, or requiring that borrowers take additional steps to reduce their GHG emissions. Any material reduction in the capital available to us could make it more difficult to secure funding for exploration, development and production activities and have an adverse effect on our business, financial condition and results of operations.

Worker health and safety

We are subject to a number of Greenlandic and Danish laws and regulations governing occupational health and safety, including the Greenland Working Environment Act and its implementing executive orders. These laws are designed to protect the health and safety of workers in all phases of exploration, drilling, transport, and related field operations. Oversight is provided by the Greenland Working Environment Authority in cooperation with the MLSA, which enforces safety obligations applicable to mineral and petroleum license holders.

We intend to apply best international safety standards consistent with Arctic operations, drawing on established oil and gas industry practices and the safety management systems described in our operational manuals, including those developed in cooperation with IPT Well Solutions.

Under Greenland’s regulatory framework, companies must identify, document, and communicate potential workplace hazards to employees and contractors, maintain proper training and emergency preparedness procedures, and ensure compliance with safety inspections and reporting obligations administered by the relevant authorities.

Failure to comply with applicable occupational health and safety requirements may result in administrative fines, suspension of operational activities, or other enforcement actions by the MLSA or the Working Environment Authority.

Related permits and authorizations

Many environmental laws require us to obtain permits or other authorizations from federal agencies before initiating certain drilling, construction, production, operation or other oil and natural gas activities, and to maintain these permits and compliance with their requirements for ongoing operations. These permits are generally subject to protest, appeal or litigation, which can in certain cases delay or halt projects and cease production or operation of wells, pipelines and other operations.

March GL has received authorization to mobilize equipment to the license area in preparation for planned drilling activities.

As of the date of this registration statement, the remaining permits required to commence drilling of the first two exploratory wells include approval of an Environmental Impact Assessment (EIA) and approval of a field activities application covering drilling operations, both issued by the MLSA in collaboration with EAMRA.

The EIA process is currently underway, with approval anticipated in March 2026. Submission and approval of the field activities application is expected to follow, with approval anticipated in May 2026, after which drilling operations may commence.

Related insurance

We maintain insurance against some contamination risks associated with our development activities, including a coverage policy for gradual pollution events. However, this insurance is limited to activities at the well site and there can be no assurance that this insurance will continue to be commercially available or that this insurance will be available at premium levels that justify its purchase by us. The occurrence of a significant event that is not fully insured or indemnified against could have a materially adverse effect on our financial condition and operations.

Human Capital Resources

We aim to provide a safe, healthy, respectful, and fair workplace for all employees. We believe our employees’ talent and wellbeing is foundational to delivering on our corporate strategy, and that intentional human capital management strategies enable us to attract, develop, retain and reward our dedicated employees.

Employee Safety and Health

The health, safety, and well-being of our employees and contractors is a top priority. In addition to our commitment to complying with all applicable safety, health, and environmental laws and regulations, we are focused on minimizing the risk of workplace incidents and preparing for emergencies as a priority element of our culture. We work to reduce safety incidents in our business and actively seek opportunities to make safety culture and procedural improvements.

Legal proceedings

The Company may, from time to time, be involved in litigation and claims arising out of its operations in the normal course of business. The Company is not currently a party to any material legal proceedings. In addition, the Company is not aware of any material legal proceedings contemplated to be brought against the Company.

The Company, as an owner and operator of oil and gas properties, is subject to Greenlandic laws and regulations governing the discharge of materials into, and protection of the environment. These requirements are established under the Mineral Resources Act and administered by MLSA and EAMRA under the oversight of DICNR. These laws and regulations may, among other things, impose liability on the license holder for the cost of pollution cleanup resulting from operations and subject the lessee to liability for pollution damages. In some instances, the Company may be directed to suspend or cease operations in the affected area. The Company maintains insurance coverage that is customary in the industry, although the Company is not fully insured against all environmental risks.

The Company is not aware of any environmental claims existing as of September 30, 2025. There can be no assurance, however, that current regulatory requirements will not change, or past non-compliance with environmental issues will not be discovered on the Company’s oil and gas properties.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF MARCH GL COMPANY

The following discussion and analysis provide information that the management of March GL (referred to as the “Company,” “we,” “us,” “our,” and “March GL”) believes is relevant to an assessment and understanding of our consolidated results of operations and financial condition. This discussion and analysis should be read together with (i) the section of this prospectus entitled “Summary Historical Consolidated Financial Information of March GL,” (ii) our audited consolidated financial statements as of and for the period from inception (March 31, 2025) through September 30, 2025, and the related notes thereto, each of which is included elsewhere in this prospectus.

This discussion includes forward-looking statements based on current expectations and projections. These statements involve risks and uncertainties, and actual results could differ materially from those discussed. A detailed description of potential risk factors can be found under “Risk Factors” and elsewhere in this prospectus.

Overview

March GL is an early-stage oil and gas exploration company headquartered in Denver, Colorado. We were formed on March 31, 2025, to pursue exploration opportunities in frontier hydrocarbon basins, with an initial focus on the Jameson Land Basin in East Greenland. March GL holds exclusive licenses to an over 2-million acre area in the Jameson Land Basin, where its licenses cover the majority of the basin. As of October 2025, the independent resource estimates prepared by the Sproule ERCE indicate that March GL’s licenses hold the potential resources of 13 billion barrels of oil (an estimate of the 3U gross un-risked prospective recoverable oil). These estimates are inherently uncertain and relate to undiscovered accumulations; they are not classified as proved reserves under SEC rules.

The Company is currently not operating any wells but is preparing to drill its first well in the basin. March GL, through a series of complex series of partnerships and agreements, will own a 70% working interest in the licenses covering the Jameson Basin after drilling the first 2 wells of the project.

Our near-term strategy is to use proceeds from the Business Combination and other capital sources to fund our initial exploration and drilling program, including the drilling of three exploratory wells (OPW-1, OPW-6, and OPW-9). The success of these wells is critical to establishing the commercial viability of our acreage and to converting a portion of our prospective resources into proved reserves over time.

Because we have not commenced production or generated revenues, our historical results of operations for the period from inception through September 30, 2025, primarily reflect general and administrative expenses, geological and geophysical evaluation costs, and licensing and permitting expenditures related to our Greenland exploration activities.

Licenses and Phases

March GL obtains its interest through a “drill-to-earn” arrangement governed by the Farm-Out Agreement with 80 Mile PLC and its subsidiary, White Flame Energy A/S. The process involves specific performance milestones and funding commitments:

1.	Nature of the Right (Exclusive License): The assets are held as “Exclusive Exploration Licenses” granted by the Government of Greenland. These licenses grant the holder the sole right to explore and, upon conversion to an exploitation license, the right to produce and sell hydrocarbons.

2.	Starting Position: Currently, White Flame Energy A/S (a wholly owned subsidiary of 80 Mile PLC) holds a 100% working interest in the licenses. March GL currently holds a 0% working interest.

3.	Phase I (The First Transfer - 50% Working Interest):

a.	March GL is obligated to fund 100% of the capital costs to drill the “First Well” (identified operationally as OPW-1). The estimated cost for this well and associated infrastructure is approximately $40 million.

b.	Upon completion of this well, March GL earns 50% working interest in the entire licensed area.

4.	Phase II (The Second Transfer - Additional 20% Working Interest):

a.	March GL has the option to drill a “Second Well” (identified as OPW-6). March GL must fund 100% of the capital costs for this well (estimated at $20 million).

b.	Upon completion of the Second Well, March GL’s interest increases by an additional 20%, resulting in a total 70% working interest (with White Flame Energy A/S retaining 30%). This interest does not revert; it permanently increases to 70%.

5.	Success Criteria: The earn-in is based on the completion of the drilling obligations. The agreement does not require the wells to be commercially successful for the interest to be earned; the interest is earned even if a well is a dry hole.

Key Factors Affecting Performance

Our future financial and operational performance will depend on a number of key factors, including:

●	Exploration and Drilling Results – Our ability to discover commercial quantities of hydrocarbons through our planned drilling program will be the primary driver of future value creation.

●	Commodity Prices – Future cash flows will depend heavily on oil and natural gas prices, which affect the economic viability of development activities.

●	Capital Availability – Exploration and development activities in frontier basins require substantial capital. Our ability to access capital on acceptable terms will influence the pace and scale of our program.

●	Regulatory Environment – Our operations are subject to Greenland’s exploration licensing requirements, environmental standards, and permitting processes.

●	Geological and Technical Uncertainty – The Jameson Land Basin is a frontier basin with limited seismic data and no modern well control. Our ability to accurately interpret subsurface structures is critical.

●	Operating and Administrative Costs – While currently limited, these costs will increase as we begin drilling and field operations.

Market Conditions

The oil and gas industry is cyclical and significantly affected by commodity price volatility, global supply and demand dynamics, geopolitical events, and macroeconomic conditions. Prices for crude oil, natural gas, and natural gas liquids have historically been volatile and are expected to remain so.

Although we are not currently producing hydrocarbons, sustained periods of low commodity prices could make it uneconomic to develop any discoveries, reduce investor appetite for frontier exploration projects, and impair our ability to raise capital. Conversely, a high commodity price environment may increase drilling costs and service availability constraints.

We do not currently utilize derivative instruments to hedge commodity price exposure, as we have no production. We may consider hedging strategies in the future if and when we commence production.

Results of Operations

Key Operating Metrics

March GL is an exploration-stage energy company with no current production, proved reserves, or established revenue streams. As such, we do not presently rely on traditional operating metrics, such as daily production volumes, lifting costs, reserve replacement ratios, or production efficiency, that are commonly utilized by producing oil and gas companies. Until commercial operations commence, our performance will be measured primarily through the progress and results of our exploration activities.

Key indicators that management expects to monitor include: (i) the number of exploration wells drilled, completed, and evaluated within budgeted cost and schedule parameters; (ii) the percentage of wells meeting predefined geological and technical success criteria as outlined in our exploration program; and (iii) total capital deployed on exploration relative to our approved capital budget. These measures provide management with a framework to assess operational execution, capital efficiency, and the degree of de-risking achieved across our acreage position in the Jameson Land Basin. Upon the establishment of production and reserves, we anticipate that additional metrics—such as production volumes, development costs per barrel, and reserve growth—will become relevant measures of operating performance.

Period from Inception (March 31, 2025) through September 30, 2025

Revenues

Because we have not commenced operations, we did not record revenues during the period from inception through September 30, 2025.

Cost of Revenues

Because we have not commenced operations and have no revenues, we did not incur any costs of revenues during the period from inception through September 30, 2025.

Gross Profit

The Company did not record a gross profit during the period from inception through September 30, 2025.

Operating Expenses

Operating expenses during this period primarily consisted of:

●	General and administrative expenses, including personnel, professional services, and other corporate costs;

●	Geological and geophysical expenditures, including license maintenance fees and early-stage data acquisition; and

●	Transaction and regulatory costs associated with the preparation for this offering and compliance with Greenland licensing requirements.

For the period from inception (March 31, 2025) through September 30, 2025, total operating expenses were $3,091,094, reflecting general and administrative expenses (principally professional fees and management services) and geological and regulatory costs associated with Greenland license maintenance and early-stage technical evaluation.

Liquidity and Capital Resources

As of September 30, 2025, we had cash and cash equivalents of $111,948. Since inception, we have financed our operations through equity contributions from founders and early investors. We expect that the net proceeds from this offering will provide the primary source of capital for our initial exploration and drilling program in the Jameson Land Basin.

We anticipate that our cash requirements will increase significantly as we commence drilling operations, acquire additional seismic data, and progress through permitting and environmental studies. Our future capital requirements will depend on the results of our initial wells, the pace of development, regulatory timelines, and prevailing commodity prices.

We may seek additional capital through equity offerings, strategic partnerships, joint ventures, or debt financing. There can be no assurance that such financing will be available on acceptable terms or at all.

Cash Flows

Period from Inception (March 31, 2025) through September 30, 2025

The following table summarizes our cash flows for the period from inception through September 30, 2025:

For the period from inception (March 31, 2025) through September 30, 2025	($ in thousands)
Net cash used in operating activities	(3,915)
Net cash used in investing activities	-
Net cash provided by financing activities	4,027
Net increase in cash and cash equivalents	112
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	112

Net cash used in operating activities during the period from inception through September 30, 2025, was approximately $3,914,000, primarily consisting of general and administrative costs, geological and geophysical expenses, and costs associated with establishing our corporate structure and preparing for this offering.

Because we have not yet commenced production or drilling operations, our operating cash flows reflect primarily exploration-stage overhead and planning activities, including license payments in Greenland, technical and consulting fees, legal and regulatory expenses, and initial staffing and professional service costs incurred to support the Company’s organizational development and public-company readiness.

Investing Activities

We had no investing activities during the period from inception through September 30, 2025, as we have not yet initiated drilling, acquired property or equipment, or completed asset transactions.

Financing Activities

We had no financing activities during the period from inception through September 30, 2025. Our initial funding has been through founder capital contributions, which occurred prior to the inception date. We have not incurred any debt or paid any distributions.

Capital Resources and Outlook

We expect that the net proceeds from this offering, combined with our existing cash, will fund the majority of our initial exploration and drilling program in the Jameson Land Basin, including permitting, seismic data acquisition, and the planned drilling of three exploratory wells.

Future capital requirements will depend on the outcomes of these exploratory wells, potential follow-on appraisal activities, and the availability of financing sources. If our initial wells are successful, we expect to pursue additional equity or strategic partnerships to fund the appraisal and development phases.

Management believes that March GL’s current liquidity and capital resources will be sufficient to meet business needs for at least the next 12 months.

Commitments and Contingencies

In July 2025, the Company entered into a booking and cancellation agreement with Desgagnés Transarctik Inc. for Arctic sealift services. Under the terms of the agreement, the Company’s initial deposit of approximately CAD $1.19 million may be applied as a credit toward a 2026 voyage to Jameson Land. If such voyage does not occur during the 2026 shipping season, the deposit will be forfeited as full settlement of the 2025 cancellation, representing a potential loss contingency.

The Company also executed a consulting work order with Halliburton Energy Services, Inc. totaling approximately $0.4 million for project planning and technical services through December 2025. These expenditures are expected to be incurred in the ordinary course of operations.

Future Liquidity Outlook

We expect that our existing cash resources, together with the net proceeds from this offering, will be sufficient to meet our operating needs, including geological and geophysical expenditures, license fees, permitting costs, and general administrative expenses, for at least the next twelve months.

Because we are an exploration-stage company with no current production or revenues, our future liquidity will depend primarily on the timing and amount of funds raised through equity offerings or other external financing. Over the longer term, our liquidity will also depend on the success of our planned exploration and drilling program, future commodity price realizations if commercial discoveries are made, and our ability to access capital markets to fund drilling and development activities.

Sustained changes in commodity prices, delays in drilling, or increased operating costs may influence our cash flow requirements and could require us to adjust our capital allocation priorities, including the pace of exploration activities or the timing of capital expenditures.

Working Capital

We actively monitor working capital levels to ensure that we have sufficient liquidity to fund ongoing operations. As of September 30, 2025, we had cash and cash equivalents of $111,948. This cash balance is expected to fund a portion of our initial exploration activities and general corporate purposes.

We have not generated revenues to date and have not incurred any capital expenditures related to drilling or development. All cash flow activity since inception has been related to operating activities, including geological and geophysical studies, license payments, professional services, and administrative expenses.

Our future capital requirements will depend on the results of our initial drilling program, regulatory timelines, and our ability to access additional financing. We currently expect to meet near-term capital needs from existing cash resources and the proceeds of this offering.

Off-Balance Sheet Arrangements

As of September 30, 2025, we did not have any off-balance sheet arrangements, as defined in Item 303 of Regulation S-K.

Contractual Obligations

Our material contractual obligations consist primarily of license commitments in Greenland, including annual license fees and minimum work program requirements. We do not currently have any drilling rig contracts, long-term debt, or other significant obligations.

Critical Accounting Estimates

Our financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Because we are in an early stage of operations, our critical accounting policies primarily relate to exploration costs, impairment assessments, and share-based compensation.

Exploration costs are expensed as incurred until proved reserves are established. We will continue to evaluate our accounting policies as our operations evolve and as drilling and development activities commence.

Quantitative and Qualitative Disclosures about Market Risk

March GL is currently an exploration-stage company with no revenues and limited operating history. As such, the Company’s exposure to market risks is minimal and primarily relates to general macroeconomic conditions, fluctuations in foreign currency exchange rates, and potential future commodity price volatility. The Company does not engage in any trading or hedging activities and has not entered into derivative or other financial instruments for risk management or speculative purposes.

Foreign Currency Risk

Certain expenditures, including consulting services and logistics costs associated with the Company’s Greenland exploration program, are denominated in Canadian dollars and Danish kroner. Although the Company’s functional currency is the U.S. dollar, fluctuations in foreign exchange rates could affect the U.S. dollar-equivalent cost of those expenditures. Management monitors exchange rate movements but does not currently utilize currency-hedging instruments, given the limited volume of foreign-currency transactions to date.

Commodity Price Risk

Because the Company has not commenced production and does not currently hold proved or probable reserves, it is not directly exposed to crude oil or natural-gas price fluctuations. However, sustained changes in global commodity prices could influence future capital availability, exploration economics, and investor sentiment toward frontier hydrocarbon projects.

Interest Rate and Credit Risk

The Company’s cash balances are maintained in highly liquid accounts with major financial institutions and do not bear material interest-rate exposure. The Company does not currently have outstanding debt obligations and, accordingly, is not exposed to interest-rate or counterparty credit risk related to borrowings.

Equity Price Risk

Although the Company is privately held as of the filing date, following the completion of the business combination the Company’s common stock may be subject to market price volatility. Equity prices may be affected by overall market conditions, industry performance, and investor perception of early-stage energy companies. The Company does not hold marketable equity securities and, therefore, has no direct exposure to changes in equity values other than potential volatility in its own share price following listing.

Inflation Risk

Rising inflation in Canada, Denmark, or the United States could increase costs associated with technical services, transportation, and field logistics. Because most contracts are short-term and denominated in fixed prices, the Company’s current exposure is limited; however, sustained inflation could increase exploration and development costs in future periods.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires additional annual and interim disclosures of significant segment expenses regularly provided to the chief operating decision maker and related items. The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with retrospective application and early adoption permitted. We currently operate as a single reportable segment; accordingly, we do not expect adoption to have a material impact on our financial statements, though it may expand our segment disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances annual disclosures related to the rate reconciliation and disaggregation of income taxes paid, among other items. The standard is effective for annual periods beginning after December 15, 2024, with prospective application and early adoption permitted. We do not expect a material impact on our financial statements other than expanded disclosures.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), requiring specified disaggregations (e.g., purchases of inventory, employee compensation, depreciation and amortization) and a definition/disclosure of selling expenses. In January 2025, ASU 2025-01 clarified that the guidance is effective for public business entities for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027; early adoption is permitted. We are evaluating the impact and expect the effect to be limited to enhanced disclosures.

In August 2023, the FASB issued ASU 2023-05 (ASC 805-60), which requires a newly formed joint venture to recognize and initially measure its assets and liabilities at fair value on the formation date, with any excess recognized as goodwill. The guidance is effective prospectively for joint ventures formed on or after January 1, 2025; early adoption is permitted. We do not expect an impact unless we form a joint venture in future periods.

SEC Final Rule to Enhance and Standardize Climate-Related Disclosures. On March 6, 2024, the SEC adopted final rules to require registrants to disclose certain climate-related information in registration statements and annual reports. On April 4, 2024, the SEC issued an order staying the final rules pending completion of judicial review of the petitions challenging the final rules. The order does not amend the compliance dates contemplated by the final rules, which are applicable to the Company for fiscal years beginning with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025. The Company is currently evaluating the potential impact of the final rules on its financial statements and related disclosures.

INFORMATION ABOUT GREENLAND EXPLORATION LIMITED

Unless the context otherwise requires, all references in this subsection to the “Company,” “Greenland,” “we,” “us,” or “our” refer to Greenland prior to the consummation of the Business Combination.

Greenland Exploration Limited is a corporation incorporated in the state of Texas on June 9, 2025. The Company is focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market. Other than $148,801 in cash as of September 30, 2025, Greenland does not hold any assets. Additionally, there is no material litigation, arbitration or governmental proceeding currently pending against us or any of our directors and executive officers in their capacity as such.

Greenland is authorized to issue 10,000,000 common shares with no par value. As of September 30, 2025 there were 1,500,000 common shares outstanding. Greenland also has 1,500,000 warrants outstanding as of September 30, 2025 held by Greenland’s management, board and affiliates.

The mailing address of Greenland is 104 S. Walnut Street, Itsaca, IL 60143. After the consummation of the Business Combination, its principal executive office and mailing address shall be that of PubCo located at 3400 East Bayaud Avenue, Suite 400, Denver, CO 80209 and its telephone number is (918)-361-7000. Greenland’s auditor is Fruci & Associates II, PLLC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS OF GREENLAND

Unless the context otherwise requires, all references in this subsection to the “Company,” “Greenland,” “we,” “us,” or “our” refer to Greenland prior to the consummation of the Business Combination.

Overview

Greenland Exploration Limited (“Greenland” or the “Company”) is a corporation incorporated in the state of Texas on June 9, 2025. The Company is focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market.

Recent Development

On June 23, 2025, the Company entered into a non-binding letter of intent with Pelican Acquisition Corporation (“SPAC”), a Cayman Islands exempted company formed as a special purpose acquisition company, for SPAC to acquire all outstanding equity securities of the Company. Simultaneously on June 23, 2025, the Company entered into a non-binding memorandum of understanding (the “March MOU”) with March GL Company, a Texas corporation (“March GL”), regarding Company’s proposed acquisition of a non-operating, non-expense bearing equity participation interest (the “Interest”) in certain oil and gas rights secured by March GL (the “Acquisition”) and the grant of certain exchange rights to March GL. Subsequently, on September 9, 2025, SPAC, Greenland, March GL and certain Merger Subs entered into a definitive Agreement and Plan of Merger. At the closing of the transaction pursuant to the Business Combination Agreement (the “Business Combination”), the combined company will operate under the name Greenland Energy Company (“PubCo”). As consideration for the Business Combination, the holders of March GL common stock immediately prior to the Business Combination will be entitled to receive from PubCo, in the aggregate, 20,000,000 shares of PubCo common stock (the “March GL Merger Consideration”), the holders of Greenland common stock immediately prior to the Business Combination will be entitled to receive from PubCo, in the aggregate, 1,500,000 shares of PubCo common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of PubCo common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. SPAC shareholders will receive one share of PubCo common stock for each share of SPAC common stock they currently hold (subject to redemptions).

March GL has obtained the drilling rights from 80 Mile PLC and its subsidiary company, White Flame Energy A/S, pursuant to which March GL will own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin in the Jameson Land Basin in Greenland.

As of September 30, 2025, the Company had not yet commenced any operations. All activity through September 30, 2025, related to Company’ formation and transaction described above.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities through September 30, 2025 were organizational activities and transaction described.

For the period June 9, 2025 (inception) to September 30, 2025, the Company reported net loss of $28,136, which consists of formation, audit related expenses and other general and administrative expenses.

Liquidity and Capital Resources

As of September 30, 2025, we held a cash balance of $18,398. Our initial liquidity needs were satisfied through $20,000 proceeds received from Company’s management, board of directors and affiliate from the purchase of common shares and warrants (the “$15 Exercise Price Warrants”), a promissory note of $15,000 with FG Nexus Inc. and another promissory note of $160,000 with FG Merchant Partners LP

In order to finance transaction costs in connection with the transaction described above, certain of our officers and directors or affiliate may, but are not obligated to, loan us funds as may be required (“Working Capital Loans”). As of September 30, 2025, there were no Working Capital Loans under this arrangement.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial Business Combination.

Off-Balance Sheet Arrangement

We have no obligations, assets, or liabilities, which would be considered off-balance sheet arrangements as of September 30, 2025.

Contractual Obligations

Advisory Agreement

On June 17, 2025 Company entered into an agreement (the “Advisory Agreement”) with ThinkEquity LLC (“ThinkEquity”) whereby ThinkEquity will serve as non-exclusive advisor to the Company for 12-month term (‘Term”). If the Business Combination is consummated during the Term or the 18-month period following the Term, Company will pay ThinkEquity a cash fee equal to $2,000,000.

Related Party Transactions

Common Stock

On June 17, 2025, we issued an aggregate of 1,500,000 shares of common stock to our management, board of directors and affiliates. for an aggregate purchase price of $10,000 in cash.

Warrants

On June 17, 2025, we issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrant) to our management, board of directors and affiliates. for an aggregate purchase price of $10,000 in cash.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We had identified the following as its critical accounting policies:

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2025.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax Laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year-end is December 31 and no statutory tax deadline has yet occurred.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of September 30, 2025.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chief Executive Officer and Chief Financial Officer in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements.

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of June 9, 2025 (inception). The adoption resulted in disclosure changes only.

EXECUTIVE COMPENSATION

SPAC’s Executive Officer and Director Compensation

Except as set forth herein, none of our officers or directors has received or, prior to our initial business combination, will receive any cash compensation for services rendered to us and no compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence of suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account and the interest income earned on the amounts held in the Trust Account, such expenses would not be reimbursed by us unless we consummate an initial business combination.

Celine & Partners, PLLC, which is controlled by Mr. Hui Chen, the husband of Ms. Chen Chen, who controls the Sponsor, was engaged to provide legal services to us in connection with our IPO and our Business Combination. We will also pay a fee of $10,000 per month to Celine & Partners, PLLC for ongoing legal representation following the consummation our IPO.

After the consummation of the Business Combination, members of our management team who remain with PubCo may be paid consulting, management, or other fees with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders.

SPAC does not intend to take any action to ensure that our directors and executive officers maintain their positions with PubCo after the consummation of the Business Combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with PubCo after the Business Combination. SPAC is not party to any agreements with SPAC’s executive officers and directors that provide for benefits upon termination of employment.

Greenland Executive Officer and Director Compensation

None of our officers or directors has received or, prior to our initial business combination, will receive any cash compensation for services rendered to us and no compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

March GL Executive Officer and Director Compensation

None of our officers or directors has received or, prior to our initial business combination, will receive any cash compensation for services rendered to us and no compensation or fees of any kind, including finder’s fees, consulting fees, and other similar fees, will be paid to our insiders or any of the members of our management team for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is).

MANAGEMENT OF PUBCO FOLLOWING THE BUSINESS COMBINATION

The following table provides information regarding the expected executive officers and members of the PubCo Board upon the Closing:

Name	Age	Position(s)
Robert Price	65	Chief Executive Officer and Director
Ashiq Merchant	48	Chief Financial Officer
Larry G. Swets, Jr.	51	Chairman of the Board
Daniel M. McCabe	75	Director
Melanie Furlan	60	Director
Roderick McIllree	52	Director
Scott D. Wollney	55	Director
Hassan R. Baqar	48	Director

Executive Officers

Robert Price

Robert B. Price, our Chief Executive Officer and director, is a seasoned energy executive and entrepreneur with more than three decades of experience developing exploration and production ventures, manufacturing operations, and strategic acquisitions. He has led multiple companies across the energy, real estate, and industrial sectors. Mr. Price since 1991 is also the founder and president of Brooks Energy Company, an oil and natural gas exploration and production company in the mid-Continent and Rocky Mountain regions in the U.S. Mr. Price was previously a founding member and majority owner of Escalante H2 Power, a hydrogen electrical generation business in New Mexico, which sold to Tallgrass Energy. From 2022 to 2025, Mr. Price served as managing partner of LN Energy, which owns a proven 68 BCF natural gas field in Italy. From 2021 to 2023, Mr. Price served as Chief Executive Officer of Total Helium (now Altura Energy Corp), a company engaged in helium exploration, production, and storage, serving as a domestic supplier of helium which was funded in part by The Linde Group. From 2015 to 2020, Mr. Price served as Chief Executive Officer of Highlands Natural Resources, which focused on developing horizontal oil and gas wells in the DJ Basin of Colorado through a development agreement with ConocoPhillips and funding from private equity groups including Siguler Guff and Halliburton. Highlands Natural Resources subsequently sold to the True Companies in Casper Wyoming. From 2007 to 2013, Mr. Price served as founder and chairman of Zeledyne, which acquired and operated Ford Motor Company’s glass division. From 2005 to 2008, Mr. Price also served as the owner and manager of S&R Compression, a natural gas compressor manufacturing and rental business. From 1989 to 2001, Mr. Price served as Vice President, Trust Officer, and Oil & Gas Trust Energy Department Manager at First National Bank & Trust Company in Tulsa (now JPMorgan Chase). In addition to his corporate roles, Mr. Price has served in public service and regulatory capacities. He has served on the U.S. Department of Interior’s Royalty Policy Committee (formerly Mineral Management Service) and on the Tulsa Technology Center governing board. He also served as a Commissioner of State of Colorado Economic Development Commission. Mr. Price holds a B.A. from the University of Colorado at Denver and a J.D. from the University of Tulsa.

Ashiq Merchant

Ashiq Merchant will serve as Chief Financial Officer of PubCo upon Closing. Mr. Merchant is a senior finance executive with over 25 years of experience in multinational, publicly listed energy companies. His professional expertise includes financial reporting and analysis, corporate governance, risk management, capital investment evaluation, and internal control frameworks applicable to companies listed on U.S. securities exchanges.

Since September 2025, Mr. Merchant has served as Assistant Director at Services Australia with leadership experience in financial governance, performance reporting, compliance, and executive advisory within a large, complex government organization. From September 2000 to September 2025, Mr. Merchant was employed by BP, where he held progressively senior finance leadership roles across upstream and downstream businesses in multiple international jurisdictions, including the Middle East and North America.

During this period, Mr. Merchant held positions with responsibility for financial reporting, internal controls, budgeting and forecasting, performance management, capital allocation, and joint-venture financial oversight. His experience includes supporting strategic initiatives, transactions, restructurings, and complex operating environments, as well as maintaining financial discipline within regulated, publicly reported businesses.

Mr. Merchant has extensive experience working with Boards of Directors, Audit Committees, executive management teams, and external auditors and advisors, and has been involved in the preparation and review of materials supporting corporate governance, risk management, and regulatory compliance consistent with U.S. public company standards.

Mr. Merchant holds a Bachelor’s degree in Business and Accounting. He is a Certified Public Accountant (CPA- United States) and is also a member of the Association of Chartered Certified Accountants (ACCA).

Directors

Larry G. Swets, Jr.

Larry G. Swets Jr. will serve as a member of PubCo’s board of directors. Mr. Swets has over 25 years of experience within financial services encompassing both non-executive and executive roles.

Mr. Swets founded Itasca Financial LLC, an advisory and investment firm, in 2005 and has served as its managing member since inception. Mr. Swets also founded and is the President of Itasca Golf Managers, Inc., a management services and advisory firm focused on the real estate and hospitality industries, in August 2018 and director of GreenFirst Forest Products Inc. (TSXV: GFP), a public company focused on investments in the forest products industry, since June 2016. Since September 2023, Mr. Swets has served as Chief Executive Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination. Since Februaury 2024, Mr Swets has served as Head of Merchant Banking of FG Nexus Inc.(“FGNX”), formerly FG Financial Group Inc. (“FGF”) which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company. Mr. Swets has also served as a senior advisor to Aldel Financial II Inc. since October 2024, a special purpose acquisition companies in the process of completing its business combination. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Swets serves as CEO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector. Since September 2024, Mr. Swets serves as Executive Chairman of Saltire Capital Ltd. (TSX: SLT). Since June 2025, Mr. Swets has served as Chief Executive Officer of Greenland Exploration Corp. Since September 29, 2025 Mr. Swets has served as Chief Executive Officer of FG Imperii Acquisition Corp., a special purpose acquisition company in the process of completing its IPO and is focused on searching for a target company in the financial services sector.

Previously, Mr. Swets served as a director of FG Merger Corp. (Nasdaq: FGMCU), a special purpose acquisition company which merged with iCoreConnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, from February 2022 to August 2023, and as a director and Chief Executive Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit, from July 2020 to July 2021. From October 2021 to September 2024, Mr. Swets also served as Chief Executive Officer and a member of the board of directors of FG Acquisition Corp (TSX:FGAA.U), a special purpose acquisition company which merged with Strong/MDI Screen Systems, Inc. and was renamed as Saltire Capital Ltd. (TSX: SLT). Mr.Swets served as Senior Advisor to Aldel Financial Inc. (NYSE: ADF), a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market, from April 2021 to December 2021.

Mr. Swets also served as Chief Executive Officer of FG Nexus (“FGNX”), formerly FG Financial Group Inc. (“FGF”). from November 2020 to February 2024, after having served as interim CEO from June 2020 to November 2020, Chief Executive Officer of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.) from June 2016 to June 2021, Chief Executive Officer of Kingsway Financial Services Inc. (NYSE: KFS) from July 2010 to September 2018, including as its President from July 2010 to March 2017. He served as Chief Executive Officer and director of 1347 Capital Corp., a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB), from April 2014 to July 2016. He was also a founder and served as Chairman of the Board of Unbounded Media Corporation from June 2019 to September 2023. Mr. Swets also previously served as a member of the board of directors of FG Nexus, formerly FG Financial Group Inc., from November 2013 to February 2024, FG Group Holdings, Inc. from October 2021 to February 2024, Harbor Custom Development, Inc. (Nasdaq: HCDI) from February 2020 to November 2023, Limbach Holdings, Inc. (Nasdaq: LMB) from July 2016 to August 2021, Kingsway Financial Services Inc. (NYSE: KFS) from September 2013 to December 2018, Atlas Financial Holdings, Inc. (OTC: AFHIF) from December 2010 to January 2018, FMG Acquisition Corp. (Nasdaq: FMGQ) from May 2007 to September 2008, United Insurance Holdings Corp. from 2008 to March 2012; and Risk Enterprise Management Ltd. from November 2007 to May 2012. Mr. Swets served as director of Insurance Income Strategies Ltd. from October 2017 to December 2021.

Prior to founding Itasca Financial LLC, Mr. Swets served as an insurance company executive and advisor, including the role of director of investments and fixed income portfolio manager for Lumbermens Mutual Casualty Company, formerly known as Kemper Insurance Companies. Mr. Swets began his career in insurance as an intern in the Kemper Scholar program in 1994. Mr. Swets earned a Master’s Degree in Finance from DePaul University in 1999 and a Bachelor’s Degree from Valparaiso University in 1997. He is a member of the Young Presidents’ Organization and holds the Chartered Financial Analyst (CFA) designation.

Daniel M. McCabe

Daniel M. McCabe will serve as a member of PubCo’s board of directors upon Closing. Mr. McCabe has extensive experience in the legal sector. He began his legal career as an assistant clerk of the Superior Court at Stamford from 1974 to 1976. He has operated his own legal practice, Daniel McCabe LLC, a general practice law firm in Connecticut founded in 1982, where he advises individuals and business entities on commercial transactions, business organizations, and complex litigation. He also serves as an Adjunct Professor of Business Law at Sacred Heart University.

Since September 1985, Mr. McCabe has served as the Managing Partner of 1200 Summer Street Association. He currently serves on the boards of several special purpose acquisition companies, including Yotta (since April 2022), Quetta (since August 2023), Black Hawk Acquisition Corporation (since March 2024), Quartzsea Acquisition Corporation (since March 2025), Quantumsphere (since August 2025), and Pelican Acquisition Corporation (since May 2025). He will also serve as an independent director of GalaxyEdge Acquisition Corporation and QuasarEdge Acquisition Corporation upon the effectiveness of their respective registration statements.

Earlier in his career, Mr. McCabe held several public service and leadership positions, including Chairman of the Stamford Housing Authority, Co-chair of the Stamford Reapportionment Committee, Member of the Board of Parole for the State of Connecticut, Chairman of the Republican Town Committee of Stamford, and Counsel to the Stamford Water Pollution Control Authority. He also served as Corporation Counsel for the City of Stamford, acting as chief legal counsel and advisor to Mayor Stanley Esposito.

Melanie Furlan

Melanie Furlan will serve as a member of PubCo’s board of directors upon the Closing. Ms. Furlan is a seasoned executive with more than 30 years of leadership experience in healthcare, philanthropy, and nonprofit consulting. Since November 2021, Ms. Furlan has served as the Chief Philanthropy Officer for Ascension Illinois, a $3 billion 15 hospital health system. At Ascension Illinois, Ms. Furlan also served on the Executive Leadership Team and provided strategic oversight of the system’s foundation boards. She successfully guided the foundation through the dissolution of AMITA Health, restructuring governance and operations while maintaining board engagement, staff continuity, and donor confidence. Under her leadership, the foundation raised $27 million in fundraising during FY22, marking the most successful year in its history.

From October 2018 to October 2021, Ms. Furlan served as Chief Philanthropy Officer for AMITA Health Foundations, where she directed governance and fiduciary oversight for three foundation boards supporting 19 hospitals within a $4 billion system. She consolidated seven foundations into three legal entities, dissolved eight underperforming boards, and strengthened governance and fiduciary focus. During her tenure, she raised $200 million, including 13 transformational seven-ﬁgure gifts, while increasing return on investment by 63%.

From July 2007 to September 2018, Ms. Furlan served as Vice President of the Alexian Brothers Health System Foundation, where she recruited and engaged a new foundation board of more than 60 leaders, aligning governance with system strategy. She also held senior roles with Latz Bruni Partners, advising nonprofit boards on strategic planning and capital campaigns, and with the American Red Cross of Greater Chicago, where she staffed the Board of Governors and led a strategic planning process featured in a Board Source best practices video.

Ms. Furlan has also served on numerous boards, including the Ascension Philanthropy Leadership Council, Housing and Health Alliance, Gift of Adoption Fund National Board, Hinsdale Humane Society, Community Memorial Foundation Grant Committee, and United Way of Chicago Grant Committee. She has also been a mentor and faculty member at the Alexian Brothers Leadership Institute, supporting governance and leadership development.

Ms. Furlan holds a Master of Social Work in Management and Policy from the University of Illinois–Chicago and a Bachelor’s in Speech Communications from Elmhurst College.

Roderick McIllree

Roderick McIllree will serve as a member of PubCo’s board of directors upon the Closing. Mr. McIllree is a senior mining executive with 25 years of knowledge and experience in M&A, project generation, project management, logistic, finance, and mine production. Since June 2023, Mr. McIllree has served as executive chairman of White Cliff Minerals Ltd, where he manages large teams and complicated international logistic activities with budgets in the $10 million. Since December 2024, Mr. McIllree has served as executive director of the 80 Mile PLC, where he also manages large teams and oversees complicated international logistic activities. From June 2014 to 2022, Mr. McIllree served as managing director of the Bluejay Mining PLC. Mr. McIllree has held previous roles as founding management/investor of Medusa Gold Mining, Kingsrose Gold Mining, and Anvil Copper Mining. Mr. McIllree holds a graduate diploma in mineral economics from Curtin University. He is also a graduate of the Kalgoorlie School of Mines.

Scott D. Wollney

Scott D. Wollney will serve as a member of PubCo’s board of directors upon the Closing. Since March 30, 2015, Mr. Wollney has served as a director of FG Nexus Inc. (“FGNX”). Since December 2010, Mr. Wollney has served as the President, Chief Executive Officer and as a Director of Atlas Financial Holdings, Inc. (“Atlas”), a specialty commercial automobile insurance holding company and has served as an independent director and audit committee chairperson on other public company boards. From July 2009 until December 2010, Mr. Wollney was President and Chief Executive Officer of Kingsway America Inc. (“KAI”), a property and casualty holding company and subsidiary of Kingsway Financial Services Inc. From May 2008 to March 2009, he was the President and Chief Executive Officer of Lincoln General Insurance Company (a subsidiary of KAI), a property and casualty insurance company. Mr. Wollney co-founded Avalon Risk Management, Inc., an insurance broker, in 1998, and served as its President, from 2002 to 2008. Mr. Wollney has more than 30 years of experience in property and casualty insurance. During his tenure in the industry, Mr. Wollney has held executive positions at both insurance companies, as well as brokerage operations. Mr. Wollney is an MBA graduate of Northwestern University’s Kellogg School of Management with a concentration in finance and management strategy and holds a Bachelor of Arts degree from the University of Illinois.

Hassan R. Baqar

Hassan R. Baqar will serve as a member of PubCo’s board of directors upon Closing. Mr. Baqar has served as Chief Financial Officer and Director of Greenland Exploration Limited since June 2025. Mr. Baqar has over 20 years of experience within financial services and other industries focused on corporate development, mergers & acquisitions, capital raising, investments and real estate transactions. Mr. Baqar has served as the founder and managing member of Sequoia Financial LLC, a financial services and advisory firm, since January 2019. Mr. Baqar has also serves as a Chief Financial Officer of Aldel Financial II Inc., a special purpose acquisition company in the process of completing its business combination since October 2024, as a Chief Financial Officer of FG Merger II Corp., a special purpose acquisition company in the process of completing its business combination since October 2023, as a director of Fundamental Global Reinsurance Ltd., a Cayman Islands reinsurance company since June 2020. Since November 2025, Mr. Baqar serves as Director of Capital Markets of Saltire Capital Ltd. (TSX: SLT). Since September 2023, Mr. Baqar serves as CFO of FG Merger III Corp., a special purpose acquisition company in the process of completing its IPO. Since September 2025, Mr. Baqar serves as Chief Financial Officer of FG Imperii Acquisition Corp, a special purpose acquisition company in the process of completing its IPO.

Previously, Mr. Baqar served as Chief Financial Officer from September 2024 to November 2025 of Saltire Capital Ltd. (TSX: SLT), Chief Financial Officer from August 2021 to February 2024 and Executive Vice President from December 2021 to February 2024 of FG Nexus Inc. (“FGNX”), formerly FG Financial Group Inc. (“FGF”)., which operates as a Ethereum Treasury Company and previously as a reinsurance and asset management holding company, as Chief Financial Officer of FG New America Acquisition II Corp., a special purpose acquisition company in the process of going public and is focused on merging with a company in the InsureTech, FinTech, broader financial services and insurance sectors from February 2021 to October 2023, as Chief Financial Officer of Insurance Income Strategies Ltd., a former Bermuda based reinsurance company from October 2017 to December 2021, as a director of GreenFirst Forest Products Inc. (TSXV: GFP) (formerly Itasca Capital Ltd.), a public company focused on investments in the forest products industry from August 2019 to December 2021 and as Chief Financial Officer of GreenFirst Forest Products Inc. from June 2016 to December 2020, and as a director and Chief Financial Officer of Unbounded Media Corporation from June 2019 to September 2023, as a director, treasurer and secretary of Sponsor Protection Coverage and Risk, Inc., a South Carolina captive insurance company from October 2022 to April 2024. Mr. Baqar served as a director of FG Merger Corp. (Nasdaq: FGMCU) from December 2021 to August 2023, a special purpose acquisition company which merged with iCoreconnect Inc. (Nasdaq: ICCT), a market leading, cloud-based software and technology company focused on increasing workflow productivity and customer profitability through its enterprise and healthcare workflow platform of applications and services, and as Chief Financial Officer of Aldel Financial Inc. (NYSE: ADF) from January 2021 to December 2021, a special purpose acquisition company which merged with Hagerty, Inc. (NYSE: HGTY), a leading specialty insurance provider focused on the global automotive enthusiast market. From July 2020 to July 2021, Mr. Baqar served as Chief Financial Officer of FG New America Acquisition Corp. (NYSE: FGNA), a special purpose acquisition company, which merged with OppFi Inc. (NYSE: OPFI), a leading financial technology platform that powers banks to help everyday consumers gain access to credit. Previously, he served as Vice President of Kingsway Financial Services Inc. (NYSE: KFS) (“Kingsway”) from January 2014 to January 2019 and as a Vice President of Kingsway’s subsidiary Kingsway America Inc. from January 2010 to January 2019. Mr. Baqar also served as Chief Financial Officer and director of 1347 Capital Corp. from April 2014 to July 2016, a special purpose acquisition company which merged with Limbach Holdings, Inc. (Nasdaq: LMB). Mr. Baqar served as a member of the board of directors of FG Nexus Inc. from October 2012 to May 2015. He also served as the Chief Financial Officer of United Insurance Holdings Corp. (NYSE: UIHC), a publicly held property and casualty insurance holding company, from August 2011 to April 2012.

His previous experience also includes director of finance at Itasca Financial, LLC from 2008 to 2009 and positions held at Lumbermens Mutual Casualty Company (a Kemper Insurance company), a diversified mutual property-casualty insurance provider, from June 2000 to April 2008, where he most recently served as a senior analyst. Mr. Baqar earned a Master’s Degree in Business Administration from Northeastern Illinois University in 2009 and a Bachelor’s Degree in Accounting and Business Administration from Monmouth College in 2000. He also holds a Certified Public Accountant designation.

Composition of the PubCo Board

The business and affairs of PubCo will be managed by or under the direction of the PubCo Board, which will consist of 4 directors designated by the Companies and 1 independent director designated by Sponsor.

The Proposed Certificate of Formation will provide that the number of directors on the PubCo Board shall be fixed exclusively by resolution adopted by the PubCo Board. The Proposed Certificate of Formation and the Proposed Bylaws will provide that the PubCo Board will be divided into three classes, as nearly equal in number as possible, with the directors in each class serving for a three-year term, and one class being elected each year by the stockholders.

When considering whether directors have the experience, qualifications, attributes or skills, taken as a whole, to enable the PubCo Board to satisfy its oversight responsibilities effectively in light of PubCo’s business and structure, the PubCo Board will focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that the directors provide an appropriate mix of experience and skills relevant to the size and nature of PubCo’s business.

In accordance with the Proposed Certificate of Formation and the Proposed Bylaws, each of which will be in effect substantially concurrently with the Closing, the PubCo Board will be divided into three classes with staggered three year terms. At each annual meeting of stockholders after the initial classification, the successors to the directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. The directors will be divided among the three classes as follows:

the Class I directors will be Daniel M. McCabe and Roderick McIllree and their terms will expire at the annual meeting of stockholders to be held in 2027;

the Class II directors will be Scott D. Wollney and Hassan R. Baqar and their terms will expire at the annual meeting of stockholders to be held in 2028; and

the Class III directors will be Larry G. Swets, Jr., Robert Price, and Melanie Furlan and their terms will expire at the annual meeting of stockholders to be held in 2029.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the PubCo Board may have the effect of delaying or preventing changes in control of PubCo. See “Description of PubCo Securities—Anti-Takeover Provisions.”

Director Independence

Upon the Closing, the PubCo Board is expected to determine that each of the directors on the Board other than Robert Price will qualify as an “independent director,” as defined under the Nasdaq rules. In making these determinations, the PubCo Board will consider the current and prior relationships that each director has with PubCo and all other facts and circumstances the PubCo Board deems relevant in determining his or her independence, including the beneficial ownership of PubCo Common Stock by each director, and the transactions involving them described in the section titled “Certain Relationships and Related Person Transactions.”

Committees of the PubCo Board

The PubCo Board will direct the management of PubCo’s business and affairs, as provided by Texas Law, and conducts its business through meetings of the PubCo Board and its standing committees. Effective upon the Closing, the PubCo Board will have 3 standing committees. In addition, from time to time, special committees may be established under the direction of the PubCo Board when necessary to address specific issues. Following the Closing, copies of the charters for each committee will be available on PubCo’s website.

Audit Committee

Our audit committee will be responsible for, among other things:

●	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential, anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters.

Upon the Closing, our audit committee will consist of Scott D. Wollney, Roderick McIllree, and Daniel M. McCabe with Scott D. Wollney serving as Chairperson. The PubCo Board has affirmatively determined that Scott D. Wollney, Roderick McIllree, and Daniel M. McCabe each meet the definition of “independent director” for purposes of serving on the audit committee under the Nasdaq rules and the independence standards under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our audit committee meets the financial literacy requirements of the Nasdaq rules. In addition, the PubCo Board has determined that Scott D. Wollney will qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The PubCo Board will adopt a written charter for the audit committee, which will be available on our principal corporate website at substantially concurrently with the Closing. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be a part of this proxy statement/prospectus.

Compensation Committee

Our compensation committee will be responsible for, among other things:

●	reviewing and approving, or recommending that the PubCo Board approve, the compensation of our Chief Executive Officer and other executive officers;

●	making recommendations to the PubCo Board regarding director compensation; and

●	reviewing and approving incentive compensation and equity-based plans and arrangements and making grants of cash-based and equity-based awards under such plans.

Upon the Closing, our compensation committee will consist of Scott D. Wollney and Melanie Furlan, with Scott D. Wollney serving as Chairperson. The PubCo Board has affirmatively determined that Scott D. Wollney and Melanie Furlan each meet the definition of “independent director” for the purposes of the independence standards under the Nasdaq rules. The PubCo Board will adopt a written charter for the compensation committee, which will be available on our principal corporate website at greenlandenergyco.com substantially concurrently with the Closing. The information on any of our websites is deemed not to be incorporated in this proxy statement/prospectus or to be a part of this proxy statement/prospectus.

Director Nominations

PubCo will not have a standing nominating committee. In accordance with Rule 5605(e)(1) of the NASDAQ Rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. As there will be no standing nominating committee, PubCo will not have a nominating committee charter in place. In accordance with Rule 5605(e)(2), PubCo will via board resolutions address the nominations process and such related matters.

In addition to a recommendation by the majority of independent directors, the stockholders of PubCo who are entitled to vote for the election of directors at an annual or special meeting may also nominate persons for election to PubCo’s board of directors, provided that such stockholders comply with the notice procedures set forth in the Proposed Bylaws.

PubCo has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, PubCo’s board of directors considers educational background, diversity of professional experience, knowledge of PubCo’s business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of PubCo’s stockholders.

Risk Oversight

Upon the Closing, the PubCo Board will be responsible for overseeing the risk management process. The PubCo Board will focus on PubCo’s general risk management policies and strategy and the most significant risks facing PubCo and will oversee the implementation of risk mitigation strategies by management. The PubCo Board will also be apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Compensation Committee Interlocks and Insider Participation

None of the expected members of the PubCo Compensation Committee has ever been an executive officer or employee of PubCo. None of PubCo’s expected executive officers currently serves, or has served during the last completed fiscal year, on the PubCo Board or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers expected to serve on the PubCo Board or Compensation Committee.

Code of Business Conduct and Ethics

Upon the Closing, PubCo will adopt a written code of business conduct and ethics that will apply to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on its website, greenlandenergyco.com. In addition, PubCo intends to post on its website all disclosures that are required by Law or the Nasdaq rules concerning any amendments to, or waivers from, any provision of the code. The information on any of PubCo’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Non-Employee Director Compensation

PubCo expects to adopt a non-employee director compensation policy in connection with the Closing. A description of that policy can be found in “Executive and Director Compensation of PubCo—Post-Business Combination Director Compensation.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to SPAC regarding (i) the beneficial ownership of SPAC Ordinary Shares as of September 30, 2025 (pre-Business Combination) and (ii) the expected beneficial ownership following the Closing (post-Business Combination) of PubCo Common Stock (assuming a No Redemption Scenario, a 50% Redemption Scenario and a Maximum Redemption Scenario as described below) by:

●	each of SPAC’s current executive officers and directors, and all executive officers and directors of SPAC as a group, in each case pre-Business Combination;

●	each person who will become a named executive officer or director of PubCo, and all executive officers and directors of PubCo as a group, in each case post-Business Combination;

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is known to be the beneficial owner of more than five percent of SPAC Ordinary Shares pre-Business Combination; and

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is expected to be the beneficial owner of more than five percent of PubCo Common Stock post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, SPAC believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them. The beneficial ownership of SPAC Ordinary Shares pre-Business Combination is based on 11,998,750 SPAC Ordinary Shares issued and outstanding as of October 31, 2025. The expected beneficial ownership of PubCo Common Stock post-Business Combination assumes three scenarios: (i) no redemption scenario, (ii) 50% redemption scenario, and (iii) maximum redemption scenario. For purposes of calculating the shares of PubCo Common Stock issued and outstanding in such scenarios, it has been assumed that the PubCo Warrants will be unexercised and outstanding. Based on the foregoing assumptions, we estimate that there would be 35,172,375 shares of PubCo Common Stock issued and outstanding in the No Redemption Scenario, 30,859,875 shares of PubCo Common Stock issued and outstanding in the 50% Redemption Scenario and 26,547,375 shares of PubCo Common Stock issued and outstanding in the Maximum Redemption Scenario. If the actual facts are different from the foregoing assumptions, ownership figures in PubCo and the columns under Post-Business Combination in the table that follows will be different.

Pre-Business Combination Beneficial Ownership Table

Pelican Acquisition Corporation

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Ownership
Robert Labbe	-	-
Ping Zhang	-	-
Daniel M. McCabe	-	-
Qi Gong	-	-
All executive officers and directors as a group (4 individuals)(3)	-	-

5% or Greater Shareholders
EarlyBirdCapital, Inc.	286,250	2%
Pelican Sponsor LLC	3,087,500	26%

Greenland Exploration Limited

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Ownership
Larry G. Swets Jr.(2)	300,000	20%
Hassan R. Baqar(3)	300,000	20%
D. Kyle Cerminara(4)	300,000	20%
All executive officers and directors as a group (3 individuals)

5% or Greater Shareholders
FG Merchant Partners LP(5)	600,000	40%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 104 S. Walnut Street, Itasca, IL 60143.
(2)	Larry G. Swets is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.
(3)	Hassan R. Baqar is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.
(4)	D. Kyle Cerminara is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.
(5)

FG Merchant Partners LP is the record holder of the shares reported herein. D. Kyle Cerminara is the managing member of FG Merchant Partners LP. Accordingly, he is deemed to be the beneficial owner of such shares.

March GL Company

Name of Beneficial Owners(1)	Number of Shares Beneficially Owned	Approximate Percentage of Ownership
Robert Price	40,000	36.4%
All executive officers and directors as a group (1 individual)(3)

5% or Greater Shareholders
Roderick McIllree	10,000	9.49%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 3400 East Bayaud Avenue, Suite 400, Denver, CO 80209.
(2)	Robert Price is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.
(3)	Roderick McIllree is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.

Post-Business Combination Beneficial Ownership Table

	(Assuming No Redemptions)			(Assuming 50% Redemption)			(Assuming Maximum Redemption)
Name of Beneficial Owner	Number of Shares	% of Combined Company Common Stock	Combined Voting Power	Number of Shares	% of Combined Company Common Stock	Combined Voting Power	Number of Shares	% of Combined Company Common Stock	Combined Voting Power
Robert Price(1)	7,272,728	21.60%	21.60%	7,272,728	24.77%	24.77%	7,272,728	29.04%	29.04%
Ashiq Merchant	-	-	-	-	-	-	-	-	-
Larry G. Swets Jr.(2)	300,000	*	*	300,000	*	*	300,000	*	*
Melanie Furlan(4)	14,545	*	*	14,545	*	*	14,545	*	*
Daniel M. McCabe	-	-	-	-	-	-	-	-	-
Roderick McIllree(5)	1,818,182	5.40%	5.40%	1,818,182	6.19%	6.19%	1,818,182	7.3%	7.3%
Scott Wollney	-	-	-	-	-	-	-	-	-
Hassan R. Baqar	-	-	-	-	-	-	-	-	-
All executive officers and directors as a group (8 persons)	7,572,728			7,572,728			7,572,728

5% Holders of PubCo Common Stock
Pelican Sponsor LLC(3)	1,958,750	5.8%	5.8%	1,958,750	6.7%	6.7%	1,958,750	7.82%	7.82%
FG Merchant Partners LP	1,394,887	4.14%	4.14%	1,394,887	4.8%	4.8%	1,394,887	5.6%	5.6%

*	Less than 1%

[1]	Robert Price will own approximately 7,272,728 common stock of PubCo. at close of Business Combination.
[2]	Larry G. Swets Jr. will own approximately 300,000 common stock of PubCo. at close of Business Combination.
[3]	Consist of 212,500 common stocks underlying private unit and 21,250 common stocks underlying private unit rights held by Sponsor. Also includes 2,156,250 founder shares after 718,750 founder shares that will be forfeited by Sponsor at close of business combination. Subsequently Sponsor will transfer 20% of the remaining founder shares after the forfeiture (or for avoidance of doubt 431,250 founder shares) to FG Merchant Partners LP, a shareholder of March GL. As a result Sponsor will hold 1,725,000 founder shares.
[4]	Melanie Furlan will own approximately 14,545 common stock of PubCo at the close of the Business Combination. Ms. Furlan is the record holder of the shares reported herein. Accordingly, she is deemed to be the beneficial owner of such shares.
[5]	Roderick McIllree will own approximately 1,818,182 common stock of PubCo at the close of the Business Combination. Mr. McIllree is the record holder of the shares reported herein. Accordingly, he is deemed to be the beneficial owner of such shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions - SPAC

Founder Shares

On August 22, 2024, SPAC issued to the Sponsor 2,875,000 SPAC Ordinary Shares for an aggregated consideration of $25,000, or approximately $0.0087 per ordinary share, among which, up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 25% of SPAC’s issued and outstanding shares after the IPO (excluding the Private Shares and the EBC founder shares and assuming they do not purchase any SPAC Public Shares in the IPO).

As a result of the underwriter’s full exercise of its over-allotment option on May 30, 2025, no shares are subject to forfeiture. As of October 31, 2025, there were 2,875,000 Founder Shares issued and outstanding.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is 180 days after the completion of SPAC’s initial business combination. The holders of the Private Placement Units also agreed not to transfer any ownership interest in, except to permitted transferees, their Private Placement Units until 30 days following the completion of the business combination.

Promissory Note

On August 22, 2024 and April 28, 2025, the Sponsor agreed to loan SPAC up to an aggregate amount of $200,000 and $500,000, respectively, to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Notes”). The Promissory Notes are unsecured, interest-free and due the date on which SPAC closes the IPO. The outstanding loan balance was repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account on May 27, 2025. As of October 31, 2025 and January 31, 2025, SPAC had $0 and $200,000 outstanding loan balance under the Promissory Note, respectively.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, SPAC’s officers and directors, or their affiliates/designees may, but are not obligated to, loan SPAC funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If SPAC completes the initial Business Combination, it would repay such loaned amounts. In the event that the initial Business Combination does not close, SPAC may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans (“Working Capital Loans”) may be convertible into private units, at a price of $10.00 per unit at the option of the lender, upon consummation of its initial Business Combination. The units would be identical to the Private Placement Units.

As of October 31, 2025, SPAC had no borrowings under the Working Capital Loans.

Administrative Services Agreement

SPAC entered into an Administrative Services Agreement with the Sponsor on August 22, 2024, commencing on the effective date of the registration statement through the earlier of the initial business combination or the liquidation of SPAC, to pay the Sponsor a total of $15,000 per month for office space and administrative and support services. On April 4, 2025, SPAC and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000. SPAC incurred $60,000 and $105,806 for each of the three and nine months ended October 31, 2025, respectively, of which $5,806 was unpaid and accrued in the administrative fees due to the Sponsor on the accompanying unaudited condensed balance sheet as of October 31, 2025. The Company did not incur any administrative fees during fiscal year ended January 31, 2025.

Other

On August 13, 2024, SPAC engaged Celine & Partners PLLC (“Celine”) to represent it in connection with the IPO for a fee of $350,000. Celine is controlled by Mr. Hui Chen, who is the husband of Ms. Chen Chen, who controls the Sponsor. Retainer payments totaling $100,000 are payable upon meeting each milestone: (i) an initial retainer fee of $50,000 and (ii) $50,000 upon the initial filing with the SEC of the registration statement for the IPO. The balance of $250,000 will be paid upon the closing of IPO. On January 10, 2025, SPAC revised its engagement agreement with Celine to include $100,000 legal fees for additional legal services. The outstanding balance of $350,000 was paid prior to the closing of the IPO.

Additionally, SPAC engaged Celine to represent it for all U.S. corporate and securities compliance matters. A flat fee of $10,000 per month is charged for the ongoing public reports such as Form 10-Qs, 10-Ks, Form 8-Ks and press releases. On January 10, 2025, SPAC and Celine amended the engagement letter to increase the monthly fee to $20,000.

SPAC incurred $60,000 and $100,000 in legal fees for each of the three and nine months ending October 31, 2025, respectively; of which $80,000 was paid. The unpaid $20,000 was included in the accrued expenses on the accompanying unaudited condensed balance sheets as of October 31, 2025.

On May 5, 2025, SPAC engaged Celine to represent it in all corporate and securities compliance matters in connection with its initial business combination and agrees to pay the following fees: (i) an initial retainer fee of $50,000; (ii) $50,000 upon execution of the Business Combination Agreement (BCA) related to the SPAC merger; (iii) $50,000 upon filing Form F-4 with the SEC; (iv) $50,000 upon receipt of SEC comments and providing corresponding responses; and (v) an closing fee of $50,000.

Policy for Approval of Related Party Transactions

The audit committee of our board of directors has adopted a charter providing for the review, approval or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation S-K as promulgated by the SEC, by the audit committee. At its meetings, the audit committee is provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that SPAC has already committed to, the business purpose of the transaction, and the benefits of the transaction to SPAC and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chair of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee determines to permit or to prohibit the related party transaction.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

Certain Relationships and Related Person Transactions – The Companies

Subscription Agreements

On June 17, 2025, the Company entered into several subscription agreements with its directors, officers, and affiliates, pursuant to which such persons and entities subscribed for shares of common stock and warrants of the Company as described below. Each subscription was made subject to the Company’s Certificate of Formation, By-Laws, and the terms of a separate warrant agreement.

On June 17, 2025, D. Kyle Cerminara, a director of the Company, entered into a subscription agreement with the Company pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Cerminara agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Hassan Raza Baqar, an officer of the Company, entered into a subscription agreement with the Company pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Baqar agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Larry G. Swets, Jr., a director and Chief Executive Officer of the Company, entered into a subscription agreement with the Company pursuant to which he subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, Mr. Swets agreed to pay $2,000 and $2,500, respectively.

On June 17, 2025, Fundamental Global Inc., an affiliate of D. Kyle Cerminara, entered into a subscription agreement with the Company pursuant to which it subscribed for 300,000 shares of common stock. In consideration for the issuance of the shares, Fundamental Global Inc. agreed to pay $2,000.

On June 17, 2025, FG Merchant Partners, LP, an affiliate of Fundamental Global Inc., entered into a subscription agreement with the Company pursuant to which it subscribed for 300,000 shares of common stock and 375,000 warrants. The warrants have an exercise price of $15.00 per share and a 10-year expiration from the date of the Company’s business combination. In consideration for the issuance of the shares and warrants, FG Merchant Partners, LP agreed to pay $2,000 and $2,500, respectively.

Each of the foregoing subscriptions was authorized by the Company’s board of directors and was entered into on arms’ length terms. The shares and warrants issued pursuant to these agreements are subject to the Company’s organizational documents and the terms of the applicable warrant agreement.

Promissory Notes

On July 17, 2025, Greenland borrowed $15,000 under a promissory note (the “FGF Note”) with Fundamental Global Inc. The FGF Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination. There was $15,000 outstanding as of October 20, 2025 under the FGF Note.

On August 28, 2025, Greenland borrowed $160,000 under a promissory note (the “FGMP Note”) with FG Merchant Partners LP. The FGMP Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination. There was $160,000 outstanding as of October 20, 2025 under the FGMP Note.

On September 4, 2025, Greenland borrowed $100,000 under a promissory note (the “FGMP Note 2”) with FG Merchant Partners LP. The FGMP Note 2 is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date Greenland closes its Business Combination. There was $100,000 outstanding as of October 20, 2025 under the FGMP Note 2.

On October 27, 2025, Greenland borrowed $200,000 under a promissory note (the “FGMP Note 3”) with FG Merchant Partners LP. The FGMP Note 3 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date Greenland closes its Business Combination. There was $200,000 outstanding as of December 30, 2025 under the FGMP Note 3.

Common Stock

On June 17, 2025, Greenland issued an aggregate of 1,500,000 shares of common stock to its management, board of directors and affiliates. for an aggregate purchase price of $10,000 in cash.

Warrants

On June 17, 2025, Greenland issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrant) to its management, board of directors and affiliates. for an aggregate purchase price of $10,000 in cash.

Management Services Agreement

On March 31, 2025, March GL entered into a management services agreement with Robert Price, a significant shareholder, to provide general management and executive services and certain reimbursable costs. Under this agreement, Mr. Price acted in the capacity of Chief Executive Officer and provided strategic, operational, and administrative support to March GL.

The agreement was entered into on terms management believes are consistent with those that would have been negotiated with an unrelated third party. As of September 30, 2025, there were no outstanding payables or receivables related to this arrangement.

Statement of Policy Regarding Transactions with Related Persons

PubCo will adopt a formal written policy that will be effective upon the completion of the Business Combination providing that PubCo’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of PubCo’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with PubCo without the approval of PubCo’s audit committee, subject to certain exceptions. For more information, see the section entitled “Management of the PubCo Following the Business Combination - Related Person Policy of PubCo.”

COMPARISON OF CORPORATE GOVERNANCE AND SHAREHOLDER RIGHTS

This section describes the material differences between the rights of SPAC shareholders before the consummation of the Business Combination, and the rights of PubCo stockholders after the Business Combination. These differences in shareholder rights result from the differences between the respective governing documents of SPAC and PubCo.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. SPAC shareholders are urged to carefully read the relevant provisions of the Proposed Governing Documents that will be in effect as of consummation of the Business Combination (which forms are included as Annex B and Annex C to this proxy statement/prospectus). References in this section to the Proposed Governing Documents are references thereto as they will be in effect upon consummation of the Business Combination. However, the Proposed Governing Documents may be amended at any time prior to consummation of the Business Combination by mutual agreement of SPAC and PubCo or after the consummation of the Business Combination by amendment in accordance with their terms. If the Proposed Governing Documents are amended, the below summary may cease to accurately reflect the Proposed Governing Documents as amended.

	PubCo	SPAC
Authorized Share Capital	According to the Proposed Certificate of Formation, the authorized share capital of PubCo will consist of 500,000,000 shares of common stock and 10,000 shares of preferred stock.	According to the SPAC’s amended and restated memorandum of association, the authorized share capital of the SPAC is USD 50,000 divided into 500,000,000 ordinary shares, par value USD 0.0001 per share.
Rights of Preferred Shares	The directors may issue from time to time, out of the authorized share capital of PubCo (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the members.

Under the SPAC’s amended and restated articles of association, the board of directors has general and unconditional authority to issue unissued ordinary shares with or without preferred, deferred or other special rights or restrictions, including with respect to dividends, voting or return of capital, without shareholder approval, subject to Cayman Islands law.

Number and Qualification of Directors	Unless otherwise determined by PubCo in a general meeting, the number of directors shall be no less than not less than three persons provided however that the board of directors may increase or reduce the limits in the number of directors from time to time. According to the Proposed Certificate of Formation, no qualifications are necessary for directors; provided, however, shareholders may set certain qualifications for directors from time to time.	Under the SPAC’s amended and restated articles of association, the number of directors shall be determined from time to time in accordance with the articles. There is no age limit or shareholding qualification required for directors, and no specific qualifications are required except as may be imposed by applicable law, Nasdaq listing standards or the SPAC’s governing documents.
Election/Removal of Directors

At PubCo’s annual meeting, the shareholders elect directors, each of whom shall hold office until his or her successor is elected and qualified, or until his or her earlier resignation, death or removal. When a quorum is present, the vote required for election of a director shall be by a plurality of the votes cast by shareholders present in person or represented by proxy at the meeting entitled to vote thereon.

The Proposed Certificate of Formation provides that directors may be removed with or without cause, at any special meeting of the shareholders meeting, and only by the affirmative vote of the majority of the voting power of the outstanding shares of capital stock of PubCo entitled to vote thereon.

Under the SPAC’s amended and restated articles of association, directors are elected by an ordinary resolution of shareholders at a duly convened general meeting and hold office until their resignation, removal or termination in accordance with the articles. Directors may be removed by an ordinary resolution of shareholders, subject to Cayman Islands law and the SPAC’s governing documents.

	PubCo	SPAC
Stockholder/Shareholder Approval of Business Combination	The Proposed Certificate of Formation provides that for mergers and certain business combinations, approval by at least four-fifths of outstanding shares entitled to vote is generally required. Notwithstanding the aforementioned, the voting restriction does not apply in the following cases: (i) where the board of directors have approved a memorandum of understanding that is substantially consistent with such merger and certain business combinations; and (ii) for certain affiliated shareholder transactions.	Subject to the articles of association, certain matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting (in person or by proxy) at a general meeting. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present (in person or by proxy) and voting at a general meeting is required.
Stockholder/Shareholder Votes for Routine Matters	Most routine matters (other than director elections and matters requiring a specified vote) are passed by a majority of shares present in person or by proxy and entitled to vote at a meeting with quorum, unless governing documents specify a different threshold (not less than majority).	Under the SPAC’s amended and restated articles of association, routine matters submitted to shareholders are generally approved by an ordinary resolution, which requires the affirmative vote of a simple majority of the votes cast by shareholders present in person or represented by proxy at a duly convened general meeting with a quorum, unless Cayman Islands law or the SPAC’s governing documents require a different voting standard.
Appraisal Rights	Shareholders dissenting from certain fundamental transactions (e.g., mergers, asset sales) may obtain appraisal and receive the fair value of their shares as determined in a judicial proceeding. A court, not a jury, determines value, and procedures are governed by TBOC Chapter 10, Subchapter H.	Shareholders of a constituent company that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.
Inspection of Books and Records	Under TBOC Section 21.218, a shareholder who has held shares for at least six months or owns at least 5% of outstanding shares may inspect the corporation’s books, records of account, minutes, and share transfer records upon written demand stating a proper purpose.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.
Stockholder/Shareholder Lawsuits	Shareholders may file derivative suits on behalf of the corporation after making a demand on the board, unless demand would be futile; standing and other requirements apply under TBOC §§21.551–21.563.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.
Fiduciary Duties of Directors	Directors owe duties of care, loyalty, and obedience under Texas Law. Duties require acting prudently, in good faith, and in the best interest of the corporation.

A director owes a fiduciary duty to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	TBOC permits corporations to indemnify directors and officers for expenses from legal proceedings, except for misconduct or certain improper benefit scenarios. Mandatory indemnification in limited circumstances; permissive in others.	A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to actual fraud or willful neglect or willful default.

	PubCo	SPAC
Limited Liability of Directors	Texas Law allows limitation or elimination of liability for directors for monetary damages in the company’s formation documents, subject to exceptions for breach of loyalty, bad faith, or personal benefit. Exculpation is allowed under TBOC with some statutory exceptions.	Liability of directors may be limited, except with regard to their own actual fraud, willful neglect or willful default.
Vacancies on the Board of Directors	The Proposed Certificate of Formation provides that, except as otherwise required by the TBOC, director vacancies shall be filled only (1) by a vote of a majority of the remaining members of the board of directors (even if less than a quorum) or (2) by a sole remaining director. Any directors appointed or elected by the board of directors or shareholders to fill a vacancy can only serve until the next annual meeting of the shareholders.	Under the SPAC’s amended and restated articles of association, any vacancy on the board of directors may be filled by a resolution of the remaining directors. A director appointed to fill a vacancy holds office in accordance with the terms of the articles and Cayman Islands law.
Amendments	The Proposed Certificate of Formation provides that the board of directors is authorized to amend, repeal or adopt new bylaws. Additionally, the shareholders may amend or repeal the bylaws only by the affirmative vote of four-fifths of the voting power of the outstanding shares of capital stock of PubCo entitled to vote thereon. Notwithstanding the aforementioned restrictions, shareholders may set certain qualifications for directors from time to time.	Under the SPAC’s amended and restated memorandum and articles of association, the memorandum of association and the articles of association may be amended by a special resolution of shareholders, as defined under the Companies Act (Revised) of the Cayman Islands.
Shareholder Meetings	The Proposed Certificate of Formation provides that the Board shall call annual meetings and may call special meetings subject to certain notice restrictions. Annual meetings are called by the board of directors at certain designated places and times provided in the meeting notice, provided that a shareholder need not be physically present to participate in such meeting. The board of directors are required to provide written notice of an annual meeting to shareholders at least ten days before the date of the meeting. Special shareholder meetings may be called by the board of directors, the chairman of the board of directors, the chief executive officer, the president, or by shareholders holding 50% (or the highest percentage of ownership that may be set under the TBOC) of the shares entitled to vote on the proposed action of such meeting. Under the TBOC, the president of a corporation is required to have the right to call a shareholder meeting as are shareholders holding a specified percentage of the shares entitled to vote at such meeting. Written notice for special meetings must be given at least ten days prior the date of the meeting.	Under the SPAC’s amended and restated articles of association, general meetings of shareholders may be convened by the board of directors in accordance with the articles. Cayman Islands law does not require the SPAC to hold annual general meetings. Written notice of a general meeting must be given to shareholders in accordance with the notice periods and procedures set forth in the articles, and shareholders may attend and vote in person or by proxy, including through the use of electronic means as permitted by the articles.
Action by Written Consent	The Proposed Certificate of Formation provides that, unless otherwise provided under the TBOC, there is no right for shareholders to consent to any action in writing in lieu of a meeting.	Under the SPAC’s amended and restated articles of association and Cayman Islands law, shareholders may take action by written resolution only to the extent permitted under the Companies Act (Revised) and the articles; otherwise, shareholder action must be taken at a duly convened general meeting.

	PubCo		SPAC
Dividends	Subject to the TBOC, the Proposed Certificate of Formation provides that the board of directors may declare dividends at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of capital stock.		Under the SPAC’s amended and restated articles of association and subject to Cayman Islands law, dividends may be declared and paid by the directors or the shareholders, as applicable, out of profits or other funds legally available for distribution. Dividends may be paid in cash or in kind, or by the distribution of assets, as provided in the articles.
Supermajority Voting Provisions	According to the Proposed Certificate of Formation, certain actions require a four-fifths vote of the shareholders:		The SPAC’s amended and restated memorandum and articles of association do not contain supermajority voting provisions. Shareholder actions generally require approval by an ordinary resolution, except where Cayman Islands law or the SPAC’s governing documents require approval by a special resolution.

	●	the adoption of any agreement for the merger or business combination, subject to certain exceptions;

	●	the authorization of any sale, lease or exchange of all or substantially all of PubCo’s assets;

	●	dissolution or liquidation of PubCo; and

	●	the shareholders’ vote to amend or repeal any bylaws.

DESCRIPTION OF pUBCO SECURITIES

Unless the context requires otherwise, for the purposes of this section, references to “we,” “us” and “our” refer to PubCo following the Business Combination.

General

The following summary sets forth the material terms of our securities following the completion of the Business Combination. The following summary is not intended to be a complete summary of the rights, powers and preferences of such securities, and is qualified by reference to the Proposed Certificate of Formation, a form of which is attached as Annex B to this proxy statement/prospectus and the Proposed Bylaws, a form of which is attached as Annex C to this proxy statement/prospectus. We urge you to read the Proposed Certificate of Formation and Proposed Bylaws in their entirety for a complete description of the rights, powers and preferences of our securities following the Business Combination.

Certain provisions of the Proposed Certificate of Formation and the Proposed Bylaws summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of common stock.

The Proposed Certificate of Formation will authorize capital stock consisting of:

shares of common stock, par value $0.0001 per share;

Common Stock

Holders of shares of PubCo Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and on which the holders of PubCo Common Stock are entitled to vote.

Holders of shares of PubCo Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Upon our dissolution or liquidation, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of the PubCo Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

Holders of shares of the PubCo Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the common stock.

Warrants

Holders of warrants will not have the rights or privileges of holders of PubCo Common Stock, including voting or dividend rights, until they exercise their warrants and receive shares of PubCo Common Stock.

Registration Rights

We intend to enter into a Registration Rights Agreement with the holders of Merger Consideration, PubCo Warrants and PubCo Common Stock, pursuant to which such parties will have specified rights to require us to register all or a portion of their shares under the Securities Act. See “Certain Relationships and Related Person Transactions—Registration Rights Agreement.”

Forum Selection

The Proposed Certificate of Formation will provide (i) (a) any derivative action or proceeding brought on behalf of PubCo under Texas Law, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of PubCo to PubCo or PubCo’s Shareholders, (c) any action asserting a claim arising pursuant to any provision of the TBOC, the Proposed Certificate of Formation or the Proposed Bylaws (as either may be amended or restated) or as to which the TBOC confers jurisdiction on the courts of the State of Texas, (d) any action asserting a claim governed by the internal affairs doctrine of the Law of the State of Texas, or (e) any other action asserting an internal corporate claim under Texas Law, to the fullest extent permitted by Law, be exclusively brought in the courts of the State of Texas or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Texas; and (ii) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act; provided, however, that the foregoing choice of forum provision shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Proposed Certificate of Formation will also provide that, to the fullest extent permitted by Law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the foregoing. By agreeing to this provision, however, PubCo Shareholders will not be deemed to have waived our compliance with the federal securities Laws and the rules and regulations thereunder.

Dividends

Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing our current and future indebtedness, industry trends, the provisions of Texas Law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant. We currently intend to pay a dividend from available funds and future earnings on our common stock. Because we are a holding company, our ability to pay cash dividends on our common stock depends on our receipt of cash distributions from the Companies and, through the Company, cash distributions and dividends from our other direct and indirect subsidiaries. Our ability to pay dividends may be restricted by the terms of any future credit agreement or any future debt or preferred equity securities of us or our subsidiaries. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources and Going Concern”.

Anti-Takeover Provisions

The Proposed Certificate of Formation and the Proposed Bylaws will contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our shareholders. However, they also give our board of directors the power to discourage acquisitions that some shareholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock are available for future issuance without shareholder approval, subject to any limitations imposed by the Nasdaq rules. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Special Meetings of Stockholders; Action by Written Consent of Stockholders

The Proposed Bylaws will provide that only the chairperson of our board of directors, our chief executive officer or a majority of our board of directors may call special meetings of our shareholders. The Proposed Certificate of Formation will provide that our stockholders may not take action by consent without a meeting, but may only take action at a meeting of shareholders. These provisions may delay the ability of our stockholders to force consideration of a proposal or for shareholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, the Proposed Bylaws will establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice and duration of ownership requirements and provide us with certain information. Shareholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified shareholder of record on the Record Date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the shareholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next shareholder meeting.

No Cumulative Voting

The TBOC provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of formation provides otherwise. The Proposed Certificate of Formation does not provide for cumulative voting.

Amendment of Certificate of Formation or Bylaws

The TBOC provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of formation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Proposed Certificate of Formation will provide that the board of directors may adopt, amend, alter, or repeal our bylaws. In addition, the Proposed Certificate of Formation will provide that the shareholders may not adopt, amend, alter or repeal our bylaws unless such action is approved, in addition to any other vote required by the Proposed Certificate of Formation, by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon.

Limitations on Liability and Indemnification of Officers and Directors

The Proposed Certificate of Formation provides indemnification for our directors and officers to the fullest extent permitted by the TBOC. Prior to the Closing, we intend to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Texas Law. In addition, as permitted by Texas Law, the Proposed Certificate of Formation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director.

These provisions may be held not to be enforceable for violations of the federal securities Laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the TBOC, and subject to statutory exceptions (including the market-out exception and certain affiliated-transaction exceptions), our shareholders may have dissenters’ rights in connection with certain fundamental business transactions, including mergers, interest exchanges, conversions, or sales of all or substantially all of our assets that require shareholder approval. Shareholders who properly exercise and perfect dissenters’ rights in connection with such a transaction are entitled to receive payment of the fair value of their shares, determined in accordance with the procedures set forth in the TBOC, including judicial determination by a court of competent jurisdiction if the amount of payment is not otherwise agreed.

Stockholders’ Derivative Actions

Under the TBOC, a shareholder may bring a derivative proceeding in the right of the corporation if the shareholder was a shareholder of the corporation at the time of the act or omission complained of (or acquired the shares by operation of Law from a person who was a shareholder at that time) and fairly and adequately represents the interests of the corporation in enforcing the right. Before commencing a derivative proceeding, the shareholder must make a written demand on the corporation to take suitable action and wait 90 days from the date the demand was made, unless the demand is rejected earlier or waiting would result in irreparable injury to the corporation. A court must dismiss the proceeding if a majority of independent and disinterested directors (or a committee of such directors), or a court-appointed panel, determines in good faith after a reasonable inquiry that maintenance of the derivative proceeding is not in the best interests of the corporation, all as provided in the TBOC.

Transfer Agent and Registrar

The transfer agent and registrar for our securities is Continental Stock Transfer & Trust Company.

Trading Symbol and Market

We intend to apply to list the PubCo Common Stock and PubCo Warrants exercisable PubCo Common Stock on Nasdaq or any successor thereof under the symbols “GLND” and “GLNDW,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE PUBCO COMMON STOCK

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted PubCo Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of PubCo at the time of, or at any time during the three months preceding, a sale and (ii) PubCo is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as PubCo was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of PubCo Common Stock for at least six months but who are affiliates of PubCo at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of PubCo Common Stock then outstanding; or

●	the average weekly reported trading volume of PubCo Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of PubCo under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about PubCo.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell its PubCo Common Stock pursuant to Rule 144 without registration one year after the Business Combination.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals

PubCo’s Proposed Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders. PubCo’s Proposed Bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in PubCo’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the PubCo Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before such meeting by a stockholder who is a stockholder of record on the date of giving of the notice and on the Record Date for determination of stockholders entitled to vote at such meeting who has complied with the notice procedures specified in PubCo’s Proposed Bylaws. To be timely for PubCo’s annual meeting of stockholders, PubCo’s secretary must receive the written notice at PubCo’s principal executive offices:

●	not later than the close of business on the 90th day; and

●	not earlier than the 120th day before the one-year anniversary of the preceding year’s annual meeting.

In the event that no annual meeting was held in the previous year (as would be the case for PubCo’s 2026 annual meeting) or PubCo holds its annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary of a preceding year’s annual meeting, notice of a stockholder proposal must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the close of business on the 90th day prior to the scheduled date of such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. Nominations and proposals also must satisfy other requirements set forth in the Proposed Bylaws.

Under Rule 14a-8 of the Exchange Act, a shareholder proposal to be included in the proxy statement and proxy card for the 2026 annual general meeting pursuant to Rule 14a-8 must be received at our principal office a reasonable time before PubCo begins to print and send out its proxy materials for such 2026 annual meeting (and PubCo will publicly disclose such date when it is known).

Stockholder Director Nominees

PubCo’s Proposed Bylaws permit stockholders to nominate directors for election at an annual general meeting of stockholders. To nominate a director, the stockholder must provide the information required by PubCo’s Proposed Bylaws. In addition, the stockholder must give timely notice to PubCo’s secretary in accordance with PubCo’s Proposed Bylaws, which, in general, require that the notice be received by PubCo’s secretary within the time periods described above under “- Stockholder Proposals” for stockholder proposals.

STOCK MARKET AND DIVIDEND INFORMATION

SPAC Units, SPAC Ordinary Shares, and SPAC Rights are each traded on Nasdaq under the symbols “PELIU,” “PELI,” and “PELIR” respectively.

The closing price of the SPAC Units, SPAC Ordinary Shares, and SPAC Rights on September 8, 2025, the last Trading Day before announcement of the execution of the Business Combination Agreement, was $10.20, $10.03, and $0.17, respectively. As of February 17, 2026, the closing price for each SPAC Unit, SPAC Ordinary Share, and SPAC Right was $10.40, $10.35, and $0.18, respectively.

PubCo intends to apply to list the PubCo Common Stock and PubCo Warrants on the Trading Market with the ticker symbols “GLND” and “GLNDW”. It is a condition to consummation of the Business Combination in the Business Combination Agreement that the PubCo Common Stock to be issued in connection with the Business Combination shall have been approved for listing on Nasdaq or the NYSE, subject only to official notice of issuance thereof. PubCo, the Companies, and SPAC have certain obligations in the Business Combination Agreement to use reasonable best efforts in connection with the Business Combination, including with respect to satisfying the Nasdaq or NYSE listing condition. The Nasdaq or NYSE listing condition in the Business Combination Agreement may be waived by the parties to the Business Combination Agreement.

Holders

As of the date of this prospectus, there were 3 holders of record of SPAC Ordinary Shares, 3 holders of record of SPAC Units, and 1 holder of record of SPAC Rights.

Dividend Policy

SPAC has not paid any cash dividends on its SPAC Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of any cash dividends after consummation of the Business Combination shall be dependent upon the revenue, earnings and financial condition of PubCo from time to time. The payment of any dividends subsequent to the Business Combination shall be within the discretion of the board of directors of PubCo.

SHAREHOLDER COMMUNICATIONS

SPAC shareholders and interested parties may communicate with the SPAC Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Pelican Acquisition Corporation, 1185 Avenue of the Americas, Suite 304, New York, NY 10036. Following the Closing, such communications should be sent to Greenland Energy Company, 3400 East Bayaud Avenue, Suite 400, Denver, CO 80209. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS

SPAC is represented by Celine & Partners PLLC with respect to certain legal matters as to United States federal securities Law. SPAC is also represented by Ogier, Cayman Islands, with respect to certain legal matters as to Cayman Islands Law.

Winston & Strawn LLP has passed upon the validity of the securities of PubCo offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus.

EXPERTS

The financial statements of Pelican Acquisition Corporation, as of January 31, 2025 and for the period from July 23, 2024 (inception) through January 31, 2025 have been included herein in reliance upon the report of Marcum LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Greenland Exploration Limited included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of March GL Company included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited consolidated financial statements of Pelican Holdco, Inc. included in this proxy statement/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Fruci & Associates II, PLLC, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The estimates of prospective hydrocarbon resources to be potentially recoverable from undiscovered accumulations and forecasts of economics attributable to Greenland Exploration Limited ownership interests as of January 31, 2025, included in this proxy statement/prospectus and elsewhere in the registration statement were based upon a report prepared by independent petroleum engineers, Sproule ERCE. We have included these estimates in reliance on the authority of such firm as an expert in such matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, SPAC and services that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of each of SPAC’s annual report to shareholders and SPAC’s proxy statement. Upon written or oral request, SPAC will deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Shareholders receiving multiple copies of such documents may likewise request that SPAC delivers single copies of such documents in the future. Shareholders receiving multiple copies of such documents may request that SPAC delivers single copies of such documents in the future. Shareholders may notify SPAC of their requests by writing to or by calling SPAC at its principal executive offices at 1185 Avenue of the Americas, Suite 304, New York, NY 10036 or (212) 612-1400.

ENFORCEABILITY OF CIVIL LIABILITY

The Cayman Islands has a different body of securities Laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

As SPAC is a Cayman Islands exempted company, if it does not change its jurisdiction of registration from the Cayman Islands to Texas by effecting the Conversion, we have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities Laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities Laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

SPAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. Such reports, proxy statements and other information contain business and financial information about SPAC that is not included in this proxy statement/prospectus and is incorporated by reference herein. You may access information on SPAC at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, SPAC’s corporate website at www.pelicanacq.com. SPAC’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this proxy statement/prospectus.

PubCo and the Companies are not subject to Exchange Act reporting requirements and do not file reports, proxy statements or other information with the SEC. March GL maintains a website at https://marchgl.com/. Information contained on or available through March GL’s website shall not be deemed to be incorporated in this proxy statement/prospectus and does not form a part of this proxy statement/prospectus.

Information and statements contained in this proxy statement/prospectus or any Annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.

All information contained in this proxy statement/prospectus relating to SPAC has been supplied by SPAC, all such information relating to the Companies have been supplied by the Companies and all such information relating to PubCo has been supplied by PubCo. Information provided by one does not constitute any representation, estimate or projection of any other.

If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:

Pelican Acquisition Corporation

1185 Avenue of the Americas, Suite 349

New York, NY 10036

Tel: (212) 612-1400

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the meeting, or no later than March 12, 2026.

INDEX OF FINANCIAL STATEMENTS

Page
PELICAN ACQUISITION CORPORATION
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID:688)	F-3
Balance Sheet as of January 31, 2025	F-4
Statement of Operations for the Period from July 23, 2024 (Inception) Through January 31, 2025	F-5
Statement of Changes in Shareholders’ Deficit for the Period from July 23, 2024 (Inception) Through January 31, 2025	F-6
Statement of Cash Flows for the Period from July 23, 2024 (Inception) Through January 31, 2025	F-7
Notes to Financial Statements	F-8 – F-19

Unaudited Financial Statements:
Condensed Balance Sheets as of October 31, 2025 (Unaudited) and January 31, 2025	F-20
Unaudited Condensed Statements of Operations for the Three and Nine Months Ended October 31, 2025 and for the Three Months Ended October 31, 2024 and for the Period from July 23, 2024 (Inception) Through October 31, 2024	F-21
Unaudited Condensed Statement of Changes in Shareholders’ (Deficit) Equity for the Three and Nine Months Ended October 31, 2025 and for the Three Months Ended October 31, 2024 and for the Period from July 23, 2024 (Inception) Through October 31, 2024	F-22
Unaudited Condensed Statement of Cash Flows for the Nine Months Ended October 31, 2025 and for the Period from July 23, 2024 (Inception) Through October 31, 2024	F-23
Notes to Unaudited Condensed Financial Statements	F-24 – F-39

PELICAN HOLDCO, INC.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID: 5525)	F-40
Balance Sheet as of September 30, 2025	F-41
Statement of operations from September 5, 2025 (inception) through September 30, 2025	F-42
Statement of Changes in Shareholders’ Deficit from September 5, 2025 (inception) through September 30, 2025	F-43
Statement of Cash Flows from September 5, 2025 (inception) through September 30, 2025	F-44
Notes to Financial Statements	F-45 – F-49

GREENLAND EXPLORATION LIMITED
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID: 05525)	F-50
Balance Sheet as of June 30, 2025	F-51
Statement of Operations for the period from June 9, 2025 (inception) to June 30, 2025	F-52
Statement of Changes in Stockholders’ Equity for the period from June 9, 2025 (inception) to June 30, 2025	F-53
Statement of Cash Flows for the period from June 9, 2025 (inception) to June 30, 2025	F-54
Notes to Financial Statements	F-55 – F-58

Unaudited Financial Statements:
Balance Sheet as of September 30, 2025	F-59
Statement of Operations for the three months ended September 30, 2025, and for the period from June 9, 2025 (inception) to September 30, 2025	F-60
Statement of Changes in Stockholders’ Equity for the three months ended September 30, 2025, and for the period from June 9, 2025 (inception) to September 30, 2025	F-61
Statement of Cash Flows for the period from June 9, 2025 (inception) to September 30, 2025	F-62
Notes to Financial Statements	F-63 – F-68

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

Pelican Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pelican Acquisition Corporation (the “Company”) as of January 31, 2025, the related statements of operations, changes in shareholders’ deficit and cash flows for the period from July 23, 2024 (inception) through January 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2025, and the results of its operations and its cash flows for the period from July 23, 2024 (inception) through January 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company is a Special Purpose Acquisition Company that was formed for the purpose of completing a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses within an expected period of fifteen months from the date of a successful completed proposed initial public offering. The Company lacks the capital resources it needs to fund its operations for a reasonable period of time, which is generally considered to be one year from the issuance of the financial statements. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum llp
Marcum llp

We have served as the Company’s auditor since 2024.

Morristown, NJ

February 27, 2025; except for the Note 9, as to which the date is April 9, 2025, and Note 10, as to which the date is April 30, 2025 and Note 11, as to which date is May 20, 2025.

PELICAN ACQUISITION CORPOPRATION
BALANCE SHEET

January 31, 2025
ASSETS
Current Assets
Cash	$59,073
Total Current Assets	59,073

Deferred offering costs	149,313
Total Assets	$208,386

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$18,539
Accrued offering costs	3,063
Promissory note – related party	200,000
Total Current Liabilities	221,602

Commitments and Contingencies (Note 6)

Shareholders’ Deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,075,000 shares issued and outstanding(1)	307
Additional paid-in capital	29,041
Accumulated deficit	(42,564)
Total Shareholders’ Deficit	(13,216)
Total Liabilities and Shareholders’ Deficit	$208,386

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH JANUARY 31, 2025

Formation and operating costs	$43,064
Loss from operations	(43,064)
Interest income	500
Net loss	$(42,564)

Weighted average ordinary shares outstanding, basic and diluted(1)	2,787,500
Basic and diluted net loss per ordinary share	$(0.015)

(1)	Excludes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH JANUARY 31, 2025

			Additional		Total
	Ordinary Shares		Paid-in	Accumulated	Shareholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – July 23, 2024 (inception)	-	$-	$-	$-	$-
Ordinary shares issued to the Sponsor(1)	2,875,000	287	24,713	-	25,000
Ordinary shares issued to underwriter	200,000	20	4,328	-	4,348
Net loss	-	-	-	(42,564)	(42,564)
Balance – January 31, 2025	3,075,000	$307	$29,041	$(42,564)	$(13,216)

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) THROUGH JANUARY 31, 2025

Cash Flows from Operating Activities:
Net loss	$(42,564)
Changes in operating assets and liabilities:
Accrued expenses	18,539
Net cash used in operating activities	(24,025)

Cash Flows from Financing Activities:
Proceeds from issuance of founder shares to the Sponsor	25,000
Proceeds from issuance of EBC founder shares to the underwriter	4,348
Proceeds from promissory note to related party	200,000
Payment of offering costs	(146,250)
Net cash provided by financing activities	83,098

Net Change in Cash	59,073
Cash – beginning of the period	-
Cash – end of the period	$59,073

Non-cash investing and financing disclosure:
Deferred offering costs included in accrued offering costs	$3,063

The accompanying notes are an integral part of these financial statements.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Pelican Acquisition Corporation (the “Company”) is a blank check company incorporated under the laws of the Cayman Islands with limited liability on July 23, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, although the Company intends to primarily focus on target businesses within the technology industry globally. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of January 31, 2025, the Company had not commenced any business operations. All activities through January 31, 2025 are related to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which are described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering and sale of Private Placement Units (defined below). The Company has selected January 31 as its fiscal year end.

The Company’s sponsor is Pelican Sponsor LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 8,625,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of an aggregate of 276,250 Private Placement Units (the “Private Placement Units”) at a price of $10.00 per Private Placement Unit (or up to an aggregate of 298,750 Private Placement Units if the underwriter’s over-allotment option is exercised in full) in private placements to the Sponsor and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters, that will close simultaneously with the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Placement Units, net of the underwriters’ fees and expenses described herein and other accountable expenses, will be placed in the Trust Fund and will be held in demand or cash accounts or invested only in U.S. government treasury bills, bonds or notes with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into a trust account (“Trust Account”) in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company will provide its holders of the outstanding Public Shares (the “Public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account net of taxes payable). The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

If the Company seeks shareholder approval in connection with a Business Combination, it will require approval by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Post-offering Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and the Company’s officers or directors have agreed (a) to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Post-offering Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Post-offering Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have 15 months from the consummation of this offering to consummate a Business Combination. If the Company anticipates that it may not be able to consummate initial business combination within 15 months, the Company may seek shareholder approval to amend its Post-offering Memorandum and Articles of Association to extend the date by which the Company must consummate its initial business combination. If the Company seek shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the initial Business Combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If the Company is unable to complete a Business Combination within the Combination Period or by such earlier liquidation date as the board of directors may approve, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations (cont.)

The holders of the Founder Shares and Private Shares have agreed to waive their rights to liquidating distributions from the Trust Account liquidation rights with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they acquires Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third-party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Going Concern Consideration

As of January 31, 2025, the Company had $59,073 in cash and a working capital deficit of $162,529. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. On August 22, 2024, the Sponsor agreed to loan the Company an amount of $200,000 (as discussed in Note 5) and on April 28, 2025, the Sponsor agreed to provide an additional loan of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

The United States and global markets are experiencing volatility and disruption following the geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of the Israel-Hamas conflict. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive actions against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication payment system. Certain countries, including the United States, have also provided and may continue to provide military aid or other assistance to Ukraine and to Israel, increasing geopolitical tensions among a number of nations. The invasion of Ukraine by Russia and the escalation of the Israel-Hamas conflict and the resulting measures that have been taken, and could be taken in the future, by NATO, the United States, the United Kingdom, the European Union, Israel and its neighboring states and other countries have created global security concerns that could have a lasting impact on regional and global economies. Although the length and impact of the ongoing conflicts are highly unpredictable, they could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions and increased cyber-attacks against U.S. companies. Additionally, any resulting sanctions could adversely affect the global economy and financial markets and lead to instability and lack of liquidity in capital markets.

Any of the above mentioned factors, or any other negative impact on the global economy, capital markets or other geopolitical conditions resulting from the Russian invasion of Ukraine, the escalation of the Israel-Hamas conflict and subsequent sanctions or related actions, could adversely affect the Company’s search for an initial business combination and any target business with which the Company may ultimately consummate an initial business combination. The financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $59,073 in cash and none in cash equivalents as of January 31, 2025.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Deferred Offering Costs

The Company complies with the requirements of the Financial Accounting Standards Board (“FASB”) ASC 340-10-S99 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred offering costs consist of legal, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that is included in the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of January 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Currently, there is no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements.

Net Loss Per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 375,000 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full by the underwriters (see Notes 5). As of January 31, 2025, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 825, “Financial Instruments,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. The accretion or remeasurement will be treated as a deemed dividend (i.e., a reduction to retained earnings, or in absence of retained earnings, additional paid-in capital).

Rights Accounting

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 2 — Summary of Significant Accounting Policies (cont.)

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

As the rights to be issued upon the closing of the Proposed Public Offering and sale of Private Placement Units meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chief Executive Officer and Chief Financial Officer in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements.

Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”), to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and free-standing instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 as of the inception of the Company. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of January 31, 2025. The adoption resulted in disclosure changes only.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosure (“ASU 2023-09”), which enhances the transparency and usefulness of income tax disclosures. ASU 2023-09 will be effective for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company adopted ASU 2023-09 as of January 31, 2025. Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statement.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 3 — Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 7,500,000 Units (or 8,625,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit consists of one ordinary share and one right (“Public Right”). Each Public Right will convert into one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination.

Note 4 — Private Placements

The Sponsor and EBC or its designees have committed to purchase 201,250 Private Placement Units and 75,000 Private Placement Units, respectively, for an aggregate of 276,250 Private Placement Units at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $2,762,500, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

The Sponsor and EBC or its designees have also agreed that if the over-allotment option is exercised by the underwriters in full or in part, they and/or their designees will purchase up to an additional 22,500 Private Placement Units on a pro rata basis (up to 11,250 Private Placement Units to be purchased by the Sponsor and up to 11,250 Private Placement Units to be purchased by EBC or its designees) at a price of $10.00 per unit in an amount that is necessary to maintain in the Trust Account $10.00 per unit sold to the public in the Proposed Public Offering. This or these purchases will occur by way of one or more private placements, initially with the commencement of the Proposed Public Offering. and then at any time for that forty-five-day period in which the underwriters may exercise the over-allotment option in part or in full.

Each Private Placement Unit will consist of one ordinary share (“Private Share”) and one right (“Private Right”). Each Private Right will convert into one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Placement Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Units and all underlying securities will be worthless. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On August 22, 2024, the Company issued to the Sponsor 2,875,000 ordinary shares for an aggregated consideration of $25,000, or approximately $0.0087 per ordinary share.

As of January 31, 2025, there were 2,875,000 Founder Shares issued and outstanding, among which, up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 25% of the Company’s issued and outstanding shares after the Proposed Public Offering (excluding the Private Shares and the EBC founder shares and assuming they do not purchase any Public Shares in the Proposed Public Offering).

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is 180 days after the completion of the Company’s initial business combination. The holders of the Private Placement Units also agreed not to transfer any ownership interest in, except to permitted transferees, their Private Placement Units until 30 days following the completion of the business combination

Promissory Note — Related Party

On August 22, 2024, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). As of January 31, 2025, $200,000 was outstanding under the Promissory Note. The Promissory Note is unsecured, interest-free and due the date on which the Company closes the Proposed Public Offering.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on August 22, 2024, commencing on the effective date of the registration statement through the earlier of the initial business combination or the liquidation of the Company, to pay the Sponsor a total of $15,000 per month for office space and administrative and support services. On April 4, 2025, the Company and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000.

Other

On August 13, 2024, the Company engaged Celine & Partners PLLC (“Celine”) to represent it in connection with the Proposed Public Offering for a fee of $350,000. Celine is controlled by Mr. Hui Chen, who is the husband of Ms. Chen Chen, who controls the Sponsor. Retainer payments totaling $100,000 are payable upon meeting each milestone; the balance of $250,000 will be paid upon the closing of Proposed Public Offering. For the period from July 23, 2024 (inception) through January 31, 2025, the Company incurred $100,000 in legal fees which were included in deferred offering costs in the accompanying balance sheet.

Note 6 — Commitments and Contingencies

Registration Rights

The holders of the Founder Shares, Private Placement Units (and underlying securities), EBC founder shares and any units the insiders or their affiliates may be issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement relating to the Proposed Public Offering requiring the Company to register such securities for resale. The holders of a majority of these securities are entitled to make demands that the Company register such securities. Both the holders of the Founder Shares and the holders of the Private Placement Units as well as units issued in payment of working capital loans made to the Company, if applicable, will have the ability to elect to exercise these registration rights at any time after the consummation of an initial Business Combination. In addition, the holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to the consummation of the initial Business Combination. Notwithstanding the foregoing, the underwriters may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, after the commencement of sales in this offering and may not exercise its demand rights on more than one occasion. The Company will pay the expenses incurred in connection with the filing of any such registration statements.

Right of First Refusal

The Company has granted EBC a right of first refusal for a period commencing from the consummation of the Proposed Public Offering until the consummation of the initial business combination or the liquidation of the trust account in the event that the Company fails to consummate its initial business combination within the prescribed time period (but in no event longer than three years from the consummation of the Proposed Public Offering) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to pursue any equity-linked financings relating to or in connection with a business combination and to receive at least 45% of the aggregate gross spread or fees from any and all such financings.

Subject to certain conditions, the Company has also granted EBC, for a period commencing from the consummation of the Proposed Public Offering until 12 months after the date of the consummation of an initial Business Combination or the liquidation of the Trust Account in the event the Company fails to consummate an initial Business Combination within the prescribed time (but in no event longer than three years from the consummation of the Proposed Public Offering), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by our officer for the purpose of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6 — Commitments and Contingencies (cont.)

Underwriting Agreement

The Company will grant EBC, the representative of the underwriters, a 45-day option from the effective date of the Proposed Public Offering to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $1,500,000 (or $1,725,000 if the over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering.

Business Combination Marketing Agreement

The Company will engage EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds (an aggregate of $2,625,000, if the underwriters’ over-allotment option is not exercised in full, or $3,018,750 if the underwriters’ over-allotment option is exercised in full) of the Proposed Public Offering, except that one percentage point (out of the 3.5%) shall be payable pro-rata on the amount remaining in the Trust Account following the Business Combination in relation to the amount following the closing of the over-allotment option. The remaining fee shall be payable as follows: (i) 1.5% of the gross proceeds of the offering shall be payable in cash and (ii) 1.0% of the gross proceeds of the offering shall be payable in convertible notes, containing customary terms, convertible into Ordinary Shares six months after the completion of initial Business Combination.

In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the Proposed Public Offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the Proposed Public Offering pursuant to FINRA Rule 5110.

Note 7 — Shareholders’ Deficit

Ordinary shares — The Company’s Post-offering Memorandum and Articles of Association to be adopted with effect from the effectiveness of this prospectus will be authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by the shareholders, except as required by law.

On September 30, 2024, EBC entered into a securities subscription agreement with the Company to purchase an aggregate of 500,000 shares (“EBC founder shares”) for an aggregate purchase price of approximately $4,348, or approximately $0.0087 per share. On January 10, 2025, EBC agreed to reduce the subscription amount by 300,000 EBC founder shares for no consideration, resulting in EBC holding 200,000 EBC founder shares.

EBC (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination within the Combination Period. None of the EBC founder shares may be transferred, assigned or sold (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described herein) until the consummation of an initial Business Combination.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 7 — Shareholders’ Deficit (cont.)

As of January 31, 2025, there were 3,075,000 ordinary shares issued and outstanding, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full, so that the Sponsor will own 25% of the issued and outstanding shares after the Proposed Public Offering (excluding the Private Shares and the EBC founder shares and any shares purchased in the Proposed Public Offering).

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the ordinary shares underlying the rights.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based on the review, management identified the following subsequent event that would have required adjustment or disclosure in the financial statements.

On February 5, 2025, the Company’s shareholders approved, through a special resolution, to amend its Post-offering Memorandum and Articles of Association to change its fiscal year end from August 31 to January 31. This amendment was filed with the Cayman Islands Registrar of Companies and became effective on February 21, 2025.

PELICAN ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 9 — Other Subsequent Events

On April 4, 2025, the Company modified the following key terms of the Proposed Public Offering to:

1)	Decrease the number of months to consummate its initial business combination from 18 months to 15 months;

2)	Decrease the initial amount to be held in the trust account from $10.05 per unit to $10.00 per unit;

3)	Decrease the number of Private Placement Units to be purchased by the Sponsor from 280,000 units (or 302,183 units if the underwriters’ over-allotment option is exercised in full) to 231,250 units (or 248,240 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,312,500 (or $2,482,398 if the over-allotment option is exercised in full); and

4)	Decrease the conversion ratio for each right upon the consummation of a Business Combination from one-eighth (1/8) of one ordinary share to one-tenth (1/10) of one ordinary share.

On April 4, 2025, the Company and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000.

Note 10 — Additional Subsequent Events

On April 28, 2025, the Company further modified the following key terms of the Proposed Public Offering to:

1)	Decrease the amount of working capital not held in the trust account to $650,000 from $950,000; and

2)	Decrease the number of Private Placement Units to be purchased by the Sponsor from 231,250 units (or 248,240 units if the underwriters’ over-allotment option is exercised in full) to 201,250 units (or 217,641 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,012,500 (or $2,176,410 if the over-allotment option is exercised in full).

On April 28, 2025, the Company issued a promissory note in the amount of $500,000 to the Sponsor to be used, in part, for transaction costs for this Proposed Public Offering. The promissory note is unsecured, interest-free and due the date on which the Company closes the Proposed Public Offering.

The subsequent events mentioned in this note have been updated and reflected in Notes 1, 3, 4 and 7.

Note 11 — Additional Subsequent Events

On May 19, 2025, the Company further modified the following key terms of the Proposed Public Offering to:

1)	Decrease the number of Private Placement Units to be purchased by the Sponsor if the underwriters’ over-allotment option is exercised in full from 217,641 units to 212,500 units at a price of $10.00 per unit for an aggregate purchase price of $2,125,000.

PELICAN ACQUISITION CORPORATION

CONDENSED BALANCE SHEETS

	October 31, 2025	January 31, 2025
	(Unaudited)
Assets:
Current Assets
Cash	$220	$59,073
Prepaid expenses	165,049	-
Total Current Assets	165,269	59,073

Deferred offering costs	-	149,313
Prepaid expenses	114,735	-
Investments held in Trust Account	87,774,470	-
Total Assets	$88,054,474	$208,386

Liabilities, Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit
Current Liabilities
Accrued expenses	$195,166	$18,539
Accrued offering costs	278	3,063
Due to related party – administrative fee	5,806	-
Due to related party	10,000	-
Due to target company (Greenland)	100,000	-
Promissory note – related party	-	200,000
Total Current Liabilities	311,250	221,602
Total Liabilities	311,250	221,602

Commitments and Contingencies – see Note 6

Ordinary shares subject to possible redemption, 8,625,000 shares and 0 shares at redemption value of $10.18 and $0 per share as of October 31, 2025 and January 31, 2025, respectively	87,774,470	-

Shareholders’ Deficit
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,373,750 and 3,075,000 shares(1) issued and outstanding as of October 31, 2025 and January 31, 2025 (excluding 8,625,000 and 0 shares subject to possible redemption as of October 31, 2025 and January 31, 2025, respectively)	337	307
Additional paid-in capital	-	29,041
Accumulated deficit	(31,583)	(42,564)
Total Shareholders’ Deficit	(31,246)	(13,216)
Total Liabilities and Shareholders’ Deficit	$88,054,474	$208,386

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed financial statements.

PELICAN ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended October 31, 2025	For the Three Months Ended October 31, 2024	For the Nine Months Ended October 31, 2025	For the Period from July 23, 2024 (Inception) to October 31, 2024
General and administrative expenses	$375,265	$43,064	$726,449	$43,064
Loss from operations	(375,265)	(43,064)	(726,449)	(43,064)

Other income:
Interest income	1,103	-	4,472	-
Interest earned on investments held in Trust Account	888,798	-	1,524,470	-
Total other income	889,901	-	1,528,942	-
Net income (loss)	$514,636	$(43,064)	$802,493	$(43,064)

Basic and diluted weighted average shares outstanding, ordinary shares subject to possible redemption	8,625,000	-	4,956,044	-
Basic and diluted net income per share, ordinary shares subject to possible redemption	$0.04	$-	$0.10	$-
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares(1)	3,373,750	2,700,000	3,086,012	2,700,000
Basic and diluted net income (loss) per share, non-redeemable ordinary shares	$0.04	$(0.02)	$0.10	$(0.02)

(1)	Excludes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed financial statements.

PELICAN ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED OCTOBER 31, 2025

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholders’
	Shares(1)	Amount	Capital	Deficit	Deficit
Balance – January 31, 2025(1)	3,075,000	$307	$29,041	$(42,564)	$(13,216)
Net loss	-	-	-	(19,553)	(19,553)
Balance – April 30, 2025(1)	3,075,000	$307	$29,041	$(62,117)	$(32,769)
Issuance of Private Placement Units	298,750	30	2,987,470	-	2,987,500
Issuance of Public Rights net of issuance costs	-	-	1,337,837	-	1,337,837
Issuance of representative shares	-	-	247,556	-	247,556
Remeasurement of carrying value to redemption value	-	-	(4,504,618)	-	(4,504,618)
Net income	-	-	-	307,410	307,410
Balance – July 31, 2025	3,373,750	$337	$97,286	$245,293	$342,916
Remeasurement of carrying value to redemption value	-	-	(888,798)	-	(888,798)
Accretion of additional paid-in capital to accumulated deficit	-	-	791,512	(791,512)	-
Net income	-	-	-	514,636	514,636
Balance – October 31, 2025	3,373,750	$337	$-	$(31,583)	$(31,246)

FOR THE THREE MONTHS ENDED JULY 31, 2024 AND FOR THE PERIOD FROM JULY 23, 2024 (INCEPTION) TO OCTOBER 31, 2024

	Ordinary Shares		Additional Paid-in	Accumulated	Total Shareholder’s Equity
	Shares(1)	Amount	Capital	Deficit	(Deficit)
Balance – July 23, 2024 (Inception)	-	$-	$-	$-	$-
Net loss	-	-	-	-	-
Balance – July 31, 2024	-	$-	$-	$-	$-
Founder shares issued to the Sponsor(1)	2,875,000	287	24,713	-	25,000
Ordinary shares issued to underwriter	200,000	20	4,328	-	4,348
Net loss	-	-	-	(42,564)	(42,564)
Balance – October 31, 2024	3,075,000	$307	$29,041	$(42,564)	$(13,216)

(1)	Includes an aggregate of up to 375,000 ordinary shares subject to forfeiture if the over-allotment is not exercised in full or in part by the underwriters (see Note 5).

As a result of the underwriter’s full exercise of its over-allotment option to purchase 1,125,000 units on May 30, 2025, no shares were subject to forfeiture.

The accompanying notes are an integral part of these unaudited condensed financial statements.

PELICAN ACQUISITION CORPORATION

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended October 31, 2025	For the Period from July 23, 2024 (Inception) to October 31, 2024
Cash Flows from Operating Activities:
Net income (loss)	$802,493		$(43,064)
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned on investments held in Trust Account	(1,524,470)		-
Changes in operating assets and liabilities:
Prepaid expenses	(279,784)		-
Accrued expenses	173,842		18,539
Net cash used in operating activities	(827,919)		(24,525)

Cash Flows from Investing Activities:
Purchase of investments held in Trust Account	(86,250,000)		-
Net cash used in investing activities	(86,250,000)		-

Cash Flows from Financing Activities:
Proceeds from sale of public units	86,250,000
Proceeds from sale of Private Placements units	2,987,500
Payment of underwriter fees	(1,725,000)
Proceeds from issuance of founder shares to Sponsor	-		25,000
Proceeds from issuance of EBC founder shares to the underwriter	-		4,348
Payment of offering costs	(409,240)		(108,500)
Repayment of promissory note - related party	(700,000)		-
Proceeds from promissory note - related party	500,000		200,000
Due to target company	100,000		-
Due to related party	15,806		-
Net cash provided by financing activities	87,019,066		120,848

Net Changes in Cash	(58,853)		96,323
Cash - Beginning of period	59,073		-
Cash - End of period	$220		$96,323

Supplemental Disclosure of Non-cash Financing Activities:
Accretion of additional paid in capital to accumulated deficit	$791,512		$-
Remeasurement of carrying value to redemption value	$5,393,416	$
Deferred offering costs included in accrued offering costs	$-		$3,063

The accompanying notes are an integral part of the unaudited condensed financial statements.

PELICAN ACQUISITION CORPORATION

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1 — Organization, Business Operations

Pelican Acquisition Corporation (the “Company” or “Pelican”) is a blank check company incorporated under the laws of the Cayman Islands with limited liability on July 23, 2024. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, although the Company intends to primarily focus on target businesses within the technology industry globally. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of October 31, 2025, the Company had not commenced any operations. For the period from July 23, 2024 (inception) through October 31, 2025, the Company’s efforts have been limited to organizational activities as well as activities related to completing the initial public offering (“IPO”), which is described below, and subsequent to the IPO, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend and/or interest income from the proceeds derived from the IPO and sale of Private Placement Units (as defined below). The Company has selected January 31 as its fiscal year end.

The Company’s sponsor is Pelican Sponsor LLC (the “Sponsor”), a Delaware limited liability company. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the IPO (see Note 3) and Private Placement (as defined below) to the initial shareholder (see Note 4).

The registration statement for the IPO was declared effective on May 22, 2025. On May 27, 2025, the Company consummated its IPO of 7,500,000 units (the “Units” and, with respect to the ordinary shares included in the Units being offered, the “Public Shares”) at an offering price of $10.00 per Unit generating gross proceeds of $75,000,000. Simultaneously with the closing of the IPO, the Company sold 276,250 private placement units (each, a “Private Placement Unit”) at a price of $10.00 per Private Placement Unit to the Sponsor and EarlyBirdCapital, Inc. (“EBC”), the representative of the underwriters, in a private placement generating total gross proceeds of $2,762,500, which is described in Note 4.

The Company granted the underwriters a 45-day option to purchase up to an additional 1,125,000 Units (the “Option Units”) at $10.00 per unit to cover over-allotments, if any. On May 28, 2025, the underwriters notified the Company of their exercise of the over-allotment option in full to purchase 1,125,000 additional units (the “Option Units”) at $10.00 per unit. The closing of the issuance and sale of the Option Units occurred on May 30, 2025, generating total gross proceeds of $11,250,000. Simultaneously with the closing of the over-allotment option, the Company consummated the private placement of an aggregate of 22,500 Private Placement Units to the Sponsor and EBC, at a price of $10.00 per Private Placement Unit, generating gross proceeds of $225,000.

Upon the underwriters’ full exercise of the over-allotment option, transaction costs amounted to $2,635,148, consisting of $1,725,000 of underwriting commissions, which was paid in cash at the closing date of the IPO and $806,109 of legal and other offering costs. At the IPO date, cash of $507,955 was held outside of the Trust Account (as defined below) and is available for working capital purposes.

A total of $86,250,000 ($10.00 per Unit) of the net proceeds from the sales of Units in the IPO, the Option Units and the Private Placements on May 27, 2025 and May 30, 2025, were placed in a trust account (“Trust Account”) with Continental Stock Transfer& Trust acting as trustee. The funds held in the Trust Account will be invested only in U.S. government treasury bills with a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and which invest solely in U.S. Treasuries. The Trust Fund will be deposited into the Trust Account in the U.S. to be released only in the event of either: (i) the consummation of a Business Combination or (ii) the Company’s failure to complete a Business Combination within the applicable period of time.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the IPO and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “Public shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income tax obligations). The Public Shares subject to redemption was recorded at a redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

If the Company seeks shareholder approval in connection with a Business Combination, it will require approval by an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Post-offering Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each public shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all. If the Company seeks shareholder approval in connection with a Business Combination, the Company’s Sponsor and the Company’s officers or directors have agreed (a) to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the IPO in favor of approving a Business Combination and (b) not to convert any shares (including the Founder Shares) in connection with a shareholder vote to approve, or sell the shares to the Company in any tender offer in connection with, a proposed Business Combination.

Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The holders of the Founder Shares have agreed (a) to waive their redemption rights with respect to the Founder Shares, Private Shares, and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose, or vote in favor of, an amendment to the Post-offering Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company have 15 months from the consummation of the IPO, or August 27, 2026, to consummate its initial business combination (“Combination Period”). If the Company anticipates that it may not be able to consummate initial business combination within the Combination Period, the Company may seek shareholder approval to amend its Post-offering Memorandum and Articles of Association to extend the date by which the Company must consummate its initial business combination. If the Company seek shareholder approval for an extension, holders of Public Shares will be offered an opportunity to redeem their shares, regardless of whether they abstain, vote for, or against, the initial Business Combination, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned thereon (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to applicable law.

If the Company is unable to complete a Business Combination within the Combination Period or by such earlier liquidation date as the board of directors may approve, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest (which interest shall be net of taxes payable and less up to $50,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The holders of the Founder Shares and Private Shares have agreed to waive their rights to liquidating distributions from the Trust Account liquidation rights with respect to the Founder Shares, and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if they acquire Public Shares in or after the IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete a Business Combination within the Combination Period.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third-party who executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third-party, the Sponsor will not be responsible to the extent of any liability for such third-party claims.

Merger Agreement

On September 9, 2025, Pelican (or “Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Pelican Holdco, Inc., a Texas corporation (“Holdco”), Pelican Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Holdco, Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Holdco, and March GL Company, a Texas corporation (“March GL”).

Prior to the closing, Pelican will effect a domestication pursuant to which Pelican will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation (the “Domestication”). Upon the Domestication, each issued and outstanding Pelican security will remain outstanding and automatically represent a corresponding security of Pelican as a Texas corporation, without any action required by the holders.

Following the Domestication, the transaction will include a series of mergers whereby Pelican, Greenland, and March GL will each merge with subsidiaries of Holdco, which will be renamed Greenland Energy Company and become publicly traded company on the Nasdaq.

The Merger consideration being a number of shares of Holdco common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. Existing Greenland shareholders will receive an aggregate of 1,500,000 shares of Holdco common stock and existing March GL shareholders will receive an aggregate of 20,000,000 shares of Holdco common stock. Pelican shareholders will receive one share of Holdco common stock for each share of Pelican common stock they currently hold (subject to redemptions).

Transfer of Founder Shares

Prior to the Closing, Purchaser shall cause the Sponsor and any other party that holds Founder Shares (except for EarlyBirdCapital, Inc.), to (i) forfeit and cancel, in aggregate, 718,750 Founder Shares, and (ii) following such forfeiture, transfer to FG Merchant Partners LP (a shareholder of March GL), pursuant to a purchase and sale agreement, 20% of the total remaining Founder Shares (which, for the avoidance of doubt, shall be 431,250 Founder Shares representing 20% of 2,156,250 Founder Shares post-forfeiture), at the same purchase price per share as originally paid by the Sponsor for such Founder Shares. Following such transfer, the Sponsor and any other party that holds Founder Shares (excluding EarlyBirdCapital, Inc.) shall retain 1,725,000 Founder Shares, in addition to any private units acquired in connection with Pelican’s IPO.

Termination

The Merger Agreement may be terminated by Pelican or Greenland or March GL under certain circumstances, including, among others: (a) by mutual written consent of Holdco, Greenland and March GL; (b) by either Holdco or Greenland or March GL if the Closing of the Business Combination has not occurred on or before June 30, 2026, (c) by Holdco if any of the Companies shall have failed to obtain the necessary shareholder approvals; (d) by either Greenland or March GL or Pelican if the Pelican Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Pelican’s shareholders have duly voted, and the Required Pelican Shareholder Approval (as defined in the Merger Agreement) was not obtained.

In addition, if the Merger Agreement is terminated as a primary result of the actions or inactions of Pelican, Pelican shall, or shall cause the applicable Pelican shareholder to, transfer, convey and assign to Greenland one-third (1/3) of the issued and outstanding Founder Shares, free and clear of all Liens, as a termination fee (the “Termination Fee”). The Parties acknowledge and agree that the Termination Fee is intended to compensate Greenland for the time, expense and opportunity costs incurred in connection with the Merger Agreement and the transactions contemplated hereby and is not a penalty.

Pelican Merger Sub Promissory Note - Greenland

On September 9, 2025, Pelican Merger Sub issued a promissory note to Greenland in the amount of $100,000, to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. On September 9, 2025, Greenland deposited $100,000 into Pelican’s operating account.

Certain Related Agreements

In connection with the execution of the Merger Agreement, (i) the sponsor of Pelican, entered into a support agreement pursuant to which it agreed to vote its shares of Pelican in favor of the transaction and take certain other actions in support of the Mergers (the “Sponsor Support Agreement”), and (ii) certain shareholders of Greenland and March GL entered into a support agreement pursuant to which they agreed to vote their shares of the company in favor of the transaction and take certain other actions in support of the Mergers (the “Company Support Agreement”). At Closing, all Greenland and March GL shareholders will enter into lock-up agreements (the “Form of Company Lock-Up Agreement”), restricting the transfer of certain shares for specified periods following the Closing. Pelican, Holdco, Robert Price (the “Subject Party”) entered into a non-competition and non-solicitation agreement (the “Non-Competition and Non-Solicitation Agreement”), to be effective as of the Closing, pursuant to which, among other things, the Subject Party may not, without the prior written consent of Pelican (which may be withheld in its sole discretion), directly or indirectly engage in the Business (as defined by the Non-Competition and Non-Solicitation Agreement), anywhere in Greenland.

Liquidity, Capital Resources and Going Concern

As of October 31, 2025, the Company had $220 of cash and a working capital deficit of $145,981. The Company has incurred and expects to continue to incur significant costs in pursuit of the consummation of an initial Business Combination. In addition, the Company currently has until August 27, 2026 (unless the Company extends such period by amending its Amended and Restated Memorandum and Articles of Association) to consummate the initial Business Combination. If the Company does not complete a Business Combination within the prescribed timeline, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the Amended and Restated Memorandum and Articles of Association. In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has determined that it has incurred and expects to continue to incur significant costs in pursuit of its acquisition plans. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. Therefore, management has determined that such additional conditions raise substantial doubt about the Company’s ability to continue as a going concern until the earlier of the consummation of the Business Combination or the date the Company is required to liquidate. The financial statements do not include any adjustments that might result from the Company’s inability to continue as a going concern.

Note 2 — Significant accounting policies

Basis of Presentation

The accompanying unaudited condensed financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by the U.S. GAAP. In the opinion of management, the unaudited condensed financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. They should be read in conjunction with the Company’s Current Report on Form 8-K, as filed with the SEC on June 4, 2025. The interim results for the three and nine months ended October 31, 2025 are not necessarily indicative of the results that may be expected through January 31, 2026 or for any future periods.

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

In preparing these unaudited condensed financial statements in conformity with U.S. GAAP, the Company’s management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $220 and $59,073 in cash and none in cash equivalents as of October 31, 2025 and January 31, 2025, respectively.

Investments Held in Trust Account

As of October 31, 2025, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in the Trust Account are included in interest earned on investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in Trust Account are determined using available market information. Fair values of these investments are determined by Level 1 input utilizing quoted prices (unadjusted) in active markets for identical assets.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows. As of October 31, 2025 and January 31, 2025, the Company has not experienced losses on these accounts.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging.” For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriter’s over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the IPO. As of October 31, 2025 and January 31, 2025, there were no derivative financial instruments.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the Financial Accounting Standards Board (“FASB”) ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred offering costs were $2,635,148 consisting principally of $1,725,000 underwriting fees and $806,109 legal and other expenses that were directly related to the IPO and the underwriters’ full exercise of the over-allotment option and charged to shareholder’s equity upon the completion of the IPO and the underwriters’ full exercise of the over-allotment option.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity” (ASC 480). Ordinary shares subject to mandatory redemption (if any) will be classified as a liability instrument and will be measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) will be classified as temporary equity. At all other times, ordinary shares will be classified as stockholders’ equity. In accordance with ASC 480-10-S99, the Company classifies the ordinary shares subject to redemption outside of permanent equity as the redemption provisions are not solely within the control of the Company. Given that the 8,625,000 ordinary shares sold as part of the Units in the IPO and full excise of over-allotment option were issued with other freestanding instruments (i.e., rights), the initial carrying value of ordinary shares classified as temporary equity has been allocated to the proceeds determined in accordance with ASC 470-20. If it is probable that the equity instrument will become redeemable, the Company has the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. The Company has elected to recognize the changes immediately. Immediately upon the closing of the IPO, the Company recognized the accretion from initial book value to redemption value. The change in the carrying value of redeemable shares will result in charges against additional paid-in capital (to the extent available) and accumulated deficit.

Accordingly, as of October 31, 2025, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet. As of October 31, 2025 the ordinary shares subject to redemption reflected in the balance sheet are reconciled in the following table:

	Shares	Amount
Gross proceeds from IPO	8,625,000	$86,250,000
Less:
Proceeds allocated to Public Rights	-	(1,380,000)
Reversal of proceeds allocated to over-allotment option	-	104,039
Ordinary shares issuance costs	-	(2,592,985)
Plus:
Remeasurement of carrying value to redemption value	-	5,393,416
Ordinary shares subject to possible redemption – October 31, 2025	8,625,000	$87,774,470

Net Income Per Ordinary Share

The Company complies with accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. The unaudited condensed statements of operations include a presentation of net income per redeemable share and net income per non-redeemable share following the two-class method of net income per ordinary share because redemption of the redeemable shares is not at fair value pursuant to the guidance in ASC 480-10-S99. Net income per ordinary share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period. The Company has elected to treat only the portion of the periodic adjustment to the carrying amount of the redeemable shares that reflects a redemption in excess of fair value like a dividend. As such, income or loss allocable to each class of ordinary share is not adjusted for the accretion of carrying value to redemption value.

The calculation of diluted net income per ordinary share does not consider the effect of the rights issued in connection with the IPO and the Private Units since the exercise of the rights is contingent upon the occurrence of future events. As of October 31, 2025, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into ordinary shares that then share in the earnings of the Company. As a result, diluted net income per ordinary share is the same as basic net income per ordinary share for the periods presented.

The net income per ordinary share presented in the unaudited condensed consolidated statements of operations is based on the following:

	Three Months Ended October 31, 2025	Three Months Ended October 31, 2024	Nine Months Ended October 31, 2025	For the Period from July 23, 2024 (Inception) to October 31, 2024
Net income (loss)	$514,636	$(43,064)	$802,493	$(43,064)

	Three Months Ended October 31, 2025		Three Months Ended October 31, 2024
	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income (loss)	$369,933	$144,703	$-	$(43,064)

Denominator:
Basic and diluted weighted average shares outstanding	8,625,000	3,373,750	-	2,700,000
Basic and diluted net income (loss) per ordinary share	$0.04	$0.04	$-	$(0.02)

	Nine Months Ended October 31, 2025		For the Period from July 23, 2024 (Inception) to October 31, 2024
	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares	Redeemable Ordinary Shares	Non-redeemable Ordinary Shares
Basic and diluted net income per ordinary share
Numerator:
Allocation of net income (loss)	$494,549	$307,944	$-	$(43,064)

Denominator:
Basic and diluted weighted average shares outstanding	4,956,044	3,086,012	-	2,700,000
Basic and diluted net income (loss) per ordinary share	$0.10	$0.10	$-	$(0.02)

Rights Accounting

The Company accounts for rights as either equity-classified or liability-classified instruments based on an assessment of the right’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the rights are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the rights meet all of the requirements for equity classification under ASC 815, including whether the rights are indexed to the Company’s own ordinary shares and whether the right holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of right issuance and as of each subsequent quarterly period end date while the rights are outstanding.

For issued or modified rights that meet all of the criteria for equity classification, the rights are required to be recorded as a component of equity at the time of issuance. For issued or modified rights that do not meet all the criteria for equity classification, the rights are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the rights are recognized as a non-cash gain or loss on the statements of operations.

As the rights to be issued upon the closing of the IPO and sale of Private Placement Units meet the criteria for equity classification under ASC 815, therefore, the rights are classified as equity.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 31, 2025 and January 31, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman Islands federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statement.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires the disclosure of additional segment information. ASU No. 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The Company adopted this guidance as of April 30, 2025 (see Note 8).

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 3 — Initial Public Offering

On May 27, 2025 and May 30, 2025, the Company sold 7,500,000 Units and 1,125,000 Option Units, respectively, at a price of $10.00 per Unit. Each Unit consists of one ordinary share, par value $0.0001 per share and one right (the “Public Right”). Each Public Right entitles the holder to convert one-tenth (1/10) of one ordinary share upon the consummation of the Company’s initial Business Combination. The Company will not issue fractional shares.

Note 4 — Private Placement

Simultaneously with the closing of the IPO and the over-allotment option, the Sponsor and EBC purchased an aggregate of 212,500 Private Placement Units and 86,250 Private Placement Units, respectively, at a price of $10.00 per Private Placement Unit for an aggregate purchase price of $2,987,500.

Each Private Placement Unit consists of one ordinary share (“Private Share”) and one right (“Private Right”). Each Private Right will convert into one-tenth (1/10) of one ordinary share upon the consummation of a Business Combination. The proceeds from the Private Units were added to the proceeds from the IPO which were deposited in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless. Private Placement Units and all underlying securities will not be transferable, assignable, or salable until the completion of a Business Combination, subject to certain exceptions.

Note 5 — Related Party Transactions

Founder Shares

On August 22, 2024, the Company issued to the Sponsor 2,875,000 ordinary shares for an aggregated consideration of $25,000, or approximately $0.0087 per ordinary share, among which, up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full, so that the Sponsor will beneficially own 25% of the Company’s issued and outstanding shares after the IPO (excluding the Private Shares and the EBC founder shares and assuming they do not purchase any Public Shares in the IPO).

As a result of the underwriter’s full exercise of its over-allotment option on May 30, 2025, no shares are subject to forfeiture. As of October 31, 2025, there were 2,875,000 Founder Shares issued and outstanding.

The holders of the Founder Shares have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their Founder Shares for a time period ending on the date that is 180 days after the completion of the Company’s initial business combination. The holders of the Private Placement Units also agreed not to transfer any ownership interest in, except to permitted transferees, their Private Placement Units until 30 days following the completion of the business combination.

Promissory Note — Related Party

On August 22, 2024 and April 28, 2025, the Sponsor agreed to loan the Company up to an aggregate amount of $200,000 and $500,000, respectively, to be used, in part, for transaction costs incurred in connection with the IPO (the “Promissory Notes”). The Promissory Notes are unsecured, interest-free and due the date on which the Company closes the IPO. The outstanding loan balance was repaid upon the closing of the IPO out of the offering proceeds not held in the Trust Account on May 27, 2025. As of October 31, 2025 and January 31, 2025, the Company had $0 and $200,000 outstanding loan balance under the Promissory Note, respectively.

Due to Related Party

The Sponsor funded the Company’s transaction costs related to the business combination. As of October 31, 2025 and January 31, 2025, $10,000 and nil were outstanding, respectively; the amount is unsecured, interest-free and due on demand.

Working Capital Loans

In addition, in order to finance transaction costs in connection with an intended initial Business Combination, the Sponsor, the Company’s officers and directors, or their affiliates/designees may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. If the Company completes the initial Business Combination, it would repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such working capital loans (“Working Capital Loans”) may be convertible into private units, at a price of $10.00 per unit at the option of the lender, upon consummation of its initial Business Combination. The units would be identical to the Private Placement Units.

As of October 31, 2025 and January 31, 2025, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company entered into an Administrative Services Agreement with the Sponsor on August 22, 2024, commencing on the effective date of the registration statement through the earlier of the initial business combination or the liquidation of the Company, to pay the Sponsor a total of $15,000 per month for office space and administrative and support services. On April 4, 2025, the Company and the Sponsor entered into the First Amendment to the Administrative Services Agreement, pursuant to which the monthly fee was increased to $20,000. The Company incurred $60,000 and $105,806 for each of the three and nine months ended October 31, 2025, respectively, of which $5,806 was unpaid and accrued in the administrative fees due to the Sponsor on the accompanying unaudited condensed balance sheet as of October 31, 2025. The Company did not incur any administrative fees during fiscal year ended January 31, 2025.

Other

On August 13, 2024, the Company engaged Celine & Partners PLLC (“Celine”) to represent it in connection with the IPO for a fee of $350,000. Celine is controlled by Mr. Hui Chen, who is the husband of Ms. Chen Chen, who controls the Sponsor. Retainer payments totaling $100,000 are payable upon meeting each milestone: (i) an initial retainer fee of $50,000 and (ii) $50,000 upon the initial filing with the SEC of the registration statement for the IPO. The balance of $250,000 will be paid upon the closing of IPO. On January 10, 2025, the Company revised its engagement agreement with Celine to include $100,000 legal fees for additional legal services. The outstanding balance of $350,000 was paid prior to the closing of the IPO.

Additionally, the Company engaged Celine to represent it for all U.S. corporate and securities compliance matters. A flat fee of $10,000 per month is charged for the ongoing public reports such as Form 10-Qs, 10-Ks, Form 8-Ks and press releases. On January 10, 2025, the Company and Celine amended the engagement letter to increase the monthly fee to $20,000.

The Company incurred $60,000 and $100,000 in legal fees for each of the three and nine months ending October 31, 2025, respectively; of which $80,000 was paid. The unpaid $20,000 was included in the accrued expenses on the accompanying unaudited condensed balance sheets as of October 31, 2025.

On May 5, 2025, the Company engaged Celine to represent it in all corporate and securities compliance matters in connection with its initial business combination and agrees to pay the following fees: (i) an initial retainer fee of $50,000; (ii) $50,000 upon execution of the Business Combination Agreement (BCA) related to the SPAC merger; (iii) $50,000 upon filing Form F-4 with the SEC; (iv) $50,000 upon receipt of SEC comments and providing corresponding responses; and (v) an closing fee of $50,000. As of October 31, 2025, the Company incurred $150,000 in legal fees, of which $100,000 was paid and $50,000 was included in the accrued expenses on the accompanying unaudited condensed balance sheets as of October 31, 2025.

Note 6 — Commitments and Contingencies

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including tariffs, rising trade tensions between the U.S. and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide.

As a result of these circumstances and the ongoing Russia/Ukraine, Hamas/Israel conflicts and/or other future global conflicts, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. In addition, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and potential future sanctions on the world economy and the specific impact on the Company’s financial position, results of operations or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Registration Rights

The holders of the Founder Shares, Private Placement Units (and underlying securities), EBC founder shares and any units the insiders or their affiliates may be issued in payment of working capital loans made to the Company, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effectiveness of the registration statement relating to the IPO requiring the Company to register such securities for resale. The holders of a majority of these securities are entitled to make demands that the Company register such securities. Both the holders of the Founder Shares and the holders of the Private Placement Units as well as units issued in payment of working capital loans made to the Company, if applicable, will have the ability to elect to exercise these registration rights at any time after the consummation of an initial Business Combination. In addition, the holders will have certain “piggyback” registration rights with respect to registration statements filed subsequent to the consummation of the initial Business Combination. Notwithstanding the foregoing, the underwriters may not exercise its demand and “piggy-back” registration rights after five and seven years, respectively, after the commencement of sales in this offering and may not exercise its demand rights on more than one occasion. The Company will pay the expenses incurred in connection with the filing of any such registration statements.

Right of First Refusal

The Company has granted EBC a right of first refusal for a period commencing from the consummation of the IPO until the consummation of the initial business combination or the liquidation of the trust account in the event that the Company fails to consummate its initial Business Combination within the prescribed time period (but in no event longer than three years from the consummation of the IPO) to act as book running manager, placement agent and/or arranger for all financings where the Company seeks to pursue any equity-linked financings relating to or in connection with a business combination and to receive at least 45% of the aggregate gross spread or fees from any and all such financings.

Subject to certain conditions, the Company has also granted EBC, for a period commencing from the consummation of the IPO until 12 months after the date of the consummation of an initial Business Combination or the liquidation of the Trust Account in the event the Company fails to consummate an initial Business Combination within the prescribed time (but in no event longer than three years from the consummation of the IPO), a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by our officer for the purpose of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the public offering.

Underwriting Agreement

The Company granted EBC, the representative of the underwriters, a 45-day option from the effective date of the IPO to purchase up to 1,125,000 additional Units to cover over-allotments, if any, at the IPO price less the underwriting discounts and commissions. The underwriter fully excised its over-allotment option on May 30, 2025.

The underwriters were entitled to a cash underwriting discount of 2.0% of the gross proceeds of the IPO and over-allotment, or $1,725,000 which was paid upon the closing of the IPO and the underwriters’ full exercise of the over-allotment option.

Business Combination Marketing Agreement

The Company has engaged EBC as an advisor in connection with its Business Combination to assist in holding meetings with the Company stockholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing its securities in connection with its initial Business Combination and assist with press releases and public filings in connection with the Business Combination. The Company will pay EBC a service fee for such services upon the consummation of its initial business combination in an amount equal to 3.5% of the gross proceeds of the IPO (or $3,018,750), except that one percentage point (out of the 3.5%) shall be payable pro-rata on the amount remaining in the Trust Account following the Business Combination in relation to the amount following the closing of the over-allotment option. The remaining fee shall be payable as follows: (i) 1.5% of the gross proceeds of the offering shall be payable in cash and (ii) 1.0% of the gross proceeds of the offering shall be payable in convertible notes, containing customary terms, convertible into Ordinary Shares six months after the completion of initial Business Combination.

As of October 31, 2025, the Company had not expensed, paid or accrued any amounts under this Business Combination Marketing Agreement, as the fees thereunder are contingent upon the consummation of the Company’s initial business combination.

In addition, the Company will pay EBC a service fee in an amount equal to 1.0% of the total consideration payable in the initial Business Combination if it introduces the Company to the target business with whom it completes an initial Business Combination; provided that the foregoing fee will not be paid prior to the date that is 60 days from the effective date of the IPO, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with the IPO pursuant to FINRA Rule 5110.

Note 7 — Shareholders’ Deficit

Ordinary shares — The Company is authorized to issue up to 500,000,000 ordinary shares, par value $0.0001 per share. Holders of ordinary shares are entitled to one vote for each share held on all matters to be voted on by the shareholders, except as required by law.

On September 30, 2024, EBC entered into a securities subscription agreement with the Company to purchase an aggregate of 500,000 shares (“EBC founder shares”) for an aggregate purchase price of approximately $4,348, or approximately $0.0087 per share. On January 10, 2025, EBC agreed to reduce the subscription amount by 300,000 EBC founder shares for no consideration, resulting in EBC holding 200,000 EBC founder shares.

EBC (and/or its designees) has agreed (i) to waive its redemption rights with respect to such shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete an initial Business Combination within the Combination Period. None of the EBC founder shares may be transferred, assigned or sold (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described herein) until the consummation of an initial Business Combination.

As of January 31, 2025, there were 3,075,000 ordinary shares issued and outstanding, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full. As a result of the underwriter’s full exercise of its over-allotment option on May 30, 2025, no shares are subject to forfeiture and as a result, there were 3,373,750 ordinary shares issued and outstanding as of October 31, 2025.

Rights — Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon conversion of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination, as the consideration related thereto has been included in the Unit purchase price paid for by investors in the IPO. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per ordinary share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary shares basis and each holder of a right will be required to affirmatively covert its rights in order to receive one share underlying each right (without paying additional consideration). The shares issuable upon conversion of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, holders of the rights might not receive the ordinary shares underlying the rights.

Note 8 — Fair Value Measurements

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of October 31, 2025 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

	October 31, 2025	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets
Investments held in Trust Account	$87,774,470	$87,774,470	-	-

Note 9 — Due to target company (Greenland)

On September 9, 2025, Pelican Merger Sub issued a promissory note to Greenland in the amount of $100,000, to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. On September 9, 2025, Greenland deposited $100,000 into Pelican’s operating account; Pelican recorded this as an amount as due to target company (Greenland) on the accompanying unaudited condensed balance sheets as of October 31, 2025.

Note 10 — Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chairman, Chief Executive Officer, and Chief Financial Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating and reportable segment. The CODM reviews the position of total assets available to assess if the Company has sufficient resources available to discharge its liabilities.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the Three Months Ended October 31, 2025	For the Three Months Ended October 31, 2024	For the Nine Months Ended October 31, 2025	For the Period from July 23, 2024 (Inception) to October 31, 2024
General and administrative expenses	$375,265	$43,064	$726,449	$43,064
Interest earned on investments held in Trust Account	$888,798	$-	$1,524,470	$-

The key measures of segment profit or loss reviewed by the CODM are interest earned on investments held in Trust Account and general and administrative expenses. General and administrative expenses include accounting expenses, printing expenses, and regulatory filing fees, none of which are deemed to be significant segment expenses and are reviewed in aggregate to ensure alignment with budget and contractual obligations. These expenses are monitored to manage and forecast cash available to complete a business combination within the required period.

Note 11 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date through the date when these financial statements were issued. Based on this review, the Company identified the following subsequent events that would require adjustment or disclosure in the financial statements.

On November 15, 2025, Greenland, Pelican and ThinkEquity entered into a letter agreement (“Letter Agreement”) whereby ThinkEquity will provide advisory services in connection to the Business Combination. Pursuant to Letter Agreement, upon closing of the Business Combination, Pelican will pay ThinkEquity a cash fee (“Placement Fee”) which includes (i) 6% from the financing arranged through ThinkEquity and (ii) 6% of the amount not redeemed from the Trust Account that is facilitated by ThinkEquity efforts.

On November 24, 2025, Pelican Holdco, Inc. issued a promissory note to Greenland in the amount of $200,000 to be used, in part, for merger related transaction costs (the “Promissory Note”). The Promissory Note is unsecured, interest-free and due on the date on which Greenland closes its initial business combination. As of the date the financial statements were issued, approximately $133,000 has been funded under this arrangement.

Additionally, ThinkEquity will receive Pelicans common stock warrants (“Placement Warrants”) which will be equal to 5% of the (i) common shares raised in financing arranged by ThinkEquity including common shares that are not redeemed in the Trust Account via ThinkEquity efforts and (ii) 5% of aggregate proceeds received by Pelican from a debt financing, divided by the ten-day volume weighted average price (“VWAP”) immediately preceding the date of the closing of the financing. The Placement Warrants shall have an exercise price of $10, a term of 5 years and piggy back registration rights.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Pelican Holdco, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pelican Holdco, Inc. (“the Company”) as of September 30, 2025, and the related statements of operations, changes in stockholder’s deficit, and cash flows for the period from September 5, 2025 (inception) through September 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2025, and the results of its operations and its cash flows for the period from September 5, 2025 (inception) through September 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has net losses and will need to raise additional financing. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

October 30, 2025

PELICAN HOLDCO, INC.
BALANCE SHEET

AS OF SEPTEMBER 30, 2025

As of September 30, 2025
Assets	-
Total Assets	$-

Liabilities and stockholder’s deficit
Current liabilities
Accounts payable	$473
Total current liabilities	$473

Total Liabilities	$473

Commitments and contingencies

Stockholder’s deficit
Common stock, $0.01 par value; 500,000,000 shares authorized; none issued or outstanding as of September 30, 2025	-
Accumulated deficit	(473)
Total Stockholder’s deficit	$(473)
Total liabilities and Stockholder’s deficit	$-

The accompanying notes are an integral part of these financial statements.

PELICAN HOLDCO, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

For the Period from September 5, 2025 (Inception) to September 30, 2025
General and administrative expenses	$(473)
Loss before tax expense	$(473)
Income tax expense	-
Net loss	$(473)
Weighted average number of common stock outstanding, basic and diluted	-
Basic and diluted net loss per common share	$-

The accompanying notes are an integral part of these financial statements.

PELICAN HOLDCO, INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S DEFICIT

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

	Common Stock		Accumulated	Stockholder’s
	Shares	Amount	deficit	deficit
Balance, September 5, 2025 (inception)	-	$-	$-	$-
Net loss	-	-	(473)	(473)
Balance, September 30, 2025	-	$-	$(473)	$(473)

The accompanying notes are an integral part of these financial statements.

PELICAN HOLDCO, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM SEPTEMBER 5, 2025 (INCEPTION) TO SEPTEMBER 30, 2025

For the Period from September 5, 2025 (Inception) to September 30, 2025
Cash Flows from Operating Activities
Net loss	$(473)
Changes in operating assets and liabilities:
Accounts payable	473
Net cash used in operating activities	$-

Change in Cash	-
Cash, beginning of period	-
Cash, ending of period	$-

Supplemental disclosure for non-cash financing activities:
Income tax and interest paid	-

The accompanying notes are an integral part of these financial statements.

PELICAN HOLDCO, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Pelican Holdco, Inc. (“the Company” or “Holdco”) was incorporated on September 5, 2025 under the laws of the State of Texas. The Company has had no operations to date other than incurring organizational costs. The Company has selected December 31 as its fiscal year end.

The Company was formed solely for the purpose of completing the transactions contemplated by the Merger Agreement, dated as of September 9, 2025 (as may be amended from time to time, the “Merger Agreement”). The parties to the Merger Agreement include the Company, Pelican Acquisition Corporation (“Pelican”), Pelican Merger Sub, Inc., a Texas corporation and wholly-owned subsidiary of Holdco, Greenland Exploration Limited, a Texas Corporation (“Greenland”), Greenland Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of Holdco, and March GL Company, a Texas corporation (“March GL”).

Prior to the closing, Pelican will effect a domestication pursuant to which Pelican will discontinue as a Cayman Islands exempted company and domesticate as a Texas corporation (the “Domestication”). Upon the Domestication, each issued and outstanding Pelican security will remain outstanding and automatically represent a corresponding security of Pelican as a Texas corporation, without any action required by the holders.

Following the Domestication, the transaction will include a series of mergers whereby Pelican, Greenland, and March GL will each merge with subsidiaries of Holdco, which will be renamed Greenland Energy Company and become publicly traded company on the Nasdaq.

The Merger consideration being a number of shares of the Company’s common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. Existing Greenland shareholders will receive an aggregate of 1,500,000 shares of the Company’s common stock and existing March GL shareholders will receive an aggregate of 20,000,000 shares of the Company’s common stock. Pelican shareholders will receive one share of the Company’s common stock for each share of Pelican common stock they currently hold (subject to redemptions).

NOTE 2 — GOING CONCERN CONSIDERATION

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities during the normal course of operations. As of September 30, 2025, the Company had no cash and cash equivalents and a working capital deficit of $473.

The Company’s operating results for future periods are subject ability to raise sufficient capital and/or obtaining the necessary financing to support ongoing and future operations. While the Company expects to obtain the capital and/or financing that is needed, there is no assurance that the Company will be successful in obtaining the necessary funds for future operations. to numerous uncertainties, and it is uncertain whether the Company will be able to reduce or eliminate its net losses for the foreseeable future. Accordingly, the Company will need to raise additional financing. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

PELICAN HOLDCO, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 — GOING CONCERN CONSIDERATION (cont.)

As a result of the above, in connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Organization costs

Organization costs, that include legal fees, have been expensed as incurred according to ASC 720-15, “Start-Up Costs.”

Net Loss Per Common Share

Net loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. The diluted net loss per share of common stock is computed by dividing the net loss using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. As of September 30, 2025, the Company had no common shares issued and outstanding and no dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

PELICAN HOLDCO, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2025. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Fair Value Measurement

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company had no marketable securities as of September 30, 2025

PELICAN HOLDCO, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s director in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of September 5, 2025. The adoption resulted in disclosure changes only.

NOTE 4 — COMMITMENTS AND CONTINGENCIES

The Company may be subject to asserted and actual claims and lawsuits arising in the ordinary course of business. Company management reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company recognizes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and disclose the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for our financial statements not to be misleading. As of September 30, 2025, no loss contingencies have been accrued, as the Company cannot reasonably estimate either the probability of losses or their magnitude (if any) based on all information currently available to management.

NOTE 5 — STOCKHOLDER’S DEFICIT

The Company is authorized to issue 500,000,000 shares of common stock, $0.01 par value. As of September 30, 2025, there were no common stocks issued or outstanding.

NOTE 6 — INCOME TAX

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided against deferred tax assets when, based on all available evidence, it is considered more likely than not that some portion or all of the recorded deferred tax assets will not be realized in future periods. The Company cannot be certain that future taxable income will be sufficient to realize its deferred tax assets, and accordingly, a full valuation allowance has been provided on its deferred tax assets. The net deferred tax assets continue to require a valuation allowance until the Company can demonstrate their realizability through sustained profitability or another source of income.

PELICAN HOLDCO, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 — INCOME TAX (cont.)

Components of deferred tax assets and liabilities are:

For the Period from September 5, 2025 (Inception) to September 30, 2025
Deferred tax assets:
Deferred start-up and organizational expenditures	(99)
Total deferred tax assets, net	(99)
Valuation allowance	99
Deferred tax assets, net of valuation allowance	$-

The reconciliation of the statutory federal income tax with the provision (benefit) for income taxes is as follows:

	For the Period from September 5, 2025 (Inception) to September 30, 2025
Income tax benefit at federal statutory rate	99	21.0%
Income tax (benefit) at state statutory rate	-	-
Change in valuation allowance	(99)	21.0%
Permanent differences	-	-
Total income tax provision (benefit)	$-	0%

NOTE 7 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to October 30, 2025. Based on this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Greenland Exploration Limited

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Greenland Exploration Limited (“the Company”) as of June 30, 2025, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period from June 9, 2025 (inception) through June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period form June 9, 2025 (inception) through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its future business combination plans. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

October 20, 2025

Greenland Exploration Limited

Balance Sheet

June 30, 2025

(Audited)

ASSETS
Current assets
Cash	$20,000
Total assets	$20,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,335
Total liabilities	$8,335

Commitments & Contingencies	$-

Stockholders’ equity
Common stock, no par value; 10,000,000 shares authorized; 1,500,000 issued and outstanding	$-
Additional paid in capital	$20,000
Accumulated deficit	(8,335)
Total stockholders’ equity	11,665
Total liabilities and stockholders’ equity	$20,000

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Operations

For the period from June 9, 2025 (inception) to June 30, 2025
(Audited)

Formation costs	$335
General and administrative expenses	8,000
Loss before taxes	$(8,335)
Income tax	-
Net loss	(8,335)

Weighted average common shares outstanding
Basic and diluted	237,805

Basic and diluted net loss per share	$(0.035)

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Changes in Stockholders’ Equity

For the period ended June 9, 2025 (inception) to June 30, 2025

(Audited)

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at June 9, 2025 (inception)	-	$-	$-	$-	$-
Issuance of 1,500,000 common shares, no par value	1,500,000	$-	$10,000	$-	$10,000
Issuance of $15 exercise price warrants			$10,000	$-	$10,000
Net loss	-	-	-	(8,335)	$(8,335)
Balance at June 30, 2025	1,500,000	$-	$20,000	$(8,335)	$11,665

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Cash Flows

For the period ended June 9, 2025 (inception) to June 30, 2025

(Audited)

Cash flows from operating activities
Net loss	$(8,335)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	8,335
Net cash provided by operating activities	$-

Cash flows from financing activities
Common share issuance	10,000
$15 exercise price warrant issuance	10,000
Net cash provided by operating activities	20,000

Net increase in cash	$20,000
Cash at beginning of period	-
Cash at end of period	$20,000

Supplemental diclosure for non-cash financing activities
Income tax and interest	-

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Greenland Exploration Limited (“Greenland” or the “Company”) is a corporation incorporated in the state of Texas on June 9, 2025. The Company is focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market.

On June 23, 2025, the Company entered into a non-binding letter of intent with Pelican Acquisition Corporation (“Pelican”), a Cayman Islands exempted company formed as a special purpose acquisition company, for Pelican to acquire all outstanding equity securities of the Company. Simultaneously on June 23, 2025, the Company entered into a non-binding memorandum of understanding (the “March MOU”) with March GL Company, a Texas corporation (“March GL”), regarding Company’s proposed acquisition of a non-operating, non-expense bearing equity participation interest (the “Interest”) in certain oil and gas rights secured by March GL (the “Acquisition”) and the grant of certain exchange rights to March GL. Subsequently, on September 9, 2025, Pelican, Greenland, March GL and certain Merger Subs entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). At the closing of the transaction pursuant to the Merger Agreement (the “Merger” or “Business Combination”), the combined company will operate under the name Greenland Energy Company (“Holdco”). As consideration for the Business Combination, the holders of March GL common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 20,000,000 shares of Holdco common stock (the “March GL Merger Consideration”), the holders of Greenland common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 1,500,000 shares of Holdco common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of Holdco common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. Pelican shareholders will receive one share of Holdco common stock for each share of Pelican common stock they currently hold (subject to redemptions).

March GL has obtained the drilling rights from 80 Mile PLC and its subsidiary company, White Flame Energy A/S, pursuant to which March GL will own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin in the Jameson Land Basin in Greenland.

As of June 30, 2025, the Company had not yet commenced any operations. All activity through June 30, 2025, related to Company’ formation and transaction described above.

Going Concern Consideration

At June 30, 2025, the Company had $20,000 cash and working capital surplus of $11,665. The Company has incurred and expects to continue to incur significant costs in pursuit of its Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful in a timely manner. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2025.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of June 30, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year-end is December 31 and no statutory tax deadline has yet occurred.

There was no provision for income taxes for the period from June 9, 2025 (inception) to June 30, 2025.

Net loss per share

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. As of June 30, 2025 the Company reported a net loss, as a result, diluted loss per share is the same as basic loss per share of the period presented.

Net loss from June 9, 2025 (inception) to June 30, 2025	$(335)

June 30, 2025
Total number of shares	1,500,000
Ownership percentage	100%
Total loss allocated	(8,335)
Total income (loss)	(8,335)

Weighted average shares	237,805
Earnings (loss) per share	(0.035)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature. The Company did not have any financial instruments as of June 30, 2025.

Operating Segments

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the chief operating decision maker (“CODM”), which is the Company’s Chief Executive Officer and Chief Financial Officer in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources. The Company is not organized by market and is managed and operated as one business. A single management team that reports to the CODM comprehensively manages the entire business. Accordingly, the Company does not accumulate discrete financial information with respect to separate divisions and does not have separate operating or reportable segments. Since the Company operates in one operating segment, all required financial segment information can be found in the financial statements

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of June 9, 2025 (inception). The adoption resulted in disclosure changes only.

NOTE 3. RELATED PARTY TRANSACTIONS

Common Stock

On June 17, 2025, the Company issued an aggregate of 1,500,000 shares of common stock (the “Common Share”) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Warrants

On June 17, 2025, the Company issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrant) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

NOTE 4. STOCKHOLDERS’ EQUITY

Common Stock – The Company is authorized to issue 10,000,000 shares of common stock, no par value. There were 1,500,000 common shares issued and outstanding as of June 30, 2025. The Company common shares will be exchanged into shares of Holdco common stock at the completion of the Business Combination.

Warrants – The $15 Exercise Price Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Exercise Price Warrants and the shares issuable upon the exercise of the $15 Exercise Price Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Company had 1,500,000 $15 Exercise Price Warrants outstanding as of June 30, 2025, which will be exchanged into warrants of Holdco at the closing of the Business Combination.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Advisory Agreement

On June 17, 2025 Company entered into an agreement (the “Advisory Agreement”) with ThinkEquity LLC (“ThinkEquity”) whereby ThinkEquity will serve as non-exclusive advisor to the Company for 12-month term (‘Term”). If the Business Combination is consummated during the Term or the 18-month period following the Term, Company will pay ThinkEquity a cash fee equal to $2,000,000.

NOTE 6. SUBSEQUENT EVENT

The Company evaluated subsequent events after the balance sheet date up to October 20, 2025, the date that the financial statements were issued. In addition to the disclosures in Note 1 above, subsequent events have been summarized below.

On July 17, 2025, the Company borrowed $15,000 under a promissory note (the “FGF Note”) with Fundamental Global Inc. The FGF Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $15,000 outstanding as of October 20, 2025 under the FGF Note.

On August 28, 2025, the Company borrowed $160,000 under a promissory note (the “FGMP Note”) with FG Merchant Partners LP. The FGMP Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $160,000 outstanding as of October 20, 2025 under the FGMP Note.

On September 4, 2025, the Company borrowed $100,000 under a promissory note (the “FGMP Note 2”) with FG Merchant Partners LP. The FGMP Note 2 is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $100,000 outstanding as of October 20, 2025 under the FGMP Note 2.

On September 9, 2025, Pelican Merger Sub, a subsidiary of Pelican, borrowed $100,000 from the Company under a promissory note (the “Pelican Note”) with no interest accruing and coming due upon the closing of a repayment/conversion trigger event.

Greenland Exploration Limited

Balance Sheet

September 30, 2025

(Unaudited)

ASSETS
Current assets
Cash	$18,398
prepaid expense	$148,801
Loan receivable	$100,000
Total assets	$267,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$335
Loan payable	$275,000
Total liabilities	$275,335

Commitments & Contingencies	$-

Stockholders’ equity
Common stock, no par value; 10,000,000 shares authorized; 1,500,000 issued and outstanding	$-
Additional paid in capital	$20,000
Accumulated deficit	(28,136)
Total stockholders’ equity	(8,136)
Total liabilities and stockholders’ equity	$267,199

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Operations

(Unaudited)

	Three Months Ended September 30, 2025	For the Period June 9, 2025 (inception) to September 30, 2025
General and administrative expenses	19,801	28,136
Loss before taxes	$(19,801)	$(28,136)
Income tax	-	-
Net loss	(19,801)	(28,136)

Weighted average common shares outstanding
Basic and diluted	1,500,000	1,393,805

Basic and diluted net loss per share	$(0.01)	$(0.02)

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Changes in Stockholders’ Equity

For the three months ended September 30, 2025, and for the period ended June 9, 2025

(inception) to September 30, 2025

	Common Stock Shares	Common Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance at June 9, 2025 (inception)	-	$-	$-	$-	$-
Issuance of 1,500,000 common shares, no par value	1,500,000	$-	$10,000	$-	$10,000
Issuance of $15 exercise price warrants			$10,000	$-	$10,000
Net loss	-	-	-	(8,335)	$(8,335)
Balance at June 30, 2025 (audited)	1,500,000	$-	$20,000	$(8,335)	$11,665
Net loss	-	-	-	(19,801)	$(19,801)
Balance at September 30, 2025	1,500,000	$-	$20,000	$(28,136)	$(8,136)

The accompanying notes are an integral part of the financial statements.

Greenland Exploration Limited

Statement of Cash Flows

(Unaudited)

For the period ended June 9, 2025 (inception) to September 30, 2025
Cash flows from operating activities
Net loss	$(28,136)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable	335
prepaid expense	(148,801)
Net cash provided by operating activities	$(176,602)

Cash flows from investing activities
Loan receivable	(100,000)
Net cash provided by investing activities	(100,000)

Cash flows from financing activities
Common share issuance	10,000
$15 exercise price warrant issuance	10,000
Loan payable	275,000
Net cash provided by financing activities	295,000

Net increase in cash	$18,398
Cash at beginning of period	-
Cash at end of period	$18,398

Supplemental diclosure for non-cash financing activities
Income tax and interest	-

The accompanying notes are an integral part of the financial statements.

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Greenland Exploration Limited (“Greenland” or the “Company”) is a corporation incorporated in the state of Texas on June 9, 2025. The Company is focused on developing strategic positions in North American energy assets. Through its partnerships and future acquisitions, Greenland Exploration Limited aims to deliver long-term shareholder value in a dynamic and evolving energy market.

On June 23, 2025, the Company entered into a non-binding letter of intent with Pelican Acquisition Corporation (“Pelican”), a Cayman Islands exempted company formed as a special purpose acquisition company, for Pelican to acquire all outstanding equity securities of the Company. Simultaneously on June 23, 2025, the Company entered into a non-binding memorandum of understanding (the “March MOU”) with March GL Company, a Texas corporation (“March GL”), regarding Company’s proposed acquisition of a non-operating, non-expense bearing equity participation interest (the “Interest”) in certain oil and gas rights secured by March GL (the “Acquisition”) and the grant of certain exchange rights to March GL. Subsequently, on September 9, 2025, Pelican, Greenland, March GL and certain merger subsidiaries entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). At the closing of the transaction pursuant to the Merger Agreement (the “Merger” or “Business Combination”), the combined company will operate under the name Greenland Energy Company (“Holdco”). As consideration for the Business Combination, the holders of March GL common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 20,000,000 shares of Holdco common stock (the “March GL Merger Consideration”), the holders of Greenland common stock immediately prior to the Merger will be entitled to receive from Holdco, in the aggregate, 1,500,000 shares of Holdco common stock (the “Greenland Merger Consideration, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of Holdco common stock with an aggregate value equal to US$215,000,000, based upon a per share value of US$10.00. Pelican shareholders will receive one share of Holdco common stock for each share of Pelican common stock they currently hold (subject to redemptions).

March GL has obtained the drilling rights from 80 Mile PLC and its subsidiary company, White Flame Energy A/S, pursuant to which March GL will own up to 70% of three onshore licenses, which include over 2,000,000 acres covering the entire petroleum basin in the Jameson Land Basin in Greenland.

As of September 30, 2025, the Company had not yet commenced any operations. All activity through September 30, 2025, related to Company’ formation and transaction described above.

Going Concern Consideration

At September 30, 2025, the Company had $18,393 cash and $100,000 in loan receivable and working capital deficit of $8,136. The Company has incurred and expects to continue to incur significant costs in pursuit of its Business Combination plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful in a timely manner. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in U.S. Dollars and conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2025.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits as of September 30, 2025 and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. Company’s year-end is December 31 and no statutory tax deadline has yet occurred.

There was no provision for income taxes for the period from June 9, 2025 (inception) to September 30, 2025.

Net loss per share

The Company complies with the accounting and disclosure requirements of ASC 260, Earnings Per Share. Net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. As of September 30, 2025 the Company reported a net loss, as a result, diluted loss per share is the same as basic loss per share of the period presented.

Net loss from June 9, 2025 (inception) to September 30, 2025	$(28,136)
Net loss from July 1, 2025, to September 30, 2025	$(19,801)

For the Period June 9, 2025 (inception) to September 30, 2025
Total number of shares	1,500,000
Ownership percentage	100%
Total loss allocated	(28,136)
Total income (loss)	(28,136)

Weighted average shares	1,393,805
Earnings (loss) per share	(0.02)

Three Months Ended September 30, 2025
Total number of shares	1,500,000
Ownership percentage	100%
Total loss allocated	(19,801)
Total income (loss)	(19,801)

Weighted average shares	1,500,000
Earnings (loss) per share	(0.01)

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities.

Level 1: Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2: Observable inputs other than Level 1 inputs. Examples of Level 2 input include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3: Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company did not have any financial instruments as of September 30, 2025.

Operating Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer and the Chief Financial Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statement of operations as net income or loss. The measure of segment assets is reported on the balance sheet as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in net income or loss and total assets, which include the following:

For the period June 9, 2025 (inception) to September 30, 2025
General and administrative expenses	19,801

General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete the Business Combination. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis.

Recently issued accounting standard

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. ASU 2023-07, which is applicable to entities with a single reportable segment, will primarily require enhanced disclosures about significant segment expenses and enhanced disclosures in interim periods. The guidance in ASU 2023-07 will be applied retrospectively and is effective for annual reporting periods in fiscal years beginning after December 15, 2023 and interim reporting periods in fiscal years beginning after December 31, 2024, with early adoption permitted. The Company adopted this guidance as of June 9, 2025 (inception). The adoption resulted in disclosure changes only.

NOTE 3. RELATED PARTY TRANSACTIONS

Common Stock

On June 17, 2025, the Company issued an aggregate of 1,500,000 shares of common stock (the “Common Share”) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Warrants

On June 17, 2025, the Company issued an aggregate of 1,500,000 warrants (the $15 Exercise Price Warrant) to the Company’s management, board of directors and affiliates for an aggregate purchase price of $10,000 in cash.

Promissory Notes

On July 17, 2025, the Company borrowed $15,000 under a promissory note (the “FGF Note”) with Fundamental Global Inc. The FGF Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $15,000 outstanding as of September 30, 2025 under the FGF Note.

On August 28, 2025, the Company borrowed $160,000 under a promissory note (the “FGMP Note”) with FG Merchant Partners LP. The FGMP Note is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $160,000 outstanding as of September 30, 2025 under the FGMP Note.

On September 4, 2025, the Company borrowed $100,000 under a promissory note (the “FGMP Note 2”) with FG Merchant Partners LP. The FGMP Note 2 is non-interest bearing and due at the earlier of (i) January 31, 2026, or (ii) date the Company closes its Business Combination. There was $100,000 outstanding as of September 30, 2025 under the FGMP Note 2.

On September 9, 2025, Pelican Merger Sub, a subsidiary of Pelican, borrowed $100,000 from the Company under a promissory note (the “Pelican Note 1”) with no interest accruing and coming due upon the closing of a repayment/conversion trigger event. There was $100,000 receivable as of September 30, 2025 under the Pelican Note.

NOTE 4. STOCKHOLDERS’ EQUITY

Common Stock – The Company is authorized to issue 10,000,000 shares of common stock, no par value. There were 1,500,000 common shares issued and outstanding as of September 30, 2025. The Company common shares will be exchanged into shares of Holdco common stock at the completion of the Business Combination.

Warrants – The $15 Exercise Price Warrants will entitle the holder to purchase one common share at an exercise price of $15.00 per each share, will be exercisable for a period of 10 years from the date of Business Combination, will be non-redeemable, and may be exercised on a cashless basis. Additionally, $15 Exercise Price Warrants and the shares issuable upon the exercise of the $15 Exercise Price Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. The Company had 1,500,000 $15 Exercise Price Warrants outstanding as of September 30, 2025, which will be exchanged into warrants of Holdco at the closing of the Business Combination.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Advisory Agreement

On June 17, 2025 Company entered into an agreement (the “Advisory Agreement”) with ThinkEquity LLC (“ThinkEquity”) whereby ThinkEquity will serve as non-exclusive advisor to the Company for 12-month term (‘Term”). If the Business Combination is consummated during the Term or the 18-month period following the Term, Company will pay ThinkEquity a cash fee equal to $2,000,000.

NOTE 6. SUBSEQUENT EVENT

The Company evaluated subsequent events after the balance sheet date up to December 30, 2025, the date that the financial statements were issued. Subsequent events have been summarized below.

On October 27, 2025, the Company borrowed $200,000 under a promissory note (the “FGMP Note 3”) with FG Merchant Partners LP. The FGMP Note 3 is non-interest bearing and due at the earlier of (i) March 31, 2026, or (ii) date the Company closes its Business Combination. There was $200,000 outstanding as of December 30, 2025 under the FGMP Note 3.

From October 1, 2025 till December 30, 2025, Company has paid $98,529 in transaction related expenses on behalf of the Pelican pursuant to the Merge Agreement. Company will be reimbursed at the closing of Business Combination.

On November 24, 2025, Pelican Holdco Inc, a subsidiary of Pelican, borrowed $200,000 from the Company under a promissory note (the “Pelican Note 2”) with no interest accruing and coming due upon the closing of a repayment/conversion trigger event. The $98,526 in transaction related expenses that Company has paid on behalf of the Pelican was captured under this Pelican Note 2. As such, Pelican Holdco can draw down $104,470 under the Pelican Note 2. On December 16, 2025, Pelican Holdco Inc. drew $33,990 under Pelican Note 2. There was $132,519 outstanding as of December 30, 2025, under Pelican Note 2.

On November 15, 2025, The Company, Pelican and ThinkEquity entered into a letter agreement (“Letter Agreement”) whereby ThinkEquity will provide advisory services in connection to the Business Combination. Pursuant to Letter Agreement, upon closing of the Business Combination, Pelican will pay ThinkEquity a cash fee (“Placement Fee”) which includes (i) 6% from the financing arranged through ThinkEquity and (ii) 6% of the amount not redeemed from the Trust Account that is facilitated by ThinkEquity efforts.

Additionally, ThinkEquity will receive Pelicans common stock warrants (“Placement Warrants”) which will be equal to 5% of the (i) common shares raised in financing arranged by Thinkequity including common shares that are not redeemed in the Trust Account via ThinkEquity efforts and (ii) 5% of aggregate proceeds received by Pelican from a debt financing, divided by the ten-day volume weighted average price (“VWAP”) immediately preceding the date of the closing of the financing. The Placement Warrants shall have an exercise price of $10, a term of 5 years and piggy back registration rights.

FINANCIAL STATEMENTS

JUNE 30, 2025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
March GL Company

Opinion on the Financial Statements

We have audited the accompanying balance sheet of March GL Company (“the Company”) as of June 30, 2025, and the related statements of operations, stockholders’ equity, and cash flows for the period from March 31, 2025 (inception) through June 30, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows for the period from March 31, 2025 (inception) through June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has net losses, has not yet generated revenue, and is in its development stage. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2025.

Spokane, Washington

October 21, 2025

March GL

Balance Sheet

Period Ended June 30, 2025

ASSETS
Current assets
Cash	$216,137
Prepaid shipping fees	866,023
Prepaid expenses	2,884
Total assets	1,085,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$380,009
Total current liabilities	380,009

Commitments and contingencies	-

Stockholders’ Equity
Common stock, $0.001 par value per share; 5,000,000 shares authorized; 44,600 shares issued and outstanding as of June 30, 2025	45
Additional paid-in capital	1,150,095
Accumulated deficit	(445,105)
Total Stockholders’ Equity	705,035
Total Liabilities and Stockholders’ Equity	$1,085,044

See notes to financial statements

March GL

Statement of Operations

For the Period from Inception (March 31, 2025) through June 30, 2025

Revenue	$-
Total revenue	-

Expenses
Operating expenses	445,105
Total expenses	445,105

Net income (loss) before income taxes	(445,105)
Income taxes	-
Net income (loss)	$(445,105)

Earnings (loss) per share – basic and diluted	$(10.90)

Weighted average shares outstanding	40,800

See notes to financial statements

March GL

Statement of Stockholders’ Equity

For the Period from Inception (March 31, 2025) through June 30, 2025

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance – March 31, 2025 (inception)	-	-	-	-	-
Issuance of Common Stock	44,600	45	1,150,095	-	1,150,140
Net loss	-	-	-	(445,105)	(445,105)
Balance – June 30, 2025	44,600	$45	1,400,195	$(445,105)	$705,035

See notes to financial statements

March GL

Statement of Cash Flows

For the Period from Inception (March 31, 2025) through June 30, 2025

Cash flows from operating activities
Net income (loss)	$(445,105)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Changes in assets and liabilities
Prepaid shipping expenses	(866,023)
Prepaid expenses	(2,884)
Accounts payable	380,009
(488,898)
Net cash provided by (used in) operating activities	(934,003)

Cash flows from financing activities
Proceeds from the issuance of common stock	1,150,140
Net cash (used in) provided by financing activities	1,150,140

Net increase (decrease) in cash	216,137
Cash - beginning of the period	-
Cash - end of the period	$216,137

Supplemental Disclosure of Cash Flow Information
No cash payments were made during the period for interest or income taxes.	-

See notes to financial statements

March GL

Notes to Financial Statements

Period Ended June 30, 2025

1.	GENERAL INFORMATION

March GL Company (“the Company”) was incorporated in the State of Texas on March 31, 2025 as a privately held entity. The Company was formed to engage in the acquisition, exploration, and development of oil and gas resources with a particular focus on underexplored frontier basins. The Company’s fiscal year ends on December 31.

March GL Company is currently a development-stage enterprise with no revenues as of June 30, 2025. The Company’s principal business activity is the exploration of hydrocarbon prospects within the Jameson Land Basin in eastern Greenland. The Jameson Land Basin is considered to be a highly prospective but historically undrilled area. The Company has secured exclusive rights to explore approximately 2 million acres in this basin.

2.	BASIS OF PREPARATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). These financial statements reflect the financial position and results of operations of March GL Company (the “Company”) as of and for the period ended June 30, 2025.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, assumptions used in the evaluation of going concern, prepaid expense amortization schedules, and contingent obligations related to exploration activities.

3.	SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of June 30, 2025, the Company maintained all of its cash in U.S.-based financial institutions and had no cash equivalents.

Prepaid Expenses and Prepaid Shipping Fees

Prepaid expenses represent advance payments for services and costs that will be recognized as expenses in future periods when incurred. As of June 30, 2025, prepaid expenses primarily consist of prepaid consulting services and prepaid shipping fees related to logistical support for the Company’s planned exploration activities in Greenland. These costs will be expensed as the related services are performed or as the benefit is consumed.

March GL

Notes to Financial Statements

Period Ended June 30, 2025

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of shares of common stock outstanding during the period.

Diluted earnings per share is computed by dividing net income by the weighted average number of shares of common stock and potentially dilutive outstanding shares of common stock during the period.

When the Company incurs a net loss, the effect of potentially dilutive shares is antidilutive and therefore excluded from the calculation. Accordingly, basic and diluted loss per share are the same for periods in which a net loss is reported.

Income Taxes

The Company accounts for income taxes using the liability method under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of June 30, 2025, no provision for income taxes has been recorded due to the Company’s operating losses and the full valuation allowance on deferred tax assets.

Concentration of Risk

The Company maintains its cash balances in one financial institution, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk on its cash balances.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term nature.

Research and Development

The Company expenses all research and development costs as incurred. These include expenses related to geological studies, early-stage exploration planning, and technical evaluations. No research and development costs have been capitalized as of June 30, 2025.

March GL

Notes to Financial Statements

Period Ended June 30, 2025

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Related Party Transactions

During the period from inception (March 31, 2025) to June 30, 2025, the Company entered into a management services agreement with a significant shareholder to provide general management and executive services and certain reimbursable costs. Under this agreement, the shareholder acted in the capacity of Chief Executive Officer and provided strategic, operational, and administrative support to the Company.

The agreement was entered into on terms management believes are consistent with those that would have been negotiated with an unrelated third party. As of June 30, 2025, there was a balance due of $45,000 related to this agreement.

No other related party transactions were identified during the reporting period.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception on March 31, 2025, the Company has been engaged primarily in organizational activities and early-stage exploration planning. As of June 30, 2025, the Company has incurred a net loss of $445,105, has not generated any revenues, and is in the development stage.

The Company’s ability to continue as a going concern depends on its capacity to raise additional capital for planned exploration activities, meet future drilling commitments under its Exploration and Participation Agreement, and ultimately achieve profitable operations. The Company has funded its operations to date primarily through the issuance of common stock. While management believes it will be able to obtain the necessary financing, there can be no assurance that such financing will be available on terms acceptable to the Company, if at all.

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

4.	COMMITMENTS AND CONTINGENCIES

Exploration Funding Commitment

The Company has entered into an Exploration and Participation Agreement with 80 Mile PLC, a publicly listed company on the AIM Exchange in London. Under the terms of the agreement, the Company will fund two exploration wells in the Jameson Land Basin in eastern Greenland. Upon successful completion of the drilling obligations, the Company will earn up to a 70% working interest in the basin. Failure to meet these drilling milestones within the agreed-upon timeframe could result in the forfeiture of the Company’s right to earn the interest.

As of June 30, 2025, the Company has incurred significant planning, engineering, and logistics-related expenditures in support of this obligation. The Company has not yet commenced drilling operations, but expects to initiate physical exploration activities in the fiscal year ending December 31, 2026.

March GL

Notes to Financial Statements

Period Ended June 30, 2025

4.	COMMITMENTS AND CONTINGENCIES (continued)

Service Contracts and Prepaid Logistics

The Company has executed project management agreements with Halliburton and IPT Well Solutions to support drilling, engineering, logistics, and field operations. These contracts include non-cancellable provisions for the delivery of technical services, equipment mobilization, and exploration planning. These costs are expected to be amortized as services are rendered over the next fiscal year.

Environmental and Regulatory Risk

While the Company has not been subject to any claims or enforcement actions as of the reporting date, its planned operations in Greenland are subject to a wide range of regulatory approvals, environmental reviews, and permitting requirements imposed by Greenlandic authorities and other governing bodies. These regulations may impose future obligations for site restoration, remediation, and environmental compliance. The Company will recognize asset retirement obligations and related costs in accordance with ASC 410, Asset Retirement and Environmental Obligations, once drilling activities commence and estimable liabilities can be determined.

5.	INCOME TAXES

The Company was incorporated on March 31, 2025, and the accompanying financial statements reflect operations for the period from inception through June 30, 2025. The Company has not recognized any provision for federal or state income taxes for the period ended June 30, 2025, as it has incurred net operating losses and has no taxable income.

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. As of June 30, 2025, the Company had a net operating loss carryforward of approximately $445,000, which may be available to offset future taxable income.

A full valuation allowance has been recorded against the Company’s deferred tax asset as management has determined that it is more likely than not that the deferred tax asset will not be realized due to the Company’s limited operating history and cumulative losses.

The Company has evaluated its tax positions and concluded that it has taken no uncertain tax positions as of June 30, 2025. The Company is subject to U.S. federal and state income tax examinations for all periods since inception.

6.	STOCKHOLDERS’ EQUITY

The Company was incorporated on March 31, 2025 and is authorized to issue 5,000,000 shares of common stock with a par value of $0.001 per share. Upon incorporation, the Company completed a private placement of 44,600 shares of common stock, resulting in gross proceeds of $1,150,140. Of this amount, $45 was allocated to common stock based on par value and the remaining $1,150,095 was recorded as additional paid-in capital.

For the period ended June 30, 2025, the Company incurred a net loss of $445,105, which was recorded as an accumulated deficit. Total stockholders’ equity as of June 30, 2025 was $705,035.

March GL

Notes to Financial Statements

Period Ended June 30, 2025

7.	OPERATING SEGMENTS

The Company applies the guidance in ASC 280 Segment Reporting, which requires that operating segments be identified based on the way the entity’s chief operating decision maker (CODM) allocates resources and evaluates performance.

The Company has identified its CODM as Robert Price, the Company’s Chief Executive Officer. The CODM is responsible for allocating the resources of the Company and assessing its overall performance.

As of June 30, 2025, the Company operates in a single operating segment, focusing on the acquisition, exploration and development of oil and gas resources. The Company’s principal activities are concentrated in the Jameson Land Basin in eastern Greenland. Accordingly, the Company presents its financial information on a consolidated basis and believes that the entire enterprise represents one reportable segment.

The Company had no revenues for the period from inception (March 31, 2025) through June 30, 2025. Substantially all of its identifiable assets were located in the United States, with prepaid logistics and exploration-related expenditures supporting planned activities in Greenland.

Because the Company operates as a single reportable segment, the required entity-wide disclosures under ASC 280 have been incorporated herein. No disaggregated segment profit or loss information has been separately disclosed because the CODM reviews the consolidated results of the Company as a whole.

8.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 21, 2025, the date on which these financial statements were available to be issued.

Subsequent to June 30, 2025, the Company completed an additional private placement of common stock, issuing 55,000 shares for gross proceeds of approximately $3,001,480. The proceeds from this offering will be used to fund planned exploration activities and general working capital needs.

FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

March GL

Balance Sheet (unaudited)

Periods Ended June 30 and September 30, 2025

September 30, 2025
ASSETS
Current Asset
Cash	$111,948
Prepaid Shipping Fees	1,194,883
Deposits on Equipment	150,000
Prepaid Expenses	7,884
Total Assets	1,464,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts Payable	$525,557
Due to Shareholder	3,632
Total Liabilities	529,189

Commitments and contingencies

Stockholders’ Equity
Common Stock, $0.001 par value per share; 5,000,000 shares authorized; 96,300 and 45,600 shares issued and outstanding as of September 30 and June 30, 2025, respectively	96
Additional paid-in capital	4,051,524
Subscription Receivable	(25,000)
Accumulated deficit	(3,091,094)
Total Stockholders’ Equity	935,526
Total Liabilities and Stockholders’ Equity	$1,464,715

See notes to financial statements

March GL

Statement of Operations (unaudited)

For the Periods from Inception (March 31, 2025) through June 30 and September 30, 2025

	From the period March 31, 2025 (inception) to	Three Months Ended
	September 30, 2025	September 30, 2025
Revenue	$-	$-
Total revenue	-	-

Expenses
Operating expenses	3,091,094	2,645,989
Total expenses	3,091,094	2,645,989

Net income (loss) before income taxes	$(3,091,094)	$(2,645,989)
Income taxes	-	-
Net income (loss)	$(3,091,094)	$(2,645,989)

Earnings per share – basic	$(32.10)	$(27.48)
Earnings per share – diluted	$(32.10)	$(27.48)

Weighted average common shares outstanding – basic	56,220	71,729
Weighted average common shares outstanding – diluted	56,220	71,729

See notes to financial statements

March GL

Statement of Stockholders’ Equity (unaudited)

For the Periods from Inception (March 31, 2025) through June 30 and September 30, 2025

	Common Stock		Additional Paid-in	Subscription	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance – March 31, 2025 (inception)	-	-	-	-	-	-
Issuance of Common Stock	45,600	46	1,150,194	-	-	1,150,240
Net loss	-	-	-	-	(445,105)	(445,105)
Balance – June 30, 2025	46,600	46	1,150,194	-	(445,105)	705,135
Issuance of Common Stock	51,700	50	2,901,330	(25,000)	-	2,876,380
Net Loss	-	-	-	-	(2,645,989)	(2,645,989)
Balance – September 30, 2025	96,300	96	4,051,524	(25,000)	(3,091,094)	935,526

See notes to financial statements

March GL

Statement of Cash Flows (unaudited)

For the Period from Inception (March 31, 2025) through September 30, 2025

Cash flows from operating activities
Net income (loss)	$(3,091,094)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Changes in assets and liabilities
Prepaid shipping expenses	(1,194,883)
Prepaid expenses	(7,884)
Deposits on equipment	(150,000)
Accounts payable	525,557
Due to shareholder	3,632
(823,528)
Net cash provided by (used in) operating activities	(3,914,672)

Cash flows from financing activities
Proceeds from the issuance of common stock	4,051,620
Change in subscriptions receivable	(25,000)
Net cash (used in) provided by financing activities	4,026,620

Net increase (decrease) in cash	111,948
Cash - beginning of the period	-
Cash - end of the period	$111,948

Supplemental Cash Flow Information:

No cash was paid for interest or income taxes during the period from inception through September 30, 2025.

See notes to financial statements

March GL

Notes to Financial Statements (unaudited)

Period Ended September 30, 2025

1.	GENERAL INFORMATION

March GL Company (“the Company”) was incorporated in the State of Texas on March 31, 2025 as a privately held entity. The Company was formed to engage in the acquisition, exploration, and development of oil and gas resources with a particular focus on underexplored frontier basins. The Company’s fiscal year ends on December 31.

March GL Company is currently a development-stage enterprise with no revenues as of September 30, 2025. The Company’s principal business activity is the exploration of hydrocarbon prospects within the Jameson Land Basin in eastern Greenland. The Jameson Land Basin is considered to be a highly prospective but historically undrilled area. The Company has secured exclusive rights to explore approximately 2 million acres in this basin.

2.	BASIS OF PREPARATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) as issued by the Financial Accounting Standards Board (“FASB”). These financial statements reflect the financial position and results of operations of March GL Company (the “Company”) as of and for the period ended September 30.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include, but are not limited to, assumptions used in the evaluation of going concern, prepaid expense amortization schedules, and contingent obligations related to exploration activities.

3.	SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of the period ended September 30, the Company maintained all of its cash in U.S.-based financial institutions and had no cash equivalents.

Prepaid Expenses and Prepaid Shipping Fees

Prepaid expenses represent advance payments for services and costs that will be recognized as expenses in future periods when incurred. As of the period ended September 30, prepaid expenses primarily consist of prepaid consulting services and prepaid shipping fees related to logistical support for the Company’s planned exploration activities in Greenland. These costs will be expensed as the related services are performed or as the benefit is consumed.

Income Taxes

The Company accounts for income taxes using the liability method under ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. A valuation allowance is recorded when it is more likely than not that some portion or all of the deferred tax assets will not be realized. As of the period ended September 30, no provision for income taxes has been recorded due to the Company’s operating losses and the full valuation allowance on deferred tax assets.

March GL

Notes to Financial Statements (unaudited)

Periods Ended June 30 and September 30, 2025

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risk

The Company maintains its cash balances in one financial institution, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk on its cash balances.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash and accounts payable. The carrying amounts of these financial instruments approximate fair value because of their short-term nature.

Research and Development

The Company expenses all research and development costs as incurred. These include expenses related to geological studies, early-stage exploration planning, and technical evaluations. No research and development costs have been capitalized as of the periods ended September 30 or June 30, 2025.

Related Party Transactions

During the period from inception (March 31, 2025) to September 30, 2025, the Company entered into a management services agreement with a significant shareholder to provide general management and executive services. Under this agreement, the shareholder acted in the capacity of Chief Executive Officer and provided strategic, operational, and administrative support to the Company.

The agreement was entered into on terms management believes are consistent with those that would have been negotiated with an unrelated third party. As of September 30, 2025, there were no outstanding payables or receivables related to this arrangement.

No other related party transactions were identified during the reporting period.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Since inception on March 31, 2025, the Company has been engaged primarily in organizational activities and early-stage exploration planning. As of September 30, 2025, the Company has incurred a net loss of $3,091,094, has not generated any revenues, and is in the development stage.

The Company’s ability to continue as a going concern depends on its capacity to raise additional capital for planned exploration activities, meet future drilling commitments under its Exploration and Participation Agreement, and ultimately achieve profitable operations. The Company has funded its operations to date primarily through the issuance of common stock. While management believes it will be able to obtain the necessary financing, there can be no assurance that such financing will be available on terms acceptable to the Company, if at all.

These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year from the date the financial statements are issued. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March GL

Notes to Financial Statements (unaudited)

Periods Ended June 30 and September 30, 2025

3.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating Segments

ASC Topic 280, Segment Reporting, establishes standards for companies to report financial statement information about operating segments, products and services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which they may earn revenues and incur expenses, and for which discrete financial information is available that is regularly reviewed by the Company’s chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance.

The Company’s CODM has been identified as the Chief Executive Officer, who reviews the Company’s assets, operating results, and financial metrics on a consolidated basis to make decisions regarding resource allocation and to assess overall financial performance. Based on this evaluation, management has determined that the Company operates as a single reportable segment.

The CODM assesses performance for the single operating segment and allocates resources based primarily on net income (loss), which is reported on the accompanying statement of operations, and total assets, which are reported on the balance sheet. Because the Company has not generated revenues and has not commenced drilling operations as of September 30, 2025, the CODM does not review discrete profitability measures or operating results by geographic area or activity.

When evaluating the Company’s performance and making key decisions regarding resource allocation, the CODM regularly reviews certain financial metrics included in net income (loss) and total assets. These metrics include the following:

Metric	Period from Inception (March 31, 2025) through September 30, 2025
Operating expenses	$3,091,094

Operating Segments (continued)

Operating expenses are reviewed and monitored by the CODM to manage cash utilization, forecast liquidity needs, and ensure sufficient capital is available to fund planned exploration activities and meet future drilling commitments. The CODM also reviews operating expenses to ensure costs are aligned with contractual obligations, regulatory requirements, and approved budgets. Operating expenses, as reported on the statement of operations, represent the significant segment expense regularly reviewed by the CODM.

Accordingly, the Company’s consolidated financial statements reflect the results of a single operating and reportable segment for all periods presented.

March GL

Notes to Financial Statements (unaudited)

Periods Ended June 30 and September 30, 2025

4.	COMMITMENTS AND CONTINGENCIES

Exploration Funding Commitment

The Company has entered into an Exploration and Participation Agreement with 80 Mile PLC, a publicly listed company on the AIM Exchange in London. Under the terms of the agreement, the Company will fund two exploration wells in the Jameson Land Basin in eastern Greenland. Upon successful completion of the drilling obligations, the Company will earn up to a 70% working interest in the basin. Failure to meet these drilling milestones within the agreed-upon timeframe could result in the forfeiture of the Company’s right to earn the interest.

Amounts paid under the agreement prior to the commencement of drilling activities consist primarily of planning, engineering, permitting, environmental, and logistics-related costs incurred in support of future exploration activities. The Company evaluates these costs in accordance with its accounting policy for exploration and evaluation expenditures.

Costs that do not result in the acquisition of a tangible or legally enforceable interest in proved or unproved properties are expensed as incurred. Accordingly, during the period from inception through September 30, 2025, the Company expensed all costs incurred under the agreement, as no drilling operations have commenced and no working interest has been earned as of that date. No capitalized oil and gas properties were recorded as of September 30, 2025.

As of September 30, 2025, the Company has incurred significant planning, engineering, and logistics-related expenditures in support of this obligation. The Company has not yet commenced drilling operations, but expects to initiate physical exploration activities in the fiscal year ending December 31, 2026.

Service Contracts and Prepaid Logistics

The Company has executed project management agreements with Halliburton and IPT Well Solutions to support drilling, engineering, logistics, and field operations. These contracts include non-cancellable provisions for the delivery of technical services, equipment mobilization, and exploration planning. These costs are expected to be amortized as services are rendered over the next fiscal year.

Environmental and Regulatory Risk

While the Company has not been subject to any claims or enforcement actions as of the reporting date, its planned operations in Greenland are subject to a wide range of regulatory approvals, environmental reviews, and permitting requirements imposed by Greenlandic authorities and other governing bodies. These regulations may impose future obligations for site restoration, remediation, and environmental compliance. The Company will recognize asset retirement obligations and related costs in accordance with ASC 410, Asset Retirement and Environmental Obligations, once drilling activities commence and estimable liabilities can be determined.

5.	INCOME TAXES

The Company was incorporated on March 31, 2025, and the accompanying financial statements reflect operations for the period from inception through September 30, 2025. The Company has not recognized any provision for federal or state income taxes for the period ended September 30, 2025, as it has incurred net operating losses and has no taxable income.

Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. As of September 30, 2025, the Company had a net operating loss carryforward of approximately $3,091,000, which may be available to offset future taxable income.

A full valuation allowance has been recorded against the Company’s deferred tax asset as management has determined that it is more likely than not that the deferred tax asset will not be realized due to the Company’s limited operating history and cumulative losses.

The Company has evaluated its tax positions and concluded that it has taken no uncertain tax positions as of September 30, 2025. The Company is subject to U.S. federal and state income tax examinations for all periods since inception.

March GL

Notes to Financial Statements

Periods Ended June 30 and September 30, 2025

6.	STOCKHOLDERS’ EQUITY

The Company was incorporated on March 31, 2025 and is authorized to issue 5,000,000 shares of common stock with a par value of $0.001 per share.

During the period from inception (March 31, 2025) through September 30, 2025, the Company issued an aggregate of 96,300 shares of common stock through private placement offerings for total gross proceeds of $4,051,520. Of these proceeds, $96 was recorded to common stock based on par value, and $4,051,524 was recorded as additional paid-in capital.

As of September 30, 2025, $25,000 of subscription amounts remained unpaid and is reflected as subscriptions receivable within stockholders’ equity.

As of September 30, 2025, the Company had 96,300 shares of common stock issued and outstanding, additional paid-in capital of $4,051,524, and subscriptions receivable of $25,000.

During the period from inception through September 30, 2025, the Company incurred a cumulative net loss of $3,091,094, resulting in an accumulated deficit of $3,091,094 as of September 30, 2025. Total stockholders’ equity as of September 30, 2025 was $935,526.

7.	SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 8, 2026, the date on which these financial statements were available to be issued.

Subsequent to September 30, 2025, the Company completed an additional private placement of common stock, issuing 7,320 shares for gross proceeds of approximately $1,516,000. The proceeds from this offering will be used to fund planned exploration activities and general working capital needs.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

Pelican Holdco, Inc.

Pelican Acquisition Corporation

Pelican Merger Sub, Inc.

Greenland Exploration Limited

Greenland Merger Sub, Inc.

March GL Company

March GL Merger Sub, Inc.

Dated as of September 9, 2025

ARTICLE I. MERGERS		A-5
1.1	Domestication; Mergers; Contribution	A-5
1.2	Effective Time	A-6
1.3	Effect of the Mergers	A-7
1.4	Certificate of Incorporation and Bylaws; Directors and Officers	A-7
1.5	Merger Consideration	A-8
1.6	Conversion of Outstanding Securities	A-8
1.7	Treasury Stock	A-9
1.8	Surrender of Securities and Disbursement of Merger Consideration	A-9
1.9	Allocation Schedule	A-11
1.10	Taking of Necessary Action; Further Action	A-12
1.11	Amended Holdco Certificate of Incorporation	A-12
1.12	Withholding	A-12

ARTICLE II. CLOSING		A-12
2.1	Closing	A-12

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		A-13
3.1	Organization and Standing	A-13
3.2	Authorization; Binding Agreement	A-13
3.3	Governmental Approvals	A-14
3.4	Non-Contravention	A-14
3.5	Capitalization	A-15
3.6	SEC Filings and Purchaser Financials	A-16
3.7	Absence of Certain Changes	A-17
3.8	Compliance with Laws	A-17
3.9	Actions; Orders; Permits	A-18
3.10	Taxes and Returns	A-18
3.11	Employees and Employee Benefit Plans	A-20
3.12	Properties	A-20
3.13	Material Contracts	A-20
3.14	Transactions with Affiliates	A-21
3.15	Investment Company Act	A-21
3.16	Finders and Brokers	A-21
3.17	Ownership of Merger Consideration	A-21
3.18	Certain Business Practices	A-21
3.19	Insurance	A-22
3.20	Purchaser Trust Account	A-22
3.21	Independent Investigation	A-23
3.22	Lock-Up Agreements	A-23

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES		A-23
4.1	Organization and Standing	A-23
4.2	Authorization; Binding Agreement	A-24
4.3	Capitalization	A-24
4.4	Subsidiaries	A-25
4.5	Governmental Approvals	A-25
4.6	Non-Contravention	A-25
4.7	Financial Statements	A-26
4.8	Absence of Certain Changes	A-27
4.9	Compliance with Laws	A-27

A-i

4.10	Company Permits	A-27
4.11	Litigation	A-28
4.12	Material Contracts	A-28
4.13	Intellectual Property	A-30
4.14	Taxes and Returns	A-32
4.15	Real Property	A-34
4.16	Personal Property	A-34
4.17	Title to and Sufficiency of Assets	A-35
4.18	Employee Matters	A-35
4.19	Benefit Plans	A-36
4.20	Environmental Matters	A-39
4.21	Transactions with Related Persons	A-40
4.22	Insurance	A-40
4.23	Books and Records	A-40
4.24	Reserved	A-41
4.25	Certain Business Practices	A-41
4.26	Compliance with Privacy Laws, Privacy Policies and Certain Contracts	A-41
4.27	Investment Company Act	A-42
4.28	Finders and Brokers	A-42
4.29	Independent Investigation	A-42
4.30	Information Supplied	A-43
4.31	Disclosure	A-43

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE MERGER SUBS		A-44
5.1	Organization and Standing	A-44
5.2	Authorization: Binding Agreement	A-44
5.3	Governmental Approvals	A-44
5.4	Non-Contravention	A-45
5.5	Capitalization	A-45
5.6	Merger Sub Activities	A-45
5.7	Compliance with Laws	A-45
5.8	Actions; Orders	A-46
5.9	Transactions with Related Persons	A-46
5.10	Finders and Brokers	A-46
5.11	Investment Company Act	A-46
5.12	Taxes	A-46

ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF HOLDCO		A-46
6.1	Organization and Standing	A-46
6.2	Authorization: Binding Agreement	A-47
6.3	Governmental Approvals	A-47
6.4	Non-Contravention	A-47
6.5	Capitalization	A-48
6.6	Holdco Activities	A-48
6.7	Compliance with Laws	A-48
6.8	Actions; Orders	A-48
6.9	Transactions with Related Persons	A-48
6.10	Finders and Brokers	A-49
6.11	Investment Company Act	A-49
6.12	Taxes	A-49
6.13	Ownership of Merger Consideration	A-49

A-ii

ARTICLE VII. COVENANTS		A-49
7.1	Access and Information	A-49
7.2	Conduct of Business of the Companies	A-50
7.3	Conduct of Business of the Purchaser	A-53
7.4	Annual and Interim Financial Statements	A-55
7.5	Purchaser Public Filings	A-56
7.6	Registration Rights	A-56
7.7	No Solicitation	A-56
7.8	Equity Incentive Plan	A-56
7.9	No Trading	A-57
7.10	Notification of Certain Matters	A-58
7.11	Efforts	A-58
7.12	Tax Matters	A-60
7.13	Further Assurances	A-61
7.14	The Registration Statement	A-61
7.15	Public Announcements	A-63
7.16	Confidential Information	A-64
7.17	Post-Closing Board of Directors and Executive Officers; Employment Agreements; Related Party Transactions	A-65
7.18	Indemnification of Directors and Officers; Tail Insurance	A-66
7.19	Trust Account Proceeds	A-67
7.20	Domestication	A-67
7.21	Shareholder Written Consent	A-68
7.22	Transfer of Founder Shares	A-68

ARTICLE VIII. NO SURVIVAL		A-69
8.1	No Survival	A-69

ARTICLE IX. CLOSING CONDITIONS		A-69
9.1	Conditions to Each Party’s Obligations	A-69
9.2	Conditions to Obligations of the Companies	A-70
9.3	Conditions to Obligations of the Purchaser	A-71
9.4	Frustration of Conditions	A-72

ARTICLE X. TERMINATION AND EXPENSES		A-73
10.1	Termination	A-73
10.2	Effect of Termination; Termination Fee	A-74
10.3	Fees and Expenses	A-75

ARTICLE XI. WAIVERS AND RELEASES		A-76
11.1	Waiver of Claims Against Trust	A-76

ARTICLE XII. MISCELLANEOUS		A-77
12.1	Notices	A-77
12.2	Binding Effect; Assignment	A-77
12.3	Third Parties	A-78
12.4	Governing Law; Jurisdiction	A-78
12.5	WAIVER OF JURY TRIAL	A-78
12.6	Remedies; Specific Performance	A-79
12.7	Severability	A-79
12.8	Amendment	A-79

A-iii

12.9	Waiver	A-79
12.10	Entire Agreement	A-80
12.11	Interpretation	A-80
12.12	Counterparts	A-81
12.13	No Recourse	A-81

ARTICLE XIII. PIPE Investment		A-82
13.1	PIPE Investment	A-82

ARTICLE XIV. DEFINITIONS		A-83
14.1	Certain Definitions	A-83

A-iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of September 9, 2025, by and among:

A.	Pelican Holdco, Inc. (“Holdco”), a Texas corporation;

B.	Pelican Acquisition Corporation, a Cayman Islands exempted company with limited liability (“Purchaser”);

C.	Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation;

D.	Greenland Exploration Limited, a Texas corporation (“Greenland”);

E.	Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”);

F.	March GL Company, a Texas corporation (“March GL” and, together with Greenland, the “Companies” and each individually, a “Company”); and

G.	March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub”).

Holdco, Purchaser, Pelican Merger Sub, Greenland, Greenland Merger Sub, March GL, and March GL Merger Sub are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms used and not otherwise defined herein have the meaning set forth in ARTICLE XIV.

RECITALS:

WHEREAS, Purchaser is a blank check company incorporated in the Cayman Islands and formed for the sole purpose of entering into a Business Combination with one or more businesses or entities;

WHEREAS, Holdco is a newly formed corporation, formed for the purpose of consummating the transactions contemplated by this Agreement, including to act as the publicly traded company for each Company and its respective Subsidiaries (and their businesses) after the Closing;

WHEREAS, each of the Merger Subs is a newly formed, wholly-owned, direct Subsidiary of Holdco, and was formed for the sole purpose of consummating the transactions contemplated by this Agreement, including the Mergers;

WHEREAS, prior to the Closing Date, Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Texas and domesticate as a Texas corporation in accordance with the Texas Business Organizations Code (the “TBOC”) and the Cayman Islands Companies Act (as Revised), on the terms and subject to the conditions set forth in this Agreement (the “Domestication”);

WHEREAS, on the terms and subject to the conditions of this Agreement, Pelican Merger Sub will merge with and into Purchaser with Purchaser being the surviving company (the “Pelican Merger”) and as a result of the Pelican Merger each Purchaser Ordinary Share issued and outstanding immediately prior to the Pelican Merger Effective Time will be converted into the right to receive one share of Holdco Common Stock;

WHEREAS, on the terms and subject to the conditions of this Agreement, in connection with and immediately following the consummation of the Pelican Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation (the “Greenland Merger”), and, as a result of the Greenland Merger, each share of Greenland Common Stock issued and outstanding immediately prior to the Greenland Merger Effective Time will be converted into the right to receive one share of Holdco Common Stock;

WHEREAS, on the terms and subject to the conditions of this Agreement, in connection with immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation (the “March GL Merger” and, together with the Pelican Merger and the Greenland Merger, the “Mergers”), and, as a result of the March GL Merger, each share of March GL Common Stock issued and outstanding immediately prior to the March GL Merger Effective Time will be converted into the right to receive pro-rata number of an aggregate 20,000,000 share(s) of Holdco Common Stock;

WHEREAS, immediately following the consummation of the March GL Merger, Holdco will contribute 100% of the March GL Common Stock received pursuant to the March GL Merger to Greenland, with March GL becoming a wholly owned subsidiary of Greenland;

WHEREAS, in furtherance of the Pelican Merger and in accordance with the terms hereof, Purchaser shall provide an opportunity for Purchaser shareholders to have their issued and outstanding Purchaser Ordinary Shares redeemed on the terms and subject to the conditions set forth in this Agreement and Purchaser’s Organizational Documents in connection with obtaining the Required Purchaser Shareholder Approval;

WHEREAS, for U.S. federal and applicable state and local income tax purposes, the Parties intend that, to the greatest extent permitted by Law, (i) the Domestication will qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and (ii) the Pelican Share Exchange, the Greenland Share Exchange, the March GL Share Exchange, and the PIPE Investment, taken together as part of a unified plan, will qualify as an exchange within the meaning of Section 351(a) of the Code and the Treasury Regulations thereunder (clauses (i) and (ii), the “Intended Tax Treatment”);

WHEREAS, the board of directors of Purchaser has unanimously (i) determined that it is in the best interests of Purchaser and its shareholders, and declared it advisable, to enter into this Agreement and the Ancillary Documents to which it is a party, (ii) approved, among other things, this Agreement and the Ancillary Documents to which it is a party and the transactions contemplated hereunder and thereby, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the transactions contemplated hereunder, including the Pelican Merger, be adopted by the holders of the Purchaser Ordinary Shares;

WHEREAS, the board of directors of each Company has unanimously (i) determined that it is in the best interests of such Company, and declared it advisable, to enter into this Agreement and the Ancillary Documents to which they are a party, (ii) approved this Agreement and the Ancillary Documents to which they are a party and the transactions contemplated hereunder, on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement and the transactions contemplated hereunder be adopted by their respective shareholders;

WHEREAS, as a condition and inducement to Purchaser’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain Company Shareholders have executed and delivered to Purchaser a support agreement with the Purchaser, the applicable Company, and Holdco (each, a “Company Support Agreement”) pursuant to which, among other things, they have agreed: (i) if a meeting is held, appear at such meeting or otherwise cause their shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by written consent, if applicable) their shares in favor of granting the Required Company Shareholder Approval, if there are insufficient votes in favor of granting the Required Company Shareholder Approval, in favor of the adjournment or postponement of such meeting of the Company Shareholders to a later date but not past the Outside Date;

WHEREAS, as a condition and inducement to each Company’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, Pelican Sponsor LLC, a Delaware limited liability company (“Sponsor”), has executed and delivered to each Company a Support Agreement (the “Sponsor Support Agreement”), pursuant to which, among other things, it has agreed (i) to vote in favor of the proposed transactions contemplated by this Agreement, (ii) to appear at the Purchaser Special Meeting for purposes of constituting a quorum, (iii) to vote against any proposals that would materially impede the proposed transactions contemplated by this Agreement, and (iv) to not redeem any Purchaser Ordinary Shares held by it that may be redeemed;

WHEREAS, at the Closing, all Company Security Holders will enter into Lock-Up Agreements with Holdco and the Purchaser, in a form to be mutually agreed upon by the Companies, Holdco and the Purchaser (each, a “Lock-Up Agreement”); and

WHEREAS, the Key Personnel will enter into Non-Competition and Non-Solicitation Agreements in favor of Purchaser and the Company, in a form to be mutually agreed upon by the Company and Purchaser and each Key Personnel (each, a “Non-Competition Agreement”), which agreements will become effective as of the Closing.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I.
MERGERS

1.1 Domestication; Mergers; Contribution.

(a) At least one Business Day prior to the Closing Date, Purchaser shall cause the Domestication to occur in accordance with §§ 10.101–10 of the TBOC and Part XII of the Cayman Islands Companies Act (as Revised), including by filing with the Texas Secretary of State a Certificate of Domestication with respect to the Domestication, together with the Purchaser Certificate of Incorporation, and completing and making all filings required to be made with the Cayman Islands Registrar of Companies to effect the Domestication. In connection with (and as part of) the Domestication, Purchaser shall cause:

(i) each of the issued and outstanding Purchaser Ordinary Securities immediately prior to the Domestication to remain issued and outstanding and to automatically represent a security of Purchaser, as a Texas corporation, without any action required by the holders thereof and without any interruption or change in the rights, preferences, privileges, or limitations applicable thereto;

(ii) the governing documents of Purchaser, as amended and restated in accordance with this Agreement and effective as of the Domestication, to become the organizational documents of Purchaser as a Texas corporation; and

(iii) the legal existence and continuity of Purchaser to be preserved, such that the Domestication shall not be deemed to constitute a dissolution, liquidation, or winding up of Purchaser or require any transfer of its properties or assets, and Purchaser shall continue its existence as a Texas corporation, subject to and governed by the TBOC.

(b) Upon the terms and subject to the conditions of this Agreement, on the Closing Date and in accordance with the applicable provisions of the TBOC, Pelican Merger Sub and Purchaser shall consummate the Pelican Merger, pursuant to which Pelican Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Pelican Merger Sub shall cease and Purchaser shall continue as the surviving company (sometimes referred to herein for the periods at and after the Pelican Merger Effective Time as the “Surviving Pelican Company”), and a wholly-owned subsidiary of Holdco.

(c) Upon the terms and subject to the conditions of this Agreement, immediately following the consummation of the Pelican Merger on the Closing Date and in accordance with the applicable provisions of the TBOC, Greenland Merger Sub and Greenland shall consummate the Greenland Merger, pursuant to which Greenland Merger Sub shall be merged with and into Greenland, following which the separate corporate existence of Greenland Merger Sub shall cease and Greenland shall continue as the surviving corporation (sometimes referred to herein for the periods at and after the Greenland Merger Effective Time as the “Surviving Greenland Company”) and a wholly-owned subsidiary of Holdco.

(d) Upon the terms and subject to the conditions of this Agreement, immediately following the consummation of the Greenland Merger on the Closing Date and in accordance with the applicable provisions of the TBOC, March GL Merger Sub and March GL shall consummate the March GL Merger, pursuant to which March GL Merger Sub shall be merged with and into March GL, following which the separate corporate existence of March GL Merger Sub shall cease and March GL shall continue as the surviving corporation (sometimes referred to herein for the periods at and after the March GL Merger Effective Time as the “Surviving March GL Company”) and a wholly-owned subsidiary of Holdco.

(e) Upon the terms and subject to the conditions of this Agreement and the Contribution Agreement, immediately following the consummation of the March GL Merger on the Closing Date and in accordance with the applicable provisions of the TBOC, Holdco shall contribute the March GL Common Stock to Greenland, thereby causing March GL to become a wholly-owned subsidiary of Greenland.

1.2 Effective Time.

(a) The Parties hereto shall cause the Pelican Merger to be consummated by filing the Certificate of Merger for the merger of Pelican Merger Sub with and into Purchaser, in a form to be mutually agreed upon by the Companies and Purchaser (the “Texas Certificate of Merger”), with the Secretary of State of the State of Texas in accordance with the relevant provisions of the TBOC and by filing the Plan of Merger to be entered into between the Purchaser and Pelican Merger Sub and all other required declarations and documentations for the Pelican Merger under the Companies Act and the issuance of the certificate of merger by the Registrar of Companies in the Cayman Islands (together with the Texas Certificate of Merger, the “Pelican Certificates of Merger”) in accordance with the Companies Act (the time of such filing, or such other time as the Companies and Purchaser may agree in writing and specify in the Denali Certificates of Merger, being the “Pelican Merger Effective Time”).

(b) The Parties hereto shall cause the Greenland Merger to be consummated by filing the Certificate of Merger for the merger of Greenland Merger Sub with and into Greenland, in a form to be mutually agreed upon by Greenland and Purchaser (the “Greenland Certificate of Merger”), with the Secretary of State of the State of Texas in accordance with the relevant provisions of the TBOC (the time of such filing, or such other time as Greenland and Purchaser may agree in writing and specify in the Greenland Certificate of Merger, being the “Greenland Merger Effective Time”).

(c) The Parties hereto shall cause the March GL Merger to be consummated by filing the Certificate of Merger for the merger of March GL Merger Sub with and into March GL, in a form to be mutually agreed upon by March GL and Purchaser (the “March GL Certificate of Merger”), with the Secretary of State of the State of Texas in accordance with the relevant provisions of the TBOC (the time of such filing, or such other time as March GL and Purchaser may agree in writing and specify in the March GL Certificate of Merger, being the “March GL Merger Effective Time” and, the later of the Pelican Merger Effective Time, the Greenland Merger Effective Time, and the March GL Merger Effective Time, the “Effective Time”).

1.3 Effect of the Mergers.

(a) At the Pelican Merger Effective Time, the effect of the Pelican Merger shall be as provided in this Agreement, the Pelican Certificates of Merger and the applicable provisions of the TBOC and the Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Pelican Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Pelican Merger Sub and Purchaser shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Pelican Company, which shall include the assumption by the Surviving Pelican Company of any and all agreements, covenants, duties and obligations of Pelican Merger Sub and Purchaser set forth in this Agreement to be performed after the Pelican Merger Effective Time.

(b) At the Greenland Merger Effective Time, the effect of the Greenland Merger shall be as provided in this Agreement, the Greenland Certificate of Merger and the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the Greenland Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Greenland Merger Sub and Greenland shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Greenland Company, which shall include the assumption by the Surviving Greenland Company of any and all agreements, covenants, duties and obligations of Greenland Merger Sub and Greenland set forth in this Agreement to be performed after the Greenland Merger Effective Time.

(c) At the March GL Merger Effective Time, the effect of the March GL Merger shall be as provided in this Agreement, the March GL Certificate of Merger and the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, at the March GL Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of March GL Merger Sub and March GL shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving March GL Company, which shall include the assumption by the Surviving March GL Company of any and all agreements, covenants, duties and obligations of March GL Merger Sub and March GL set forth in this Agreement to be performed after the March GL Merger Effective Time.

1.4 Certificate of Incorporation and Bylaws; Directors and Officers.

(a) At the Pelican Merger Effective Time, subject to obtaining the approval of the Required Purchaser Shareholder Approval and by virtue of the Pelican Merger, the Organizational Documents of the Surviving Pelican Company, each as in effect immediately prior to the Pelican Merger Effective Time, shall each be amended and restated in a form to be mutually agreed between the Companies and Purchaser, and such amended and restated Organizational Documents shall become the respective Organizational Documents of Purchaser.

(b) At the Greenland Merger Effective Time, by virtue of the Greenland Merger, the Organizational Documents of the Surviving Greenland Company, each as in effect immediately prior to the Greenland Merger Effective Time, shall automatically be amended and restated in their entirety to read identically to the Organizational Documents of Greenland Merger Sub, as in effect immediately prior to the Greenland Merger Effective Time, and such amended and restated Organizational Documents shall become the respective Organizational Documents of Greenland.

(c) At the March GL Merger Effective Time, by virtue of the March GL Merger, the Organizational Documents of the Surviving March GL Company, each as in effect immediately prior to the March GL Merger Effective Time, shall automatically be amended and restated in their entirety to read identically to the Organizational Documents of March GL Merger Sub, as in effect immediately prior to the March GL Merger Effective Time, and such amended and restated Organizational Documents shall become the respective Organizational Documents of March GL.

1.5 Merger Consideration. As consideration for the Mergers, the holders of March GL Common Stock immediately prior to the Pelican Merger shall be entitled to receive from Holdco, in the aggregate, 20,000,000 shares of Holdco Common Stock (the “March GL Merger Consideration”). The holders of Greenland Company Common Stock immediately prior to the Pelican Merger shall be entitled to receive from Holdco, in the aggregate, 1,500,000 shares of Holdco Common Stock (the “Greenland Company Merger Consideration”, and together with the March GL Merger Consideration, the “Merger Consideration”), with the Merger Consideration being a number of shares of Holdco Common Stock with an aggregate value equal to US$215,000,000 based upon a per share value of US$10.00.

1.6 Conversion of Outstanding Securities.

(a) Immediately prior to the Pelican Merger Effective Time, every issued and outstanding Purchaser Unit shall be automatically separated and the holder thereof shall be deemed to hold one (1) Pelican Ordinary Share and one (1) Purchaser Right, and each holder of Purchaser Rights shall be deemed to hold one-tenth (1/10th) of one (1) Pelican Ordinary Share for each right so held.

(b) Each Purchaser Ordinary Share issued and outstanding immediately prior to the Pelican Merger Effective Time (other than shares to be canceled in accordance with Section 1.8 and any Redemption Shares) shall, subject to the terms and conditions of this Agreement, be automatically cancelled and converted into the right to receive one share of Holdco Common Stock.

(c) Each Purchaser Ordinary Share issued and outstanding immediately prior to the Pelican Merger Effective Time with respect to which a Public Shareholder has validly exercised its Redemption Rights in connection with the shareholder vote on the Purchaser Shareholder Approval Matters (collectively, the “Redemption Shares”) shall not be converted into and become a share of Holdco Common Stock, and shall at the Pelican Merger Effective Time be converted into the right to receive from the Purchaser, in cash, an amount per share calculated in accordance with such shareholder’s Redemption Rights. As promptly as practicable after the Pelican Merger Effective Time, the Purchaser shall cause such cash payments to be made in respect of each such Redemption Share. As of the Pelican Merger Effective Time, all such Redemption Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a Redemption Share (or related certificate or book-entry shares) shall cease to have any rights with respect thereto, except the right to receive the cash payments from Purchaser referred to in the immediately preceding sentence.

(d) Automatically and without any action on the part of the holder thereof, the Holdco shall assume each Company Common Stock Warrant remaining outstanding and unexpired immediately prior to the Pelican Merger Effective Time and each such Company Common Stock Warrant shall become a warrant (each, a “Holdco Warrant”) to purchase that number of Holdco Common Stock equal to the number of shares of Company Common Stock that would have been issuable upon the exercise of such Company Common Stock Warrant upon the same terms and conditions, as set forth in the applicable warrant agreement. Each such Company Common Stock Warrant, so assumed, shall continue to have, and shall be subject to, the same terms and conditions as applied to the underlying Company Common Stock Warrant immediately prior to the Pelican Effective Time. Holdco shall take all company actions necessary to reserve for issuance a sufficient number of Holdco Common Shares for delivery upon exercise of the Company Common Stock Warrants assumed by the Holdco pursuant to this Section 1.6(d). As soon as reasonably practicable following the Closing Date, Acquiror will use commercially reasonable efforts to issue to each Person who holds a Holdco Warrant a document evidencing the foregoing assumption of such Company Common Stock Warrant by Acquiror.

1.7 Treasury Stock. At the applicable Effective Time, if there are any Company Securities or Purchaser Securities that are owned by such entity as treasury shares or any Company Securities or Purchaser Securities owned by any direct or indirect Subsidiary of either entity immediately prior to the applicable Effective Time, such Company Securities or Purchaser Securities and any certificates formerly representing any such Company Securities or Purchaser Securities (each, a “Certificate”) shall be canceled and shall cease to exist without any conversion thereof or payment therefor.

1.8 Surrender of Securities and Disbursement of Merger Consideration.

(a) Prior to the Pelican Merger Effective Time, Holdco shall appoint Continental Stock Transfer & Trust Company, or another agent reasonably acceptable to Purchaser and each Company (the “Exchange Agent”), for the purpose of disbursing shares of Holdco Common Stock.

(b) At or prior to the Pelican Merger Effective Time, Holdco shall deposit, or cause to be deposited, with the Exchange Agent the Merger Consideration. At or prior to the Pelican Merger Effective Time, Holdco shall deposit or cause to be deposited, with the Exchange Agent, the Holdco Common Stock to be exchanged for the Purchaser Ordinary Shares.

(c) At or prior to the Pelican Merger Effective Time, Holdco shall send, or shall cause the Exchange Agent to send, to each Company Shareholder evidenced by Certificates (the “Company Certificates”) or represented by book-entry (the “Book-Entry Shares”) and not held by the Depository Trust Company (“DTC”), a letter of transmittal for use in such exchange, in a form to be mutually agreed upon by the Parties (the “Letter of Transmittal”) (which shall specify that the delivery of the exchanged shares of Holdco Common Stock shall be effected, and risk of loss and title shall pass, only upon proper delivery of a properly completed and duly executed Letter of Transmittal and appropriate Certificates, if any (or a Lost Certificate Affidavit)), to the Exchange Agent for use in such exchange.

(d) With respect to Book-Entry Shares, including Purchaser Ordinary Shares, held through the DTC, Holdco, Purchaser and the Companies shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Book-Entry Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the applicable shares of Holdco Common Stock to be exchanged for such Book-Entry Shares held through the DTC.

(e) Each Company Shareholder shall be entitled to receive its Pro Rata Share of the Merger Consideration in respect of the Company Common Stock tendered for exchange, at the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto (collectively, the “Transmittal Documents”): (i) the Company Certificate(s), if any, for its Company Common Stock (or a Lost Certificate Affidavit), and/or a properly completed and duly executed Letter of Transmittal and (ii) such other documents as may be reasonably requested by the Exchange Agent or the Purchaser. Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to such Company Certificate.

(f) Notwithstanding anything to the contrary contained herein, in the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Certificate to the Exchange Agent, the Company Shareholder may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to Holdco (a “Lost Certificate Affidavit”), which at the reasonable discretion of Holdco may include a requirement that the owner of such lost, stolen or destroyed Company Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Holdco, the Purchaser or the Company with respect to the Company Common Stock represented by the Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly delivered in accordance with this Section 1.8(f) shall be treated as a Company Certificate for all purposes of this Agreement.

(g) After the March GL Merger Effective Time, there shall be no further registration of transfers of Company Common Stock. If, after the March GL Merger Effective Time, the Transmittal Documents are presented to Holdco, the Purchaser or the Exchange Agent, the Company Common Stock and any Company Certificates representing such Company Common Stock shall be canceled and exchanged for the applicable portion of the Merger Consideration, and in accordance with the procedures set forth in this Section 1.8. No dividends or other distributions declared or made after the date of this Agreement with respect to Holdco Common Stock with a record date after the March GL Merger Effective Time will be paid to the holders of any Company Common Stock that has not yet been surrendered with respect to the Holdco Common Stock to be issued upon surrender thereof until the holders of record of such Company Common Stock shall surrender the Company Certificates, if any (or provide a Lost Certificate Affidavit), and/or provide the other Transmittal Documents. Subject to applicable Law, following surrender of any such Company Certificates, if any (or delivery of a Lost Certificate Affidavit), and/or delivery of the other Transmittal Documents, Holdco shall promptly deliver to the record holders thereof, without interest, the certificates (if any) representing the Holdco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the March GL Merger Effective Time theretofore paid with respect to such Holdco Common Stock.

(h) All securities issued upon the surrender of Company Securities or Purchaser Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities or Purchaser Securities. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.8 that remains unclaimed by Company Shareholders two (2) years after the March GL Merger Effective Time shall be returned to Holdco, upon demand, and any such Company Shareholder who has not exchanged its Company Common Stock for the applicable portion of the Merger Consideration in accordance with this Section 1.8 prior to that time shall thereafter look only to Holdco for payment of the portion of the Merger Consideration in respect of such shares of Company Common Stock without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding the foregoing, none of Holdco, the Purchaser, the Company or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(i) Notwithstanding anything to the contrary contained herein, no fraction of a share of Holdco Common Stock will be issued by virtue of the Pelican Merger, the Greenland Merger, the March GL Merger or the transactions contemplated in connection with this Agreement, and each Person who would otherwise be entitled to a fraction of a share of Holdco Common Stock (after aggregating all fractional shares of Holdco Common Stock that otherwise would be received by such holder) shall instead have the number of Holdco Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of Holdco Common Stock, as applicable, provided any such rounding of fractional shares that results in an excess of the Merger Consideration shall reduce the March GL Merger Consideration.

1.9 Allocation Schedule. The Companies shall deliver to the Purchaser, at least five (5) Business Days prior to the Closing Date, a schedule (the “Allocation Schedule”) setting forth the allocation of the Merger Consideration among the Company Security Holders. The Companies acknowledge and agree that the Allocation Schedule (a) is and will be in accordance with the Organizational Documents of such Company and applicable Law, (b) does and will set forth (i) the mailing addresses and email addresses, for each Company Security Holder, (ii) the number and class of Company Securities owned by each Company Security Holder as of immediately prior to the Greenland Merger Effective Time, and (iii) the portion of the Merger Consideration allocated to each Company Security Holder, and (c) is and will be accurate. Notwithstanding anything in this Agreement to the contrary, upon delivery, payment and issuance of the Merger Consideration on the Closing Date in accordance with the Allocation Schedule, the Purchaser and its Affiliates shall be deemed to have satisfied all obligations with respect to the payment of consideration under this Agreement (including with respect to the Merger Consideration), and none of them shall have (x) any further obligations to the Companies, any Company Security Holder or any other Person with respect to the payment of any consideration under this Agreement (including with respect to the Merger Consideration), or (y) any Liability with respect to the allocation of the consideration under this Agreement, and the Companies hereby irrevocably waive and release the Purchaser and its Affiliates (and, on and after the Closing, Holdco, the Companies and their Affiliates) from all claims arising from or related to such Allocation Schedule and the allocation of the Merger Consideration among each Company Security Holder as set forth in such Allocation Schedule.

1.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Surviving Pelican Company, Surviving Greenland Company and Surviving March GL Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Companies and Purchaser, the officers and directors of Holdco, the Companies, Purchaser, and the Merger Subs are fully authorized in the name of their respective corporations or otherwise to take, and will use their best efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.11 Amended Holdco Certificate of Incorporation. Subject to obtaining the approval of the Purchaser Shareholder Approval Matters, upon the Effective Time, Holdco shall amend and restate its Certificate of Incorporation in a form to be mutually agreed between the Purchaser and the Companies (such amended and restated Certificate of Incorporation, the “Amended Holdco Certificate of Incorporation”) to (i) provide that the name of Holdco shall be changed to “Greenland Energy Company” or such other name as mutually agreed to by the Parties, and (ii) provide for size and structure of Holdco’s board of directors immediately after the Closing (the “Post-Closing Holdco Board”) in accordance with Section 7.17.

1.12 Withholding. Each of the Parties, the Exchange Agent and their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted or withheld) from any consideration or other amounts payable under this Agreement, and from any other consideration or other amounts otherwise paid or delivered in connection with the transactions contemplated by this Agreement, such amounts that any such Person is required to deduct and withhold under any applicable Tax Law; provided, however, that the Parties do not expect any such deductions or withholding to occur and each of the Parties shall (and shall cause their respective Affiliates to) reasonably cooperate to eliminate or reduce any such withholding or deduction. To the extent that amounts are so deducted and withheld and remitted to the applicable Governmental Authority, such deducted and withheld amounts shall be treated as having been paid to the Person in respect of which such deduction and withholding was made. Before making any deduction or withholding pursuant to this Section 1.12, the withholding Party shall give the withheld upon Party reasonable advance notice of any anticipated deduction or withholding and provide the withheld upon Party with reasonable opportunity to provide any forms or other documentation or take such other steps in order to avoid or mitigate such deduction or withholding.

ARTICLE II.
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in ARTICLE IX or unless this Agreement is earlier terminated in accordance with ARTICLE IX, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place by electronic exchange of executed documents on a date and at a time to be agreed upon by the Parties, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or, if permissible, waived (other than those conditions that by their nature are required to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction, or if permissible, waiver of such conditions at the Closing), or at such other date, time or place (including remotely) as the Parties may mutually agree (the date and time at which the Closing is actually held being the “Closing Date”).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (a) the disclosure schedules delivered by Purchaser to the Companies and Holdco on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (b) the SEC Reports that are available on the SEC’s website through EDGAR, Purchaser represents and warrants to each Company and Holdco, as follows:

3.1 Organization and Standing. Purchaser is incorporated as a Cayman Islands exempted company with limited liability, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby (“Purchaser Material Adverse Effect”). The Purchaser has heretofore made available (including via the SEC’s EDGAR System) to the Company accurate and complete copies of its Organizational Documents, as currently in effect as of the date hereof. The Purchaser is not in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium Laws and other Laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). Purchaser’s board of directors has by resolutions duly adopted at a meeting duly called and held, as of the date of this Agreement, (a) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, Purchaser and its shareholders, (b) approved and adopted this Agreement and the Ancillary Documents to which it is a party and approved the Pelican Merger and the other transactions contemplated by hereby and thereby, and (c) recommended the approval and adoption of this Agreement, the Ancillary Documents to which it is a party, the Pelican Merger, and the other transactions contemplated hereby and thereby by Purchaser’s shareholders.

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) such filings as are contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Purchaser Material Adverse Effect.

3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) contravene or conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) contravene or conflict with or constitute a violation of any provisions of Law or Order binding upon or applicable to the Purchaser, (c) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser, Pelican Merger Sub, or any of their properties or assets, or (d) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses that would not reasonably be expected to have a Purchaser Material Adverse Effect.

3.5 Capitalization.

(a) Purchaser is authorized to issue up to 500,000,000 Purchaser Ordinary Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). All outstanding shares of Purchaser Securities are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Act, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.

(b) Except as set forth in Schedule 3.5(b), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Purchaser, or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(b), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.5(c). No Indebtedness of Purchaser contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser, or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(d) Since the date of incorporation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed, or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) Purchaser has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, together with any amendments, restatements, or supplements thereto, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. § 1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any SEC Reports. To the Knowledge of Purchaser, none of the SEC Reports filed on or prior to the date of this Agreement is subject to ongoing SEC review or investigation as of the date of this Agreement. The Public Certifications are each true as of their respective dates of filing. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq, and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(b) Except as not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, Purchaser maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are reasonably designed to ensure that all material information concerning Purchaser and other material information required to be disclosed by Purchaser in the reports and other documents that it files or furnishes under the Exchange Act is made known on a timely basis to the individuals responsible for the preparation of Purchaser’s SEC filings and other public disclosure documents.

(c) Purchaser maintains a standard system of accounting established and administered in accordance with GAAP. The Purchaser has designed and maintains a system of internal controls over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act, sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d) The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(e) Except as and to the extent reflected or reserved against in the Purchaser Financials or as incurred in connection with this Agreement, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the Purchaser’s incorporation in the ordinary course of business or to the extent that any such omission, individually or in the aggregate, have had or would have a material effect. All debts and Liabilities, fixed or contingent, which should be included under GAAP on a balance sheet are included in all material respects in the Purchaser Financials as of the date of such Purchaser Financials. Purchaser has no off balance sheet arrangements.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, Purchaser has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities and (b) since July 23, 2024, not been subject to a Purchaser Material Adverse Effect.

3.8 Compliance with Laws. Purchaser is, and has since its incorporation been, in material compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Purchaser Material Adverse Effect, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser. To Purchaser’s Knowledge, Purchaser is not under investigation with respect to any violation or alleged violation of, any Law, or judgment, Order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, and the Purchaser has not previously received any subpoenas from any Governmental Authority.

3.9 Actions; Orders; Permits. As of the date hereof, there is no pending or, to the Knowledge of the Purchaser, threatened material Action to which Purchaser is subject which would reasonably be expected to have a Purchaser Material Adverse Effect, and there is no material Action that Purchaser has pending against any other Person. As of the date hereof, Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. Except as set forth on Schedule 3.9, no Permits are required for the conduct of Purchaser’s activities as of the date hereof and through the Closing Date.

3.10 Taxes and Returns.

(a) Purchaser has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it, all such Tax Returns are true, correct and complete in all material respects, and Purchaser has paid, collected, or withheld, or caused to be paid, collected or withheld, all income and other Taxes required to be paid, collected or withheld (whether or not shown as due on any Tax Return). Purchaser has complied in all material respects with all applicable Laws relating to Taxes. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return.

(b) There are no Actions pending against the Purchaser in respect of the Taxes or Tax Returns of Purchaser, and Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser, in each case that have not been resolved. No written claims have been made by any Governmental Authority in a jurisdiction where Purchaser does not file Tax Returns that Purchaser is or may be subject to taxation by such jurisdiction.

(c) Purchaser is not party to any agreement (and has not otherwise agreed) to extend or waive the time in which any material Tax may be assessed or collected by any Governmental Authority, other than any such extensions or waivers that are no longer in effect. Purchaser is not currently the beneficiary of any extension of time within which to file any Tax Return, other than automatic extensions of time to file Tax Returns not requiring the consent of any Governmental Authority.

(d) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Governmental Authority with respect to the Taxes or Tax Returns of Purchaser, in either case which would be effective after the Closing Date.

(e) There are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens.

(f) Purchaser is not and has not been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any corresponding or similar provisions of state, local or non-U.S. Tax Law).

(g) Purchaser will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date initiated prior to the Closing, (ii) use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, or (iii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Tax Law) entered into prior to the Closing.

(h) Purchaser (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was the Purchaser) or any affiliated, combined, consolidated, aggregate, unitary or other group under applicable Tax Law (other than a group the common parent of which was Purchaser), or (ii) does not have any material Liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor, by Contract or otherwise.

(i) Purchaser is an income Tax resident only in the country in which it is organized and does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than such country.

(j) Purchaser is, and has been since its incorporation, treated as a corporation for U.S. federal (and applicable state and local) income Tax purposes, and no election has been made or is pending to change such treatment.

(k) Purchaser is not party to any Tax allocation, Tax sharing or Tax indemnity Contract or similar Contract with respect to Taxes.

(l) Purchaser: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which Purchaser is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof, or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is not and has never been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(m) Prior to the Domestication, Purchaser was an income Tax resident only in the country in which it was organized. Following the Domestication, the Purchaser is an income Tax resident only in the United States and does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than the United States.

(n) Purchaser has not taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment (with the exception of any actions specifically contemplated by this Agreement).

(o) Purchaser does not have any plan or intention to engage in any transaction or make any election that would result in a liquidation of Purchaser for U.S. federal income tax purposes.

3.11 Employees and Employee Benefit Plans.

(a) Except as set forth on Schedule 3.11(a), Purchaser does not have any employees.

(b) Except as set forth on Schedule 3.11(b), Purchaser does not maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties.

(a) Except as set forth on Schedule 3.12(a), Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property.

(b) Except as set forth on Schedule 3.12(b) Purchaser does not own any real property or Personal Property.

(c) Except as set forth on Schedule 3.12(c) Purchaser does not lease any real property or Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13, other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Investment Company Act. As of the date of this Agreement, Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.16 Finders and Brokers. Except as set forth on Schedule 3.16, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

3.17 Ownership of Merger Consideration. All shares of Holdco Common Stock to be issued and delivered to the Company Shareholders as Merger Consideration in accordance with ARTICLE I shall be, upon issuance and delivery of such shares of Holdco Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and any Liens incurred by any Company Shareholder, and the issuance and sale of such shares of Holdco Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.18 Certain Business Practices.

(a) Neither Purchaser, nor to the Knowledge of Purchaser, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment, or (iv) since the incorporation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, North Korea, Sudan, Syria, or the Crimean Region of Ukraine, or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.19 Insurance. Schedule 3.19 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to the Purchaser or its business, properties, assets, directors, officers and employees, true and correct copies of which have been provided to each Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.20 Purchaser Trust Account. As of the date of this Agreement, the Trust Account has a balance of no less than $87,232,042,41. Such monies are invested solely in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. Purchaser has complied with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Purchaser or, to the Knowledge of Purchaser, by the Trustee. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Shareholders who shall have elected to redeem their Purchaser Ordinary Shares pursuant to the Purchaser’s Certificate of Incorporation (or, in connection with an extension, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, of Purchaser’s deadline to consummate a Business Combination), or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the Trust Agreement.

3.21 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Companies and acknowledges that it has been provided access certain personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of each Company set forth in this Agreement (including the related portions of each Company Disclosure Schedules), and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Companies for the Registration Statement; and (b) none of either Company nor their respective Representatives have made any representation or warranty as to this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Companies for the Registration Statement.

3.22 Lock-Up Agreements. All existing lock-up agreements between Purchaser and any of its shareholders or holders of any Purchaser Securities entered into in connection with the initial public offering of the Purchaser are listed on Schedule 3.22 of the Purchaser Disclosure Schedules and provide for a lock-up period that is in full force and effect.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

Except as set forth in the disclosure schedules delivered by the applicable Company to Purchaser on the date hereof (in either case, such Company’s, “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, each Company, severally and not jointly, hereby represents and warrants, solely in respect of itself, to Purchaser and Holdco as follows:

4.1 Organization and Standing. Such Company is a corporation duly incorporated and validly existing under the Laws of Texas, is duly qualified to do business, and has all requisite corporate power and authority to own, make use of, lease and operate its assets and properties and to carry on its business as now being conducted. Each Subsidiary of such Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its respective jurisdiction of organization, is duly qualified to do business, and has all requisite corporate power and authority to own, make use of, lease and operate its assets and properties and to carry on its business as now being conducted.

4.2 Authorization; Binding Agreement. Such Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Merger and the other transactions contemplated hereby and thereby. Subject to the receipt of the Required Company Shareholder Approval, the execution and delivery of this Agreement and each Ancillary Document to which such Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by such Company’s board of directors and, where applicable, its shareholders, in accordance with such Company’s Organizational Documents, any applicable Law or any Contract to which such Company or any of its shareholders is a party or by which it or its securities are bound and (b) no other corporate proceedings on the part of such Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which such Company is a party shall be when delivered, duly and validly executed and delivered by such Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against such Company in accordance with its terms, subject to the Enforceability Exceptions. Such Company’s board of directors, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with its Organizational Documents, has (i) determined that this Agreement, and thereby the Ancillary Documents, and the Mergers and the other transactions contemplated hereby and thereby are advisable, fair to, and in the best interests of, such Company and its shareholders, (ii) approved and adopted this Agreement, the Ancillary Documents, and approved the Mergers and the other transactions contemplated hereby and thereby in accordance with applicable law, (iii) directed that this Agreement be submitted to such Company’s shareholders for consideration, approval and adoption, (iv) recommended that such Company’s shareholders approve and adopt this Agreement, the Ancillary Documents, and the Merger and other transactions contemplated hereby and thereby. Except for the Required Company Shareholder Approval, no additional approval or vote of any holders of capital stock or other equity interests of such Company would then be necessary to approve and adopt this Agreement and the Ancillary Documents and approve the Merger and the other transactions contemplated hereby and thereby.

4.3 Capitalization.

(a) Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding shares of Company Common Stock and other equity interests of each Company as of immediately prior to the Greenland Merger are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which shares and other equity interests are owned free and clear of any Liens other than those imposed under such Company’s Certificate of Incorporation. All the outstanding shares and other equity interests of such Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of any applicable Law, or any Contract to which the Company is a party or by which it or its securities are bound. Such Company does not hold any shares or other equity interests of another Person in its treasury. None of the outstanding shares or other equity interests of such Company were issued in violation of any applicable securities law.

(b) Except as set forth on Schedule 4.3(b), there are no: (i) outstanding or authorized equity appreciation rights, phantom equity rights, other equity or equity-based awards or other similar rights with respect to such Company; (ii) voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of such Company’s equity interests; or (iii) outstanding contractual obligations of such Company to repurchase, redeem or otherwise acquire any equity interests or securities of such Company, nor has such Company granted any registration rights to any Person with respect to such Company’s equity securities. All of the Company Securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. Except as set forth on Schedule 4.3(b), no equity interests of such Company are issuable, and no rights in connection with any interests, warrants, rights, options or other securities of such Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise) as a result of the transactions contemplated hereby.

(c) Except as disclosed in the applicable Company Financials, since January 1, 2024, such Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed, or otherwise acquired any equity interests of such Company, and the board of directors of such Company has not authorized any of the foregoing.

4.4 Subsidiaries. As of the date hereof, such Company does not have any Subsidiaries.

4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by such Company of this Agreement or any Ancillary Documents or the consummation by such Company of the transactions contemplated hereby or thereby other than such filings as expressly contemplated by this Agreement.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery of this Agreement and the Ancillary Documents by such Company and of the transactions contemplated hereby and thereby, consummation by such Company of the transactions contemplated hereby and thereby and compliance by such Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Company or any of its material properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Company under (other than Permitted Liens), (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of the Company Material Contracts, where such conflict, violation, breach, default, termination, cancellation, modification, acceleration, obligation, creation, or default would not, individually or in the aggregate, reasonably be expected to be material to such Company, taken as a whole, or prevent the consummation by such Company of the transactions contemplated by this Agreement or the Ancillary Documents.

4.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the audited financial statement of such Company (including, in each case, any related notes thereto), consisting of the balance sheets of such Company as of June 30, 2025, and the related audited income statements, changes in shareholder equity and statements of cash flows for the period then ended, audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards. True, correct, and complete copies of the Company Financials will be provided to the Purchaser on or before October 15, 2025. The Company Financials (i) accurately reflect the books and records of such Company as of the times and for the periods referred to therein, (ii) were prepared in all material respects in accordance with GAAP, consistently applied throughout and among the periods involved, (iii) comply in all material respects with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the financial position of such Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated. Such Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) Except as set forth on Schedule 4.7(b), such Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Company does not maintain any off-the-book accounts and that the Company’s assets are used only in accordance with such Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Company and to maintain accountability for such Company’s assets, (iv) access to such Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of such Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of such Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. Such Company has not been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of such Company. In the past five (5) years, neither such Company nor its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of such Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that such Company has engaged in questionable accounting or auditing practices.

(c) Such Company does not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets forth the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness.

(d) Except as set forth on Schedule 4.7(d), such Company is not subject to any material Liabilities or material obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the balance sheet of such Company as of the Interim Balance Sheet Date contained in the Company Financials, or (ii) that were incurred after the Interim Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, since its incorporation, such Company has (a) not conducted any business other than in ordinary course or the negotiation and execution of this Agreement and the Company Material Contracts, (b) not been subject to a Material Adverse Effect, and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 7.2 (without giving effect to Schedule 7.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9 Compliance with Laws. To the Knowledge of the Company, such Company is not, and since its incorporation has never been, in material conflict or material non-compliance with, or in material default or violation of any applicable Laws. Since its incorporation, such Company, to its Knowledge, (i) has not received any written or oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business, products or operations are or were bound or affected, (ii) has not been subjected to any investigation by a Governmental Authority regarding any actual or alleged violation of or failure on the part of such Company to comply with any applicable Law, (iii) has not had claims filed against it with any Governmental Authority alleging any failure by such Company to comply with applicable Law, and (iv) has not made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any applicable Law, in the case of clauses (i) through (iii), except as would not, or would not reasonably be expected to, be a Material Adverse Effect to such Company.

4.10 Company Permits. Such Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with such Company), holds all licenses and Permits necessary to lawfully own, lease and conduct in all material respects its business as presently conducted and to own, lease and operate its assets and properties (collectively, the “Company Permits”). Such Company has made available to Purchaser true, correct and complete copies of all material Company Permits, all of which Company Permits are listed on Schedule 4.10. All the Company Permits are in full force and effect and not subject to, or threatened to be subject to, any revocation or modification Proceeding, to the Knowledge of such Company, and such Company is conducting business in full compliance with the Company Permits. Such Company is not in violation in any material respect of the terms of the Company Permits, and such Company has received no written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of the Company Permits.

4.11 Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, and no such Action has been brought in the past five (5) years; or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against such Company, its Subsidiaries, its and their respective current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of such Company must be related to the Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to such Company, will not have, either individually or in the aggregate, a Material Adverse Effect upon such Company.

4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list, as of the date of this Agreement, of the Company Material Contracts, a true, correct and complete copy (including written summaries of oral Contracts) of which has been made available to Purchaser. For purposes of this Agreement, “Company Material Contract” means any contract, together with each Company Benefit Plan that is a Contract, to which such Company is a party or by which such Company, or any of its properties or assets (including but not limited to intellectual property and digital assets) are bound or affected that:

(i) contains covenants that materially limit the ability of such Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, alliance, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) relates to the voting or control of the equity interests of such Company or the election of directors of such Company (other than the Organizational Documents of such Company);

(iv) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency, commodities, and indices, in each case, that is material to the business of such Company;

(v) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of such Company having an outstanding principal amount in excess of $250,000;

(vi) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $250,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of such Company or another Person;

(vii) relates to any merger, consolidation or other business combination (other than this Agreement) with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of such Company, its business or material assets;

(viii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by such Company under such Contract or Contracts of at least $250,000 per year or $500,000 in the aggregate;

(ix) is with any Governmental Authority;

(x) is a lease, sublease, or any other Contract relating to material property or assets (whether real or personal, tangible or intangible) in which such Company holds a leasehold interest;

(xi) obligates such Company to provide continuing indemnification or a guarantee of obligations that would be expected to result in payments to a third party after the date hereof in excess of $250,000;

(xii) is between such Company and any of its directors, officers or employees (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice that do not contain severance entitlements, change in control benefits, or guaranteed bonuses), including all non-competition, severance and indemnification agreements, or any Related Person;

(xiii) obligates such Company to make any capital commitment or expenditure in excess of $250,000 (including pursuant to any joint venture);

(xiv) relates to a material settlement entered into within two (2) years prior to the date of this Agreement or under which such Company has any ongoing monetary or non-monetary obligations after the date hereof (other than customary confidentiality obligations);

(xv) provides another Person (other than any manager, director or officer of the Company) with a power of attorney;

(xvi) relates to development, ownership, licensing or use of any Intellectual Property by, to or from such Company, other than (A) Off-the-Shelf Software, (B) employee or consultant invention assignment agreements entered into on the Company’s standard form of such agreement, (C) confidentiality agreements entered into in the ordinary course of business, (D) non-exclusive licenses from customers or distributors to such Company entered into in the ordinary course of business, (E) feedback and ordinary course trade name or logo rights that are not material to such Company or (F) any other Contract pursuant to which such Company grants a non-exclusive license or right to use or exploit (including by means of a covenant not to sue) Company Intellectual Property in the ordinary course of business; or

(xvii) that will be required to be filed by such Company as a material contract with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by such Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b) Except as disclosed in Schedule 4.12(b), with respect to Company Material Contracts: (i) such Company Material Contracts are valid and binding and enforceable in all respects against such Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not affect the validity or enforceability of the Company Material Contracts; (iii) such Company is not in breach or default in any material respect, and, to the Knowledge of the Company, no condition or event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by such Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract; (v) such Company has received neither written nor, to the Company’s Knowledge, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect such Company in any material respect; and (vi) such Company has not waived any material rights under any such Company Material Contract, except as would not be material to such Company.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by the Company or otherwise used or held for use by such Company in which such Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the record owner and inventor(s), if any, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application serial numbers and dates of filing, as well as the current status; (ii) all material unregistered Intellectual Property owned or purported to be owned by such Company; (iii) all proprietary Software owned or purported to be owned by such Company; and (iv) all other Intellectual Property used or held for use by such Company in such Company’s business as currently conducted and as proposed to be conducted. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $10,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which such Company is a licensee or otherwise is authorized to use or practice or have rights to any Intellectual Property of any Person and which otherwise relates to such Company’s ownership or use of Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from such Company, if any. Such Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Company, and previously used or licensed by such Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, such Company has obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by such Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Company has recorded assignments of all Company Registered IP. Such Company has provided Purchaser with true and complete copies of all Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on such Company in accordance with its terms and is in full force and effect. Neither such Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement. Such Company has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with such Company whereby such employee or independent contractor (i) acknowledges such Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with such Company; (ii) grants to such Company a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property, to the extent such Intellectual Property does not constitute a “work made for hire” under applicable Law; and (iii) irrevocably waives any right or interest, including any moral rights, regarding any such Intellectual Property, to the extent permitted by applicable Law. All assignments and other instruments necessary to establish, record, and perfect such Company’s ownership interest in the Company Registered IP have been validly executed, delivered, and filed with the relevant Governmental Authorities and authorized registrars. Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of, or require the consent of any other Person in respect of, such Company’s right to own or use any Intellectual Property.

(b) Such Company has a valid and enforceable right or license to use all Company Registered IP and such Company has a valid and enforceable right or license to use all Intellectual Property that is the subject of a Company IP License applicable to such Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate such Company as presently conducted. Such Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Company is not, nor, to the Knowledge of such Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by such Company of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of such Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to such Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. Such Company is not a party to any Contract that requires such Company to assign to any Person all of its rights in any Intellectual Property developed by such Company under such Contract.

(c) There are no licenses, sublicenses or other agreements or permissions under which such Company is the licensor.

(d) Such Company has used reasonable commercial efforts to maintain the confidentiality of all material Company Intellectual Property the value of which is contingent upon maintaining the confidentiality thereof. Except as set forth on Schedule 4.13(d), to the Knowledge of such Company, no such Intellectual Property has been disclosed other than to employees, representatives and agents all of whom are bound by written confidentiality agreements. Such Company is in material compliance with all confidentiality agreements and other protective agreements to which they are a party that protect the Intellectual Property of third parties.

4.14 Taxes and Returns.

(a) Such Company has filed or will cause to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions), all such Tax Returns are true, correct and complete in all material respects, and such Company has paid, collected or withheld, or caused to be paid, collected or withheld, all income and other material Taxes required to be paid, collected or withheld (whether or not shown as due on any Tax Returns). Such Company has complied in all material respects with all applicable Laws relating to Tax. Schedule 4.14(a) sets forth each jurisdiction where such Company files or is required to file a Tax Return.

(b) There are no Actions pending against such Company in respect of the Taxes or Tax Returns of such Company and such Company has not been notified in writing of any proposed Tax claims or assessments against such Company, in each case that have not been resolved. No written claims have been made by a Governmental Authority in a jurisdiction in which such Company does not file Tax Returns that such Company is or may be subject to taxation by such jurisdiction.

(c) Such Company is not party to any agreement (and has not otherwise agreed) to extend or waive the time in which any material Tax may be assessed or collected by any Governmental Authority, other than any such extensions or waivers that are no longer in effect. Such Company is not currently the beneficiary of any extension of time within which to file any Tax Return, other than automatic extensions of time to file Tax Returns not requiring the consent of any Governmental Authority.

(d) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Governmental Authority with respect to the Taxes or Tax Returns of such Company that would be effective after the Closing Date.

(e) There are no Liens with respect to any Taxes upon such Company’s assets, other than Permitted Liens.

(f) Such Company is not and has never been, a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any corresponding or similar provisions of state, local or non-U.S. Tax Law).

(g) Such Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for the taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) any deferred revenue or prepaid amount received on or prior to the Closing Date.

(h) Such Company (i) has not been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which was such Company) or any affiliated, combined, consolidated, aggregate, unitary or other group under applicable Tax Law (other than a group the common parent of which was such Company) or (ii) has any material liability for the Taxes of any other Person (other than such Company) under Treasury Regulation Section 1.1502-6 (or any similar provisions of state, local or non-U.S. Tax Law), as a transferee or successor, by Contract or otherwise.

(i) Such Company is an income Tax resident only in the country in which it is organized and does not have a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise have an office or fixed place of business in a country other than such country.

(j) Such Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements, arrangements or practices entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes that will be binding on such Company with respect to any period following the Closing Date.

(k) Such Company: (i) has not constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of securities (to any Person or entity that is not a member of the consolidated group of which such Company is the common parent corporation) qualifying for, or intended to qualify for, Tax-free treatment under Section 355 of the Code (A) within the two-year period ending on the date hereof or (B) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement; or (ii) is not and has never been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(l) Such Company is and has been since incorporation treated as a corporation for U.S. federal (and applicable state and local) income Tax purposes.

(m) Neither Company has taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment (with the exception of any actions specifically contemplated by this Agreement).

(n) Such Company has not taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment (with the exception of any actions specifically contemplated by this Agreement).

(o) Such Company has no plan or intention to engage in any transaction or make any election that would result in a liquidation of such Company for U.S. federal income tax purposes.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently owned, leased or subleased or otherwise used or occupied by the Companies for the operation of the business of the Companies, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under the Company Real Property Lease. The applicable Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to Enforceability Exceptions. To the Knowledge of the applicable Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the applicable Company or any other party under any of the Company Real Property Leases, and the applicable Company has received no notice of any such condition. The applicable Company does not own nor has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned or leased by the Companies with a book value or fair market value of greater than two million dollars ($2,000,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property, that are material to the operation of the applicable Company, are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) and are suitable for their intended use in the business of the applicable Company. The operation of the applicable Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than the applicable Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to the applicable Company. The applicable Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the applicable Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the applicable Company or any other party under any of the Company Personal Property Leases, and the applicable Company has received no notice of any such condition.

4.17 Title to and Sufficiency of Assets. Such Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the consolidated balance sheet of the Company as of the Interim Balance Sheet Date, and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of such Company constitute all of the material assets, rights and properties that are used in the operation of the businesses of such Company as it is now conducted or that are used or held by such Company for use in the operation of the businesses of such Company, and taken together are in the business of such Company as conducted.

4.18 Employee Matters.

(a) Except as set forth in Schedule 4.18(a), such Company is not party to, or bound by, any labor agreement, collective bargaining agreement, work rules or practices, or any other labor-related Contract with any labor or trade union, labor organization or works council, and has never been party to, or bound by, any such Contracts. There are no labor strikes, slowdowns, work stoppages, boycotts, picketing, lockouts, job actions, labor disputes, or to such Company’s Knowledge threat of any of the foregoing, or union organizing activity (of unrepresented employees) or question concerning representation, by or with respect to any of the employees of such Company, and no such activities have ever occurred. No employees of such Company are represented by any labor organization with respect to their employment with such Company.

(b) Except as set forth in Schedule 4.18(b), such Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety, wages and hours, discrimination, harassment, retaliation, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave and other time off, and employee terminations, and has not received written or, to the Knowledge of such Company, oral notice that there is any pending Action involving unfair labor practices against such Company, (ii) is not liable for any past due arrears of wages or other compensation due to employees, independent contractors or consultants of such Company or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). Except as set forth in Schedule 4.18(b), there are no Actions pending or, to such Company’s Knowledge, threatened against such Company brought by or on behalf of any applicant for employment, any current or former employee, consultant, or independent contractor, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of such Company showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary or hourly rate; and (ii) wages, bonus, commission or other compensation paid during the fiscal year ending December 31, 2024. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with such Company that is not terminable “at will,” and (B) such Company has paid in full to all its employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and such Company has no obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to such Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each employee of such Company has entered into such Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with such Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to Purchaser by such Company.

(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by such Company, along with a description of the general nature of the work performed, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with such Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with such Company, a copy of which has been provided to Purchaser by such Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by such Company are bona fide independent contractors and not employees of such Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of such Company to pay severance or a termination fee.

4.19 Benefit Plans.

(a) “Company Benefit Plans” means any “employee benefit plan” (as defined in Section 3(3) of ERISA), and all material contracts, plans, agreements, programs, arrangements, employee benefit plans, compensation arrangements and other benefit arrangements, whether written or unwritten and whether or not providing cash- or equity-based incentives (e.g., restricted stock, stock option, stock appreciation right, phantom stock, etc.), health, medical, dental, disability, accident or life insurance benefits, change in control or retention payments, vacation, severance, salary continuation, or other termination pay, bonus, commissions or other variable compensation, vacation, paid-time-off, sick leave, fringe benefit, retirement, deferred compensation, pension or savings benefits, that are sponsored, maintained, contributed to or required to be contributed by such Company or any of its Subsidiaries or under which such Company or any of its Subsidiaries has any liability or obligation (including any contingent liability or obligation) and all employment or other agreements providing compensation, vacation, severance or other benefits to any officer, employee, consultant or former employee of such Company or any of its Subsidiaries to which such Company or any of its Subsidiaries is a party.

(b) Set forth on Schedule 4.19(b) is a true and complete list of each material Company Benefit Plan (other than any at will offer letter that does not provide for severance or termination benefits and is on the standard form of offer letter disclosed on Schedule 4.19(b)). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. Such Company has in the past been neither a member of a “controlled group”, nor does such Company have any Liability with respect to any collectively-bargained for plans. No fact exists which could reasonably be expected to adversely affect the qualified status of any Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan, such Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all material Company Benefit Plan documents and agreements (or, in the case of any such Company Benefit Plan that is unwritten, written descriptions of the material terms thereof) and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) the current summary plan descriptions and summary of material modifications thereto; (iii) the three (3) most recent annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter received from the a tax agency, if any; (vii) the most recent actuarial valuation; (viii) any trust or funding agreements as well as any insurance policies or contracts, and (ix) all material and non-routine communications with any Governmental Authority within the last three (3) years.

(d) With respect to each Company Benefit Plan: (i) such Company Benefit Plan is and has at all times been operated, maintained, funded, and administered by such Company in accordance with its material terms, and applicable laws; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to such Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined by any applicable Laws, has occurred, excluding transactions effected pursuant to a statutory or administration exemption, and (v) all contributions and premiums due through the Closing Date have been timely made or have been fully accrued on such Company Financials.

(e) Neither such Company nor any ERISA Affiliate of such Company has, at any time, sponsored, maintained, contributed to, or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any (i) defined benefit pension plan or a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code, or Title IV of ERISA, (ii) a “multiemployer plan” within the meaning of Section 3(37) of 4001(a)(3) of ERISA, (iii) a “multiple employer plan” within the meaning of Section 412(c) of the Code or Section 210(a) of ERISA; or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(f) (i) each Company Benefit Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A of the Code) subject to Section 409A of the Code has been written and operated in compliance with Section 409A of the Code; and (ii) no arrangement exists (whether written or unwritten) pursuant to which such Company or any of its Subsidiaries will be required to “gross up” or otherwise compensate or reimburse any person for taxes that may become payable pursuant to Section 409A or 4999 of the Code.

(g) With respect to each Company Benefit Plan which is a “welfare plan” (as described in applicable Laws): (i) no such plan provides medical or death benefits with respect to current or former employees of such Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. Such Company and its Subsidiaries have complied with the provisions of Laws that govern employee benefits and retirement plans.

(h) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance, salary continuance, or other termination pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment, funding or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would result in tax consequences or payments not satisfied as of the Effective Time of the Merger.

(i) Neither the execution of this Agreement nor the consummation of the transactions contemplated thereby (either alone or in connection with any subsequent event(s)) will result in “excess parachute payments” within the meaning of Section 280G(b) of the Code.

(j) All Company Benefit Plans of such Company can be terminated at any time prior to the Closing Date without resulting in any Liability to Holdco or Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

(k) No options or other equity-based awards have been issued or granted by such Company that are considered deferred compensation. Such Company has no obligation to any employee or other service provider with respect to any Company Benefit Plan that may be subject to Tax Laws requiring special taxation of the benefit due to the manner of distribution. There is no Contract or plan to which such Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) To the Knowledge of the Company, such Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to such Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to such Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b) To the Knowledge of the Company, such Company is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. Such Company has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to such Company’s Knowledge, threatened against such Company or any assets of such Company alleging either or both that such Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) There is no investigation of the business, operations, or currently owned, operated, or leased property of such Company or, to such Company’s Knowledge, previously owned, operated, or leased property of such Company pending or, to such Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(e) To the Knowledge of such Company, there is not located at any of the properties of such Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(f) To the Knowledge of the Company, such Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of such Company.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, neither such Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of such Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with such Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of such Company), (b) providing for the rental of real property or Personal Property from, or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of such Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, such Company has no outstanding Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of such Company. The assets of such Company do not include any material receivable or other obligation from a Related Person, and the liabilities of such Company do not include any material payable or other obligation or commitment to any Related Person. Schedule 4.21 lists each Contract or other arrangement or commitment between such Company and any Related Person of such Company. Each Contract or other arrangement listed on Schedule 4.21 was entered into by such Company at arms’ length and in the ordinary course of business on commercially reasonable terms and is reasonably necessary for the operation of the business as presently conducted and as currently contemplated to be conducted.

4.22 Insurance.

(a) Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by such Company relating to such Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and such Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. Such Company has no self-insurance or co-insurance programs. In the past five (5) years (or since the date of such Company’s formation if less than five years ago), such Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 4.22(b) identifies each individual insurance claim in excess of $200,000 made by such Company in the past five (5) years (or since the date of such Company’s formation if less than five years ago). Such Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to such Company. To the Knowledge of such Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. In the three (3) years (or since the date of such Company’s formation if less than three years ago) preceding the date hereof, such Company has made no claim against an insurance policy as to which the insurer is denying coverage.

4.23 Books and Records. All of the financial books and records of such Company are complete and accurate in all material respects and have been maintained in the ordinary course of business consistent with past practice and in accordance with applicable Laws.

4.24 Reserved.

4.25 Certain Business Practices.

(a) Neither such Company, nor to the Knowledge of such Company, any of its Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Neither such Company nor any of its Representatives acting on its behalf has, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder such Company or assist such Company in connection with any actual or proposed transaction.

(b) The operations of such Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving such Company with respect to any of the foregoing is pending or, to the Knowledge of such Company, threatened.

(c) Neither such Company nor any of its directors or officers, or, to the Knowledge of such Company, any other Representative acting on behalf of such Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and such Company has not in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, North Korea, Syria, Sudan, the Crimean region of Ukraine, or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.26 Compliance with Privacy Laws, Privacy Policies and Certain Contracts. Except as set forth on Schedule 4.26:

(a) Such Company, and, to the Knowledge of such Company, its officers, directors, employees, agents, subcontractors and vendors to whom such Company has given access to Personal Data or Protected Health Information, are and have been at all times, in compliance in all material respects with all applicable Privacy Laws;

(b) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of such Company, such Company has not experienced any loss, damage or unauthorized access, use, disclosure, modification, or breach of security of Personal Data or Protected Health Information maintained by or on behalf of such Company (including, to the Knowledge of such Company, by any agent, subcontractor or vendor of the Company);

(c) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of such Company: (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by such Company; and (ii) such Company has not been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or Action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data or Protected Health Information maintained by or on behalf of such Company (including by any agent, subcontractor or vendor of such Company);

(d) Neither such Company nor, to the Knowledge of such Company, any subcontractor, agent or vendor of such Company, has incurred any breach of “unsecured protected health information” (as defined in 45 C.F.R. Part 164, Subpart D) requiring reporting to any Governmental Authority;

(e) To the Knowledge of such Company, all activities conducted by such Company with respect to any Protected Health Information or Personal Data are permitted in all material respects under the Contracts relating to Personal Data or Protected Health Information; and

4.27 Investment Company Act. Such Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” or required to register as an “investment company,” in each case within the meaning of the Investment Company Act.

4.28 Finders and Brokers. Except as set forth in Schedule 4.28, such Company has neither incurred nor will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.29 Independent Investigation. Such Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser for such purpose. Such Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to such Company pursuant hereto; and (b) neither Purchaser nor any of its Representatives have made any representation or warranty as to Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to such Company pursuant hereto.

4.30 Information Supplied. To the Knowledge of such Company, none of the information supplied or to be supplied by such Company to Purchaser or its Affiliates expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the Proxy Statement and other mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. To the Knowledge of such Company, none of the information supplied or to be supplied by such Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, such Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser or its Affiliates.

4.31 Disclosure. No representations or warranties by such Company in this Agreement (as modified by such Company Disclosure Schedules) or the Ancillary Documents, (a) contains or will contain any untrue statement of a material fact, or (b) omits or will omit to state, when read in conjunction with all of the information contained in this Agreement, the Company Disclosure Schedules and the Ancillary Documents, any fact necessary to make the statements or facts contained therein not materially misleading. Except for the representations and warranties expressly made by such Company in this ARTICLE IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither such Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to such Company, the Company Security Holders, the Company Common Stock, the business of such Company, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and such Company hereby expressly disclaims any other representations or warranties, whether implied or made by such Company or any of its Representatives. Except for the representations and warranties expressly made by such Company in this ARTICLE IV (as modified by such Company Disclosure Schedules) or in an Ancillary Document, such Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to Purchaser or any of its Representatives (including any opinion, information, projection or advice that may have been or may be provided to Purchaser or any of its Representatives by any Representative of such Company), including any representations or warranties regarding the probable success or profitability of the businesses of such Company.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF
THE MERGER SUBS

Each Merger Sub, jointly and severally, represents and warrants to the Companies as follows:

5.1 Organization and Standing. Each Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Texas. Each Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Each Merger Sub has heretofore made available to the Companies accurate and complete copies of the Organizational Documents of such Merger Sub, as currently in effect as of the date hereof. No Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization: Binding Agreement. Each Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and, as applicable, shareholders of such Merger Sub in accordance with its Organizational Documents, and any other applicable laws, and (b) no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement, on the part of any Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party, or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which any Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the applicable Merger Sub, enforceable against the such Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of Pelican Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by the Pelican Merger Sub of this Agreement and each Ancillary Document to which it is a party or the consummation by the any Merger Sub of the transactions contemplated hereby and thereby, other than (a) such filings expressly contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Purchaser Material Adverse Effect on the ability of any Merger Sub to enter into this Agreement or consummate the transactions contemplated hereby.

5.4 Non-Contravention. The execution and delivery by the Merger Subs of this Agreement and each Ancillary Document to which each such Merger Sub is a party, the consummation by the Merger Subs of the transactions contemplated hereby and thereby, and compliance by the Merger Subs with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Merger Sub’s Organizational Documents, (b) subject to obtaining the consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Merger Sub, or any of their properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Merger Sub under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, or (vii) result in the creation of any Lien upon any of the properties or assets of Pelican Merger Sub under, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Purchaser Material Adverse Effect.

5.5 Capitalization.

(a) Prior to giving effect to the Pelican Merger, each Merger Sub is authorized to issue 100 shares of common stock, of which 100 shares are issued and outstanding, and all of which are owned by Holdco. Prior to giving effect to the transactions contemplated by this Agreement, no Merger Sub has ever had any Subsidiaries or owned any equity interests in any other Person.

(b) Except as set forth in its Organizational Documents, no Merger Sub (i) has any obligation to issue, sell or transfer any equity securities of such Merger Sub, (ii) is a party or subject to any contract that affects or relates to voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any equity interests of any Merger Sub, (iii) has granted any registration rights or information rights to any other Person, (iv) has granted any phantom shares and there are no voting or similar agreements entered into by such Merger Sub which relate to its capital or equity interests, (v) has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for voting interests of any Merger Sub or equity interests of any Merger Sub) with the owners or holders of any Merger Sub common stock on any matter or any agreements to issues such bonds, debentures, notes or other obligations and (vi) has no outstanding contractual obligations to provide funds to, or make any investment (other than the transactions contemplated herein) in, any other Person.

5.6 Merger Sub Activities. Since formation, no Merger Sub has engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Mergers, and, other than this Agreement and the Ancillary Documents to which it is a party, no Merger Sub is party to or bound by any Contract.

5.7 Compliance with Laws. No Merger Sub is, and since the date of its formation, no Merger Sub has been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it. To the Merger Sub’s Knowledge, no Merger Sub, has, since the date of its formation, received any written or oral notice of, or is under investigation with respect to, any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound.

5.8 Actions; Orders. There is no pending or, to the Knowledge of the Merger Sub, threatened Action to which any Merger Sub is subject, and there is no Action that any Merger Sub has pending against any other Person. No Merger Sub is subject to any Orders of any Governmental Authority, nor to the Knowledge of Merger Sub, are any such Orders pending.

5.9 Transactions with Related Persons. Except as set forth on Schedule 5.9, there are no transactions, Contracts or understandings between any Merger Sub, on the one hand, and any (a) present or former director, officer or employee or Affiliate of any Merger Sub or Sponsor, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof, on the other hand.

5.10 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from any Merger Sub or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Merger Sub.

5.11 Investment Company Act. No Merger Sub is an “investment company” or a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.

5.12 Taxes.

(a) No Merger Sub has taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment (with the exception of any actions specifically contemplated by this Agreement).

(b) Each Merger Sub was organized solely for the purpose of entering in to this Agreement, performing its covenants and agreements as set forth in this Agreement and consummating the transactions contemplated by this Agreement, and neither Company has engaged in any activities or business, other than those incident or related to, or incurred in connection with its organization or incorporation, its continuing corporate existence or the negotiation, preparation or execution of this Agreement.

ARTICLE VI.
representations and warranties of HOLDCO

Holdco represents and warrants to each Company and Purchaser as follows:

6.1 Organization and Standing. Holdco is a corporation duly incorporated, validly existing and in good standing under the Laws of Texas. Holdco has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Holdco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Holdco has heretofore made available to the Companies accurate and complete copies of the Organizational Documents of Holdco, as currently in effect. Holdco is not in violation of any provision of its Organizational Documents in any material respect.

6.2 Authorization: Binding Agreement. Holdco has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and, as applicable, shareholders of Holdco in accordance with Holdco’s Organizational Documents and any other applicable Law, and (b) no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement, on the part of Holdco are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party, or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Holdco is a party has been or shall be when delivered, duly and validly executed and delivered and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Holdco, enforceable against Holdco in accordance with its terms, subject to the Enforceability Exceptions.

6.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Holdco is required to be obtained or made in connection with the execution, delivery or performance by Holdco of this Agreement and each Ancillary Document to which it is a party or the consummation by Holdco of the transactions contemplated hereby and thereby, other than (a) such filings as expressly contemplated by this Agreement, (b) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a material adverse effect on the ability of Holdco to enter into this Agreement or consummate the transactions contemplated hereby (a “Holdco Material Adverse Effect”).

6.4 Non-Contravention. The execution and delivery by Holdco of this Agreement and each Ancillary Document to which it is a party, the consummation by Holdco of the transactions contemplated hereby and thereby, and compliance by Holdco with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Holdco’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Holdco, or any of their properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Holdco under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, or (vii) result in the creation of any Lien upon any of the properties or assets of Holdco under, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Holdco Material Adverse Effect.

6.5 Capitalization.

(a) Prior to giving effect to the Mergers, Holdco is authorized to issue 500,000,000 shares of common stock of Holdco, par value $0.01 per share, of which 100 shares are issued and outstanding. Prior to giving effect to the transactions contemplated by this Agreement, Holdco has never had any Subsidiaries or owned any equity interests in any other Person, other than Pelican Merger Sub, Greenland Merger Sub and March GL Merger Sub. Immediately after the Mergers, Holdco will have 33,672,375 shares issued and outstanding.

(b) Except as set forth in its Organizational Documents, Holdco (i) has no obligation to issue, sell or transfer any equity securities of Holdco, (ii) is not party or subject to any contract that affects or relates to voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any equity interests of Holdco, (iii) has not granted any registration rights or information rights to any other Person, (iv) has not granted any phantom shares and there are no voting or similar agreements entered into by Holdco which relate to its capital or equity interests, (v) has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for voting interests of Holdco or equity interests of Holdco) with the owners or holders of Holdco on any matter or any agreements to issues such bonds, debentures, notes or other obligations and (vi) has no outstanding contractual obligations to provide funds to, or make any investment (other than the transactions contemplated herein) in, any other Person.

6.6 Holdco Activities. Since its formation, Holdco has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities, except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Mergers, and, other than this Agreement and the Ancillary Documents to which it is a party, Holdco is not party to or bound by any Contract.

6.7 Compliance with Laws. Holdco is not, and since the date of its formation, has not been, in conflict or non-compliance with, or in default or violation of, any Laws applicable to it. Holdco, has not, since the date of its formation, received any written or oral notice of, or is under investigation with respect to, any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it is or was bound.

6.8 Actions; Orders. There is no pending or, to the Knowledge of Holdco, threatened Action to which Holdco is subject. There is no Action that Holdco has pending against any other Person. Holdco is not subject to any Orders of any Governmental Authority, nor to the Knowledge of Holdco, are any such Orders pending.

6.9 Transactions with Related Persons. Except as set forth on Schedule 6.9, there are no transactions, Contracts or understandings between Holdco, on the one hand, and any (a) present or former director, officer or employee or Affiliate of Holdco or Sponsor, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Holdco’s outstanding capital stock as of the date hereof, on the other hand.

6.10 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Holdco, the Company or any of its respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Holdco.

6.11 Investment Company Act. Holdco is not an “investment company” or a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.

6.12 Taxes.

(a) Holdco has not taken, permitted or agreed to take any action, and does not intend to or plan to take any action, or has any knowledge of any fact or circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from qualifying for the Intended Tax Treatment (with the exception of any actions specifically contemplated by this Agreement).

(b) Holdco is not an “investment company” within the meaning of Section 351(e)(1) of the Code.

6.13 Ownership of Merger Consideration. All shares of Holdco Common Stock to be issued and delivered to the holders of Purchaser Ordinary Shares and to the Company Shareholders, in accordance with ARTICLE I and ARTICLE II shall be, upon issuance and delivery of such Holdco Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, any applicable Lock-Up Agreement, and the issuance and sale of such Holdco Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

ARTICLE VII.
COVENANTS

7.1 Access and Information. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 10.1 or the Closing (the “Interim Period”), subject to Section 7.16, each Company shall give, and shall cause its Subsidiaries and Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to each Company, as Purchaser or its Representatives may reasonably request regarding each Company and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause the Representatives of each Company to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of each Company.

During the Interim Period, subject to Section 7.16, Purchaser shall give, and shall cause its Representatives to give, each Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as either Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with each Company and its Representatives in their investigation; provided, however, that each Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.

7.2 Conduct of Business of the Companies. Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 7.2 of the Company Disclosure Schedules, each Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply in all material respects with all Laws applicable to such Company and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available in all material respects the services of their respective managers, directors, officers, employees and consultants, and to preserve in all material respects the possession, control and condition of their respective material assets.

Each Company shall, provide advance written notice to Purchaser of any material action that is not within the ordinary course and consistent with past practice. Except as expressly contemplated by the terms of this Agreement or the Ancillary Documents or as set forth on Schedule 7.2 of the Company Disclosure Schedules, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), no Company shall, and shall cause its Subsidiaries to not:

(a) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(b) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, other than issuances of equity securities by March GL to fund continuing operations in the ordinary course of business consistent with past practice;

(c) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities (except for the repurchase of Company Common Stock from former employees, non-employee directors and consultants in accordance with agreements as in effect on the date hereof providing for the repurchase of shares in connection with any termination of service);

(d) incur, create, assume, prepay, commit to, or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $25,000 individually or $50,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $25,000 individually or $50,000 in the aggregate;

(e) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) other than in the ordinary course of business consistent with past practice, to any employee, or increase other benefits of employees generally other than in the ordinary course of business consistent with past practice, or enter into, establish, amend or terminate any Company Benefit Plan other than as required by applicable Law or pursuant to the terms of any Company Benefit Plans;

(f) take any action to (i) hire or terminate any officer, director, employee or other individual service provider of either Company or any of its Subsidiaries, (ii) grant, announce or modify any equity or equity-based awards, or (iii) accelerate the payment, funding, right to payment or vesting of any compensation or benefits;

(g) make or rescind any material election relating to Taxes, settle any Action, relating to Taxes or the Tax Returns of such Company, file any amended Tax Return or claim for a Tax refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law;

(h) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company IP Licenses or other Company Intellectual Property (excluding non-exclusive licenses of Company Intellectual Property to customers of each Company in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(i) terminate, waive, renew, extend, assign, or fail to maintain in effect any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, other than terminations, waivers, renewals, extensions and assignments in the ordinary course of business consistent with past practice;

(j) voluntarily terminate, cancel, materially modify or amend, permit to lapse, or fail to keep in force any insurance policies maintained for the benefit of each Company or providing insurance coverage with respect to its assets, operations and activities, without replacing or revising such policies with a comparable amount of insurance coverage with substantially similar coverage to that which is currently in effect;

(k) waive, release, assign, commence, initiate, satisfy, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, either Company or its Affiliates) not in excess of $25,000 individually or $50,000 in the aggregate, or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(l) except for the Mergers, acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(m) make capital expenditures in excess of $25,000 (individually for any project (or set of related projects) or $50,000 in the aggregate), other than capital expenditures made in the ordinary course of business consistent with past practice;

(n) except for the Mergers, authorize, recommend, propose or announce an intention to adopt, or otherwise effect a plan of complete or partial liquidation, rehabilitation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or similar transaction;

(o) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to the terms of a Company Material Contract or Company Benefit Plan or for Expenses incurred by each Company in connection with the transactions contemplated by this Agreement, other Liabilities, Expenses or obligations incurred in the ordinary course of business consistent with past practice;

(p) purchase, sell, lease, license, transfer, exchange or swap, pledge, mortgage or otherwise pledge or encumber (including securitizations), or transfer or otherwise dispose of any material portion of its properties, assets or rights, other than purchases and leases in the ordinary course of business consistent with past practice;

(q) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(r) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(s) authorize or agree to do any of the foregoing actions.

Each Company shall notify the Purchaser in writing of any such actions taken in accordance with the foregoing proviso and shall use reasonable best efforts to mitigate any negative effects of such actions on the business of each Company, in consultation with the Purchaser whenever practicable.

7.3 Conduct of Business of the Purchaser. Unless each Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 7.3 of the Purchaser Disclosure Schedules, Purchaser shall, and shall cause its Subsidiaries to, comply with all Laws applicable to the Purchaser and its Subsidiaries. Notwithstanding anything to the contrary in this Section 7.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), so long as Purchaser is solely responsible for all Extension Expenses and provides prior written notice to each Company, and no consent of any other Party shall be required in connection therewith, except that Purchaser shall obtain each Company’s consent prior to extending such deadline past June 30, 2026. Without limiting the generality of Section 7.3 and except as contemplated by the terms of this Agreement or the Ancillary Documents (including as contemplated by any PIPE Investment in accordance with Section 13.1) or as expressly set forth on Schedule 7.3 of the Purchaser Disclosure Schedules, during the Interim Period, without the prior written consent of each Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries to not:

(a) amend, waive or otherwise change, in any respect, its Organizational Documents or the IPO Prospectus, except as required by applicable Law;

(b) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, other than the issuance of Purchaser Securities issuable upon conversion or exchange of outstanding Purchaser Securities in accordance with their terms, or engage in any hedging transaction with a third Person with respect to such securities;

(c) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(d) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $25,000 individually or $50,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 7.3(d) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement (including any PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”)), up to aggregate additional Indebtedness during the Interim Period of $1,000,000, provided, however, that Purchaser shall remain solely responsible for all Extension Expenses;

(e) make or rescind any material election relating to Taxes, settle any Action relating to the Taxes or Tax Returns of the Purchaser, file any amended Tax Return or claim for a Tax refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law;

(f) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(g) terminate, waive or assign any material right under any Purchaser Material Contract;

(h) fail to maintain its books, accounts and records in the ordinary course of business consistent with past practice;

(i) establish any Subsidiary or enter into any new line of business;

(j) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect as of the date of this Agreement;

(k) waive, release, assign, initiate, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $25,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(l) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Mergers);

(n) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $25,000 individually or $50,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 7.3 during the Interim Period;

(o) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(p) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(q) authorize or agree to do any of the foregoing actions.

Purchaser shall notify each Company in writing of any such actions taken in accordance with the foregoing proviso and shall use reasonable best efforts to mitigate any negative effects of such actions on Purchaser and its Subsidiaries.

7.4 Annual and Interim Financial Statements.

(a) Each Company shall use reasonable best efforts to deliver to Purchaser on or prior to Closing, the audited financial statement of the Company (including, in each case, any related notes thereto), consisting of the balance sheets of each Company as of June 30, 2025, and the related audited income statements, changes in shareholder equity and statements of cash flows for the fiscal year then ended, audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards and containing an unqualified report of each Company’s auditors, that is required to be included in the Registration Statement and any other filings to be made by the Purchaser or Holdco with the SEC in connection with the transactions contemplated hereby and in the Ancillary Document.

(b) All financial statements delivered pursuant to this Section 7.4, (A) will be prepared from, and reflect in all material respects, the books and records of the applicable Company, (B) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, (C) will fairly present, in all material respects, the consolidated financial position of the Companies as of the dates thereof and their results of operations for the periods then ended, and (D) will be audited in accordance with the standards of the PCAOB. All costs incurred in connection with preparing and obtaining such financial statements shall be Expenses of the applicable Company.

7.5 Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply applicable securities Laws and shall use its best efforts prior to the Closing to maintain the listing of the Purchaser Units, the Purchaser Ordinary Shares and the Purchaser Rights on Nasdaq. Holdco shall use its best efforts to obtain, and Purchaser and each Company will use their reasonable best efforts to cooperate with Holdco to obtain, a listing of Holdco Common Stock and Holdco Warrants to be listed on Nasdaq effective as of the Closing.

7.6 Registration Rights. The Merger Consideration, Holdco Warrants, and the Holdco Common Stock underlying Holdco Warrants shall be registered in the registration statement on Form S-4 filed in connection with the Mergers. In the event the registration statement on Form S-4 is not filed or any of the aforementioned securities cannot be registered therein, HoldCo shall enter into a registration rights agreement with the holders of Merger Consideration, Holdco Warrants, and the Holdco Common Stock prior to the Closing, providing for automatic registration within two (2) weeks of Closing, three (3) demand rights, and unlimited piggyback rights.”

7.7 No Solicitation. For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Companies and their respective Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of either Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of either Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser. For the avoidance of doubt, an “Alternative Transaction” does not include any PIPE Investment in accordance with ARTICLE XIII.

7.8 Equity Incentive Plan. HoldCo shall adopt an equity incentive plan (the “Equity Incentive Plan”) providing for the issuance of awards covering up to ten percent (10%) of the outstanding shares of common stock of the combined company on a fully diluted basis as of the Closing. The Equity Incentive Plan shall permit the grant of a variety of equity-based awards, including, without limitation, stock options, restricted stock, restricted stock units, stock appreciation rights, and other equity or equity-based awards as may be determined by the board of directors (or a committee thereof) of the combined company. The Equity Incentive Plan shall include an “evergreen” provision, pursuant to which the number of shares available for issuance under the plan shall automatically increase on an annual basis by an amount or percentage determined by the board of directors (or a committee thereof), subject to any applicable limitations, including stock exchange rules requiring shareholder approval. The definitive terms and conditions of the Equity Incentive Plan, including eligibility, vesting, and administration, shall be set forth in the plan document to be adopted by the board of directors (or a committee thereof) of HoldCo.

(a) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of each Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, or (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal.

(b) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

7.9 No Trading. Each Company acknowledges and agrees that it is aware, and that such Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Mergers in accordance with ARTICLE I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

7.10 Notification of Certain Matters. During the Interim Period, each Party shall give prompt written notice to the other Parties if such Party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Person or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would make any representation or warranty contained in this Agreement false or untrue, would constitute a breach of any covenant or agreement contained in this Agreement or would reasonably be expected to cause or result in any of the conditions to the Closing set forth in this Agreement not being satisfied or the satisfaction of those conditions being delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Person or any of its Affiliates, or any of their respective properties or assets, or, to the actual knowledge of such Person, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Person or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

7.11 Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each Party hereto shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including obtaining all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement; provided, that in no event shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated hereby (other than fees or expenses payable to the SEC in connection with the transactions contemplated hereby, including the Registration Statement).

(b) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(c) Notwithstanding the immediately preceding paragraph, nothing contained herein shall be deemed to require Purchaser or any Company, or any of their respective Subsidiaries, and Purchaser and the Companies, and any of their respective Subsidiaries, shall not be permitted (without the written consent of the other party), to take any action, or commit to take any action, or agree to any condition, commitment or restriction, in connection with obtaining the foregoing Permits, consents, Orders, approvals, waivers, non-objections and authorizations of Governmental Authorities that would reasonably be expected to be financially burdensome to the business, operations, financial condition or results of operations on the business of any Company and its Subsidiaries (taken as a whole), or on the business of Purchaser and its Subsidiaries (taken as a whole) (which restriction, commitment, or condition could include materially increasing capital, divesting or reducing lines of businesses or asset classes, entering into compliance or remediation programs, and making material lending or investment commitments).

(d) Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts; provided, that in no event shall any Party be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the transactions contemplated hereby (other than fees or expenses payable to the SEC in connection with the transactions contemplated hereby, including the Registration Statement).

7.12 Tax Matters.

(a) Holdco shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, the “Transfer Taxes”) and file all necessary Tax Returns with respect to all Transfer Taxes, and, if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.

(b) The Parties agree and intend that, to the greatest extent permitted by Law, for U.S. federal (and applicable state and local) income tax purposes, each Merger is intended to be treated consistent with the Intended Tax Treatment. Each of the Parties shall use its commercially reasonable efforts to cause the Mergers to qualify for the Intended Tax Treatment. None of the Parties shall (and each of the Parties shall cause their respective Subsidiaries not to) take any action, or fail to take any action, that could reasonably be expected to cause the Mergers to fail to qualify for the Intended Tax Treatment. To the greatest extent permitted under Law, the Parties will prepare and file all Tax Returns consistent with the Intended Tax Treatment and will not take any inconsistent position on any Tax Return unless otherwise required by a “determination” within the meaning of Section 1313 of the Code; provided, however, that no Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with the Intended Tax Treatment.

(c) The Parties shall execute and deliver (i) officer’s certificates, in customary form, in a timely manner upon request by the other Party and (ii) any other representations reasonably requested by counsel to Purchaser or counsel to each Company, as applicable, for purposes of rendering opinions regarding the Intended Tax Treatment and other tax matters in connection with the transactions contemplated by this Agreement, at such time or times as may be requested by counsel to Purchaser or counsel to either Company, including in connection with the Closing and any filing with the SEC. Any opinion to be delivered by counsel to Purchaser or to either Company shall be limited to addressing (a) qualification of the transactions contemplated by this Agreement as an exchange governed by Section 351 of the Code, and/or (b) the accuracy of any tax disclosure statements addressed directly to holders of equity securities of the Purchaser (or any other matters the SEC specifically requests that the Purchaser provide an opinion with respect to). For the avoidance of doubt, any tax opinions to be delivered by counsel to Purchaser or to either Company shall not be a condition to Closing under this Agreement.

(d) Holdco shall use commercially reasonable efforts to provide the pre-Closing Purchaser shareholders information that is required to (i) make (or maintain) a timely and valid election as contemplated by Section 1295 of the Code (and the Treasury Regulations promulgated thereunder) with respect to Purchaser for each year that Purchaser is considered a passive foreign investment company (including through provision of the Annual Information Statement described in Treasury Regulations Section 1.1295-1(g)) and (ii) if relevant, to report any person’s allocable share of “Subpart F” income of the Purchaser.

(e) None of Greenland, March GL, Purchaser, Holdco or any of their Affiliates will take any action, engage in any transaction that would result in the liquidation of Purchaser, Greenland or March GL for U.S. federal income tax purposes in the tax year including the Closing Date and the two subsequent calendar years.

7.13 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

7.14 The Registration Statement.

(a) As promptly as practicable after the date hereof, Purchaser shall prepare, with the reasonable assistance of each Company, and cause Holdco to file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Holdco Common Stock to be issued under this Agreement as the Merger Consideration, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser shareholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Shareholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Ordinary Shares redeemed (such rights to have their Purchaser Ordinary Shares redeemed, “Redemption Rights,” and such redemption thereof, the “Redemption”) in conjunction with the shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser shareholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Pelican Merger (and, to the extent required, the issuance of any shares in connection with the PIPE Investment), by the holders of Purchaser Ordinary Shares in accordance with the Purchaser’s Organizational Documents and IPO Prospectus, the Securities Act, the Companies Act, the TBOC and the rules and regulations of the SEC and Nasdaq, (ii) the adoption of the amended and restated memorandum and articles of association of Purchaser in connection with the Pelican Merger, (iii) the change of name of the Purchaser to Greenland Energy Company in connection with the Pelican Merger, (iv) on an advisory basis only, the adoption and approval of the Amended Holdco Certificate of Incorporation, including the change of name of Holdco, (v) such other matters as each Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Shareholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present,

Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Holdco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Securities Act, the TBOC and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide each Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC, and Purchaser shall consider in good faith any such comments. Each Company shall provide Purchaser with such information concerning each Company and its shareholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by each Company shall be true and correct in all material respects and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

(b) Purchaser shall take all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser and the Companies shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the applicable Company, Purchaser and Holdco and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and shall respond in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents; provided, however, that Purchaser shall not amend or supplement the Proxy Statement without prior written consent of the Companies, such consent not to be unreasonably withheld, conditioned, or delayed.

(c) Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Companies with copies of any written comments, and shall inform the Companies of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Companies and their respective counsel a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments, and the Purchaser shall consider in good faith any such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser shall distribute the Registration Statement to Purchaser’s shareholders and the Company Securityholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Securities Act for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

7.15 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of Purchaser and each Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance provided, however, that the foregoing shall not prohibit Purchaser, Sponsor, and their respective Representatives from providing general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor, including to potential PIPE Investors in connection with a PIPE Investment in accordance with Section 13.1, or in connection with normal fund raising or related marketing or informational or reporting activities; and provided, further, that subject to Section 6.2 and this Section 7.15, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any required third party consent. Notwithstanding the foregoing, Purchaser and each Company may make statements that are consistent with previous public releases made by such Party in compliance with this Section 7.15.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which each Company shall have the opportunity to review and comment prior to filing and Purchaser shall consider any such comments in good faith. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Holdco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws, which the Sponsor shall have the opportunity to review and comment. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the transactions contemplated hereby.

7.16 Confidential Information.

(a) The Companies hereby agree that during the Interim Period and, in the event that this Agreement is terminated in accordance with ARTICLE X, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that any Company or any of its respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with ARTICLE X, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 7.16(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 7.16(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each Company shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at the applicable Company’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that each Company and its respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

(b) Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with ARTICLE X, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the applicable Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with ARTICLE X, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the applicable Company to the extent legally permitted with prompt written notice of such requirement so that such Company may seek, at such Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 7.16(b) and (B) in the event that such protective Order or other remedy is not obtained, or the applicable Company waives compliance with this Section 7.16(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the applicable Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser, Holdco and their respective Representatives shall be permitted to disclose all Company Confidential Information to the extent required by the Federal Securities Laws.

7.17 Post-Closing Board of Directors and Executive Officers; Employment Agreements; Related Party Transactions.

(a) The Parties shall take all necessary action, including causing the current directors of Holdco to resign, so that effective upon the Effective Time, (i) the Post-Closing Holdco Board will consist of (A) 4 directors designated by the Companies, one of which shall be Robert Price and another of which shall be Larry G. Swets, Jr., who will serve as a director and executive chairman of the Holdco Board, at least 2 of whom shall qualify as an independent director under Nasdaq rules and (B) 1 independent director designated by Sponsor, totaling 5 individuals, and (ii) elect the Post-Closing Holdco Board; provided, that such designees shall, in the case of the Sponsor designee, be reasonably acceptable to the Companies and, in the case of the Company designees, be reasonably acceptable to Sponsor. At or prior to the Closing, Holdco will provide each director of the Post-Closing Holdco Board with a customary director indemnification agreement.

(b) The Parties shall take all action necessary, including causing the executive officers of Holdco and Purchaser to resign, so that the individuals serving as the chief executive officer and chief financial officer, respectively, of Purchaser and Holdco immediately after the Closing will be Robert Price and a person to assume role of CFO as identified by the Companies prior to Closing, respectively.

(c) Each of the Company, Holdco and Purchaser shall cause such individuals to, and such Persons shall, comply and cooperate with and satisfy all requests and requirements made by any Governmental Authority in connection with the foregoing, including by furnishing all requested information, providing reasonable assistance in connection with the preparation of any required applications, notices and registrations and requests and otherwise facilitating access to and making individuals available with respect to any discussions or hearings. In the event an individual designated in accordance with Section 7.18(a) does not satisfy any requirement of a Governmental Authority, including applicable rules required by the SEC and the rules and listing standards of Nasdaq, to serve as a director of Holdco, then (x) there shall be no obligation to appoint such individual pursuant to Section 7.18(a) and (y) each Company or Sponsor, as applicable, shall be entitled to designate a replacement director in lieu of such person; provided, further, that in no event shall Closing be delayed or postponed in connection with or as a result of the foregoing.

7.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser, Pelican Merger Sub, Greenland Merger Sub, March GL Merger Sub, and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser, Pelican Merger Sub, Greenland Merger Sub, or March GL Merger Sub (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any other Party hereto, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Holdco, the Purchaser and each Company shall cause their respective Organizational Documents to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement, to the extent permitted by applicable Law. The provisions of this Section 7.18 shall survive the consummation of the Mergers and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) For the benefit of the Purchaser’s, and each Merger Sub’s directors and officers, Purchaser shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser, Holdco, and each Company shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser, Holdco, and each Company shall timely pay or caused to be paid all premiums with respect to the D&O Tail Insurance.

(c) If Purchaser, Holdco, either Company or any of their respective successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Holdco, the Purchaser or the applicable Company shall assume all of the obligations set forth in this Section 7.18.

(d) The D&O Indemnified Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 7.18 are intended to be third party beneficiaries of this Section 7.18. This Section 7.18 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of the Purchaser, Holdco, and the Companies.

(e) Immediately following the consummation of the Mergers, Holdco shall have the right, in its sole discretion, to purchase and maintain directors’ and officers’ liability insurance (“D&O Insurance”) covering any Persons who, at or following the Closing, are directors or officers of the Holdco, on such terms and conditions (including coverage limits, deductibles, and duration) as Holdco may determine in its sole discretion. The procurement of such D&O Insurance by Holdco shall be in addition to, and not in limitation of, any other rights to indemnification or insurance provided under this Agreement, the organizational documents of Holdco or otherwise at law or in equity. The procurement of such D&O Insurance will be done using the broker selected by the Companies and including terms approved by the Companies.

7.19 Trust Account Proceeds. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in ARTICLE X and provision of notice thereof to the Trustee, (a) at the Closing, the Purchaser shall (i) cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) use reasonable best efforts to cause the Trustee to (x) pay as and when due all amounts, if any, payable to the Public Shareholders of the Purchaser pursuant to the Redemption, (y) pay the amounts due to the underwriters of the Purchaser’s IPO for their business combination marketing agreement as set forth in the Trust Agreement and (z) immediately thereafter, pay all remaining amounts then available in the Trust Account to the Purchaser in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein. Any such remaining amounts paid to Purchaser in accordance with the foregoing sentence shall, along with any proceeds from any PIPE Investment, first be used to pay (a) the Purchaser’s accrued Expenses, (b) the Purchaser’s deferred Expenses of the IPO, and (d) any other Expenses of the Purchaser, either Company, and the Holdco as of the Closing. Such Expenses will be paid at the Closing. Any remaining cash will be used in each Company’s business within the meaning of Treasury Regulations Section 1.368-1(d).

7.20 Domestication. At least one (1) day prior to the Closing Date, Holdco shall cause the Purchaser to migrate to and domesticate as a Texas corporation in accordance with the TBOC and the Companies Act (the “Domestication”), including by (a) filing with the Texas Secretary of State a Certificate of Domestication with respect to the Domestication, in form and substance reasonably acceptable to Purchaser and each Company, together with the certificate of incorporation of Purchaser (in form and substance reasonably acceptable to Purchaser and each Company), in each case, in accordance with the provisions thereof and applicable Law, (b) completing and making and procuring all those filings required to be made with the Cayman Registrar in connection with the Domestication, and (c) obtaining a certificate of de-registration from the Cayman Registrar. In accordance with applicable Law, the Domestication shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any Person, each then issued and outstanding share of Purchaser Ordinary Shares shall convert automatically shall convert automatically into a share of common stock of Purchaser (after its domestication as a corporation incorporated in the State of Texas).

7.21 Shareholder Written Consent.

(a) As promptly as practicable after the Registration Statement is declared effective under the Securities Act and, in any event within five (5) Business Days of the effectiveness of the Registration Statement, each Company shall cause to be delivered to the applicable Company Shareholder as of such date an information statement, which shall include copies of this Agreement, a Written Consent, and, as applicable, and a Letter of Transmittal (“Company Shareholder Package”), stating (i) that the board of directors of the applicable Company recommends that each Company Shareholder adopt this Agreement and approve the Mergers by execution of the Written Consent and (ii) the timeline for returning executed copies of the documents included as part of the Company Shareholder Package. The written consent included in the Company Shareholder Package shall be in in a form to be mutually agreed between Purchaser and the Companies (the “Written Consent”) and shall be required from Company Shareholders who collectively hold at least a majority of the voting power of the outstanding shares of the applicable Company Common Stock as of immediately prior to the Greenland Merger pursuant to the TBOC and the Company’s Organizational Documents. The approval contemplated by the foregoing sentence is referred to herein as the “Required Company Shareholder Approval”.

(b) As promptly as practicable after distribution of the Company Shareholder Package, the Company shall obtain the Required Company Shareholder Approval and deliver it to Purchaser.

7.22 Transfer of Founder Shares. Prior to the Closing, Purchaser shall cause Pelican Sponsor LLC (“Sponsor”), and any other party that holds Founder Shares (except for EarlyBirdCapital, Inc.), to (i) forfeit and cancel, in aggregate, 718,750 Founder Shares, and (ii) following such forfeiture, transfer to FG Merchant Partners LP, pursuant to a purchase and sale agreement, 20% of the total remaining Founder Shares (which, for the avoidance of doubt, shall be 431,250 Founder Shares representing 20% of 2,156,250 Founder Shares post-forfeiture), at the same purchase price per share as originally paid by the Sponsor for such Founder Shares. Following such transfer, the Sponsor and any other party that holds Founder Shares (excluding EarlyBirdCapital, Inc.) shall retain 1,725,000 Founder Shares, in addition to any private units acquired in connection with the Purchaser’s IPO. Purchaser shall ensure that a letter agreement with the Sponsor, in form and substance reasonably satisfactory to the Parties, evidencing the Sponsor’s agreement to effect such forfeiture and transfer, is executed and delivered simultaneously with the execution of this Agreement.

7.23 Updates to Disclosure Schedules. Whenever any of the Parties obtains knowledge of any matter occurring after the date of this Agreement, that, if existing or occurring as of the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules attached hereto and made a part of this Agreement, such Party shall before Closing promptly supplement or amend the Disclosure Schedules with respect to such matter. Any disclosure in any such supplement or amendment shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions to Closing contained in Article VIII have been satisfied.

ARTICLE VIII.
NO SURVIVAL

8.1 No Survival. Representations and warranties of each Party contained in this Agreement or in any certificate or instrument delivered by or on behalf of any Party pursuant to this Agreement shall not survive the Closing, and from and after the Closing, each Party and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or Action be brought against any Party or their respective Representatives with respect thereto. The covenants and agreements made by each Party in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

ARTICLE IX.
CLOSING CONDITIONS

9.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Mergers and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Companies and the Purchaser of the following conditions:

(a) Required Purchaser Approvals. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Shareholder Approval”).

(b) Required Company Approvals. The Required Company Shareholder Approval shall have been obtained and remain in full force and effect.

(c) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(d) Reserved.

(e) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and the PIPE Investment, Holdco shall have net tangible assets of at least $5,000,001.

(f) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

(g) Nasdaq Listing. The shares of Holdco Common Stock to be issued in respect of the Mergers shall have been approved for listing on Nasdaq or any other stock exchange agreed to between the Parties, subject to official notice of issuance.

(h) Holdco Organizational Document Amendment. The Parties shall cause the Organizational Document’s of Holdco to be amended to increase the number of issuable shares of Holdco common stock to 500,000,000 shares.

9.2 Conditions to Obligations of the Companies. In addition to the conditions specified in Section 9.1, the obligations of the Companies to consummate the Greenland Merger, the March GL Merger and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by each Company) of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Purchaser, each Merger Sub, the other Company and Holdco contained in ARTICLE III, ARTICLE V, ARTICLE VI and ARTICLE VII shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(b) Agreements and Covenants. Purchaser, the Pelican Merger Sub, the Greenland Merger Sub, the other Company and Holdco shall have performed all of their respective obligations and complied with all of their respective agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date, except where compliance with any such obligation, agreement or covenant has been waived in writing by the Companies.

(c) Reserved

(d) Closing Deliverables.

(i) Officer Certificate. Purchaser shall have delivered to the Companies a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.2(a) and 9.2(b).

(ii) Secretary Certificate. Purchaser shall have delivered to each Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date, and (B) the resolutions of Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby.

(iii) Good Standing. Purchaser shall have delivered to each Company a good standing certificate (or similar documents applicable for such jurisdictions) for Purchaser, each Merger Sub and Holdco certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s, each Merger Sub’s and Holdco’s jurisdictions of organization.

(iv) Letters of Transmittal. Each Company Shareholder shall have received a Letter of Transmittal from the Exchange Agent.

(v) Indemnification Agreements. Holdco shall have entered into indemnification agreements, in a form to be mutually agreed upon by Holdco and the Company.

9.3 Conditions to Obligations of the Purchaser. In addition to the conditions specified in Section 9.1, the obligations of the Purchaser, Holdco, and each Merger Sub to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties.

(i) Each of the representations and warranties of the Companies contained in Section 4.1 (Organization and Standing), Section 4.2 (Authorization; Binding Agreement), and Section 4.28 (Finders and Brokers) (collectively, the “Specified Representations”) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the date of this Agreement and on and as of the Closing Date immediately prior to the Greenland Merger Effective Time as if made on the Closing Date immediately prior to the Greenland Merger Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all material respects on and as of such earlier date).

(ii) Each of the representations and warranties of the Companies contained in Article IV (other than the Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date of this Agreement and on and as of the Closing Date immediately prior to the Greenland Merger Effective Time as if made on the Closing Date immediately prior to the Greenland Merger Effective Time (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(b) Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement, in each case to be performed or complied with by such person on or prior to the Closing Date, except where compliance with any such obligation, agreement or covenant has been waived in writing by Purchaser.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Companies, taken as a whole, since the date of this Agreement which is continuing and uncured.

(d) Closing Deliverables.

(i) Officer Certificate. Purchaser shall have received a certificate from each Company, dated as the Closing Date, signed by an executive officer of such Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 9.3(a), 9.3(b), and 9.3(c).

(ii) Secretary Certificate. Each Company shall have delivered to the Purchaser a certificate executed by such Company’s secretary certifying as to the validity and effectiveness of, and attaching, the requisite resolutions of such Company’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which such Company is or is required to be a party or bound, and the consummation of the Greenland Merger and the March GL Merger, as applicable, and the other transactions contemplated hereby and thereby.

(iii) Good Standing. Each Company shall have delivered to the Purchaser a good standing certificate (or similar document applicable for such jurisdiction) for such Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of such Company’s jurisdiction of organization.

(iv) Reserved

(v) Resignations. Subject to the requirements of Section 7.18, Purchaser shall have received written resignations, effective as of the Closing, of each of the directors and officers of the Company as requested by Purchaser.

9.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this ARTICLE IX to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company or any Company Shareholder) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE X.
TERMINATION AND EXPENSES

10.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Purchaser and each Company;

(b) by written notice by Purchaser or the Companies if any of the conditions to the Closing set forth in ARTICLE IX have not been satisfied or waived by June 30, 2026 (the “Outside Date”) (provided, that if Purchaser seeks and obtains an Extension, Purchaser shall have the right by providing written notice thereof to each Company to extend the Outside Date for an additional period equal to the shortest of (i) three (3) additional months, (ii) the period ending on the last date for Purchaser to consummate its Business Combination pursuant to such Extension, and (iii) such period as determined by Purchaser); provided, however, the right to terminate this Agreement under this Section 10.1 shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or either of the Companies if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by either Company to Purchaser, if (i) there has been a breach by Purchaser, any Merger Sub or Holdco of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser, any Merger Sub or Holdco shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.2(a) or Section 9.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser, or (B) the Outside Date; provided, that neither Company shall not have the right to terminate this Agreement pursuant to this Section 10.1(d) if at such time such Company is in material uncured breach of this Agreement;

(e) by written notice by Purchaser to the Companies, if (i) there has been a material breach by either Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Company shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 9.3(a) or Section 9.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to such Company, or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 10.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice by either Purchaser or the Companies to the other, if there shall have been a Material Adverse Effect on either Party, taken as a whole, following the date of this Agreement which is uncured for at least ten (10) Business Days after written notice of such Material Adverse Effect is provided by the terminating Party to the other Party; or

(g) by written notice by either Purchaser or the Companies to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s shareholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained.

10.2 Effect of Termination; Termination Fee.

(a) This Agreement may only be terminated in the circumstances described in Section 10.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 10.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 10.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 7.15 (Public Announcements), 10.3 (Fees and Expenses), 11.1 (Waiver of Claims Against Trust), ARTICLE XII (Miscellaneous), this Section 10.2 (Effect of Termination) and Section 12.3 (Third Parties) shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 11.1). Without limiting the foregoing, and except as provided in Section 10.3 and this Section 10.2 (but subject to Section 11.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 12.6, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 10.1; provided, however, if, at the time of the termination of this Agreement, the March GL Merger has been consummated and March GL is not in material uncured breach of this Agreement, the Parties agree that, promptly after receiving a written request from Robert Price, they will transfer all (100%) of the issued and outstanding capital stock of March GL to the individuals who were shareholders of March GL immediately before the March GL Merger was completed. This transfer will be free and clear of any Liens and will be carried out under a purchase and sale agreement and stock power that are in a form and substance reasonably acceptable to Robert Price. The Parties agree to take all actions and execute all documents necessary to effectuate such transfer promptly following such request.

(b) In addition, if this Agreement is terminated as a primary result of the actions or inactions of Purchaser, Purchaser shall, or shall cause the applicable Purchaser Shareholder to, transfer, convey and assign to Greenland one-third (1/3) of the issued and outstanding “Founder Shares” (as defined in the IPO Prospectus), free and clear of all Liens, as a termination fee (the “Termination Fee”). The Parties acknowledge and agree that the Termination Fee is intended to compensate Greenland for the time, expense and opportunity costs incurred in connection with this Agreement and the transactions contemplated hereby and is not a penalty. The Parties agree to take all actions and execute all documents necessary to effectuate such transfer promptly following such termination.

10.3 Fees and Expenses. Subject to Section 7.18 and 11.1, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. For the avoidance of doubt, the Parties agree that (a) neither Company shall be responsible for the Extension Expenses associated with any Extensions, (b) the Companies shall also not be responsible for all required filing or similar fees with respect to any required approval of a Governmental Authority, including, for the avoidance of doubt, any fees to be paid to the SEC or in respect of the HSR Act, and (c) if the transactions contemplated by this Agreement are consummated, Holdco shall bear all of the Expenses of the Parties. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including without limitation all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates; all filing fees in connection with any approvals required or advisable in connection with the transactions contemplated by this Agreement; and all fees and expenses of proxy solicitors, Edgarization and filing services, and printing and distribution of the Proxy Statement) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of the transactions contemplated by this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO due upon consummation of a Business Combination. Notwithstanding the foregoing, if the Purchaser incurs more than $50,000 in reasonable and direct connection with the preparation and filing of the Registration Statement on Form S-4, the Companies shall reimburse the Purchaser for such Expenses to the extent they exceed $50,000 provided that the Companies shall be given bank statements, detailed invoices for approval (not to be unreasonably withheld) as well as general ledger showing all transactions. In addition, if the Purchaser’s operating account is exhausted, the Companies shall assume responsibility for all further approved and reasonable direct Expenses related to the transaction but not to exceed $100,000 without prior written approval, and in such case Companies shall be provided access to bank statements, detailed invoices for approval (not to be unreasonably withheld) and general ledger showing all the transactions.

ARTICLE XI.
WAIVERS AND RELEASES

11.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. Each Company represents and warrants that it has read the IPO Prospectus other than SEC Reports, the Purchaser’s Organizational Documents, and the Trust Agreement and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by the IPO Underwriter and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (including overallotment shares acquired by the IPO Underwriter) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Purchaser Ordinary Shares in connection with the consummation of the Purchaser’s initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Shareholders if Purchaser fails to consummate a Business Combination on or before December 31, 2025, subject to an Extension, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes, and (d) to Purchaser after or simultaneously with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Companies nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and each Company or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates); provided, however, that the foregoing waiver will not limit or prohibit the Company or its Affiliates from pursuing a claim against Purchaser, Pelican Merger Sub, Greenland Merger Sub or any other Person for legal relief against monies or other assets of Purchaser, Pelican Merger Sub, or Greenland Merger Sub held outside of the Trust Account of for specific performance or other equitable relief in connection with the transactions contemplated by this Agreement. Each Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Companies further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that each Company or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which Proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalf or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

ARTICLE XII.
MISCELLANEOUS

12.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (a) in person, (b) by electronic means (including e-mail), with affirmative confirmation of receipt, (c) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (d) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser, Holdco, or any Merger Sub at or prior to the Closing, or the Sponsor, to: Pelican Acquisition Corporation Attn: Robert Labbe, Chief Executive Officer Telephone No.: E-mail:	with a copy (which will not constitute notice) to: Celine & Partners PLLC Attn: Cassi Olson E-mail:
If to Greenland or Holdco after the Closing, to: Greenland Exploration Limited Attn: Larry G. Swets, Jr., Chief Executive Officer E-mail:	with a copy (which will not constitute notice) to: Winston & Strawn LLP Attn: Michael J. Blankenship E-mail:
If to March GL or Holdco after the Closing, to: Attn: E-mail:	with a copy (which will not constitute notice) to: Haynes and Boone, LLP Attn: E-mail:

12.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Sponsor), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

12.3 Third Parties. Except for the rights of (a) the D&O Indemnified Persons set forth in Section 7.18,(b) the Nonparty Affiliates set forth in Section 12.13, and (c) Sponsor as set forth in the last sentence of this Section 12.3, and which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party. Notwithstanding anything to the contrary herein, Sponsor shall be an express third-party beneficiary of Section 7.4, Section 7.16, Section 7.18, Section 10.2, Section 12.1, Section 12.2, this Section 12.3, Section 12.6, Section 12.8, Section 12.9, and Section 12.13.

12.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Texas without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the state of Texas. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Harris County, Texas (or in any appellate court thereof). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 12.1. Nothing in this Section 12.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

12.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.5.

12.6 Remedies; Specific Performance. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages would be inadequate and the non-breaching Parties would not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity.

12.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

12.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Parties.

12.9 Waiver. The Purchaser on behalf of itself and its Affiliates, and each Company on behalf of itself and its Affiliates may each in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (b) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (c) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of Sponsor.

12.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

12.11 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or Orders) by succession of comparable successor statutes, regulations, rules or Orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article,” “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or shareholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by any Company to be given, delivered, provided or made available by such Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site on DropBox.com maintained on behalf of the Companies in connection with the transactions contemplated by this Agreement, and the Purchaser and its Representatives have been given access to such electronic data side containing such information at least two days prior to the date of this Agreement.

12.12 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

12.13 No Recourse. All Proceedings, Liabilities and causes of action (whether in contract or in tort, in Law or in equity or granted by statute) that may be based upon, be in respect of, arise under, out or by reason of, be connected with or relate in any manner to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in this Agreement), may be made against only (and such representations and warranties are those solely of) Holdco, Purchaser, Pelican Merger Sub, the Company, and Greenland Merger Sub and their respective successors and permitted assigns. No Person who is not a Party, including any current, former or future director, officer, founder, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, Representative, successor or assignee of, and any financial advisor to, any Party, or any current, former or future director, officer, employee, consultant, incorporator, member, partner, manager, shareholder, Affiliate, agent, attorney, Representative, successor or assignee of, and any financial advisor to, any of the foregoing, and in the case of Purchaser and Holdco, the Sponsor (or any successor or assignee thereof) (each in their capacity as such, a “Nonparty Affiliate”), shall have any Liability (whether in contract or in tort, in Law or in equity, or granted by statute) for any Proceedings, Liabilities or causes of action arising under, out or by reason of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance or breach, and, to the maximum extent permitted by Law, each Party hereby waives and releases all such Proceedings, Liabilities and causes of action against any such Nonparty Affiliates.

ARTICLE XIII.
PIPE Investment

13.1 PIPE Investment. (a) During the Interim Period, Purchaser and the Company shall use their good faith efforts to obtain commitments from certain investors (the “PIPE Investors”) for a private placement of Holdco’s Common Stock (the “PIPE Investment”) pursuant to one or more subscription agreements (each, a “Subscription Agreement”) pursuant to which, among other things, the PIPE Investors will agree to subscribe for and purchase shares of Holdco Common Stock, upon the terms and subject to the conditions set forth therein, on the Closing Date and immediately following the Effective Time. For the avoidance of doubt, PIPE Investment is not a condition to the Closing.

(b) Purchaser and each Company shall, and shall cause their respective Representatives to, cooperate with each other and their respective Representatives in connection with the PIPE Investment, and Purchaser shall keep the Companies informed of the status of any and all discussions pertaining to the PIPE Investment.

(c) The terms and conditions of the PIPE Investment, the Subscription Agreements and any agreement relating thereto shall (i) be subject to the prior written approval of each Company, (ii) provide that the PIPE Investment is subject only to customary closing conditions, and (iii) provide that each Company and Holdco will be third-party beneficiaries thereof and entitled to enforce such agreements against the PIPE Investors.

(d) Unless otherwise approved in writing by the Companies in each instance, Purchaser shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements or any other agreement related to the PIPE Investment. Subject to the immediately preceding sentence, Purchaser shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably required, necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including by enforcing its rights under the Subscription Agreements to cause the PIPE Investors to pay to (or as directed by) Purchaser the applicable purchase price under each such Person’s applicable Subscription Agreement in accordance with its terms. Without limiting the generality of the foregoing, Purchaser shall give the Companies prompt (and, in any event within one (1) Business Day) written notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by the counterparty to any Subscription Agreement; (ii) of the receipt of any written notice or other written communication from any party with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation of any Subscription Agreement, any related agreement or any provisions thereof and (iii) if Purchaser does not expect to receive all or any portion of PIPE Investment on the terms, in the manner or from the Persons contemplated by the Subscription Agreements, respectively.

ARTICLE XIV.
DEFINITIONS

14.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Acquisition Proposal” has the meaning specified in Section 7.7.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Allocation Schedule” has the meaning specified in Section 1.9.

“Alternative Transaction” has the meaning specified in Section 7.7.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates, and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Book-Entry Shares” has the meaning specified in Section 1.8(c).

“Business Combination” has the meaning specified in Section 11.1.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business, excluding as a result of “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Certificate” has the meaning specified in Section 1.7.

“Certificate of Incorporation” means the Certificate of Incorporation of a corporation.

“Closing” has the meaning specified in Section 2.1.

“Closing Date” has the meaning specified in Section 2.1.

“Closing Filing” has the meaning specified in Section 7.15(b).

“Closing Press Release” has the meaning specified in Section 7.15(b).

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Companies Act” has the meaning specified in Section 1.1(a).

“Company” has the meaning specified in the Preamble hereto.

“Company Benefit Plan” has the meaning specified in Section 4.19(a).

“Company Certificates” has the meaning specified in Section 1.8(c).

“Company Common Stock” means the common stock, par value $0.0001 per share, of the Company, as applicable.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or its Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person that disclosed such Company Confidential Information to the receiving party.

“Company Common Stock Warrants” means the warrants issued by the Company to purchase Company Common Stock, in accordance with the terms of the applicable warrant agreement, issued and outstanding and unexpired immediately prior to the First Effective Time.

“Company Disclosure Schedules” has the meaning specified in ARTICLE IV.

“Company Financials” has the meaning specified in Section 4.7(a).

“Company Intellectual Property” means all Intellectual Property that is owned or exclusively licensed by the Company or any of its Subsidiaries and includes without limitation all of the Company Registered IP.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to the Intellectual Property to which the Company or any of its Subsidiaries is a party, beneficiary or otherwise bound.

“Company IP Licenses” has the meaning specified in Section 4.13(a).

“Company Material Contract” has the meaning specified in Section 4.12(a).

“Company Permit” has the meaning specified in Section 4.10.

“Company Personal Property Lease” has the meaning specified in Section 4.16.

“Company Real Property Lease” has the meaning specified in Section 4.15.

“Company Registered IP” has the meaning specified in Section 4.13(a).

“Company Securities” means, collectively, the Company Common Stock, the Company Common Stock Warrants and any other securities of either Company.

“Company Security Holders” means, collectively, the holders of Company Securities prior to the Greenland Merger Effective Time.

“Company Shareholder” means, collectively, in the case of Greenland, the holders of Greenland Common Stock prior to the Greenland Merger Effective Time and, in the case of March GL, the holders of March GL Common Stock prior to the March GL Merger Effective Time.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Contribution Agreement” means that certain agreement between Holdco and March GL pursuant to which, immediately following the consummation of the March GL Merger on the Closing Date and in accordance with the applicable provisions of the TBOC, Holdco will contribute the March GL Common Stock to Greenland, resulting in March GL becoming a wholly-owned subsidiary of Greenland.

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“D&O Indemnified Persons” has the meaning specified in Section 7.18(a).

“D&O Insurance” has the meaning specified in Section 7.18(e).

“D&O Tail Insurance” has the meaning specified in Section 7.18(b).

“Domestication” has the meaning specified in Section 7.20.

“DTC” has the meaning specified in Section 1.8(c).

“Effective Time” has the meaning specified in Section 1.2(c).

“Enforceability Exceptions” has the meaning specified in Section 3.2.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, Release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601, et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 111, et. seq., Occupational Safety and Health Act, 29 U.S.C. Section 651, et. seq. (to the extent it relates to exposure to Hazardous Material), the Asbestos Hazard Emergency Response Act, 15 U.S.C. Section 2601, et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“Environmental Permit” has the meaning specified in Section 4.20(a).

“Equity Incentive Plan” has the meaning specified in Section 7.8

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business or person (whether or not incorporated that, together with the Company, is a member of (a) a controlled group of corporations (as defined in Section 414(b) of the Code); (b) a group of trades or businesses under common control (as defined in Section 414(c) of the Code or Section 4001(b)(1) of ERISA); or (c) an affiliated service group (as defined under Section 414(m) of the Code).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 1.8(a).

“Expenses” has the meaning specified in Section 10.3.

“Extension” has the meaning specified in Section 7.3.

“Extension Expenses” has the meaning specified in Section 7.3.

“Founder Shares” has the meaning specified in Section 10.2(b).

“Federal Securities Laws” has the meaning specified in Section 7.9.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency, including the Federal Reserve Board, or any self-regulatory organization, including FINRA, or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Greenland Company Merger Consideration” has the meaning specified in Section 1.5.

“Greenland Merger” has the meaning specified in the Recitals hereto.

“Greenland Merger Effective Time” has the meaning specified in Section 1.2.

“Greenland Merger Sub” has the meaning specified in the Preamble hereto.

“Greenland Merger Sub Common Stock” means the common stock of Greenland Merger Sub, par value $0.01 per share.

“Greenland Share Exchange” means the exchange of shares of Greenland for shares of Holdco pursuant to Greenland Merger.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Holdco” has the meaning specified in the Preamble.

“Holdco Common Stock” means the common stock of Holdco.

“Holdco Material Adverse Effect” has the meaning specified in Section 6.3.

“Holdco Warrant” has the meaning specified in Section 1.6(d).

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any (i) accrued or outstanding severance or termination payments, (ii) accrued paid time off (including vacation, personal and sick days) and/or (iii) accrued bonuses, commissions or other incentive compensation, in each case, together with the employer’s portion of all payroll, employment, unemployment, social security or similar Taxes in connection with such amounts, (d) any obligations under any unfunded or underfunded pension or retirement (including employer contributions under a Code Section 401(k) plan for services performed through the Closing Date), post-retirement medical, post-employment benefit or nonqualified deferred compensation plans, programs, agreements or arrangements, together with the employer’s portion of all payroll, employment, unemployment, social security or similar Taxes in connection with such amounts, (e) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (f) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (g) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (h) all obligations of such Person in respect of acceptances issued or created, (i) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (j) all obligations secured by a Lien on any property of such Person, (k) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (l) any and all accounts payable of such Person, (m) any and all accrued expenses of such Person, and (n) all obligation described in clauses (a) through (m) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss, but in all cases excluding transaction Expenses associated with the transactions contemplated by this Agreement.

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing; (b) Copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; (e) internet domain name registrations; and (f) other intellectual property and related proprietary rights together with all goodwill related to the foregoing.

“Intended Tax Treatment” has the meaning specified in the Recitals hereto.

“Interim Balance Sheet Date” has the meaning specified in Section 4.7(a).

“Interim Period” has the meaning specified in Section 7.1.

“Internet Assets” means all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“Investment Company Act” has the meaning specified in Section 3.15.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of May 22, 2025, and filed with the SEC on May 23, 2025 (File No. 333-286452).

“IPO Underwriter” means EarlyBirdCapital, Inc.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Key Personnel” means Robert Price.

“Knowledge” means, (i) with respect to either Company, the actual knowledge of the individuals set forth on Section 14.1(a) of the Company Disclosure Schedules after reasonable due inquiry, (ii) with respect to Holdco or any Merger Sub, the actual knowledge of the individuals set forth on Section 14.1(ii) of the Purchaser Disclosure Schedules after reasonable due inquiry, and (iii) with respect to the Purchaser, the actual knowledge of the individuals set forth on Section 15.1(iii) of the Purchaser Disclosure Schedules after reasonable due inquiry.

“Law” means any federal, state, county, local, provincial, municipal, foreign, supranational or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, resolution, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Letter of Transmittal” has the meaning specified in Section 1.8(c).

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“Lost Certificate Affidavit” has the meaning specified in Section 1.8(f).

“March GL Merger” has the meaning specified in the Recitals hereto.

“March GL Merger Consideration” has the meaning specified in Section 1.5.

“March GL Merger Effective Time” has the meaning specified in Section 1.2.

“March GL Merger Sub” has the meaning specified in the Preamble hereto.

“March GL Merger Sub Common Stock” means the common stock of March GL Merger Sub, par value $0.01 per share.

“March GL Share Exchange” means the exchange of shares of March GL for shares of Holdco pursuant to March GL Merger.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate;

(iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared), natural disaster or weather conditions, epidemics, pandemics, or disease outbreaks; and (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

“Merger Consideration” has the meaning specified Section 1.5.

“Merger Subs” has the meaning specified in the Recitals hereto.

“Mergers” has the meaning specified in the Recitals hereto.

“Nasdaq” means the Nasdaq Global Market.

“Non-Competition Agreement” has the meaning specified in the Recitals hereto.

“Nonparty Affiliate” has the meaning specified in Section 12.13.

“OFAC” has the meaning specified in Section 3.18(c).

“Off-the-Shelf Software” has the meaning specified in Section 4.13(a).

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Outside Date” has the meaning specified in Section 10.1(b).

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisional, provisional, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Pelican Merger” has the meaning specified in the Recitals hereto.

“Pelican Merger Effective Time” has the meaning specified in Section 1.2.

“Pelican Merger Sub” has the meaning specified in the Preamble hereto.

“Pelican Merger Sub Common Stock” means the common stock of Pelican Merger Sub, par value $0.01 per share.

“Pelican Share Exchange” means the exchange of shares of Purchaser for shares of Holdco pursuant to Pelican Merger.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or Orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate Proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership, or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, Social Security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” “protected health information” or similar term under any applicable Privacy Laws.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“PIPE Investment” has the meaning specified in Section 13.1(a).

“PIPE Investors” has the meaning specified in Section 13.1(a).

“Post-Closing Holdco Board” has the meaning specified in Section 1.11.

“Privacy Laws” means all applicable United States state and federal Laws, and the Laws of applicable jurisdictions, relating to privacy and protection of Personal Data and/or Protected Health Information, including the General Data Protection Regulation, the Health Insurance Portability and Accountability Act of 1996; the Health Information Technology for Economic and Clinical Health Act; and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification.

“Pro Rata Share” means, with respect to each Company Shareholder, a fraction expressed as a percentage equal to (i) the number of shares of Company Common held by such Company Shareholder, divided by (ii) the total number of shares of Company Common Stock outstanding (as applicable to each of March GL and Greenland), which shall be calculated individually for March GL and Greenland for the purpose of allocating March GL Merger Consideration and Greenland Company Merger Consideration.

“Proceeding” or “Action” means any notice of noncompliance or violation, or any claim, demand, action, suit, proceeding, complaint (including a qui tam complaint), claim, charge, hearing, litigation, audit, settlement, labor dispute, inquiry, civil investigative demand, subpoena, stipulation, assessment, arbitration, demand for recoupment or revocation, or any request (including any request for information) or investigation before or by a Governmental Authority or an arbitrator.

“Protected Health Information” has the meaning given to such term under the Privacy Laws, including all such information in electronic form.

“Proxy Statement” has the meaning specified in Section 7.14(a).

“Public Certifications” has the meaning specified in Section 3.6(a).

“Public Shareholders” has the meaning specified in Section 11.1.

“Purchaser” has the meaning specified in the Preamble hereto.

“Purchaser Confidential Information” means all material non-public information and confidential or proprietary documents and information concerning the Purchaser, Holdco, Pelican Merger Sub, Greenland Merger Sub or any of their Representatives; provided, however, that Purchaser Confidential Information shall not include any information which (i) is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to each Company or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Company.

“Purchaser Disclosure Schedules” has the meaning specified in ARTICLE III.

“Purchaser Financials” has the meaning specified in Section 3.6(d).

“Purchaser Material Adverse Effect” has the meaning specified in Section 3.1.

“Purchaser Material Contract” has the meaning specified in Section 3.13(a).

“Purchaser Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of the Purchaser.

“Purchaser Rights” means the rights issued by Purchaser in a private placement at the time of the consummation of the IPO, entitling the holder thereof to one-tenth (1/10th) of one (1) Purchaser Ordinary Share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Ordinary Shares, and the Purchaser Rights, collectively.

“Purchaser Special Meeting” has the meaning specified in Section 7.14(a).

“Purchaser Shareholder Approval Matters” has the meaning specified in Section 7.14(a).

“Purchaser Units” means the units issued by Purchaser in a private placement at the time of the consummation of the IPO consisting of (i) one (1) Purchaser Ordinary Share and (ii) one (1) Purchaser Private Right.

“Redemption” has the meaning specified in Section 7.14(a).

“Redemption Shares” has the meaning specified in Section 1.6(c).

“Redemption Price” means Ten U.S. Dollars ($10.00).

“Redemption Rights” has the meaning set forth in Section 7.14(a).

“Registration Statement” has the meaning specified in Section 7.14(a).

“Related Person” has the meaning specified in Section 4.21.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Released Claims” has the meaning specified in Section 11.1.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Required Company Shareholder Approval” has the meaning specified in Section 0.

“Required Purchaser Shareholder Approval” has the meaning specified in Section 9.1(a).

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“SEC Reports” has the meaning specified in Section 3.6(a).

“Securities Act” means the Securities Act of 1933, as amended.

“Signing Filing” has the meaning specified in Section 7.15(b).

“Signing Press Release” has the meaning specified in Section 7.15(b).

“Specified Representations” has the meaning specified in Section 9.3(a)(i).

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” has the meaning specified in the Preamble hereto.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Support Agreement” has the meaning specified in the Recitals hereto.

“Tax” or “Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, real property, personal property, escheat / unclaimed property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with, or any other express or implied agreement to indemnify, any other Person.

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“TBOC” has the meaning specified in the Recitals hereto.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Transmittal Documents” has the meaning specified in Section 1.8(e).

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of May 22, 2025, as it may be amended, by and between the Purchaser and the Trustee.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

IN WITNESS WHEREOF, each Party has caused this Agreement and Plan of Merger to be executed and delivered by its duly authorized representative, as of the date first written above.

Holdco:

Pelican Holdco, Inc.

By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Director

Purchaser:

Pelican Acquisition Corporation

By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Chairman and CEO

Pelican Merger Sub:

Pelican Merger Sub, Inc.

By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

Greenland Merger Sub:

Greenland Merger Sub, Inc.

By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Director

March GL Merger Sub:

March GL Merger Sub, Inc.

By:	/s/ Robert Labbe
	Name:	Robert Labbe
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

The Companies:

Greenland Exploration Limited

By:	/s/ Larry G. Swets, Jr.
	Name:	Larry G. Swets, Jr.
	Title:	Chief Executive Officer

March GL Company

By:	/s/ Robert Price
	Name:	Robert Price
	Title:	President

[Signature Page to Agreement and Plan of Merger]

Annex B

AMENDED & RESTATED
CERTIFICATE OF FORMATION OF
GREENLAND ENERGY COMPANY

The undersigned hereby certifies that:

FIRST: The name of the corporation is Greenland Energy Company (the “Corporation”). The Corporation filed its original Certificate of Formation with the Secretary of State of the State of Texas on September 9, 2025 under the name “Pelican Holdco, Inc.” The Corporation is a for-profit corporation.

SECOND: The address of the initial registered office of the Corporation in the State of Texas is 5900 Balcones Drive, Suite 100, Austin, TX 78731. The name of the Corporation’s initial registered agent at such address is Registered Agents Inc. The initial mailing address of the Corporation is 3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Texas Business Organizations Code, as amended (the “TBOC”).

FOURTH:

(a) The total number of shares of stock which the Corporation shall have the authority to issue is 510,000,000, consisting of 500,000,000 shares of Common Stock, which shares shall have a par value of $0.0001 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock, which shares shall have a par value of $0.0001 per share (the “Preferred Stock”).

(b) The designations, preferences, privileges, and voting powers of the shares of each class and the restrictions or qualifications thereof are as follows:

(i) subject to the rights of the holders of any series of Preferred Stock, the holders of Common Stock are entitled to vote upon all matters submitted to a vote of the shareholders, with each share of Common Stock entitled to one vote;

(ii) all shares of Common Stock have identical rights and privileges, and no shares shall be convertible into any other class or series of stock;

(iii) except as otherwise required by the TBOC or this Certificate of Formation, the holders of Common Stock shall vote together as a single class; and

(iv) the Board of Directors is authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the designation, number of shares, voting powers (if any), and the preferences and relative, participating, optional, or other special rights, and any qualifications, limitations, or restrictions thereof.

(c) Except as set forth in Subsection (d) of this Article FOURTH, the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for purposes of this Article FOURTH as one class, shall be required (i) for the adoption of any agreement for the merger or consolidation of the Corporation with or into any other corporation; (ii) to authorize any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, person or other entity; or (iii) to authorize dissolution or liquidation of the Corporation. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of shares of the stock of the Corporation otherwise required by the TBOC or any agreement between the Corporation and any national securities exchange.

(d) The provisions of Subsection (c) of this Article FOURTH shall not be applicable to (i) any merger or consolidation of the Corporation with or into any other corporation, or any sale, lease or exchange of all or substantially all of the assets of the Corporation to, or any sale, lease or exchange to the Corporation or any subsidiary thereof in exchange for securities of the Corporation of any assets of, any other corporation, or to liquidation or dissolution, if the Board of Directors shall by resolution have approved a memorandum of understanding with such other corporation with respect to and substantially consistent with such transaction or such liquidation or dissolution; or (ii) any merger or consolidation of the Corporation with, or any sale, lease or exchange to the Corporation or any subsidiary thereof of any of the assets of, any other corporation of which a majority of the outstanding shares of all classes of stock entitled to vote in elections of directors is owned of record or beneficially by the Corporation and its subsidiaries.

(e) No amendment to this Certificate of Formation shall amend, alter, change or repeal any of the provisions of Subsections (c) and (d) of this Article FOURTH, unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of four-fifths of all classes of stock of the Corporation entitled to vote in elections of directors, considered for the purposes of this Article FOURTH as one class.

FIFTH:

(a) The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto. During any time that the Corporation has its Common Stock listed on a national securities exchange (as defined in Section 1.002(55-a) of the TBOC) or has 500 or more shareholders, no shareholder (as defined in Section 21.551(2) of the TBOC) of the Corporation may institute or maintain a derivative proceeding in the right of the Corporation unless such shareholder, at the time the derivative proceeding is instituted, holds at least 3% of the outstanding shares of the Corporation.

(b) The Corporation affirmatively elects to be governed by Section 21.373 of the TBOC during any time that (i) the Corporation’s principal office is located in the State of Texas or (ii) the Corporation is admitted to listing on a stock exchange that (A) has its principal office in the State of Texas and (B) has received approval by the securities commissioner of the State of Texas under Subchapter C, Chapter 4005, Government Code of the State of Texas.

SIXTH:

(a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation shall be fixed solely as specified in the bylaws of the Corporation (the “Bylaws”). Such number may from time to time be increased or decreased in such manner as may be prescribed by the Bylaws. In no event shall the number of directors be less than the minimum number prescribed by the TBOC. The election of directors need not be by written ballot. There shall be no qualifications on directors.

(b) The Board of Directors is expressly authorized and empowered to alter, amend and repeal the Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Subsection (b) of this Article SIXTH shall affect the right of shareholders to set qualifications for directors as provided in the preceding Subsection (a) of this Article SIXTH. For the avoidance of doubt, the adoption, alteration, amendment or repeal of any Bylaws fixing qualifications for a class of directors must be approved by the affirmative vote of the majority of the shares of the relevant class present in person or represented by proxy and entitled to vote on such adoption, alteration, amendment or repeal of the applicable Bylaws pursuant to Subsection (a) of this Article SIXTH.

(c) Any director elected or appointed by a class of shareholders may be removed by the shareholders of that class at any time in such manner as shall be provided in the Bylaws.

(d) The Board of Directors shall be divided into three classes: Class I, Class II, and Class III. The number of directors in each class shall be as nearly equal as possible. The initial Class I directors shall hold office until the first annual meeting of shareholders following the effectiveness of this Certificate; the initial Class II directors until the second such annual meeting; and the initial Class III directors until the third such annual meeting. At each annual meeting thereafter, the successors to the class of directors whose terms expire at that meeting shall be elected for a term of three years. Each director shall hold office until such director’s successor has been duly elected and qualified or until such director’s earlier death, resignation, or removal. The Board of Directors is authorized to assign directors already in office to classes and to make equitable adjustments to the classes in connection with any increase or decrease in the number of directors; provided that no class shall have fewer than one director.

(e) The names, addresses and class of the directors constituting the initial Board of Directors are as follows:

Name		Address	Class
1.	Robert Price	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
2.	Larry G. Swets, Jr.	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
3.	Daniel M. McCabe	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	I
4.	Melanie Furlan	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	III
5.	Roderick McIllree	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	I
6.	Scott D. Wollney	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	II
7.	Hassan R. Baqar	3400 East Bayand Avenue, Suite 400, Denver, Colorado 80209	II

SEVENTH: The Corporation is to have perpetual existence.

EIGHTH:

(a) Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of the Preferred Stock to call a special meeting of the holders of such series, special meetings of shareholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the holders of not less than 50% (or, if lower, the highest percentage of ownership that may be set under the TBOC) of the Corporation’s outstanding shares of capital stock entitled to vote at such special meeting.

(b) Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws.

NINTH:

(a) To the fullest extent permitted by the TBOC, as it presently exists or may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer. If the TBOC is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBOC, as so amended. Any repeal or amendment of this Subsection (a) of this Article NINTH by the shareholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Formation inconsistent with this Subsection (a) of this Article NINTH will, unless otherwise required by the TBOC, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors or officers) and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(b) To the fullest extent permitted by the TBOC, as the same now exists or may hereafter be amended from time to time, the Corporation is authorized to indemnify, and provide advancement of expenses to, its directors, officers, employees and agents (and any other persons to which the TBOC permits the Corporation to provide indemnification) through provisions in the Bylaws, agreements with such directors, officers, employees, agents or other persons, the vote of shareholders or disinterested directors or otherwise.

TENTH: Except as otherwise provided by the TBOC, no action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of shareholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ELEVENTH:

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the First Business Court Division of the State of Texas (the “Business Court”) (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) shall, to the fullest extent permitted by the TBOC, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or shareholder of the Corporation to the Corporation or the Corporation’s shareholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action arising pursuant to any provision of the TBOC or this Certificate of Formation or the Bylaws or as to which the TBOC confers jurisdiction on the Business Court, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate of Formation or the Bylaws, (v) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, (vi) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (vii) any other action within the jurisdiction of the Business Court, including any claims within the supplemental jurisdiction of the Business Court; provided, however, that this exclusive forum provision will not apply to any claims arising under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations promulgated thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of, and have consented to, the provisions of this Subsection (a) of this Article ELEVENTH, and shall be deemed to have notice of, and have consented that the Business Court shall be the sole and exclusive forum for the resolution of the foregoing disputes to the fullest extent permitted by the TBOC. If any action the subject matter of which is within the scope of this Subsection (a) of this Article ELEVENTH is filed in a court other than the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) (a “Foreign Action”) by or in the name of any shareholder, such shareholder shall be deemed to have notice of, and have consented to, (y) the exclusive personal jurisdiction of the Business Court (or, if the Business Court determines that it lacks jurisdiction, the federal district court for the Northern District of Texas, Dallas Division) in connection with any action brought in any such court to enforce this Subsection (a) of this Article ELEVENTH and (z) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. The existence of any prior consent to, or selection of, an alternative forum by the Corporation shall not act as a waiver of the Corporation’s ongoing consent right as set forth in this Subsection (a) of this Article ELEVENTH with respect to any current or future actions or claims. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act or the Exchange Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH.

(b) ANY PERSON OR ENTITY PURCHASING OR OTHERWISE ACQUIRING OR HOLDING ANY INTEREST IN SHARES OF STOCK OF THE CORPORATION SHALL BE DEEMED TO HAVE IRREVOCABLY AND UNCONDITIONALLY WAIVED ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ASSERTING AN “INTERNAL ENTITY CLAIM” AS THAT TERM IS DEFINED IN SECTION 2.115 OF THE TBOC, AND TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OTHER LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM WITHIN THE SCOPE OF SUBSECTION (a) OF THIS ARTICLE ELEVENTH.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized representative as of this [●]th day of [●], 2026.

By:
Name:
Title:

[Signature Page to the Certificate of Formation of Greenland Energy Company]

Annex C

AMENDED & RESTATED
BYLAWS

OF

GREENLAND ENERGY COMPANY

ARTICLE I

OFFICES

Section 1. The initial registered office of the Corporation in the State of Texas is 5900 Balcones Drive, Suite 100, Austin, TX 78731. The name of the Corporation’s initial registered agent at such address is Registered Agents Inc.

Section 2. Greenland Energy Company (the “Corporation”) may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of the shareholders shall be held in the City of Houston, State of Texas, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Texas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its discretion, determine that the meeting may be held solely by means of remote communication. If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a shareholders’ meeting may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law.

Section 2. Annual meetings of shareholders shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare, no later than the eleventh (11th) day before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder, the type of shares held by each shareholder, the number of shares held by each shareholder, and the number of votes that each shareholder is entitled to if the number of votes is different from the number of shares held. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the registered office or the principal executive office of the Corporation. The original share transfer records shall be prima-facie evidence of the shareholders entitled to examine the list and to vote at any meeting of shareholders.

Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of formation of the Corporation (the “Certificate of Formation”), may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, or the shareholders as provided in the Certificate of Formation. Only business within the purpose or purposes described in the notice may be conducted at a special meeting of the shareholders.

Section 6. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the special meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder entitled to vote at such meeting. Notwithstanding the foregoing, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the Texas Business Organizations Code (the “TBOC”)) must (a) be given to each shareholder of the Corporation not later than twenty-one (21) days prior to the meeting, regardless of whether the shareholder is entitled to vote on the matter, and (b) state that the purpose, or one of the purposes, of the meeting is to consider a fundamental business transaction.

Section 7.

(a) Business at Meetings of Shareholders.

(1) The proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who was a shareholder of record of the Corporation at the time the notice provided for in this Section 7 is delivered to the Secretary of the Corporation, who (A) is entitled to vote at the meeting, (B) as applicable, is eligible to submit a proposal (as determined pursuant to Subsection (b) of Article FIFTH of the Certificate of Formation (any shareholder satisfying the criteria described in (A) and (B), an “Eligible Shareholder”), and (C) complies with the notice procedures set forth in this Section 7.

(2) For business to be properly brought before an annual meeting by an Eligible Shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the Eligible Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business must constitute a proper matter for shareholder action. To be timely with respect to an annual meeting, an Eligible Shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Eligible Shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of an Eligible Shareholder’s notice as described above. Such Eligible Shareholder’s notice shall set forth: (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws of the Corporation (these “Bylaws”), the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Eligible Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the Eligible Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such Eligible Shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such Eligible Shareholder and such beneficial owner, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and such shareholder (or a qualified representative of such shareholder) intends to appear in person at the meeting to propose such business or nomination, and (iv) a representation whether the Eligible Shareholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, or as applicable pursuant to Article FIFTH of the Certificate of Formation, to deliver a proxy statement and/or form of proxy to holders of at least sixty-seven percent of the Corporation’s outstanding capital stock, and/or (y) otherwise to solicit proxies from shareholders in support of such proposal.

(3) Only persons who were nominated by the Board of Directors or nominated by shareholders in accordance with the procedures set forth in this paragraph (a)(3) of this Section 7 shall be eligible for election as directors at an annual meeting of shareholders. Nominations of persons for election to the Board of Directors may be made by or at the direction of the Board of Directors (or an authorized committee thereof) or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedure set forth in paragraph (a)(3) of this Section 7. Such nominations, other than those made by or at the direction of the Board of Directors (or an authorized committee thereof), shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely with respect to an annual meeting, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. With respect to an annual or special meeting, such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including without limitation such persons’ written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder, (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and (iii) a statement confirming whether such shareholder intends to solicit proxies or votes in support of such director nominee in accordance with Rule 14a-19 under the Exchange Act, including but not limited to delivering a proxy statement and form of proxy and soliciting at least the percentage of the voting power of all of the shares of the stock of the Corporation required under applicable law to elect the nominee. Any person nominated by the Board of Directors (or an authorized committee thereof) for election as a director shall, at the request of the Board of Directors (or such authorized committee), furnish to the Secretary of the Corporation that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Nomination by shareholders holding a particular class of stock may be made only for directors to be elected by such class.

(4) Notwithstanding the foregoing provisions of this Section 7, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such shareholder has compiled with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (A) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (B) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Board of Directors or an officer designated thereby), then the Corporation shall disregard any proxies for any proposed nominees on the Corporation’s proxy card other than the Corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation. Upon request by the Corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary of the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting in accordance with Section 6 of Article II. The shareholders requesting a special meeting must, concurrently with the request for a special meeting, provide in writing to the Secretary of the Corporation the same information set forth in Section 7(a) of Article II that is applicable to a shareholder proposal or nomination at an annual meeting of shareholders and otherwise comply with the TBOC, the Certificate of Formation, and the other provisions of these Bylaws, as determined by the Board of Directors. Any determination to be made by the Board of Directors under this Article II may be made by the Board of Directors, a committee of the Board of Directors, or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, its shareholders, and any other applicable person so long as made in good faith (without any further requirements).

(c) General.

(1) Only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by the TBOC, the chairman of the meeting shall have the power and duty (i) to determine whether any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 7 (including whether the shareholder or beneficial owner, if any, on whose behalf the proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s proposal in compliance with such shareholder’s representation as required by clause (iv) of paragraph (a)(2)(B) of this Section 7) and (ii) if any proposed business was not made or proposed in compliance with this Section 7, to declare that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present such proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(2) For purposes of this Section 7, “public announcement” shall include disclosure in a press release reported by the Dow Jones Newswires, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.

Section 8. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors shall act as chairman of any meetings of shareholders. Only the Board of Directors may determine who shall act as chairman of any meeting of shareholders. The Secretary of the Corporation shall act as secretary of the meeting. If the Secretary of the Corporation is not present, the chairman of the meeting shall appoint a secretary of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of shareholders as it shall deem appropriate. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, (a) convening the meeting, concluding the meeting and rescheduling, recessing or adjourning the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting, (b) announcing the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote, (c) imposing restrictions on the persons (other than shareholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, (d) establishing procedures for the dismissal of business not properly presented, (e) maintaining order at the meeting and safety of those present, (f) restricting entry to the meeting after the time fixed for commencement, (g) limiting the circumstances in which any person may make a statement or ask questions, and the time allotted thereto, at any meeting of shareholders, (h) removing any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures, (i) restricting the use of audio and video recording devices, cell phones and other electronic devices, (j) establishing rules, regulations or procedures for compliance with any state or local laws or regulations, including those concerning safety, health and security, and (k) implementing procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

Section 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Certificate of Formation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 10. Except as otherwise provided by the TBOC, the Certificate of Formation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders.

Section 11. Except as otherwise provided in the Certificate of Formation, each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of capital stock of the Corporation having voting power held by such shareholder. No proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period.

Section 12. The Corporation may, and to the extent required by the TBOC, shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by the TBOC, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole Board of Directors shall be not less than three and not more than eleven, as may be determined from time to time by the Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III. The initial Class I directors shall hold office until the first annual meeting of shareholders following the effectiveness of these Bylaws; the initial Class II directors shall hold office until the second annual meeting of shareholders following the effectiveness of these Bylaws; and the initial Class III directors shall hold office until the third annual meeting of shareholders following the effectiveness of these Bylaws. At each annual meeting of shareholders thereafter, successors to the class of directors whose term expires at that meeting shall be elected for a term of three years. Each director shall hold office until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders.

Section 2. [Reserved]

Section 3. Except as otherwise provided by the TBOC, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the TBOC.

Section 4. At any special meeting of the shareholders, duly called as provided in the Certificate of Formation and these Bylaws, any director or directors may be removed from office, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of the particular class entitled to vote in an election of such director.

Section 5.

(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or other representative (as defined in the TBOC) of another corporation or of a partnership, joint venture, trust or other enterprise or organization, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer of the Corporation or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the TBOC, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (c) of this Section 5 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

(b) The rights to indemnification conferred in paragraph (a) of this Section 5 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the TBOC requires, an advancement of expenses incurred by an indemnitee shall be made only after delivery to the Corporation of (1) a written affirmation by the indemnitee of the indemnitee’s good faith belief that the indemnitee has met the standard of conduct necessary for indemnification under the TBOC and (2) a written undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial determination from which there is no further right to appeal (hereinafter, a “final adjudication”) or otherwise in accordance with the TBOC that such indemnitee has not met that standard necessary for indemnification under the TBOC or that indemnification is prohibited by the TBOC.

(c) If a claim under paragraph (a) or (b) of this Section 5 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses), it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right of indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not to be indemnified, or to such advancement of expenses, under this Section 5 or otherwise shall be on the Corporation.

(d) The rights to indemnification and to the advancement of expenses conferred in this Section 5 shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation’s Certificate of Formation or any statute, agreement, vote of shareholders or disinterested directors or otherwise.

(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or any Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

(f) The Corporation may, to the extent authorized from time to time by the Board of Directors, the Chief Executive Officer, the President or the General Counsel, grant rights to indemnification and rights to advancement of expenses to any current or former employee or agent of the Corporation with the same or lesser scope and effect as the foregoing indemnification of, and advancement of expenses to, current and former directors and officers of the Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Texas.

Section 7. The first meeting of each newly elected Board of Directors shall be held as soon as is practicable after each annual election of directors at the same place at which regular meetings of the Board of Directors are held, and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting; provided, that a quorum shall be present. Such meeting, however, may be held at such time and other place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 8. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 9. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the President, or the Secretary on two days’ notice to each director, either personally or by mail or, if the director has consented, by electronic transmission. Special meetings shall be called by the Chairman of the Board of Directors, the President or the Secretary in like manner and on like notice on the written request of a majority of the directors.

Section 10. At all meetings of the Board of Directors, two-thirds of the directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the TBOC or by the Certificate of Formation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 11. Unless otherwise restricted by the Certificate of Formation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing. After an action is taken, the writing or writings shall be filed with the minutes of proceedings of the Board of Directors or committee.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution and subject to any limitation set forth in the TBOC, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. A majority of all of the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any committee at any time, to fill vacancies, and to discharge any committee, either with or without cause, at any time.

COMPENSATION OF DIRECTORS

Section 14. The Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given by mail, addressed to such director or shareholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or by other means of written communication (including electronic transmission by the Corporation).

Section 2. Whenever any notice is required to be given under the provisions of the TBOC or of the Certificate of Formation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may, by resolution, designate the Chairman of the Board of Directors as an officer of the Corporation. The Board of Directors may also choose additional Vice-Presidents, one or more Vice-Chairmen of the Board of Directors, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Formation or these Bylaws otherwise provide. The Board of Directors may, by resolution, appoint two (2) persons to the same office, such that an officer position may be filled by two (2) individuals serving simultaneously, with the titles of such persons to be as designated by the Board of Directors.

Section 2. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary and a Treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

Section 5. The principal executive officer of the Corporation shall be the Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer of the Corporation shall have, and exercise, direct charge of, and general supervision over, the business and affairs of the Corporation. He shall from time to time report to the Board of Directors all matters within his knowledge that the interests of the Corporation may require to be brought to its notice, and shall also have such other powers and perform such other duties as may be specifically assigned to him from time to time by the Board of Directors. The Chief Executive Officer shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The Chief Executive Officer shall possess the power to sign all contracts, certificates and other instruments of the Corporation as the Board of Directors from time to time may prescribe.

THE PRESIDENT

Section 6. The President of the Corporation shall perform such duties as may be assigned to him from time to time by the Board of Directors. Subject to the direction of the Board of Directors, he shall perform all duties incident to the office of a president in a corporation organized under Texas law. The President shall see that all resolutions and orders of the Board of Directors are carried into effect, and in connection with the foregoing, shall be authorized to delegate to the other officers such of his powers and such of his duties as he may deem to be advisable. The President shall execute bonds, mortgages and other contracts requiring the seal, under the seal of the Corporation, except where required or permitted by the TBOC to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

THE VICE-PRESIDENTS

Section 7. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 8. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

Section 9. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 10. The Treasurer of the Corporation shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors or by any officer authorized by the Board of Directors to make such designation. The Treasurer shall exercise such powers and perform such duties as generally pertain or are necessarily incident to his office and shall perform such other duties as may be specifically assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President. The Treasurer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors and may execute and deliver such documents, certificates and such other instruments that the Board of Directors has authorized to be executed and delivered, except in cases where the execution and delivery thereof shall be expressly delegated to another officer or as otherwise required by law to be executed and delivered by another person.

Section 11. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order designated by the Board of Directors (or if there be no such designation, then in the order of their election), shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.

(a) The shares of stock of the Corporation shall be either certificated or uncertificated, as determined by the Board of Directors. Each such share of stock may be issued in a book-entry form and otherwise eligible for registration under a direct registration system.

(b) Every holder of duly issued certificated shares of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chief Executive Officer or the President or a Vice-President, and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the holder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, each certificate representing a class or series of stock that is issued by the Corporation must conspicuously state on the front or back of the certificate the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, provided that, except as otherwise provided in the TBOC, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue a statement that the information regarding the designations, preferences, limitations and relative rights of such class or series of stock, to the extent they have been determined, and the authority of the governing authority to make those determinations as to subsequent series, is stated in the Corporation’s governing documents and that the Corporation, on written request to the Corporation’s registered office or principal executive office, will provide a free copy of such information to the record holder of the certificate.

Section 2. If a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of shares of capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed.

FIXING RECORD DATE

Section 5. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the TBOC.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon capital stock of the Corporation, subject to the provisions of the TBOC and of the Certificate of Formation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to the TBOC. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Formation.

FISCAL YEAR

Section 1. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 1. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Texas.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

AMENDMENTS

Section 1. The Board of Directors is expressly authorized and empowered to alter, amend and repeal these Bylaws or adopt new Bylaws. The shareholders may, by the vote of the holders of not less than four-fifths of all classes of stock of the Corporation entitled to vote in the election of directors, as one class, make additional Bylaws and alter, amend and repeal any Bylaws, whether such Bylaws were originally adopted by the shareholders or otherwise; provided, however, that nothing in this Article VIII shall affect the right of shareholders to set qualifications for directors as provided in the Certificate of Formation.

Annex D

GREENLAND ENERGY COMPANY
2026 OMNIBUS INCENTIVE PLAN

Section 1. General.

The purposes of the Greenland Energy Company 2026 Omnibus Incentive Plan (the “Plan”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Stock and Restricted Stock Units), (vi) Other Share-Based Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.

Section 2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.

(b) “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

(c) “Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).

(d) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance-Based Award, Other Share-Based Award or Other Cash-Based Award granted under the Plan.

(e) “Award Agreement” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

(f) “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.

(g) “Board” means the Board of Directors of the Company.

(h) “Bylaws” means the bylaws of the Company, as may be amended and/or restated from time to time.

(i) “Cause” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition, non-solicitation or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(j) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.

(k) “Change in Control” means the occurrence of any of the following:

(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or

(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (⅔) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Class A Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(v) “Change in Control Price” shall have the meaning set forth in Section 12 of the Plan.

(vi) “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

(vii) “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, if required by Rule 16b-3 under the Exchange Act or the applicable stock exchange on which the Shares are traded following an IPO, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(viii) “Common Stock” means the common stock of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(ix) “Company” means Greenland Energy Company, a Texas corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).

(x) “Consultant” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or Non-Employee Director.

(xi) “Director” means any individual who is a member of the Board on or after the Effective Date.

(xii) “Disability” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).

(xiii) “Effective Date” shall have the meaning set forth in Section 22 of the Plan.

(xiv) “Eligible Recipient” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a Non-Employee Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first is employed by or performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a Non-Employee Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.

(xv) “Employee” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation Section 1.421-1(h), including an Executive Officer or Director who is also treated as an employee.

(xvi) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(xvii) “Executive Officer” means each Participant who is an executive officer (within the meaning of Rule 3b-7 under the Exchange Act) of the Company.

(xviii) “Exercise Price” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.

(xix) “Fair Market Value” as of a particular date shall mean: (i) if the Shares are listed on a national securities exchange, the closing sales price of a Share on the principal exchange on which Shares are listed on the date of determination (or if no sales price is reported for such date, on the last preceding trading day on which a closing sales price was reported); (ii) if the Shares are not listed on a national securities exchange but are quoted on a nationally recognized quotation system, the average of the highest reported bid and lowest reported asked prices for a Share on the date of determination (or on the last preceding date on which such prices were reported); or (iii) if the Fair Market Value cannot be determined pursuant to clauses (i) or (ii), such value as determined by the Administrator in good faith and in a manner consistent with the regulations under Code Section 409A, to the extent applicable.

(xx) “Free Standing Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxi) “Good Reason” means, with respect to a Participant, a resignation for “Good Reason” (or a term of similar meaning) as defined in the Participant’s Award Agreement or other applicable written agreement with the Company or an Affiliate, if any; provided that if no such agreement defines “Good Reason,” the term shall not apply for purposes of the Plan.

(xxii) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

(xxiii) “IPO” means an initial public offering of, or direct or indirect public listing of, the securities of the Company, its successors and assigns, or any of its related corporate entities.

(xxiv) “Non-Employee Director” means a Director who is not an Employee.

(xxv) “Nonqualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(xxvi) “Outstanding Shares” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.

(xxvii) “Option” means an option to purchase Shares granted pursuant to Section 7 of the Plan.

(xxviii) “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(xxix) “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.

(xxx) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.

(xxxi) “Performance-Based Award” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.

(xxxii) “Performance Goals” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.

(xxxiii) “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(xxxiv) “Plan” means this Greenland Energy Company 2026 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.

(xxxv) “Related Rights” shall have the meaning set forth in Section 8(a) of the Plan.

(xxxvi) “Restricted Stock” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.

(xxxvii) “Restricted Stock Unit” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.

(xxxviii) “Restricted Period” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(xxxix) “Rule 16b-3” shall have the meaning set forth in Section 3(a) of the Plan.

(xl) “Securities Act” means the Securities Act of 1933, as amended from time to time.

(xli) “Share” means a share of Common Stock.

(xlii) “Stock Appreciation Right” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(xliii) “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).

(xliv) “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

Section 3. Administration.

(a) The Plan shall be administered by the Administrator in accordance with the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”), to the extent applicable.

(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(i) to select those Eligible Recipients who shall be Participants;

(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Share-Based Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(iii) to determine the number of Shares to be made subject to each Award;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Share-Based Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;

(vi) to determine Fair Market Value;

(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;

(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c) Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or traded, the Administrator may allocate all or any portion of its responsibilities and powers to any one (1) or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one (1) or more officers of the Company, the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to Directors.

(d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.

Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.

(a) Subject to this Section 4 and to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of 3,367,237 shares of Common Stock; provided, that the total number of shares of Common Stock that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2027, by a number of Common Shares equal to five percent (5%) of the total number of Outstanding Shares on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of Common Shares than provided herein.

(b) Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year with respect to such Director’s service as a Non-Employee Director, shall not exceed $1,000,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes).

(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

(e) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.

(f) Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan shall not vest in full earlier than the first anniversary of the applicable grant date. The foregoing restriction shall not apply to (i) Substitute Awards granted pursuant to Sections 4(d) or 4(e), (ii) Awards that result in the issuance of an aggregate of up to five percent (5%) of the Shares authorized for issuance under the Plan pursuant to Section 4(a), or (iii) the Administrator’s discretion to provide for accelerated vesting in connection with a Participant’s death, Disability, or a Change in Control. For the avoidance of doubt, nothing in this Section 4(f) shall limit the Administrator’s authority to grant Awards with time-based vesting schedules that vest in part prior to the first anniversary of the grant date, so long as such Awards do not vest in full prior to such date and the Shares underlying such Awards are not counted against the five percent (5%) exception set forth in clause (ii).

Section 5. Equitable Adjustments.

In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan; provided, however, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Stock or Other Share-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.

Section 7. Options.

(a) General. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(b) Limits on Incentive Stock Options. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds $100,000, such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is 3,367,237 Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).

(c) Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred ten percent (110%) of the Fair Market Value of a Share on such date.

(d) Option Term. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.

(e) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.

(f) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.

(g) Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.

(h) Termination of Employment or Service. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:

(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(i) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(iii) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.

(iv) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.

(v) Other Change in Employment Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.

(j) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.

(k) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).

Section 8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b) Awards; Rights as Stockholder. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.

(c) Exercisability.

(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.

(d) Payment Upon Exercise.

(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).

(e) Termination of Employment or Service.

(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.

(f) Term.

(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(g) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.

(h) Automatic Exercise. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).

Section 9. Restricted Stock.

(a) General. Each Award of Restricted Stock granted under the Plan shall be evidenced by an Award Agreement. Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Stock; the Restricted Period, if any, applicable to Restricted Stock; the Performance Goals (if any) applicable to Restricted Stock; and all other conditions of the Restricted Stock. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Stock need not be the same with respect to each Participant.

(b) Awards and Certificates. The prospective recipient of Restricted Stock shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Stock may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Stock; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Stock (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.

(c) Restrictions and Conditions. The Restricted Stock granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:

(i) The Restricted Stock shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.

(ii) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(iii) Subject to this Section 9(c)(iii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Stock during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Stock, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

(iv) The rights of Participants granted Restricted Stock upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock shall be subject to Section 12 of the Plan.

Section 10. Restricted Stock Units.

(a) General. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b) Award Agreement. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Restrictions and Conditions. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:

(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.

(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.

(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a Non-Employee Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d) Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.

(e) Change in Control. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.

Section 11. Other Share-Based or Cash-Based Awards.

(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.

(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.

(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.

Unless otherwise expressly provided in an Award Agreement, Awards shall not accelerate solely upon the occurrence of a Change in Control. However, if a Participant’s employment or service is terminated by the Company without Cause, or the Participant resigns for Good Reason (as defined in the applicable Award Agreement or other applicable agreement), in either case within twelve (12) months following a Change in Control, then such Award shall become fully vested; provided that, with respect to any Performance-Based Awards, such awards shall vest based on the greater of (i) target performance or (ii) actual performance achieved through the date of the Change in Control (or such later date of termination), in each case, as determined in good faith by the Administrator. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Stock, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “Change in Control Price” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in good faith by the Administrator.

Section 13. Amendment and Termination.

(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.

(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.

(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).

(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.

Section 14. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 15. Deferrals of Payment.

To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.

Section 16. Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09). Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award.

Section 17. Certain Forfeitures.

The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

Section 18. Dividends; Dividend Equivalents.

Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 19. Non-United States Employees.

Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 20. Transfer of Awards.

No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.

Section 21. No Right to Continued Employment or Service.

The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 22. Effective Date.

The Plan was adopted by the Board on February 16, 2026 and approved by the Company’s stockholders on [●] (the “Effective Date”). The Plan shall remain in effect until terminated by the Board; provided, however, that no Awards may be granted under the Plan after the tenth (10th) anniversary of the earlier of (a) the date the Plan is adopted by the Board or (b) the Effective Date. Notwithstanding the foregoing, Awards granted prior to such date shall remain outstanding in accordance with their terms.

Section 23. Code Section 409A.

The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.

Section 24. Code Section 280G.

The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements, and arrangements of the Company, may constitute “parachute payments” that are subject to Sections 280G and 4999 of the Code. Such “parachute payments” will be reduced if, and only to the extent that, a reduction will allow a Participant to receive a greater net after-tax amount than such Participant would receive absent a reduction.

Section 25. Compliance with Laws.

(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or non-U.S. laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Stock, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.

Section 26. Erroneously Awarded Compensation.

The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Exchange Act, or to comport with good corporate governance practices, as such policies may be amended from time to time.

Section 27. Governing Law.

The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law of such state.

Section 28. Plan Document Controls.

The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof; provided, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Annex E

EntrepreneurShares Valuation Services

Private and Confidential	July 30, 2025

Pelican Acquisition Corporation

Attention: Board of Directors

1185 Avenue of the Americas,

Suite 304

New York, NY 10036

Fairness Opinion Letter

We understand that Pelican Acquisition Corporation (“Pelican”), entered into a non-binding Letter of Intent (“LOI”) dated June 23, 2025, by and among Greenland Exploration Limited (“GEL” or the “Company”) and Pelican, in connection with a proposed business combination of Pelican and GEL (the “Transaction”) based on a pre-money Enterprise Value of $215 Million.

The Board of Directors of Pelican (“you”) have engaged EntrepreneurShares LLC (“ERShares Valuation Services” or “us”) to render an opinion (this “Opinion”) as to the fairness, from a financial point of view to Pelican and to the shareholders of Pelican of the Transaction Consideration to be issued or paid to such shareholders in the Transaction.

This Opinion is furnished solely to be utilized by the Board of Directors of Pelican as only one input to consider in its process of analyzing the Transaction and it does not constitute a recommendation to any member of the Board of Directors, any stockholder of Pelican, or any other person as to how such person should vote or act with respect to the Transaction. This Opinion is delivered to the Board of Directors of Pelican subject to the conditions, scope of engagement, limitations and understanding set forth in this Opinion. Furthermore, no officer, director, employee or shareholder of ERShares Valuation Services shall be subjected to any personal liability whatsoever (other than for fraud, gross negligence, willful misconduct or bad faith) to any person, nor will any such claim be asserted by or on behalf of you or your affiliates against such person with respect to this Opinion other than against ERShares Valuation Services.

We have not been asked to opine on, and this Opinion does not express any views on, (i) any other terms of the Transaction (except as expressly addressed herein), (ii) Pelican’s underlying business decision to proceed with or effect the Transaction, (iii) the merits of the Transaction relative to any alternative transaction or business strategy that may be available to Pelican, (iv) the amount or nature of the compensation to any officer, director or employee, or any class of such persons relative to the compensation to be received by the holders of any class of securities, creditors or other constituencies of Pelican or the Company in the Transaction, or relative to or in comparison with the Transaction Consideration, (v) the fairness of the Transaction to any particular group or class of securities, creditors, or other constituencies of Pelican, other than those set forth in this Opinion, or (vi) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction under any applicable laws relating to bankruptcy, insolvency or similar matters.

In the course of our analyses for rendering this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances, including, without limitation:

1)	We have reviewed the following documents and sources of information in items (a) through (e):

a.	Executed Non-Binding Letter of Intent dated June 23, 2025;

EntrepreneurShares Valuation Services

b.	Draft of the Business Combination Agreement, by and among Pelican and GEL (the “Business Combination Agreement”);

c.	GEL Investor presentation.

d.	Various GEL organizational and administrative documents we deemed necessary and appropriate to our analysis; and

e.	Publicly available financial information of Pelican, including Pelican’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

2)	We met or otherwise communicated electronically with certain members of Pelican’s and GEL’s senior and operating management to discuss GEL’s operations, historical financial results related to their entities, future prospects, and projected operations and performance;

3)	We considered publicly available data and stock market performance data of public companies we deem comparable to GEL and reviewed the industry and geography in which GEL operates;

4)	We considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction; and

5)	We conducted such other studies, analyses, inquiries, and investigations as we deemed appropriate, including economic, industry, geographical and Company-specific information.

The primary method used was a Market Method – Guideline Public Traded Companies as the basis for the fairness opinion assessment. These public comps were independently obtained by us. The Guideline Publicly Traded Companies method involves selecting a subset of companies within the same GICS category that operate in a similar industry and share comparable characteristics.

We also used a Guideline Transaction Method to support the fairness opinion assessment. These were independently obtained and examined by us. Additional details of the analysis performed can be found in the associated proxy statement.

We also used a Commodity-Based Valuation Method to support the fairness opinion assessment. These were independently obtained and examined by us. Additional details of the analysis performed can be found in the associated proxy statement.

In the course of our investigation, we have assumed and relied upon the accuracy and completeness of the forecasts related to the development and project plans, and other information provided to us by Pelican and the Company and we have further relied upon the assurances of management that they were unaware of any facts that would make the information provided to us incomplete or misleading in any material respect for the purposes of this Opinion. We have not assumed any responsibility for independent verification of such information or assurances. With respect to the GEL company outlook, we have been advised by GEL, and have assumed, that they have been reasonably prepared on bases reflecting the good faith judgement of the management of GEL as to the future performance of GEL.

EntrepreneurShares Valuation Services

Given Pelican’s nature as a special purpose acquisition company, for purposes of our opinion and with Pelican’s consent, we have assumed a value of $10.00 per share in calculating the value of the ordinary shares to be issued as the Transaction Consideration under the Business Combination Agreement. In rendering our opinion, we do not express any view or opinion as to what the value of any ordinary shares will be when issued pursuant to the Transaction or the price or range of prices at which any shares of Pelican Class A common stock or other securities and financial instruments of or relating to Pelican may trade or otherwise be transferable at any time before or after announcement or consummation of the Transaction.

In arriving at our opinion, we have not performed any independent appraisal, or physical inspection, of the assets of the Company. Our analysis does not constitute an examination, review of, or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (“AICPA”). We do not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. We have also assumed that neither Pelican nor the Company are currently involved in any material transaction other than the Transaction, and those activities undertaken in the ordinary course of conducting their businesses. We are not responsible for conclusions based on erroneous or incomplete information provided to us.

Our Opinion is predicated on our assumption that the final executed version of the Business Combination Agreement will not differ in any material respect from the draft Business Combination Agreement and LOI we have examined, that the conditions to the Transaction as set forth in the Business Combination Agreement and LOI will be satisfied, and that the Transaction will be consummated on a timely basis in the manner contemplated by the Business Combination Agreement. We have also assumed, that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on GEL or the contemplated benefits of the Transaction.

Our Opinion is necessarily based on business, economic, market, and other conditions as they exist and can be evaluated by us at the date of this Opinion letter. It should be noted that although subsequent developments may affect this Opinion, we do not have any obligation to update, revise, or reaffirm our Opinion.

During the two years preceding the date of ERShares Valuation Services’ engagement with respect to this Opinion, we have not provided financial advisory services to the Company. ERShares Valuation Services may provide financial advisory services to parties in the Transaction in the future, for which ERShares Valuation Services may receive compensation.

We acknowledge and agree that this Opinion and a summary thereof may be filed with or included in or with any registration or proxy statement required to be filed by Pelican with the SEC and delivered to the holders of Pelican’s or GEL’s securities in connection with the Transaction.

We have been retained by Pelican to provide this Opinion in connection with the Transaction and will receive a fixed fee for our services, a portion of which became payable to us upon our engagement by Pelican and a portion of which is payable upon delivery of this Opinion to the Board of Directors of Pelican. Our fee is not contingent upon, or related to, the size of the Transaction Consideration or the outcome of the Fairness Opinion Assessment.

EntrepreneurShares Valuation Services

Conclusion

Based on the work performed by us, and on the statements above, we are of the opinion that, as of the date of this Opinion, the Transaction Consideration to be issued or paid to the shareholders of GEL is fair from a financial point of view to Pelican and the shareholders of Pelican.

Yours Sincerely,

Dr. Joel Shulman Ph.D., CFA

CEO

EntrepreneurShares LLC

Annex F

This Agreement is dated September 9, 2025.

PARTIES

(1)	80 MILE PLC, a company incorporated and registered in England and Wales with company number 05389216 whose registered office is at 6 Heddon Street, London, England W1B 4BT (80 Mile); and

(2)	MARCH GL COMPANY, a company incorporated and registered in the United States of America under the laws of Texas whose registered address is at 290 Dexter Street, Denver, CO 80220 (March GL),

(each a Party and together the Parties).

BACKGROUND

(A)	80 Mile owns 96.642% of the issued share capital of White Flame (as defined below). White Flame owns 100% of the issued share capital of White Flame AS (as defined below). White Flame AS is the 100% legal and beneficial owner of the Jameson Concession Licences (as defined below).

(B)	The Parties entered into a memorandum of understanding dated 22 April 2025 which set out the proposed terms for March GL to participate in the exploration and development of the Jameson Concession (as defined below) in an onshore industrial gas basin in the Jameson Land region (the Jameson Land Basin).

(C)	80 Mile is willing to transfer to March GL and March GL is willing to acquire from 80 Mile the Jameson Project 1 Farm-out Interests (as defined below) and the Jameson Project 2 Farm-out Interests (as defined below) on the terms and conditions set out in this Agreement.

AGREED TERMS

1	INTERPRETATION

Except where expressly provided to the contrary in this Agreement, the following terms and expressions have the following meanings:

1.1	Definitions:

Affiliate: in relation to a Party, any company or legal entity:

(a)	in which the Party holds directly or indirectly more than fifty percent (50%) of the voting shares;

(b)	which holds directly or indirectly more than fifty percent (50%) of the voting shares in the party; or

(c)	in which more than fifty percent (50%) of the voting shares are owned directly or indirectly by a company, or any other legal entity, which owns directly or indirectly more than fifty percent (50%) of the voting shares in the Party.

Affiliate Transferee: has the meaning given in Clause 25.3.

Agreement: this farm-out agreement, together with its Schedules, entered into by and between the Parties.

Benefits: all rebates and deposits arising out of or in connection with the Farm-out Interests.

F-1

Business Day: a day (other than a Saturday or a Sunday) on which banks are ordinarily open for the transaction of normal banking business in Denver (United States of America) and London (United Kingdom).

Change of Control: any direct or indirect change of more than fifty percent (50%) in the ownership of, or of the voting rights in, a Party.

Claim: any claim in respect of a breach of a Warranty.

Completion Documents: such documents, in agreed form, as are necessary to effect the First Transfer and Second Transfer (to the extent applicable).

Confidential Information:

(a)	the terms of this Agreement and the Completion Documents (including but not limited to the existence of and the terms of the First Transfer and Second Transfer as contemplated in this Agreement); and

(b)	any information received or obtained as a result of negotiating, entering into or performing any obligations under this Agreement and/or the Completion Documents and claims or potential claims hereunder or thereunder or which relate to, in the case of March GL, 80 Mile or 80 Mile’s Affiliates, or in the case of 80 Mile, March GL or March GL’s Affiliates.

Consequential Loss: regarding this Agreement, or operations or activities under it, any loss, damage, cost or liability caused (directly or indirectly) by: (i) reservoir or formation damage; (ii) inability to produce, use, or dispose of hydrocarbons; (iii) business interruption, loss or deferment of profit or anticipated earnings or savings; (iv) punitive damages; or (v) indirect damages or losses whether or not similar to the foregoing.

Costs: all costs, charges, expenses (including reasonable legal fees and professional charges), obligations, and liabilities of whatever nature.

Default Notice: has the meaning given to it in Clause 16.3.

Depth Trigger: depth of 3,500 metres having been Drilled.

Disclosing Party: has the meaning given to it in Clause 27.3.

Dispute: has the meaning given to it in Clause 29.1.

Drilled or Drilling: drilling, which includes (but is not limited to) testing and logging of the well(s).

Economic Date: the First Closing Date.

Encumbrances: all liens, charges (whether fixed or floating), farm-in or earn-in rights, royalty interest, pledges, options, net profit interests, rights of pre-emption, right to acquire, right of first refusal, mortgages, assignment by way of security or other similar third party rights securing any obligation of any person or any other type of preferential arrangement having similar effect howsoever arising (and any agreement or commitment to create any of the forgoing).

Environment: all or any of the following, alone or in combination, the air (including the air within buildings and the air within any other natural or man-made structures above or below ground or above or below water), water (including seawater inside or outside any territorial limits, freshwater and water under or within land or in pipes or sewerage systems), soil and land (including the seabed, subsoil and land under water) flora, fauna, fish and any ecological systems and living organisms supported by those media including man.

F-2

Environmental Law: all international treaties, national, federal, provincial, state or local statutes or regulations, the common law, and any codes and conventions of law, bylaws, regulations or subordinate legislation, judgments, decisions, notices, orders, circulars, technical instructions, licences or permits and codes of practice, in ease case having legal effect, in force from time to time in any relevant jurisdiction and concerning:

(a)	harm or damage to or protection of the Environment and/or the provision of remedies in respect of or compensation for harm or damage to the Environment; and/or

(b)	emissions, discharges, releases or escapes into or the presence in the Environment of hazardous substances or the production, processing, management, treatment, storage, transport, handling or disposal of hazardous substances or the disposal, abandonment and/or making safe of any fixed or floating offshore installation, structure or other facility, clean up, remediation.

Environmental Liabilities: any and all Liabilities incurred in respect of the Jameson Concession Licences under any Environmental Law or in relation to cleaning up, decontamination of, removing and disposing of debris or any joint property or any other property (including platforms, pipelines, plant, equipment, machinery, wells (including well cuttings), facilities and all other offshore and onshore installations and structures) from and for reinstating any area of land, foreshore or seabed, wherever situated, that arose in respect of a tortious or negligent act or omission (whether or not damage caused thereby has yet to be suffered), whether such obligations are incurred under any Environmental Law or other obligation and including, without limitation, any residual liability for anticipated and/or necessary continuing insurance, maintenance and monitoring costs.

Equipment: the equipment being transferred to March GL on First Closing, details of which are to be agreed and confirmed between the Parties.

Execution Date: the date shown above, being the date on which this Agreement is entered into by and between the Parties.

Exercise Notice: has the meaning given in Clause 13.6.

Farm-out Interests: together the Jameson Project 1 Farm-out Interests and Jameson Project 2 Farm-out Interests.

First Closing: the completion of the First Transfer in accordance with this Agreement.

First Closing Date: the date which falls five (5) Business Days after 80 Mile or March GL (as the case may be) has notified the other Party in writing of the fulfilment of the last remaining unfulfilled First Condition (provided that if such date falls on a day other than a Business Day, the First Closing Date shall be deemed to be the next Business Day thereafter).

First Conditions: the conditions precedent set out in Clause 5.1.

First Interim Period: the period from the Execution Date to the earlier of: (i) the First Closing Date; (ii) the First Long Stop Date; (iii) First Option Closing and (iv) the date of termination of this Agreement.

First Long Stop Date: has the meaning given to it in Clause 5.3.

First Option: the option to acquire the First White Flame Shares granted by 80 Mile to March GL pursuant to Clause 13.1.

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First Option Closing: completion of the sale and purchase of the First White Flame Shares pursuant to Clause 13.7.

First Option Exercise Period: has the meaning given in Clause 13.2.2.

First Transfer: the conveyance of the Jameson Project 1 Farm-out Interests from 80 Mile to March GL in accordance with the terms and conditions of this Agreement.

First Well: the first well in the Jameson Land Basin which is Drilled under this Agreement.

First White Flame Shares: such number of ordinary shares of £0.00625 each in White Flame, as is equal to fifty percent (50%) of the issued share capital of White Flame as at First Option Closing;

Force Majeure: any circumstance not within a Party’s reasonable control, including, without limitation: (a) acts of God, flood, drought, earthquake or other natural disaster, (b) epidemic or pandemic, (c) terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations, (d) nuclear, chemical or biological contamination or sonic boom, (e) any law or any action taken by a government or public authority, including without limitation imposing an export or import restriction, quota or prohibition, or delays and/or refusals in granting requisite drilling and/or producing permits or approvals, (f) collapse of buildings, fire, explosion or accident, and (g) interruption or failure of utility service.

Good Industry Practice: recognised oil and gas field methods, procedures and practices consistent with applicable Laws and authorisations and the Jameson Concession Licences, together with the exercise of that degree of skill, diligence, prudence and foresight that reasonably would be expected from an experienced and competent contractor, field operation manager or operator under comparable conditions to the relevant activity in the light of known facts, or facts which should reasonably have been known at the time, and having regard to the need for:

(c)	suitable and experienced personnel and adequate materials for the conditions of Greenland and formations and depths being drilled;

(d)	ongoing monitoring and testing of plant and equipment performance, safe operating procedures and appropriate maintenance procedures;

(e)	the observance of relevant Greenland and international oil and gas standards of operation and drilling and compliance with all Greenland and United Kingdom anti-corruption regulations and laws; and

(f)	in the case of design, engineering and construction, internationally accepted design, engineering and construction practices that reasonably would be expected from recognised designers, engineers and constructors of comparable plant, equipment and facilities suitable for conditions that could be reasonably expected in the climatic and geographic conditions of Greenland.

Government: the government of Greenland.

Governmental Authority: in respect of any country, any national, regional, state, municipal, local or other government or any sub-division, agency, commission or authority thereof or any quasi-governmental organisation acting within its legal authority.

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Government Consents: all necessary consents, approvals and/or waivers (as the case may be) required by the Government and/or the requisite Governmental Authorities in relation to the First Transfer of the Jameson Project 1 Farm-out Interests and/or the Second Transfer of the Jameson Project 2 Farm-out Interests (as applicable).

Indemnifiable Action: has the meaning given to it in Clause 23.1.

Indemnified Party: has the meaning given to it in Clause 23.1.

Indemnifying Party: has the meaning given to it in Clause 23.1.

Insolvent: in respect of a Party, where:

(a)	such Party suspends, or threatens to suspend, payment of its debts or is unable to pay its debts as they fall due or admits inability to pay its debts or is deemed unable to pay its debts pursuant to applicable Law;

(b)	such Party commences negotiations with all or any class of its creditors with a view to rescheduling any of its debts, or makes a proposal for or enters into any compromise or arrangement with its creditors;

(c)	a petition is filed which is not promptly challenged within ten (10) days of such party’s becoming aware of such petition, a notice is given, a resolution is passed, or an order is made, for or in connection with its winding up;

(d)	an application is made to court, or an order is made, for the appointment of an administrator, or if a notice of intention to appoint an administrator is given or if an administrator is appointed over it;

(e)	a floating charge holder over its assets has become entitled to appoint or has appointed, an administrative receiver;

(f)	a person becomes entitled to appoint a receiver over its assets or a receiver is appointed over its assets;

(g)	a creditor or encumbrancer of it attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of its assets and such attachment or process is not discharged within five (5) Business Days;

(h)	any event occurs, or proceeding is taken, in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in paragraphs (a) to (g) above (inclusive); or

(i)	it suspends or ceases, or threatens to suspend or cease, to carry on all or a substantial part of its business.

Jameson Concession or the Jameson Concession Licences: the three oil exploration licences awarded by the Government to White Flame AS, being OEEL 2015-13, OEEL 2015-14 and OEEL 2018-40.

Jameson Land Basin: has the meaning given to it in Recital (B).

Jameson Project 1: the Drilling of the First Well in the Jameson Land Basin.

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Jameson Project 2: the Drilling of the Option Well in the Jameson Land Basin.

Jameson Project 1 Farm-out Interests: fifty percent (50%) of the Participating Interests held by 80 Mile indirectly in the Jameson Concession in respect of Jameson Project 1 that 80 Mile shall transfer to March GL on the terms and conditions of this Agreement.

Jameson Project 2 Farm-out Interests: twenty percent (20%) of the Participating Interests held by 80 Mile indirectly in the Jameson Concession in respect of Jameson Project 2 that 80 Mile has shall transfer to March GL on the terms and conditions of this Agreement.

JOA: a joint operating agreement to be executed by the Parties, in form and substance mutually agreed by the Parties, using the 2023 AIEN Model International Joint Operating Agreement, and on the terms and conditions consistent with the Joint Venture Principles.

Joint Venture Principles: each of the principles set out in Schedule 4.

Laws: any and all laws including all statutes, secondary and subordinate legislation, by-laws, regulations, directives, rules, codes of practice, circulars, guidance and the like, codes of conduct, codes of ethics, official standards, common law, civil law, notices, judgments, orders, decisions and interpretations of any laws by a Governmental Authority, international treaties and regulations from time to time in force (including but not limited to Environmental Laws) and Law shall be interpreted accordingly.

Liabilities: any and all liabilities, duties and other obligations of every description, any damage, loss, claim, compensation, award (including any tribunal award), cost (including reasonable legal costs and experts’ and consultants’ fees), expense, charge, fine, penalty or other outgoing suffered or incurred, whether arising under any Laws or otherwise, whether present or future, actual or contingent, actual or alleged, agreed or disputed, and whether owed or incurred severally or jointly or as principal or surety and Liability means any one of them.

March GL Default: has the meaning given to it in Clause 16.1.

Operating Committee: has the meaning given to it in Schedule 4.

Operator: the party duly nominated as such from time to time under the JOA(s).

Option(s): the First Option and the Second Option, or either of them.

Option Closing: the First Option Closing and the Second Option Closing, or either of them.

Option Period: has the meaning given to it in Clause 8.5.1.

Option Well: a second well in the Jameson Land Basin which March GL has the option to Drill under this Agreement.

Option Well Notice: written notice from March GL to 80 Mile confirming March GL’s decision to exercise its option to Drill and/or complete the Option Well.

Participating Interest: legal and beneficial interests in the Jameson Concession.

Pelican: Pelican Holdco, Inc., a Texas corporation.

Pelican Transaction: a series of mergers in which Greenland Exploration Limited becomes a wholly owned subsidiary of Pelican and March GL becomes a wholly owned subsidiary of Greenland Exploration Limited, and through such mergers, all shares of Greenland Exploration Limited and March GL will be exchanged for Pelican shares.

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Rules: has the meaning given in Clause 29.1.

Second Closing: the completion of the Second Transfer in accordance with this Agreement.

Second Closing Date: the date which falls five (5) Business Days after 80 Mile or March GL (as the case may be) has notified the other Party in writing of the fulfilment of the last remaining unfulfilled Second Condition (provided that if such date falls on a day other than a Business Day, the Second Closing Date shall be deemed to be the next Business Day thereafter).

Second Conditions: the conditions precedent set out in Clause 9.1.

Second Interim Period: the period (if any) that the Parties commence preparations towards Second Closing (following First Closing) until the earlier of: (i) the Second Closing Date; (ii) the expiry of the Option Period; (iii) Second Option Closing and (iv) the date of termination of this Agreement.

Second Long Stop Date: 31 December 2027.

Second Option: the option to acquire the Second White Flame Shares granted by 80 Mile to March GL pursuant to Clause 13.3.

Second Option Closing: completion of the sale and purchase of the Second White Flame Shares pursuant to Clause 13.7.

Second Option Exercise Period: has the meaning given in Clause 13.4.2.

Second Transfer: the conveyance of the Jameson Project 2 Farm-out Interests from 80 Mile to March GL in accordance with the terms and conditions of this Agreement.

Second White Flame Shares: such number of ordinary shares of £0.00625 each in White Flame, as is equal to twenty (20%) of the issued share capital of White Flame as at Second Option Closing.

Standard of a Reasonable and Prudent Operator: the standard which can be expected of a person seeking in good faith to perform its covenants or obligations and in so doing and in the general conduct of its undertaking exercising that degree of skill, diligence, prudence and foresight which would reasonably and ordinarily be expected from a skilled and experienced operator complying with all applicable Laws engaged in the same type of undertaking under the same or similar circumstances and conditions.

Taxes: all forms of taxation, impost, levy or duty (including employment taxes, value added tax, goods and services tax), and statutory, governmental, supra-governmental, state, principal, local governmental or municipal impositions, duties (including customs duties, excise duties, withholding taxes and stamp duties), contributions and levies, in each case, wherever and whenever imposed and all penalties, charges, costs and interest relating thereto.

Third Party: has the meaning given to it in Clause 26.2.

Transfer Conditions: has the meaning given to it in Clause 25.2.

Transfer Taxes: a transfer, documentary, registration, stamp duty or similar Tax imposed on instruments, but excluding:

(a)	Taxes imposed on or by reference to actual or deemed income, profit, or gain; and

(b)	value added, goods and services, sales, use, and excise Taxes.

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Transferee: has the meaning given to it in Clause 25.2.

Transferor: has the meaning given to it in Clause 25.2.

Warranties: the warranties given by 80 Mile and March GL as set out in Schedule 1 and Schedule 2 respectively.

Well: the First Well or Option Well as applicable.

White Flame: White Flame Energy Ltd, a company registered in England and Wales with registered number 08689690.

White Flame AS: White Flame Energy AS, a company registered in Greenland with registered number 12757565.

White Flame Shares: the First White Flame Shares and the Second White Flame Shares, or either of them.

80 Mile’s Account: such bank account of 80 Mile as notified to March GL in writing from time to time.

1.2	Interpretation

Except where expressly provided to the contrary in this Agreement:

1.2.1	the Schedules form part of this Agreement and in the event of any conflict between the main body of this Agreement and a Schedule, the main body of this Agreement shall prevail;

1.2.2	a document expressed to be in the agreed form means a document in a form which has been agreed by the Parties on or before the execution of this Agreement and signed or initialled by them or on their behalf, for the purposes of identification or attached hereto;

1.2.3	reference to either Party or any person includes that Party’s or that person’s successors and permitted assigns;

1.2.4	reference to a person includes an individual, corporation, partnership, any unincorporated body of persons, any Government Authority or other entity;

1.2.5	reference to any consent not to be unreasonably withheld is deemed to be qualified by the requirement that such consent shall not be unreasonably conditioned or delayed;

1.2.6	reference to include and including is deemed to be qualified by the additional term without limitation;

1.2.7	reference to any agreement means the same as amended, supplemented or replaced from time to time;

1.2.8	references to dates and periods of time are to the Gregorian calendar;

1.2.9	reference to time means the time in Greenland;

1.2.10	reference to Clauses, Schedules and paragraphs means reference to Clauses and Schedules to and paragraphs of this Agreement;

1.2.11	the table of contents and the headings are inserted for ease of reference only and shall not affect interpretation nor have any legal effect;

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1.2.12	unless the context otherwise requires, words denoting the singular include the plural and vice versa and words denoting any gender include all genders;

1.2.13	reference to a Law is to the same as amended, modified, re-enacted, or replaced from time to time, and to any Law made under or regarding it;

1.2.14	any remedy which provides for the payment of liquidated damages by a Party represents:

1.2.14.1	a genuine pre-estimate of the likely or possible loss or damage which might otherwise be suffered by the Party to whom such liquidated damages are payable in consequence of the act or omission of the Party liable to pay such liquidated damages; and

1.2.14.2	fairly reflects an amount which is proportionate to the legitimate interests of the Party to whom such liquidated damages are payable in enforcing its rights under this Agreement, and shall not in either case in any way be interpreted as a penalty;

1.2.15	any good faith best estimate which is given by a Party when required under this Agreement is non-binding and given for information only and the Party giving such good faith best estimate shall have no liability to the other Party for any error or inaccuracy therein; and

1.2.16	no rule of construction applies to the disadvantage of a Party because that Party was responsible for the preparation of this Agreement or any part of it.

2	CONSIDERATION FOR EXECUTION OF THIS AGREEMENT

As consideration for entering this Agreement, March GL shall:

2.1	pay 80 Mile the sum of US$500,000 (US Dollars Five Hundred Thousand Dollars) in cash by way of direct electronic bank transfer free of any set-off, withholding or deduction of whatsoever nature to 80 Mile’s Account, in the following instalments:

2.1.1	US$200,000 (US Dollars Two Hundred Thousand) within thirty (30) days of the Execution Date;

2.1.2	US$200,000 (US Dollars Two Hundred Thousand) within sixty (60) days of the Execution Date; and

2.1.3	US$100,000 (US Dollars One Hundred Thousand) within ninety (90) days of the Execution Date; and

2.2	reimburse the following costs and expenses to 80 Mile plus fifteen percent (15%) interest with fifty percent (50%) of the amount being payable within three (3) months of the Execution Date and the remaining balance being payable within six (6) months of the Execution Date:

2.2.1	US$900,000 (US Dollars Nine Hundred Thousand) for the camp and heavy equipment demobilisation preparation at Dundas, Greenland;

2.2.2	DKK657,000 (Danish Krone Six Hundred and Fifty-Seven Thousand) for the environmental baseline studies; and

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2.2.3	US$34,000 (US Dollars Thirty-Four Thousand) for the permitting guidelines and advice.

3	MARCH GL’S OBLIGATIONS

With effect from the Execution Date, March GL undertakes to:

3.1	fund one hundred percent (100%) of the Costs of Drilling the First Well, including (but not limited to) Costs arising from or in connection with:

3.1.1	the preparation of the Drilling of the First Well;

3.1.2	any travelling by representatives of March GL to fulfil March GL’s duties as field operation manager and then operator (once appointed);

3.1.3	compliance and/or maintaining the Jameson Concession Licences in good standing;

3.1.4	liaising with the Government and/or Governmental Authorities;

3.1.5	insurance and security deposits required;

3.1.6	corporate overheads;

3.1.7	accounting, book-keeping and auditing; and

3.1.8	legal costs (save for as set out in this Agreement);

3.2	subject to First Closing having occurred and March GL commencing the Drilling and/or completion of the Option Well, fund one hundred percent (100%) of the Costs of Drilling the Option Well, including (but not limited to) Costs arising from or in connection with:

3.2.1	the preparation of the Drilling of the Option Well;

3.2.2	any travelling by representatives of March GL to fulfil March GL’s duties as field operation manager and then operator (once appointed);

3.2.3	compliance and/or maintaining the Jameson Concession Licences in good standing;

3.2.4	liaising with the Government and/or Governmental Authorities;

3.2.5	insurance and security deposits required;

3.2.6	corporate overheads;

3.2.7	accounting, book-keeping and auditing; and

3.2.8	legal costs (save for as set out in this Agreement);

3.3	continue to carry on the business activities of the Jameson Concession in the ordinary and usual course so as to protect and maintain the same, including (but not limited to):

3.3.1	continuing to perform all obligations relating to the Jameson Concession Licences under the relevant exploration permit licences and at Law (including for the avoidance of doubt completion of all work programmes); and

3.3.2	maintaining all Jameson Concession Licences in good standing until at least the Second Closing Date;

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3.4	conduct all business in a proper manner and in accordance with Good Industry Practice and prudent mining practice, the Joint Venture Principles (save as amended by an executed JOA in respect of the Jameson Project 1 or Jameson Project 2 (as applicable)), any JOA(s) executed by the Parties, this Agreement and the Completion Documents and comply with all applicable Laws;

3.5	obtain 80 Mile’s consent (such consent not to be unreasonably withheld or delayed) in respect of the location of the Well(s) in the Jameson Land Basin prior to commencing any work on the Jameson Project 1 or Jameson Project 2 (as applicable) and deliver to 80 Mile together with such request its plans, justifications and any other supporting evidence as reasonably required by 80 Mile in connection with the proposed location(s);

3.6	obtain 80 Mile’s approval (such approval not to be unreasonably withheld or delayed) of the work programme(s) prior to commencing any work on the Jameson Project 1 or Jameson Project 2 (as applicable);

3.7	obtain 80 Mile’s approval (such approval not to be unreasonably withheld or delayed) to engage in any communication or interaction with the Government and/or any Governmental Authority in respect of the Jameson Concession, the Jameson Project 1, the Jameson Project 2, the Farm-out Interests and/or this Agreement until Second Closing;

3.8	restore any land or Environment disturbed by the Drilling of the Well(s) (at their own cost and expense);

3.9	keep 80 Mile fully and timeously informed in relation to any and all matters (not of a routine and material nature) relating to the Jameson Concession and/or Farm-out Interests;

3.10	make available or allow 80 Mile access to any information relating to the Jameson Concession and/or Farm-out Interests reasonably required in writing by 80 Mile from time to time during local business hours;

3.11	provide to 80 Mile copies of all notices and other information received by them in relation to the Jameson Concession (or any part thereof) as soon as practicable after the same become available;

3.12	not sell, charge, transfer, assign, withdraw, or Encumber in any manner whatsoever the Jameson Concession or any part thereof other than in accordance with this Agreement;

3.13	not do or omit to do anything which would amount to a waiver or relinquishment of any of the rights under a Jameson Concession Licence or any other instrument relating to the Jameson Concession (or any of them), without the prior written consent of 80 Mile (such consent not to be unreasonably withheld or delayed); and

3.14	purchase the Equipment from 80 Mile for use on the Jameson Land Basin for US$500,000, and ownership of such equipment shall be held by the Parties in accordance with their Participating Interests.

For the avoidance of doubt, there is no obligation on 80 Mile to provide any financing or loan to March GL, for the Jameson Concession or otherwise.

4	80 MILE’S RIGHTS FOR REPRESENTATIVES

4.1	With effect from the Execution Date and unless and until the Second Closing Date, 80 Mile shall have the right to appoint two representatives from time to time to be seconded to March GL for the purpose of planning and assisting March GL with the Drilling of the First Well and Option Well (if applicable) and liaising with all stakeholders. March GL shall keep 80 Mile informed of the status of contracts, agreements and regulatory applications and consents. If 80 Mile deems it desirable or necessary for a formal arrangement in respect of the representative’s secondment(s) to be entered into, the Parties shall use their reasonable endeavours to do so as soon as practicable.

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4.2	The Parties agree that the Costs associated with the secondments of 80 Mile’s representatives (which shall include (but is not limited to) a cost charged by 80 Mile on standard and reasonable commercial rates in respect of each representative) shall form part of the Costs of Drilling the First Well and if March GL delivers an Option Well Notice, the Costs of Drilling the Option Well.

4.3	Pursuant to the merger agreement to be entered into in connection with the Pelican Transaction, March GL is entitled to appoint two (2) directors to the board of Pelican. For so long as 80 Mile holds at least thirty percent (30%) of the Participating Interest in each Jameson Concession Licence, March GL shall appoint and maintain in office a representative of 80 Mile (at the sole discretion and election of 80 Mile) as one (1) of the two (2) directors of Pelican (including to any committee of the board of directors of Pelican) which March GL is entitled to appoint. Any director appointed by 80 Mile (or March GL on 80 Mile’s behalf) in accordance with this Clause 4.3 may be removed from office at any time by 80 Mile and replaced by a new director. For the avoidance of doubt, the appointment of all the directors of Pelican shall be subject to relevant shareholder approvals and such directors may be removed for cause.

5	THE FIRST CONDITIONS

5.1	The provisions of this Agreement (except for this Clause 5 and Clauses 1, 16, 17, 21 and 22 and Clauses 26 to 31 (inclusive)) are conditional on the fulfilment or the waiver of the following conditions in accordance with this Agreement by no later than the First Long Stop Date:

5.1.1	the Government Consents having been obtained by 80 Mile in respect of the First Transfer of the Jameson Project 1 Farm-out Interests;

5.1.2	March GL having been appointed as field operation manager in respect of Jameson Project 1 and a field operating agreement, in agreed form, having been executed by the Parties in respect of such appointment;

5.1.3	March GL having entered into:

5.1.3.1	an agreement with a shipping company, pursuant to which March GL shall pay all the costs to transport the Equipment from Dundas, Greenland to the Jameson Land Basin;

5.1.3.2	an agreement with a drilling company pursuant to which March GL shall pay all the costs of shipping a drilling rig capable of drilling 3500 metres to the Jameson Land Basin; and

5.1.3.3	an agreement with Halliburton Company (Project and Logistics Manager) to become the project and logistics manager for Jameson Project 1; and

5.1.4	in relation to Jameson Project 1, either:

5.1.4.1	the Depth Trigger being achieved; or

5.1.4.2	Drilling being reached to the base of the Permian.

5.2	80 Mile warrants on the Execution Date that there are no pre-emption or preferential purchase rights or other similar rights or restrictions that will be triggered by the execution or performance of this Agreement in accordance with the terms and conditions of the applicable Laws.

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5.3	If all of the First Conditions have not been satisfied or waived in accordance with the terms of this Agreement before 00:00 hours on 31 December 2026 or such other date as the Parties may agree in writing (the First Long Stop Date) (or it becomes apparent that there are no reasonable prospects for all of the First Conditions to be so satisfied), then this Agreement may be terminated by either Party in accordance with the provisions of Clause 17.

5.4	Each Party shall endeavour in good faith to satisfy or procure the satisfaction of the First Conditions by the First Long Stop Date, save for the First Condition set out in Clause 5.1.1 which shall be the sole responsibility of 80 Mile, and shall keep the other Party reasonably informed as to:

5.4.1	the progress being made towards satisfaction of each such First Condition; and

5.4.2	any expected delay in the satisfaction of each such First Condition by the First Long Stop Date (including reasons for the delay and the expected revised date for satisfaction).

5.5	Each Party shall furnish the other Party on request by that other Party with reasonable assistance in fulfilling each First Condition.

5.6	Promptly upon the satisfaction of any First Condition the applicable Party shall give written notice to the other Party of such satisfaction, which notice shall include all necessary supporting documentation to substantiate the satisfaction.

5.7	The requirement for the satisfaction of any First Condition may be waived by the agreement of the Parties in writing at any time prior to the First Long Stop Date.

5.8	With respect to the First Condition set out in Clause 5.1.1, it shall be deemed satisfied if the Government Consents are forthcoming on material conditions not exceeding those that are usually imposed in similar circumstances. If a Party objects to material conditions in excess of the foregoing amount being imposed on the grant of a Government Consent, it must notify the other Party in writing of the material conditions to which it objects, stating the grounds for its objection. Where a Party has given notice of such objection, the Parties shall use their reasonable endeavours to remove or amend to their mutual satisfaction those material conditions and, unless the Parties agree, the Government Consents shall be deemed conclusively not to have been obtained until such material conditions have been so removed or amended.

6	FARM-OUT IN RELATION TO JAMESON PROJECT 1

6.1	Subject to the fulfilment or waiver of the First Conditions in accordance with this Agreement, 80 Mile agrees to the First Transfer to March GL and March GL agrees to accept such First Transfer on the terms set out in this Agreement.

6.2	Following completion of the First Transfer contemplated in this Agreement, the Participating Interest of each Party in each Jameson Concession Licence shall be:

80 Mile	50%
March GL	50%
Total	100%

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7	CONSIDERATION FOR FIRST CLOSING

As consideration for the First Transfer to March GL, March GL shall (to the extent it has not done so already), fund all costs and expenses incurred or to be incurred in respect of the Jameson Project 1 and/or Jameson Project 1 Farm-out Interests (including but not limited to those incurred or to be incurred in respect of satisfying the First Conditions).

8	FIRST CLOSING

8.1	First Closing shall take place virtually on the First Closing Date.

8.2	At First Closing, 80 Mile shall:

8.2.1	deliver to March GL copies of the minutes of its board of directors approving the entry into this Agreement and the First Transfer; and

8.2.2	take any other such actions and execute any other such documents as may be reasonably necessary to give effect to the transactions contemplated in this Agreement.

8.3	At First Closing, March GL shall:

8.3.1	deliver to 80 Mile copies of the minutes of its board of directors approving the entry into this Agreement and the First Transfer; and

8.3.2	take any other such actions and execute any other such documents as may be reasonably necessary to give effect to the transactions contemplated in this Agreement.

8.4	In the event that either Party is in default of their respective obligations set out in Clauses 8.2 or 8.3 (as applicable), the non-defaulting Party shall not be obliged to complete the First Transfer contemplated in this Agreement and/or may elect (by written notice to the defaulting Party) to:

8.4.1	defer First Closing to such later date as may be agreed with the defaulting Party;

8.4.2	release the defaulting Party from the unfulfilled obligations (subject to any reasonable conditions as the non-defaulting Party may impose) and proceed to First Closing (without limiting its rights and remedies under this Agreement or otherwise in Law); or

8.4.3	treat this Agreement as terminated, provided that either of the Parties’ accrued and continuing rights and obligations under this Agreement shall continue to apply, but in all other respects, the Parties’ rights and obligations under this Agreement shall cease and Clause 17 shall apply.

8.5	At First Closing:

8.5.1	80 Mile shall grant to March GL the option to Drill and/or complete the Option Well, which shall be exercisable for a period commencing on First Closing until the date falling eighteen (18) months from the date when Drilling of the First Well commenced (the Option Period); and

8.5.2	title to, legal and beneficial ownership of the Equipment shall pass to March GL together with all rights and benefits attached to or accruing to them at, or at any time after, First Closing.

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8.6	As soon as practicable following First Closing, the Parties will commence negotiations in good faith regarding the appointment of March GL as Operator of Jameson Project 1 and as soon as possible thereafter the Parties shall enter into a JOA in respect of the Jameson Project 1.

9	THE SECOND CONDITIONS

9.1	Second Closing is conditional on the fulfilment or the waiver of the following conditions (the Second Conditions) by no later than the Second Long Stop Date:

9.1.1	the First Closing having occurred on or before the First Long Stop Date;

9.1.2	the Government Consents having been obtained by 80 Mile in respect of the Second Transfer of the Jameson Project 2 Farm-out Interests;

9.1.3	delivery of the Option Well Notice by March GL to 80 Mile during the Option Period;

9.1.4	March GL having been appointed as field operation manager in respect of Jameson Project 2 and a field operating agreement, in agreed form, having been executed by the Parties in respect of such appointment; and

9.1.5	in relation to Jameson Project 2, either:

9.1.5.1	the Depth Trigger being achieved; or

9.1.5.2	Drilling being reached to the base of the Permian.

9.2	If all of the Second Conditions have not been satisfied or waived in accordance with the terms of this Agreement before the Second Long Stop Date (or it becomes apparent that there are no reasonable prospects for all of the Second Conditions to be so satisfied), then 80 Mile shall have the right to terminate this Agreement in respect of the Option Well, Second Closing and the Second Option by giving prior written notice to March GL. For the avoidance of doubt, any such termination shall not affect or prejudice any rights or obligations which have accrued or arisen under this Agreement prior to termination, and such rights and obligations shall survive the termination of this Agreement and remain in full force and effect.

9.3	Each Party shall endeavour in good faith to satisfy or procure the satisfaction of the Second Conditions by the Second Long Stop Date, save for the Second Condition set out in Clause 9.1.2 which shall be the sole responsibility of 80 Mile, and shall keep the other Party reasonably informed as to:

9.3.1	the progress being made towards satisfaction of each such Second Condition; and

9.3.2	any expected delay in the satisfaction of each such Second Condition by the Second Long Stop Date (including reasons for the delay and the expected revised date for satisfaction).

9.4	Each Party shall furnish the other Party on request by that other Party with reasonable assistance in fulfilling each Second Condition.

9.5	Promptly upon the satisfaction of any Second Condition the applicable Party shall give written notice to the other Party of such satisfaction, which notice shall include all necessary supporting documentation to substantiate the satisfaction.

9.6	The requirement for the satisfaction of any Second Condition may be waived by the agreement of the Parties in writing at any time.

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9.7	With respect to the Second Condition in Clause 9.1.2, it shall be deemed satisfied if the Government Consent is forthcoming on material conditions not exceeding those that are usually imposed in similar circumstances. If a Party objects to material conditions in excess of the foregoing amount being imposed on the grant of a Government Consent, it must notify the other Party in writing of the material conditions to which it objects, stating the grounds for its objection. Where a Party has given notice of such objection, the Parties shall use their reasonable endeavours to remove or amend to their mutual satisfaction those material conditions and, unless the Parties agree, the Government Consents shall be deemed conclusively not to have been obtained until such material conditions have been so removed or amended.

10	FARM-OUT IN RELATION TO JAMESON PROJECT 2

10.1	Subject to the fulfilment or waiver of the Second Conditions, 80 Mile agrees to the Second Transfer to March GL and March GL agrees to accept such Second Transfer on the terms set out in this Agreement.

10.2	Following completion of the Second Transfer contemplated in this Agreement, the Participating Interest of each Party in each Jameson Concession Licence shall be:

80 Mile	30%
March GL	70%
Total	100%

10.3	The Parties agree that, following completion of the Second Transfer, the Parties will commence negotiations in good faith for March GL to acquire the remaining thirty percent (30%) Participating Interest in the Jameson Concession from 80 Mile on the same terms as the Pelican Transaction (to the extent such transaction completes).

11	CONSIDERATION FOR SECOND CLOSING

As consideration for the Second Transfer to March GL, March GL shall (to the extent it has not done so already), fund all costs and expenses incurred or to be incurred in respect of the Jameson Project 2 and/or Jameson Project 2 Farm-out Interests (including but not limited to those incurred or to be incurred in respect of satisfying the Second Conditions).

12	SECOND CLOSING

12.1	Second Closing shall take place virtually on the Second Closing Date.

12.2	At Second Closing, 80 Mile shall:

12.2.1	deliver to March GL copies of the minutes of its board of directors approving the entry into the Second Transfer; and

12.2.2	take any other such actions and execute any other such documents as may be reasonably necessary to give effect to the transactions contemplated in this Agreement.

12.3	At Second Closing, March GL shall:

12.3.1	deliver to 80 Mile copies of the minutes of its board of directors approving the entry into the Second Transfer; and

12.3.2	take any other such actions and execute any other such documents as may be reasonably necessary to give effect to the transactions contemplated in this Agreement.

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12.4	As soon as practicable following Second Closing, the Parties will commence negotiations in good faith regarding the appointment of March GL as Operator of Jameson Project 2 and as soon as possible thereafter the Parties shall enter into a JOA in respect of the Jameson Project 2.

12.5	In the event that either Party is in default of their respective obligations set out in Clauses 12.2 or 12.3 (as applicable), the non-defaulting Party shall not be obliged to complete the Second Transfer contemplated in this Agreement and/or may elect (by written notice to the defaulting Party) to:

12.5.1	defer Second Closing to such later date as may be agreed with the defaulting Party;

12.5.2	release the defaulting Party from the unfulfilled obligations (subject to any reasonable conditions as the non-defaulting Party may impose) and proceed to Second Closing (without limiting its rights and remedies under this Agreement or otherwise in Law); or

12.5.3	treat this Agreement as terminated, provided that either of the Parties’ accrued and continuing rights and obligations under this Agreement shall continue to apply, but in all other respects, the Parties’ rights and obligations under this Agreement shall cease and Clause 17 shall apply.

13	THE WHITE FLAME SHARES

13.1	80 Mile grants to March GL the First Option to purchase the First White Flame Shares upon the terms and subject to the conditions of this Agreement.

13.2	The First Option may only be exercised:

13.2.1	if all First Conditions are satisfied by the First Long Stop Date save for in respect of the First Condition set out in Clause 5.1.1; and

13.2.2	from the date on which 80 Mile or March GL (as the case may be) has notified the other Party in writing of the fulfilment of all the First Conditions save in respect of the First Condition set out in Clause 5.1.1 and the First Long Stop Date (the First Option Exercise Period).

13.3	80 Mile grants to March GL the Second Option to purchase the Second White Flame Shares upon the terms and subject to the conditions of this Agreement.

13.4	The Second Option may only be exercised:

13.4.1	if all Second Conditions are satisfied by the Second Long Stop Date save for in respect of the Second Condition set out in Clause 9.1.2; and

13.4.2	from the date on which 80 Mile or March GL (as the case may be) has notified the other Party in writing of the fulfilment of all the Second Conditions save in respect of the Second Condition set out in Clause 9.1.2 and the Second Long Stop Date (the Second Option Exercise Period).

13.5	The respective White Flame Shares shall be sold with full title guarantee free from all liens, charges and Encumbrances and with all rights attached to them at the date of First Option Closing or Second Option Closing (as applicable).

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13.6	The Option(s) shall be exercised by March GL giving 80 Mile a notice in writing in accordance with Clause 30 which shall include:

13.6.1	the date on which the relevant Exercise Notice is given;

13.6.2	a statement to the effect that March GL is exercising the relevant Option;

13.6.3	a date, which is no less than five (5) and no more than fifteen (15) Business Days after the date of the relevant Exercise Notice, on which First Option Closing or Second Option Closing is to take place; and

13.6.4	a signature by or on behalf of March GL,

(the Exercise Notice). Once given, an Exercise Notice may not be revoked in respect of the relevant White Flame Shares to which it is subject without the prior written consent of 80 Mile.

13.7	First Option Closing and/or Second Option Closing shall take place on the date specified in the relevant Exercise Notice or such later date as the Parties may agree in writing, subject to that date falling within the First Option Exercise Period in respect of First Option Closing and the Second Option Exercise Period in respect of the Second Option Closing.

13.8	80 Mile shall deliver to March GL at each Option Closing:

13.8.1	a stock transfer form for the relevant White Flame Shares duly completed in favour of March GL (or an Affiliate of March GL); and

13.8.2	a share certificate for the relevant White Flame Shares or an indemnity, in agreed form, for any lost certificates.

13.9	Following each Option Closing, each of the Parties shall use its reasonable endeavours at the expense of 80 Mile (other than in respect of stamp duty or stamp duty reserve tax) to ensure the registration of March GL (or an Affiliate of March GL) as the holder of the relevant White Flame Shares.

13.10	If 80 Mile fails to comply with its obligations under Clause 13.8 in respect of First Option Closing or Second Option Closing, any director of March GL may execute and deliver to March GL a transfer of the First White Flame Shares or Second White Flame Shares respectively on behalf of 80 Mile. 80 Mile hereby:

13.10.1	irrevocably and by way of security for its obligations under this agreement appoints any one director of March GL nominated in writing by March GL as its attorney to execute, on 80 Mile’s behalf, a transfer of the relevant White Flame Shares in favour of March GL (or an Affiliate of March GL) in accordance with this Clause 13.10 only and to execute such other documents and do all such other acts as may be necessary to transfer title to the relevant White Flame Shares to March GL (or an Affiliate of March GL); and

13.10.2	authorises the directors of March GL to approve the registration of such transfer or other documents.

13.11	From First Option Closing until Second Option Closing, the Parties shall be entitled to appoint an equal number of directors to the board of White Flame and the chair of the board of directors of White Flame shall be a representative of 80 Mile who shall have a casting vote.

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13.12	From Second Option Closing, March GL shall be entitled to appoint a majority of the directors on the board of directors of White Flame.

13.13	Until the earlier of: (a) the Second Closing Date; (b) date of the Second Option Closing; and (b) the Second Long Stop Date, 80 Mile shall not, without the prior written consent of March GL (such consent not to be unreasonably withheld or delayed):

13.13.1	sell, transfer or otherwise dispose of, or mortgage, charge, pledge or otherwise Encumber its legal or beneficial interest in any of the White Flame Shares (or any interest in any of them); or

13.13.2	exercise any votes attaching to the White Flame Shares,

other than in accordance with this Agreement.

13.14	80 Mile shall use their reasonable endeavours to procure that until the earlier of: (a) the Second Closing Date; (b) date of the Second Option Closing; and (b) the Second Long Stop Date, 80 Mile shall not, without the prior written consent of March GL (such consent not to be unreasonably withheld or delayed):

13.14.1	make any alterations to White Flame’s articles of association that affects the rights attaching to the White Flame Shares and any regulations that are inconsistent with them are not adopted;

13.14.2	make any material change to the business of White Flame; and

13.14.3	permit White Flame to enter into any transaction that is not in the normal and proper course of conducting its business nor enter into any transaction that is not on arm’s length terms,

other than in accordance with, as required by, or otherwise to reflect the terms and conditions of, this Agreement.

14	PRE AND POST ECONOMIC DATE COSTS

14.1	From the Execution Date, March GL shall be responsible for, and shall indemnify and hold 80 Mile and its Affiliates harmless against, all Costs and Liabilities in respect of the Farm-Out Interests.

14.2	Notwithstanding any other provision of this Agreement, in respect of the Farm-out Interests, March GL covenants with 80 Mile and its Affiliates that March GL shall, at its sole cost and expense, perform and shall be responsible for and shall indemnify, defend and hold 80 Mile and its Affiliates harmless against all and any Environmental Liabilities irrespective of when such liabilities are or were incurred (whether before, on or after the Execution Date), provided, always, that nothing in this Clause 14.2 shall prejudice in any way March GL’s rights to pursue claims for breach of any of any Warranty of 80 Mile independently from the operation of this Clause 14.2; and provided, further, that March GL shall not be required to indemnify or be liable to 80 Mile or its Affiliates for amounts actually expended by 80 Mile or any other person prior to the date of this Agreement in respect of any Environmental Liabilities.

14.3	If any Benefits accrue to March GL in respect of any period prior to First Closing, March GL shall account to and reimburse 80 Mile in full in respect thereof.

14.4	If any Benefits accrue to 80 Mile in respect of any period following the First Closing Date, 80 Mile shall account to and reimburse March GL in respect thereof pro rata to March GL’s percentage holding of the Farm-Out Interests.

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14.5	If any Benefits accrue to March GL in respect of any period following the First Closing Date, March GL shall account to and reimburse 80 Mile in respect thereof pro rata to 80 Mile’s percentage holding of the Farm-Out Interests.

14.6	All reimbursements made under this Clause 14 shall be paid within ten (10) Business Days of receipt of notification from the Party which has incurred such obligations to 80 Mile’s Account or the account notified by March GL to 80 Mile in writing with any such notice (as the case may be).

15	THE FIRST INTERIM PERIOD AND THE SECOND INTERIM PERIOD

15.1	During the First Interim Period and the Second Interim Period (if any), 80 Mile shall:

15.1.1	to the extent that it is able so to do, continue to carry on its activities relating to the relevant Farm-out Interests and business operation of White Flame in the ordinary and usual course and in accordance with Good Industry Practice;

15.1.2	consult with March GL in advance of all material decisions being made with respect to the relevant Farm-out Interests, including in relation to proposed new projects or field development plans in relation to the relevant Farm-out Interests, and take into consideration March GL’s reasonable comments, it being understood and agreed that all final decisions shall remain with 80 Mile;

15.1.3	insofar as is reasonably practicable, keep March GL fully and timeously informed in relation to any and all matters (not of a routine and material nature) relating to the relevant Farm-out Interests; and

15.1.4	subject to all applicable obligations of confidentiality, make available or allow March GL access to any information relating to the relevant Farm-out Interests reasonably required in writing by March GL from time to time.

15.2	During the First Interim Period and the Second Interim Period, 80 Mile shall not:

15.2.1	encumber, assign, transfer, sell, lease or otherwise dispose of the whole or any part of the relevant Farm-out Interests or any White Flame Shares, or any material portion of its properties, or purport to agree to any of the foregoing other than pursuant to the terms of this Agreement;

15.2.2	terminate, suspend, rescind, modify, extend, replace, breach (in any material respect) or relinquish, withdraw from, waive or forgive any rights interests, benefits or obligations or areas under or in relation to the relevant Farm-out Interests or White Flame Shares;

15.2.3	waive any right of first refusal related to the relevant Farm-out Interests or White Flame Shares;

15.2.4	propose or implement any sole-risk operations;

15.2.5	approve any work programme, budget, expenditure or capital commitment relating to the Farm-out Interests involving expenditure in excess of US$100,000 (US Dollars One Hundred Thousand Dollars) save for:

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15.2.5.1	any such expenditure already provided for under a budget approved by the Parties in writing;

15.2.5.2	any such expenditure in respect of which March GL has give its prior written approval; or

15.2.5.3	any expenditure necessitated by an emergency (in which case 80 Mile shall consult with March GL to the extent reasonably practicable in the circumstances); or

15.2.6	enter into any agreement or undertake or otherwise give any binding commitment or undertaking to do any of the above,

in each case, without the prior written consent of March GL.

15.3	If a claim is made by 80 Mile (or any Affiliate of 80 Mile) under a policy of insurance following an event or circumstance which takes place from the Execution Date but prior to First Closing relating to the Jameson Project 1 Farm-out Interests, 80 Mile shall use reasonable endeavours to (or to procure that the relevant Affiliate endeavours to): (a) file a claim in respect of such event or circumstance and (b) have such claim paid prior to First Closing, in each case in accordance with its customary past practices. In the event that such a claim is not paid prior to First Closing, 80 Mile shall use reasonable endeavours to pursue payment in respect of such a claim and shall have the right to receive any payment made in respect of any such claim made prior to First Closing as, when and to the extent such claim shall be paid. To the extent that 80 Mile receives any such payment and it relates to the period after the Economic Date, 80 Mile shall transfer such funds to March GL within five (5) Business Days of receipt.

15.4	During the First Interim Period and the Second Interim Period, the Parties shall not take any action nor fail to take any action prior to First Closing or Second Closing (as applicable) that would result in a breach of any of their respective Warranties under this Agreement, save for: (i) any matter to the extent required to be undertaken to comply with a requirement of any Governmental Authority under applicable Law, or (ii) any matter undertaken in an emergency or disaster situation or necessary or desirable to protect the Environment.

16	DEFAULT

16.1	If March GL: (i) fails to pay any amount due in accordance with this Agreement; (ii) breaches any of its obligations or undertakings set out in this Agreement (including but not limited to those set out in Clause 3); and/or (iii) otherwise fails to maintain the Jameson Concession Licences in good standing, March GL shall be in default and any amount owing by March GL shall accrue interest at an interest rate of five percent (5%) calculated from the due date of such amount until the date of full payment (a March GL Default).

16.2	If March GL becomes aware that it has committed a March GL Default, it shall promptly notify 80 Mile in writing, providing reasonable details of the nature of the March GL Default and any steps being taken to remedy it.

16.3	Upon becoming aware of a March GL Default, 80 Mile may deliver a notice of March GL Default to March GL (the Default Notice) requiring March GL to remedy the default within a period of thirty (30) days.

16.4	If a March GL Default remains uncured thirty (30) days after March GL’s receipt of the Default Notice, then, without limiting any other remedies available to 80 Mile in and under the terms of this Agreement or otherwise in Law, 80 Mile may:

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16.4.1	provided that First Closing has not yet occurred, terminate this Agreement pursuant to the provisions set out in Clause 17.2.2; and/or

15.4.3	provided that First Closing has occurred but Second Closing has not yet occurred, terminate this Agreement in respect of Second Closing, save that termination under this Clause shall not affect the validity or enforceability of any rights or obligations arising from or in connection with the First Closing.

17	TERMINATION

17.1	This Agreement may be terminated at any time prior to the First Closing Date by written agreement between the Parties.

17.2	This Agreement may be terminated:

17.2.1	at any time prior to the First Closing Date by either Party on written notice, if:

17.2.1.1	the First Conditions have not been fulfilled on or prior to the First Long Stop Date (or where there are no reasonable prospects that the fulfilment of the First Conditions will be possible), provided that such non-fulfilment is not due to the fault of the Party delivering the notification;

17.2.1.2	the other Party is affected by Force Majeure, which Force Majeure has persisted or appears reasonably likely to persist for a period in excess of twelve (12) months;

17.2.1.3	the other Party materially breaches the terms of this Agreement;

17.2.1.4	the other Party becomes Insolvent; or

17.2.1.5	at any time by 80 Mile if March GL is subject to a Change of Control (other than in respect of completion of the Pelican Transaction);

17.2.2	at any time prior to the First Closing Date by 80 Mile on written notice to March GL, if:

17.2.2.1	immediately prior to the First Closing Date: (i) the Warranties of March GL are not correct in all material respects; or (ii) March GL has not performed or complied in all material respects with its obligations and covenants required under this Agreement to be performed or complied with by March GL by the First Closing Date;

17.2.2.2	a March GL Default has arisen and remains uncured thirty (30) days after March GL’s receipt of the Default Notice issued in accordance with Clause 16.3; and

17.2.3	at any time prior to the First Closing Date by written notice from March GL to 80 Mile, if immediately prior to the First Closing Date: (i) the Warranties of 80 Mile are not correct in all material respects; or (ii) 80 Mile has not performed or complied in all material respects with its obligations and covenants under this Agreement to be performed or complied with by 80 Mile by the First Closing Date.

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17.3	The Party purporting to terminate this Agreement pursuant to Clause 17.2 cannot be in breach in any material respect of any of its Warranties, covenants or other obligations contained in this Agreement.

17.4	If this Agreement is terminated as provided in accordance with Clause 17.1 or 17.2 above:

17.4.1	each Party shall as soon as reasonably practicable following such termination return to the other Party all information, documents and other materials received from such Party relating to the transactions contemplated in this Agreement obtained after the Execution Date, and the Parties shall remain subject to the confidentiality provisions of Clause 27 in relation to such information, documents and materials;

17.4.2	March GL shall restore the Jameson Land Basin to its original state including the removal all plant, machinery and equipment at its own expense;

17.4.3	March GL shall deliver to 80 Mile any seismic data and/or the derivatives, but not interpretations made in connection therewith; and

17.4.4	March GL shall grant to 80 Mile a royalty-free, perpetual licence to use such seismic data and/or derivatives.

17.5	If this Agreement is terminated, this Agreement and any rights conveyed to March GL under the Completion Documents shall become void and of no further force or effect, except for the provisions of Clauses 1, 5, 9, 16, 17, 20, 21 and 22 and Clauses 26 to 31 (inclusive) which shall survive such termination. Notwithstanding the foregoing, if either Party is in default or breach at the time this Agreement is terminated, such Party in default or breach shall continue to be liable to the other Party for damages in respect of such default or breach, and the terminating Party shall be entitled to all remedies available at Law or in equity, including reasonable attorneys’ fees and all other costs and expenses incurred by the terminating Party in relation to the default or breach and the termination.

18	REIMBURSEMENT OF CONSIDERATION

18.1	If this Agreement is terminated by March GL pursuant to Clause 17.2.1.3, 80 Mile shall, within ten (10) days after the date of such termination, reimburse March GL for any and all payments made by March GL to 80 Mile pursuant to Clause 7. Such reimbursement, if due, shall be made by electronic transfer in immediately available funds to an account designated by March GL in writing at least five (5) Business Days before such reimbursement is due.

18.2	Subject to Clause 18.1, if this Agreement is terminated by 80 Mile pursuant to Clause 17.2.2, 80 Mile shall not reimburse, and March GL shall not be entitled to reimbursement of, any payments made by March GL pursuant to Clause 7 and/or 11, and 80 Mile shall be entitled to retain such payments.

19	NOT USED

20	TAXATION

20.1	Save as specified in this Clause 20, each Party shall be responsible for reporting and discharging its own Tax measured by the profit or income of the Party and the satisfaction of such Party’s share of all obligations under this Agreement. Each Party shall protect, defend and indemnify the other Party from any and all loss, cost or liability arising from the indemnifying Party’s failure to report and discharge such Taxes or satisfy such obligations.

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20.2	Any sum payable in terms of this Agreement shall be calculated without regard to the taxability of the receipt and any claim relating to a breach of Warranty shall be treated as an adjustment to the consideration payable under this Agreement.

20.3	80 Mile shall be obligated to pay and to indemnify the March GL from all Transfer Taxes resulting from the execution, registration, or approval of this Agreement and the implementation or completion of the transactions contemplated by them.

21	FORCE MAJEURE

21.1	If, as a result of Force Majeure, either Party is rendered unable (wholly or in part) to carry out its obligations under this Agreement, other than the obligation to pay any amounts due, then the obligations of the Party giving notice in accordance with Clause 21.2 so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused and for such reasonable period thereafter as may be necessary for the Party to put itself in the same position that it occupied prior to the Force Majeure, but for no longer period.

21.2	The Party claiming Force Majeure shall notify the other Party of the Force Majeure within a reasonable time after the occurrence of the facts relied on and shall keep the other Party informed of all significant developments. Such notice shall give reasonably full particulars of the Force Majeure and also estimate the period of time that the Party will probably require to remedy the Force Majeure.

21.3	The affected Party shall use all reasonable endeavours to remove or overcome the Force Majeure situation as quickly as possible in a commercially reasonable manner but shall not be obligated to settle any labour dispute except on terms acceptable to it. All such disputes shall be handled within the sole discretion of the affected Party.

22	WARRANTIES AND LIMITATIONS OF LIABILITY

80 Mile and March GL Warranties

22.1	As at the Execution Date and repeated immediately prior to the First Closing Date and the Second Closing Date (as applicable), 80 Mile gives the Warranties set out in Schedule 1, and March GL gives the Warranties set out in Schedule 2, subject in each case to the limitations set out in Schedule 3. Each Party acknowledges that, other than the Warranties set out in therein, neither Party makes any other warranties or representations of any nature whatsoever in relation to the First Transfer and/or the Second Transfer (as applicable).

22.2	Each of the Warranties shall be construed as a separate and independent warranty and shall not be limited or restricted by reference to, or inference from, the terms of any other Warranty.

22.3	The liability of the Parties under or in connection with this Agreement shall be limited to the extent set out in Schedule 3.

Notice regarding Warranties

22.4	Each Party shall give notice to the other Party of any matter or event coming to its attention at any time which shows or may show that any Warranty made by it in terms of this Agreement was when made or at any time thereafter has become untrue, inaccurate or misleading in any respect.

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Exclusion of statements

22.5	In entering into this Agreement a Party may not rely on any statement, representation, warranty, collateral contract or other assurance (except those expressly set out in this Agreement) made by or on behalf of any other Party before the Execution Date and each Party waives all rights, interests and remedies which but for this Clause 22 might otherwise be available to that Party in respect of any such statement, representation, warranty, collateral contract or other assurance, provided that nothing in this Clause 22 shall limit or exclude any liability for fraud.

23	CONDUCT OF CLAIMS

23.1	The Party which has a right to be indemnified under this Agreement (the Indemnified Party) shall promptly notify the Party obliged to make such indemnification (the Indemnifying Party) of the assertion or commencement of any claim, demand, action or proceedings in respect of which the Indemnified Party may be indemnified by the Indemnifying Party (an Indemnifiable Action).

23.2	The Indemnified Party shall, at the request of the Indemnifying Party:

23.2.1	(at the expense of the Indemnified Party) assume responsibility for the defence or settlement of any Indemnifiable Action with legal counsel reasonably satisfactory to the Indemnifying Party (provided that the Indemnifying Party shall at its own expense have the right to participate fully in the defence or settlement of such Indemnifiable Action); and/or

23.2.2	allow the Indemnifying Party (at its own expense) to assume responsibility for the defence or settlement of any Indemnifiable Action, with such defence or settlement to be at the sole risk and expense of the Indemnifying Party.

23.3	Neither Party shall settle any Indemnifiable Action without the prior written consent of the other Party (such consent not to be unreasonably withheld).

24	MITIGATION OF LOSSES

Where a Party is entitled to be indemnified by the other Party under this Agreement, the Party entitled to be so indemnified shall endeavour to mitigate its losses which would otherwise be recovered under such indemnity to the extent consistent with the Standard of a Reasonable and Prudent Operator (including taking into account any potential recoveries under any appropriate policies of insurance which that Party may have in force from time to time).

25	TRANSFERS AND CONTROL

Prohibited transfers

25.1	A Party shall not transfer, cede, assign or otherwise divest any of its rights, interests, covenants or obligations (in whole or in part) under this Agreement, except as permitted under this Clause 25.

Limitations on transfers

25.2	Without prejudice to Clause 25.3 and subject to Clause 25.4, a Party (Transferor) may transfer all of its rights, interests, covenants or obligations under this Agreement (Transferee) with the prior written consent of the non-transferring Party (such consent not to be unreasonably withheld or delayed) and provided also that no such transfer shall be effective unless and until the Transferor:

25.2.1	has procured the Transferee to covenant directly with the non-transferring Party to observe and perform this Agreement;

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25.2.2	has given to the non-transferring Party a certified copy of the document effecting such transfer (excluding any commercially sensitive terms relating to such transfer);

25.2.3	has procured all necessary regulatory consents and approvals which may be required in connection with such transfer;

25.2.4	(in the case of a transfer by 80 Mile) has transferred to the Transferee all of 80 Mile’s interests in the Completion Documents; and

25.2.5	(in the case of a transfer by March GL) has transferred to the Transferee all of March GL’s interests in the Completion Documents,

(the Transfer Conditions).

For the avoidance of doubt, this Clause 25.2 shall not apply to the sale, transfer or other disposal of Farm-out Interests by 80 Mile to March GL pursuant to Clause 25.4.

Permitted Transfers

25.3	A Transferor may transfer all of its rights, interests, covenants or obligations under this Agreement to an Affiliate of the Transferor (Affiliate Transferee) without the consent of the non-transferring Party but provided that:

25.3.1	the Transfer Conditions shall apply in respect of the Affiliate Transferee as if it were the Transferee as named therein;

25.3.2	the Transferor shall remain fully liable (jointly and severally with the Affiliate Transferee) to the non-transferring Party in respect of the rights, interests, covenants or obligations so transferred to the Affiliate Transferee; and

25.3.3	if, after the conclusion of a transfer to an Affiliate Transferee under this Clause 25.3, that Affiliate Transferee continues to hold the rights, interests, covenants or obligations so transferred and ceases to satisfy the definition of an Affiliate under Clause 1.1, then the Transferor shall procure that the Affiliate Transferee shall forthwith transfer such rights, interests, covenants or obligations back to the Transferor.

25.4	In the event that Second Closing does not take place prior to the end of the Option Period or the Parties fail to agree to the terms of the acquisition by March GL from 80 Mile of the remaining thirty percent (30%) Participating Interest in the Jameson Concession in accordance with Clause 10.3 within sixty (60) days of Second Closing, notwithstanding any other provision of this Agreement, each Party shall have the right to sell, transfer or otherwise dispose of the Farm-out Interests held by them, to a third party (at their sole discretion), on any terms determined solely by such Party, provided that they have first offered such Farm-out Interests to the other Party first on the same terms as to be offered to the third party and given the other Party at least twenty (20) Business Days to consider whether to accept the offer or not. For the avoidance of doubt, the consent of the other Party is not required for a sale, transfer or disposal of Farm-out Interests pursuant to this Clause 25.4 provided that the pre-emption process set out in this Clause 25.4 has been followed.

26	BINDING SUCCESSION AND THIRD PARTIES

26.1	This Agreement shall bind and enure to the benefit of the Parties and their respective successors and permitted transferees.

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26.2	The provisions of Clauses 14.1 and 14.2 confer a benefit on the persons specifically referred to in those provisions (each, a Third Party) and, subject to the remaining terms of this Clause 26, are intended to be enforceable by each Third Party by virtue of the Contracts (Rights of Third Parties) Act 1999.

26.3	The Parties do not intend that any term of this Agreement, apart from those provisions specifically referred to in Clause 26.2, should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

26.4	Notwithstanding Clause 26.2, this Agreement may be rescinded, terminated or varied in any way and at any time by the Parties without the consent of any Third Party.

27	CONFIDENTIALITY AND ANNOUNCEMENTS

27.1	All Confidential Information shall during the term of this Agreement and until five (5) years after this Agreement has terminated be kept confidential and (except to the extent that disclosure is permitted under Clause 27.3) shall not be disclosed in whole or in part by a Party to any person not a party to this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed).

27.2	Each Party undertakes to keep secret and confidential all confidential information relating to the business, assets, affairs, customers, clients, suppliers, plans, intentions or market opportunities of the Jameson Concession (or any part thereof), 80 Mile (or any of its group companies) and/or March GL (or any of its group companies) during the term of this Agreement and until five (5) years after this Agreement has terminated (except to the extent that disclosure is permitted under Clause 27.3).

PERMITTED DISCLOSURES

27.3	Notwithstanding Clause 27.1, a Party (Disclosing Party) shall not be required to obtain the prior written consent of the other Party in respect of the disclosure of Confidential Information:

27.3.1	to the Disclosing Party’s Affiliates or to the Disclosing Party’s or its Affiliates’ directors, officers or employees but only to the extent reasonably required for the performance of this Agreement by the Disclosing Party;

27.3.2	to persons professionally engaged by or on behalf of the Disclosing Party (including any auditors or insurers) but only to the extent reasonably required for the performance of this Agreement by the Disclosing Party;

27.3.3	to any lenders and their respective professional advisers but only to the extent reasonably required in connection with any financing or refinancing of the Disclosing Party’s rights, interests, covenants or obligations under this Agreement;

27.3.4	to any bona fide proposed Transferee but only to the extent reasonably required in respect of such proposed transfer by the Disclosing Party;

27.3.5	to the extent required by any applicable Laws, rules and regulations of any recognised stock exchange or to the extent required by any lawful subpoena or other process in connection with any judicial, arbitral or administrative proceedings; or

27.3.6	to any Governmental Authority having jurisdiction over the Disclosing Party but only to the extent that the Disclosing Party is required to make such disclosure by applicable Law or by directions or regulations of such Governmental Authority not having the force of Law but in accordance with which the Disclosing Party is accustomed to comply.

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27.4	In the event of the disclosure of Confidential Information to any person other than a Party to this Agreement under any of Clauses 27.3.1 to 27.3.5 (inclusive) the Disclosing Party shall ensure that such Third Parties shall, before such disclosure, covenant to the Disclosing Party to keep the Confidential Information confidential on the same terms as this Clause 27 provides for.

Announcements

27.5	A Party shall not issue or make any public statement or announcement regarding this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld) except where such public statement or announcement is required to the extent required by any applicable Laws, rules and regulations of any recognised stock exchange or to the extent required by any lawful subpoena or other process in connection with any judicial, arbitral or administrative proceedings (whereupon the Party making such public statement or announcement shall promptly furnish the other Party with a copy).

28	GOVERNING LAW

This Agreement and any Dispute arising out of or in connection with it or its subject matter or formation, including non-contractual disputes or claims, will be exclusively governed by and construed in accordance with the Laws of England and Wales excluding conflict of law rules and choice of law principles that could require the application of any other law.

29	ARBITRATION

Dispute resolution

29.1	Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof (a Dispute) shall be referred to and finally resolved by arbitration in accordance with the Rules of the London Court of International Arbitration in force at the time such arbitration is commenced (the Rules), which Rules are deemed to be incorporated by reference into this clause.

29.2	The seat, or legal place, of the arbitration shall be London, England.

29.3	The language of the arbitration shall be English.

29.4	The governing law of this arbitration agreement shall be English law.

29.5	By agreeing to arbitration in accordance with this clause, the Parties do not intend to deprive any competent court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings, or the recognition and/or enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of either party.

29.6	Each Party shall bear the costs and expenses of all professional advisers, witnesses and employees retained by it.

29.7	Pending the resolution of a Dispute under this Clause 29, the Parties shall to the greatest extent possible continue to perform their covenants or obligations under this Agreement.

29.8	Any reference of a Dispute to arbitration by a Party under this Clause 29 may only be withdrawn by the written agreement of the Parties.

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Appointment of arbitrators

29.9	The number of arbitrators shall be three (3).

29.10	Each Party shall appoint one arbitrator within thirty (30) days of the commencement of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within thirty (30) days after the latter of the two arbitrators has been appointed by the Parties.

Disqualification to act as an arbitrator

29.11	No person shall be appointed as an arbitrator who at the time of appointment (or at any time before the rendering of a determination under such appointment) is a director, officeholder or an employee of or directly or indirectly retained as consultant to 80 Mile or March GL (or any Affiliate of any of the foregoing persons) or who is the holder directly or indirectly of shares in any of the foregoing persons (unless such person is a company quoted on a recognised stock exchange and the shareholding held is less than three percent (3%) of the issued shares of any class).

The arbitration award

29.12	The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

30	NOTICES

30.1	A notice given to a Party under or in connection with this Agreement:

30.1.1	shall be in writing and in English;

30.1.2	shall be signed by the Party giving it;

30.1.3	shall be sent to the Party for the attention of the contact and at the physical address or email address set out in Clause 30.2 or such other physical address or email address as that Party may notify in writing to the other Party; and

30.1.4	shall be:

30.1.4.1	delivered by hand or sent by recorded post providing proof of delivery, in the case of delivery to a physical address; or

30.1.4.2	sent by email, in the case of delivery to an email address.

30.2	The addresses and email addresses for service of notices are:

30.2.1	To 80 Mile at:

	Address:	6 Heddon Street London England W1B 4BT

	Email Address:	rod@80mile.com and eric@80mile.com

	Attention:	Roderick McIlree and Eric Sondergaard

30.2.2	To March GL at:

	Address:	3400 E Bayaud Avenue, Suite 400, Denver, Colorado, 80209 USA

	Email Address:	robert.price5@gmail.com

	Attention:	Robert B. Price

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30.3	Any notice shall be deemed to have been received:

30.3.1	if delivered or sent by hand, at the time of delivery;

30.3.2	if sent by recorded post providing proof of delivery at 9.00 am on the Business Day after the date on which delivery was recorded; or

30.3.3	if sent by email, on the date of transmission, if transmitted before 5.00 pm on any Business Day, and in any other case on the Business Day following the date of transmission.

30.4	This Clause 30 does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

31	GENERAL

Entire agreement

31.1	This Agreement shall constitute the entire agreement between the Parties as to the subject matter of this Agreement and shall supersede and take the place of all documents, minutes of meetings, letters or notes which may be in existence at the Execution Date and of all written or oral statements which may have been made by or on behalf of the Parties as to such subject matter.

Amendment

31.2	This Agreement may only be amended or supplemented by a written agreement of the Parties which is expressed to be an amendment of or supplement to this Agreement.

Waiver and exercise

31.3	The waiver, release or modification by a Party of a default by the other Party in the performance by that other Party of any of its covenants or obligations under this Agreement shall not operate or be construed as a waiver, release or modification by the default waiving Party of any other default by the other Party.

31.4	The waiver, release or modification by a Party of any of the rights or interests of the right waiving Party under this Agreement shall not operate or be construed as a waiver, release or modification of any other right or interest of the right waiving Party under this Agreement.

31.5	Except where expressly provided to the contrary in this Agreement, a Party shall not have and shall not be deemed to have waived, released or modified any of its rights or interests or the requirement for or any default in the performance of the covenants or obligations of the other Party under this Agreement unless the waiving Party has expressly stated in writing that it does so waive, release or modify such rights or interests or the requirement for or any default in the performance of such covenants or obligations.

31.6	The exercise by a Party of any of its rights or interests under this Agreement shall not constitute a waiver of nor in any way prejudice any other rights or interests available to that Party under this Agreement and shall be without prejudice to any liability of that Party for a breach of this Agreement.

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Severability

31.7	If, and for so long as, any provision of this Agreement is found by a court or other tribunal of competent jurisdiction or is declared by applicable Law to be invalid then such invalid provision shall be deemed to be severed from this Agreement to the extent of its invalidity. The remaining provisions of this Agreement shall continue in full force and effect and such severance shall not (to the greatest possible extent) affect the validity or operation of any other provision of this Agreement.

31.8	In the event of the severance of a provision from this Agreement under Clause 31.7, the Parties shall meet and in good faith discuss and attempt to agree in writing a mutually satisfactory valid and enforceable provision to act as a replacement for the severed provision.

31.9	Any provision which has been severed from this Agreement under Clause 31.7 shall (if the Parties so agree in writing and subject to the modification or removal by the Parties of any replacement provision which has been implemented under Clause 31.8) be reinstated to this Agreement on the removal of the reason for the invalidity of the severed provision.

Further assurances

31.10	Each Party shall perform or procure the performance of all such acts and things and shall execute and deliver or procure the execution and delivery of all such documents as may be required by applicable Law or as the other Party may reasonably require to implement or to give legal effect to this Agreement.

Language

31.11	This Agreement is prepared in the English language. In the event of translation of this Agreement into another language the English language version of this Agreement shall prevail.

Costs

31.12	Each Party shall be solely responsible for its own costs and expenses (including the costs and expenses of professional advisers) incurred in connection with the preparation, negotiation and execution of this Agreement and the Completion Documents.

No Partnership

31.13	Except as specified, the duties, obligations, and liabilities of the Parties under or relating to this Agreement are several and not joint or collective, and nothing contained in this Agreement shall be construed as creating an association, trust, partnership, joint venture, or principal-agent relationship.

Counterparts

31.14	This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

31.15	Transmission of the executed signature page of a counterpart by this Agreement by email (in PDF, JPEG or other agreed format), shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each Party shall provide the other with the original of such counterpart as soon as reasonably possible thereafter.

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No Double Recovery

31.16	No provision in this Agreement shall be construed to provide an indemnity or other recovery for any costs, damages or other amounts for which the damaged party has been fully compensated under any other provision of this Agreement or any other agreement or action at law or equity. Unless expressly required in this Agreement, a Party shall not be required to exhaust all remedies available under other agreements or at law or equity before recovering under the remedies provided in this Agreement.

Set off

31.17	Neither Party shall have any right of set-off or other similar rights with respect to any amounts received pursuant to this Agreement or any other amounts claimed to be owed to the other Party arising out of this Agreement.

32	APPOINTMENT OF PROCESS AGENTS

32.1	March GL may maintain an agent for service of process to receive on its behalf the service of process in England limited to any claims in respect of this Agreement and March GL shall provide 80 Mile with the details of such agent for service of process as soon as practicable following its appointment.

32.2	A Party may from time to time give notice to the other Party to change the identity of its agent for service of process to another agent, provided that such agent is either a company incorporated and registered in England or Wales or an individual resident or partnership having its head office in England or Wales.

This Agreement has been executed and delivered as a deed by the duly authorised representative(s) of each Party on the date first written above.

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Schedule 1

80 Mile’s Warranties

1	CAPACITY

1.1	80 Mile has the requisite power and authority and has (subject to satisfaction of the Conditions Precedent) taken all action necessary, including obtaining all necessary approvals or consents, to enable it to enter into and perform this Agreement and those of the Completion Documents to which it is a party.

1.2	80 Mile is duly incorporated and validly existing under the laws of England and Wales, is a separate legal entity capable of suing and being sued and has the power, capacity and authority to own its assets and to conduct its business as currently conducted and as contemplated in this Agreement and those of the Completion Documents to which it is a party.

1.3	The execution and delivery of, and the performance by 80 Mile of its obligations under this Agreement and those of the Completion Documents to which it is a party shall not:

(a)	result in a breach of any provision of the constitutional documents of 80 Mile;

(b)	result in a breach of, or constitute a default under, any instrument, licence, lease or contract to which 80 Mile is a party or by which 80 Mile is bound and which is material in the context of the transactions contemplated under this Agreement;

(c)	result in a breach of any order, judgment or decree of any court or governmental authority to which 80 Mile is a party or by which 80 Mile is bound and which is material in the context of the transactions contemplated under this Agreement; nor

(d)	subject to satisfaction of the Condition Precedents and in respect of the Commitment Well only, require 80 Mile to obtain any consent or approval of, or give any notice to, or make any registration with, any governmental authority which has not been obtained or made at the Execution Date both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by any reason of any misrepresentation or misstatement).

1.4	This Agreement constitutes a valid, binding and enforceable obligation of 80 Mile under its terms and this Agreement is in the proper legal form for enforcement against 80 Mile in the United Kingdom and contains no provision which is contrary to the laws of England or which would not be upheld by the courts of England.

1.5	80 Mile is not entitled to any immunity from suit, execution, attachment, or other legal or arbitral proceedings in the United Kingdom.

2	OWNERSHIP OF WHITE FLAME SHARES

2.1	The First White Flame Shares are fully paid or credited as fully paid and represent fifty percent (50%) of the issued and allotted share capital of White Flame as at the Execution Date.

2.2	The Second White Flame Shares are fully paid or credited as fully paid and represent twenty percent (20%) of the issued and allotted share capital of White Flame as at the Execution Date.

2.3	As at the Execution Date, 80 Mile is the only legal and beneficial owner of at least 70 percent (70%) of the issued share capital of White Flame.

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2.4	There are no Encumbrances affecting any of the White Flame Shares held by 80 Mile as at the Execution Date and so far as 80 Mile is aware there is no Encumbrance affecting any unissued shares, debentures or other securities of White Flame. There is no commitment to create an Encumbrance affecting any of the White Flame Shares held by 80 Mile as at the Execution Date and so far as 80 Mile is aware there is no commitment to create an Encumbrance affecting any unissued shares, debentures or other securities of White Flame.

2.5	Save as set out in this Agreement and so far as 80 Mile is aware, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, repayment, sale or transfer of any shares, debentures or other securities of White Flame.

2.6	80 Mile is entitled to sell the White Flame Shares with full title guarantee on the terms of this Agreement without the consent of any third party and such sale will not result in any breach of or default under any agreement or obligation binding on 80 Mile.

2.7	None of the White Flame Shares held by 80 Mile as at the Execution Date were the subject of a transfer at an undervalue (within the meaning of Part VI or Part IX Insolvency Act 1986) within the last five (5) years.

2.8	There is no proceeding or dispute in existence or threatened against 80 Mile or White Flame relating to:

2.8.1	the White Flame Shares held by 80 Mile as at the Execution Date;

2.8.2	any unissued shares, debentures or other securities of White Flame (so far as 80 Mile is aware); or

2.8.3	80 Mile’s entitlement to dispose of any White Flame Shares held by them,

and there is no fact or circumstance which might give rise to any such proceedings or dispute.

2.9	The White Flame Shares held by 80 Mile were not purchased or subscribed for by 80 Mile with monies representing the proceeds of crime or criminal property.

2.10	So far as 80 Mile is aware, the issue of shares in White Flame to them, and each registration of a transfer of shares in White Flame, has complied with the articles of association of White Flame in force at the relevant time.

2.11	So far as 80 Mile is aware, each permission necessary for each issue or transfer of shares in White Flame has been obtained and any stamp duty or other tax payable on each such issue or transfer has been paid.

2.12	There are no rights of pre-emption or restrictions affecting the transfer of the White Flame Shares to March GL in accordance with this Agreement.

3	SOLVENCY

3.1	No order has been made and no resolution has been passed and no steps have been taken or proposed by 80 Mile (or, so far as 80 Mile is aware, by any other person) for the winding up or liquidation of 80 Mile or for a provisional liquidator to be appointed in respect of 80 Mile and, so far as 80 Mile is aware, no petition has been presented and no meetings have been convened for the purpose of winding up or liquidation of 80 Mile, and no analogous procedure or steps have been taken or proposed in any jurisdiction in relation to 80 Mile and 80 Mile is not aware of any intention to take any action in relation to the foregoing.

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3.2	No administration order has been made and no petition for such an order has been presented in respect of 80 Mile.

3.3	No receiver (which expression shall include an administrative receiver), liquidator, compulsory manager or similar officer has been appointed in respect of 80 Mile or all or any part of 80 Mile’s property or assets and no steps intended to result in such an appointment have been taken by 80 Mile or, so far as 80 Mile is aware, by any other person.

3.4	No compromise or voluntary arrangement has been made by 80 Mile with its creditors and no such arrangements have been proposed.

3.5	80 Mile:

(a)	is not unable to pay its debts;

(b)	has not stopped paying its debts as they fall due; and is not insolvent or technically bankrupt under the applicable law.

4	WHITE FLAME AND WHITE FLAME AS

4.1	White Flame is a limited liability company incorporated under the laws of England and Wales and has been in continuous existence since incorporation.

4.2	White Flame is not, and has never been, the owner or registered holder of any shares, loan capital or other securities of any company other than White Flame AS. White Flame has not agreed to become the owner or registered holder of any such shares, loan capital or other securities.

4.3	White Flame has never had a participating interest in any other company or undertaking other than White Flame AS.

4.4	White Flame is the legal and beneficial owner of each allotted and issued share in the capital of White Flame AS. Each such share is fully paid or credited as fully paid.

4.5	So far as 80 Mile is aware, there is no Encumbrance affecting any of the shares in White Flame AS or any unissued shares, debentures or other securities of White Flame AS. There is no commitment to create an Encumbrance affecting any such shares, debentures or other securities.

4.6	So far as 80 Mile is aware, no person has the right (whether exercisable now or in the future and whether contingent or not) to call for the issue, allotment, conversion, redemption, repayment, sale or transfer of any shares, debentures or other securities of White Flame AS.

4.7	So far as 80 Mile is aware, there is no proceeding or dispute in existence or threatened against White Flame relating to any shares, debentures or securities of White Flame AS and there is no fact or circumstance which might give rise to any such proceeding or dispute.

4.8	So far as 80 Mile is aware, none of the shares in the capital of White Flame AS were the subject of a transfer at an undervalue (within the meaning of Part VI or Part IX Insolvency Act 1986) within the last five (5) years.

4.9	White Flame and so far as 80 Mile is aware (in relation to White Flame the business and assets of White Flame) its officers and employees have always complied in all material respects with all applicable laws and administrative requirements of any relevant jurisdiction.

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4.10	So far as 80 Mile is aware, there has been no material breach of, or default under any statute, regulation, directive, order, decree or judgement of any court or any governmental agency of the United Kingdom (or any other country in which the White Flame conducts business) by White Flame.

4.11	Neither White Flame nor, so far as 80 Mile is aware, (in relation to White Flame or the business and assets of White Flame) any of its officers or employees has committed any criminal, illegal or unlawful act or any material breach of contract or any legislation.

5	FARM-OUT INTERESTS

5.1	This Agreement and the Completion Documents are the only agreements or arrangements governing the transfer of Farm-out Interests.

5.2	As at the Execution Date, 80 Mile has full legal title to and is in possession of the Farm-out Interests.

5.3	Save as provided for in this Agreement and the Completion Documents, there is no Encumbrance in or over any of the Participating Interests as at the Execution Date.

5.4	80 Mile (to the extent it is within their power to do so), White Flame (to the extent it is within their power to do so) and White Flame AS have always complied with the Jameson Concession Licences.

5.5	The Jameson Concession Licences are in full force and effect, in the name of White Flame AS and not subject to any unusual conditions.

5.6	There are no facts or circumstances that might lead to the revocation, suspension, cancellation, variation or non-renewal of, or the inability to transfer, a Jameson Concession Licence.

6	COMPLIANCE WITH LAWS

6.1	During the ten (10) years prior to the Execution Date, in respect of the Jameson Concession Licences and the Jameson Land Basin, 80 Mile has at all times carried on its business and used and dealt with its assets in compliance in all material respects with all applicable legal and administrative requirements, laws and regulations of England and Wales.

6.2	80 Mile has not received any notice to the effect that 80 Mile has violated or defaulted with respect to any legislation, statute, regulation, directive, order, degree or judgement of any court or any governmental authority, in respect of the Jameson Concession Licences and Jameson Land Basin.

6.3	80 Mile is not a party to any litigation, arbitration or other proceedings nor subject to any investigation or enquiry nor bound by any order, injunction, declaration, judgment or award of any court, arbitrator or other forum which could adversely affect the ability of 80 Mile to perform its covenants or obligations under this Agreement.

6.4	80 Mile has not entered into any agreements or obligations which would have an adverse effect on 80 Mile’s ability to perform its covenants or obligations under this Agreement or any of the Completion Documents to which it is a party.

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7	ENVIRONMENTAL

7.1	80 Mile has not received any written complaints or notices alleging a breach of, or a liability under, any Environmental Law, and 80 Mile has not suffered or incurred any material Environmental Liability, in respect of the Jameson Land Basin.

7.2	So far as 80 Mile is aware, there are no facts or circumstances which would or could be reasonably likely to give rise to any claim, prosecution, litigation, arbitration, investigation, enquiry, action, proceedings or settlement against 80 Mile in respect of the Jameson Land Basin under or in relation to any Environmental Law.

7.3	80 Mile has not received any written notice from a governmental authority stating that it is in breach of any Jameson Concession Licence where such breach would result in such Jameson Concession Licence being terminated.

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Schedule 2

March GL’s Warranties

1	CAPACITY

1.1	March GL has the requisite power and authority and has (subject to satisfaction of the Conditions Precedent) taken all action necessary, including obtaining all necessary approvals or consents, to enable it to enter into and perform this Agreement and those of the Completion Documents to which it is a party.

1.2	March GL is duly incorporated and validly existing under the laws of Texas, is a separate legal entity capable of suing and being sued and has the power, capacity and authority to own its assets and to conduct its business as currently conducted and as contemplated in this Agreement.

1.3	The execution and delivery of, and the performance by March GL of its obligations under this Agreement and those of the Completion Documents to which it is a party shall not:

(a)	result in a breach of any provision of the constitutional documents of March GL;

(b)	result in a breach of, or constitute a default under, any material contract to which March GL is a party or by which March GL is bound and which is material in the context of the transactions contemplated under this Agreement;

(c)	result in a breach of any order, judgment or decree of any court or governmental authority to which March GL is a party or by which March GL is bound and which is material in the context of the transactions contemplated under this Agreement; nor

(d)	subject to satisfaction of the Conditions Precedent, require March GL to obtain any consent or approval of, or give any notice to, or make any registration with, any governmental authority which has not been obtained or made at the Execution Date both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by any reason of any misrepresentation or misstatement).

1.4	This Agreement constitutes a valid, binding and enforceable obligation of March GL under its terms and this Agreement.

1.5	March GL is not entitled to any immunity from suit, execution, attachment, or other legal or arbitral proceedings in the United Kingdom.

2	SOLVENCY

2.1	No order has been made and no resolution has been passed and no steps have been taken or proposed by March GL (or, so far as March GL is aware, by any other person) for the winding up or liquidation of March GL or for a provisional liquidator to be appointed in respect of March GL and, so far as March GL is aware, no petition has been presented and no meetings have been convened for the purpose of winding up or liquidation of March GL, and no analogous procedure or steps have been taken or proposed in any jurisdiction in relation to March GL and March GL is not aware of any intention to take any action in relation to the foregoing.

2.2	No administration order has been made and no petition for such an order has been presented in respect of March GL.

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2.3	No receiver (which expression shall include an administrative receiver), liquidator, compulsory manager or similar officer has been appointed in respect of March GL or all or any part of March GL’s property or assets and no steps intended to result in such an appointment have been taken by March GL or, so far as March GL is aware, by any other person.

2.4	No compromise or voluntary arrangement has been made by March GL with its creditors and no such arrangements have been proposed.

2.5	March GL:

(e)	is not unable to pay its debts;

(f)	has not stopped paying its debts as they fall due; and

(g)	is not insolvent or technically bankrupt under the applicable law.

3	COMPLIANCE WITH LAWS

3.1	March GL is not party to any litigation, arbitration or other proceedings nor so far as it is aware, subject to any investigation or enquiry nor bound by any order, injunction, declaration, judgment or award of any court, arbitrator or other forum which could adversely affect the ability of March GL to perform its covenants or obligations under this Agreement or any of the Completion Documents to which it is a party.

3.2	March GL has not entered into any agreements or obligations that would have an adverse effect on March GL’s ability to perform its covenants or obligations under this Agreement.

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Schedule 3

Limitations on liability

1	CAP ON LIABILITY AND CONSEQUENTIAL LOSS

1.1	Save as specified otherwise in this Schedule 3, the total aggregate liability of 80 Mile for any Claim shall not exceed US$2,000,000 (US Dollars Two Million Dollars).

1.2	Save as specified otherwise in this Schedule 3, the total aggregate liability of March GL for any Claim shall not exceed US$2,000,000 (US Dollars Two Million Dollars).

1.3	Save as specified otherwise in this Schedule 3, neither Party shall be liable to the other Party for any Consequential Loss.

2	TIME LIMITS

Neither Party (the “Defaulting Party”) shall be liable in respect of any Claim unless written notice containing a summary of the matter giving rise to the Claim so far as then known to the other Party (the “Claimant Party”) is given by or on behalf of the Claimant Party to the Defaulting Party by no later than two (2) years after the Second Closing Date, provided that any such Claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced within twelve (12) months of such written notice being given to the Defaulting Party, except that where any such Claim is based on a liability which is contingent or otherwise not capable of being quantified it shall not be deemed to have been withdrawn if legal proceedings in respect of it have been commenced within twelve (12) months of the date on which the contingent liability becomes an actual liability, or the liability becomes capable of quantification.

3	FRAUD

Notwithstanding any other provision of this Agreement, nothing in this Schedule 3 or any other provision of this Agreement shall apply to exclude or limit the liability of either Party for fraud or fraudulent misrepresentation or dishonest or wilful misconduct.

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Schedule 4

Joint Venture Principles

1	THE OPERATOR

1.1	The Operator of Jameson Project 1 shall be March GL from execution of the operator agreement in accordance with this Agreement unless and until March GL retires as operator (with the prior written consent of 80 Mile) or the Jameson Concession Licences for the Jameson Project 1 expire and are not renewed or otherwise extended.

1.2	The Operator of Jameson Project 2 shall be March GL from execution of the operator agreement in accordance with this Agreement unless and until March GL retires as operator (with the prior written consent of 80 Mile) or the Jameson Concession Licences for the Jameson Project 2 expire and are not renewed or otherwise extended.

2	PROFIT SHARE

The profit share for the Jameson Concession is anticipated to be split in accordance with each Party’s percentage of the Farm-Out Interests but remains subject to further negotiation and agreement by the Parties and shall be recorded in writing in the JOA(s).

3	ROYALTIES

Each of the Parties shall bear their share of all and any Government taxes and royalties for their participating interest share of all petroleum products produced and sold from the Jameson Land Basin.

4	VOTING

Decisions to be taken in respect of the Jameson Concession shall be made by the Parties, with each Party having such number of voting rights as is equal to their respective percentage holding of the Farm-out Interests.

5	OPERATING COMMITTEE

5.1	The operating committee for the Jameson Concession shall be formed with effect from the Execution Date for the purposes of approving all activity and contracts relating to the Jameson Concession (the Operating Committee).

5.2	The Operating Committee for the Jameson Concession shall convene once a month (or additionally as considered necessary) until the First Well has been Drilled.

5.3	Prior to First Closing, 80 Mile shall be entitled to appoint a majority of the members of the Operating Committee for the Jameson Concession.

5.4	From First Closing until Second Closing, the Parties shall be able to appoint an equal number of members of the Operating Committee for the Jameson Concession and the chair of the Operating Committee shall be a representative of 80 Mile who shall have a casting vote.

5.5	From Second Closing, March GL shall be entitled to appoint a majority of the members of the Operating Committee for the Jameson Concession.

6	TRANSFERS

The transfer provisions set out in this Agreement.

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7	DEADLOCK

The JOA shall consist of customary deadlock provisions.

8	REPRESENTATIVE

8.1	All crude oil sales contracts shall require prior written approval from both Parties.

8.2	Parties may elect to lift their own crude and in such circumstances, there will be an obligation on the Parties to agree and execute a lifting agreement schedule, pursuant to which the Parties lift a parcel when their equity crude reaches a marketable parcel size.

9	OPERATOR ACTIVITIES AND DISCOVERY

9.1	In the event of a commercial hydrocarbon discovery, the Operator shall submit to the Operating Committee for the Jameson Concession a comprehensive programme of activities for approval. This programme shall be designed to accelerate the commercial development of the discovery in the most economically viable and efficient manner. The associated work programmes and budgets shall include details of the following (amongst other things):

9.1.1	technical management including petroleum, facilities and drilling engineers;

9.1.2	geophysical and geology works to more accurately map discoveries and the prospects to guide field development and further exploration and appraisal;

9.1.3	reservoir engineering studies to guide field development and drilling and completion plans;

9.1.4	field development plans and reserve certifications;

9.1.5	economic modelling;

9.1.6	marketing;

9.1.7	compliance, environmental, health and safety and community programs; and

9.1.8	facilities development including processing plant, pipelines, control systems, oil tankage, accommodation and logistics facilities/base including a loading port.

F-42

Execution Page

Executed as deed by 80 MILE PLC acting by

Roderick McIllree	, a director and	/s/ Roderick McIllree
Director

Eric Sondergaard	, a director	/s/ Eric Sondergaard
Director

Executed as deed by MARCH GL COMPANY acting by Robert Price, a director, in the presence of:
Director

(signature of witness)

Name of witness:
Address of witness:
Occupation of witness:

F-43

Execution Page

Executed as deed by 80 MILE PLC acting by

, a director and
Director

, a director
Director

Executed as deed by MARCH GL COMPANY acting by Robert Price, a director, in the presence of:		/s/ Robert Price
Director
/s/ LIBIER PRICE
(signature of witness)

Name of witness:	LIBIER PRICE
Address of witness:	290 Dexter Street Denver Co 80220
Occupation of witness:	nurse practitioner

F-44

Annex G

Execution Version

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 9, 2025 by and among Pelican Acquisition Corporation, a Cayman Islands exempted company with limited liability (together with its successors, “SPAC”), Greenland Exploration Limited, a Texas corporation (“Greenland”), March GL Company, a Texas corporation (“March GL” and, together with Greenland, the “Companies” and each individually, a “Company”), Pelican Sponsor LLC (the “Sponsor”), and the undersigned parties who hold Subject Shares (as defined below) (such parties, together with the Sponsor, the “Founder Holders”).

WHEREAS, (i) SPAC; (ii) March GL; (iii) PELICAN Holdco, Inc., a Texas corporation (“Holdco”); (iv) Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation; (v) Greenland; (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement), pursuant to which, among other things, Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Texas and domesticate as a Texas corporation in accordance with the Texas Business Organizations Code and the Cayman Islands Companies Act (as Revised) (the “Domestication”), and Pelican Merger Sub will merge with and into Purchaser with Purchaser being the surviving company (the “Pelican Merger”), and immediately following the consummation of the Pelican Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation (the “Greenland Merger”), and in connection with immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation (the “March GL Merger” and, together with the Pelican Merger and the Greenland Merger, the “Mergers”), and, as a result of the Mergers, each share of Company Common Stock issued and outstanding immediately prior to the Mergers Effective Time will be converted into the right to receive shares of common stock of the Holdco, with Holdco being the surviving corporation and the publicly listed entity after the Closing;

WHEREAS, each Founder Holder is, as of the date of this Agreement, the sole legal owner of the number of outstanding ordinary shares of SPAC (“SPAC Ordinary Shares”) set forth opposite such Founder Holder’s name on Schedule A hereto (such SPAC Ordinary Shares owned by the Founder Holders, together with any additional shares of SPAC Ordinary Shares or other SPAC securities (including any securities convertible into or exercisable or for SPAC Ordinary Shares or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon the exercise or conversion of any securities, acquired by the Founder Holders after the date hereof and during the term of this Agreement being collectively referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and each Company have requested that each Founder Holder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Each Founder Holder

Each Founder Holder hereby represents and warrants, severally and not jointly, to each Company and SPAC as follows:

1.1 Organization and Standing; Authorization. Such Founder Holder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Founder Holder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing in its jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Founder Holder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Founder Holder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Founder Holder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Founder Holder, enforceable against such Founder Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Founder Holder is required to be obtained or made in connection with the execution, delivery or performance by such Founder Holder of this Agreement or the consummation by such Founder Holder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Founder Holder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Founder Holder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Founder Holder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Founder Holder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Founder Holder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Founder Holder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Founder Holder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Subject Shares. As of the date of this Agreement, such Founder Holder has sole legal and beneficial ownership of the Subject Shares set forth opposite such Founder Holder’s name on Schedule A hereto, and all such Subject Shares are owned by such Founder Holder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, SPAC’s Organizational Documents, applicable federal or state securities laws, or the SEC Reports available on the SEC’s website through EDGAR at least two (2) Business Days prior to the date of this Agreement. Other than the Subject Shares, such Founder Holder does not legally or beneficially own any SPAC Ordinary Shares or any other SPAC shares or securities that are convertible into or exercisable or for SPAC Ordinary Shares or other securities. Such Founder Holder has the sole right to vote the Subject Shares, and none of the Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Subject Shares, except as contemplated by this Agreement or SPAC’s Organizational Documents.

1.6 Merger Agreement. Such Founder Holder understands and acknowledges that SPAC, the Company and each Merger Sub are entering into the Merger Agreement in reliance upon such Founder Holder’s execution and delivery of this Agreement. Such Founder Holder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Founder Holders is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, the Company, and each Merger Sub to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, the Company or any Merger Sub and based on such information as such Founder Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Founder Holder acknowledges that not of SPAC, the Company or any Merger Sub has made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Founder Holders acknowledges that the agreements contained herein with respect to the Subject Shares held by such Founder Holder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Founder Holders and each Company as follows:

2.1 Organization and Standing. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and, no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under, or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any of SPAC’s Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of the Companies

Each Company, severally and not jointly, hereby represents and warrants, solely in respect to itself, to the Founder Holders and SPAC as follows:

3.1 Organization and Standing. Such Company is duly incorporated, validly existing and in good standing under the Laws of the Texas. Such Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. Such Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such of the Company and no other corporate proceedings on the part of such Company is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Company is required to be obtained or made in connection with the execution, delivery or performance by such Company of this Agreement or the consummation by such Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company will not (a) conflict with or violate any provision of the Companys’ Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to such Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, such Company’s Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Founder Holders

Each Founder Holder covenants and agrees with SPAC and each Company during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. At any meeting of the shareholders of SPAC called to seek the Required SPAC Shareholder Approval with respect to SPAC Shareholder Approval Matters, or at any adjournment thereof, or in connection with the written consent of SPAC (the “Required SPAC Written Consent”) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Document, the Mergers, or any other Transaction is sought, each Founder Holder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Subject Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by class vote and/or written consent, if applicable) the Subject Shares in favor of granting the Required SPAC Shareholder Approval or the Required SPAC Written Consent, if there are insufficient votes in favor of granting the Required SPAC Shareholder Approval, in favor of the adjournment of such meeting of the shareholders of SPAC to a later date but not past the Outside Date.

(b) Against Other Transactions. At any meeting of shareholders of SPAC or at any adjournment thereof, or in connection with any written consent of the shareholders of SPAC or in any other circumstances upon which such Founder Holder’s vote, consent or other approval is sought, such Founder Holder shall vote (or cause to be voted) the Subject Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC or any public offering of any shares of SPAC, or, in case of a public offering only, a newly-formed holding company of SPAC or such material Subsidiaries, other than in connection with the Mergers, (ii) any alternative transaction relating to SPAC, and (iii) other than any amendment to SPAC’s Organizational Documents expressly permitted under the terms of the Merger Agreement, any amendment of SPAC’s Organizational Documents or other proposal or transaction involving SPAC or any of its Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by SPAC of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Document, the Mergers, any other Transaction or change in any manner the voting rights of any class of SPAC’s share capital; provided, however, that nothing contained herein shall be construed as prohibiting a Founder Holder’s vote in favor of any transaction financing contemplated by the Merger Agreement.

(c) Revoke Other Proxies. Such Founder Holder represents and warrants that any proxies heretofore given in respect of the Subject Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under SPAC’s Organizational Documents.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the written consent of SPAC, (c) in connection with any transaction financing contemplated by the Merger Agreement, or (d) to an Affiliate of such Founder Holder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and the Company, agreeing to be bound by this Agreement to the same extent as such Founder Holder was with respect to such transferred Subject Shares), from the date of this Agreement until the date of termination of this Agreement, such Founder Holder shall not, directly or indirectly, (w) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Subject Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Mergers, (x) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Subject Shares), or enter into any other agreement, with respect to any Subject Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under SPAC’s Organizational Documents, (y) take any action that would make any representation or warranty of such Founder Holder herein untrue or incorrect, or have the effect of preventing or disabling such Founder Holder from performing its obligations hereunder, or (z) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Founder Holder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Such Founder Holder agrees with, and covenants to, SPAC and the Company that such Founder Holder shall not request that SPAC register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Subject Shares.

4.3 No Solicitation. During the term of this Agreement, each Founder Holder agrees not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Alternative Transaction in their capacity as such, (b) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than the Company, SPAC, the Acquisition Entities, the Company’s Affiliates and their respective Representatives) any nonpublic information relating to the SPAC or its Subsidiaries, in connection with any Alternative Transaction, (c) approve or recommend, or make any public statement approving or recommending an Alternative Transaction, (d) enter into any letter of intent, merger agreement or similar agreement providing for an Alternative Transaction, (e) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of Subject Shares intending to facilitate any Alternative Transaction or cause any holder of shares of SPAC capital stock not to vote to adopt the Merger Agreement and approve the Mergers, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of SPAC that takes any action in support of an Alternative Transaction or (g) otherwise resolve or agree to do any of the foregoing. Each Founder Holder shall promptly (and in any event within 48 hours) notify SPAC and the Company after receipt by such Founder Holder of any Alternative Transaction, any inquiry or proposal that would reasonably be expected to lead to an Alternative Transaction or any inquiry or request for nonpublic information relating to the SPAC or its Subsidiaries by any Person who has made or would reasonably be expected to make an Alternative Transaction. Thereafter, such Founder Holder shall keep SPAC and the Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Founder Holder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Founder Holder or its Representatives with any parties conducted prior to the date hereof with respect to any Alternative

Transaction. Notwithstanding anything contained herein to the contrary, (x) no Founder Holder shall be responsible for the actions of SPAC or its board of directors (or any committee thereof), the Acquisition Entities or any Subsidiary of SPAC, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “SPAC Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (y) no Founder Holder makes any representations or warranties with respect to the action of any of the SPAC Related Parties and (z) any breach by SPAC of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Founder Holder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a SPAC Related Party) of this Section 4.3.

4.4 Support of Mergers. During the term of this Agreement, such Founder Holder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Each of the Founder Holders hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Cayman Companies Act and any other similar statute in connection with the Mergers and the Merger Agreement.

4.6 No Redemption. Such Founder Holder irrevocably and unconditionally agrees that, from the date hereof and until the termination of this Agreement, such Founder Holder shall not elect to cause SPAC to redeem any Subject Shares now or at any time legally or beneficially owned by such Founder Holder or submit or surrender any of its Subject Shares for redemption, in connection with the transactions contemplated by the Merger Agreement or otherwise.

4.7 New Shares. In the event that prior to the Closing (a) any shares of SPAC or other securities of SPAC are issued or otherwise distributed to such Founder Holder pursuant to any share dividend or distribution, or any change in any of shares of SPAC by reason of any share split-up, recapitalization, combination, exchange of shares or the like, (b) such Founder Holder acquires legal or beneficial ownership of any SPAC securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Founder Holder acquires the right to vote or share in the voting of any SPAC’s shares after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Subject Shares” shall be deemed to refer to and include such New Securities (including all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged into).

4.8 Waiver of Anti-Dilution Protection. Such Founder Holder hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements. Such Founder Holder acknowledges and agrees that (a) this Section 4.8 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to SPAC’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements; and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V

Additional Agreements of the Parties

5.1 Mutual Release.

(a) Founder Holder Release. Sponsor, on its own behalf and on behalf of each of its Affiliates (other than SPAC or any of SPAC’s Subsidiaries), and each other Founder Holder on its own behalf, and each of its and their successors, assigns and executors (each, a “Sponsor Releasor”), effective at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge the Company, SPAC, their respective Subsidiaries and each of their respective successors, assigns, heirs, executors, officers, directors, partners, managers and employees (in each case in their capacity as such) (each, a “Sponsor Releasee”), from (i) any and all obligations or duties the Company, SPAC or any of their respective Subsidiaries has prior to or as of the Merger Effective Time to such Sponsor Releasor or (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Sponsor Releasor has prior to or as of the Merger Effective Time, against any Sponsor Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Sponsor Releasee); provided, however, that nothing contained in this Section 5.1(a) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement, the Additional Agreements, or SPAC’s Organizational Documents, (II) for indemnification or contribution, in any Sponsor Releasor’s capacity as an officer or director of SPAC, (III) arising under any then-existing insurance policy of SPAC, (IV) pursuant to a contract and/or SPAC policy, to reimbursements for reasonable and necessary business expenses incurred and documented prior to the Merger Effective Time, or (V) for any claim for Fraud.

(b) Company Release. Each of the Companies, SPAC and their respective Subsidiaries and each of its and their successors, assigns and executors (each, a “Company Releasor”), effective as at the Merger Effective Time, shall be deemed to have, and hereby does, irrevocably, unconditionally, knowingly and voluntarily release, waive, relinquish and forever discharge each Founder Holder and its respective successors, assigns, heirs, executors, officers, directors, partners, members, managers and employees (in each case in their capacity as such) (each, a “Company Releasee”), from (i) any and all obligations or duties such Company Releasee has prior to or as of the Merger Effective Time to such Company Releasor, (ii) all claims, demands, Liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatever kind or nature, whether known or unknown, which any Company Releasor has, may have or might have or may assert now or in the future, against any Company Releasee arising out of, based upon or resulting from any Contract, transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the Merger Effective Time (except in the event of Fraud on the part of a Company Releasee); provided, however, that nothing contained in this Section 5.1(b) shall release, waive, relinquish, discharge or otherwise affect the rights or obligations of any party (I) arising under this Agreement, the Merger Agreement or the Additional Agreements, (II) resulting from or arising out of any deficiencies or misstatements of any SPAC’s public filings with the SEC in all material respects prior to the Merger Effective Time, or (III) for any claim for Fraud.

5.2 Termination. This Agreement shall terminate upon the earliest of (a) the Acquisition Merger Effective Time, (b) the unanimous written agreement of all the parties hereto, and (c) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

5.3 Further Assurances. Each Founder Holder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or the Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under SPAC’s Organizational Documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other Transaction.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each of the Company and SPAC in accordance with the Merger Agreement and to such Founder Holder at its address set forth set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Founder Holders hereby authorizes SPAC and the Company to publish and disclose in any announcement or disclosure required by the SEC, the Founder Holder’s identity and ownership of the Subject Shares and the nature of the Founder Holder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PELICAN ACQUISITION CORPORATION

Signature:
Name:	Robert Labbe
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANIES:

GREENLAND EXPLORATION LIMITED

Signature:
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

MARCH GL COMPANY

Signature:
Name:	Robert Price
Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PELICAN SPONSOR LLC

Signature:
Name:	Chen Chen
Title:	Member

[Signature Page to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

EARLYBIRD CAPITAL, INC.

Signature:
Name:	Michael Powell
Title:	Sr. Managing Director

[Signature Page to Sponsor Support Agreement]

Schedule A

Name of Founder Holder	Number of SPAC Ordinary Shares
PELICAN SPONSOR LLC	2,875,000
EARLYBIRD CAPITAL, INC.	200,000

Annex H

Execution Version

COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of September 9, 2025 by and among Pelican Acquisition Corporation, a Cayman Islands exempted company with limited liability (together with its successors, “SPAC”), Greenland Exploration Limited, a Texas corporation (“Greenland”), March GL Company, a Texas corporation (“March GL” and, together with Greenland, the “Companies” and each individually, a “Company”), and each of the holders of Shareholder Shares (as defined below) (each, a “Shareholder” and collectively the “Shareholders”).

WHEREAS, (i) SPAC; (ii) March GL; (iii) PELICAN Holdco, Inc., a Texas corporation (“Holdco”); (iv) Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation; (v) Greenland; (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”; capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Merger Agreement), pursuant to which, among other things, Purchaser shall transfer by way of continuation from the Cayman Islands to the State of Texas and domesticate as a Texas corporation in accordance with the Texas Business Organizations Code and the Cayman Islands Companies Act (as Revised) (the “Domestication”), and Pelican Merger Sub will merge with and into Purchaser with Purchaser being the surviving company (the “Pelican Merger”), and immediately following the consummation of the Pelican Merger, Greenland Merger Sub will merge with and into Greenland with Greenland being the surviving corporation (the “Greenland Merger”), and in connection with immediately following the consummation of the Greenland Merger, March GL Merger Sub will merge with and into March GL with March GL being the surviving corporation (the “March GL Merger” and, together with the Pelican Merger and the Greenland Merger, the “Mergers”), and, as a result of the Mergers, each share of Company Common Stock issued and outstanding immediately prior to the Mergers Effective Time will be converted into the right to receive shares of common stock of the Holdco, with Holdco being the surviving corporation and the publicly listed entity after the Closing;

WHEREAS, each Shareholder is, as of the date of this Agreement, the sole legal owner of the number of outstanding share of common stock of each of the Companies (“Company Stock”) set forth opposite such Shareholder’s name on Schedule A hereto (such Company Stock owned by the Shareholders, together with any additional Common Stock of the Companies or other securities of the Companies (including any securities convertible into or exercisable or for Company Stock or other securities), whether by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such stock, or upon the exercise or conversion of any securities, acquired by the Shareholders after the date hereof and prior to the Outside Date being collectively referred to herein as the “Shareholder Shares”); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, SPAC and each of the Company has requested that each Shareholder enter into this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement and the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

Representations and Warranties of Shareholders

Each Shareholder hereby represents and warrants, severally and not jointly, to each of the Companies, SPAC and the Merger Subs as follows:

1.1 Organization and Standing; Authorization. Such Shareholder, (a) if a natural person, is of legal age to execute this Agreement and is legally competent to do so, and (b) if the Shareholder is not a natural person, (i) has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other entity power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted, (iii) has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iv) is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction of organization and to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. If the Shareholder is not a natural person, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceedings on the part of such Shareholder are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby.

1.2 Binding Agreement. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditor’s rights generally and to general principles of equity (collectively, the “Enforceability Exceptions”).

1.3 Governmental Approvals. No consent of or with any Governmental Authority on the part of such Shareholder is required to be obtained or made in connection with the execution, delivery or performance by such Shareholder of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Shareholder will not (a) conflict with or violate any provision of the certificate of incorporation or formation, bylaws, limited liability company agreement or similar organizational documents (collectively, the “Organizational Documents”) of such Shareholder, if and as applicable, (b) conflict with or violate any Law, Order or required consent or approval applicable to such Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Shareholder under, (viii) give rise to any obligation to obtain any third party consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Shareholder, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Shareholder to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

1.5 Shareholder Shares. As of the date of this Agreement, such Shareholder has sole legal and beneficial ownership of the Shareholder Shares set forth opposite such Shareholder’s name on Schedule A hereto, and all such Shareholder Shares are owned by such Shareholder free and clear of all Liens, other than liens or encumbrances pursuant to this Agreement, each of the Company’s Organizational Documents or applicable federal or state securities laws. Other than the Shareholder Shares, such Shareholder does not legally or beneficially own any Company Stock or any other Company Stock securities that are convertible into or exercisable or for the Company Shares or other securities. Such Shareholder has the sole right to vote the Shareholder Shares, and none of the Shareholder Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Shareholder Shares, except as contemplated by this Agreement or each of the Company’s Organizational Documents.

1.6 Merger Agreement. Such Shareholder understands and acknowledges that SPAC, each of the Companies and each of the Merger Subs are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement. Such Shareholder has received a copy of the Merger Agreement and is familiar with the provisions of the Merger Agreement.

1.7 Adequate Information. Each of the Shareholders is a sophisticated shareholder and has adequate information concerning the business and financial condition of SPAC, each of the Companies, or any Merger Sub to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon SPAC, each of the Companies, or any Merger Subs and based on such information as such Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Shareholder acknowledges that none of SPAC, each of the Companies, and the Merger Subs have made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Each of the Shareholders acknowledges that the agreements contained herein with respect to the Shareholder Shares held by such Shareholder are irrevocable unless the Merger Agreement is terminated in accordance with its terms and shall only terminate upon the termination of this Agreement.

ARTICLE II

Representations and Warranties of Companies

Each Company, severally and not jointly, hereby represents and warrants, solely in respect to itself, to the Shareholders and SPAC as follows:

2.1 Organization and Standing. Such Company is duly incorporated, validly existing and in good standing under the Laws of the Texas. Such Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Such Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

2.2 Authorization; Binding Agreement. Such Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of such of the Company and no other corporate proceedings on the part of such Company is necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by such Company and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to the Enforceability Exceptions.

2.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of such Company is required to be obtained or made in connection with the execution, delivery or performance by such Company of this Agreement or the consummation by such Company of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

2.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by such Company will not (a) conflict with or violate any provision of the Companys’ Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to such Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Lien) upon any of the properties or assets of such Company under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, such Company’s Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of such Company to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE III

Representations and Warranties of SPAC

SPAC hereby represents and warrants to the Shareholders and Companies as follows:

3.1 Organization and Standing. SPAC is an exempted company duly incorporated validly existing and in good standing under the Laws of the Cayman Islands. SPAC has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

3.2 Authorization; Binding Agreement. SPAC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of SPAC and no other corporate proceedings on the part of SPAC are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been or shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms and subject to the Enforceability Exceptions.

3.3 Governmental Approvals. No Consent of or with any Governmental Authority on the part of SPAC is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation by SPAC of the transactions contemplated hereby, other than (a) applicable requirements, if any, of the Securities Act, the Exchange Act, and/or any state “blue sky” securities Laws, and the rules and regulations thereunder and (b) where the failure to obtain or make such Consents or to make such filings or notifications has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

3.4 Non-Contravention. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with any of the provisions hereof by SPAC will not (a) conflict with or violate any provision of SPAC’s Organizational Documents, (b) conflict with or violate any Law, Order or required Consent applicable to SPAC or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by SPAC under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of SPAC under, (viii) give rise to any obligation to obtain any third party Consent or approval from any Person under or (ix) give any Person the right to declare a default, exercise any remedy, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any SPAC Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of SPAC to enter into and perform this Agreement and to consummate the transactions contemplated hereby.

ARTICLE IV

Agreement to Vote; Certain Other Covenants of the Shareholders

Each Shareholder covenants and agrees with the Companies and SPAC during the term of this Agreement as follows:

4.1 Agreement to Vote.

(a) In Favor of Mergers. At any meeting of the Shareholders of such Company called to seek the Required Company Stockholder Approval, or at any adjournment thereof, or in connection with the written consent of such Company (the “Required Company Written Consent”) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger Agreement, any other Ancillary Document, the Mergers, or any other Transaction is sought, each Shareholder shall (i) if a meeting is held, appear at such meeting or otherwise cause the Shareholder Shares to be counted as present at such meeting for purposes of establishing a quorum, and (ii) vote or cause to be voted (including by written consent, if applicable) the Shareholder Shares in favor of granting the Required Company Stockholder Approval or the Required Company Written Consent or, if there are insufficient votes in favor of granting the Required Company Stockholder Approval, in favor of the adjournment or postponement of such meeting of the Shareholders of such Company to a later date but not past the Outside Date.

(b) Against Other Transactions. At any meeting of Shareholders of such Company or at any adjournment thereof, or in connection with any written consent of the Shareholders of such Company or in any other circumstances upon which such Shareholder’s vote, consent or other approval is sought, such Shareholder shall vote (or cause to be voted) the Shareholder Shares (including by proxy, withholding class vote and/or written consent, if applicable) against (i) any business combination agreement, merger agreement or merger (other than the Merger Agreement and the Mergers), scheme of arrangement, business combination, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by such Company or any public offering of any stock of such Company, or, in case of a public offering only, a newly-formed holding company of such Company or such material Subsidiaries, other than in connection with the Mergers, (ii) any alternative transaction relating to such Company, and (iii) other than any amendment to such Company’s Organizational Documents expressly permitted under the terms of the Merger Agreement, any amendment of such Company’s Organizational Documents or other proposal or transaction involving such Company or any of its respective Subsidiaries, which, in each of cases (i) and (iii) of this sentence, would be reasonably likely to in any material respect impede, interfere with, delay or attempt to discourage, frustrate the purposes of, result in a breach by such Company of, prevent or nullify any provision of the Merger Agreement or any other Ancillary Document, the Mergers, any other Transaction or change in any manner the voting rights of any class of such Company’s share capital.

(c) Revoke Other Proxies. Such Shareholder represents and warrants that any proxies heretofore given in respect of the Shareholder Shares that may still be in effect are not irrevocable, and such proxies have been or are hereby revoked, other than the voting and other arrangements under such Company’s Organizational Documents.

4.2 No Transfer. Other than (a) pursuant to this Agreement, (b) upon the written consent of such Company or (c) to an Affiliate of such Shareholder (provided that such Affiliate shall enter into a written agreement, in form and substance reasonably satisfactory to SPAC and such Company, agreeing to be bound by this Agreement to the same extent as such Shareholder was with respect to such transferred Shareholder Shares), from the date of this Agreement until the date of termination of this Agreement, such Shareholder shall not, directly or indirectly, (w) (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of (including by gift, tender or exchange offer, merger or operation of law), directly or indirectly, encumber or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any Shareholder Share, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shareholder Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”), or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Shareholder Shares to any Person other than pursuant to the Mergers, (x) grant any proxies or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, voting deed or otherwise (including pursuant to any loan of Shareholder Shares), or enter into any other agreement, with respect to any Shareholder Shares, in each case, other than as set forth in this Agreement or the voting and other arrangements under such Company’s Organizational

Documents, (y) take any action that would make any representation or warranty of such Shareholder herein untrue or incorrect, or have the effect of preventing or disabling such Shareholder from performing its obligations hereunder, or (z) commit or agree to take any of the foregoing actions or take any other action or enter into any Contract that would reasonably be expected to make any of its representations or warranties contained herein untrue or incorrect or would have the effect of preventing or delaying such Shareholder from performing any of its obligations hereunder. Any action attempted to be taken in violation of the preceding sentence will be null and void. Each Shareholder agrees with, and covenants to, SPAC and such Company that such Shareholder shall not request that such Company register the Transfer (by book-entry or otherwise) of any certificated or uncertificated interest representing any of the Shareholder Shares.

4.3 No Solicitation. During the term of this Agreement, each Shareholder agrees not to, directly or indirectly, (a) solicit, initiate or knowingly encourage or facilitate any inquiry, proposal, or offer which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or furnish or receive to or from any Person (other than such Company, SPAC, any Acquisition Entity, such Company’s Affiliates and their respective Representatives) any nonpublic information relating to the such Company or its respective Subsidiaries, in connection with any Acquisition Proposal, (c) approve or recommend, or make any public statement approving or recommending an Acquisition Proposal, (d) enter into any letter of intent, merger agreement or similar agreement providing for an acquisition proposal, (e) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to voting of Shareholders Shares intending to facilitate any Acquisition Proposal or cause any Shareholder of such Company not to vote to adopt the Merger Agreement and approve the Mergers, (f) become a member of a “group” (as such term is defined in Section 13(d) of the Exchange Act) with respect to any voting securities of such Company that takes any action in support of an Acquisition Proposal or (g) otherwise resolve or agree to do any of the foregoing. Each Shareholder shall promptly (and in any event within 48 hours) notify either Company after receipt by such Shareholder of any Acquisition Proposal, any inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to each Company or its Subsidiaries by any Person who has made or would reasonably be expected to make an Acquisition Proposal. Thereafter, such Shareholder shall keep each Company reasonably informed, on a prompt basis (and in any event within 48 hours), regarding any material changes in the status and material terms of any such proposal or offer. Each Shareholder agrees that, following the date hereof, it and its Representatives shall cease and cause to be terminated any existing activities, solicitations, discussions or negotiations by such Shareholder or its Representatives with any parties conducted prior to the date hereof with respect to any Acquisition Proposal. Notwithstanding anything contained herein to the contrary, (x) no Shareholder shall be responsible for the actions of each Company or its board of directors (or any committee thereof), any Subsidiary of each Company, or any officers, directors (in their capacities as such), employees, professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 4.3, (y) no Shareholder makes any representations or warranties with respect to the action of any of the Company Related Parties, and (z) any breach by each Company of its obligations under the Merger Agreement shall not be considered a breach of this Section 4.3 (for the avoidance of doubt, it being understood that each Shareholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 4.3.

4.4 Support of Mergers. During the term of this Agreement, each Shareholder shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary to consummate the Mergers on the terms and subject to the conditions applicable thereto and shall not take any action that would reasonably be expected to materially delay or prevent the satisfaction of any of the conditions to the Mergers set forth under the Merger Agreement.

4.5 Waiver of Appraisal and Dissenters’ Rights. Such Shareholder hereby irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Texas Business Organizations Code and the Cayman Islands Companies Act (as Revised) and any other similar statute in connection with the Mergers and the Merger Agreement.

4.6 New Shares. In the event that prior to the Closing (a) any shares of each Company or other securities of each Company are issued or otherwise distributed to such Company Shareholder pursuant to any share dividend or distribution, or any change in any of the stock of the Company by reason of any stock split-up, recapitalization, combination, exchange of stock or the like, (b) such Shareholder acquires legal or beneficial ownership of any Company securities after the date of this Agreement, including upon exercise of rights, options or settlement of restricted share units or (c) such Shareholder acquires the right to vote or share in the voting of any Company Stock after the date of this Agreement (collectively, the “New Securities”), for the avoidance of doubt, the term “Shareholder Shares” shall be deemed to refer to and include such New Securities (including all such stock dividends and distributions and any securities into which or for which any or all of the Shareholder Shares may be changed or exchanged into).

4.7 Waiver of Anti-Dilution Protection. Each of the Shareholders hereby waives, forfeits, surrenders and agrees not to exercise, assert or claim, to the fullest extent permitted by applicable Law, any anti-dilution protection (if any) pursuant to such Company’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements. Each Shareholder acknowledges and agrees that (a) this Section 4.7 shall constitute written consent waiving, forfeiting and surrendering any anti-dilution protection pursuant to such Company’s Organizational Documents in connection with the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) such waiver, forfeiture and surrender granted hereunder shall only terminate upon the termination of this Agreement.

ARTICLE V

Additional Agreements of the Parties

5.1 Termination. This Agreement shall terminate upon the earliest of (a) the Acquisition Merger Effective Time, (b) the unanimous written agreement of all the parties hereto, and (c) the termination of the Merger Agreement in accordance with its terms, and upon such termination, no party shall have any liability hereunder other than for its willful and material breach of this Agreement prior to such termination; provided, however, that no party to this Agreement shall be relieved from any liability to the other party hereto resulting from a willful breach of this Agreement.

5.2 Further Assurances. Each Shareholder shall, from time to time, (a) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as SPAC or each Company may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement, the Merger Agreement and the other Additional Agreements and (b) refrain from exercising any veto right, consent right or similar right (whether under such Company’s Organizational Documents or the Cayman Companies Act) which would impede, disrupt, prevent or otherwise adversely affect the consummation of the Mergers or any other transactions.

ARTICLE VI

General Provisions

6.1 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to each Company and SPAC in accordance with the Merger Agreement and to such Shareholder at its address set forth on Schedule A hereto (or at such other address for a party as shall be specified by like notice).

6.2 Disclosure. Each of the Shareholders hereby authorizes SPAC and each Company to publish and disclose in any announcement or disclosure required by the SEC, such Shareholder’s identity and ownership of the Shareholder Shares and the nature of the Shareholder’s obligations under this Agreement.

6.3 Miscellaneous. The provisions of Articles XII of the Merger Agreement are incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

PELICAN Acquisition CorpORATION

Signature:
Name:	Robert Labbe
Title:	Chief Executive Officer

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

COMPANIES:

Greenland Exploration Limited

Signature:
Name:	Larry G. Swets, Jr.
Title:	Chief Executive Officer

MARCH GL COMPANY

Signature:
Name:	Robert B. Price
Title:	President

[Signature Page to Company Stockholder Support Agreement]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

SHAREHOLDER of GREENLAND

Larry G. Swets, Jr.

Signature:
Name:	Larry G. Swets, Jr.

SHAREHOLDER of GREENLAND

D. Kyle Cerminara

Signature:
Name:	D. Kyle Cerminara

SHAREHOLDER of GREENLAND

Hassan Raza Baqar

Signature:
Name:	Hassan Raza Baqar

[Signature Page to Company Stockholder Support Agreement]

SHAREHOLDER of GREENLAND

FG Merchant Partners LP

Signature:
Name:	D. Kyle Cerminara
Title:	Chief Executive Officer

[Signature Page to Company Stockholder Support Agreement]

SHAREHOLDER of MARCH GL

Robert Price

Signature:
Name:	Robert Price

SHAREHOLDER of MARCH GL

Roderick McIllree

Signature:
Name:	Roderick McIllree

SHAREHOLDER of MARCH GL

Eric Sondergaard

Signature:
Name:	Eric Sondergaard

[Signature Page to Company Stockholder Support Agreement]

Schedule A

I.	List of Shareholders of Greenland Exploration Limited

Shareholder	Name of Company	Number of Issued Shares
Larry G. Swets, Jr.	Greenland Exploration Limited	300,000
D. Kyle Cerminara	Greenland Exploration Limited	300,000
Hassan Raza Baqar	Greenland Exploration Limited	300,000
FG Merchant Partners LP	Greenland Exploration Limited	600,000
Total:		1,500,000

II.	List of Shareholders of March GL Company

Shareholder	Name of Company	Number of Issued Shares
Robert Price	March GL Company	40,000
Roderick McIllree	March GL Company	10,000
Eric Sondergaard	March GL Company	5,000
Total:		55,000

[Schedule A to Company Stockholder Support Agreement]

Annex I

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is being executed and delivered as of September 9, 2025, by Robert Price (the “Subject Party”) in favor of and for the benefit of Pelican Capital Acquisition Corporation, a Cayman Islands exempted company with limited liability (together with its successors, the “SPAC”), Pelican Holdco, Inc., a Texas corporation (the “Company”), and each of the Purchaser’s and/or the Company’s respective present Affiliates, successors and direct and indirect Subsidiaries (collectively with the Purchaser and the Company, the “Covered Parties”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, (i) SPAC; (ii) the Company; (iii) Pelican Merger Sub, Inc. (“Pelican Merger Sub”), a Texas corporation; (iv) Greenland Exploration Limited, a Texas corporation (“Greenland”); (v) March GL Company, a Texas corporation (“March GL”); (vi) Greenland Merger Sub, Inc., a Texas corporation (“Greenland Merger Sub”); and (vii) March GL Merger Sub, Inc. a Texas corporation (“March GL Merger Sub” and, together with Pelican Merger Sub and Greenland Merger Sub, the “Merger Subs” and each individually, a “Merger Sub,” each a Subsidiary of Holdco), each a “Party” and collectively, the “Parties,” are concurrently herewith entering into an Agreement and Plan of Merger (as the same may be amended, restated or supplemented, the “Merger Agreement”), pursuant to which each share of Company Common Stock issued and outstanding immediately prior to the Mergers Effective Time will be converted into the right to receive one share of Holdco Common Stock.

WHEREAS, the Company, directly and indirectly through its Subsidiaries, is engaged in the exploration and production of hydrocarbons (collectively, the “Business”);

WHEREAS, in connection with, and as a condition to the execution and delivery of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), and to enable the Purchaser to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company and its Subsidiaries, the Purchaser has required that the Subject Party enter into this Agreement;

WHEREAS, the Subject Party is entering into this Agreement in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit; and

WHEREAS, the Subject Party, as a former and/or current shareholder, director, officer or employee of the Company or its Subsidiaries, has contributed to the value of the Company and its Subsidiaries and has obtained extensive and valuable knowledge and confidential information concerning the business of the Company and its Subsidiaries.

NOW, THEREFORE, in order to induce the Purchaser to enter into the Merger Agreement and consummate the Transactions, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Subject Party hereby agrees as follows:

1. Restriction on Competition.

(a) Restriction. The Subject Party hereby agrees that during the period from the Closing until the three (3) year anniversary of the Closing Date (the “Restricted Period”) the Subject Party will not, and will cause his or her Controlled Affiliates (as defined below) not to, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), anywhere in Greenland (the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business (a “Competitor”). Notwithstanding the foregoing, the Subject Party and his or her Controlled Affiliates may own passive investments of no more than two percent (2%) of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and his or her Controlled Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”). For purposes of this Agreement, “Controlled Affiliate” shall mean an entity in which the Subject Party directly or indirectly owns more than fifty percent (50%) of the voting equity interest or of which the Subject Party is entitled, directly or indirectly, by contract or otherwise, to appoint a majority of the board of directors, board of managers, or comparable body of such entity, excluding the Purchaser.

(b) Acknowledgment. The Subject Party acknowledges and agrees, based upon the advice of legal counsel and/or the Subject Party’s own education, experience and training, that (i) the Subject Party possesses knowledge of confidential information of the Company and its Subsidiaries and the Business, (ii) the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the Transactions and to realize the goodwill of the Company and its Subsidiaries, for which the Subject Party and/or his or her Controlled Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement; (iii) it would impair the goodwill of the Company and its Subsidiaries and reduce the value of the assets of the Company and its Subsidiaries and cause serious and irreparable injury if the Subject Party were to use his or her ability and knowledge by engaging in the Business in competition with a Covered Party, and/or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business, (iv) the Subject Party and his or her Controlled Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership, (v) the relevant public policy aspects of restrictive covenants, covenants not to compete and non-solicitation provisions have been discussed with the Subject Party, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests, (vi) the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory, (vii) the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope and duration, (viii) the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory, and (ix) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2. No Solicitation; No Disparagement.

(a) No Solicitation of Employees and Consultants. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), either on its own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly: (i) hire or engage as an employee, independent contractor, consultant or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party; provided, however, the Subject Party and his or her Controlled Affiliates will not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment or engagement from the Subject Party or his or her Controlled Affiliate (or other Person whom any of them is acting on behalf of) by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or his or her Controlled Affiliate (or such other Person whom any of them is acting on behalf of) that is not specifically targeted at such Covered Personnel or Covered Personnel generally, so long as such Covered Personnel is not hired. For purposes of this Agreement, “Covered Personnel” shall mean any Person who is or was an employee, consultant or independent contractor of the Covered Parties, as of the Closing or during the one (1) year period preceding the Closing. For the avoidance of doubt, the Subject Person shall be permitted to engage independent contractor or consultants, so long as such engagement does not interfere with the Business in the Territory.

(b) Non-Solicitation of Customers and Suppliers. The Subject Party agrees that, during the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, without the prior written consent of the Purchaser (which may be withheld in its sole discretion), individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly, intentionally: (i) solicit, induce, encourage or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business away from a Covered Party; (iv) or (iv) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent or other service provider of a Covered Party at the time of such interference or disruption, solely for the purpose of competing with the Business. For purposes of this Agreement, a “Covered Customer” shall mean any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or made or taken specific action to make a proposal) of a Covered Party and who the Subject Party had material contact with or has knowledge of, as of the Closing or during the one (1) year period preceding the Closing.

(c) Non-Disparagement. The Subject Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Subject Party and his or her Controlled Affiliates will not, directly or indirectly, make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) with the intent of disparaging or damaging the integrity, reputation or good will of (i) one or more Covered Parties or (ii) their respective management, officers, employees, individual independent contractors or individual consultants solely in respect of any such individual’s role as a manager, officer, employee, individual independent contractor, or individual consultants of a Covered Party. Each Covered Party agrees that from and after the Closing until the two (2) year anniversary of the end of the Restricted Period, the Covered Party will direct its officers and directors to not, directly or indirectly, make or publish (including through electronic mail distribution or online social media) any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) with the intent of disparaging or damaging the integrity, reputation or good will of the Subject Party or any Controlled Affiliate thereof. Notwithstanding the foregoing, subject to Section 3 below, the provisions of this Section 2(c) shall not (i) restrict the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from providing truthful testimony or information in response to a subpoena or investigation by a Governmental Authority, or in connection with any legal action by the Subject Party, his or her Controlled Affiliate, or any officer or director of a Covered Party against any Covered Party under this Agreement, the Merger Agreement or any other Ancillary Document that is asserted by the Subject Party or his or her Controlled Affiliates in good faith, (ii) prevent the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from exercising any protected rights to the extent that such rights cannot be waived by an agreement between private parties, or (iii) prevent the Subject Party, his or her Controlled Affiliates, or any officer or director of a Covered Party from otherwise reporting in good faith any violation of law or regulations to any governmental agency or entity or making disclosures that are protected under whistleblower law, or (iv) prevent the Subject Party from disclosing or discussing any alleged discriminatory or unfair employment practices.

3. Confidentiality. From and after the Closing Date, the Subject Party will, and will cause his or her Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion). As used in this Agreement, “Covered Party Information” means all material and information relating to the business, affairs and assets of any Covered Party, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical information, computer hardware or software, administrative, management, operational, data processing, financial, marketing, customers, sales, human resources, employees, vendors, business development, planning and/or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (A) gathered, compiled, generated, produced or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers or customers; and (B) intended and maintained by such Covered Party or its Representatives, suppliers, service providers or customers to be kept in confidence. Covered Party Information also includes information disclosed to any Covered Party by a third party to the extent that a Covered Party has an obligation of confidentiality in connection therewith. The obligations set forth in this Section 3 will not apply to any material or information that: (i) is known or available through other lawful sources not bound by a confidentiality agreement with, or other confidentiality obligation with respect to such material or information; (ii) is or becomes publicly known through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; (iii) is already in the possession of the Subject Party at the time of disclosure through lawful sources not bound by a confidentiality agreement or other confidentiality obligation as evidenced by the Subject Party’s documents and records; or (iv) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice to the extent permitted by law and provided that any such prior notice is possible, (B) the Subject Party uses reasonably commercially efforts to cooperate (and cause its Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure at the expense of the applicable Covered Party, and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and its Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). Notwithstanding anything to the contrary herein, nothing in this Agreement will prohibit or be construed to prohibit the Subject Party from (A) disclosing any information (or taking any other action) in furtherance of the Subject Party’s duties to the Covered Parties or the Business for so long as the Subject Party is employed by or providing services to the Covered Parties or any of their Subsidiaries or (B) disclosing Covered Party Information to its spouse, attorneys, tax counsel, and/or accountants to seek advice on a matter, provided that such spouse, attorneys, tax counsel and accountants have agreed to be bound by the obligations with regard to confidentiality set forth herein, or (C) disclosing or discussing any alleged discriminatory or unfair employment practices.

4. Representations and Warranties. The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a violation or breach of any agreement or obligation by which the Subject Party is a party or otherwise bound. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement.

5. Remedies. The covenants and undertakings of the Subject Party contained in this Agreement relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of this Agreement may cause irreparable injury to the Covered Parties, the amount of which may be impossible to estimate or determine and which cannot be adequately compensated. The Parties agree that, in the event of any breach or threatened breach by the Subject Party of any covenant or obligation contained in this Agreement, or, with respect to Sections 1, 2, and 3 of this Agreement, a Covered Party, each Party will be entitled to obtain the following remedies (in addition to, and not in lieu of, any other remedy at law or in equity or pursuant to the Merger Agreement or the other Ancillary Documents that may be available to such Party, including monetary damages), and a court of competent jurisdiction may award: (i) an injunction, restraining order or other equitable relief restraining or preventing such breach or threatened breach, without the necessity of proving actual damages or that monetary damages would be insufficient or posting bond or security, which each Party expressly waives; and (ii) recovery of the Subject Party’s or the Covered Party’s reasonable attorneys’ fees and costs incurred in enforcing such Party’s rights under this Agreement. The Parties hereby consents to the award of any of the above remedies in connection with any such breach or threatened breach. Each Party hereby acknowledges and agrees that in the event of any breach of this Agreement, any value attributed or allocated to this Agreement (or any other non-competition agreement with the Subject Party) under or in connection with the Merger Agreement shall not be considered a measure of, or a limit on, the damages of the Subject Party or the Covered Parties, as may be applicable.

6. Survival of Obligations. The expiration of the Restricted Period will not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period. The Subject Party further agrees that the time period during which the covenants contained in Section 1 and Section 2 of this Agreement will be effective will be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such Sections to the extent permitted by applicable law.

7. Miscellaneous.

(a) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the SPAC (or any other Covered Party), to:	with a copy (that will not constitute notice) to:

1185 Avenue of the Americas	Winston & Strawn LLP
Suite 304	800 Capitol St., Suite 2400
New York, NY 10036	Houston, Texas 77002
Attn: Robert Labbe, Chief Executive Officer	Attn: Michael J. Blankenship
Telephone No.: 212-612-1400	E-mail: mblankenship@winston.com
E-mail: rlabbe@labbecompany.com

and

Celine & Partners PLLC
1345 Avenue of the Americas, FL 33
New York, NY 10105
Attn: Cassi Olson
E-mail: colson@celinelaw.com

and

Greenland Exploration Limited
104 S. Walnut Street
Itsaca, IL
Attn: Larry G. Swets, Jr., Chief Executive Officer
E-mail: lswets@itascafinancial.com

If to the Subject Party, to: the address below the Subject Party’s name on the signature page to this Agreement.

(b) Integration and Non-Exclusivity. This Agreement, the Merger Agreement and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof. Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which will be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of the Covered Parties, and the obligations and liabilities of the Subject Party and his or her Controlled Affiliates, under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties. Nothing in the Merger Agreement will limit any of the obligations, liabilities, rights or remedies of the Subject Party or the Covered Parties under this Agreement, nor will any breach of the Merger Agreement or any other agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties limit or otherwise affect any right or remedy of the Covered Parties under this Agreement. If any term or condition of any other agreement between the Subject Party or his or her Controlled Affiliate and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms will control as to the Subject Party or his or her Controlled Affiliate, as applicable.

(c) Severability; Reformation. Each provision of this Agreement is separable from every other provision of this Agreement. If any provision of this Agreement is found or held to be invalid, illegal or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision will be deemed amended to conform to applicable laws so as to be valid, legal and enforceable to the fullest possible extent, (ii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of such provision under any other circumstances or in any other jurisdiction, and (iii) the invalidity, illegality or unenforceability of such provision will not affect the validity, legality or enforceability of the remainder of such provision or the validity, legality or enforceability of any other provision of this Agreement. The Subject Party and the Covered Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court will have the power to reduce the duration, geographic area covered or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable. The Subject Party will, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d) Amendment; Waiver. This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser and the Purchaser Representative (or their respective permitted successors or assigns). No waiver will be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, the Purchaser Representative) and any such waiver will have no effect except in the specific instance in which it is given. Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement will not be deemed a waiver of such term, covenant, condition or right, nor will any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e) Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. Any Dispute that is not resolved may at any time after the delivery of such notice immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Texas. Time is of the essence. Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in Dallas or Harris County, State of Texas. The language of the arbitration shall be English.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Texas without regard to the conflict of laws principles thereof.

(g) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(g). ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h) Successors and Assigns; Third Party Beneficiaries. This Agreement will be binding upon the Subject Party and the Subject Party’s estate, successors and assigns, and will inure to the benefit of the Covered Parties, and their respective successors and assigns. Each Covered Party may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person which acquires, in one or more transactions, at least a majority of the equity securities (whether by equity sale, merger or otherwise) of such Covered Party or all or substantially all of the assets of such Covered Party and its Subsidiaries, taken as a whole, without obtaining the consent or approval of the Subject Party. The Subject Party agrees that the obligations of the Subject Party under this Agreement are personal and will not be assigned by the Subject Party. Each of the Covered Parties are express third party beneficiaries of this Agreement and will be considered parties under and for purposes of this Agreement.

(i) Purchaser Representative Authorized to Act on Behalf of Covered Parties. The parties acknowledge and agree that the Purchaser Representative is authorized and shall have the sole right to act on behalf of Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement. Without limiting the foregoing, in the event that the Subject Party serves as a director, officer, employee or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j) Construction. The Subject Party acknowledges that the Subject Party has been represented, or had the opportunity to be represented by, counsel of the Subject Party’s choice. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement will be used or referred to in connection with the construction or interpretation of this Agreement. The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement: (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k) Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l) Effectiveness. This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions. In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

Subject Party:

Robert Price

Signature:
Name:	Robert Price

Address for Notice:

Address:	3400 East Bayaud Avenue
Suite 400
Denver, CO 80209

Email:	robert.price5@gmail.com

{Signature Page to Non-Competition Agreement}

Acknowledged and accepted as of the date first written above:

SPAC:

PELICAN ACQUISITION CORPORATION

By:
Name:	Robert Labbe
Title:	Chief Executive Officer

The Company:

PELICAN HOLDCO, INC.

By:
Name:
Title:

{Signature Page to Non-Competition Agreement}

Annex J

Companies Act (Revised)

Company Limited by Shares

Pelican Acquisition Corporation

SECOND AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

(Adopted by special resolution passed on May 22, 2025 and with effect from May 22, 2025)

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated Memorandum of Association

of

Pelican Acquisition Corporation

(Adopted by special resolution passed on May 22, 2025 and with effect from May 22, 2025

1	The name of the Company is Pelican Acquisition Corporation.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the Directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is USD50,000 divided into 500,000,000 Ordinary Shares of par value USD0.0001 each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares;

(b)	to increase or reduce its capital;

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited by Shares

Pelican Acquisition Corporation

SECOND AMENDED AND RESTATED ARTICLES OF ASSOCIATION

(Adopted by special resolution passed on May 22, 2025 and with effect from May 22, 2025)

CONTENTS

1	Definitions, interpretation and exclusion of Table A	1
	Definitions	1
	Interpretation	5
	Exclusion of Table A Articles	6

2	Shares	6
	Power to issue Shares and options, with or without special rights	6
	Power to pay commissions and brokerage fees	8
	Trusts not recognised	8
	Power to vary class rights	8
	Effect of new Share issue on existing class rights	9
	Capital contributions without issue of further Shares	9
	No bearer Shares or warrants	10
	Treasury Shares	10
	Rights attaching to Treasury Shares and related matters	10

3	Register of Members	10

4	Share certificates	11
	Issue of share certificates	11
	Renewal of lost or damaged share certificates	11

5	Lien on Shares	12
	Nature and scope of lien	12
	Company may sell Shares to satisfy lien	12
	Authority to execute instrument of transfer	13
	Consequences of sale of Shares to satisfy lien	13
	Application of proceeds of sale	13

6	Calls on Shares and forfeiture	13
	Power to make calls and effect of calls	13
	Time when call made	14
	Liability of joint holders	14
	Interest on unpaid calls	14
	Deemed calls	14
	Power to accept early payment	14
	Power to make different arrangements at time of issue of Shares	15
	Notice of default	15
	Forfeiture or surrender of Shares	15
	Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	15
	Effect of forfeiture or surrender on former Member	16
	Evidence of forfeiture or surrender	16
	Sale of forfeited or surrendered Shares	16

i

7	Transfer of Shares	17
	Form of transfer	17
	Power to refuse registration	17
	Power to suspend registration	17
	Company may retain instrument of transfer	17

8	Transmission of Shares	17
	Persons entitled on death of a Member	17
	Registration of transfer of a Share following death or bankruptcy	18
	Indemnity	18
	Rights of person entitled to a Share following death or bankruptcy	18

9	Alteration of capital	18
	Increasing, consolidating, converting, dividing and cancelling share capital	18
	Dealing with fractions resulting from consolidation of Shares	19
	Reducing share capital	19

10	Redemption and purchase of own Shares	19
	Power to issue redeemable Shares and to purchase own Shares	19
	Power to pay for redemption or purchase in cash or in specie	20
	Effect of redemption or purchase of a Share	20

11	Meetings of Members	21
	Power to call meetings	21
	Content of notice	22
	Period of notice	23
	Persons entitled to receive notice	23
	Publication of notice on a website	23
	Time a website notice is deemed to be given	24
	Required duration of publication on a website	24
	Accidental omission to give notice or non-receipt of notice	24

12	Proceedings at meetings of Members	24
	Quorum	24
	Lack of quorum	24
	Chairman	25
	Right of a Director to attend and speak	25
	Use of technology & accommodation of Members at Virtual Meeting	25
	Adjournment, postponement and cancellation	25
	Method of voting	26
	Outcome of vote by show of hands	26
	Withdrawal of demand for a poll	26
	Taking of a poll	26
	Chairman’s casting vote	27

	Amendments to resolutions	27
	Written resolutions	27
	Sole-member company	28

13	Voting rights of Members	28
	Right to vote	28
	Rights of joint holders	29
	Representation of corporate Members	29
	Member with mental disorder	29
	Objections to admissibility of votes	30
	Form of proxy	30
	How and when proxy is to be delivered	30
	Voting by proxy	31

14	Number of Directors	31

15	Appointment, disqualification and removal of Directors	32
	No age limit	32
	Corporate Directors	32
	No shareholding qualification	32
	Appointment and removal of Directors	32
	Resignation of Directors	34
	Termination of the office of Director	34

16	Alternate Directors	34
	Appointment and removal	34
	Notices	36
	Rights of alternate director	36
	Appointment ceases when the appointor ceases to be a Director	36
	Status of alternate director	36
	Status of the Director making the appointment	36

17	Powers of Directors	37
	Powers of Directors	37
	Appointments to office	37
	Remuneration	38
	Disclosure of information	38

18	Delegation of powers	38
	Power to delegate any of the Directors’ powers to a committee	38
	Power to appoint an agent of the Company	39
	Power to appoint an attorney or authorised signatory of the Company	39
	Power to appoint a proxy	39

19	Meetings of Directors	40
	Regulation of Directors’ meetings	40
	Calling meetings	40
	Notice of meetings	40
	Period of notice	40
	Use of technology	40
	Place of meetings	40
	Quorum	40
	Voting	40
	Validity	41
	Recording of dissent	41
	Written resolutions	41
	Sole director’s minute	41

20	Permissible Directors’ interests and disclosure	41
	Permissible interests subject to disclosure	41
	Notification of interests	42
	Voting where a director is interested in a matter	42

21	Minutes	43

22	Accounts and audit	43
	Accounting and other records	43
	No automatic right of inspection	43
	Sending of accounts and reports	43
	Time of receipt if documents are published on a website	44
	Validity despite accidental error in publication on website	44

23	Financial year	45

24	Record dates	45

25	Dividends	45
	Declaration of dividends by Members	45
	Payment of interim dividends and declaration of final dividends by Directors	46
	Apportionment of dividends	46
	Right of set off	46
	Power to pay other than in cash	47
	How payments may be made	47
	Dividends or other moneys not to bear interest in absence of special rights	48
	Dividends unable to be paid or unclaimed	48

26	Capitalisation of profits	48
	Capitalisation of profits or of any share premium account or capital redemption reserve	48
	Applying an amount for the benefit of members	48

27	Share premium account	49
	Directors to maintain share premium account	49
	Debits to share premium account	49

28	Seal	49
	Company seal	49
	Duplicate seal	49
	When and how seal is to be used	49
	If no seal is adopted or used	50
	Power to allow non-manual signatures and facsimile printing of seal	50
	Validity of execution	50

29	Indemnity	50
	Indemnity	50
	Release	51
	Insurance	51
	Form of notices	52
	Electronic communications	52
	Persons authorised to give notices	52
	Delivery of written notices	52
	Joint holders	52
	Signatures	53
	Evidence of transmission	53
	Giving notice to a deceased or bankrupt Member	53
	Date of giving notices	53
	Saving provision	54

30	Authentication of Electronic Records	54
	Application of Articles	54
	Authentication of documents sent by Members by Electronic means	54
	Authentication of document sent by the Secretary or Officers of the Company by Electronic means	54
	Manner of signing	55
	Saving provision	55

31	Transfer by way of continuation	55

32	Winding up	56
	Distribution of assets in specie	56
	No obligation to accept liability	56
	The Directors are authorised to present a winding up petition	56

33	Amendment of Memorandum and Articles	56
	Power to change name or amend Memorandum	56
	Power to amend these Articles	57

34	Mergers and Consolidations	57

35	Business Combination	57

36	Certain Tax Filings	60

37	Business Opportunities	60

38	Exclusive Jurisdiction and Forum	61

v

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated Articles of Association

of

Pelican Acquisition Corporation

(Adopted by special resolution passed on May 22, 2025 and with effect from May 22, 2025)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force.

Amendment has the meaning ascribed to it in Article 35.11.

Amendment Redemption Event has the meaning ascribed to it in Article 35.11.

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

Approved Amendment has the meaning ascribed to it in Article 35.11.

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles.

Audit Committee means the audit committee of the Company formed pursuant to Article 22.8 hereof, or any successor audit committee.

Auditor means the person for the time being performing the duties of auditor of the Company.

Automatic Redemption Event shall have the meaning given to it in Article 35.2.

Board means the board of Directors from time to time.

Business Combination shall mean the initial acquisition by the Company, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value.

Business Day means a day other than (a) a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City, (b) a Saturday or (c) a Sunday.

Cayman Islands means the British Overseas Territory of the Cayman Islands.

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect.

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Company means the above-named company.

Default Rate means 10% (ten per cent) per annum.

Designated Stock Exchange means Nasdaq Global Market or any other national securities exchange on which the Shares are listed for trading.

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly.

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Communication Facilities means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all persons participating in a meeting are capable of hearing and being heard by each other.

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Equity-Linked Securities means any debt or equity securities that are convertible, exercisable or exchangeable for Ordinary Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

Exchange Act means the United States Securities Exchange Act of 1934, as amended.

Fair Value shall mean a value at least equal to 80% of the balance in the Trust Account (excluding any taxes payable on the Trust Account balance) at the time of the execution of a definitive agreement for a Business Combination.

Fully Paid and Paid Up:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth;

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth.

Independent Director means a director who is an independent director as defined in the rules and regulations of the Designated Stock Exchange as determined by the Directors.

Initial Shareholders means the Sponsor, the Directors and officers of the Company or their respective affiliates who hold Shares prior to the IPO.

IPO means the initial public offering of securities of the Company.

Member means any person or persons entered on the Register of Members from time to time as the holder of a Share.

Memorandum means the memorandum of association of the Company as amended from time to time.

Officer means a person then appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator.

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members who (being entitled to do so) vote in person or by proxy or, in the case of corporation, by their duly authorised representatives, at that meeting). The expression also includes a unanimous written resolution.

Ordinary Shares means the ordinary shares of US$0.0001 par value each of the Company.

Over-Allotment Option means the option of the Underwriters to purchase up to an additional 1,125,000 units (as described at Article 2.4) sold in the IPO at a price equal to US$10.00 per unit, less underwriting discount and commissions.

Per-Share Redemption Price means:

(a)	with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (including interest not previously released to us, which shall be net of taxes payable, and less up to US$50,000 of interest to pay liquidation and dissolution expenses) divided by the number of then outstanding Public Shares;

(b)	with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account, including interest earned but net of taxes payable, divided by the number of then outstanding Public Shares; and

(c)	with respect to either a Tender Redemption Offer or a Redemption Offer, the aggregate amount then on deposit in the Trust Account (net of taxes payable), divided by the number of then outstanding Public Shares.

Public Share means the Ordinary Shares included in the units issued in the IPO (as described in Article 2.4).

Redemption Offer has the meaning ascribed to it in Article 35.5(b).

Register of Members means the register of Members maintained in accordance with the Act and includes (except where otherwise stated) any branch or duplicate register of Members.

Registration Statement has the meaning ascribed to it in Article 35.10.

SEC means the United States Securities and Exchange Commission.

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

Share means a share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share.

Special Resolution has the meaning given to that term in the Act; and the expression includes a unanimous written resolution.

Sponsor means Pelican Sponsor LLC.

Sponsor Group means the Sponsor and its respective affiliates, successors and assigns.

Target Business means any businesses or entity with whom the Company wishes to undertake a Business Combination.

Target Business Acquisition Period shall mean the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the Company’s IPO up to and including the first to occur of (i) a Business Combination; or (ii) the Termination Date.

Tax Filing Authorised Person means such person as any director shall designate from time to time, acting severally.

Tender Redemption Offer has the meaning ascribed to it in Article 35.5(a).

Termination Date has the meaning given to it in Article 35.2.

Treasury Shares means Shares of the Company held in treasury pursuant to the Act and Article 2.16.

Trust Account means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount from the sale of the private placement units simultaneously with the closing date of the IPO, will be deposited.

Underwriter means an underwriter of the IPO from time to time, and any successor underwriter.

Virtual Meeting means any general meeting of the Members at which the Members (and any other permitted participants of such meeting, including without limitation the chairman of the meeting and any Directors) are permitted to attend and participate solely by means of Electronic Communication Facilities.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

(j)	The term “present” means, in respect of any person attending a meeting, such person’s presence at a general meeting of Members (or any meeting of the holders of any class of Shares), which may be satisfied by means of such person or, if a corporation or other non-natural person, its duly authorized representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Electronic Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Electronic Communication Facilities.

Exclusion of Table A Articles

1.3	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares of the Company to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares of the Company:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

Notwithstanding the above, following an IPO and prior to a Business Combination, the Company may not issue additional Shares that would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote on any Business Combination.

2.3	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide.

2.4	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the Directors may decide. The securities comprising any such units which are issued pursuant to the IPO can only be traded separately from one another on the 90th day following the date of the prospectus relating to the IPO unless the managing Underwriter determines that an earlier date is acceptable, subject to the Company having filed a current report on Form 8-K containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the IPO with the SEC and a press release announcing when such separate trading will begin. Prior to such date, the units can be traded, but the securities comprising such units cannot be traded separately from one another.

2.5	Each Share in the Company confers upon the Member:

(a)	subject to Article 33, the right to one vote at a meeting of the Members of the Company or on any resolution of Members;

(b)	the right to be redeemed on an Automatic Redemption Event in accordance with Article 35.2 or pursuant to either a Tender Redemption Offer or Redemption Offer in accordance with Article 35.5 or pursuant to an Amendment Redemption Event in accordance with Article 35.11;

(c)	a pro rata right in any dividend paid by the Company; and

(d)	subject to satisfaction of and compliance with Article 35, a pro rata right in the distribution of the surplus assets of the Company on its liquidation provided that in the event that the Company enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event any surplus assets (Residual Assets) of the Company remain following the Company having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions pursuant to Article 35, the Public Shares shall not have any right to receive any share of those Residual Assets which are held outside the Trust Account and such Residual Assets shall be distributed (on a pro rata basis) only in respect of those Shares that are not Public Shares. Power to issue fractions of a Share

2.6	Subject to the Act, the Company may, but shall not otherwise be obliged to, issue fractions of a Share of any class or round up or down fractional holdings of Shares to its nearest whole number. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.7	The Company may, in so far as the Act permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional for any Shares in the Company. That commission may be satisfied by the payment of cash or the allotment of Fully Paid or partly-paid Shares or partly in one way and partly in another.

2.8	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.9	Except as required by Applicable Law:

(a)	the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Power to vary class rights

2.10	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding two thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.11	For the purpose of paragraph (b) of the preceding Article, all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

2.12	Notwithstanding Article 2.10, unless the proposed variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination, prior to a Business Combination but subject always to the limitations set out in Article 33 in respect of amendments to the Memorandum and Articles, the rights attached to the Shares as specified in Article 2.5 may only, whether or not the Company is being wound up, be varied by a Special Resolution, and any such variation that has to be approved under this Article shall also be subject to compliance with Article 35.11.

Effect of new Share issue on existing class rights

2.13	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.14	With the consent of a Member, the Directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares - it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class - it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

(c)	It shall be subject to the provisions of the Act and these Articles applicable to share premiums.

No bearer Shares or warrants

2.15	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.16	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.17	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

2.18	The Company shall be entered in the Register as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.19	Nothing in the preceding Article prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.20	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

3	Register of Members

3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Act.

3.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Act. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

3.3	The title to Shares listed on a Designated Stock Exchange may be evidenced and transferred in accordance with the laws applicable to the rules and regulations of the Designated Stock Exchange and, for these purposes, the Register of Members may be maintained in accordance with section 40B of the Act.

Annual Return

3.4	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

4	Share certificates

Issue of share certificates

4.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

4.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

4.3	Every certificate shall bear legends required under the Applicable Laws.

4.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

4.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

5	Lien on Shares

Nature and scope of lien

5.1	The Company has a first and paramount lien on all Shares (whether Fully Paid or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

5.2	At any time the Directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

5.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen (14) Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 5.3 applies shall be referred to as Lien Default Shares.

5.4	The Lien Default Shares may be sold in such manner as the Directors determine.

5.5	To the maximum extent permitted by Applicable Law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

5.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

5.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate for those Lien Default Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

5.8	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

6	Calls on Shares and forfeiture

Power to make calls and effect of calls

6.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

6.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

6.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. A person shall not be liable for calls made after such person is no longer registered as Member in respect of those Shares.

Time when call made

6.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

6.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

6.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

6.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

6.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

6.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

6.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued; and

(c)	any expenses which have been incurred by the Company due to that person’s default.

6.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

6.12	If the notice given pursuant to Article 6.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

6.13	The Directors may accept the surrender for no consideration of any Fully Paid Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

6.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

6.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

6.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

6.17	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

6.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

7	Transfer of Shares

Form of transfer

7.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the Directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

7.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration

7.3	If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 2.4 on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

Power to suspend registration

7.4	The Directors may suspend registration of the transfer of Shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

Company may retain instrument of transfer

7.5	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

8	Transmission of Shares

Persons entitled on death of a Member

8.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

8.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

8.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

8.4	That person must produce such evidence of his entitlement as the Directors may properly require.

8.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

8.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

8.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

8.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

8.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. However, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

9	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

9.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

9.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	either round up or down the fraction to the nearest whole number, such rounding to be determined by the Directors acting in their sole discretion;

(b)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); or

(c)	distribute the net proceeds in due proportion among those Members.

For that purpose, the Directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

9.3	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

10	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

10.1	Subject to the Act and Article 35, and to any rights for the time being conferred on the Members holding a particular class of Shares and where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

10.2	With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in Article 35.5;

(b)	Certain Ordinary Shares held by the Sponsor shall, following consummation of the IPO, be surrendered by the Sponsor on a pro rata basis for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Ordinary Shares will at all times represent 25% of the Company’s Public Shares issued in the IPO; and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in Article 35.5.

Power to pay for redemption or purchase in cash or in specie

10.3	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 10.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

10.4	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

10.5	For the avoidance of doubt, redemptions and repurchases of Shares in the circumstances described in Articles 10.2(a), 10.2(b) and 10.2(c) above shall not require further approval of the Members.

11	Meetings of Members

Power to call meetings

11.1	To the extent required by the Designated Stock Exchange, an annual general meeting of the Company shall be held no later than one year after the first financial year end occurring after the IPO, and shall be held in each year thereafter at such time as determined by the Directors and the Company may, but shall not (unless required by the Act or the rules and regulations of the Designated Stock Exchange) be obliged to, in each year hold any other general meeting.

11.2	The agenda of the annual general meeting shall be set by the Directors and shall include the presentation of the Company’s annual accounts and the report of the Directors (if any).

11.3	Annual general meetings shall be held in New York, USA or in such other places as the Directors may determine.

11.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

11.5	The Directors may call a general meeting at any time.

11.6	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

11.7	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

11.8	The requisition must be in writing and given by one or more Members who together hold at least ten per cent (10%) of the rights to vote at such general meeting.

11.9	The requisition must also:

(a)	specify the purpose of the meeting;

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

11.10	Should the Directors fail to call a general meeting within 21 Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

11.11	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least ten per cent (10%) of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional directors.

11.12	Members seeking to bring business before the annual general meeting or to nominate candidates for election as Directors at the annual general meeting must deliver notice to the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the scheduled date of the annual general meeting.

Content of notice

11.13	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	whether the meeting will be held virtually, at a physical place or both;

(c)	if the meeting is to be held in any part at a physical place, the address of such place;

(d)	if the meeting is to be held in two or more places, or in any part virtually, the Electronic Communication Facilities that will be used to facilitate the meeting, including the procedures to be followed by any Member or other participant of the meeting who wishes to utilise such Electronic Communication Facilities for the purposes of attending and participating such meeting;

(e)	subject to paragraph (f) and the requirements of (to the extent application) the rules and regulations of the Designated Stock Exchange, the general nature of the business to be transacted; and

(f)	if a resolution is proposed as a Special Resolution, the text of that resolution.

11.14	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

11.15	At least ten (10) days’ notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding at least 90% of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

11.16	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member; and

(c)	the Directors.

Publication of notice on a website

11.17	Subject to the Act or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

11.18	If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

Time a website notice is deemed to be given

11.19	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

11.20	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

11.21	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

11.22	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

12	Proceedings at meetings of Members

Quorum

12.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members who together hold not less than a majority of the issued and outstanding Shares entitled to attend and vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Lack of quorum

12.2	If a quorum is not present at the meeting within fifteen (15) minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present at the meeting within fifteen (15) minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy at the meeting shall constitute a quorum.

Chairman

12.3	The chairman of a general meeting (including any Virtual Meeting) shall be the chairman of the Board or such other Director as the Directors may determine. Absent any such person being present at the meeting within fifteen (15) minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting. The chairman of the meeting shall be entitled to attend and participate at any such general meeting by means of Electronic Communication Facilities, and to act as the chairman of such general meeting, in which event the chairman of the meeting shall be deemed to be present at the meeting.

12.4	If no Director is present within fifteen (15) minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

12.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares in the Company.

Use of technology & accommodation of Members at Virtual Meeting

12.6	A Member entitled to receive notice and attend a meeting will be deemed to be in attendance at such meeting despite their attendance being virtual if adequate facilities are available to ensure that the Member is able to:

(a)	to participate in the business for which the meeting has been convened; and

(b)	to hear all that happens at the meeting.

Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting.

Adjournment, postponement and cancellation

12.7	A meeting may be:

(a)	postponed or cancelled prior to the meeting at the discretion of the Directors by written notice provided to all persons entitled to attend the meeting, unless the meeting was requisitioned by Members or otherwise called by Members pursuant to Article 11; or

(b)	adjourned, with or without an appointed date for resumption, at any time during the meeting at the discretion of the chairman with the consent of the Members constituting a quorum.

The chairman must adjourn the meeting if so directed by the Members constituting a quorum at the meeting. No business, however, can be transacted at an adjourned or postponed meeting other than business which might properly have been transacted at the original meeting.

12.8	Should a meeting be adjourned for more than seven (7) Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least seven (7) Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

12.9	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. A poll may be demanded:

(a)	by the chairman; or

(b)	by any Member or Members present who, individually or collectively, hold at least 10% of the voting rights of all those who have a right to vote on the resolution.

Outcome of vote by show of hands

12.10	Unless a poll is duly demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the outcome of a show of hands without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for a poll

12.11	The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. The chairman shall announce any such withdrawal to the meeting and, unless another person forthwith demands a poll, any earlier show of hands on that resolution shall be treated as the vote on that resolution; if there has been no earlier show of hands, then the resolution shall be put to the vote of the meeting.

Taking of a poll

12.12	A poll demanded on the question of adjournment shall be taken immediately.

12.13	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

12.14	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

12.15	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held as a Virtual Meeting or in more than one place, the chairman may appoint scrutineers virtually and in more than one place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

12.16	If the votes on a resolution, whether on a show of hands or on a poll, are equal, the chairman may if he wishes exercise a casting vote.

Amendments to resolutions

12.17	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

12.18	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

12.19	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

Written resolutions

12.20	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

12.21	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

12.22	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-member company

12.23	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

13	Voting rights of Members

Right to vote

13.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to receive notice of, attend and vote at a general meeting, whether on a show of hands or on a poll, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

13.2	Members may vote in person or by proxy.

13.3	On a show of hands, every Member shall have one vote. For the avoidance of doubt, an individual who represents two or more Members, including a Member in that individual’s own right, that individual shall be entitled to a separate vote for each Member.

13.4	On a poll, each holder of Ordinary Shares shall be entitled to one (1) vote for each Ordinary Share he or she holds on any and all matters.

13.5	A fraction of a Share shall entitle its holder to an equivalent fraction of one (1) vote for each Ordinary Shares.

13.6	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

13.7	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

13.8	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

13.9	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

13.10	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

13.11	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

13.12	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

13.13	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

13.14	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

Member with mental disorder

13.15	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

13.16	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

13.17	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

13.18	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

13.19	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

13.20	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

13.21	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with the Article above about signing proxies; but such revocation will not affect the validity of any acts carried out by the proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

13.22	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

13.23	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under the preceding Article not less than 24 hours before the time appointed for the taking of the poll;

(b)	but if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be e delivered as required under the preceding Article not less than two hours before the time appointed for the taking of the poll.

13.24	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

13.25	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

14	Number of Directors

Unless otherwise determined by Ordinary Resolution, the minimum number of Directors shall be one and the maximum number shall be ten. There shall be no Directors, however, until the first Director is or the first Directors are appointed by the subscriber or subscribers to the Memorandum.

15	Appointment, disqualification and removal of Directors

No age limit

15.1	There is no age limit for Directors save that they must be aged at least 18 years.

Corporate Directors

15.2	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

15.3	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment and removal of Directors

15.4	The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Immediately prior to the consummation of the IPO, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand elected for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand elected for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand elected for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

15.5	Prior to the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

15.6	Subject to Article 15.4 and 15.5, a Director may also be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

15.7	Subject to death, resignation or removal, and with the exception of those Directors appointed prior to the first annual general meeting of the Company, each Director shall serve a term of office that will expire at the third succeeding annual general meeting after their appointment or election.

15.8	A Director may be removed from office with or without cause by:

(a)	(following the consummation of the Business Combination but not at any time before) an Ordinary Resolution passed at a meeting of Members called for the purposes of removing the Director or for purposes including the removal of the director; or

(b)	subject to Article 15.4 and 15.5, a resolution of Directors passed at a meeting of Directors.

15.9	The Directors shall have power at any time to appoint any person to be a Director who:

(a)	is recommended as a Director nominee by a majority of the Independent Directors; and

(b)	is willing to act as a Director,

either to fill a vacancy or as an additional Director. A Director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

15.10	Notwithstanding the other provisions of these Articles, in any case where, as a result of death, the Company has no Directors and no shareholders, the personal representatives of the last shareholder to have died have the power, by notice in writing to the Company, to appoint a person to be a Director. For the purpose of this Article:

(a)	where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder;

(b)	if the last shareholder died leaving a will which disposes of that shareholder’s shares in the Company (whether by way of specific gift, as part of the residuary estate, or otherwise):

(i)	the expression personal representatives of the last shareholder means:

(A)	until a grant of probate in respect of that will has been obtained from the Grand Court of the Cayman Islands, all of the executors named in that will who are living at the time the power of appointment under this Article is exercised; and

(B)	after such grant of probate has been obtained, only such of those executors who have proved that will;

(ii)	without derogating from section 3(1) of the Succession Act (Revised), the executors named in that will may exercise the power of appointment under this Article without first obtaining a grant of probate.

15.11	A remaining Director may appoint a Director even though there is not a quorum of Directors.

15.12	No appointment can cause the number of Directors to exceed the maximum; and any such appointment shall be invalid.

15.13	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange.

Resignation of Directors

15.14	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

15.15	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

15.16	A Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(d)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(e)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months; or

(f)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

16	Alternate Directors

Appointment and removal

16.1	Until the consummation of a Business Combination, a director may not appoint an alternate. Following the consummation of a Business Combination, Articles 16.2 to 16.5 inclusive shall apply.

16.2	Subject to Article 16.1, any Director may appoint any other person, including another Director, to act in his place as an alternate director. No appointment shall take effect until the Director has given notice of the appointment to the other Directors. Such notice must be given to each other Director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other Director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 30.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one director (and to the email address of the Company pursuant to Article 16.5(c)).

16.3	Without limitation to the preceding Article, a Director may appoint an alternate for a particular meeting by sending an email to his fellow Directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 16.5.

16.4	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the other Directors. Such notice must be given by either of the methods specified in Article 16.2.

16.5	A notice of appointment or removal of an alternate director must also be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 30.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 30.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

16.6	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate director

16.7	An alternate director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence.

16.8	For the avoidance of doubt:

(a)	if another Director has been appointed an alternate director for one or more Directors, he shall be entitled to a separate vote in his own right as a Director and in right of each other Director for whom he has been appointed an alternate; and

(b)	if a person other than a Director has been appointed an alternate director for more than one Director, he shall be entitled to a separate vote in right of each Director for whom he has been appointed an alternate.

16.9	An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.

Appointment ceases when the appointor ceases to be a Director

16.10	An alternate director shall cease to be an alternate director if the director who appointed him ceases to be a Director.

Status of alternate director

16.11	An alternate director shall carry out all functions of the Director who made the appointment.

16.12	Save where otherwise expressed, an alternate director shall be treated as a Director under these Articles.

16.13	An alternate director is not the agent of the Director appointing him.

16.14	An alternate director is not entitled to any remuneration for acting as alternate director.

Status of the Director making the appointment

16.15	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

17	Powers of Directors

Powers of Directors

17.1	Subject to the provisions of the Act, the Memorandum and these Articles, the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

17.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, following the consummation of the IPO, Members may by Special Resolution validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Appointments to office

17.3	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as vice-chairman of the Board;

(c)	as managing Director;

(d)	to any other executive office

for such period and on such terms, including as to remuneration, as they think fit.

17.4	The appointee must consent in writing to holding that office.

17.5	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

17.6	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

17.7	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required (including, for the avoidance of doubt, one or more chief executive officers, presidents, a chief financial officer, a treasurer, vice-presidents, one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries), for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

17.8	The Secretary or Officer must consent in writing to holding that office.

17.9	A director, Secretary or other Officer of the Company may not hold the office, or perform the services, of Auditor.

Remuneration

17.10	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no cash remuneration shall be paid to any director prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all out of pocket expenses properly incurred by them in connection with activities on behalf of the Company, including identifying and consummating a Business Combination.

17.11	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

17.12	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

17.13	The Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the Register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the rules of any stock exchange upon which the Company’s shares are listed; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

18	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

18.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-directors so long as the majority of those persons are Directors.

18.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

18.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

18.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

Power to appoint an agent of the Company

18.5	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

18.6	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

18.7	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Power to appoint a proxy

18.8	Any Director may appoint any other person, including another director, to represent him at any meeting of the Directors. If a Director appoints a proxy, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing Director.

18.9	Articles 16.1 to 16.5 inclusive (relating to the appointment by Directors of alternate directors) apply, mutatis mutandis, to the appointment of proxies by Directors.

18.10	A proxy is an agent of the director appointing him and is not an officer of the Company.

19	Meetings of Directors

Regulation of Directors’ meetings

19.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

19.2	Any Director may call a meeting of Directors at any time. The Secretary, if any, must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

19.3	Every Directors shall be given notice of a meeting, although a Director may waive retrospectively the requirement to be given notice. Notice may be oral. Attendance at a meeting without written objection shall be deemed to be a waiver of such notice requirement.

Period of notice

19.4	At least five Clear Days’ notice of a meeting of Directors must be given to Directors. A meeting may be convened on shorter notice with the consent of all Directors.

Use of technology

19.5	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

19.6	A Director participating in this way is deemed to be present in person at the meeting.

Place of meetings

19.7	If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

Quorum

19.8	The quorum for the transaction of business at a meeting of Directors shall be two unless the Directors fix some other number or unless the Company has only one Director.

Voting

19.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Validity

19.10	Anything done at a meeting of Directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a Director, or was otherwise not entitled to vote.

Recording of dissent

19.11	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

19.12	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

19.13	Despite the foregoing, a resolution in writing signed by a validly appointed alternate director or by a validly appointed proxy need not also be signed by the appointing Directors. If a written resolution is signed personally by the appointing director, it need not also be signed by his alternate or proxy.

19.14	Such written resolution shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs.

Sole director’s minute

19.15	Where a sole director signs a minute recording his decision on a question, that record shall constitute the passing of a resolution in those terms.

20	Permissible Directors’ interests and disclosure

Permissible interests subject to disclosure

20.1	Save as expressly permitted by these Articles or as set out below, a director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

20.2	If, notwithstanding the prohibition in the preceding Article, a Director discloses to his fellow Directors the nature and extent of any material interest or duty in accordance with the next Article, he may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

20.3	Such disclosure may be made at a meeting of the Board or otherwise (and, if otherwise, it must be made in writing). The director must disclose the nature and extent of his direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

20.4	If a director has made disclosure in accordance with the preceding Article, then he shall not, by reason only of his office, be accountable to the Company for any benefit that he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

20.5	For the purposes of the preceding Articles:

(a)	a general notice that a director gives to the other Directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Voting where a director is interested in a matter

20.6	A director may vote at a meeting of Directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to these Articles. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

20.7	Where proposals are under consideration concerning the appointment of two or more Directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and each of the Directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

21	Minutes

The Company shall cause minutes to be made in books kept for the purpose in accordance with the Act.

22	Accounts and audit

Accounting and other records

22.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

No automatic right of inspection

22.2	Members are only entitled to inspect the Company’s records if they are expressly entitled to do so by law, or by resolution made by the Directors or passed by Ordinary Resolution.

Sending of accounts and reports

22.3	The Company’s accounts and associated Directors’ report or auditor’s report that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions: or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website; and

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

22.4	If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under the next Article.

Time of receipt if documents are published on a website

22.5	Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least five Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least five Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least five Clear Days’ notice of the hearing.

Validity despite accidental error in publication on website

22.6	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

Audit

22.7	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

22.8	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

22.9	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

22.10	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

22.11	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

22.12	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

22.13	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

23	Financial year

Unless the Directors otherwise specify, the financial year of the Company:

(a)	shall end on 31st January in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1st February each following year.

24	Record dates

Except to the extent of any conflicting rights attached to Shares, the Directors may fix any time and date as the record date for:

(a)	calling a general meeting;

(b)	declaring or paying a dividend;

(c)	making or issuing an allotment of Shares; or

(d)	conducting any other business required pursuant to these Articles.

The record date may be before or after the date on which a dividend, allotment or issue is declared, paid or made.

25	Dividends

Declaration of dividends by Members

25.1	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

25.2	The Directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

25.3	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

25.4	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

25.5	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. If a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

25.6	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

25.7	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

25.8	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

25.9	For the purpose of paragraph (a) of the preceding Article, the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of paragraph (b) of the preceding Article, subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

25.10	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

25.11	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other moneys not to bear interest in absence of special rights

25.12	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

25.13	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

25.14	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

26	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

26.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

26.2	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

26.3	Subject to the Act, if a fraction of a Share, a debenture, or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

27	Share premium account

Directors to maintain share premium account

27.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

27.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

27.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

28	Seal

Company seal

28.1	The Company may have a seal if the Directors so determine.

Duplicate seal

28.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

28.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a director (or his alternate) or any Officer to which authority has been delegated by resolution duly adopted by the Directors; or

(b)	by a single director (or his alternate).

If no seal is adopted or used

28.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

28.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

28.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

29	Indemnity

Indemnity

29.1	To the maximum extent permitted by Applicable Law, the Company shall indemnify each existing or former Director (including alternate director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate director), Secretary and Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate director’s), Secretary’s and Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, actual fraud, wilful default or wilful neglect.

29.2	To the extent permitted by Applicable Law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate director), Secretary or Officer of the Company in respect of any matter identified in paragraph (a) or paragraph (b) of the preceding Article on condition that the Director (including alternate director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate director), Secretary or that Officer for those legal costs.

Release

29.3	To the extent permitted by Applicable Law, the Company may by Special Resolution release any existing or former Director (including alternate director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty, actual fraud, wilful default or wilful neglect.

Insurance

29.4	To the extent permitted by Applicable Law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty, fraud, wilful default and wilful neglect:

(a)	an existing or former director (including alternate director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

Form of notices

29.5	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

29.6	Without limitation to Articles 16.1 to 16.5 inclusive (relating to the appointment and removal by Directors of alternate Directors) and to Articles 18.8 to 18.10 inclusive (relating to the appointment by Directors of proxies), a notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve or otherwise accept the notice; or

(b)	any Director of Officer provides the given of the notice an electronic address to which the notice may be sent and a notice is sent to that address within a reasonable period of time.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

29.7	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

29.8	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a director or company secretary of the Company or a Member.

Delivery of written notices

29.9	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

29.10	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the Register of Members.

Signatures

29.11	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

29.12	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

29.13	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

29.14	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Giving notice to a deceased or bankrupt Member

29.15	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

29.16	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

29.17	A notice is given on the date identified in the following table.

Method for giving notices	When taken to be given
Personally	At the time and date of delivery
By leaving it at the member’s registered address	At the time and date it was left
By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
By Electronic Record (other than publication on a website), to recipient’s Electronic address	Within 24 hours after it was sent
By publication on a website	See the Articles about the time when notice of a meeting of Members or accounts and reports, as the case may be, are published on a website

Saving provision

29.18	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

30	Authentication of Electronic Records

Application of Articles

30.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a director or other Officer of the Company, shall be deemed to be authentic if either Article 30.2 or Article 30.4 applies.

Authentication of documents sent by Members by Electronic means

30.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 30.7 does not apply.

30.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 30.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

30.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 30.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

30.5	For example, where a sole director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that director unless Article 30.7 applies.

Manner of signing

30.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

30.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

31	Transfer by way of continuation

31.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

31.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

32	Winding up

Distribution of assets in specie

32.1	If the Company is wound up, the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

32.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

The Directors are authorised to present a winding up petition

32.3	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

33	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

33.1	Subject to the Act and Article 33.2, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

33.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part, save that no amendment may be made to the Memorandum or Articles to amend:

(a)	Article 35 prior to the Business Combination unless the holders of the Public Shares are provided with the opportunity to redeem their Public Shares upon the approval of any such amendment in the manner and for the price as set out in Article 35.11; or

(b)	this Article 33.2 during the Target Business Acquisition Period;

34	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more constituent companies (as defined in the Act) upon such terms as the Directors may determine and (to the extent required by the Act) with the approval of a Special Resolution.

35	Business Combination

35.1	Articles 35.1 to 35.11 shall terminate upon consummation of any Business Combination.

35.2	The Company has until 15 months from the consummation of the IPO to consummate a Business Combination, provided however that if the Board of Directors anticipates that the Company may not be able to consummate a Business Combination within 15 months of the consummation of the IPO, the Company may, by Special Resolution extend such date by which the Company must consummate a Business Combination by amending this Article in accordance with Article 35.11. In the event that the Company does not consummate a Business Combination within 15 months from the consummation of the IPO (such date being referred to as the Termination Date), such failure shall trigger an automatic redemption of the Public Shares (an Automatic Redemption Event) and the Directors of the Company shall take all such action necessary to (i) cease all operations except for the purpose of winding up (ii) as promptly as reasonably possible but no more than ten (10) Business Days thereafter to redeem the Public Shares to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price, including a pro rata portion of any interest earned on the funds held in the trust account and not previously released to us or necessary to pay our taxes; and (iii) as promptly as reasonably possible following such Automatic Redemption Event, subject to the approval of our remaining Members and our Directors, liquidate and dissolve the Company, subject to the Company’s obligations under the Act to provide for claims of creditors and the requirements of other applicable law. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

35.3	Unless a shareholder vote is required by law or the rules of the Designated Stock Exchange, or, at the sole discretion of the Directors, the Directors determine to hold a shareholder vote for business or other reasons, the Company may enter into a Business Combination without submitting such Business Combination to its Members for approval.

35.4	Although not required, in the event that a shareholder vote is held, and a majority of the votes of the Shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorised to consummate the Business Combination.

35.5

(a)	In the event that a Business Combination is consummated by the Company other than in connection with a shareholder vote under Article 35.4, the Company will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the Tender Redemption Offer), provided however that the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or officers of the Company pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 Business Days and the Company will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a Member holding Public Shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the tender offer, the Company shall, promptly after the consummation of the Business Combination, pay such redeeming Member, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

(b)	In the event that a Business Combination is consummated by the Company in connection with a shareholder vote held pursuant to Article 35.4 in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the Redemption Offer), the Company will, subject as provided below, offer to redeem the Public Shares, other than those Shares held by the Initial Shareholders or their affiliates or the Directors or officers of the Company, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price, provided however that: (i) the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or officers of the Company pursuant to such Redemption Offer, whether or not such holders accept such Redemption Offer; and (ii) any other redeeming Member who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem, without the consent of the Directors, more than fifteen percent (15%) of the total Public Shares sold in the IPO.

(c)	In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 35.5 (a) or 35.5(b) or an Amendment Redemption Event under Article 35.11 if such redemptions would cause the Company to have net tangible assets of less than US$5,000,001 or any greater net tangible asset or cash requirement which may be contained in the agreement relating to the Business Combination.

35.6	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account.

35.7	Prior to a Business Combination, the Company will not issue any securities (other than Public Shares) that would entitle the holder thereof to (i) receive funds from the Trust Account; or (ii) vote on any Business Combination.

35.8	In the event the Company enters into a Business Combination with a company that is affiliated with the Sponsor or any of the Directors or officers of the Company, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the holders of the Public Shares from a financial point of view.

35.9	The Company will not effectuate a Business Combination with another “blank cheque” company or a similar company with nominal operations.

35.10	Immediately after the Company’s IPO, that amount of the proceeds received by the Company in or in connection with the IPO (including proceeds of any exercise of the underwriter’s over-allotment option and any proceeds from the simultaneous private placement of like units comprising like securities to those included in the IPO by the Company) as is described in the Company’s registration statement on Form S-1 filed with the SEC (the Registration Statement) at the time it goes effective as shall be deposited in the Trust Account shall be so deposited and thereafter held in the Trust Account until released in the event of a Business Combination or otherwise in accordance with this Article 35. Neither the Company nor any officer, director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Article 35, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s tax obligations.

35.11	In the event the Directors of the Company propose any amendment to Article 35 or to any of the other rights of the Shares as set out at Article 2.5 prior to, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Company’s obligations as described in this Article 35 to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an Amendment) and such Amendment is duly approved by a Special Resolution of the Members (an Approved Amendment), the Company will offer to redeem the Public Shares of any Member for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an Amendment Redemption Event), provided however that the Company shall not redeem those Shares held by the Initial Shareholders or their affiliates or the Directors or officers of the Company pursuant to such offer, whether or not such holders accept such offer.

36	Certain Tax Filings

36.1	Each Tax Filing Authorised Person and any such other person, acting alone, as any director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any director or officer of the Company. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

37	Business Opportunities

37.1	In recognition and anticipation of the facts that: (a) Directors and Officers of the Company may serve as Directors and/or officers of other entities which engage in the same or similar activities or related lines of business as those in which the Company engages; (b) Directors, managers, officers, members, partners, managing members, employees and/or agents of one or more members of the Sponsor Group (each of the foregoing, a Sponsor Group Related Person) may serve as Directors and/or officers of the Company; and (c) the Sponsor Group engages, and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company, directly or indirectly, may engage, the provisions under this heading “Business Opportunities” are set forth to regulate and define the conduct of certain affairs of the Company as they may involve the Sponsor Group and the Sponsor Group Related Persons, and the powers, rights, duties and liabilities of the Company and its Directors, Officers and Members in connection therewith.

37.2	To the fullest extent permitted by Applicable Law, the Directors and Officers of the Company, the Sponsor Group and the Sponsor Group Related Persons (each of the foregoing, a Relevant Person) shall have no duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for either a Relevant Person, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, a Relevant Person shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, director and/or Officer of the Company solely by reason of the fact that such Relevant Person pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company, unless such opportunity is expressly offered to such Relevant Person solely in their capacity as a director or Officer of the Company and the opportunity is one the Company is permitted to complete on a reasonable basis.

37.3	Except as provided elsewhere in the Articles, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and a Relevant Person, about which a director and/or officer of the Company who is also a Relevant Person acquires knowledge.

37.4	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

38	Exclusive Jurisdiction and Forum

38.1	Unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction over any claim or dispute arising out of or in connection with the Memorandum, the Articles or otherwise related in any way to each Member’s shareholding in the Company, including but not limited to:

(a)	any derivative action or proceeding brought on behalf of the Company;

(b)	any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, Officer or other employee of the Company to the Company or the Members;

(c)	any action asserting a claim arising pursuant to any provision of the Act, the Memorandum or the Articles; or

(d)	any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under the laws of the United States of America).

38.2	Each Member irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes.

38.3	Without prejudice to any other rights or remedies that the Company may have, each Member acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly the Company shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

38.4	This Article 38 shall not apply to any action or suits brought to enforce any liability or duty created by the U.S. Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any claim for which the federal courts of the United States of America are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.